FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-226486-12

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated January 21, 2020, may be amended or completed prior to time of sale.

$1,401,183,000 (Approximate)
BANK 2020-BNK25
(Central Index Key Number 0001797056)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Bank of America, National Association
(Central Index Key Number 0001102113)

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2020-BNK25

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2020-BNK25 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and the RR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK 2020-BNK25. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in March 2020. The rated final distribution date for the certificates is the distribution date in January 2063.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$15,250,000	[_]%	(5)	January 2025
Class A-2	$8,461,000	[_]%	(5)	January 2025
Class A-3	$61,183,000	[_]%	(5)	January 2027
Class A-SB	$22,612,000	[_]%	(5)	August 2029
Class A-4	(6)	[_]%	(5)	(6)
Class A-5	(6)	[_]%	(5)	(6)
Class X-A	$1,086,790,000 (7)	[_]%	Variable(8)	NAP
Class X-B	$314,393,000 (9)	[_]%	Variable(10)	NAP
Class A-S	$194,070,000	[_]%	(5)	January 2030
Class B	$62,102,000	[_]%	(5)	January 2030
Class C	$58,221,000	[_]%	(5)	January 2030

(Footnotes on table on pages 3 through 5)

You should carefully consider the risk factors beginning on page 65 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Academy Securities, Inc. and Drexel Hamilton, LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc. are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 29.6% of each class of offered certificates, Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 36.3% of each class of offered certificates and BofA Securities, Inc. is acting as sole bookrunning manager with respect to approximately 34.1% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about February 13, 2020. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from February 1, 2020, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$1,401,183,000	100%	$1,401,183,000	$181,029.41

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933. The depositor previously registered $8,780,678,875 of securities under a Registration Statement on Form SF-3 (Registration No. 333-226486), which was filed on August 1, 2018 and became effective on September 10, 2018. As of the date of this filing, $159,273,875 of securities remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the depositor is including such unsold securities and the $19,829.60 of registration fees previously paid in connection with such unsold securities. With respect to the $1,241,909,125 of remaining securities to be registered (equal to the difference between the aggregate amount of offered certificates and the $159,273,875 of unsold securities), the registration fee in the amount of $161,199.81 (payable at a rate equal to $129.80 per $1,000,000 of offered securities) will be paid on or prior to the filing of this prospectus.

Wells Fargo Securities Co-Lead Manager and Joint Bookrunner	BofA Securities Co-Lead Manager and Joint Bookrunner	Morgan Stanley Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

January      , 2020

BANK 2020-BNK25

Commercial Mortgage Pass-Through Certificates, Series BANK 2020-BNK25
Geographic Overview of Mortgage Pool

Washington
3 properties
$26,650,000
1.6% of total
Idaho
1 property
$5,350,000
0.3% of total
Montana
1 property
$7,800,000
0.5% of total
Kansas
2 properties
$12,560,000
0.8% of total
Missouri
1 property
$15,000,000
0.9% of total
Illinois
3 properties
$17,920,000
1.1% of total
Pennsylvania
1 property
$7,625,000
0.5% of total
New York
36 properties
$547,470,629
33.5% of total
Vermont
1 property
$3,690,884
0.2% of total
Massachusetts
4 properties
$42,741,084
2.6% of total
Rhode Island
1 property
$9,460,916
0.6% of total
New Jersey
1 property
$81,285,000
5.0% of total
Maryland
1 property
$65,400,000
4.0% of total
Virginia
2 properties
$48,900,000
3.0% of total
North Carolina
3 properties
$61,700,000
3.8% of total
Florida
5 properties
$51,085,669
3.1% of total
Alabama
1 property
$3,490,000
0.2% of total
Mississippi
1 property
$3,560,000
0.2% of total
Texas
6 properties
$106,088,000
6.5% of total
New Mexico
1 property
$10,465,000
0.6% of total
Colorado
2 properties
$62,150,000
3.8% of total
Arizona
1 property
$37,450,000
2.3% of total
California
16 properties
$290,979,687
17.8% of total
Nevada
3 properties
$115,450,000
7.1% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Other 3.0%
Self Storage 3.5%
Industrial 2.6%
Retail 12.6%
Mixed Use 1.0%
Office 38.7%
Hospitality 17.8%
Multifamily 20.9%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
A-1	$15,250,000		30.000%	%	(5)	January 2025	2.63	03/20 – 01/25
A-2	$8,461,000		30.000%	%	(5)	January 2025	4.92	01/25 – 01/25
A-3	$61,183,000		30.000%	%	(5)	January 2027	6.85	12/26 – 01/27
A-SB	$22,612,000		30.000%	%	(5)	August 2029	7.25	01/25 – 08/29
A-4	(6)		30.000%	%	(5)	(6)	(6)	(6)
A-5	(6)		30.000%	%	(5)	(6)	(6)	(6)
X-A	$1,086,790,000	(7)	NAP	%	Variable(8)	NAP	NAP	NAP
X-B	$314,393,000	(9)	NAP	%	Variable(10)	NAP	NAP	NAP
A-S	$194,070,000		17.500%	%	(5)	January 2030	9.92	01/30 – 01/30
B	$62,102,000		13.500%	%	(5)	January 2030	9.92	01/30 – 01/30
C	$58,221,000		9.750%	%	(5)	January 2030	9.92	01/30 – 01/30
Non-Offered Certificates
X-D	$58,221,000	(11)	NAP	%	Variable(12)	NAP	NAP	NAP
X-F	$29,111,000	(11)	NAP	%	Variable(12)	NAP	NAP	NAP
X-G	$15,525,000	(11)	NAP	%	Variable(12)	NAP	NAP	NAP
X-H	$48,518,274	(11)	NAP	%	Variable(12)	NAP	NAP	NAP
D	$36,874,000		7.375%	%	(5)	January 2030	9.92	01/30 – 01/30
E	$21,347,000		6.000%	%	(5)	January 2030	9.92	01/30 – 01/30
F	$29,111,000		4.125%	%	(5)	February 2030	9.96	01/30 – 02/30
G	$15,525,000		3.125%	%	(5)	February 2030	10.01	02/30 – 02/30
H	$48,518,274		0.000%	%	(5)	February 2030	10.01	02/30 – 02/30
V(13)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(14)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$81,713,593.41		NAP	%	WAC(15)	February 2030	9.60	03/20 – 02/30

(1)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively referred to herein as Class X certificates) may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of any class of the Class X certificates would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, are represented in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $979,284,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4	$100,000,000 - $480,000,000	October 2029 – December 2029	9.59 – 9.76	08/29 – 10/29 / 08/29 – 12/29
Class A-5	$499,284,000 - $879,284,000	January 2030 – January 2030	9.84 – 9.86	10/29 – 01/30 / 12/29 – 01/30

(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The Class X-D, Class X-F, Class X-G and Class X-H certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amounts of the Class X-F, Class X-G and Class X-H certificates will be equal to the respective certificate balances of the Class F, Class G and Class H certificates outstanding from time to time. The Class X-D, Class X-F, Class X-G and Class X-H certificates will not be entitled to distributions of principal.

(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. The pass-through rate for the Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class H certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(14)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(15)	The effective interest rate for the RR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and the RR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the RR Interest is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	26
Risk Factors	64
The Certificates May Not Be a Suitable Investment for You	64
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	64
Risks Related to Market Conditions and Other External Factors	64
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	64
Other Events May Affect the Value and Liquidity of Your Investment	65
Risks Relating to the Mortgage Loans	65
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	65
Risks of Commercial and Multifamily Lending Generally	66
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	68
General	68
A Tenant Concentration May Result in Increased Losses	69
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	70
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	70
Sale-Leaseback Transactions Also Have Risks	70
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	72
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	72
Early Lease Termination Options May Reduce Cash Flow	73
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	74
Office Properties Have Special Risks	74
Multifamily Properties Have Special Risks	75
Condominium Ownership May Limit Use and Improvements	78
Residential Cooperative Properties Have Special Risks	80
Hospitality Properties Have Special Risks	84
Risks Relating to Affiliation with a Franchise or Hotel Management Company	86
Risks Relating to the Bellagio Hotel and Casino Mortgage Loan	87
Risks Relating to Casino Business	88
Risks Relating to Food & Beverage and Entertainment Revenues	88
Risks Relating to Master Lease Structure	89
Any Failure to Protect the Trademarks and Other Intellectual Property Could Reduce the Value of the Property and Harm the Operation of the Mortgaged Property	90
Retail Properties Have Special Risks	90
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers	91
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector	92
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants	92
Self Storage Properties Have Special Risks	93
Data Centers Have Special Risks	94

Industrial Properties Have Special Risks	95
Mixed Use Properties Have Special Risks	96
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	96
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	97
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	98
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	99
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	101
Risks Related to Zoning Non-Compliance and Use Restrictions	103
Risks Relating to Inspections of Properties	104
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	105
Insurance May Not Be Available or Adequate	105
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	106
Terrorism Insurance May Not Be Available for All Mortgaged Properties	106
Risks Associated with Blanket Insurance Policies or Self-Insurance	108
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	108
Limited Information Causes Uncertainty	109
Historical Information	109
Ongoing Information	109
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	109
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	110
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	111
Static Pool Data Would Not Be Indicative of the Performance of this Pool	112
Appraisals May Not Reflect Current or Future Market Value of Each Property	113
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	115
The Borrower’s Form of Entity May Cause Special Risks	116
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	119
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	119
Other Financings or Ability to Incur Other Indebtedness Entails Risk	120
Tenancies-in-Common May Hinder Recovery	123
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	123
Risks Associated with One Action Rules	123
State Law Limitations on Assignments of Leases and Rents May Entail Risks	124
Various Other Laws Could Affect the Exercise of Lender’s Rights	124
Risks of Anticipated Repayment Date Loans	125
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	125
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	125

Risks Related to Ground Leases and Other Leasehold Interests	127
Increases in Real Estate Taxes May Reduce Available Funds	129
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	129
Risks Relating to Delaware Statutory Trusts	129
Risks Related to Conflicts of Interest	129
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	129
The Servicing of the Kings Plaza Whole Loan Will Shift to Other Servicers	132
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	133
Potential Conflicts of Interest of the Master Servicers and the Special Servicers	135
Potential Conflicts of Interest of the Operating Advisor	138
Potential Conflicts of Interest of the Asset Representations Reviewer	138
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	139
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	142
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	143
Other Potential Conflicts of Interest May Affect Your Investment	143
Other Risks Relating to the Certificates	144
The Certificates Are Limited Obligations	144
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	144
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	145
EU Risk Retention and Due Diligence Requirements	147
Recent Developments Concerning the Japanese Retention Requirements	148
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	149
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	151
General	151
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	152
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	154
Losses and Shortfalls May Change Your Anticipated Yield	154
Risk of Early Termination	155
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	155
Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively	156
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	156
You Have Limited Voting Rights	156
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	157

You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	159
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	160
Risks Relating to Modifications of the Mortgage Loans	162
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	163
Risks Relating to Interest on Advances and Special Servicing Compensation	164
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	164
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	164
The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	165
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	166
Tax Considerations Relating to Foreclosure	166
REMIC Status	167
Material Federal Tax Considerations Regarding Original Issue Discount	167
Description of the Mortgage Pool	168
General	168
Co-Originated or Third-Party Originated Mortgage Loans	170
Certain Calculations and Definitions	170
Definitions	171
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	184
Mortgage Pool Characteristics	188
Overview	188
Property Types	190
Office Properties	190
Multifamily Properties	191
Hospitality Properties	192
Retail Properties	193
Self Storage Properties	194
Industrial Properties	194
Mixed Use Properties	194
Specialty Use Concentrations	195
Mortgage Loan Concentrations	196
Top Fifteen Mortgage Loans	196
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	196
Geographic Concentrations	198
Mortgaged Properties with Limited Prior Operating History	199
Tenancies-in-Common or Diversified Ownership	199
Delaware Statutory Trusts	199
Condominium and Other Shared Interests	200
Residential Cooperatives	201
Fee & Leasehold Estates; Ground Leases	201
Environmental Considerations	202
Redevelopment, Renovation and Expansion	205
Assessment of Property Value and Condition	206
Litigation and Other Considerations	207

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	209
Tenant Issues	211
Tenant Concentrations	211
Lease Expirations and Terminations	211
Expirations	211
Terminations	212
Other	214
Purchase Options and Rights of First Refusal	216
Affiliated Leases	217
Competition from Certain Nearby Properties	217
Insurance Considerations	217
Use Restrictions	219
Appraised Value	221
Non-Recourse Carveout Limitations	222
Real Estate and Other Tax Considerations	224
Delinquency Information	225
Certain Terms of the Mortgage Loans	225
Amortization of Principal	225
Due Dates; Mortgage Rates; Calculations of Interest	226
ARD Loans	227
Single Purpose Entity Covenants	228
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	228
Voluntary Prepayments	229
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	231
Defeasance	232
Releases; Substitutions; Partial Releases; Property Additions	233
Escrows	236
Mortgaged Property Accounts	237
Exceptions to Underwriting Guidelines	239
Additional Indebtedness	241
General	241
Whole Loans	242
Mezzanine Indebtedness	242
Other Secured Indebtedness	245
General	245
Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.	245
Preferred Equity	248
Other Unsecured Indebtedness	249
The Whole Loans	249
General	249
The Serviced Pari Passu Whole Loans	257
Intercreditor Agreement	257
Control Rights with respect to Serviced Pari Passu Whole Loans	258
Certain Rights of each Non-Controlling Holder	258
Sale of Defaulted Mortgage Loan	259
The Non-Serviced Pari Passu Whole Loans	260
Control Rights	261
Certain Rights of each Non-Controlling Holder	261
Custody of the Mortgage File	262
Sale of Defaulted Mortgage Loan	263
The Non-Serviced AB Whole Loans	263

The 55 Hudson Yards Whole Loan	263
General	263
Servicing	264
Advances	264
Application of Payments Prior to a 55 Hudson Yards Triggering Event of Default	264
Application of Payments after a 55 Hudson Yards Triggering Event of Default	268
Consultation and Control	271
Cure Rights	271
Purchase Option	272
Sale of Defaulted 55 Hudson Yards Whole Loan	273
Special Servicer Appointment Rights	273
The 1633 Broadway Whole Loan	273
General	273
Servicing	274
Advances	274
Application of Payments	274
Consultation and Control	276
Sale of Defaulted Whole Loan	277
Special Servicer Appointment Rights	277
The Bellagio Hotel and Casino Whole Loan	278
General	278
Servicing	279
Advances	279
Application of Payments Prior to a Bellagio Hotel and Casino Triggering Event of Default	279
Application of Payments After a Bellagio Hotel and Casino Triggering Event of Default	282
Workout	286
Consultation and Control	286
Sale of Defaulted Bellagio Hotel and Casino Whole Loan	287
Special Servicer Appointment Rights	287
The Jackson Park Whole Loan	288
General	288
Servicing	288
Distributions	289
Application of Payments Prior to an Event of Default	289
Application of Payments After an Event of Default	289
Consultation and Control	291
Sale of Defaulted Jackson Park Whole Loan	292
Additional Information	293
Transaction Parties	294
The Sponsors and Mortgage Loan Sellers	294
Morgan Stanley Mortgage Capital Holdings LLC	294
Morgan Stanley Group’s Commercial Mortgage Securitization Program	294
The Morgan Stanley Group’s Underwriting Standards	296
Repurchases and Replacements	304
Retained Interests in This Securitization	308
Bank of America, National Association	308
Bank of America’s Commercial Mortgage Loan Underwriting Standards	309
Review of Bank of America Mortgage Loans	316
Retained Interests in This Securitization	324
Wells Fargo Bank, National Association	324
General	324

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	324
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	325
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	330
Compliance with Rule 15Ga-1 under the Exchange Act	333
Retained Interests in This Securitization	336
National Cooperative Bank, N.A.	336
General	336
National Cooperative Bank, N.A.’s Securitization Program	337
National Cooperative Bank, N.A.’s Underwriting Standards and Processes	338
Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor	342
Compliance with Rule 15Ga-1 under the Exchange Act	345
Retained Interests in This Securitization	345
The Depositor	345
The Issuing Entity	346
The Trustee	347
The Certificate Administrator	348
The Master Servicers	350
Wells Fargo Bank, National Association	350
National Cooperative Bank, N.A.	354
The Special Servicers	358
KeyBank National Association	358
National Cooperative Bank, N.A.	362
The Operating Advisor and Asset Representations Reviewer	365
Credit Risk Retention	367
General	367
RR Interest	368
Retained Certificate Available Funds	368
Priority of Distributions	368
Allocation of Retained Certificate Realized Losses	369
Yield Maintenance Charge or Prepayment Premium	370
Excess Interest	370
Qualifying CRE Loans	370
Description of the Certificates	370
General	370
Distributions	373
Method, Timing and Amount	373
Available Funds	374
Priority of Distributions	376
Pass-Through Rates	380
Interest Distribution Amount	382
Principal Distribution Amount	382
Certain Calculations with Respect to Individual Mortgage Loans	384
Excess Interest	386
Application Priority of Mortgage Loan Collections or Whole Loan Collections	386
Allocation of Yield Maintenance Charges and Prepayment Premiums	389
Assumed Final Distribution Date; Rated Final Distribution Date	391
Prepayment Interest Shortfalls	392
Subordination; Allocation of Realized Losses	394
Reports to Certificateholders; Certain Available Information	396
Certificate Administrator Reports	396
Information Available Electronically	403

Voting Rights	409
Delivery, Form, Transfer and Denomination	409
Book-Entry Registration	409
Definitive Certificates	413
Certificateholder Communication	413
Access to Certificateholders’ Names and Addresses	413
Requests to Communicate	413
List of Certificateholders	414
Description of the Mortgage Loan Purchase Agreements	414
General	414
Dispute Resolution Provisions	425
Asset Review Obligations	425
Pooling and Servicing Agreement	425
General	425
Assignment of the Mortgage Loans	426
Servicing Standard	426
Subservicing	428
Advances	429
P&I Advances	429
Servicing Advances	430
Nonrecoverable Advances	431
Recovery of Advances	432
Accounts	434
Withdrawals from the Collection Accounts	436
Servicing and Other Compensation and Payment of Expenses	439
General	439
Master Servicing Compensation	444
Special Servicing Compensation	447
Disclosable Special Servicer Fees	452
Certificate Administrator and Trustee Compensation	452
Operating Advisor Compensation	453
Asset Representations Reviewer Compensation	454
CREFC® Intellectual Property Royalty License Fee	454
Appraisal Reduction Amounts	455
Maintenance of Insurance	463
Modifications, Waivers and Amendments	467
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	472
Inspections	475
Collection of Operating Information	475
Special Servicing Transfer Event	476
Asset Status Report	479
Realization Upon Mortgage Loans	482
Sale of Defaulted Loans and REO Properties	485
The Directing Certificateholder	488
General	488
Major Decisions	490
Asset Status Report	495
Replacement of a Special Servicer	495
Control Termination Event and Consultation Termination Event	495
Servicing Override	497
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	498
Rights of the Holders of Serviced Pari Passu Companion Loans	498

Limitation on Liability of Directing Certificateholder	498
The Operating Advisor	499
General	499
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	500
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	501
Recommendation of the Replacement of a Special Servicer	503
Eligibility of Operating Advisor	503
Other Obligations of Operating Advisor	504
Delegation of Operating Advisor’s Duties	505
Termination of the Operating Advisor With Cause	505
Rights Upon Operating Advisor Termination Event	506
Waiver of Operating Advisor Termination Event	507
Termination of the Operating Advisor Without Cause	507
Resignation of the Operating Advisor	507
Operating Advisor Compensation	508
The Asset Representations Reviewer	508
Asset Review	508
Asset Review Trigger	508
Asset Review Vote	510
Review Materials	510
Asset Review	512
Eligibility of Asset Representations Reviewer	513
Other Obligations of Asset Representations Reviewer	514
Delegation of Asset Representations Reviewer’s Duties	515
Asset Representations Reviewer Termination Events	515
Rights Upon Asset Representations Reviewer Termination Event	516
Termination of the Asset Representations Reviewer Without Cause	516
Resignation of Asset Representations Reviewer	517
Asset Representations Reviewer Compensation	517
Limitation on Liability of Risk Retention Consultation Party	517
Replacement of a Special Servicer Without Cause	518
Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	520
Termination of a Master Servicer or Special Servicer for Cause	521
Servicer Termination Events	521
Rights Upon Servicer Termination Event	523
Waiver of Servicer Termination Event	524
Resignation of a Master Servicer or Special Servicer	525
Limitation on Liability; Indemnification	525
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	529
Dispute Resolution Provisions	529
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	529
Repurchase Request Delivered by a Party to the PSA	530
Resolution of a Repurchase Request	531
Mediation and Arbitration Provisions	534
Servicing of the Non-Serviced Mortgage Loans	535
Rating Agency Confirmations	545
Evidence as to Compliance	547
Limitation on Rights of Certificateholders to Institute a Proceeding	548
Termination; Retirement of Certificates	549

Amendment	550
Resignation and Removal of the Trustee and the Certificate Administrator	553
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	555
Certain Legal Aspects of Mortgage Loans	555
General	556
Types of Mortgage Instruments	556
Leases and Rents	557
Personalty	557
Foreclosure	557
General	557
Foreclosure Procedures Vary from State to State	558
Judicial Foreclosure	558
Equitable and Other Limitations on Enforceability of Certain Provisions	558
Nonjudicial Foreclosure/Power of Sale	559
Public Sale	559
Rights of Redemption	560
Anti-Deficiency Legislation	561
Leasehold Considerations	561
Cooperative Shares	562
Bankruptcy Laws	562
Environmental Considerations	568
General	568
Superlien Laws	569
CERCLA	569
Certain Other Federal and State Laws	569
Additional Considerations	570
Due-on-Sale and Due-on-Encumbrance Provisions	570
Subordinate Financing	571
Default Interest and Limitations on Prepayments	571
Applicability of Usury Laws	571
Americans with Disabilities Act	572
Servicemembers Civil Relief Act	572
Anti-Money Laundering, Economic Sanctions and Bribery	572
Potential Forfeiture of Assets	573
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	573
Pending Legal Proceedings Involving Transaction Parties	576
Use of Proceeds	576
Yield and Maturity Considerations	577
Yield Considerations	577
General	577
Rate and Timing of Principal Payments	577
Losses and Shortfalls	578
Certain Relevant Factors Affecting Loan Payments and Defaults	579
Delay in Payment of Distributions	580
Yield on the Certificates with Notional Amounts	580
Weighted Average Life	581
Pre-Tax Yield to Maturity Tables	586
Material Federal Income Tax Considerations	589
General	589
Qualification as a REMIC	590
Status of Offered Certificates	592
Taxation of Regular Interests	592

General	592
Original Issue Discount	593
Acquisition Premium	595
Market Discount	595
Premium	597
Election To Treat All Interest Under the Constant Yield Method	597
Treatment of Losses	597
Yield Maintenance Charges and Prepayment Premiums	598
Sale or Exchange of Regular Interests	599
Taxes That May Be Imposed on a REMIC	599
Prohibited Transactions	599
Contributions to a REMIC After the Startup Day	600
Net Income from Foreclosure Property	600
REMIC Partnership Representative	600
Taxation of Certain Foreign Investors	601
FATCA	602
Backup Withholding	602
Information Reporting	602
3.8% Medicare Tax on “Net Investment Income”	603
Reporting Requirements	603
Certain State and Local Tax Considerations	603
Method of Distribution (Conflicts of Interest)	604
Incorporation of Certain Information by Reference	607
Where You Can Find More Information	607
Financial Information	607
Certain ERISA Considerations	608
General	608
Plan Asset Regulations	609
Administrative Exemptions	609
Insurance Company General Accounts	612
Legal Investment	612
Legal Matters	613
Ratings	614
Index of Defined Terms	617

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, EITHER MASTER SERVICER, EITHER SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BANK 2020-BNK25 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “PROSPECTUS REGULATION”).

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS REGULATION (“QUALIFIED INVESTOR”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION” ) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE OFFERED CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any retail investor in the European Economic Area. For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B) a customer within the meaning of Directive (EU) 2016/97 (AS AMENDED), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in REGULATION (EU) 2017/1129 (as amended, the “Prospectus REGULATION”); and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates.

EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EUROPEAN UNION’S SECURITIZATION REGULATION (REGULATION (EU) 2017/2402). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY INVESTOR FOR THE PURPOSES OF THEIR COMPLIANCE WITH SUCH REGULATION OR ANY SIMILAR REQUIREMENTS. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY INVESTOR WITH SUCH REGULATION. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY SUCH REQUIREMENTS. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS” IN THIS PROSPECTUS.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of THE FSMA) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(B) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH

SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

The Japanese Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “Japanese Retention Requirement”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this PROSPECTUS has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this PROSPECTUS would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2020-BNK25.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202-0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity	BANK 2020-BNK25, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company

●	Bank of America, National Association, a national banking association

●	Wells Fargo Bank, National Association, a national banking association

●	National Cooperative Bank, N.A., a national banking association

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Morgan Stanley Bank, N.A., a national banking association

●	Bank of America, National Association, a national banking association

●	Wells Fargo Bank, National Association, a national banking association

●	National Consumer Cooperative Bank, a federally chartered corporation

●	National Cooperative Bank, N.A., a national banking association

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	17	$528,035,571	32.3%
Bank of America, National Association	Bank of America, N.A.	23	520,230,000	31.8
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	12	376,185,669	23.0
National Cooperative Bank, N.A.(2)	National Cooperative Bank, N.A. or National Consumer Cooperative Bank	24	109,820,629	6.7
Wells Fargo Bank, National Association/ Morgan Stanley Mortgage Capital Holdings LLC	(3)	1	100,000,000	6.1
Total		77	$1,634,271,868	100.0%

(1)	Certain of the Wells Fargo Bank, National Association and Bank of America, National Association mortgage loans were co-originated or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

(2)	Twenty-one (21) of the twenty-four (24) mortgage loans (5.3%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

(3)	The 55 Hudson Yards mortgage loan (6.1%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, DBR Investments Co. Limited and Morgan Stanley Bank, N.A. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-1-C6, with an outstanding principal balance as of the cut-off date of $75,000,000. Morgan Stanley Mortgage Capital Holdings LLC and Morgan Stanley Bank, N.A. are acting as mortgage loan seller and originator, respectively, with respect to Note A-3-C6, with an outstanding principal balance as of the cut-off date of $25,000,000.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicers	Wells Fargo Bank, National Association will be the master servicer with respect to fifty-three (53) of the mortgage loans (93.3%). National Cooperative Bank,

N.A. will act as the master servicer under the pooling and servicing agreement with respect to twenty-four (24) of the mortgage loans (namely, those mortgage loans that are expected to be sold to the depositor by National Cooperative Bank, N.A.) (6.7%). Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Rd, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicers	KeyBank National Association, a national banking association, will act as initial special servicer with respect to fifty-three (53) of the mortgage loans (93.3%). National Cooperative Bank, N.A. will act as the special servicer with respect to twenty-four (24) of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.) (6.7%). KeyBank National Association and National Cooperative Bank, N.A. will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. KeyBank National Association and National Cooperative Bank, N.A., in their respective capacities as special servicers, will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of KeyBank National Association are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

KeyBank National Association is expected to be appointed a special servicer by Ellington Management Group, LLC. or an affiliate, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. Ellington Management Group, LLC, or an affiliate, is expected to also consent to the appointment of National Cooperative Bank, N.A. as special servicer with respect to those mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee BANK 2020-BNK25. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be, as of any time of determination, the most subordinate certificates among the Class F, Class G and Class H certificates that has a certificate balance, as notionally reduced by any allocated cumulative appraisal reduction amounts allocable to such certificates, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, at least equal to 25% of the initial certificate balance of such classes. As of the closing date, the controlling class will be the Class H certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date, certain entities managed by Ellington Management Group, LLC or affiliates is expected to purchase the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H and Class V certificates, and that Ellington Management Group, LLC or an affiliate is expected to be appointed as the initial directing certificateholder.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will generally be the party selected by the holder or holders of more than 50% of the RR Interest (by certificate balance). Wells Fargo Bank, National Association is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party or the holder of the majority of the RR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in February 2020 (or, in the case of any mortgage loan that has its first due date in March 2020, the date that would have been its due date in February 2020 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about February 13, 2020.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in March 2020.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Kansas, New York, North Carolina, Pennsylvania or any of the jurisdictions in which the respective primary servicing offices of either master servicer or either special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final
Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	January 2025
Class A-2	January 2025
Class A-3	January 2027
Class A-SB	August 2029
Class A-4	October 2029 – December 2029(1)
Class A-5	January 2030 – January 2030(1)
Class X-A	NAP
Class X-B	NAP
Class A-S	January 2030
Class B	January 2030
Class C	January 2030

(1)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-4 certificates ranging from $100,000,000 to $480,000,000 and the initial certificate balance of the Class A-5 certificates ranging from $499,284,000 to $879,284,000.

The rated final distribution date will be the distribution date in January 2063.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2020-BNK25:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-SB

●	Class A-4

●	Class A-5

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the RR Interest and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R. The RR Interest is not being offered by this prospectus.

Certificate Balances,

Notional Amounts and

Pass-Through Rates	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance	Approx. Initial Pass-Through Rate(1)	Approx. Initial Credit Support(2)
Class A-1	$15,250,000		0.933%	%	30.000%
Class A-2	$8,461,000		0.518%	%	30.000%
Class A-3	$61,183,000		3.744%	%	30.000%
Class A-SB	$22,612,000		1.384%	%	30.000%
Class A-4	$100,000,000 - 480,000,000	(3)	6.119% – 29.371%(3)%		30.000%
Class A-5	$499,284,000 - 879,284,000	(3)	30.551% – 53.803%(3)%		30.000%
Class X-A	$1,086,790,000		NAP	%	NAP
Class X-B	$314,393,000		NAP	%	NAP
Class A-S	$194,070,000		11.875%	%	17.500%
Class B	$62,102,000		3.800%	%	13.500%
Class C	$58,221,000		3.563%	%	9.750%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be a per annum rate equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention”.

(3)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balances and percentages of initial pool balance of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the chart above. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $979,284,000, subject to a variance of plus or minus 5%.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth in the above chart for each class of certificates.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by either special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—

Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicers and the special servicers is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.08000%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to 0.25000% per annum.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the applicable master servicer or special servicer, respectively, out of the fees described above.

The master servicers and special servicers are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00472%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to an upfront fee of $10,000 on the closing date. The operating advisor will also be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan but not any related companion loan) at a rate equal to 0.00071% per annum with respect to each mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00025%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of a Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
55 Hudson Yards	0.00125% per annum	0.15000%
1633 Broadway	0.00125% per annum	0.12500%
Bellagio Hotel and Casino	0.00125% per annum	0.25000%(2)
Jackson Park	0.00125% per annum	0.12500%
Kings Plaza	0.00125% per annum	0.25000%
1412 Broadway	0.00250% per annum	0.25000%(3)
Parklawn Building	0.01000% per annum	0.25000%(4)
Park Tower at Transbay	0.00250% per annum	0.25000%(3)
560 Mission Street	0.00125% per annum	0.25000%
Chroma Apartments	0.00125% per annum	0.25000%(4)
Sacramento Office Portfolio	0.00250% per annum	0.25000%(4)

(1)	Included as part of the Servicing Fee Rate.

(2)	Such fee rate is subject to an annual cap of $250,000.

(3)	Such fee rate is subject to a minimum amount equal to $3,500 (or, for any month in which the related risk retention consultation party is entitled to consult, $5,000) for any month in which such fee is payable.

(4)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.

Distributions

A. Allocation between

 RR Interest and

Non-Retained Certificates	The aggregate amount available for distributions to holders of the certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and for distribution to all other certificates, on the other hand. The certificates other than the RR Interest and the Class R certificates are referred to in this prospectus as the “non-retained certificates”. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the non-retained certificates will at all times be the product of such amount multiplied by 95%, in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.

B. Amount and Order

 of Distributions on

Non-Retained

Certificates	On each distribution date, funds available for distribution to the non-retained certificates (other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest distributable to the Class V certificates and the RR Interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero, and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates and the RR Interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, first (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for each such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates up to the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G, Class X-H, Class V and Class R certificates and the RR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the non-retained certificates, see “Description of the Certificates—Distributions —Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) and the RR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

D. Yield Maintenance

 Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlement. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the non-retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination,

 Allocation of Losses

and Certain Expenses

The chart below describes the manner in which the payment rights of certain classes of non-retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-retained certificates. The chart also shows the allocation between the RR Interest and the non-retained certificates and the corresponding entitlement to receive principal and/or interest of certain classes of non-retained certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the RR Interest and the non-retained certificates and the manner in which losses allocated to the non-retained certificates are further allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-F, Class X-G, Class X-H, Class V and Class R certificates and the RR Interest) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class V or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class

X-G and Class X-H certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are interest-only certificates.

(2)	The Class X-D, Class X-F, Class X-G and Class X-H certificates and RR Interest are non-offered certificates.

(3)	Other than the Class X-D, Class X-F, Class X-G, Class X-H, Class V and Class R certificates and RR Interest.

Other than the subordination of certain classes of non-retained certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the non-retained certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the RR Interest, on the one hand, and the non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5

certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—RR Interest—Allocation of Retained Certificate Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F. Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the RR Interest and non-retained certificates. The reduction in amounts available for distribution to the non-retained certificates will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that either special servicer is entitled to receive;

●	interest on advances made by either master servicer, either special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by either master servicer will be allocated between the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the non-retained certificates are required to be further allocated among the classes of non-retained certificates (other than the Class V certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loans with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates and the RR Interest on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be nonrecoverable. None of the master servicers or the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date (as applicable) in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If either master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by either master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

None of the master servicers, the special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If either special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If either master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicers, the special servicers or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicers, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicers nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be seventy-seven (77) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in ninety-seven (97) commercial, multifamily or residential cooperative properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,634,271,868.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the seventy-seven (77) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(2)(4)	Whole Loan Cut-off Date LTV Ratio(3)(4)	Mortgage Loan Underwritten NCF DSCR(2)		Whole Loan Underwritten NCF DSCR(3)
55 Hudson Yards	$100,000,000	6.1%	$845,000,000	$300,000,000	39.4%	51.9%	3.53	x	2.68	x
1633 Broadway	$100,000,000	6.1%	$901,000,000	$249,000,000	41.7%	52.1%	3.83	x	3.07	x
Bellagio Hotel and Casino	$100,000,000	6.1%	$1,576,200,000	$1,333,800,000	39.3%	70.7%	8.42	x	4.06	x
545 Washington Boulevard	$81,285,000	5.0%	$170,321,250	N/A	61.4%	61.4%	2.50	x	2.50	x
Jackson Park	$75,000,000	4.6%	$475,000,000	$450,000,000	34.4%	62.5%	3.92	x	2.15	x
Kings Plaza	$75,000,000	4.6%	$412,000,000	N/A	54.1%	54.1%	3.06	x	3.06	x
1412 Broadway	$70,000,000	4.3%	$140,000,000	N/A	58.3%	58.3%	1.92	x	1.92	x
Parklawn Building	$65,400,000	4.0%	$196,200,000	N/A	60.0%	60.0%	2.68	x	2.68	x
Park Tower at Transbay	$50,000,000	3.1%	$500,000,000	N/A	49.1%	49.1%	2.93	x	2.93	x
560 Mission Street	$50,000,000	3.1%	$250,000,000	N/A	35.6%	35.6%	5.23	x	5.23	x
Chroma Apartments	$15,000,000	0.9%	$35,000,000	N/A	68.5%	68.5%	1.81	x	1.81	x
Sacramento Office Portfolio	$14,400,000	0.9%	$35,000,000	N/A	67.1%	67.1%	2.98	x	2.98	x

(1)	Any unsecuritized pari passu companion loan may be further split.

(2)	Calculated including any related pari passu companion loans, but excluding any related mezzanine debt and/or subordinate companion loans.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.

(4)	With respect to the Park Tower at Transbay mortgage loan, the Mortgage Loan Cut-off Date LTV Ratio and Whole Loan Cut-off Date LTV Ratio are based on an appraised value that is other than an “as-is” value, as set forth in the definition of “Appraised Value.” See “—Certain Calculations and Definitions—Definitions”.

The 545 Washington Boulevard whole loan will be serviced by the general master servicer and the general special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related mortgage loan or companion loan is referred to in this prospectus as a “serviced mortgage loan” or “serviced companion loan”, respectively.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
55 Hudson Yards	Hudson Yards 2019-55HY	6.1%	Wells Fargo Bank, National Association	CWCapital Asset Management, LLC	Wilmington Trust, National Association
1633 Broadway	BWAY 2019-1633	6.1%	KeyBank National Association	Situs Holdings, LLC	Wells Fargo Bank, National Association
Bellagio Hotel and Casino	BX 2019-OC11	6.1%	KeyBank National Association	Situs Holdings, LLC	Wells Fargo Bank, National Association
Jackson Park	JAX 2019-LIC	4.6%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association
Kings Plaza	Benchmark 2020-B16(2)(3)	4.6%	Midland Loan Services, a Division of PNC Bank, National Association(3)	KeyBank National Association(3)	Wells Fargo Bank, National Association(3)
1412 Broadway	BANK 2019-BNK24	4.3%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association
Parklawn Building	MSC 2019-L3	4.0%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association
Park Tower at Transbay	BANK 2019-BNK21	3.1%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
560 Mission Street	Benchmark 2020-B16(2)	3.1%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Wells Fargo Bank, National Association
Chroma Apartments	UBS 2019-C18	0.9%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Sacramento Office Portfolio	BANK 2019-BNK23	0.9%	Wells Fargo Bank, National Association	KeyBank National Association	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party(4)
55 Hudson Yards	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	BREIT Debt Investments LLC
1633 Broadway	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Prima Capital Advisors LLC
Bellagio Hotel and Casino	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	CPPIB Credit Structured North America III, Inc.
Jackson Park	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	IGIS US Private Placement Real Estate Investment Trust No. 327
Kings Plaza	Wells Fargo Bank, National Association(3)	Wells Fargo Bank, National Association(3)	Park Bridge Lender Services LLC(3)	JPMorgan Chase Bank, National Association(3)
1412 Broadway	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Eightfold Real Estate Capital Fund V, L.P. or its affiliate
Parklawn Building	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	LNR Securities Holdings, LLC or an affiliate
Park Tower at Transbay	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP or an affiliate
560 Mission Street	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Ellington Management Group, LLC or an affiliate
Chroma Apartments	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF IV-D UBSCM 2019-C18 MOA-HRR, LLC
Sacramento Office Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	LD II Holdco IX LLC or its affiliate

(1)	As of the closing date of the related securitization.

(2)	The Benchmark 2020-B16 transaction is expected to close on or about February 12, 2020.

(3)	The Kings Plaza mortgage loan is expected to be initially serviced under Benchmark 2020-B16 securitization. From and after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing party will be the parties specified in such pooling and servicing agreement.

(4)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payments of any subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,634,271,868
Number of mortgage loans	77
Number of mortgaged properties	97
Range of Cut-off Date Balances	$998,487 to $100,000,000
Average Cut-off Date Balance	$21,224,310
Range of Mortgage Rates	2.589% to 4.360%
Weighted average Mortgage Rate	3.433%
Range of Original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	59 months to 120 months
Weighted average remaining term to maturity(2)	116 months
Range of original amortization terms(3)	120 months to 480 months
Weighted average original amortization term(3)	375 months
Range of remaining amortization terms(3)	119 months to 479 months
Weighted average remaining amortization term(3)	374 months
Range of Cut-off Date LTV Ratios(4)(5) (6)	2.2% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	51.5%
Range of LTV Ratios as of the maturity date(2)(4)(5)(6)	0.0% to 68.5%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(6)	50.5%
Range of U/W NCF DSCRs(5)(6)(7)(8)	1.54x to 23.52x
Weighted average U/W NCF DSCR(5)(6)(7)(8)	3.56x
Range of U/W NOI Debt Yields(5)(6)(7)	7.4% to 125.3%
Weighted average U/W NOI Debt Yield(5)(6)(7)	13.8%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	81.4%
Amortizing Balloon	9.4%
Interest-only, Amortizing Balloon	5.4%
Interest-only, ARD	3.1%
Interest-only, Amortizing ARD	0.7%
Fully Amortizing	0.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of two (2) mortgage loans (3.7%) with an anticipated repayment date, calculated as of the related anticipated repayment date.

(3)	Excludes forty-two (42) mortgage loans (84.5%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)	In the case of any mortgage loans that have one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the 55 Hudson Yards mortgage loan (6.1%) the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 51.9%, 51.9%, 2.68x and 8.3%, respectively. With respect to the 1633 Broadway mortgage loan (6.1%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loan are 52.1%, 52.1%, 3.07x and 9.5%, respectively. With respect to the Bellagio Hotel and Casino mortgage loan (6.1%) the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 70.7%, 70.7%, 4.06x and 15.7%, respectively. See footnote 7 below for more information regarding the Bellagio Hotel and Casino mortgage loan. With respect to the Jackson Park mortgage loan (4.6%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 62.5%, 62.5%, 2.15x and 7.1%, respectively.

(6)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for mortgage loans secured by residential cooperative properties is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

(7)	With respect to the Bellagio Hotel and Casino mortgage loan (6.1%), the related property is master leased and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the mortgaged property. Debt service coverage ratios and debt yields for such mortgage loan set forth in this prospectus are calculated on a “look through” basis, based on the underlying rents and receipts of the mortgaged property before payment of the master lease rent. The debt service coverage ratio and debt yield of the related whole loan, based only on the master lease rent, are 2.19x and 8.1% respectively.

(8)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loans.

Properties with Limited

Operating History	With respect to eleven (11) of the mortgaged properties (18.9%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to four (4) mortgage loans being contributed by Wells Fargo Bank, National Association and National Cooperative Bank, N.A. (10.6%) there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to satisfaction of certain underwriting criteria (e.g., occupancy, minimum debt service coverage ratio, underwritten management fees, underwritten vacancies, underwritten occupancy, reserves, single-purpose entity covenants, etc.).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person,

intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the European Union’s Securitization Regulation (Regulation (EU) 2017/2402). In particular, no such person undertakes to take any action which may be required by any investor for the purposes of their compliance with such Regulation or any similar requirements. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any investor with such Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to such Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Risk Retention and Due Diligence Requirements” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicers’ websites initially located at www.wellsfargo.com/com/comintro (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).

Optional Termination

On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in February 2030 and the Park Tower at Transbay mortgage loan or Southern CVS Portfolio mortgage loan is still an asset of the trust, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class V and Class R certificates and the RR Interest) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates and the RR Interest), (iii) such holder (or holders) pay an amount equal to the RR Interest’s proportionate share of the price specified in this prospectus and (iv) the master servicers consent to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment

Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of

1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to the 55 Hudson Yards mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note sold by it to the depositor as if the note contributed by each mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the entitlement to excess interest accrued on the mortgage loans with an anticipated repayment date will be classified as a trust, and the holders of the Class V certificates and the RR Interest will be treated as the beneficial owners of such entitlement for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class [_] certificates will be issued with original issue discount and that the Class [_] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision.  In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility.  We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●

Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●

Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans, which are generally fully recourse to the borrower and do not have separate guarantors for non-recourse carveouts.  If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans, which are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters.  Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts.  Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope.  Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.

Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full, or that the recourse liability of the carveout guarantor will not apply to any action, event or condition arising after the foreclosure of the Mortgaged Property or similar action by a mortgage lender or an equity foreclosure by a mezzanine lender.

Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower.  Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan.  In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.  In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents.  In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●

the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur;

●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and

●

the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●

space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●

leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period.  We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires.  We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally.  In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan.  In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans.  In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease“ below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan.  Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property.  Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan.  If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “—Hospitality Properties Have Special Risks“ and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Sale-Leaseback Transactions Also Have Risks

The Bellagio Hotel & Casino (6.1%) and Innocor Industrial Portfolio (1.6%) mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property by the related borrower.  Each of these mortgaged properties are leased to a tenant, who is the former owner of the mortgaged property, pursuant to a lease.  We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant.  If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case.  The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property.  The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance.  To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim.  The tenant also might assert that the entire claim on the deemed loan is an unsecured claim.  In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease.  The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan.  Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage.  That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease.  Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events.  This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease.  In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract.  In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate.  If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition.  As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing.  We cannot assure you such recharacterization would not occur with respect to the mortgage loans that are subject to sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.  See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if those tenants were paying above-market rents or could not be replaced.  If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.  See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

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if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

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upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  Any such vacated space may not be re-let.  Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents.  See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses.  We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution.  A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

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the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

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in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment.  Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

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the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

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in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●

certain multifamily properties may be considered to be “flexible apartment properties”.  Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

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adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings.  These laws and ordinances generally impose limitations on rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances.  These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP ACT”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

Certain of the multifamily properties may be operated as residential cooperative properties whereby, generally, a non-profit residential cooperative corporation owns or leases and operates such property.  The cooperative owns all the units in the building and all common areas.  Its tenants own stock, shares or membership certificates in the corporation.  This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive.  These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property.  See “—Residential Cooperative Properties Have Special Risks” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.  Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium.  In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors.  Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit.  Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests.  We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty.  Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements.  In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property.  Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure.  Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units.  The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances.  For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners.  If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common.  This could cause an early and unanticipated prepayment of the mortgage loan.  We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan.  See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted.  In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units.  Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas.  Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

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the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;

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the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

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the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

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the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

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that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may be subject to rent regulation, rent stabilization or rent control laws as described in “—Multifamily Properties Have Special Risks“ above.  Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants.  These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure.  These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property will generally be impacted by the same factors which may impact the economic performance of a multifamily property.  See “—Multifamily Properties Have Special Risks”.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned or leased by the borrower, which is a non-profit residential cooperative corporation.  The borrower’s tenants own stock, shares or membership certificates in the corporation.  This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive.  These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the mortgage loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust.  Several of these differences are particularly relevant to your consideration of an investment in the offered certificates.  In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties differs from the manner in which such calculations are made for other mortgage loans included in the trust.  For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property.  This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1.  There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units.  Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate.  The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow.  In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units.  The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property.  The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered.  With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions.  With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property.  Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property.  A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1.  The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property.  In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives).  Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.  In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in the case of underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser.  However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.  The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation.  No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity.  Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the mortgage loans secured by residential cooperative properties.  In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties:  (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties.  See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower.  The applicable mortgage loan seller may act as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust.  In addition, each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower.  See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building.  The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower.  In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units.  Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit.  Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers.  The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers.  As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.  Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property.  Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses.  These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages.  The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason.  See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.  To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property.  See “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units.  Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, as noted above, certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types”.

See “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●

changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels.  Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties.  In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other.  As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations.  Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities.  Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism.  These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations.  Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences.  In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception.  These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market.  Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property.  The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license.  In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.  We cannot assure you that a new license could be obtained promptly or at all.  The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower.  Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.  See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”.  Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system.  We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement.  We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation.  In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager.  Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted.  In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager.  Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement.  Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations.  We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property.  In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager.  Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to the Bellagio Hotel and Casino Mortgage Loan

With respect to the Bellagio Hotel and Casino mortgage loan (6.1%), the mortgaged property is master leased (the “Bellagio Lease”) by the borrower to a single tenant, Bellagio, LLC (the “Bellagio Tenant”), a subsidiary of MGM Resorts International (“MGM”), and the former owner of the mortgaged property, pursuant to a sale-leaseback transaction.  MGM (in such capacity, the “Bellagio Lease Guarantor”) guarantees the payment and performance of all monetary obligations and certain other obligations of Bellagio Tenant under the Bellagio Lease. The Bellagio Tenant operates casino, hotel and other resort improvements located on the mortgaged property. As of the trailing twelve months ending September 30, 2019, total revenues at the mortgaged property were derived approximately 29.6% from gaming, 28.4% from hotel, 24.7% from food and beverage, 9.0% from entertainment and 8.3% from other sources. The ability of the master tenant to make the rent payments under the Bellagio Lease will depend on the ability of the mortgaged property to produce cash flow through the collection of room, food and beverage, casino, nightclub, entertainment, spa and fitness, retail and other related resort revenues.  However, net operating income can be volatile and may be insufficient to make rental payments under the Bellagio Lease, which may result in the borrower’s failure to make debt service payments on the Bellagio Hotel and Casino mortgage loan at any given time.  The liquidation value of the mortgaged property is also determined, in substantial part, by the capitalization of the mortgaged property’s cash flow.

For so long as the master lease is in effect, the borrower will be entitled to receive only rents under the Bellagio Lease, and not the underlying rents and receipts from the mortgaged property.  However, financial information set forth in this prospectus, except as otherwise expressly indicated, is presented on a “look through” basis, based on the underlying rents and receipts of the mortgaged property, before rent due under the Bellagio Lease.

Risks Relating to Casino Business.

The Bellagio Tenant operates a casino business at the mortgaged property, which is subject to a number of risks. The casino business is highly competitive among a large number of participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery, sweepstakes and poker machines not located in casinos, Native American gaming,  internet lotteries and other internet wagering gaming services.  In particular the mortgaged property competes with other high-quality Las Vegas resorts, especially those located on the Las Vegas Strip, which have themes and attractions which directly compete with the operations of the mortgaged property, and may have greater name recognition and financial and marketing resources than the mortgaged property, some of which may be operated by affiliates of the Bellagio Tenant. In addition, the casino business is subject to the following risks: (i) the casino business is subject to changes in discretionary consumer spending, which may decline during economic downturns or for other reasons, (ii) the gaming industry is characterized by an element of chance, which may result in the actual win rates of the casino being less than anticipated, leading to losses,  (iii) customers or employees may attempt or commit  fraud or theft or cheat in order to increase winnings, (iv) credit extended to customers (which is unsecured) may be uncollectable, and (v) the gaming industry is subject to significant regulation, and loss of its gaming license could materially adversely affect the ability of the Bellagio Tenant to pay its rent. Due to the borrower’s dependence on rental payments from the Bellagio Tenant as a primary source of revenues, the borrower may be limited in its ability to enforce any rights under the Bellagio Lease or to terminate the Bellagio Lease. Failure by the tenant to comply with the terms of the Bellagio Lease or to comply with the gaming regulations to which the mortgaged property is subject could require the borrower to find another lessee for the property and there could be a decrease or cessation of rental payments by the tenant. In such event, the borrower may be unable to locate a suitable lessee at similar rental rates or at all. In addition, the Nevada gaming laws relating to casino operations prohibit the transfer of gaming licenses and, in the case of a transfer of the equity of the entity holding the gaming license, require the prior approval from the Nevada gaming authorities. Accordingly, in the event of a foreclosure and termination of the Bellagio Lease, the lender or its agent, or a purchaser of the property, would not have the right to operate the casino without first obtaining a license, which may be granted after a delay, which could be significant, or may not be granted at all.

Risks Relating to Food & Beverage and Entertainment Revenues.

In addition to its hotel operations, the mortgaged property operates as an entertainment complex, including restaurants, lounges, nightclubs and entertainment venues. The mortgaged property has 29 food and beverage outlets. The mortgaged property also includes the approximately 1,809-seat O Theatre entertainment venue, which is home to O by Cirque du Soleil. The successful operation of the entertainment complex at the mortgaged property is important to the successful operation of the hotel and casino facilities at the mortgaged property. We cannot assure you that the revenues of any of the mortgaged property’s food and beverage venues or entertainment venues will be maintained. Consumer demand for full service resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. In addition, a restaurant’s, lounge’s, nightclub’s and entertainment venue’s revenue is dependent on its popularity and perception. In particular, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue is an important measure of success. How artists, agents and promoters view the mortgaged property’s entertainment venue may have a significant impact on the ability of the Bellagio Tenant or property manager to book the best talent and sell out shows. The restaurant, lounge, club and bar operations at the mortgaged property are also subject to extensive regulation by the Clark County Liquor and Gaming Licensing Board. Although the mortgaged property currently has the necessary liquor licenses to operate its entertainment venues, in the event any violation were to occur at any of the operations of the mortgaged property, the authorities in Nevada may, among other things, revoke the mortgaged property’s liquor license or registration. In addition, aspects of building suite design and adaptability affect the value of a theater. Because of the unique construction requirements of theaters, the space at those facilities would not easily be converted to other uses.

Risks Relating to Master Lease Structure.

The Bellagio Lease was entered into pursuant to a sale-leaseback transaction.  Sale-leaseback transactions have certain risks, including the risk that in a bankruptcy of the tenant they may be recharacterized as a financing, which would cause the borrower to lose certain rights as the owner or landlord in the bankruptcy proceeding. See “Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Sale-Leaseback Transactions Also Have Risks.”  The Bellagio Tenant is not a bankruptcy remote entity. A bankruptcy of the master tenant, its lease guarantor or their affiliates could result in a loss of a substantial portion of the borrower’s rental revenue and materially and adversely affect the borrower.  See “Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”.

The lender’s ability to exercise remedies under the mortgage loan if there is a Bellagio Lease event of default could be restricted by the Bellagio Lease.  The Bellagio Tenant is permitted to encumber its leasehold interest pursuant to one or more mortgages and/or pledges of the direct or indirect equity interests in Bellagio Tenant, to secure the indebtedness of Bellagio Tenant and/or its direct or indirect parent entities or affiliates (each, a “Bellagio Tenant Loan”) and any lender under such indebtedness (a “Bellagio Tenant Loan Lender”)  is given additional cure periods to cure certain defaults triggered by the Bellagio Tenant under the Bellagio Lease, including a default triggered by a bankruptcy proceeding of the Bellagio Tenant or the Bellagio Lease Guarantor, and to obtain a new lease. There could be a possible deterioration of the mortgaged property or its business or operations during this extended cure period. The ability of the borrower and the lender to terminate the Bellagio Lease as a result of a default by the Bellagio Tenant could be limited after a foreclosure initiated by the Bellagio Tenant Loan Lender since the Bellagio Tenant Loan Lender is not required to cure defaults not susceptible to cure by the Bellagio Tenant Loan Lender upon their foreclosure and assumption of the Bellagio Lease. Furthermore, in the event of a foreclosure of the mortgage loan, the lender will be required to grant the Bellagio Tenant (or any Bellagio Tenant Loan Lender that succeeds to its interest) non-disturbance in the event that certain conditions are met, including that there is no uncured Bellagio Lease event of default.

The Bellagio Lease includes a cross default to defaults by the Bellagio Lease Guarantor under the Bellagio Lease Guaranty. In the event, however, that there has been a foreclosure of the Bellagio Tenant Loan and MGM remains as guarantor of the Bellagio Tenant’s monetary obligations under the Bellagio Lease, the borrower (and the lender after a foreclosure) would be required to permit the Bellagio Tenant Loan Lender or the transferee of the Bellagio Tenant’s leasehold interest to remain as the tenant under the Bellagio Lease, even though the Bellagio Lease Guarantor was in default, including if the Bellagio Lease Guarantor was bankrupt.

In addition, the Bellagio Lease requires that the Bellagio Tenant maintain insurance for the mortgaged property. In the event of a casualty, notwithstanding that there is an event of default under the mortgage loan, the lender would not be able to use the amounts to pay down the mortgage loan and would be required to make disbursements for restoration of the mortgaged property to the Bellagio Tenant so long as the Bellagio Tenant otherwise satisfies the conditions in the Bellagio Lease.

Notwithstanding that there is an event of default under the mortgage loan, so long as there is no uncured Bellagio Lease event of default, the Bellagio Tenant will continue to have certain rights, including the rights to receive disbursements from alteration deposits, contest taxes or other charges or make permitted transfers. We cannot assure you that such rights of the Bellagio Tenant will not adversely affect your investment in the Certificates.

Any Failure to Protect the Trademarks and Other Intellectual Property Could Reduce the Value of the Property and Harm the Operation of the Mortgaged Property.

The collateral includes the collateral assignment of the rights of the borrower in (i) the security interest granted by the Bellagio Tenant to the borrower under the Bellagio Lease with respect to certain intellectual property exclusively related to the mortgaged property and owned by the Bellagio Tenant and (ii) the “Bellagio” brand and trademarks, including “BELLAGIO” and the stylized “B”, and associated copyrights pursuant to license agreement from Mirage Resorts, LLC (“Mirage”). The success of the operation of the mortgaged property depends in part on the borrower’s and the Bellagio Tenant’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand.

The borrower, Bellagio Tenant and Mirage rely on registration and enforcement of a combination of service marks, copyrights, trademarks, domain names and other intellectual property rights to protect the “Bellagio” brand and other brands used in connection with the mortgaged property. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of the mortgaged property have been registered, and some of these trademarks and other intellectual property rights may never be registered.  Despite the borrower’s, the Bellagio Tenant’s and Mirage’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such intellectual property rights, and use information that the borrower, the Bellagio Tenant and/or Mirage regard as proprietary, and their rights may be invalidated or rendered unenforceable.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.  To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant.  For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged.  We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.

Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease.  Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants.

This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises.  Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower.  We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants.  See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses“ below.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and
“—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products.  The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.  In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit.  No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.  In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes.  See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Data Centers Have Special Risks

The primary function of a data center is to provide a secure location for back-up data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and highly costly equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center).  In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.  In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses.  Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties.  Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “ —Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable.  See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity or ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans.  Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance.  In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, multifamily, hospitality and retail.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Nevada and Texas.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●

if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●

a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●

mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property.  Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy.  See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions.  Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●

the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property.  Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment.  This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law.  There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken.  Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws.  Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity.  See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation.  In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property.  To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans.  In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property.  In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests.  These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions.  Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.  In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property.  See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation.  See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants.  Properties with theater tenants are exposed to certain unique risks.  Aspects of building site design and adaptability affect the value of a theater.  In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.  In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants.  Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage.  Parking garages and parking lots present risks not associated with other properties.  The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility.  Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property.  Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings.  See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.  Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.  In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements.  In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.  See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes.  Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs.  For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent.  However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features).  While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses.  See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”.  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws.  However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance.  Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  See representation and warranty no. 26 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks.  Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection.  The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information.  For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained.  Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.  In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval.  Any such approval process, even if successful, could delay any redevelopment or alteration of a related property.  The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment.  Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan.  See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan.  In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference.  In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2020.  We cannot assure you if or when the NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.  See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.  The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it.  We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment.  Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans.  To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program.  The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses.  Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government.  The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year.  Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million.  The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks.  Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program.  We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance.  Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market.  To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.  In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance.  In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA.  See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans.  See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”.  We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance.  Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.  See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available.  As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease.  In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information.  The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee.  In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you.  See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors.  We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows.  For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent,

(iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease.  Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred.  In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.  In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated, rent stabilized or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser.  As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.  You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus.  We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios.  The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations.  In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.  Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent.  Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month.  Furthermore, in such instances no provision is made for either master servicer or any other party to cover any such interest shortfalls that may occur as a result.  In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month.  Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates.  In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders.  The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders.  In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss.  The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans.  Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans.  If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”).  In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan.  Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor.  See Annex A-1 for the dates of the latest appraisals for the mortgaged properties.  We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates.  The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.  In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties.  For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure.  Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results.  In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed.  Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis.  In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”.  However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified.  Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values other than “as-is” value will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” for additional information regarding the appraisals.  We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A-1 is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property.  There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units.  Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate.  The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow.  In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units.  The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property.  The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered.  With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions.  With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized upon a sale of such property following foreclosure of a mortgage loan secured by a residential cooperative property. Upon foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property.  The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property.  Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and further reduced by projected replacement reserves, in each case as determined by the appraiser.  The projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.  In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives).  Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants.  These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure.  In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to such rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above (rather than the “Coop-Rental Value” of such property as described above), and assumes that such property is operated as a residential cooperative.  See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.  See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

In addition, the mortgage loans secured by residential cooperative properties generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.  For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan.  Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities.  However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements.  Additionally, in some cases unsecured debt exists and/or is allowed in the future.  Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended.  Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.  See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings.  Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors.  Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower.  Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower.  Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan.  Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities.  Such loans are subject to additional bankruptcy risk.  The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership.  Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property.  The bankruptcy of a general partner may dissolve the partnership under applicable state law.  In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case.  The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower.  A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation.  Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal.  Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common.  Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  See “—Tenancies-in-Common May Hinder Recovery” below.  See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures.  Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan.  Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering.  With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower.  Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group.  We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market.  Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property.  Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan.  See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment“ and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk“ below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates.  Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision.  Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs.  We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past.  In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction.  In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction.  We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents.  Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates.  In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony.  We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.  Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans.  We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners.  See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity.  Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●

the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●

the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●

if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan.  As a result, the issuing entity is subject to additional risks, including:

●

the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●

the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow.  Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate.  The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties.  Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower.  See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower.  See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties“ and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.  In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the Prime Rate.  Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on the Prime Rate.  Accordingly, debt service for such additional secured indebtedness will generally increase as the Prime Rate rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common.  In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common under the mortgage loans will be single-purpose entities.  Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition.  However, we cannot assure you that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” for a description of any mortgage loans with multiple borrowers that own all or a portion of the related mortgaged property as tenants-in-common.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest.  Such a mortgage is not typically obtained.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans.  These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans.  For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans.  Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders.  See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate.  Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero.  Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so.  While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates and the RR Interest, neither of which are offered by this prospectus.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” and Annex A-3.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox.  If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks“ and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicers (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

None of the master servicers or the special servicers will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case.  Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not.  See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.  Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. In general, a Delaware statutory trust is restricted in its ability to actively operate a property. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts”.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates.  The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, a sponsor, an originator, a master servicer, the certificate administrator, the custodian and the anticipated initial risk retention consultation party, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates.  In addition, certain mortgaged properties may have tenants that are affiliated with the related originator.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.  This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans.  The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans.  These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates.  In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets.  The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.  In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization.  Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses.  During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties.  Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants.  The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity.  We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity.  Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans.  In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Wells Fargo Bank, National Association, Bank of America, National Association and Morgan Stanley Bank, N.A., each an originator, are each expected to hold a portion of the RR Interest as described in “Credit Risk Retention”, and Wells Fargo Bank, National Association is expected to be appointed as the initial risk retention consultation party by the holder of the majority of the RR Interest.  The risk retention consultation party may, on a strictly non-binding basis, consult with a special servicer and recommend that a special servicer take actions that conflict with the interests of holders of certain classes of the certificates.  However, no special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents.  The risk retention consultation party and the holder of the majority of the RR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans.  In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party or the holder of the majority of the RR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan.  See “Credit Risk Retention”.

In addition, for so long as any of Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. or Bank of America, National Association (in each case as holders of the RR Interest) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of Wells Fargo Bank, National Association’s, Morgan Stanley Bank, N.A.’s or Bank of America, National Association’s employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations.  For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer or certificate administrator.  Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan.  Notwithstanding such restriction, there can be no assurance that any of Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. or Bank of America, National Association (in each case as holders of the RR Interest) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation.  See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest.  For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans“ and “—Other Potential Conflicts of Interest May Affect Your Investment” below.  Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Kings Plaza Whole Loan Will Shift to Other Servicers

The servicing of the Kings Plaza whole loan is expected to be governed by the Benchmark 2020-B16 pooling and servicing agreement only temporarily, until the securitization of the related controlling companion loan. At that time, the servicing and administration of such whole loan will shift to the applicable master servicer and the applicable special servicer under the pooling and servicing agreement that governs the securitization of the related controlling companion loan and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of such securitization nor the identity of such master servicer or special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that governs the securitization of such controlling companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under the pooling and servicing agreement that governs the securitization of the related controlling companion loan, nor will they have any assurance as to the particular terms of such pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of such whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction.

See “Description of the Mortgage Pool—The Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  Similarly, each expected holder of the RR Interest and the party expected to be designated to consult with the special servicers on their behalf as the risk retention consultation party is affiliated with an Underwriter Entity.  There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. or Bank of America, National Association, each affiliates of an Underwriting Entity, takes in its capacity as the holder of the RR Interest or as the risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates.  See “Pooling and Servicing Agreement—Servicing Standard”.  The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the depositor by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates.  However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower.  See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.  Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer.  In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates.  See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer obtains knowledge that it has become a borrower party (with respect to “an excluded special servicer loan”), such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class).  After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to select the related excluded special servicer.  See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.  Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.  While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations.  Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest.  For instance, if any special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK 2020-BNK25 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicers and the special servicers service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicers or the special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller.  This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer.  See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

KeyBank National Association is expected to act as the special servicer, and it or an affiliate assisted Ellington Management Group, LLC and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Similarly, it is expected that Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller, the retaining sponsor and the holder of one or more companion loans related to the 55 Hudson Yards Mortgage Loan, the 1633 Broadway Mortgage Loan and the Kings Plaza Mortgage Loan, will be a holder of a portion of the RR Interest and will be the initial risk retention consultation party. In addition, Wells Fargo Bank, National Association will also be a master servicer, the custodian and the certificate administrator under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters.  In addition, Wells Fargo Bank, National Association serves in various capacities pursuant to the non-serviced pooling and servicing agreements as described in the chart entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or applicable special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan.  See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.  In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization.  These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties.  In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached.  Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor.  We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity.  These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties.  As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity.  Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts of interest for the initial operating advisor.  Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates.  Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans.  See “Transaction Parties—The Operating

Advisor and Asset Representations Reviewer”.  In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization.  These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties.  Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer.  We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity.  These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties.  As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity.  Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates.  Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Ellington Management Group, LLC or an affiliate will be appointed as the initial directing certificateholder. The special servicers may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates.  The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders.  As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan or the controlling noteholder of a non-serviced whole loan, may direct the applicable special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.  See “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced. Set forth below is the identity of the initial directing certificateholder (or equivalent controlling entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

Whole Loan	Non-Serviced PSA/TSA	Controlling Noteholder	Initial Directing Party(1)
55 Hudson Yards	Hudson Yards 2019-55HY	Hudson Yards 2019-55HY	BREIT Debt Investments LLC
1633 Broadway	BWAY 2019-1633	BWAY 2019-1633	Prima Capital Advisors, LLC
Bellagio Hotel and Casino	BX 2019-OC11	BX 2019-OC11	CPPIB Credit Structured North America III, Inc.
Jackson Park	JAX 2019-LIC	JAX 2019-LIC	IGIS US Private Placement Real Estate Investment Trust No. 327
Kings Plaza	Benchmark 2020-B16(2)(3)	JPMorgan Chase Bank	JPMorgan Chase Bank, National Association(3)
1412 Broadway	BANK 2019-BNK24	BANK 2019-BNK24	Eightfold Real Estate Capital Fund V, L.P. or its affiliate
Parklawn Building	MSC 2019-L3	MSC 2019-L3	LNR Securities Holdings, LLC or an affiliate
Park Tower at Transbay	BANK 2019-BNK20	BANK 2019-BNK20	RREF III Debt AIV, LP or an affiliate
560 Mission Street	Benchmark 2020-B16(3)	Benchmark 2020-B16	Ellington Management Group, LLC or an affiliate
Chroma Apartments	UBS 2019-C18	UBS 2019-C18	RREF IV-D UBSCM 2019-C18 MOA-HRR, LLC
Sacramento Office Portfolio	BANK 2019-BNK23	BANK 2019-BNK23	LD II Holdco IX LLC or its affiliate

(1)	As of the closing date of the related securitization. The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

(2)	The Kings Plaza mortgage loan is expected to be serviced under the pooling and servicing agreement governing the Benchmark 2020-B16 securitization. From and after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization, such securitization will be the related Controlling Noteholder and the directing party will be the directing certificateholder (or equivalent) specified in such pooling and servicing agreement

(3)	The Benchmark 2020-B16 transaction is expected to close on or about February 12, 2020.

The controlling noteholder or directing certificateholder, as applicable, for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan.  Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans.  As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.  In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist.  See “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, either special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to mortgage loans secured by residential cooperative properties.  Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of mortgage loans secured by residential cooperative properties.

With respect to each serviced whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”.  In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders.  As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates.  However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity), if any, under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower.  In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement).  In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement.  Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation.  See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.  Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H, and Class V certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests.  In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates.  Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors.  In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence.  The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan.  The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder).  The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer.  In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement.  See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement).  The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates.  In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so.  No certificateholder may take any action against the directing certificateholder, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests.  See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.  In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property.  However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven.  See “Description of the Mortgage Pool—Tenant Issues—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity.  The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person.  The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the RR Interest, on one hand, and the non-retained certificates, on the other hand, as described in “Credit Risk Retention—RR Interest”.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled.  See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  The underwriters have no obligation to make a market in the offered certificates.  We cannot assure you that an active secondary market for the certificates will develop.  Additionally, one or more investors may purchase substantial portions of one or more classes of certificates.  Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally.  A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●

legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●

increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●

investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.  While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●

Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets.  In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time.  These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS.  Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States.  When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS.  As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●

Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”).  The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds.  Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule.  The general effects of the Volcker Rule remain uncertain.  Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●

The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers.  This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date.  We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”.  We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements.  At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

EU Risk Retention and Due Diligence Requirements

Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements in the European Union (“EU”) (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors (and, in certain cases, their consolidated subsidiaries) as defined in Regulation (EU) 2017/2402 (the “EU Securitization Regulation”) (“EU Institutional Investors”) including: institutions for occupational retirement provision; credit institutions (and certain consolidated subsidiaries thereof); alternative investment fund managers who manage or market alternative investment funds in the EU; investment firms (as defined in Regulation (EU) No 575/2013) (and certain consolidated subsidiaries thereof); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in the EU Securitization Regulation, as supplemented by certain related regulatory technical standards, implementing technical standards and official guidance.  The EU Risk Retention and Due Diligence Requirements restrict EU Institutional Investors from investing in securitizations unless, amongst other things, such EU Institutional Investors have verified that: (i) if established in a non-EU country, the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than five percent in the securitization determined in accordance with Article 6 of the EU Securitization Regulation and the risk retention is disclosed to EU Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-EU country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Failure to comply with one or more of the EU Risk Retention and Due Diligence Requirements may result in various penalties including, in the case of those EU Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitisation position acquired by the relevant EU Institutional Investor. Aspects of the EU Risk Retention and Due Diligence Requirements and what is or will be required to demonstrate compliance to EU national regulators remain unclear.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Risk Retention and Due Diligence Requirements. In particular, no such person undertakes to take any action which may be required by any EU Institutional Investor for the purposes of their compliance with any applicable EU Risk Retention and Due Diligence Requirement or any similar requirements.  None of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other person provides any assurances regarding, or assumes any responsibility for, compliance by any investor or any other person with any EU Risk Retention and Due Diligence Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any EU Institutional Investor with any EU Risk Retention and Due Diligence Requirements.

Consequently, the certificates may not be a suitable investment for any EU Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the EU Risk Retention and Due Diligence Requirements and their compliance with any applicable EU Risk Retention and Due Diligence Requirements.

Recent Developments Concerning the Japanese Retention Requirements

The Japanese Financial Services Agency the (“JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule“).  The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the certificates equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination with respect to the Mortgage Loans by such investors, the Japanese Retention Requirement as set out in the JRR Rule will apply to an investment by such investors in the offered certificates.  The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”).  Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019.  At this time, each Person receiving this prospectus should understand that there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear, and therefore unless the JFSA provides further specific clarification, it is possible that this transaction may contain assets deemed to be “inappropriately originated” and as a result may not be exempt from the Japanese Retention Requirement.  The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing offered certificate, which may limit the liquidity of the offered certificates and adversely affect the price of the offered certificates in the secondary market.  Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Each purchaser or prospective purchaser of offered certificates is itself responsible for monitoring and assessing any changes to Japanese risk retention laws and regulations, including any delegated or implementing legislation made pursuant to the JRR Rule, and for analyzing its own regulatory position.  Each purchaser or prospective purchaser of offered certificates advised to consult with its own advisers regarding the suitability of the offered certificates for investment and the applicability of the JRR Rule and the Japanese Retention Requirements to this transaction.  None of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other party makes any representation or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any Person, including any Japanese Affected Investor, and none of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other party intends to take any steps to comply (or facilitate compliance by any Person, including any Japanese Affected Investor) with the JRR Rule or makes any representation, warranty or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any Person.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●

may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans.  Actual losses may, however, exceed the assumed levels.  If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates.  See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates.  If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor.  Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates.  If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor.  In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.  Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates.  Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action.  In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations“ and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●

the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield.  In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●

a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●

a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●

the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates.  If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans.  The ability of the related borrower to make any required balloon payment at maturity or to repay any ARD loan at the related anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property.  A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts.  We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date.  Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults.  Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders.  Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable.  Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums.  As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment.  A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.  In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts.  Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates.  Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.  The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates.  See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding.  As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions.  If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge.  See Annex A-1.  The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-retained certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).  Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates.  In addition, if either master servicer, either special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of non-retained certificates and the RR Interest, pro rata, based on their respective percentage allocation entitlement as described in this prospectus.  See “Description of the Certificates—Distributions”.  Likewise, if either master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-retained certificates and the RR Interest, pro rata, based on their respective percentage allocation entitlement as described in this prospectus on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances.  See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the non-retained certificates, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class.  A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 or Class A-5 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates.  We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate.  See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances.  See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.  In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest in respect of the non-retained certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation.  If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the non-retained certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates.  See “Description of the Certificates”.  As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates.  See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlement.  Amounts received and allocated to the non-retained certificates will not be available to satisfy any amounts due and payable to the RR Interest.  Likewise, amounts received and allocated to the RR Interest will not be available to satisfy any amounts due and payable to the non-retained certificates.  As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlement.  See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans.  With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement.  With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of any directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement.  See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”.  In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class.  Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote.  In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses.  In certain cases with respect to the termination of a special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders.  See “Description of the Certificates—Voting Rights”.  You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates and the RR Interest will not have any voting rights; however, the holders of the RR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of allocated cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace each special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans).  See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses.  As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the controlling note holder (or the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note) for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates.  The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the applicable special servicer if a consultation termination event has occurred and is continuing.  Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the controlling noteholder (or the directing certificateholder (or the equivalent) of the related securitization trust) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity.  See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicers under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the controlling noteholder or the directing certificateholder (or the equivalent), if any, under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, the controlling noteholder with respect to a non-serviced mortgage loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)  may act solely in the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or the related controlling noteholder may act solely in its own best interest;

(iii) does not have any duties to the holders of any class of certificates other than the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or the related controlling noteholder does not have any duties to any other person;

(iv) may take actions that favor the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or the related controlling noteholder) over the interests of the holders of one or more other classes of certificates; and

(v)  will have no liability whatsoever (other than, with respect to the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling noteholder, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan).  Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of a Special Servicer Without Cause”.  The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender).  We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates.  With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such trust and servicing agreement or pooling and servicing agreement.  Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced whole loan or any related REO Property.  There will be no operating advisor under the trust and servicing agreement related to the 55 Hudson Yards whole loan or the Jackson Park whole loan.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan as described in this prospectus.  After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)).  See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate any of the master servicers, the trustee and the certificate administrator without cause.  The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause.  The vote of the requisite percentage of the certificateholders will be required to replace either master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders.  With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent),and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity.  The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable.  See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.  We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan, will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement.  Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates.  Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan.  However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses.  In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent), if any, of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan.  The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent), if any, of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates.  See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●

will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it.  This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable.  At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.  Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan.  In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall.  To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority.  See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors.  First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date.  You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans.  In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates.  In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates.  The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates.  You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us.  Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so.  We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity.  Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects.  In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan.  In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to the 55 Hudson Yards mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties.  We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”).  If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable.  However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable.  An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party.  An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state.  We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions.  However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor.  A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases.  In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”.  Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  We make no representation as to whether this would apply to any of the sponsors.  In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code.  The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts.  If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained.  Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant.  Such increased cost could result in losses to the issuing entity.  Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation.  In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent.  Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate.  No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”.  Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders.  The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property.  See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.  In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter.  In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended.  If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income.  Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans.  This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction.  In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 165 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of seventy-seven (77) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,634,271,868 (the “Initial Pool Balance”).  The “Cut-off Date” means the respective due dates for such Mortgage Loans in February 2020 (or, in the case of any Mortgage Loan that has its first due date in March 2020, the date that would have been its due date in February 2020 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Twelve (12) Mortgage Loans (48.7%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”).  The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”.  Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan.  See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	17	26	$528,035,571	32.3%
Bank of America, National Association	Bank of America, N.A.	23	34	520,230,000	31.8
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	12	12	376,185,669	23.0
National Cooperative Bank, N.A.(2)	National Cooperative Bank, N.A. or National Consumer Cooperative Bank	24	24	109,820,629	6.7
Wells Fargo Bank, National Association/ Morgan Stanley Mortgage Capital Holdings LLC	(3)	1	1	100,000,000	6.1
Total		77	97	$1,634,271,868	100.0%

(1)

Certain of the Wells Fargo Bank, National Association and Bank of America, National Association Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller.  See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

(2)

Twenty-one (21) of the twenty-four (24) Mortgage Loans (5.3%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

(3)

The 55 Hudson Yards Mortgage Loan (6.1%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, DBR Investments Co. Limited and Morgan Stanley Bank, N.A. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-1-C6, with an outstanding principal balance as of the cut-off date of $75,000,000. Morgan Stanley Mortgage Capital Holdings LLC and Morgan Stanley Bank, N.A. are acting as mortgage loan seller and originator, respectively, with respect to Note A-3-C6, with an outstanding principal balance as of the cut-off date of $25,000,000.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or residential cooperative real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans.  In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets.  The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower.  You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The 55 Hudson Yards Mortgage Loan (6.1%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, DBR Investments Co. Limited and Morgan Stanley Bank, N.A.

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The 1633 Broadway Mortgage Loan (6.1%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited, and Wells Fargo Bank, National Association.

●

The Bellagio Hotel and Casino Mortgage Loan (6.1%) is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A., Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association.

●	The 545 Washington Boulevard Mortgage Loan (5.0%) is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A. and Barclays Capital Real Estate Inc.

●	The Jackson Park Mortgage Loan (4.6%) is part of a Whole Loan that was co-originated by Bank of America, N.A. and Wells Fargo Bank, National Association.

●

The Kings Plaza Mortgage Loan (4.6%) is part of a Whole Loan that was co-originated by JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association and Societe Generale Financial Corporation.

●	The Parklawn Building Mortgage Loan (4.0%) is part of a Whole Loan that was co-originated by Bank of America, N.A. and KeyBank National Association.

●	The 560 Mission Street Mortgage Loan (3.1%) is part of a Whole Loan that was co-originated by Bank of America, N.A. and DBR Investments Co. Limited.

●

Twenty-one (21) of the twenty-four (24) Mortgage Loans (5.3%) for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A.  Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding.  The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on February 13, 2020 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date.  The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the 55 Hudson Yards Mortgage Loan or the 55 Hudson Yards Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the 55 Hudson Yards Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the 55 Hudson Yards Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated.  All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings (with respect to the Mortgage Loans secured by residential cooperative properties, the following is supplemented and modified as provided in “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below):

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●

in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, Annual Debt Service means (i) in the case of the Mortgage Loans sold into the trust by Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association (other than with respect to the 55 Hudson Yards Mortgage Loan), the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan (assuming a 365 day year), and (ii) in the case of the Mortgage Loans sold into the trust by Wells Fargo Bank, National Association and National Cooperative Bank, N.A., and with respect to the 55 Hudson Yards Mortgage Loan, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan (assuming a 366 day year); and

●

in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence.  In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan).  Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value“ on Annex A-1.  The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes.  In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs.  We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.  In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties.  In certain other cases, the Appraised Value includes property that does not qualify as real property.  For more information, see the definition of “LTV Ratio” and the related table and discussion below.  With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.  For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) ”Effective Gross Income” minus (b) ”Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions.  For this purpose:

●

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses.  The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow”

below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent.  Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus.  Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based.  The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers.  The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow.  In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations.  The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person.  Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of the Mortgage Loans shown in the table below, a value other than the “as-is” Appraised Value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date/ARD LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Park Tower at Transbay(1)	3.1%	49.1%	49.1%	$1,120,000,000	57.4%	57.4%	$959,000,000
Anza Hotel(2)	1.0%	46.2%	46.2%	$36,800,000	51.7%	51.7%	$32,900,000

(1)

The Appraised Value represents a “Prospective Market Value At Stabilization” as of October 1, 2019, which assumes that the sole tenant, Facebook, Inc., has commenced rent payments (which began in August 2019) and that all remaining construction project costs due by September 30, 2019 have been incurred (110% of the cost of which has been reserved by the lender). Facebook, Inc. is in occupancy of floors 2-12 (Phase I) and is expected to move into its remaining space by September 2020.

(2)

The Appraised Value represents a “Prospective Market Value At Completion” as of January 1, 2021, which assumes completion of the budgeted capital expenditures of $2,379,180 that was fully reserved at loan closing.

With respect to the Jackson Park Mortgaged Property (4.6%), the Appraised Value includes $80,000,000 attributable to Brownfield Redevelopment Tax Credits under the State of New York’s Brownfield Cleanup Program.  See “—Real Estate and Other Tax Considerations.”

With respect to the Parklawn Building Mortgage Loan (4.0%), the Appraised Value includes $16,235,773 attributed to the present value of an economic development grant and the remainder of a LEED tax credit.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made.  In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property.  In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination.  See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value“ in this prospectus.  See also the footnotes to Annex A-1 in this prospectus.  Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property.  In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination.  No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property.  See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.  In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to the Bellagio Hotel and Casino Mortgage Loan (6.1%), the related Mortgaged Property is master leased and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the Mortgaged Property.  Debt service coverage ratios  for such Mortgage Loan set forth in this prospectus are calculated on a “look through” basis, based on the underlying rents and receipts of the Mortgaged Property before payment of the master lease rent.  The debt service coverage ratio of the related Whole Loan, based only on the master lease rent, is 2.19x.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan.  No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date.  With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.  Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.  Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property.  In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or Anticipated Repayment Date, as applicable, of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus.  See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.  In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date.  Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties (other than residential cooperative properties), the percentage of rental units that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting; and (v) in the case of residential cooperative properties, the property vacancy/collection loss assumption percentage reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1); such vacancy assumption and, if applicable, collection loss assumption for residential cooperative properties does not reflect actual occupancy.  In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as:  the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus.  For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.  With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy As Of Date is the date as of which the value of the related Mortgaged Property is determined pursuant to the appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan.  In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply.  In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●

“@%(#)“ means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●

“GRTR of @% or YM or D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●

“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow“ or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service.  In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions.  Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.  For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants.  Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%.  In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property.  In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period).  In determining revenue for multifamily and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods.  In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that:  (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs).  Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are:  (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area

(and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); and (c) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero).  In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.  In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information.  We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values.  In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:  (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring.  In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases.  We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance.  Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus.  In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions“ in this prospectus.  See also

Annex A-1 and the footnotes thereto and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.  However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the Bellagio Hotel and Casino Mortgage Loan (6.1%), the related Mortgaged Property is master leased and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the Mortgaged Property.  Debt yields for such Mortgage Loan set forth in this prospectus are calculated on a “look through” basis, based on the underlying rents and receipts of the Mortgaged Property before payment of the master lease rent.  The debt yield of the related Whole Loan, based only on the master lease rent, is 8.1%.

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

 “Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income“ or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments.  Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  For certain additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI”, U/W Net Operating Income or “U/W NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.  See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan.  However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the Bellagio Hotel and Casino Mortgage Loan (6.1%), the related Mortgaged Property is master leased and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the Mortgaged Property.  Debt service coverage ratios  for such Mortgage Loan set forth in this prospectus are calculated on a “look through” basis, based on the underlying rents and receipts of the Mortgaged Property before payment of the master lease rent.  The debt service coverage ratio of the related Whole Loan, based only on the master lease rent, is 2.19x.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.  In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the Bellagio Hotel and Casino Mortgage Loan (6.1%), the related Mortgaged Property is master leased and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the Mortgaged Property.  Debt yields for such Mortgage Loan set forth in this prospectus are calculated on a “look through” basis, based on the underlying rents and receipts of the Mortgaged Property before payment of the master lease rent.  The debt yield of the related Whole Loan, based only on the master lease rent, is 8.1%.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units” or “Rooms“ means (a) in the case of a Mortgaged Property operated as multifamily housing, or as residential cooperative properties, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, or (c) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings.  If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease.  Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers.  In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the Trust.  Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property.  This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1.  There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units.  Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate.  The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow.  In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units.  The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property.  The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered.  With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions.  With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a Mortgage Loan secured by a residential cooperative property. Upon a foreclosure of a Mortgage Loan secured by a residential cooperative property, it is likely that the operation of such Mortgaged Property as a residential cooperative property would terminate, and it is likely that the Mortgaged Property would be operated and sold as a multifamily rental property.  A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1.  The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property.  In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives).  Certain of the residential cooperative Mortgaged Properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants.  These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure.  In addition, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may become subject to such rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative Mortgaged Properties assume that if the Mortgaged Property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. Except where otherwise specified, all relevant loan-to-value information with respect to Mortgage Loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above (rather than the “Coop-Rental Value” of such property as described above), and assumes that such property is operated as a residential cooperative.  See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “U/W Net Cash Flow” or “U/W NCF” for a residential cooperative property and the “U/W Net Operating Income” or “U/W NOI” for a residential cooperative property, in each case as set forth on Annex A-1, is the projected operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in the case of “U/W Net Cash Flow” or “U/W NCF”, further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser.  Accordingly, U/W Revenues, U/W Expenses, U/W Net Operating Income, U/W Replacement and U/W Net Cash Flow, in each case as set forth on Annex A-1, are derived from the appraisal.  However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the Coop-Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC, (2) Subordinate Secured Debt Cut-off Date Balance indicates the balance of the Subordinate LOC as of January 6, 2020, (3) the Whole Loan Cut-off Date LTV Ratio, the Whole Loan Cut-off Date U/W NOI Debt Yield, and the Whole Loan Cut-off Date U/W NCF Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (4) the Whole Loan U/W NOI DSCR and the Whole Loan U/W NCF DSCR are calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using the Prime Rate in effect as of January 6, 2020 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned by the borrower, which is a cooperative housing corporation.  No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity.  Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties.  In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties:  (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties.  For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property.  Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,634,271,868
Number of mortgage loans	77
Number of mortgaged properties	97
Range of Cut-off Date Balances	$998,487 to $100,000,000
Average Cut-off Date Balance	$21,224,310
Range of Mortgage Rates	2.589% to 4.360%
Weighted average Mortgage Rate	3.433%
Range of Original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	59 months to 120 months
Weighted average remaining term to maturity(2)	116 months
Range of original amortization terms(3)	120 months to 480 months
Weighted average original amortization term(3)	375 months
Range of remaining amortization terms(3)	119 months to 479 months
Weighted average remaining amortization term(3)	374 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	2.2% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	51.5%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)(6)	0.0% to 68.5%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)(6)	50.5%
Range of U/W NCF DSCRs(5)(6)(7)(8)	1.54x to 23.52x
Weighted average U/W NCF DSCR(5)(6)(7)(8)	3.56x
Range of U/W NOI Debt Yields(5)(6)(7)	7.4% to 125.3%
Weighted average U/W NOI Debt Yield(5)(6)(7)	13.8%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	81.4%
Amortizing Balloon	9.4%
Interest-only, Amortizing Balloon	5.4%
Interest-only, ARD	3.1%
Interest-only, Amortizing ARD	0.7%
Fully Amortizing	0.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of the two (2) Mortgage Loans (3.7%) with an Anticipated Repayment Date, calculated as of the related Anticipated Repayment Date.

(3)	Excludes forty-two (42) Mortgage Loans (84.5%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)

LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values.  Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”.  See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)

In the case of any Mortgage Loans that have one or more Pari Passu Companion Loans that are not included in the issuing entity, the Debt Service Coverage Ratio, LTV Ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.  With respect to the 55 Hudson Yards Mortgage Loan (6.1%) the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NCF DSCR and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 51.9%, 51.9%, 2.68x and 8.3%, respectively. With respect to the 1633 Broadway Mortgage Loan (6.1%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NCF DSCR and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 52.1%, 52.1%, 3.07x and 9.5%, respectively.  With respect to the Bellagio Hotel and Casino Mortgage Loan (6.1%) the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NCF DSCR and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 70.7%, 70.7%, 4.06x and 15.7%, respectively. See footnote 7 below.  With respect to the Jackson Park Mortgage Loan (4.6%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NCF DSCR and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 62.5%, 62.5%, 2.15x and 7.1%, respectively.

(6)

For Mortgage Loans secured by residential cooperative properties, the debt service coverage ratio and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property.  The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property.  See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

(7)

With respect to the Bellagio Hotel and Casino Mortgage Loan (6.1%), the related Mortgaged Property is master leased and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the Mortgaged Property.  Debt service coverage ratios and debt yields for such Mortgage Loan set forth in this prospectus are calculated on a “look through” basis, based on the underlying rents and receipts of the Mortgaged Property before payment of the master lease rent.  The Debt Service Coverage Ratio and Debt Yield of the related Whole Loan, based only on the master lease rent, are 2.19x and 8.1% respectively.

(8)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Definitions”.

The issuing entity will include seven (7) Mortgage Loans (19.9%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions“ above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.  See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	14	$632,387,040	38.7%
CBD	6	451,285,000	27.6
Suburban	8	181,102,040	11.1
Multifamily	41	341,154,479	20.9
Garden	8	115,550,000	7.1
Cooperative	24	109,820,629	6.7
High Rise	1	75,000,000	4.6
Townhouse	2	20,110,000	1.2
Student Housing	1	11,250,000	0.7
Mid Rise	5	9,423,850	0.6
Hospitality	10	290,235,669	17.8
Full Service	2	124,700,000	7.6
Select Service	3	101,150,000	6.2
Limited Service	5	64,385,669	3.9
Retail	13	206,705,837	12.6
Super Regional Mall	1	75,000,000	4.6
Anchored	3	67,979,687	4.2
Single Tenant	7	56,000,000	3.4
Unanchored	2	7,726,150	0.5
Self Storage	7	56,490,917	3.5
Self Storage	7	56,490,917	3.5
Other	2	48,900,000	3.0
Data Center	2	48,900,000	3.0
Industrial	7	42,652,960	2.6
Warehouse	5	26,940,000	1.6
Flex	2	15,712,960	1.0
Mixed Use	3	15,744,967	1.0
Office/Retail	1	6,500,000	0.4
Office/Industrial	1	5,554,083	0.3
Multifamily/Retail	1	3,690,884	0.2
Total	97	$1,634,271,868	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●

With respect to the Parklawn Building Mortgage Loan (4.0%), the borrower is a party to that certain Economic Development Fund Agreement (the “Grant”) with Montgomery County, Maryland (the “County”). Pursuant to the Grant, the borrower is entitled to fifteen annual disbursements of $1,300,000 from 2017 through and including the fiscal year 2031. The County is only obligated to make disbursements once it has verified that the borrower has paid real property taxes in full for the corresponding tax year. The borrower was assigned the Grant at loan origination, but any further assignment of the Grant requires the assignee to demonstrate to the County that it is financially capable of fulfilling the borrower’s obligations and execute an assignment in form and substance reasonably satisfactory to the County. Accordingly, no assurances can be made that the issuing entity would benefit from the Grant if it took title to the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart:

●

With respect to the Jackson Park Mortgage Loan (4.6%), every residential unit at the related Mortgaged Property is rent stabilized and is expected to remain so during the term of the current 421-a tax abatement. Accordingly, rent increases will be subject to limitations set by the New York City Rent Guidelines Board.

●

With respect to the Houston-Austin Multifamily Portfolio Mortgage Loan (4.2%), a resident of the Waterstone Place Apartments Mortgaged Property fatally stabbed his wife in a domestic violence incident that occurred at the Mortgaged Property in August 2017.

●

With respect to the Fountain Lake Townhome Apartments Mortgage Loan (0.7%), 43 of the Mortgaged Property’s 96 residential units are leased to tenants who pay a portion of their rent using Section 8 vouchers.

●

With respect to the Campus Walk Chico Apartments Mortgage Loan (0.7%), the related Mortgaged Property is operated as a student-housing property with 174 beds in 46 apartments units with all beds rented on an individual basis.

●

With respect to the Upper Manhattan & Astoria Portfolio Mortgage Loan (0.7%), all but one of the related 119 residential units are subject to rent stabilization guidelines, with the remaining unit subject to rent control. Accordingly, rent increases will be subject to limitations set by the New York City Rent Guidelines Board.

●

With respect to the Piper Townhomes Mortgage Loan (0.5%), the related Mortgaged Property is part of a larger development known as Highlands at Piper. In addition to the collateral’s 80 units housed in 20, four-plex townhome buildings, there are an additional 96 unowned townhome units of similar build.

●	With respect to The Redwoods at Mather Station Mortgage Loan (0.4%), all of the units are leased on a month-to-month basis.

●

With respect to the University Courtyard Apartments Mortgage Loan (0.3%), approximately 90.0% of the Mortgaged Property’s 94 units are occupied by students of Brigham Young University – Idaho. Additionally, as of the November 2019 rent roll, approximately 38.0% of the units had lease terms of less than a year.

●

With respect to the Rocky Point Owners, Inc. Mortgage Loan (0.5%) and the Picasso Way Owners, Inc. Mortgage Loan (0.2%), the related Mortgaged Properties have on-site, privately operated, sewage treatment facilities.

●

With respect to the Berkley Owners Corp. Mortgage Loan (0.5%), there are 46 sponsor-owned units representing 30.3% of the total units.  The sponsor is also the property manager of the related Mortgaged Property.  The sponsor is current on all obligations to the cooperative and does not control a majority of seats on the board of the directors.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” and “—Residential Cooperative Properties Have Special Risks”.  See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●

With respect to the Bellagio Hotel and Casino Mortgage Loan (6.1%), the Mortgaged Property consists of a resort and casino that includes 3,933 hotel rooms and suites, 154,000 square feet of casino space, approximately 200,000 square feet of event space, 29 food and beverage outlets, an approximately 55,000 square foot spa, and approximately 85,000 square feet of retail space.  As of the trailing twelve months ended September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.  In addition, the Mortgaged Property was acquired by the borrower in a sale-leaseback transaction from Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International, and master leased back to the Bellagio Tenant pursuant to the Bellagio Lease.  The Bellagio Tenant owns a 5% interest in the related borrower.  For so long as the master lease is in effect, the related borrower will be entitled to receive only rents under the Bellagio Lease, and not the underlying rents and receipts from the Mortgaged Property.  However, financial information set forth in this prospectus, except as otherwise expressly indicated, is presented on a “look through” basis, based on the underlying rents and receipts of the Mortgaged Property, before rent due under the Bellagio Lease. The Bellagio Hotel and Casino Mortgaged Property is not subject to a franchise agreement or brand management agreement.  The borrower was granted the right to use the Bellagio brand and trademarks pursuant to a license agreement from Mirage Resorts, LLC, and sublicensed such rights to the Bellagio Tenant.  The borrower granted a collateral assignment of its rights under the license agreement and sublicense agreement to the lender.  See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to the Bellagio Hotel and Casino Mortgage Loan.”

●	With respect to the Marriott - Bakersfield Mortgage Loan (1.5%), the related Mortgaged Property derives 32.6% of its total revenue from food and beverage operations.

●

With respect to the Anza Hotel Mortgage Loan (1.0%), the related Mortgaged Property is an independent hotel operated by a borrower affiliate without a franchise or management agreement with a hotel chain.

●

With respect to the Anza Hotel Mortgage Loan (1.0%), (A) a 51-room Hilton Garden Inn Calabasas, is slated to be completed in February 2020; (B) a dual-branded 96-room TownePlace Suites and 129-room Marriott Courtyard hotel in Aguora Hills was slated for completion in January 2020; and (C) a 125-room Cambria Hotel Calabasas-Malibu is under construction with an anticipated completion of early 2021.

The Hilton Garden Inn Calabasas, the TownPlace Suites portion of the Aguara Hills hotel and the Cambria Hotel Calabasas-Malibu are expected to be directly competitive with the related Mortgaged Property.

●

With respect to the Fairfield Inn & Suites Ft Lauderdale Mortgage Loan (1.0%), the following hotels are under construction and expected to be directly competitive with the Mortgaged Property: (1) a 137-room Courtyard located within 1 mile from the Mortgaged Property which is expected to open in January 2021, and (2) a dual branded 106-room Tru by Hilton and 112-room Home2 Suites located within 1 mile from the Mortgaged Property which is expected to open in April 2020.

For a description of scheduled PIPs with respect to certain Mortgaged Properties, see
“—Redevelopment, Renovation and Expansion”.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Hilton Denver Dual Brand Hotel	$54,650,000	3.3%	11/30/2034	12/11/2026
Springhill Suites - Charlotte Uptown	$29,500,000	1.8%	4/3/2037	1/1/2030
Marriott - Bakersfield	$24,700,000	1.5%	10/31/2028	10/1/2029
Springhill Suites - Ballantyne	$17,000,000	1.0%	3/24/2029	1/1/2030
Fairfield Inn & Suites Ft Lauderdale	$16,229,673	1.0%	5/31/2038	12/11/2029
Fairfield Inn & Suites Pembroke Pines	$15,755,996	1.0%	4/30/2035	12/11/2029
TownePlace Suites - Whitefish	$7,800,000	0.5%	7/20/2038	12/1/2029
Springhill Suites - Punta Gorda	$7,600,000	0.5%	7/19/2038	1/1/2030

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company“ and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●

With respect to the Stop & Shop Portfolio Mortgage Loan (2.8%), Stop & Shop, the sole tenant at each Mortgaged Property, has the right to demolish up to 10,000 square feet of its improvements without borrower consent or conditions, and has the right to demolish all of its improvements without borrower consent so long as it builds a replacement building with the same Fair Market Building Value (as defined below) within the earlier of 24 months or the lease expiration (unless prevented from doing so by changes in law or certain other events not within its control).  In addition, if the tenant or its lease guarantor is not rated investment grade, it must also provide the borrower with a letter of credit or other form of credit support from an investment grade rated provider in a form reasonably satisfactory to the borrower and in an amount equal to 110% of the estimated cost of the alteration or new building as certified by an officer of the tenant. “Fair Market Building Value“ means the fair market value of the buildings on the Mortgaged Property taking into account the expected residual value, condition, utility or remaining economic useful life of the buildings, which will be determined by an arbitration process, in the event the landlord and tenant are unable to agree on such value.  In addition, if the Stop & Shop tenant elects to terminate a lease at any Mortgaged Property following a casualty (which the lease permits if the improvements are destroyed or damaged by casualty to the extent of at least 35%, 25% or 15% of the total cost of replacing them, during the third to last, second to last or last year, respectively, of any lease term), the tenant has the right to demolish the improvements and to apply the insurance proceeds to pay the cost to demolish them (with any excess payable to the borrower). The current lease term expires in 2026.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses“ in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●

With respect to the Innocor Industrial Portfolio Mortgage Loan (1.6%), in March 2019 the sole tenant, Innocor, Inc. announced a merger agreement with FXI Holdings, Inc.  Such merger is a permitted assignment under the sole tenant’s lease, provided that, among other conditions, it closes by March 4, 2020, and results in a pro forma ratio of funded debt to EBITDA (net income before deducting interest expense, income taxes and depreciation and amortization) of not more than 7.0 to 1.0 for the most recent twelve months prior to the date of merger. We cannot assure you as to whether or not the merger will take place, or what effect it will have on the sole tenant.  In addition, the sole tenant has the right to assign its lease (and be released thereunder), to either (i) various institutional entities or entities engaged primarily in the manufacture and sale of foam and bedding provided that the assignee has a ratio of funded debt to EBITDA of not more than 6.0 to 1.0, revenue of not less than $800 million for the most recent twelve months prior to the transaction, and EBITDA of not less than $75 million or (ii) to any entity who delivers to the landlord a letter of credit from a provider rated “AA” or its equivalent by at least two of Fitch, Moody’s and S&P in an amount equal to the amount of basic rent due for the ensuing twelve months.

See “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”.

Certain of the mixed use Mortgaged Properties may have specialty uses.  See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Restaurant/Bakery(1)	6	8.3%
Grocery store	5	3.6%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	3	3.0%
Data Center	2	3.0%
Gym, fitness center, spa or healthclub	1	1.6%
Church	1	0.8%

(1)	Excludes any hospitality properties that may have a restaurant on site.

With respect to the Stop & Shop - Framingham Mortgaged Property (0.6%), such Mortgaged Property includes a tenant or subtenant that operates a dry-cleaner.

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding the 5 largest tenants has not been reflected on Annex A-1 or in the chart above.  Notwithstanding the exclusion of the residential cooperative properties from the figures presented in the chart above or its corresponding footnotes, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses.  These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages.  The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason.  See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)	Property Type
55 Hudson Yards	$100,000,000	6.1%	$660	3.53x	39.4%	Office
1633 Broadway	$100,000,000	6.1%	$391	3.83x	41.7%	Office
Bellagio Hotel and Casino	$100,000,000	6.1%	$426,189	8.42x	39.3%	Hospitality
545 Washington Boulevard	$81,285,000	5.0%	$290	2.50x	61.4%	Office
Jackson Park	$75,000,000	4.6%	$293,960	3.92x	34.4%	Multifamily
Kings Plaza	$75,000,000	4.6%	$600	3.06x	54.1%	Retail
1412 Broadway	$70,000,000	4.3%	$498	1.92x	58.3%	Office
Houston-Austin Multifamily Portfolio	$68,000,000	4.2%	$101,341	1.91x	67.9%	Multifamily
Parklawn Building	$65,400,000	4.0%	$204	2.68x	60.0%	Office
Hilton Denver Dual Brand Hotel	$54,650,000	3.3%	$180,960	2.81x	63.2%	Hospitality
Park Tower at Transbay	$50,000,000	3.1%	$719	2.93x	49.1%	Office
560 Mission Street	$50,000,000	3.1%	$449	5.23x	35.6%	Office
Powered Shell Portfolio - Sterling	$48,900,000	3.0%	$165	2.73x	60.4%	Other
Stop & Shop Portfolio	$45,000,000	2.8%	$165	2.87x	61.1%	Retail
3900 Camelback	$37,450,000	2.3%	$211	2.69x	68.1%	Office
Top 3 Total/Weighted Average	$300,000,000	18.4%		5.26x	40.1%
Top 5 Total/Weighted Average	$456,285,000	27.9%		4.55x	43.0%
Top 15 Total/Weighted Average	$1,020,685,000	62.5%		3.59x	51.2%

(1)

In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan.

(2)

The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the 55 Hudson Yards Mortgage Loan based on the related Whole Loan (including the Subordinate Companion Loans) are 2.68x and 51.9%, respectively. The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the 1633 Broadway Mortgage Loan based on the entire Whole Loan (including the Subordinate Companion Loans) are 3.07x and 52.1%, respectively. The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Bellagio Hotel and Casino Mortgage Loan based on the entire Whole Loan (including the Subordinate Companion Loans) are 4.06x and 70.7%, respectively, and the debt service coverage ratio of the Bellagio Hotel and Casino Whole Loan based solely on the related master lease is 2.19x. The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Jackson Park Mortgage Loan based on the entire Whole Loan (including the Subordinate Companion Loans)are 2.15x and 62.5%, respectively.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.  Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.8% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” (14.7%) are secured by two or more properties.  In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax.  In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property.  This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Houston-Austin Multifamily Portfolio	Multi-Property	$68,000,000	4.2%
Powered Shell Portfolio - Sterling	Multi-Property	$48,900,000	3.0
Stop & Shop Portfolio	Multi-Property	$45,000,000	2.8
Innocor Industrial Portfolio	Multi-Property	$26,940,000	1.6
Midland Self Storage & Portland Business Park Portfolio	Multi-Property	$15,150,000	0.9
Sacramento Office Portfolio	Multi-Property	$14,400,000	0.9
Upper Manhattan & Astoria Portfolio	Multi-Property	$11,150,000	0.7
Southern CVS Portfolio	Multi-Property	$11,000,000	0.7
Total		$240,540,000	14.7%

(1) Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers.  For example, with respect to the Kings Plaza Mortgage Loan (4.6%), the related Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous and are owned by a separate borrower.

Four (4) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans“ (14.7%) are not cross-collateralized but have borrower sponsors related to each other.  See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans having borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Bellagio Hotel and Casino	1	$100,000,000	6.1%
Powered Shell Portfolio - Sterling	2	48,900,000	3.0
Total for Group 1:	3	$148,900,000	9.1%
Group 2:
Springhill Suites – Charlotte Uptown	1	$29,500,000	1.8%
Springhill Suites – Ballantyne	1	17,000,000	1.0
Total for Group 2:	2	$46,500,000	2.8%
Group 3:
Fairfield Inn & Suites Ft Lauderdale	1	$16,229,673	1.0%
Fairfield Inn & Suites Pembroke Pines	1	15,755,996	1.0
Total for Group 3:	2	$31,985,669	2.0%
Group 4:
Mr. Stor All Self Storage - Sonora	1	$7,800,000	0.5%
Shield Self Storage - North Las Vegas.	1	5,450,000	0.3
Total for Group 4:	2	$13,250,000	0.8%

(1) Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1; provided, however, that no such information is presented on Annex A-1 with respect to the Group 2 Loans since such Mortgage Loans are secured by residential cooperative properties.  See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses“ and “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	36	$547,470,629	33.5%
California	16	$290,979,687	17.8%
Nevada	3	$115,450,000	7.1%
Texas	6	$106,088,000	6.5%
Other	36	$574,283,553	35.1%

(1)

Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 20 other states with no more than 5.0% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●

Seven (7) Mortgaged Properties (3.9%), are located in Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland and, therefore, are more susceptible to hurricanes.  See representation and warranty nos. 18 and 26 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●

Twenty (20) Mortgaged Properties (19.9%), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 17.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

●	Mortgaged Properties located in California, Texas, Florida and Arizona, among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties with Limited Prior Operating History

Eleven (11) of the Mortgaged Properties (18.9%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to the 545 Washington Boulevard Mortgage Loan, 1412 Broadway Mortgage Loan, Folsom Gateway Mortgage Loan, Sacramento Office Portfolio Mortgage Loan and Piper Townhomes Mortgage Loan (11.9%), each such Mortgage Loan has two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.  See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

With respect to the Campus Walk Chico Apartments Mortgage Loan (0.7%), the related borrower is a Delaware statutory trust and has master leased the property to a newly formed, single-purpose entity that is wholly owned by an entity that is, in turn, wholly-owned by the non-recourse carveout guarantors. The master lease obligates the master tenant to operate the Mortgaged Property and make decisions on behalf of the related borrower and to make all repairs other than capital expenses (however replacement reserves under the Mortgage Loan may be made available to the master tenant). The master tenant’s interest in all subtenant rents was assigned to the related borrower, which in turn assigned its interest to the lender. The master lease is subordinate to the Mortgage Loan and the lender has the right to cause the related borrower to terminate the master lease. A default under the master lease is an event of default under the Mortgage Loan and gives rise to recourse liability to the non-recourse guarantors for losses unless such default arises solely in connection with the failure of the master tenant to pay rent as a result of the Mortgaged Property not generating sufficient cash flow for the payment of such rent. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

Each of the Springhill Suites - Charlotte Uptown, Midland Self Storage & Portland Business Park Portfolio, 310/312 East 23rd Apartment Corp. Mortgage Loan, Shops at St Tropez Mortgage Loan and 56 Hialeah Apartments Mortgage Loan (4.0%) is secured by the related borrower’s interest in one or more units in a condominium.  With respect to such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●

With respect to the Springhill Suites - Charlotte Uptown Mortgage Loan (1.8%), the related borrower holds 1 of the 100 votes (1%) in the related condominium association (allocated pro rata  by common element interest), however, certain rights have been provided to the borrower and lender by way of an estoppel certificate from the related condominium association. In addition to the collateral, the condominium is comprised of two retail units and a parking unit which are located adjacent to the Mortgaged Property at 350 East 6th Street.

●

With respect to the 310/312 East 23rd Apartment Corp. Mortgage Loan (0.6%), the related Mortgaged Property consists of two condominium units in an apartment building that is comprised of eight condominium units.  The two residential condominium units, which collectively comprise the Mortgaged Property, consist of 134 residential apartment units with allocated cooperative shares.  The six commercial condominium units, which are owned separately and are not a part the Mortgaged Property, may be used for any purpose permitted by law.  Each condominium unit is taxed separately.  The ordinary affairs of the condominium are governed by the condominium board which is comprised of two members appointed by the related borrower and one member appointed collectively by the commercial unit owners.  While the related borrower controls the condominium board, thereby controlling the day-to-day operation of the condominium, certain specified decisions require the consent of all condominium board members and, accordingly, with respect to such decisions the consent of the condominium board member appointed by the commercial unit owners will be required.

●

With respect to the Shops at St Tropez Mortgage Loan (0.4%), the Mortgaged Property includes three retail condominium units, each of which constitutes a commercial condominium unit in a separate commercial and multifamily condominium.  The related borrower’s ownership interest in the respective condominiums is 3.95%, 5.5% and 6.7% respectively, and with respect to each such condominium, the borrower may appoint only one of five board members.  Accordingly the borrower does not control the condominium; however, certain rights have been provided to the related borrower and the lender by way of an estoppel certificate from each related condominium association.

●

With respect to the 56 Hialeah Apartments Mortgage Loan (0.3%), the collateral consists of 122 of 280 residential condominium units (41.9443%). The related borrower does not own a majority interest in such condominium, however, certain rights have been provided to the borrower and lender by way of an estoppel certificate from the related condominium association. The condominium amenities are not collateral for such Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.  See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Residential Cooperatives

Twenty-four (24) Mortgage Loans (6.7%) are structured as residential cooperatives.  See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Property Types—Multifamily Properties”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	95	$1,459,271,868	89.3%
Fee/Leasehold	2	175,000,000	10.7
Total	97	$1,634,271,868	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases:  (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions thereto on Annex D-2.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property no more than nine (9) months prior to the Cut-off Date.  See Annex A-1 for the date of the environmental report for each Mortgaged Property.  The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”).  In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age.  Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”).  A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus.  See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●

With respect to the 1633 Broadway Mortgage Loan (6.1%), the loan documents require that the borrower maintain (by renewal, extension or replacement) a pollution legal liability-type environmental insurance policy with a combined single limit of liability of $20,000,000 sublimit per claim and $25,000,000 in the aggregate with a 13-year term (three years past the loan term) and having a self-insured retention no greater than $100,000 per incident. The policy premium was pre-paid at closing through October 2, 2020. The related policy was issued by Illinois Union Insurance Company, which is rated “AA” by S&P.

●

With respect to the 545 Washington Boulevard Mortgage Loan (5.0%), the ESA performed at the related Mortgaged Property noted one controlled recognized environmental condition (“CREC”) stemming from the Mortgaged Property’s location within a district historically occupied by a large industrial rail yard; testing of the Mortgaged Property and surrounding areas in the 1980s identified significant soil contamination and heavy metals resulting from historic filling of the land by several railroad companies, as well as contaminated groundwater in the vicinity of the Mortgaged Property.  Because the historical contaminants migrated to the Mortgaged Property from an off-site source, remedial obligations were not imposed on the owner.  A remedial plan was approved and implemented in 1985 by the New Jersey Department of Environmental Protection (“NJDEP”) which included dust control measures, ambient air monitoring, dewatering effluent analysis, excavation and removal of contaminated soils, and the use of engineering controls such as clean fill material and pavement caps to prevent exposure to any possible contamination.  A Remedial Action Permit (“RAP”) was issued in 2014, which in conjunction with the NRP sets forth the monitoring and maintenance obligations for the engineering controls. A Classification Exception Area (“CEA”) approved for an indefinite period in 2015 restricts installation of production wells and use of groundwater in the redevelopment area. The ESA determined that the acceptance of the NRP by the NJDEP, the issuance of the RAP, the implementation of the engineering controls and the restrictions imposed by the CEA represents a CREC with no further investigation recommended.

●

With respect to the Jackson Park Mortgage Loan (4.6%), the related Mortgaged Property was redeveloped under the New York State Department of Environmental Conservation brownfield cleanup program starting in 2016 and the Phase I ESA concluded that the Mortgaged Property is considered a controlled recognized environmental condition. A pollution legal liability policy was obtained in connection with origination from Great American E & S Insurance Company, which is rated “A+” by S&P and “A+XV” by AM Best. Such policy provides a limit of $10,000,000 per incident with an aggregate limit of $10,000,000, which is subject to a $250,000 deductible. The policy term is 10 years and provides environmental coverage, inclusive of mold coverage, subject to the actual terms and conditions of the policy, and extends to the end of the related Mortgage Loan term.

●

With respect to the Kings Plaza Mortgage Loan (4.6%), a portion of the mortgaged property (primarily an access road) is a former brownfields site. The Phase I environmental site assessment identified a CREC and an historic recognized environmental condition related to groundwater contamination from its prior use as a plastics facility and leaking USTs located on that portion of the property. Identified contaminants affecting the mortgaged property include volatile organic compounds (VOC’s) and chlorinated VOCs including tetrachloroethylene (“PCE”). The mortgaged property was enrolled in the Voluntary Clean-Up Program in 2001 and transferred to the Brownfields Clean Up Program on January 22, 2018. Following remediation, a Certificate of Completion was issued on December 28, 2018, subject to affected portions of the mortgaged property’s being limited to commercial uses.  The Phase I ESA consultant also identified an open spill case affecting the mortgaged property, and provided an opinion of probable cost for related remedial activity with an upper range cost estimate of $500,000. The borrower has submitted a groundwater remediation plan to the New York State Department of Environmental Conservation that is currently under review. Pursuant to the terms of the loan documents, the sponsor is required to continue to perform all remediation work required to obtain final, non-appealable regulatory closure. The sponsor’s stated net worth substantially exceeds the upper range cost estimate for the related remedial activity.

●

With respect to the Innocor Industrial Portfolio Mortgage Loan (1.6%), the ESA performed at the 122 Parker Street Mortgaged Property characterized the former on-site manufacturing operations as a REC.  With respect to the 1850 West Downs Drive Mortgaged Property, the ESA (which covered 1700, 1750, and 1850 West

Downs Drive addresses) identified four historical underground storage tanks (“USTs”).  Evidence of removal was provided for three such USTs, but no information was available for the fourth UST.  The ESA determined that the lack of formal UST closure documentation constituted a REC. At origination, the borrower purchased a pollution legal liability insurance policy from Great American Insurance Group (Great American E & S Insurance Company) (A.M. Best A+ (Superior) and S&P A+), with the borrower as the first named insured and the lender and its successors, assigns and affiliates as an additional named insured with a limit of $15,000,000 per pollution condition,  an aggregate limit of $25,000,000 and a self-insured retention of $100,000.  The term of the policy expires December 23, 2029 as to the borrower, and December 23, 2031 as to the lender. The terms of such policy require that as to matters covered by an environmental indemnity included in the lease of the sole tenant, the policy will cover such items only to the extent the tenant fails to do so.

●

With respect to the Carson Town Center Mortgage Loan (1.6%), the ESA identified a recognized environmental conditions in connection with involatile organic compounds, metals and methane affecting portions of the mortgaged property related to the mortgaged property’s prior use in connection with an oil refinery and landfill operations. The current responsible party is Eni Oil and Gas, Inc., which acquired the original responsible party (LASMO Oil and Gas). The California Department of Toxic Substances Control (“DTSC”), California Los Angeles Regional Water Quality Control Board, and Los Angeles County Health Department have regulatory oversight responsibility. In July 1995, an “Agreement to Restrict Use of Property” was filed regarding the mortgaged property that prohibited future residential, daycare, school and medical land use, and obligated owners to grant property access to DTSC for monitoring and remedial actions. Based on responsible party information, the Phase I consultant concluded no further action was necessary other than compliance with ongoing monitoring and land use restrictions. The loan documents include borrower covenants to that effect.

●

With respect to the Anza Hotel Mortgage Loan (1.0%), a REC pertaining to an adjacent dry cleaner and their use and disposal of perchloroethylene and various solvents as late as 2014 was recognized. An opinion of probable cost estimated the maximum cost of remediation to be $270,435. At loan origination, the borrower procured an environmental insurance policy, by Steadfast Insurance Company, which is rated “AA-” by S&P and “A+” by A.M. Best Company. Such policy provides an each incident limit of $5,000,000 with an aggregate limit of $5,000,000, which is subject to a $25,000 self-insured retention. The related policy term is 13 years and provides environmental coverage, subject to the actual terms and conditions of the policy, three years beyond the loan term.

●

With respect to the Canoga Park Mortgage Loan (0.9%), the related ESA identified a data gap in connection with the prior operation at the Mortgaged Property of (i) a dry cleaner from the 1990s to 2018 and (ii) a gas station from the 1960s to mid-1980s. In connection with the dry cleaner, contaminated soils were discovered in April 1999, and its operations temporarily ceased until recommencement in 2005 using non-solvent based, closed-loop equipment. In connection with the gas station, multiple soil, soil gas, and groundwater investigations identified chlorinated solvents and petroleum hydrocarbons. Remediation of PCE in soil at the Mortgaged Property consisted of soil vapor extraction and soil excavation. The ESA confirmed that (i) no off-site migration of any contaminants has occurred historically, (ii) all residual contaminant concentrations satisfy criteria protective of human health risk exposures, and (iii) remedial actions have successfully reduced all contaminant concentrations below state and federal case closure criteria. Nevertheless, closure was never granted and available files did not include a response from the Los Angeles Regional Water Quality Control Board. Based upon the reported completion of remedial activity, the ESA concluded the open regulatory case status represents a data gap and recommended no further remediation, but only to coordinate with the regulatory agency(ies) to obtain the missing regulatory closure documents. An opinion of probable costs reflecting the reasonable worst-case scenario for additional required actions estimated the potential additional actions at a total cost of $200,000. Accordingly, an amount of $250,000, reflecting 125% of said estimate was reserved at loan origination, which is required to be released to the borrower if an unconditional no further action letter (or its equivalent) is issued by the appropriate regulatory authorities, and, if such letter is delivered later than twelve months after the origination date, a new Phase I assessment acceptable to the lender is delivered.

●

With respect to the Upper Manhattan & Astoria Portfolio Mortgage Loan (0.7%), for the 23-02 36th Ave Street Mortgaged Property, the related Phase I report identified a recognized environmental condition resulting from onsite dry cleaning operations from 1970 to 1996.  An opinion of probable maximum cost to perform a Phase II assessment and remediate was estimated at $1,264,450. At loan origination, the borrower procured an environmental insurance policy, by Steadfast Insurance Company, which is rated “AA-” by S&P and “A+” by A.M. Best Company. Such policy provides an each incident limit of $5,000,000 with an aggregate limit of $5,000,000, which is subject to a $50,000 self-insured retention. The policy term is 12 years and provides environmental coverage, subject to the actual terms and conditions of the policy, two years beyond the loan term.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”) required by the franchisors.  Below are descriptions of certain of such Mortgaged Properties related to (i) the 15 largest Mortgage Loans and (ii) Mortgage Loans with PIP amounts exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan:

●

With respect to the Kings Plaza Mortgage Loan (4.6%), with respect to the fifth largest tenant, Best Buy, leased premises, the loan documents permit the borrower to modify the Best Buy lease to (i) terminate the Best Buy lease, (ii) reduce rent below 105% of current contractual rent, or (iii) shorten the lease term prior to January 31, 2032, subject to certain conditions, including: (i) no continuing event  of default; (ii) borrower’s entering into a Master Lease to cover any shortfall between Best Buy or replacement leases and 105% of current contractual rent during the current Best Buy lease term; (iii) furtherance of the Best Buy redevelopment and satisfaction of the related redevelopment conditions (including sponsor control requirements, a completion guaranty for the related work and an updated non-consolidation opinion); (iv) continued compliance with applicable REA’s and (v) the modification’s not triggering any other tenant remedies to go dark or cease operations.

●

With respect to the Houston-Austin Multifamily Portfolio Mortgage Loan (4.2%), the borrower acquired the 671-unit, three-property garden multifamily property in April and May 2018, and has effected certain renovations since acquisition. At origination, an amount of approximately $1,020,276 was reserved for further capital expenditures at such Mortgaged Properties. The loan documents allocate such reserve among the three Mortgaged Properties, but do not require specific capital improvements at such Mortgaged Properties.

●

With respect to the Hilton Denver Dual Brand Hotel Mortgage Loan (3.3%), the loan documents required a PIP Reserve in the amount $4,500,000 to be established at closing. The total PIP cost was estimated at $5,500,000.  The FF&E reserve, which is expected to collect $1,000,000 by April 2021, may be used to fund the balance of the PIP cost.  The PIP is allocated as follows: (i) $3,260,000 to Homewood Suites for renovations to guestrooms, tech upgrades for public areas and guest corridors, and (ii) $2,240,000 to Hampton Inn & Suites for renovations to guestrooms, recreational facilities, tech upgrades for public areas, meeting space and guest corridors, generally with 24-month due date.

●

With respect to the Park Tower at Transbay Mortgage Loan (3.1%), the related sole tenant, Facebook, Inc., has taken possession of its space and is currently constructing its interior improvements. Facebook, Inc. is in occupancy of floors 2-12 (Phase I) and is expected to move into its remaining space by September 2020. At origination, the borrower reserved $80,198,366 for outstanding tenant improvement allowance.

●

With respect to the Anza Hotel Mortgage Loan (1.0%), $2,379,180 ($19,501 per key) was reserved at loan origination which amount represents 100% of borrower budgeted capital improvements which are expected to include conversion of all rooms to suites, new carpet in the guest rooms and corridors, various elevator upgrades, bar and lobby upgrades, etc.  The mortgage loan documents require that the improvements are completed by March 30, 2021, with two 90-day extensions available, and that no more than 20 rooms be taken offline simultaneously to complete the improvements. Additionally, the related loan guarantor is liable for timely completion of the improvements.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties.  Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained.  In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value.

  We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals.  The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.  Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering.  None of these engineering reports are more than nine (9) months old as of the Cut-off Date.  In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

In the case of the Treehouse Apartments Mortgaged Property (1.8%) that secures in part the Houston-Austin Multifamily Portfolio Mortgage Loan, the property condition assessment identified structural distress indicative of foundation settlement at six buildings on the Mortgaged Property, and several of these buildings exhibited water damage at the plywood or oriented strand board floor soffit which varied from minor to severe as well as water damage to wood trusses in some locations. The property condition assessment recommended replacement of water damaged floor and joists, testing and repair of plumbing lines to eliminate the water source, and repairing steel frame, rust and miscellaneous deterioration.  A total of $439,890 was reserved with the lender for deferred maintenance, of which $277,000 is attributable to the above repairs.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.  In addition, the Mortgaged Properties may be subject to ongoing litigation.  For example:

●

With respect to the 55 Hudson Yards Mortgage Loan (6.1%), the borrower and the second largest tenant, Milbank, Tweed, Hadley & McCloy, have a pending dispute concerning damages related to landlord delays in delivering the tenant’s leased premises. The tenant is currently fully occupying its space, and its rent commencement date was April 1, 2019.  The Mortgage Loan documents required an upfront reserve of $11,000,000, which is based on the upper range estimate of settlement outcomes that the parties have discussed.

●	With respect to the Houston-Austin Multifamily Portfolio Mortgage Loan (4.2%), in November 2019, a lawsuit was filed against the sponsor, Nitya Capital, LLC and the guarantor, Swapnil Agarwal, in connection with their participation in a bankruptcy auction of a portfolio of stand-alone emergency room centers located in Houston. The plaintiffs, Altus Health Systems Fund, L.P., Altus Health Systems Opco, LLC and Altus Health Systems Realty LLC are seeking $18.2 million in actual damages (plus attorneys’ fees, court costs and exemplary damages), alleging that Mr. Agarwal and Nitya Capital, LLC misrepresented their intentions to co-invest in the portfolio, and instead used plaintiffs’ proprietary information to attempt to purchase the facilities independently, driving up the acquisition price of the portfolio. The defendants have filed a countersuit in defense of the actions of Mr. Agarwal and Nitya Capital, LLC, which states, among other things, that (i) the information provided to the defendants was not proprietary and the defendants were not required to sign a confidentiality agreement, and (ii) the defendants withdrew from the potential investment in the plaintiffs as a result of the defendants not being permitted to enter as a general partner (and not simply to obtain the plaintiffs’ information regarding the facilities as the plaintiffs allege).

●

With respect to the Stop & Shop Portfolio Mortgage Loan (2.8%), all of the borrowers are 100.0% owned by American Finance Operating Partnership, L.P., the non-recourse carve-out guarantor. American Finance Operating Partnership, L.P. is 95.7% directly or indirectly owned by American Finance Trust Inc., which is both a general partner and limited partner, with the remainder owned by American Finance Advisors, LLC (4.1%) and Lincoln Retail REIT Services, LLC (0.2%). American Finance Trust Inc. is managed by an external advisor, American Finance Advisors, LLC, which is under common control with AR Global Investments, LLC (“AR Global”). Nicholas S. Schorsch owns a controlling interest in AR Global. In 2014, Mr. Schorsch had an ownership interest in a fund management business called AR Capital LLC (“AR Capital”). Mr. Schorsch was executive chairman of the board of directors of AR Capital and resigned in 2014. AR Capital, Mr. Schorsch and a partner at AR Capital, Brian S. Block, were the subjects of an SEC investigation where they were accused of wrongfully obtaining millions of dollars in connection with two separate mergers between real estate investment trusts that were sponsored and externally managed by AR Capital. In 2019  AR Capital, Mr. Schorsch and Mr. Block ultimately agreed to a settlement without admitting or denying the SEC’s findings, pursuant to which Mr. Schorsch was required to disgorge $6,898,222 as well as 1,542,851 operating partnership units of VEREIT Operating Partnership, L.P. (“Vereit Op”), and pay civil penalties of $7,000,000, AR Capital was required to disgorge $12,313,856 as well as 2,922,445 operating partnership units of VEREIT Op and pay civil penalties of $14 million and Mr. Block was required to disgorge $370,708 as well as 82,835 operating partnership units of VEREIT Op. In addition, Mr. Schorsch and/or companies with which he was associated, including American Realty Capital Properties Inc., have been the subject of various regulatory investigations and named as defendants in certain securities class action complaints and shareholder suits, including in connection with certain misstatements within financial statements. American Finance Trust Inc., the borrower sponsor, has also been the subject of shareholder lawsuits in connection with a merger of such company in 2017, some of which have been dismissed.

●

With respect to the Carson Town Center Mortgage Loan (1.6%), the guarantor, Shaoul Levy, is a named defendant in a civil action (James F. Horn Trust v. Levy) filed in 2014 by a co-owner (with the defendant) of five commercial real estate properties that have been managed by the defendant, alleging that the defendant borrowed funds without authorization and seeking damages and a constructive trust over certain of the defendant’s assets. The defendant’s position is that the loans were authorized in connection with negotiations for a sale of the defendant’s ownership interest, and it has filed a cross-complaint seeking a return of that interest. In the event of an adverse judgment against the defendant, the equity in interests co-owned with the plaintiff would be available to satisfy any judgment. Settlement discussions between the parties are ongoing.

●

With respect to the Sacramento Office Portfolio Mortgage Loan (0.9%), one of the sponsors of the related borrowers and one of the two non-recourse carveout guarantors, Neil Kadisha, was the subject of an approximately $100,000,000 civil judgment in 2006 (Dafna Uzyel, et al. v. Neil Kadisha) in connection with, among other things, a breach of fiduciary duties of trust and loyalty as a trustee. The 2006 judgment included an award of $5,000,000 in punitive damages for, among other things, misappropriation of trust assets and his concealment of certain actions. The judgment was paid in full in 2011.

●

With respect to the Chateau Villa Corp. Mortgage Loan (0.4%), a residential tenant-shareholder of the related borrower has asserted certain counterclaims against the borrower in the context of a proceeding initiated by the borrower seeking a judicial order granting the borrower access to the subject cooperative unit for the purpose of making certain repairs.  The counterclaims allege, among other items, breach of the warranty of habitability and breach of the covenant of quiet enjoyment.  The counter-claimant seeks certain equitable and unspecified monetary relief.  Simultaneously with the origination of the Mortgage Loan, the borrower entered into a subordinate line of credit mortgage loan in the amount of $500,000, of which $100,000 is specifically (and exclusively) available to the borrower for the payment of any adverse claims associated with the counterclaims.  We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any adverse effects on the borrower as a result of such adjudication.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.  See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Fifty-six (56) of the Mortgage Loans, representing approximately 58.0% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Fifteen (15) of the Mortgage Loans, representing approximately 30.9% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	Six (6) of the Mortgage Loans, representing approximately 11.0% of the Initial Pool Balance, were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust.  For example:

●

With respect to the 55 Hudson Yards, 545 Washington Boulevard, Hilton Denver Dual Brand Hotel, Stop & Shop Portfolio, Woodbridge Crossing, Folsom Gateway, Midland Self Storage & Portland Business Park Portfolio, One Executive Center, Mr. Stor All Self Storage – Sonora, The Redwoods at Mather Station and Shield Self Storage - North Las Vegas (22.9%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or group of Mortgage Loans with related borrowers, we note the following:

●

With respect to the 55 Hudson Yards Mortgage Loan (6.1%), one of the loan sponsors (The Related Companies, L.P.), and/or its affiliates, has sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and/or deed-in-lieu of foreclosure.

●

With respect to the 545 Washington Boulevard Mortgage Loan (5.0%), an affiliate of the borrower has defaulted on a total of nine assets in their history of managing over 275 assets, of which the lender took a loss on seven assets, on one asset the lender was paid in full and one asset is still being resolved with the related special servicer.

●

With respect to the Hilton Denver Dual Brand Hotel Mortgage Loan (3.3%), the sponsor, Noble Hospitality, sponsored a loan on a hospitality property located in Richardson, Texas which was the subject of a loan modification and workout in 2009 following the properties failure to satisfy the minimum DSCR loan covenant as a result of the economic recession.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans“ and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.  See also representation and warranty nos. 41 and 42 in Annex D-1 and the exceptions to representation and warranty no. 42 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Seventeen (17) Mortgaged Properties (15.3%) are each leased entirely (or substantially in its entirety) to a single tenant.

●	Three (3) Mortgaged Properties (2.9%) are leased to multiple tenants; however, one such tenant occupies 50% or more of the NRA of each such Mortgaged Property.

See “—Lease Expirations and Terminations“ below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”,
“—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan.  For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3.  In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each retail, office, mixed use and industrial Mortgaged Property.  Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan.  Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan.  In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property.  Prospective investors are encouraged to review the charts entitled “Major Tenants“ and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant.  Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time.  For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations with respect to all or a portion of their space as set forth below:

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With respect to the 55 Hudson Yards Mortgage Loan (6.1%), with respect to (i) the largest tenant, Point72, effective as of the 10th anniversary of the initial rent commencement date (which was April 16, 2019), and upon 15 months’ prior notice, the tenant has a one-time option to terminate either (a) the entirety of its leased premises or (b) any one or more contiguous floors starting at either the highest or lowest office floor of the largest contiguous block of office floors then-leased by the tenant, such termination subject to a fee of the unamortized portion of allowances, commissions and free rent with respect to the terminated premises (calculated on a straight line basis over the period commencing on the rent commencement date and ending on the expiration date of the lease and bearing a 6% interest rate per annum); (ii) the second largest tenant, Milbank, Tweed, Hadley & McCloy, the tenant has the one-time right to contract by up to one floor upon the tenth anniversary of the rent commencement date (which was April 1, 2019) with notice no less than 15 months prior to the contraction date; (iii) the third largest tenant, Cooley, (x) effective as of the 10th anniversary of the rent commencement date (which was September 1, 2019), with 18 months’ prior notice, the tenant has the one-time right to surrender either (1) the highest or lowest floor of any contiguous block or (2) if the tenant did not exercise its initial expansion option, all of the square feet leased on the lowest floor of the leased premises (if tenant leases less than all of the square feet on such lowest floor), subject to a fee equal to the sum of the unamortized portion of allowances, commissions and rent concessions applicable to such space and (y) effective as of the 15th anniversary of the rent commencement date, with 24 months’ prior notice, the tenant has the one-time right to terminate its lease subject to a fee of the sum of (1) unamortized allowances, commissions, rent concessions (each including interest at the rate of 6% per annum, compounded monthly), and (2) four months of fixed rent and recurring additional charges at the rate immediately preceding the termination date; and (iv) the fourth largest tenant, Boies, Schiller & Flexner, effective as of the 10th anniversary of the rent commencement date (expected to be July 1, 2020), with 18 months’ prior notice, the tenant has a one-time right to surrender either (a) the highest or lowest floor of any contiguous block or (b) any partial floor, each subject to a fee of 150% of the applicable per square foot base rent and 150% of the recurring additional charges due with respect to the contracted space for the immediately preceding 12-month period.

●	With respect to the 1633 Broadway Mortgage Loan (6.1%), (i) the fourth largest tenant, Morgan Stanley & Co., has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee, and (ii) the fifth largest tenant, Kasowitz Benson Torres, has the right to terminate one full floor of the premises located on the uppermost or lowermost floors, effective as of March 31, 2024, upon notice by March 31, 2023.

●

With respect to the 545 Washington Boulevard Mortgage Loan (5.0%), the largest tenant, Insurance Services Office, Inc. (“ISO”), has the right, provided that it waives an expansion option as to one full floor, to terminate the lease as to a full floor of the Mortgaged Property, which must be either the top or the bottom floor, exercisable at least 15 months before the second giveback date (a date specified by ISO between January 2, 2025 and December 31, 2025).

●

With respect to the Kings Plaza Mortgage Loan (4.6%), the second largest tenant, Primark, has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i) the Primark tenants is not in default and (ii) there is not another Primark store within a defined market area set forth in the lease.

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With respect to the 1412 Broadway Mortgage Loan (4.3%), the third largest tenant, Outerstuff Ltd., which leases 12.1% of net rentable area and represents 11.5% of underwritten rent, has the one-time right to terminate its lease as to all or any portion of its 19th floor space, upon delivery of not less than 12 months’ notice and payment of a termination fee based on the landlord’s unamortized expenses for the terminated space.

●

With respect to the 560 Mission Street Mortgage Loan (3.1%), the largest tenant at the related Mortgaged Property, JP Morgan, representing approximately 36.9% of the net rentable area, has the right at any time through September 30, 2021 to terminate its lease with respect to one full floor of its leased premises upon 12 months’ prior notice and payment of a termination fee. Additionally, the third largest tenant at the related Mortgaged Property, TIAA-CREF, representing approximately 9.7% of the net rentable area, has the one-time right to terminate its lease or any portion thereof effective as of March 31, 2023 by providing written notice on or before March 31, 2022 and payment of a termination fee. Additionally, the fifth largest tenant at the related Mortgaged Property, Seyfarth Shaw, representing approximately 7.4% of the net rentable area, has the one-time right to terminate its lease with respect to 10,099 square feet effective as of September 30, 2022 by providing written notice on or before September 30, 2021 and payment of a termination fee.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see Annex A-1 to this prospectus and the accompanying footnotes for additional information as well as the charts entitled “Major Tenants“ and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●

With respect to the 55 Hudson Yards Mortgage Loan (6.1%), the largest tenant, Point72, currently occupies floors 3-14 at the 55 Hudson Yards Mortgaged Property but is not yet paying full rent on all of its space.  All outstanding gap rent and free rent through March 2020, in the amount of $987,380, was reserved at the time of the loan origination.  The rent commencement dates are as follows:  April 16, 2019 for floors 5-14; December 1, 2019 for floor 4; and estimated to be May 1, 2020 for floor 3 (there is no assurance that Point72 will begin paying rent by the estimated dates noted herein). In addition, Point72 has signed a sublease for the entire 3rd floor (31,246 square foot) of its space to Elite World Group, LLC, with an expected sublease commencement date of February 2020 with a 5-year term and an annual rate of $90.00 per square foot. Point72 also subleases 11,844 square feet of its space to Light Sky Macro LP, with a sublease expiration of August 2029 and a rate of $99.00 per square foot.  The third largest tenant, Cooley, currently occupies space on floors 42-46 of the 55 Hudson Yards Mortgaged Property.  Cooley subleases 12,229 square foot of its space to Cinctive Capital LLC, with a sublease expiration of June 2022 and at an annual rate of $110 per square foot.  The fourth largest tenant, Boies, Schiller & Flexner, currently occupies space on floors 18-21 of the 55 Hudson Yards Mortgaged Property, but is not yet paying full rent on all of its space.  All outstanding gap rent and free rent through June 2020, in the amount of $5,480,125, was reserved at the time of loan origination. In addition, Boies, Schiller & Flexner subleases 18,224 square feet of its space to Ashurst LLP, with a sublease expiration date of June 2026 and at an annual rate of $94.00 per square foot. Further, the lender’s underwriting gives separate credit for straight-line rent averaging for the investment grade tenant Mount Sinai through the loan term and for Milbank, Tweed, Hadley & McCloy, Cooley and Boies, Schiller & Flexner (each ranked within the top 100 law firms in the United States according to a third party legal publication) through the loan term.  The total implied underwritten rental rate for Milbank, Tweed, Hadley & McCloy, Cooley and Boies, Schiller & Flexner, inclusive of the straight-line credit, is approximately $87.72, $106.62 and $85.59, per square foot, respectively.

●

With respect to the 1633 Broadway Mortgage Loan (6.1%), with respect to the largest tenant, Allianz Asset Mgmt of America, the fourth largest tenant, Morgan Stanley & Co., and the third largest tenant, Showtime Networks Inc, the Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2020 totaling $1,272,795. The lender’s underwriting gives separate credit for the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants) totaling $7,558,579.

●	With respect to the 545 Washington Boulevard Mortgage Loan (5.0%), the second largest tenant at the Mortgaged Property, JPMorgan Chase Bank, is entitled to rent abatement in the amount of $916,813 per month from November 2021 through July 2022, $876,828 for August 2022 and $710,221 per month from September 2022 through January 2024, resulting in a total rent abatement amount of $21,201,910, which was reserved at the origination of the Mortgage Loan. In addition, approximately $1,191,882 of straight-lined rent was underwritten. Additionally, the fourth largest tenant at the Mortgaged Property, is currently dark and is considering marketing their space for sublease. Rent for the fourth largest tenant was underwritten as in place, based on the current lease.

●	With respect to the Kings Plaza Mortgage Loan (4.6%), the rent for the fifth largest tenant, Best Buy, was underwritten on a straight-lined basis.

●

With respect to the 1412 Broadway Mortgage Loan (4.3%), the largest tenant, Kasper Group, which leases 18.4% of net rentable area and represents 19.5% of underwritten rent, has free rent in July and August of each year of its lease term, representing a total amount of approximately $1,743,133.  Such free rent was reserved for at origination. In addition, a portion of Kasper Group’s space (representing 4.2% of net rentable area and 3.4% of underwritten rent) and all of the space leased by the fifth largest tenant, Kahn Lucas Lancaster (4.2% of NRA and 3.3% of underwritten rent) is subleased from Escada, a tenant which vacated such space.  The Mortgage Loan was underwritten based on the sublease rent (which is lower than the rent for such space under the prime lease).

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With respect to the Park Tower at Transbay Mortgage Loan (3.1%), the related sole office tenant, Facebook, Inc., has taken possession of its space and is currently constructing its interior improvements. Facebook, Inc. is in occupancy of floors 2-12 (Phase I) and is expected to move into its remaining space by September 2020. At loan origination, the borrower reserved $80,198,366 for an outstanding tenant improvement allowance. Additionally, the lender underwrote Facebook, Inc.’s average contract rent over the loan term.

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With respect to the 560 Mission Street Mortgage Loan (3.1%), rent for the largest tenant, JP Morgan (36.9% NRA), the third largest tenant TIAA-CREF (9.7% NRA), the fifth largest tenant, Seyfarth Shaw (7.4% NRA), and Munger Tolles & Olsen (6.3% NRA) were each underwritten on a straight-lined basis.

●	With respect to the Powered Shell Portfolio - Sterling Mortgage Loan (3.0%), the related sole tenant, Vadata, Inc., was underwritten on a straight-lined basis.

●

With respect to the Stop & Shop Portfolio Mortgage Loan (2.8%), with respect to each of the Stop & Shop - Framingham Mortgaged Property, the Stop & Shop - Bristol Mortgaged Property, and the Stop & Shop - Malden Mortgaged Property, according to information provided by the related borrower, the sole tenant, Stop & Shop, has subleased one or more pad sites or inline spaces.

●

With respect to the 3900 Camelback Mortgage Loan (2.3%), the fifth largest tenant, The Pain Center of Arizona, leases 11,924 square feet at the Mortgaged Property (6.7% of net rentable area), but does not occupy 2,712 of such square feet, and has subleased an additional 2,152 square feet to ATI Holdings of Arizona, LLC dba ATI Physical Therapy at the same base rent as the prime lease.

●	With respect to the Canoga Park Mortgage Loan (0.9%), the largest tenant, Vallarta, which leases 88.2% of net rentable area, has subleased portions of its leased space.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

For more information related to tenants not yet in occupancy or in a free rent period at a Mortgaged Property or portfolio of Mortgaged Properties, see Annex A-1 to this prospectus and the accompanying footnotes.  Additionally, see Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

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The 545 Washington Boulevard, Park Tower at Transbay, Powered Shell Portfolio – Sterling, Stop & Shop Portfolio, Springhill Suites - Charlotte Uptown, Marriott – Bakersfield, Springhill Suites – Ballantyne, Fairfield Inn & Suites Ft Lauderdale, Fairfield Inn & Suites Pembroke Pines, TownePlace Suites – Whitefish and Springhill Suites - Punta Gorda (collectively, 21.0%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party.  See “Yield and Maturity Considerations” in this prospectus.  See representation and warranty no. 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

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With respect to the 545 Washington Boulevard Mortgage Loan (5.0%), JPMorgan Chase Bank, the second-largest tenant at the Mortgaged Property, has a right of first refusal to purchase the Mortgaged Property if the landlord wishes to sell such property.  Such right of first refusal does not apply to a sale of the Mortgaged Property through a foreclosure or deed in lieu of foreclosure, but applies to any subsequent transfers.

●

With respect to the Park Tower at Transbay Mortgage Loan (3.1%), Facebook, Inc., the sole office tenant at the Mortgaged Property, has a right of first offer to purchase the Mortgaged Property if the landlord receives an offer to purchase the Mortgaged Property (or any portion thereof).  The sole tenant will not have any right of first offer with respect to a sale of the Mortgaged Property through a foreclosure by a trustee’s power of sale, judicially or by accepting a deed-in-lieu of foreclosure, or as a purchaser at a foreclosure sale. The related lease also precludes the sale of the related Mortgaged Property to a “Tenant Competitor” (or affiliate thereof) which are specified as Alphabet Inc., Amazon.com, Inc., Apple Inc., Microsoft Corporation, salesforce.com, inc., Snap Inc. and Samsung Electronics (which list of competitors is subject to change by Facebook, Inc. in accordance with its lease), except pursuant to an order from a bankruptcy court.

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With respect to the Powered Shell Portfolio – Sterling Mortgage Loan (3.0%), pursuant to a ROFO agreement between the related borrower and the sole tenant, Vadata, Inc., provided that none of the leases with Vadata, Inc. have been terminated due to an event of default, assigned to an unaffiliated third party or reduced to less than 75% of the rentable square feet occupied by Vadata, Inc., a transfer of the Mortgaged Properties (other than collateral security transfers in connection with any debt or equity financing, or transfers pursuant to a foreclosure or a deed in lieu of foreclosure) is subject to a right of first offer in favor of Vadata, Inc. If the subsequent transfer is not for at least 95% of the price of the offer to Vadata, Inc., Vadata, Inc. would be entitled to purchase the Mortgaged Properties at such lower sales price.

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With respect to the Stop & Shop Portfolio Mortgage Loan (2.8%), the sole tenant at each of the Stop & Shop Portfolio Mortgaged Properties has a right of first refusal to purchase the related individual Mortgaged Property leased by such tenant if the related borrower receives any acceptable bona fide offer to purchase such Mortgaged Property.  Such rights of first refusal do not apply to a foreclosure or deed in lieu thereof. However, such rights would apply to subsequent transfers.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.  See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties related to the 15 largest Mortgage Loans where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

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With respect to the 55 Hudson Yards Mortgaged Property (6.1%), one of the borrower sponsors (The Related Companies, L.P.) is an owner/developer of nearby properties at 10 Hudson Yards (1,800,000 square feet office property completed in 2016 and currently 100% leased), 30 Hudson Yards (2,600,000 square feet office property completed in 2019 and 100% leased to a single tenant), 35 Hudson Yards (1,100,000 square feet mixed use project completed in 2019, as to which the 178,000 square feet office component is 100% leased to a single tenant) and 50 Hudson Yards (2,900,000 square feet office building scheduled for 2022 completion that is approximately 30% pre-leased).

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.  Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.  Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.  In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance.  Twenty (20) of the Mortgaged Properties (19.9%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4).  Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 17.0%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.  Described below are Mortgage Loans having such self-insurance conditions or permitting reliance on third party insurance maintained by tenants:

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With respect to the Bellagio Hotel and Casino Mortgage Loan (6.1%), the Mortgage Loan documents permit the borrower to rely on the insurance provided by the master tenant at the Mortgaged Property. Such insurance is generally required to meet the requirements of the loan documents, except that the tenant’s policies are permitted to vary from the requirements of the Mortgage Loan documents with respect to (x) the named storm sublimit which must be no less than $700,000,000 per occurrence (which is less than full replacement cost) and (y) any property or terrorism deductible, which may be up to $2,500,000.

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With respect to the Stop & Shop Portfolio Mortgage Loan (2.8%), the Mortgage Loan documents permit the borrower to rely on the insurance provided by the sole tenant, Stop & Shop, so long as such insurance is satisfactory to the lender in its sole discretion.  The tenant maintains insurance for the Mortgaged Property, which does not satisfy the customary requirements of the Mortgage Loan documents.  Accordingly, the borrower has purchased contingent insurance to satisfy such requirements.

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With respect to the Innocor Industrial Portfolio Mortgage Loan (1.6%), the Mortgage Loan documents permit the borrower to rely on the insurance provided by the sole tenant, Innocor, Inc., provided that such insurance satisfies the requirements of the Mortgage Loan documents.

●

With respect to the Canoga Park Mortgage Loan (0.9%), with respect to the improvements on the spaces ground leased by McDonald’s and El Pollo Loco, the Mortgage Loan documents permit the borrower to rely on the insurance maintained by the related ground lessees, which does not satisfy the customary requirements of the Mortgage Loan documents, including with respect to coverage amounts, coverage types, and insurer requirements.

●

With respect to the Southern CVS Portfolio Mortgage Loan (0.7%), the related borrowers’ obligation to provide insurance under the Mortgage Loan documents may be satisfied by the sole tenant at each Mortgaged Property, CVS, providing the insurance required under its lease, so long as such insurance coverage meets the requirements set forth in the Mortgage Loan documents.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease.  If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents.  See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds.  Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee.  Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.  Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance.  See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.  See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.  In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property.  See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction.  However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property.  See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to the 1412 Broadway Mortgage Loan (4.3%), the Mortgaged Property has been operating under temporary certificates of occupancy (each a “TCO”) in connection with certain work at the Mortgaged Property. However, the two TCOs under which the Mortgaged Property has been operating have expired. Accordingly, the Mortgaged Property is currently operating under the most recently issued permanent certificate of occupancy (“PCO”), which does not contemplate certain retail uses on the ground/cellar level and certain uses of the 4-story penthouse, including the rooftop bar (collectively, the “TCO Uses”). The borrower has represented that the TCO Uses may continue pending the issuance of a new TCO/PCO; however, the borrower may be liable for fines in the amount of $2,000 for every 75 days that the Mortgaged Property does not have a new TCO or PCO. The borrower agreed in the Mortgage Loan documents (i) to cause the TCO to be renewed within 60 days of origination (subject to automatic extension for successive 30 day periods so long as the borrower is using commercially reasonable and diligent efforts to satisfy the requirements for renewal of the TCO and no material adverse effect has occurred or is reasonably likely to occur as a result of the failure of the Mortgaged Property to have a TCO), (ii) to maintain the TCO at all times until a new PCO is obtained, and (iii) to use commercially reasonable and diligent efforts to satisfy the requirements for obtaining a new PCO.

With respect to the Stop & Shop – Framingham Mortgaged Property (0.6%), such Mortgaged Property is legal non-conforming with respect to setbacks, as the front setback encroaches by 11 feet along one adjacent street, and 16.8 feet along another.  The related zoning ordinance permits reconstruction only if a special use permit is obtained, regardless of the degree of damage.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.  For example:

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With respect to the 1100 Concourse Tenants Corp. Mortgage Loan (0.4%), the related Mortgaged Property is located in the Special Grand Concourse Preservation Historic District in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

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With respect to the 52 Warren Street Owners Inc. Mortgage Loan (0.2%), the related Mortgaged Property is located in the Tribeca South Historic District Extension in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

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With respect to The Casino Mansions Company Mortgage Loan (0.2%), the related Mortgaged Property is located in the Brooklyn Heights Historic District in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

●	With respect to the 2 Grove Street Apartment Corporation Mortgage Loan (0.1%), the 79 Barrow Street Owners Corp. Mortgage Loan (0.1%) and the 32 Downing

Owners Corp. Mortgage Loan (0.1%), the related Mortgaged Properties are located in the Greenwich Village Historic District in New York City and are therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the properties.

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With respect to the 120 W. 70 Owners Corp. Mortgage Loan (0.1%), the related Mortgaged Property is located in the Upper West Side/Central Park West Historic District in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value.  However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”.  The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  We cannot assure you that those assumptions are or will be accurate or that any such non-”as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values.  In the case of Mortgage Loans secured by residential cooperative properties, information regarding the value of such Mortgaged Properties is based upon the appraised value of such Mortgaged Property assuming such Mortgaged Property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property.  Such appraised values for Mortgage Loans secured by residential cooperative properties are calculated as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.  See also “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts.  In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan.  In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor.  See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).  For example:

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With respect to the 55 Hudson Yards Mortgage Loan (6.1%), the loan documents provide for full recourse to the single purpose entity borrower. There is no separate carve-out guarantor or environmental indemnitor. However, a Phase I environmental site assessment was obtained at the time of loan origination that indicated no recognized environmental conditions. In addition, the Cut-Off Date LTV Ratio of the Mortgage Loan is 39.4% and of the related Whole Loan is 51.9%.

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With respect to the 1633 Broadway Mortgage Loan (6.1%), the loan documents provide for full recourse to the single purpose entity borrower. There is no separate carve-out guarantor or environmental indemnitor.

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With respect to the Bellagio Hotel and Casino Mortgage Loan (6.1%), the non-recourse carveout guarantor’s liability for bankruptcy-related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the related Whole Loan as of the date of the event.  In addition, only the related single purpose entity borrower, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the single purpose entity borrower is the only party liable under the environmental indemnity; provided, however, that if the borrower fails to maintain an environmental insurance policy as required under the Mortgage Loan documents, the non-recourse carveout guarantor is liable for losses relating to breaches of environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. At origination of the Mortgage Loan, the related borrower obtained an environmental insurance policy issued by Evanston Insurance Company for an initial term of five years, expiring November 15, 2024, which is prior to the related maturity date.  We cannot assure you that the borrower will obtain a new environmental insurance policy upon expiration. Further, the non-recourse carveout guarantor’s liability for transfers in violation of the Mortgage Loan documents is not full recourse, but is limited to losses only.

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With respect to the Jackson Park Mortgage Loan (4.6%), the loan documents provide for full recourse to the single purpose entity borrower. There is no separate carve-out guarantor or environmental indemnitor. However, a Phase I environmental site assessment was obtained at the time of loan origination that indicated no recognized environmental conditions (however, there is a CREC at the Mortgaged Property). In addition, the Cut-off Date LTV Ratio of the Mortgage Loan is 34.4%.

●	With respect to the Parklawn Building Mortgage Loan (4.0%), the separate carveout guarantor does not have any assets other than its ownership interest in the borrower.

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With respect to the Park Tower at Transbay Mortgage Loan (3.1%), the loan documents provide for full recourse to the single purpose entity borrower. There is no separate carve-out guarantor or environmental indemnitor. However, a Phase I environmental site assessment was obtained at the time of loan origination that indicated no recognized environmental conditions. In addition, the Cut-off Date LTV Ratio of the Mortgage Loan is 49.1%.

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With respect to the 560 Mission Street Mortgage Loan (3.1%), there is no separate non-recourse carve-out guarantor or environmental indemnitor, and the related single-purpose entity borrower is the sole party responsible for breaches or violations of the non-recourse carve-out provisions in the related Mortgage Loan documents. In addition, the Cut-off Date LTV Ratio of the Mortgage Loan is 35.6%.

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With respect to the Powered Shell Portfolio - Sterling Mortgage Loan (3.0%), the related non-recourse carveout guarantor’s liability under the bankruptcy-related carveouts is limited to 20% of the then-current outstanding principal balance of the Mortgage Loan.  In addition, (A) the related guarantor has no liability for losses provided the environmental insurance policy is in place and (B) the lender must pursue recovery under the environmental insurance policy before bringing claim against environmental indemnitors.

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With respect to the Innocor Industrial Portfolio Mortgage Loan (1.6%), there are two non-recourse carveout guarantors, one of which indirectly owns 92.7% of the borrower and one of which indirectly owns 7.3% of the borrower.  The guarantors are severally liable for the non-recourse carveouts in accordance with their ownership interests and are not jointly liable.

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With respect to the Waterside Center 3110 Mortgage Loan (0.9%), the loan documents provide for full recourse as to $2,000,000 of debt to borrower and guarantor until recourse release conditions satisfied: (i) debt yield equals or exceeds 9.5% or (ii) re-tenanting event has occurred with respect to Suite 550.

The Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.  See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

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With respect to the 55 Hudson Yards Mortgage Loan (6.1%), the mortgage lien is subject and subordinate to certain PILOT Mortgages in the aggregate principal amount of $501,000,000. The borrower leased the Mortgaged Property to the New York City Industrial Development Agency (the “Agency”) (the “Company Lease”), and the Agency subleased the Mortgaged Property back to the borrower (the “Agency Lease”) (the Company Lease and Agency Lease, collectively the “IDA Leases”). This structure results in a mortgage recording tax exemption and real property tax abatements. The borrower paid $34,860,000 at loan origination in lieu of mortgage recording taxes imposed by the City of New York and State of New York. The borrower pays installment payments in lieu of real estate taxes as the rent under the Agency Lease (the “PILOT Payments”). To assure that the PILOT Payments achieve the same priority as real estate tax payments, the borrower (with the Agency as holder of the leasehold under the Company Lease) provided mortgages in favor of the Hudson Yards Infrastructure Corporation, a not-for-profit local development corporation (“HYIC”) to secure the PILOT Payments (collectively, the “PILOT Mortgages”). The HYIC has issued revenue bonds, and the PILOT Payments are used to repay the bondholders. The term of the IDA Leases runs to June 30, 2044, with conditional provision for extensions thereafter. The PILOT Mortgages are superior to the mortgage lien in the same way that a lien for real estate taxes would be superior. The lender has obtained various customary lender protections from the Agency related to leasing operations and the enforcement of Agency remedies in the event of non-payment of PILOT payments. See “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” in Annex A-3 of this prospectus.

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With respect to the Jackson Park Mortgage Loan (4.6%), the related Mortgaged Property benefits from a 15-year, 421-a tax abatement. The taxes are fully abated for the first 10 years post-construction, then the taxes are phased-in by 20% each year for five years. Underwritten real estate taxes assume the full abatement. In addition, the Appraised Value includes $80,000,000 attributable to Brownfield Redevelopment Tax Credits under the State of New York’s Brownfield Cleanup Program.

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With respect to the Chroma Apartments Mortgage Loan (0.9%), the Mortgaged Property is enrolled in the Chapter 353 real estate tax abatement program. The tax abatement has a 15-year term expiring December 31, 2033. The abatement locks in the assessed value for the Mortgaged Property at pre-development amounts with 100% of the increase in assessed value being abated for the entire abatement period.  The appraiser concluded that the net present value of the tax abatement over a 15-year period was $10,200,000.

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With respect to the 1295 Fulton Street Mortgage Loan (0.4%), the Mortgaged Property received a 25-year abatement through the Industrial and Commercial Abatement Program (“ICAP”) in fiscal year 2015/2016. The abatement is equal to $97,919 and will stay constant for the sixteen years following its inception, and then will be phased down 10% per year through 2039/2040.  Real estate taxes were underwritten based on the average real estate taxes adjusted for the ICAP tax abatement due over the 10-year term of the Mortgage Loan.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination.  A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Forty-one (41) Mortgage Loans (81.4%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Twenty-five (25) Mortgage Loans (9.4%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Eight (8) Mortgage Loans (5.4%) provide for an initial interest-only period that expires between twenty-four (24) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

One (1) Mortgage Loan (3.1%), provides for interest-only payments for the entire term to stated maturity; provided that if such Mortgage Loan is outstanding from and after an Anticipated Repayment Date occurring approximately 10 years following the related origination date, interest will accrue at the related Revised Rate.

One (1) Mortgage Loan (0.7%) provides for interest-only payments then monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to the Anticipated Repayment Date; provided that if such Mortgage Loan is outstanding from and after the Anticipated Repayment Date occurring approximately 10 years following the related origination date, interest will accrue at the related Revised Rate.

One (1) Mortgage Loan (0.1%), requires monthly payments of principal and interest for the entire term to stated maturity which may fully amortize such Mortgage Loan.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest-only, Balloon	41	$1,330,515,000	81.4%
Amortizing Balloon	25	153,185,831	9.4
Interest-only, Amortizing Balloon	8	88,280,000	5.4
Interest-only, ARD	1	50,000,000	3.1
Interest-only, Amortizing ARD	1	11,000,000	0.7
Fully Amortizing	1	1,291,037	0.1
Total	77	$1,634,271,868	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	60	$899,861,200	55.1%
5	2	181,285,000	11.1
6	4	276,940,000	16.9
10	1	75,000,000	4.6
11	10	201,185,669	12.3
Total	77	$1,634,271,868	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	22	$950,610,669	58.2%
3	1	14,400,000	0.9
4	14	145,330,000	8.9
5	15	364,110,571	22.3
5 days once per a 12-month period	1	50,000,000	3.1
10	24	109,820,629	6.7
Total	77	$1,634,271,868	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan.  See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans.  The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans.  Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

Each of the Park Tower at Transbay Mortgage Loan and the Southern CVS Portfolio Mortgage Loan (each, an “ARD Loan”) (3.7%) provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid such ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”), rather than the stated Mortgage Rate (the “Initial Rate”).  “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.  See Annex A-1 for the Anticipated Repayment Date for each of the ARD Loans and Annex A-3 for a description of the Revised Rates with respect to the Park Tower at Transbay Mortgage Loan.

With respect to the Southern CVS Portfolio (0.7%) Mortgage Loan, such Mortgage Loan is an ARD Loan that is interest-only prior to the Anticipated Repayment Date. From and after the Anticipated Repayment Date, the Southern CVS Portfolio Mortgage Loan will accrue interest at a per annum equal to the greater of (i) the initial interest rate (4%) plus 3% or (ii) the treasury rate plus 5%, which will be deferred and due and payable on the Maturity Date (or earlier repayment in full of the Southern CVS Portfolio Whole Loan). The Anticipated Repayment Date automatically triggers a cash sweep period whereby all excess cash flow is required to be used to pay down the principal balance of the Southern CVS Portfolio Mortgage Loan in full and then repay the deferred additional accrued interest.

Each of the ARD Loans is interest-only until its Anticipated Repayment Date.  Consequently, the repayment of such ARD Loan in full on the applicable Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto).  The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay such ARD Loan on or before the applicable Anticipated Repayment Date but the borrower will have no obligation to do so.  We make no statement regarding the likelihood that such ARD Loan will be repaid on the applicable Anticipated Repayment Date.

After the applicable Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan.  While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the applicable Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates and the RR Interest.  See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single Purpose Entity Covenants

With respect to the Mortgage Loans secured by residential cooperative properties, the related borrower does not have independent directors, no non-consolidation opinion was delivered in connection with the origination of the related Mortgage Loan, and the organizational documents of the related borrower do not contain single purpose entity covenants.  In addition, see representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws” in this prospectus.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 4 to 7 months) up to and including the stated maturity date (or, in the case of an ARD Loan, the related Anticipated Repayment Date).  See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision.  See “—Releases; Substitutions; Partial Releases; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

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will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

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if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

With respect to the 545 Washington Boulevard Mortgage Loan (5.0%) and the Innocor Industrial Portfolio Mortgage Loan (1.6%), the related Mortgage Loan documents permit prepayment in order to cure a cash management trigger event. No prepayment fee or yield maintenance premium is required in connection with a prepayment for such purpose.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”.  In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement.  We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan.  In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

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Thirty-seven (37) Mortgage Loans (52.0%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

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Eight (8) Mortgage Loans (17.5%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

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Five (5) Mortgage Loans (11.6%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the maturity date and thereafter such Mortgage Loan is freely prepayable.

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Two (2) Mortgage Loans (9.1%) each permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time, and following such specified period of time, permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loan is freely prepayable.

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Twenty-four (24) Mortgage Loans (6.7%) each permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time, and following such specified period of time, permit prepayment upon the payment of a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loan is freely prepayable.

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One (1) Mortgage Loan (3.1%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan.  Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired.  See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or in the case of an ARD Loan, the related Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
4 – 6	64	59.9%
7	13	40.1
Total	77	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

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the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer.  See “—Additional Indebtedness” below.

In addition, with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., the applicable master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA.  See “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”.

Defeasance

The terms of forty-four (44) Mortgage Loans (the “Defeasance Loans”) (72.7%) permit the applicable borrower at any time (generally, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.  With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated to be paid on the related Anticipated Repayment Date, the related balloon payment (provided that in certain cases the related borrower is obligated to purchase the foregoing securities directly, rather than to provide a Defeasance Deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.  See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect

ERISA Eligibility; Ratings May Be Downgraded”.  See representation and warranty no. 34 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to the 1633 Broadway Mortgage Loan (6.1%), following the defeasance lockout date, the loan documents permit the partial defeasance of the loan without a partial release.

For additional information on Mortgage Loans that permit partial defeasance in connection with a partial release or substitution, see “—Releases; Substitutions; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Substitutions; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or partial substitution or the release of improved or otherwise material portions of the Mortgaged Property without additional monetary consideration, subject to the satisfaction of certain specified conditions, including the REMIC requirements.  Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral or the substitution of real property for the Mortgage Loan collateral.

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With respect to the Jackson Park Mortgage Loan (4.6%), after the end of the two-year period commencing on the closing date of this securitization, the related Mortgage Loan documents permit the partial release of any residential tower within the related Mortgaged Property (1 Jackson Park, 2 Jackson Park or 3 Jackson Park), but not including the amenity building or parking garage or any other portion of such Mortgaged Property, through (A) on or after April 10, 2029, prepayment equal to the Release Price or (B) prior to April 10, 2029, partial defeasance in an amount equal to the Release Price, provided (a) no event of default is continuing, (b) the released property is transferred on an arms-length basis, (c) rating agency confirmation is received and (d) after the partial release, the debt yield for the remaining property is at least the greater of (x) the debt yield immediately preceding the release and (y) 7.10% (provided, the Jackson Park Borrower may deposit as either cash or a letter of credit the amount which would cause the Jackson Park Property to meet such debt yield test). For purposes of this paragraph the “Release Price” is equal to 110% of the allocated loan amount for each residential building. The allocated loan amount for 1 Jackson Park is $375,000,000. The allocated loan amount for 2 Jackson Park is $359,375,000. The allocated loan amount for 3 Jackson Park is $265,625,000.

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With respect to the Kings Plaza Mortgage Loan (4.6%), the loan documents permit the Borrower to obtain the free release of the “garage development parcel” as defined in the loan agreement in connection with a sale or conveyance to a third-party subject to conditions including: (a) no event of default has occurred and is continuing, (b) borrower provides lender with evidence that the remaining parcel after the release constitutes a separate legal lot and tax parcel, (c) borrower provides lender a REMIC opinion, (d) borrower pays lender any applicable rating agency costs, (e) the number of parking spaces at the property will not be reduced below the applicable zoning requirements, (f) the development of the release parcel will be restricted to the development for a non-retail use, provided that up to 10% of the gross leasable area of the completed development may be for retail purposes.

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With respect to the Houston-Austin Multifamily Portfolio Mortgage Loan (4.2%), the borrowers have the one-time right, at any time after the expiration of the prepayment lockout period and prior to the open prepayment date, and provided no event of default under the Mortgage Loan documents exists, to obtain the release of any one individual property, provided certain conditions are satisfied, including (i) prepayment of a release price equal to 105% of the allocated loan amount of the related individual property, together with, if prior to the open prepayment date, a  prepayment fee equal to the greater of (x) 1.00% of the principal amount prepaid and (y) a yield maintenance premium, (ii) the aggregate debt yield of the Mortgage Loan and any then-existing mezzanine debt after giving effect to the release is greater than the greater of (x) the aggregate debt yield immediately prior to the release, and (y) 7.4%; (iii) the aggregate loan-to-value ratio of the Mortgage Loan and any then-existing mezzanine debt after giving effect to the release is no greater than the lesser of (x) the aggregate loan-to-value ratio immediately prior to the release and (y) 67.9% (based on an updated appraisal); (iv) the aggregate debt service coverage ratio of the Mortgage Loan and any then-existing mezzanine debt after giving effect to the release is greater than the greater of (x) the aggregate debt service coverage ratio (assuming that debt service payments are being made based on a 30 year amortization) immediately prior to the release, and (y)1.32x, and (v) satisfaction of REMIC-related requirements.

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With respect to the Parklawn Building Mortgage Loan (4.0%), the borrower may establish a condominium regime acceptable to the lender for the Mortgaged Property in order to release a portion of the collateral comprised of the above-grade portion of the vacant wing C (the “Release Unit”) at any time after the defeasance lockout period, and the borrower has the right to obtain a partial release, provided that, among other conditions: (i) no event of default or cash sweep period exists, (ii) the lender has approved the related condominium documents, which are in compliance with all applicable legal requirements, (iii) the borrower partially defeases the loan in an amount equal to $2,400,000, which is 100% of the allocated loan amount, if the transfer is made to an unaffiliated third-party or an amount equal to the greater of (A) $2,400,000 or (B) 100% of the net sales proceeds received by borrower in connection with such release if the transfer is made to an affiliate of the borrower, (iv) following the release of the Release Unit and partial defeasance of the Parklawn Building Whole Loan, the debt yield (calculated with a vacancy adjustment equal to the greater of actual vacancy or 3%) is equal to or greater than the greater of (x) the debt yield immediately preceding such release and (y) 9.24%, (v) the debt service coverage ratio (calculated with a vacancy adjustment equal to the greater of actual vacancy or 3% and assuming a 30-year amortization period) is equal to or greater than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 1.74x and (vi) the loan to value ratio is equal to or less than the lesser of (x) the loan to value ratio immediately preceding such partial release and (y) 60.0%; provided that if the tests in clauses (iv), (v), and (vi) above are not satisfied, the borrower may deposit cash with the lender in the amount that if applied to the reduction of the outstanding principal balance of the Parklawn Building

Whole Loan, would result in the satisfaction of such tests, which cash will be held as additional collateral for the Parklawn Building Whole Loan.

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With respect to the Powered Shell Portfolio – Sterling Mortgage Loan (3.0%), provided no event of default under the Mortgage Loan is continuing, the related borrower has the right to obtain the release of one or more of the Mortgaged Properties subject to the satisfaction of certain conditions, including, among others: (i) prepayment, together with any applicable yield maintenance premium (or, from and after the second anniversary of the closing date of this securitization, delivery of defeasance collateral) in an amount equal to the product of its amortized allocated loan amount times 110% (the “Powered Shell Portfolio - Sterling Minimum Release Price”); (ii) after giving effect to such release, either (a) the debt yield is at least 8.92% or (b) the debt yield requirement will be automatically satisfied if (1) if the applicable Mortgaged Property is being sold to an unaffiliated third party and (2) the release price for such Mortgaged Property is at least equal to the greater of the Powered Shell Portfolio - Sterling Minimum Release Price of such Mortgaged Property and the net amount of proceeds of actually received by the borrower from such sale; and (iii) delivery of a REMIC opinion. The borrower is also permitted to obtain the release of a Mortgaged Property in connection with curing an event of default with respect to such property by defeasance or prepayment of the Powered Shell Portfolio - Sterling Minimum Release Price without meeting the requirements of clause (ii) above if the borrower has demonstrated in good faith to the lender that it has pursued a cure of such event of default, and such cure does not require any capital contribution to the borrower or any obligation of the borrower or the non-recourse carveout guarantor to use revenues from any property other than the property that is the subject of such event of default to effectuate such cure and such release cures such event of default.

●

With respect to the Stop & Shop Portfolio Mortgage Loan (2.8%), the borrowers have the right, at any time after the expiration of the prepayment lockout period and prior to the open prepayment date, and provided no event of default under the Mortgage Loan documents exists, to obtain the release of any one or more individual properties, provided certain conditions are satisfied, including (i) prepayment of a release price equal to 110% of the allocated loan amount of the related individual property, together with, if prior to the open prepayment date, a  prepayment fee equal to the greater of (x) 1.00% of the principal amount prepaid and (y) a yield maintenance premium, (ii) the debt yield of the Mortgage Loan after giving effect to the release is greater than the greater of (x) the debt yield immediately prior to the release, and (y) 10.2%; provided, however, that if the then debt yield does not satisfy said requirement, the borrowers may prepay the Mortgage Loan in part in order to satisfy the requirement, and (iii) satisfaction of REMIC-related requirements.

●

With respect to the Innocor Industrial Portfolio Mortgage Loan (1.6%), the borrower has the right, at any time after the expiration of the prepayment and defeasance lockout period and prior to the open prepayment date, and provided no event of default under the Mortgage Loan documents exists (other than if such event of default is cured by the effectuation of the applicable partial release), to (A) obtain the release of any one or more individual properties, provided certain conditions are satisfied, including (i) prepayment of a release price equal to 110% of the allocated loan amount of the related individual property, together with, if prior to the open prepayment date, a  prepayment fee equal to the greater of (x) 1.00% of the principal amount prepaid and (y) a yield maintenance premium, (ii) the debt yield of the Mortgage Loan after giving effect to the release is greater than the lesser of (x)

the debt yield immediately prior to the release, and (y) 9.05%, (iii) satisfaction of REMIC-related requirements and (iv) severance of the lease for the released property from the single lease for the properties, or (B) defease a portion of the Mortgage Loan, provided certain conditions are satisfied, including (i) the required conditions set forth in the Mortgage Loan agreement in connection with partial  release are satisfied, and (ii) provision of a rating agency confirmation.

●

With respect to the Upper Manhattan & Astoria Portfolio Mortgage Loan (0.7%), after the end of the two-year period commencing on the closing date of this securitization, the related Mortgage Loan documents permit the partial release of up to two of the six related individual Mortgaged Properties to an unaffiliated third party, provided that, among other conditions: (i) no event of default is continuing; (ii) payment is made of 125% of the allocated loan amount for the released property along with yield maintenance; (iii) after giving effect to the release (I) the debt service coverage ratio is at least equal to the greater of (a) 1.51x or (b) debt service coverage ratio of all properties prior to the release, (II) the debt yield is at least equal to the greater of (a) 8.45% or (b) debt yield of all properties prior to the release and (III) the loan-to-value ratio is not greater than the lesser of (a) 45.9% or (b) the loan-to-value of all properties prior to the release; and (iv) rating agency confirmation is received.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things.  Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.  We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Fifty-two (52) Mortgage Loans (53.7%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Eighteen (18) Mortgage Loans (52.3%) that are secured in whole or in part by mixed use, office, retail and industrial properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues.  Such escrows are typically considered for mixed use, office, retail and industrial properties only.

Thirty-seven (37) Mortgage Loans (43.4%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Eighteen (18) Mortgage Loans (25.5%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Nineteen (19) Mortgage Loans (26.8%) provide for monthly or upfront escrows to cover planned capital expenditures or deferred maintenance or franchise-mandated property improvement plans.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management.  The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property.  The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard/Springing Cash Management	12	$664,690,000	40.7%
Springing	33	565,961,239	34.6
Hard/Upfront Cash Management	4	172,650,000	10.6
Soft/Springing Cash Management	4	121,150,000	7.4
None	24	109,820,629	6.7
Total	77	$1,634,271,868	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●

Hard/Upfront Cash Management.  The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity.  Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents.  This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Generally, excess funds may then be remitted to the related borrower.

●

Hard/Springing Cash Management.  The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity.  Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower.  From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●

Soft/Upfront Cash Management.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager.  The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity.  Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents.  This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Generally, excess funds may then be remitted to the related borrower.

●

Soft/Springing Cash Management.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager.  The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity.  Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower.  In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity.  All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents.  From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●

Springing.  A lockbox account is established at origination or upon the occurrence of certain “trigger” events.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager.  The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity.  Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents.  This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Excess funds may then be remitted to the related borrower.

●

None.  Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary.  Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager.  With respect to certain hospitality Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses.  Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis.  Lockbox accounts will not be assets of the issuing entity.  See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Four (4) Mortgage Loans (10.6%) were originated by Wells Fargo Bank National Association and/or National Consumer Cooperative Bank with exceptions to the underwriting guidelines as described in the following bullet points:

●

With respect to the 55 Hudson Yards Mortgage Loan (6.1%), (i) the underwritten vacancy (3.6%) is less than the investment grade blend of 4.4% and (ii) the underwritten base rent includes $342,349 in straight-line rent averaging for the law firm tenant Boies, Schiller & Flexner (“Boies Schiller”) through the loan term but the tenant is not ranked within the top 50 law firms in the United States according to a third party legal publication, which each represent exceptions to the underwriting guidelines for Wells Fargo Bank, Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following (a) the Cutoff Date U/W NCF DSCR and U/W NOI Debt Yield are 3.53x and 11.0%, respectively; and by (i) utilizing a 4.4% blended investment grade vacancy rate and (ii) excluding the income attributed to the straight-line rent averaging of Boies Schiller, the Cut-off Date U/W NCF DSCR and U/W NOI Debt Yield would be 3.48x and 10.8%, respectively; (b) Boies Schiller is ranked within the top 100 law firms in the United States according to a third party legal publication; (c) Boies Schiller reported 2018 revenues of $420 million and average revenue per lawyer of $1.31 million, which increased from $410 million and $1.28 million, respectively, in 2017; (d) Boies Schiller is headquartered at the Mortgaged Property; (e) the Mortgaged Property was constructed in 2018 and is currently 97.3% leased to 20 tenants; (f) amenities at the Mortgaged Property include fingerprint access within the office lobby and common corridors, floor-to-ceiling glass windows, column-free space allowing tenants to maximize on the large expansive floor plates, terrace overlooking the new Hudson Boulevard Park that wraps around the 10th floor (podium level), and private terraces throughout the office component that were constructed for tenants upon request; and (g) the sponsors are a joint venture which includes The Related Companies, L.P., a privately owned, fully integrated and diversified company with experience in development, acquisition, management, finance, marketing and sales, which owns and manages a portfolio of assets valued at over $60 billion. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●

With respect to the Hilton Denver Dual Brand Hotel Mortgage Loan (3.3%), (i) the underwritten occupancy (90.0%) is greater than 80.0%, (ii) the underwritten food & beverage revenue ($602,633) is greater than the September 30, 2019 trailing twelve-month (“9/30/2019 TTM”) revenue ($579,742) and (iii) the franchisor requires completion of an approximately $5.5 million PIP within 30 months of the newly executed franchise agreements (by May 2022) and at origination, the Lender only reserved $4.5 million of the PIP budget estimate, which represent exceptions to the Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following: (a) the Mortgage Loan has strong metrics with an U/W NOI Debt Yield, U/W NCF DSCR and Cut-off Date LTV Ratio of 12.4%, 2.81x and 63.2%, respectively; (b) if the Mortgaged Property was underwritten to the 9/30/2019 TTM food & beverage revenue the resulting U/W NOI Debt Yield and U/W NCF DSCR would be 12.4% and 2.80x, respectively; (c) the required FF&E reserve can be used to fund the remaining PIP budget estimate and the mortgage lender will have collected $1.0 million by April 2021 ; (d) Rooms Revenue and Other Revenue were underwritten to the 9/30/2019 TTM and comprise 96.8% of underwritten Total Revenue (e) the Mortgaged Property’s reported 9/30/2019 TTM RevPAR penetration rates were 125.3% and 116.7% for the Hampton Inn and Homewood Suites, respectively; (f) the Mortgaged Property is located within the Downtown Denver submarket and is surrounded by numerous demand generators including the Colorado Convention Center (which hosted approximately 900,000 attendees in 2018), Coors Field (home of the Major League Baseball Colorado Rockies), Pepsi Center (home of the National Basketball Association Denver Nuggets), the Colorado State Capital, and the Denver Performing Arts Complex; and (g) The borrower sponsor and nonrecourse carve-out guarantor of the Mortgage Loan is Noble Hospitality Fund IV - Income, L.P., which is owned by Noble Investment Group, a real estate investment firm that operated more than 7,000 hotel rooms as of January 2020. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●

With respect to the Chroma Apartments Mortgage Loan (0.9%), the Mortgage Loan underwritten loan-to-value and U/W NCF DSCR inclusive of in-place mezzanine debt ($10.1 million) are greater than 80.0% (82.3%) and not greater than 1.20x (1.20x), respectively, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following:  (a) the Cut-off Date LTV and U/W NCF DSCR excluding the mezzanine debt are 68.5% and 1.81x; (b) the Mortgaged Property is a newly constructed, Class A multifamily building (with retail space) that was 95.3% occupied as of October,

2019; (c) the mezzanine loan is coterminous with the Mortgage Loan; (d) the mezzanine lender is 100% owned by Sound Mark Horizons Fund, LP (the “Fund”), an open-ended limited partnership formed by Sound Mark Partners, LLC (“Sound Mark”) in 2013 for the purpose of investing in moderate risk commercial real estate debt and other investments, and as of December 31, 2018, the Fund had committed capital of $235.6 million, of which $203.3 million has been contributed and $224.5 million has been called including distributions reinvested in the Fund; (e) Sound Mark has provided approximately $175 million of mezzanine debt across 13 separate CMBS loans over the past 6 years, ranging from $3.3 million to $25.0 million. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●

With respect to the 82-90 Caryl Avenue Owners Corp. Mortgage Loan (0.2%), the financial statements received from the related borrower are on a compiled basis.  National Cooperative Bank, N.A.’s underwriting criteria requires reviewed financial statements for all loans greater than or equal to $1,000,000 and less than $5,000,000.  National Cooperative Bank, N.A.’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following considerations: (a) the Cut-off Date LTV Ratio and Coop – LTV as Rental are 50.0% and 42.6%, respectively, (b) the U/W NCF DSCR, Cut-off Date U/W NCF Debt Yield and U/W NOI Debt Yield are 3.12x, 14.1% and 14.6%, respectively and (c) on a going forward basis, the related borrower is obligated to provide annual audited financial statements pursuant to the related loan documents.  Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus.  Based on the foregoing, National Cooperative Bank, N.A. approved inclusion of the 82-90 Caryl Avenue Owners Corp. Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender.  However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●

any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●

the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate.  The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

●

certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;

●

with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”; and

●

with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower.  Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio.  Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.  In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)		Cut-off Date Total Debt Underwritten NCF DSCR(1)
Kings Plaza	$75,000,000	4.6%	$53,000,000	$412,000,000	N/A	3.6180%	54.1%	60.0%	3.06	x	1.73	x
Chroma	$15,000,000	0.9%	$10,100,000	$35,000,000	N/A	4.9767%	68.5%	82.3%	1.81	x	1.20	x

Apartments

(1)

Calculated including the mezzanine debt and any subordinate debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

(2)	Calculated including any related Pari Passu Companion Loans, but excluding any mezzanine debt or subordinate debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan Cut-off Date % Initial Pool Balance	Maximum Principal Amount (if specified)	Maximum Combined LTV(1)	Minimum Combined DSCR(1)	Minimum Combined DY(1)	Intercreditor Agreement Required(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(2)(3)
1633 Broadway	$100,000,000	6.1%	N/A	52.08%	3.08x	9.35%	Yes	Yes
Bellagio Hotel and Casino	$100,000,000	6.1%	N/A	72.0%	4.24x	N/A	Yes	No
545 Washington Boulevard(4)(5)	$81,285,000	5.0%	N/A	61.4%	2.32x	8.0%	Yes	Yes
Jackson Park	$75,000,000	4.6%	$200,000,000	95% of 62.5%	105% of 2.15x	105% of 7.10%	Yes	Yes
Houston-Austin Multifamily Portfolio(4)	$68,000,000	4.2%	N/A	67.9%	1.32x	7.4%	Yes	Yes
560 Mission Street(6)	$50,000,000	3.1%	$180,000,000	60.0%	2.00x	8.0%	Yes	Yes
Innocor Industrial Portfolio(4)(7)	$26,940,000	1.6%	N/A	65.5%	1.60x	9.05%	Yes	Yes
Waterside Center 3110	$14,970,000	0.9%	N/A	70.0%	1.46x	N/A	Yes	Yes
One Executive Center	$10,465,000	0.6%	N/A	65.4%	1.95x	N/A	Yes	Yes
TownePlace Suites - Whitefish	$7,800,000	0.5%	N/A	62.5%	1.94x	11.18%	Yes	Yes

(1)

Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents.  Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(2)

Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(3)	If required under the related pooling and servicing agreement.

(4)	Either a mezzanine loan or preferred equity is permitted, subject to the above conditions. See “—Preferred Equity” below.

(5)

The mezzanine loan or preferred equity may bear interest at either a fixed or at a floating rate, provided the mezzanine borrower purchases an interest rate cap with a strike price such that the debt service coverage ratio as of the origination date of such mezzanine loan is not less than 2.32x.

(6)	The mezzanine loan interest rate may be either fixed or a hedged floating rate that results in an aggregate debt service coverage ratio of not less than 2.00x.

(7)

The mezzanine loan or preferred equity may bear interest at either a fixed or a floating rate, provided that if it bears interest at a floating rate the lender must reasonably review and approve an interest rate cap agreement

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option.  The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be on the lender’s then current form (subject to commercially reasonable changes), or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval.  The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt.  Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent.  See
“—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility.  In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may:  (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

With respect to the 1633 Broadway Mortgage Loan (6.1%), the loan documents permit loans secured by a pledge of direct or indirect equity interests in borrower, or debt-like preferred equity (i.e., preferred equity having debt-like attributes such as a hard coupon and hard maturity date, with consequences for non-performance such as change in control or the triggering of buy-sell mechanisms), subject to certain conditions, including: (i) combined LTV no greater than 52.08%; (ii) combined debt yield of no less than 9.35%; (iii) combined DSCR no less than 3.08x; (iv) the mezzanine lender or preferred equity provider shall be an institution satisfying eligibility criteria, including long-term senior unsecured debt obligations’ being rated “A” by S&P, “A” by Fitch or “A2” by Moody’s or better; (v) a subordination and intercreditor agreement reasonably acceptable to lender; and (vi) a rating agency confirmation.

The Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. permit cooperative unit loans that are secured by direct equity interests in the related borrower.  See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks“ above and “—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

General

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

With respect to each of the Mortgaged Properties located in Florida (3.1%), Florida statute renders unenforceable any provision in the related loan documents that prohibits the borrower from incurring PACE loans in connection with the related Mortgaged Property.

With respect to the Kings Plaza Mortgage Loan (4.6%), the loan documents permit the borrower to obtain PACE financing in an amount not to exceed $10,000,000, subject to the terms of the PACE loan being reasonably acceptable to lender, and, at the lender’s sole discretion, delivery of a rating agency confirmation.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.

With respect to Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property.  Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related Mortgage Loan and is described on Annex A-1.  The following tables present certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing the related Mortgage Loans.

Subordinate LOCs

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of 1/06/2020 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
440 East 79th Street Owners Corp.	$10,483,982	$500,000	$0	$10,483,982	$10,983,982	6.0%	greater of 4.00% or Prime Rate	10.29x
Crest Manor Housing Corporation	$8,986,243	$500,000	$0	$8,986,243	$9,486,243	30.6%	greater of 4.00% or Prime Rate	3.99x
Cameo House Owners, Inc.	$8,486,849	$500,000	$0	$8,486,849	$8,986,849	18.4%	greater of 4.00% or Prime Rate	4.68x
Rocky Point Owners, Inc.	$8,392,798	$400,000	$0	$8,392,798	$8,792,798	48.9%	greater of 3.90% or Prime Rate	4.56x
Berkley Owners Corp.	$7,992,930	$500,000	$0	$7,992,930	$8,492,930	10.4%	greater of 3.90% or Prime Rate	5.40x
Chateau Villa Corp.	$6,843,818	$500,000	$0	$6,843,818	$7,343,818	16.5%	greater of 4.00% or Prime Rate	8.30x
245 West 104th Street Housing Corporation	$5,990,529	$1,000,000	$0	$5,990,529	$6,990,529	5.1%	greater of 3.90% or Prime Rate	12.67x
1100 Concourse Tenants Corp.	$5,791,026	$500,000	$0	$5,791,026	$6,291,026	22.6%	greater of 3.90% or Prime Rate	2.50x
Hillcrest Point Apartments Owners, Corp.	$5,491,745	$500,000	$0	$5,491,745	$5,991,745	26.5%	greater of 4.00% or Prime Rate	9.12x
270 North Broadway Tenants Corp.	$3,496,794	$500,000	$0	$3,496,794	$3,996,794	34.2%	greater of 4.00% or Prime Rate	3.92x
Bronxville Gardens Co-operative Apartments Corp.	$3,496,766	$500,000	$0	$3,496,766	$3,996,766	21.8%	greater of 4.00% or Prime Rate	7.32x
52 Warren Street Owners Inc.	$3,000,000	$250,000	$0	$3,000,000	$3,250,000	12.7%	greater of 4.00% or Prime Rate+0.25%	7.77x
The Casino Mansions Company	$2,995,368	$300,000	$0	$2,995,368	$3,295,368	5.0%	greater of 4.00% or Prime Rate+0.25%	7.55x
Picasso Way Owners, Inc.	$2,765,740	$500,000	$0	$2,765,740	$3,265,740	20.7%	greater of 3.90% or Prime Rate	10.77x
555 Owners Corp.	$2,496,301	$500,000	$0	$2,496,301	$2,996,301	19.0%	greater of 4.00% or Prime Rate	6.40x
120 W. 70 Owners Corp.	$2,000,000	$500,000	$0	$2,000,000	$2,500,000	3.7%	greater of 4.00% or Prime Rate	17.32x
2 Grove Street Apartment Corporation.	$1,495,389	$500,000	$0	$1,495,389	$1,995,389	6.7%	greater of 3.90% or Prime Rate	8.50x
Littlepark House Corp.	$1,447,757	$200,000	$0	$1,447,757	$1,647,757	2.5%	greater of 3.90% or Prime Rate	20.10x
79 Barrow Street Owners Corp.	$1,397,100	$250,000	$0	$1,397,100	$1,647,100	9.7%	greater of 3.90% or Prime Rate	5.51x
340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp.	$1,298,033	$250,000	$0	$1,298,033	$1,548,033	21.7%	greater of 3.90% or Prime Rate	3.46x

(1)

For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

(2)

The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of January 6, 2020.

(3)

For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.

(4)

For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the non-trust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of January 6, 2020 and giving effect to any applicable interest rate floor), (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) assuming that any initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the 310/312 East 23rd Apartment Corp. Mortgage Loan (0.6%), the Chateau Villa Corp. Mortgage Loan (0.4%), the 120 W. 70 Owners Corp. Mortgage Loan (0.1%) and the 6035 Broadway Owners Corp. Mortgage Loan (0.1%), the related borrowers are permitted to incur additional future indebtedness secured by the related Mortgaged Properties, subject to the satisfaction of various conditions, including that (a) the combined loan-to-value ratio of the Mortgage Loan included in the trust and the total of such additional secured indebtedness does not exceed the lesser of (x) twenty percent (20%) of the value of the Mortgaged Property as a residential cooperatively owned apartment building and (y) thirty-five percent (35%) of the value of the Mortgaged Property as a multi-family residential rental apartment building and (b) such additional secured indebtedness be expressly subordinate to the related Mortgage Loan included in the trust.

In addition, with respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the custodian (on behalf of the trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage.  “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property, based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property.  There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units.  Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate.  The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow.  In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units.  The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property.  The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered.  With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan.  As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing.  In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units and generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents.  See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.  See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to each of the 545 Washington Boulevard Mortgage Loan (5.0%),  the Houston-Austin Multifamily Portfolio Mortgage Loan (4.2%), and the Innocor Industrial Portfolio Mortgage Loan (1.6%), the related borrower is permitted to issue preferred equity subject to the same conditions required for such borrower to incur future mezzanine debt.  See the information corresponding to the related Mortgage Loan in “Description of the Mortgage Loans—Additional Indebtedness—Mezzanine Indebtedness.”

With respect to the Campus Walk Chico Apartments Mortgage Loan (0.7%), at loan origination there was an existing equity investment in the related borrower, a Delaware Statutory Trust, in the original amount of $4,700,000. Such preferred equity investor’s equity contribution will be repaid from the proceeds of the sale of up to 95% of the beneficial interests in the borrower (“DST Interests”) to up to 500 accredited investors, provided no event of default has occurred and is continuing and provided the following conditions, among other conditions, are satisfied: (i) prior to the first such transfer, the borrower delivers to the lender (a) a copy of its private placement memorandum and SEC Form D Filing relating to the offering, solicitation or sale of DST Interests and (b) a report or certificate relating to proposed transfer relating to embargoed persons, criminal activities and accredited investor status; and (ii) there is no change of control of the borrower.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes.  In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

With respect to the 1633 Broadway Mortgage Loan (6.1%), the loan documents permit loans secured by a pledge of direct or indirect equity interests in borrower, or debt-like preferred equity (i.e., preferred equity having debt-like attributes such as a hard coupon and hard maturity date, with consequences for non-performance such as change in control or the triggering of buy-sell mechanisms), subject to certain conditions, including: (i) combined LTV no greater than 52.08%, (ii) combined debt yield of no less than 9.35%, (iii) combined DSCR no less than 3.08x; (iv) the mezzanine lender/ or preferred equity provider shall be  an institution satisfying eligibility criteria, including long-term senior unsecured debt obligations’ being rated “A” by S&P, “A” by Fitch, “A2” by Moody’s or better, (v) a subordination and intercreditor agreement reasonably acceptable to lender, and (vi) a rating agency confirmation.  See “—Preferred Equity” above.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 55 Hudson Yards, 1633 Broadway, Bellagio Hotel and Casino, 545 Washington Boulevard, Jackson Park, Kings Plaza, 1412 Broadway, Parklawn Building, Park Tower at Transbay, 560 Mission Street, Chroma Apartments and Sacramento Office Portfolio is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s).  In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”).  With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“BANK 2019-BNK21 PSA” means the pooling and servicing agreement governing the BANK 2019-BNK21 securitization trust, into which the Control Note related to the Park Tower at Transbay Whole Loan was deposited.

“BANK 2019-BNK23 PSA” means the pooling and servicing agreement governing the BANK 2019-BNK23 securitization trust, into which the Control Note related to the Sacramento Office Portfolio Whole Loan was deposited.

“BANK 2019-BNK24 PSA” means the pooling and servicing agreement governing the BANK 2019-BNK24 securitization trust, into which the Control Note related to the 1412 Broadway Whole Loan was deposited.

“Benchmark 2020-B16 PSA“ means the pooling and servicing agreement expected to govern the Benchmark 2020-B16 securitization, which is expected to govern the servicing of the Kings Plaza Whole Loan until the securitization of the related Control Note and into which the Control Note related to the 560 Mission Street Whole Loan is expected to be deposited.

“BWAY 2019-1633 TSA“ means the trust and servicing agreement governing the BWAY 2019-1633 securitization trust, into which the Control Note related to the 1633 Broadway Whole Loan was deposited.

“BX 2019-OC11 TSA“ means the trust and servicing agreement governing the BX 2019-OC11 securitization trust, into which the Control Note related to the Bellagio Hotel and Casino Whole Loan was deposited.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement.  As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note.  As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Hudson Yards 2019-55HY TSA“ means the trust and servicing agreement governing the Hudson Yards 2019-55HY securitization trust, into which the Control Note related to the 55 Hudson Yards Whole Loan was deposited.

“JAX 2019-LIC TSA“ means the trust and servicing agreement governing the JAX 2019-LIC securitization trust, into which the Control Note related to the Jackson Park Whole Loan was deposited.

“MSC 2019-L3 PSA“ means the pooling and servicing agreement governing the MSC 2019-L3 securitization trust, into which the Control Note related to the Parklawn Building Whole Loan was deposited.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement.  As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note.  As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Whole Loan comprised of a Non-Serviced Mortgage Loan with one or more related Subordinate Companion Loans and, in certain cases, one or more Non-Serviced Pari Passu Companion Loans.  Each of the 55 Hudson Yards Whole Loan, the 1633 Broadway Whole Loan, the Bellagio Hotel and Casino Whole Loan, and the Jackson Park Whole Loan is a Non-Serviced AB Whole Loan.

“Non-Serviced Certificate Administrator“ means, with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan“ means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian“ means, with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder“ means, with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer“ means, with respect to any Non-Serviced Whole Loan, the applicable master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan“ means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan“ means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan“ means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means, with respect to (i) any Non-Serviced Whole Loan other than the Kings Plaza Whole Loan, the related pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above, and (ii) the Kings Plaza Whole Loan (A) prior to the securitization of the related Control Note, the Benchmark 2020-B16 securitization PSA and (B) after the securitization of the related Control Note, the pooling and servicing agreement governing such securitization.

“Non-Serviced Special Servicer“ means, with respect to any Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Subordinate Companion Loan” means, with respect to any Non-Serviced AB Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Non-Serviced Mortgage Loan.

“Non-Serviced Trustee“ means, with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan“ means each of (i) the Non-Serviced Pari Passu Whole Loans, and (ii) the Non-Serviced AB Whole Loans.

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan“ means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan“ means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan“ means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes”.

“Serviced Pari Passu Companion Loan“ means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan“ means a Serviced Mortgage Loan that is part of a Serviced Whole Loan.

“Serviced Pari Passu Whole Loan“ means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan“ means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“UBS 2019-C18 PSA“ means the pooling and servicing agreement governing the UBS 2019-C18 securitization trust, into which the Control Note related to the Chroma Apartments Whole Loan was deposited.

The table entitled “Whole Loan Summary“ under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer and custodian under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Note Balance	Note Holder(1)
55 Hudson Yards	Non-Serviced	Note A-1-S1	Control	$28,350,000	Hudson Yards 2019-55HY
		Note A-1-C1	Control	$28,350,000	Hudson Yards 2019-55HY
		Note A-1-S2	Control	$28,350,000	Hudson Yards 2019-55HY
		Note A-1-C2	Control	$28,350,000	Hudson Yards 2019-55HY
		Note A-1-S3	Control	$170,100,000	Hudson Yards 2019-55HY
		Note A-1-C3	Non-Control	$28,350,000	Wells Fargo Bank, National Association
		Note A-1-C4	Non-Control	$28,350,000	Wells Fargo Bank, National Association
		Note A-1-C5	Non-Control	$75,000,000	BANK 2019-BNK24
		Note A-1-C6	Non-Control	$75,000,000	BANK 2020-BNK25
		Note A-1-C7	Non-Control	$54,000,000	Wells Fargo Bank, National Association
		Note A-1-C8	Control	$22,800,000	Hudson Yards 2019-55HY
		Note A-2-S1	Control	$9,450,000	Hudson Yards 2019-55HY
		Note A-2-C1	Control	$9,450,000	Hudson Yards 2019-55HY
		Note A-2-S2	Control	$9,450,000	Hudson Yards 2019-55HY
		Note A-2-C2	Control	$9,450,000	Hudson Yards 2019-55HY
		Note A-2-S3	Control	$56,700,000	Hudson Yards 2019-55HY
		Note A-2-C3	Non-Control	$9,450,000	DBR Investments Co. Limited
		Note A-2-C4	Non-Control	$9,450,000	DBR Investments Co. Limited
		Note A-2-C5	Non-Control	$25,000,000	DBR Investments Co. Limited
		Note A-2-C6	Non-Control	$25,000,000	DBR Investments Co. Limited
		Note A-2-C7	Non-Control	$18,000,000	DBR Investments Co. Limited
		Note A-2-C8	Control	$7,600,000	Hudson Yards 2019-55HY
		Note A-3-S1	Control	$9,450,000	Hudson Yards 2019-55HY
		Note A-3-C1	Control	$9,450,000	Hudson Yards 2019-55HY
		Note A-3-S2	Control	$9,450,000	Hudson Yards 2019-55HY

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Note Balance	Note Holder(1)
		Note A-3-C2	Control	$9,450,000	Hudson Yards 2019-55HY
		Note A-3-S3	Control	$56,700,000	Hudson Yards 2019-55HY
		Note A-3-C3	Non-Control	$9,450,000	Morgan Stanley Bank, N.A.
		Note A-3-C4	Non-Control	$9,450,000	Morgan Stanley Bank, N.A.
		Note A-3-C5	Non-Control	$25,000,000	BANK 2019-BNK24
		Note A-3-C6	Non-Control	$25,000,000	BANK 2020-BNK25
		Note A-3-C7	Non-Control	$18,000,000	Morgan Stanley Bank, N.A.
		Note A-3-C8	Non-Control	$7,600,000	Hudson Yards 2019-55HY
		Note B-1	Control	$180,000,000	Hudson Yards 2019-55HY
		Note B-2	Control	$60,000,000	Hudson Yards 2019-55HY
		Note B-3	Control	$60,000,000	Hudson Yards 2019-55HY
1633 Broadway	Non-Serviced	Note A-1-S-1	Non-Control	$250,000	BWAY 2019-1633
		Note A-2-S-1	Non-Control	$250,000	BWAY 2019-1633
		Note A-3-S-1	Non-Control	$250,000	BWAY 2019-1633
		Note A-4-S-1	Non-Control	$250,000	BWAY 2019-1633
		Note A-1-C-1	Non-Control	$50,000,000	Goldman Sachs Bank USA
		Note A-1-C-2	Non-Control	$45,000,000	GSMS 2020-GC45(2)
		Note A-1-C-3	Non-Control	$45,000,000	Goldman Sachs Bank USA
		Note A-1-C-4	Non-Control	$40,000,000	Goldman Sachs Bank USA
		Note A-1-C-5	Non-Control	$30,000,000	Goldman Sachs Bank USA
		Note A-1-C-6	Non-Control	$20,000,000	Goldman Sachs Bank USA
		Note A-1-C-7	Non-Control	$20,000,000	Goldman Sachs Bank USA
		Note A-2-C-1-A	Non-Control	$27,500,000	DBR Investments Co. Limited
		Note A-2-C-1-B	Non-Control	$22,500,000	Benchmark 2020-B16(3)
		Note A-2-C-2	Non-Control	$50,000,000	DBR Investments Co. Limited
		Note A-2-C-3	Non-Control	$40,000,000	DBR Investments Co. Limited
		Note A-2-C-4	Non-Control	$40,000,000	DBR Investments Co. Limited
		Note A-2-C-5	Non-Control	$15,000,000	GSMS 2020-GC45(2)
		Note A-2-C-6	Non-Control	$35,000,000	DBR Investments Co. Limited
		Note A-2-C-7	Non-Control	$20,000,000	DBR Investments Co. Limited
		Note A-3-C-1-A	Non-Control	$27,500,000	JPMorgan Chase Bank, National Association
		Note A-3-C-1-B	Non-Control	$22,500,000	Benchmark 2020-B16(3)
		Note A-3-C-2	Non-Control	$50,000,000	JPMorgan Chase Bank, National Association
		Note A-3-C-3	Non-Control	$40,000,000	JPMorgan Chase Bank, National Association
		Note A-3-C-4	Non-Control	$40,000,000	JPMorgan Chase Bank, National Association
		Note A-3-C-5	Non-Control	$30,000,000	JPMorgan Chase Bank, National Association
		Note A-3-C-6	Non-Control	$20,000,000	JPMorgan Chase Bank, National Association
		Note A-3-C-7	Non-Control	$20,000,000	JPMorgan Chase Bank, National Association
		Note A-4-C-1	Non-Control	$50,000,000	BANK 2020-BNK25

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Note Balance	Note Holder(1)
		Note A-4-C-2	Non-Control	$50,000,000	BANK 2020-BNK25
		Note A-4-C-3	Non-Control	$40,000,000	Wells Fargo Bank, National Association
		Note A-4-C-4	Non-Control	$40,000,000	Wells Fargo Bank, National Association
		Note A-4-C-5	Non-Control	$30,000,000	Wells Fargo Bank, National Association
		Note A-4-C-6	Non-Control	$20,000,000	Wells Fargo Bank, National Association
		Note A-4-C-7	Non-Control	$20,000,000	Wells Fargo Bank, National Association
		Note B-1	Control	$62,250,000	BWAY 2019-1633
		Note B-2	Control	$62,250,000	BWAY 2019-1633
		Note B-3	Control	$62,250,000	BWAY 2019-1633
		Note B-4	Control	$62,250,000	BWAY 2019-1633
Bellagio Casino and Hotel		Note A-1-S1	Control	$258,000,000	BX 2019-OC11
		Note A-2-S1	Non-Control	$129,000,000	BX 2019-OC11
		Note A-3-S1	Non-Control	$129,000,000	BX 2019-OC11
		Note A-1-S2	Non-Control	$100,000,000	BX 2019-OC11
		Note A-2-S2	Non-Control	$50,000,000	BX 2019-OC11
		Note A-3-S2	Non-Control	$50,000,000	BX 2019-OC11
		Note A-1-RL	Non-Control	$180,100,000	Third Party
		Note A-2-RL	Non-Control	$90,050,000	Third Party
		Note A-3-RL	Non-Control	$90,050,000	Third Party
		Note A-1-C1	Non-Control	$100,000,000	BANK 2020-BNK25
		Note A-2-C1	Non-Control	$50,000,000	GSMS 2020-GC45(2)
		Note A-3-C1	Non-Control	$50,000,000	JPMorgan Chase Bank, National Association
		Note A-1-C2	Non-Control	$65,000,000	Morgan Stanley Bank, N.A.
		Note A-2-C2	Non-Control	$37,500,000	Benchmark 2020-B16(3)
		Note A-3-C2	Non-Control	$37,500,000	Benchmark 2020-B16(3)
		Note A-1-C3	Non-Control	$65,000,000	Morgan Stanley Bank, N.A.
		Note A-2-C3	Non-Control	$25,000,000	Citi Real Estate Funding Inc.
		Note A-3-C3	Non-Control	$25,000,000	JPMorgan Chase Bank, National Association
		Note A-1-C4	Non-Control	$35,000,000	Morgan Stanley Bank, N.A.
		Note A-2-C4	Non-Control	$18,750,000	Citi Real Estate Funding Inc.
		Note A-3-C4	Non-Control	$18,750,000	JPMorgan Chase Bank, National Association
		Note A-1-C5	Non-Control	$35,000,000	Morgan Stanley Bank, N.A.
		Note A-2-C5	Non-Control	$18,750,000	Citi Real Estate Funding Inc.
		Note A-3-C5	Non-Control	$18,750,000	JPMorgan Chase Bank, National Association
		Note B-1-S	Non-Control	$255,350,000	BX 2019-OC11
		Note B-2-S	Non-Control	$127,675,000	BX 2019-OC11
		Note B-3-S	Non-Control	$127,675,000	BX 2019-OC11
		Note B-1-RL	Non-Control	$69,900,000	Third Party
		Note B-2-RL	Non-Control	$34,950,000	Third Party

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Note Balance	Note Holder(1)
		Note B-3-RL	Non-Control	$34,950,000	Third Party
		Note C-1-S	Non-Control	$341,650,000	BX 2019-OC11
		Note C-2-S	Non-Control	$170,825,000	BX 2019-OC11
		Note C-3-S	Non-Control	$170,825,000	BX 2019-OC11
545 Washington Boulevard	Serviced	Note A-1	Control	$81,285,000	BANK 2020-BNK25
		Note A-2	Non-Control	$60,000,000	Morgan Stanley Bank, N.A.
		Note A-3	Non-Control	$60,000,000	Morgan Stanley Bank, N.A.
		Note A-4	Non-Control	$50,321,250	Barclays Capital Real Estate Inc.
Jackson Park	Non-Serviced	Note A-1	Control	$75,000,000	JAX 2019-LIC
		Note A-2	Non-Control	$75,000,000	JAX 2019-LIC
		Note A-3	Non-Control	$75,000,000	BANK 2020-BNK25
		Note A-4	Non-Control	$75,000,000	JAX 2019-LIC
		Note A-5	Non-Control	$50,000,000	BANK 2019-BNK23
		Note A-6	Non-Control	$50,000,000	BANK 2019-BNK23
		Note A-7	Non-Control	$50,000,000	BANK 2019-BNK24
		Note A-8	Non-Control	$50,000,000	BANK 2019-BNK24
		Note A-9	Non-Control	$25,000,000	JAX 2019-LIC
		Note A-10	Non-Control	$25,000,000	JAX 2019-LIC
		Note B-1	Non-Control	$225,000,000	JAX 2019-LIC
		Note B-2	Non-Control	$225,000,000	JAX 2019-LIC
Kings Plaza	Non-Serviced	Note A-1-1	Control	$70,000,000	JPMorgan Chase Bank, National Association
		Note A-1-2	Non-Control	$50,000,000	Benchmark 2020-B16(3)
		Note A-1-3	Non-Control	$30,000,000	JPMorgan Chase Bank, National Association
		Note A-1-4	Non-Control	$21,108,108	JPMorgan Chase Bank, National Association
		Note A-2-1	Non-Control	$60,000,000	Societe Generale
		Note A-2-2	Non-Control	$50,000,000	Societe Generale
		Note A-2-3	Non-Control	$35,000,000	Societe Generale
		Note A-2-4	Non-Control	$12,945,946	Societe Generale
		Note A-3-1	Non-Control	$50,000,000	BANK 2020-BNK25
		Note A-3-2	Non-Control	$50,000,000	Wells Fargo Bank, National Association
		Note A-3-3	Non-Control	$32,945,946	Wells Fargo Bank, National Association
		Note A-3-4	Non-Control	$25,000,000	BANK 2020-BNK25
1412 Broadway	Non-Serviced	Note A-1	Control	$100,000,000	BANK 2019-BNK24
		Note A-2	Non-Control	$70,000,000	BANK 2020-BNK25
		Note A-3	Non-Control	$40,000,000	Morgan Stanley Bank, N.A.
Parklawn Building	Non-Serviced	Note A-1	Control	$70,000,000	MSC 2019-L3
		Note A-2	Non-Control	$50,000,000	CF 2019-CF3
		Note A-3	Non-Control	$10,800,000	CF 2019-CF3
		Note A-4	Non-Control	$65,400,000	BANK 2019-BNK24

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Note Balance	Note Holder(1)
		Note A-5	Non-Control	$65,400,000	BANK 2020-BNK25
Park Tower at Transbay	Non-Serviced	Note A-1	Non-Control	$100,000,000	BANK 2019-BNK20
		Note A-2	Non-Control	$100,000,000	BANK 2019-BNK23
		Note A-3	Control	$100,000,000	BANK 2019-BNK21
		Note A-4	Non-Control	$80,000,000	BANK 2019-BNK22
		Note A-5	Non-Control	$50,000,000	BANK 2019-BNK24
		Note A-6	Non-Control	$50,000,000	BANK 2020-BNK25
		Note A-7	Non-Control	$25,000,000	BANK 2019-BNK22
		Note A-8	Non-Control	$20,000,000	BANK 2019-BNK20
		Note A-9	Non-Control	$15,000,000	BANK 2019-BNK21
		Note A-10	Non-Control	$10,000,000	BANK 2019-BNK22
560 Mission Street	Non-Serviced	Note A-1-1	Non-Control	$60,000,000	GSMS 2020-GC45(2)
		Note A-1-2	Control	$50,000,000	Benchmark 2020-B16(3)
		Note A-1-3	Non-Control	$25,000,000	DBR Investments Co. Limited
		Note A-1-4	Non-Control	$15,000,000	DBR Investments Co. Limited
		Note A-2-A	Non-Control	$100,000,000	Bank of America, National Association
		Note A-2-B	Non-Control	$50,000,000	BANK 2020-BNK25
Chroma Apartments	Non-Serviced	Note A-1	Control	$35,000,000	UBS 2019-C18
		Note A-2	Non-Control	$15,000,000	BANK 2020-BNK25
Sacramento Office Portfolio	Non-Serviced	Note A-1	Control	$35,000,000	BANK 2019-BNK23
		Note A-2	Non-Control	$14,400,000	BANK 2020-BNK25

(1)

Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization.  No assurance can be provided that any such note will not be split further.

(2)	The GSMS 2020-GC45 transaction is expected to close on or about January 30, 2020.

(3)	The Benchmark 2020-B16 transaction is expected to close on or about February 12, 2020.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement.  None of the master servicers, the special servicers or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu

Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●

All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted.  The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency).  The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-

Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult with each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire between five (5) and ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew).  In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).  In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned time period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan.  Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10)

days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement.  No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance.  Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA.  None of the master servicers, the special servicers or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●

The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●

All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted.  The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency).  The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”.  The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement.  With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and pursuant to the PSA, the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the applicable special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consent (solely in the case of the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing) or consultation (in the case of the Directing Certificateholder or the applicable special servicer, as applicable) rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew).  In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the securitization governed by the related Non-Serviced PSA).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related note contributed to the securitization governed by the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan.  Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

The 55 Hudson Yards Whole Loan

General

The 55 Hudson Yards Mortgage Loan (6.1%) is part of a Whole Loan that is part of a split loan structure comprised of 33 senior promissory notes and three subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $1,245,000,000.  Two such senior promissory notes designated Note A-1-C6 and A-3-C6 with an aggregate initial principal balance of $100,000,000 (collectively, the “55 Hudson Yards Mortgage Loan”), will be deposited into this securitization. The 55 Hudson Yards Whole Loan is evidenced by (i) the 55 Hudson Yards Mortgage Loan, (ii) 18 senior promissory notes designated Note A-1-C1, Note A-1-C2, Note A-1-C8, Note A-1-S1, Note A-1-S2, Note A-1-S3, Note A-2-C1, Note A-2-C2, Note A-2-C8, Note A-2-S1, Note A-2-S2, Note A-2-S3, Note A-3-C1, Note A-3-C2, Note A-3-C8, Note A-3-S1, Note A-3-S2 and Note A-3-S3 (the “55 Hudson Yards Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $510,500,000; (iii) 13 senior promissory notes designated Note A-1-C3, Note A-1-C4, Note A-1-C5, Note A-1-C7, Note A-2-C3, Note A-2-C4, Note A-2-C5, Note A-2-C6, Note A-2-C7, Note A-3-C3, Note A-3-C4, Note A-3-C5 and Note A-3-C7 (the “55 Hudson Yards Non-Standalone Pari Passu Companion Loans” and, together with the 55 Hudson Yards Standalone Pari Passu Companion Loans, the “55 Hudson Yards Pari Passu Companion Loans”), which have an aggregate initial principal balance of $334,500,000; and (iv) three subordinate promissory notes designated B-1, B-2 and B-3 (the “55 Hudson Yards Subordinate Companion Loans” and, together with the 55 Hudson Yards Standalone Pari Passu Companion Loans, the “55 Hudson Yards Standalone Companion Loans”), which have an aggregate initial principal balance of $300,000,000.

The 55 Hudson Yards Mortgage Loan, the 55 Hudson Yards Pari Passu Companion Loans and the 55 Hudson Yards Subordinate Companion Loans are referred to herein, collectively, as the “55 Hudson Yards Whole Loan”, and the 55 Hudson Yards Pari Passu Companion Loans and the 55 Hudson Yards Subordinate Companion Loans are referred to herein as the

“55 Hudson Yards Companion Loans”.  The 55 Hudson Yards Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the 55 Hudson Yards Mortgage Loan.  The 55 Hudson Yards Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the 55 Hudson Yards Mortgage Loan and 55 Hudson Yards Pari Passu Companion Loans.

Only the 55 Hudson Yards Mortgage Loan is included in the issuing entity.  The 55 Hudson Yards Standalone Companion Loans were contributed to a securitization trust governed by the Hudson Yards 2019-55HY TSA (the “HY 2019-HY55 Securitization”).  The 55 Hudson Yards Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized 55 Hudson Yards Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the 55 Hudson Yards Whole Loan (the “55 Hudson Yards Noteholders”) are subject to an Intercreditor Agreement (the “55 Hudson Yards Intercreditor Agreement”).  The following summaries describe certain provisions of the 55 Hudson Yards Intercreditor Agreement.

Servicing

The 55 Hudson Yards Whole Loan (including the 55 Hudson Yards Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the Hudson Yards 2019-55HY TSA by Wells Fargo Bank, National Association as servicer (the “55 Hudson Yards Servicer”), and, if necessary, CWCapital Asset Management LLC, as special servicer (the “55 Hudson Yards Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 55 Hudson Yards Mortgage Loan”, but subject to the terms of the 55 Hudson Yards Intercreditor Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the 55 Hudson Yards Mortgage Loan (but not on the 55 Hudson Yards Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 55 Hudson Yards Mortgage Loan.

Property protection advances in respect of the 55 Hudson Yards Whole Loan will be made by the 55 Hudson Yards Servicer or the trustee under the Hudson Yards 2019-55HY TSA (the “55 Hudson Yards Trustee”), as applicable, unless a determination of nonrecoverability is made under the Hudson Yards 2019-55HY TSA.

Application of Payments Prior to a 55 Hudson Yards Triggering Event of Default

Generally, as long as no (i) event of default with respect to an obligation of the 55 Hudson Yards Whole Loan borrower to pay money due under the 55 Hudson Yards Whole Loan or (ii) non-monetary event of default (other than an imminent event of default) as a result of which the 55 Hudson Yards Whole Loan becomes a specially serviced mortgage loan under the Hudson Yards 2019-55HY TSA (a “55 Hudson Yards Triggering Event of Default”) has occurred and is continuing, all amounts available for payment on the 55 Hudson Yards Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related mortgage loan documents to be held as reserves or escrows and (ii) proceeds, awards or settlements to be applied to the restoration or repair of the related

Mortgaged Property or released to the borrower in accordance with the Servicing Standard or the related mortgage loan documents), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the 55 Hudson Yards Intercreditor Agreement, as follows:

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first, (A) first, to the holders of the 55 Hudson Yards Pari Passu Companion Loans and the issuing entity, as holder of the 55 Hudson Yards Mortgage Loan (or the 55 Hudson Yards Servicer or the 55 Hudson Yards Trustee and, if applicable, the master servicer and the master servicer under any pooling and servicing agreement relating to a 55 Hudson Yards Non-Standalone Pari Passu Companion Loan securitization) up to the amount of any nonrecoverable property protection advances (or in the case of the master servicer or a master servicer of any 55 Hudson Yards Non-Standalone Pari Passu Companion Loan securitization, if applicable, its pro rata share of any nonrecoverable property protection advances previously reimbursed to the 55 Hudson Yards Servicer or the 55 Hudson Yards Trustee from general collections of the issuing entity or related 55 Hudson Yards Non-Standalone Pari Passu Companion Loan securitization trust, as applicable) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to the holders of the 55 Hudson Yards Pari Passu Companion Loans and the issuing entity, as holder of the 55 Hudson Yards Mortgage Loan (or the 55 Hudson Yards Servicer or the 55 Hudson Yards Trustee and, if applicable, the master servicer and the master servicer under any pooling and servicing agreement relating to a 55 Hudson Yards Non-Standalone Pari Passu Companion Loan securitization), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable principal and interest advances, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate), (C) third, to the holders of the 55 Hudson Yards Subordinate Companion Loans (or the 55 Hudson Yards Servicer or the 55 Hudson Yards Trustee) on a pro rata and pari passu basis (based on their respective outstanding principal balances) up to the amount of any nonrecoverable principal and interest advances that remain unreimbursed (together with interest thereon at the applicable advance rate), and (D) fourth, on a pro rata and pari passu basis (based on their respective outstanding principal balances), to the holders of the 55 Hudson Yards Standalone Companion Loans (or the 55 Hudson Yards Servicer or the 55 Hudson Yards Trustee) up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

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second, to the holders of the 55 Hudson Yards Standalone Companion Loans (or the 55 Hudson Yards Servicer, 55 Hudson Yards Special Servicer or the 55 Hudson Yards Trustee), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such holders (or the 55 Hudson Yards Servicer, 55 Hudson Yards Special Servicer or the 55 Hudson Yards Trustee, as applicable), with respect to the 55 Hudson Yards Whole Loan, including, without limitation, unreimbursed property protection advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property protection advances and administrative advances and interest thereon are then payable or reimbursable under the Hudson Yards 2019-55HY TSA;

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third, initially, to the holders of the 55 Hudson Yards Whole Loan (or the 55 Hudson Yards Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the related borrower), and, then, to the holders of the 55 Hudson Yards Whole Loan (or the 55 Hudson Yards Special

Servicer), any special servicing fees (including, without limitation, any workout fees and liquidation fees) earned by it with respect to the 55 Hudson Yards Whole Loan under the Hudson Yards 2019-55HY TSA;

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fourth, pari passu, to the holders of the 55 Hudson Yards Pari Passu Companion Loans and to the issuing entity, as holder of the 55 Hudson Yards Mortgage Loan, up to an amount equal to the accrued and unpaid interest on the related outstanding note principal balance at the related interest rate, net of the servicing fee rate, on a pro rata basis according to the amount of accrued and unpaid interest due to the holders of the 55 Hudson Yards Pari Passu Companion Loans and the issuing entity, as holder of the 55 Hudson Yards Mortgage Loan;

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fifth, pari passu, in respect of principal, to the holders of the 55 Hudson Yards Pari Passu Companion Loans and to the issuing entity, as holder of the 55 Hudson Yards Mortgage Loan, all payments and prepayments of amounts allocable to the reduction of the principal balance of the 55 Hudson Yards Whole Loan, until the related outstanding note principal balances have been reduced to zero, with the aggregate amount so payable allocated between holders on a pro rata basis (based on their respective outstanding note principal balances);

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sixth, if the proceeds of any foreclosure sale or any liquidation of the 55 Hudson Yards Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing priorities first through fifth, pari passu to the holders of the 55 Hudson Yards Pari Passu Companion Loans and to the issuing entity, as holder of the 55 Hudson Yards Mortgage Loan, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holders of the 55 Hudson Yards Pari Passu Companion Loans and to the issuing entity, as holder of the 55 Hudson Yards Mortgage Loan, plus interest thereon at the related interest rate, net of the servicing fee rate, compounded monthly, on a pro rata basis based on the amount of realized losses previously allocated to each such 55 Hudson Yards Pari Passu Companion Loan and the 55 Hudson Yards Mortgage Loan;

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seventh, to the holders of any of the 55 Hudson Yards Subordinate Companion Loans that are not included in the HY 2019-55HY Securitization (or the 55 Hudson Yards Servicer, the 55 Hudson Yards Special Servicer or 55 Hudson Yards Trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such holders of the 55 Hudson Yards Subordinate Companion Loans (or the 55 Hudson Yards Servicer, the 55 Hudson Yards Special Servicer or 55 Hudson Yards Trustee (if any), as applicable), with respect to the 55 Hudson Yards Whole Loan pursuant to the Hudson Yards 2019-55HY TSA or the 55 Hudson Yards Intercreditor Agreement, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the Hudson Yards 2019-55HY TSA or the 55 Hudson Yards Intercreditor Agreement, and any cure payment made by such holders of 55 Hudson Yards Subordinate Companion Loans pursuant to the 55 Hudson Yards Intercreditor Agreement;

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eighth, pari passu, to the holders of the 55 Hudson Yards Subordinate Companion Loans, up to an amount equal to the accrued and unpaid interest on the related outstanding note principal balance at the related interest rate, net of the servicing fee rate, on a pro rata basis according to the amount of accrued and unpaid interest due to the holders of each 55 Hudson Yards Subordinate Companion Loan;

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ninth, pari passu, in respect of principal, to the holders of the 55 Hudson Yards Subordinate Companion Loans all payments and prepayments of principal until the related outstanding note principal balances have been reduced to zero, with the aggregate amount so payable allocated between such holders on a pro rata basis (based on their respective outstanding note principal balances);

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tenth, if the proceeds of any foreclosure sale or any liquidation of the 55 Hudson Yards Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing priorities first through ninth, pari passu to the holders of the 55 Hudson Yards Subordinate Companion Loans, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holders of the 55 Hudson Yards Subordinate Companion Loans, plus interest thereon at the related interest rate, net of the servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such 55 Hudson Yards Subordinate Companion Loan;

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eleventh, any interest accrued at the default rate on the outstanding principal balance of the 55 Hudson Yards Whole Loan to the extent such default interest amount is (i) actually paid by the related borrower, (ii) in excess of interest accrued on the outstanding principal balance at the 55 Hudson Yards Whole Loan interest rate and (iii) not required to be paid to the 55 Hudson Yards Servicer, the 55 Hudson Yards Trustee or the 55 Hudson Yards Special Servicer, the master servicer or the trustee under the PSA, or the master servicer or trustee under any pooling and servicing agreement relating to a 55 Hudson Yards Non-Standalone Pari Passu Companion Loan securitization, pari passu, to the 55 Hudson Yards Noteholders in an amount calculated on the related outstanding note principal balance at the excess of (x) the related default rate over (y) the related note interest rate, with the aggregate amount so payable to be allocated between the holders on a pro rata basis according to the respective amounts due to them under this clause eleventh;

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twelfth, pro rata and pari passu, to the holders of the 55 Hudson Yards Pari Passu Companion Loans and to the issuing entity, as holder of the 55 Hudson Yards Mortgage Loan, any prepayment premium, to the extent actually paid by the related borrower and allocable to any prepayment of the 55 Hudson Yards Pari Passu Companion Loans and 55 Hudson Yards Mortgage Loan, with the aggregate amount so payable to be allocated between such holders on a pro rata basis according to the respective amounts due to them under this clause twelfth;

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thirteenth, pro rata and pari passu, to the holders of the 55 Hudson Yards Subordinate Companion Loans, any prepayment premium, to the extent actually paid by the related borrower and allocable to any prepayment of the 55 Hudson Yards Subordinate Companion Loans, with the aggregate amount so payable to be allocated between such holders on a pro rata basis according to the respective amounts due to them under this clause thirteenth;

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fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the 55 Hudson Yards Servicer, the 55 Hudson Yards Trustee or the 55 Hudson Yards Special Servicer under the Hudson Yards 2019-55HY TSA, the master servicer or the trustee under the PSA, or a master servicer or trustee under any pooling and servicing agreement relating to a 55 Hudson Yards Non-Standalone Pari Passu Companion Loan securitization, or, in each case, as required to be paid to them in accordance with the 55 Hudson Yards Intercreditor Agreement), to each 55 Hudson Yards Noteholder, its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the borrower; and

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fifteenth, any excess amount not otherwise applied pursuant to the foregoing priorities first through fourteenth above, to the holders of the 55 Hudson Yards Whole Loan pro rata and pari passu in accordance with their respective initial percentage interests.

Application of Payments after a 55 Hudson Yards Triggering Event of Default

Generally, for so long as a 55 Hudson Yards Triggering Event of Default has occurred and is continuing, all amounts available for payment on the 55 Hudson Yards Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related mortgage loan documents to be held as reserves or escrows and (ii) proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with the Servicing Standard or the related mortgage loan documents), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the 55 Hudson Yards Intercreditor Agreement, as follows:

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first, (A) first, to the holders of the 55 Hudson Yards Pari Passu Companion Loans and the issuing entity, as holder of the 55 Hudson Yards Mortgage Loan (or the 55 Hudson Yards Servicer or the 55 Hudson Yards Trustee and, if applicable, the master servicer and the master servicer under any pooling and servicing agreement relating to a 55 Hudson Yards Non-Standalone Pari Passu Companion Loan securitization) up to the amount of any nonrecoverable property protection advances (or in the case of the master servicer or a master servicer of any 55 Hudson Yards Non-Standalone Pari Passu Companion Loan securitization, if applicable, its pro rata share of any nonrecoverable property protection advances previously reimbursed to the 55 Hudson Yards Servicer or the 55 Hudson Yards Trustee from general collections of the issuing entity or related 55 Hudson Yards Non-Standalone Pari Passu Companion Loan securitization trust, as applicable) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to the holders of the 55 Hudson Yards Pari Passu Companion Loans and the issuing entity, as holder of the 55 Hudson Yards Mortgage Loan (or the 55 Hudson Yards Servicer or the 55 Hudson Yards Trustee and, if applicable, the master servicer and the master servicer under any pooling and servicing agreement relating to a 55 Hudson Yards Non-Standalone Pari Passu Companion Loan securitization), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable principal and interest advances, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate), (C) third, to the holders of the 55 Hudson Yards Subordinate Companion Loans (or the 55 Hudson Yards Servicer or the 55 Hudson Yards Trustee) on a pro rata and pari passu basis (based on their respective outstanding principal balances) up to the amount of any nonrecoverable principal and interest advances that remain unreimbursed (together with interest thereon at the applicable advance rate), and (D) fourth, on a pro rata and pari passu basis (based on their respective outstanding principal balances), to the holders of the 55 Hudson Yards Standalone Companion Loans (or the 55 Hudson Yards Servicer or the 55 Hudson Yards Trustee) up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

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second, to the holders of the 55 Hudson Yards Standalone Companion Loans (or the 55 Hudson Yards Servicer, 55 Hudson Yards Special Servicer or the 55 Hudson Yards Trustee), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such holders (or the 55 Hudson Yards Servicer, 55 Hudson Yards Special Servicer or the 55 Hudson Yards Trustee, as applicable), with respect to the 55 Hudson Yards Whole Loan, including, without limitation, unreimbursed property protection advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property protection advances and administrative advances and interest thereon are then payable or reimbursable under the Hudson Yards 2019-55HY TSA;

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third, initially, to the holders of the 55 Hudson Yards Whole Loan (or the 55 Hudson Yards Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the related borrower), and, then, to the holders of the 55 Hudson Yards Whole Loan (or the 55 Hudson Yards Special Servicer), any special servicing fees (including, without limitation, any workout fees and liquidation fees) earned by it with respect to the 55 Hudson Yards Whole Loan under the Hudson Yards 2019-55HY TSA;

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fourth, pari passu to the holders of the 55 Hudson Yards Pari Passu Companion Loans and to the issuing entity, as holder of the 55 Hudson Yards Mortgage Loan, up to an amount equal to the accrued and unpaid interest on the related outstanding note principal balance at the related interest rate, net of the servicing fee rate, on a pro rata basis according to the amount of accrued and unpaid interest due to the holders of the 55 Hudson Yards Pari Passu Companion Loans and the issuing entity, as holder of the 55 Hudson Yards Mortgage Loan;

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fifth, pari passu, to the holders of the 55 Hudson Yards Subordinate Companion Loans, up to an amount equal to the accrued and unpaid interest on the related outstanding note principal balance at the related interest rate, net of the servicing fee rate, on a pro rata basis according to the amount of accrued and unpaid interest due to such holders;

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sixth, pari passu, in respect of principal, to the holders of the 55 Hudson Yards Pari Passu Companion Loans and to the issuing entity, as holder of the 55 Hudson Yards Mortgage Loan, remaining funds until the related outstanding note principal balances have been reduced to zero, with the aggregate amount so payable allocated between holders on a pro rata basis (based on their respective outstanding note principal balances);

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seventh, if the proceeds of any foreclosure sale or any liquidation of the 55 Hudson Yards Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing priorities first through sixth, pari passu to the holders of the 55 Hudson Yards Pari Passu Companion Loans and to the issuing entity, as holder of the 55 Hudson Yards Mortgage Loan, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holders of the 55 Hudson Yards Pari Passu Companion Loans and to the issuing entity, as holder of the 55 Hudson Yards Mortgage Loan, plus interest thereon at the related interest rate, net of the servicing fee rate, compounded monthly, on a pro rata basis based on the amount of realized losses previously allocated to each such 55 Hudson Yards Pari Passu Companion Loan and the 55 Hudson Yards Mortgage Loan;

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eighth, to the holders of any of the 55 Hudson Yards Subordinate Companion Loans that are not included in the HY 2019-55HY Securitization (or the 55 Hudson Yards Servicer, the 55 Hudson Yards Special Servicer or 55 Hudson Yards Trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such holders of the 55 Hudson Yards Subordinate Companion Loans (or the 55 Hudson Yards Servicer, the 55 Hudson Yards Special Servicer or 55 Hudson Yards Trustee (if any), as applicable), with respect to the 55 Hudson Yards Whole Loan pursuant to the Hudson Yards 2019-55HY TSA or the 55 Hudson Yards Intercreditor Agreement, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the Hudson Yards 2019-55HY TSA or the 55 Hudson Yards Intercreditor Agreement, and any cure payment made by such holders of 55 Hudson Yards Subordinate Companion Loans pursuant to the 55 Hudson Yards Intercreditor Agreement;

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ninth, pari passu in respect of principal, to the holders of the 55 Hudson Yards Subordinate Companion Loans, all remaining funds until the related outstanding note principal balances have been reduced to zero, with the aggregate amount so payable allocated between such holders on a pro rata basis (based on their respective outstanding note principal balances);

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tenth, if the proceeds of any foreclosure sale or any liquidation of the 55 Hudson Yards Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing priorities first through ninth, pari passu to the holders of the 55 Hudson Yards Subordinate Companion Loans, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holders of the 55 Hudson Yards Subordinate Companion Loans, plus interest thereon at the related interest rate, net of the servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such 55 Hudson Yards Subordinate Companion Loan;

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eleventh, pro rata and pari passu, to the holders of the 55 Hudson Yards Pari Passu Companion Loans and to the issuing entity, as holder of the 55 Hudson Yards Mortgage Loan, any prepayment premium, to the extent actually paid by the related borrower and allocable to any prepayment of the 55 Hudson Yards Pari Passu Companion Loans and 55 Hudson Yards Mortgage Loan, with the aggregate amount so payable to be allocated between the holders on a pro rata basis according to the respective amounts due to them under this clause eleventh;

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twelfth, pro rata and pari passu, to the holders of the 55 Hudson Yards Subordinate Companion Loans, any prepayment premium, to the extent actually paid by the related borrower and allocable to any prepayment of the 55 Hudson Yards Subordinate Companion Loans and 55 Hudson Yards Mortgage Loan, with the aggregate amount so payable to be allocated between such holders on a pro rata basis according to the respective amounts due to them under this clause twelfth;

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thirteenth, any interest accrued at the default rate on the outstanding principal balance of the 55 Hudson Yards Whole Loan to the extent such default interest amount is (i) actually paid by the related borrower, (ii) in excess of interest accrued on the outstanding principal balance at the 55 Hudson Yards Whole Loan interest rate and (iii) not required to be paid to the 55 Hudson Yards Servicer, the 55 Hudson

Yards Trustee or the 55 Hudson Yards Special Servicer, the master servicer or the trustee under the PSA, or the master servicer or trustee under any pooling and servicing agreement relating to a 55 Hudson Yards Non-Standalone Pari Passu Companion Loan securitization, pari passu, to the 55 Hudson Yards Noteholders in an amount calculated on the related outstanding note principal balance at the excess of (x) the related default rate over (y) the related note interest rate, with the aggregate amount so payable to be allocated between the holders on a pro rata basis according to the respective amounts due to them under this clause thirteenth;

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fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the 55 Hudson Yards Servicer, the 55 Hudson Yards Trustee or the 55 Hudson Yards Special Servicer under the Hudson Yards 2019-55HY TSA, the master servicer or the trustee under the PSA, or a master servicer or trustee under any pooling and servicing agreement relating to a 55 Hudson Yards Non-Standalone Pari Passu Companion Loan securitization, or, in each case, as required to be paid to them in accordance with the 55 Hudson Yards Intercreditor Agreement), to 55 Hudson Yards Noteholder, its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the borrower; and

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fifteenth, any excess amount not otherwise applied pursuant to the foregoing priorities first through fourteenth above, pro rata to the holders of the 55 Hudson Yards Whole Loan in accordance with their respective initial percentage interests.

For the purpose of this “—Application of Payments Prior to a 55 Hudson Yards Triggering Event of Default“ and “Application of Payments after a 55 Hudson Yards Triggering Event of Default” section, with respect to 55 Hudson Yards Mortgage Loan, the 55 Hudson Yards Pari Passu Companion Loans and the 55 Hudson Yards Subordinate Companion Loans, the term “percentage interest” means the percentage equivalent of a fraction, the numerator of which is equal to the principal balance of such loan, and the denominator of which is equal to the principal balance of the 55 Hudson Yards Whole Loan.

Consultation and Control

The controlling noteholder under the 55 Hudson Yards Intercreditor Agreement will be the securitization trust created pursuant to the terms of the Hudson Yards 2019-55HY TSA.  Pursuant to the terms of the Hudson Yards 2019-55HY TSA, the related controlling class representative, which will initially be BREIT Debt Investments LLC (the “55 Hudson Yards Directing Certificateholder”), will have consent and/or consultation rights with respect to the 55 Hudson Yards Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA.

Neither the issuing entity nor any holder of a 55 Hudson Yards Non-Standalone Pari Passu Companion Loan, as non-controlling note holders, will have any right to consult with the 55 Hudson Yards Servicer or the 55 Hudson Yards Special Servicer with respect to major decisions to be taken with respect to the 55 Hudson Yards Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 55 Hudson Yards Whole Loan or for any other matter.

Cure Rights

If the 55 Hudson Yards Subordinate Companion Loans are no longer included in the HY 2019-55HY Securitization and there is a monetary default or non-monetary default (in either case, beyond applicable notice and grace periods) with respect to the 55 Hudson

Yards Whole Loan, then the 55 Hudson Yards Subordinate Companion Loan holders will have the right, but not the obligation to: (A) cure such monetary default within 10 business days following the receipt of notice of such default and (B) cure such non-monetary default within 30 days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary default may be extended by an additional 60 days (for a total of up to 90 days).  If the 55 Hudson Yards Subordinate Companion Loan holders elect to cure a default by way of a payment of money (a “55 Hudson Yards Cure Payment”), the 55 Hudson Yards Subordinate Companion Loan holders will be required to make such 55 Hudson Yards Cure Payment as directed by the 55 Hudson Yards Special Servicer and such 55 Hudson Yards Cure Payment will include all costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the issuing entity or the 55 Hudson Yards Pari Passu Companion Loan holders related to the default and incurred during the period of time from the expiration of the grace period for such default until such 55 Hudson Yards Cure Payment is made or other cure is affected.  So long as a default exists that is being cured by the 55 Hudson Yards Subordinate Companion Loan holders and the applicable cure period has not expired and the 55 Hudson Yards Subordinate Companion Loan holders are permitted to cure under the terms of the 55 Hudson Yards Intercreditor Agreement, the default will not be treated as a default or a 55 Hudson Yards Triggering Event of Default (i) that results in the application of payments in accordance with “—Application of Payments After to a 55 Hudson Yards Triggering Event of Default” above, (ii) for purposes of triggering an acceleration of the 55 Hudson Yards Whole Loan, modifying, amending or waiving any provisions or the Mortgage Loan documents or commencing foreclosure proceedings or similar legal proceedings with respect to the 55 Hudson Yards Mortgaged Property or (iii) for purposes of treating the 55 Hudson Yards Whole Loan as a specially serviced loan.  Notwithstanding anything to the contrary, the 55 Hudson Yards Subordinate Companion Loan Holders’ right to cure a default will be limited to six (6) 55 Hudson Yards Cure Events over the life of the 55 Hudson Yards Whole Loan and no single 55 Hudson Yards Cure Event may exceed four (4) consecutive months.  A “55 Hudson Yards Cure Event“ means the 55 Hudson Yards Subordinate Companion Loan Holders’ exercise of their cure rights whether for one month or for consecutive months in the aggregate.

Purchase Option

If the 55 Hudson Yards Subordinate Companion Loans are no longer included in the HY 2019-55HY Securitization and a 55 Hudson Yards Triggering Event of Default has occurred and is continuing, then, upon written notice from the 55 Hudson Yards Special Servicer of such occurrence (a “55 Hudson Yards Repurchase Option Notice”), the 55 Hudson Yards Subordinate Companion Loan holders will have the right (and if all of the 55 Hudson Yards Subordinate Companion Loan holders provide such notice, then all of the 55 Hudson Yards Subordinate Companion Loan holders collectively, on a pro rata basis will have such right), prior to any other party, by written notice to the 55 Hudson Yards Special Servicer (the “55 Hudson Yards Repurchase Election Notice”) after the occurrence of the 55 Hudson Yards Triggering Event of Default and prior to the earliest date to occur of (a) the cure of the 55 Hudson Yards Triggering Event of Default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure with respect to the related Mortgaged Property, (c) the modification of the mortgage loan documents in accordance with the Hudson Yards 2019-55HY TSA and the 55 Hudson Yards Intercreditor Agreement, and (d) the date that is 90 days after the related controlling noteholder’s receipt of the 55 Hudson Yards Repurchase Option Notice, to purchase the 55 Hudson Yards Mortgage Loan and 55 Hudson Yards Pari Passu Companion Loans for the applicable purchase price provided in the 55 Hudson Yards Intercreditor Agreement on a date not less than five (5) business days nor more than fifteen (15) business days after the date of the 55 Hudson

Yards Repurchase Election Notice, except as described below with respect to a 55 Hudson Yards Repurchase Election Notice based on a 55 Hudson Yards Notice of Foreclosure/DIL.

The 55 Hudson Yards Special Servicer will be required to give the 55 Hudson Yards Subordinate Companion Loan holders five (5) business days’ prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed-in-lieu of foreclosure with respect to the related Mortgaged Property (a “55 Hudson Yards Notice of Foreclosure/DIL”). If the 55 Hudson Yards Special Servicer intends to accept a deed-in-lieu of foreclosure, it will be required to deliver a 55 Hudson Yards Notice of Foreclosure/DIL stating its intent to the 55 Hudson Yards Subordinate Companion Loan holders and the 55 Hudson Yards Subordinate Companion Loan holders will have the option, within 10 business days from receipt of such 55 Hudson Yards Notice of Foreclosure/DIL, to deliver a 55 Hudson Yards Repurchase Election Notice to the 55 Hudson Yards Special Servicer and to consummate the purchase option on a date to occur no later than 30 days from the day it received the 55 Hudson Yards Notice of Foreclosure/DIL, provided that such 30 days may be extended at the option of the 55 Hudson Yards Subordinate Companion Loan holders for an additional 30 days upon payment of a $5,000,000 non-refundable cash deposit and provision of evidence satisfactory to the 55 Hudson Yards Special Servicer that it is diligently and expeditiously proceeding to consummate its purchase of the 55 Hudson Yards Mortgage Loan and the 55 Hudson Yards Pari Passu Companion Loans.

Sale of Defaulted 55 Hudson Yards Whole Loan

Pursuant to the terms of the 55 Hudson Yards Intercreditor Agreement, if the 55 Hudson Yards Whole Loan becomes a defaulted mortgage loan, and if the 55 Hudson Yards Special Servicer determines to sell the 55 Hudson Yards Mortgage Loan and the 55 Hudson Yards Companion Loans in accordance with the 55 Hudson Yards TSA, then the 55 Hudson Yards Special Servicer will have the right and the obligation to sell the 55 Hudson Yards Mortgage Loan and the 55 Hudson Yards Companion Loans as notes evidencing one whole loan in accordance with the terms of the Hudson Yards 2019-55HY TSA.  In connection with any such sale, the 55 Hudson Yards Special Servicer will be required to follow the procedures set forth in the Hudson Yards 2019-55HY TSA.

Special Servicer Appointment Rights

Pursuant to the 55 Hudson Yards Intercreditor Agreement and the Hudson Yards 2019-55HY TSA, the 55 Hudson Yards Directing Certificateholder (prior to a control termination event) or certificateholders with the requisite percentage of voting rights will have the right, with or without cause, to replace the 55 Hudson Yards Special Servicer then acting with respect to the 55 Hudson Yards Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity or any other 55 Hudson Yards Non-Standalone Pari Passu Companion Loan holders.

The 1633 Broadway Whole Loan

General

The 1633 Broadway Mortgage Loan (6.1%) is part of a Whole Loan that is part of a split loan structure comprised of thirty-four (34) senior promissory notes and four (4) subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “1633 Broadway Mortgaged Property”), with an aggregate initial principal balance of $1,250,000,000.  Two such senior promissory notes designated Note A-4-C-1 and Note A-4-C-2 with an aggregate initial principal balance of $100,000,000 (collectively, the “1633 Broadway Mortgage Loan”), will be deposited into this securitization. The 1633 Broadway Whole Loan is evidenced by (i) the 1633 Broadway Mortgage Loan, (ii) four (4) senior promissory notes designated Note A-1-S-1, Note A-2-S-1, Note A-3-S-1 and Note A-4-S-1 (collectively, the “1633 Broadway Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $1,000,000; (iii) twenty-eight (28) senior promissory notes designated Note A-1-C-1, Note A-1-C-2, Note A-1-C-3, Note A-1-C-4, Note A-1-C-5, Note A-1-C-6, Note A-1-C-7, Note A-2-C-1-A, Note A-2-C-1-B, Note A-2-C-2, Note A-2-C-3, Note A-2-C-4, Note A-2-C-5, Note A-2-C-6, Note A-2-C-7, Note A-3-C-1-A, Note A-3-C-1-B, Note A-3-C-2, Note A-3-C-3, Note A-3-C-4, Note A-3-C-5, Note A-3-C-6, Note A-3-C-7, Note A-4-C-3, Note A-4-C-4, A-4-C-5, Note A-4-C-6 and Note A-4-C-7 (collectively, the “1633 Broadway Non-Standalone Pari Passu Companion Loans” and, together with the 1633 Broadway Standalone Pari Passu Companion Loans, the “1633 Broadway Pari Passu Companion Loans”), which have an aggregate initial principal balance of $900,000,000; and (iv) four (4) subordinate promissory notes designated Note B-1, Note B-2, Note B-3 and Note B-4 (collectively, the “1633 Broadway Subordinate Companion Loans” and, together with the 1633 Broadway Standalone Pari Passu Companion Loans, the “1633 Broadway Standalone Companion Loans”), which have an aggregate initial principal balance of $249,000,000.

Servicing

The 1633 Broadway Whole Loan (including the 1633 Broadway Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the BWAY 2019-1633 TSA by KeyBank National Association as master servicer (the “1633 Broadway Master Servicer”), and, if necessary, Situs Holdings, LLC as special servicer (the “1633 Broadway Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the 1633 Broadway Intercreditor Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the 1633 Broadway Mortgage Loan (but not on the 1633 Broadway Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 1633 Broadway Mortgage Loan.

Property protection advances in respect of the 1633 Broadway Whole Loan will be made by the 1633 Broadway Master Servicer or the trustee under the BWAY 2019-1633 TSA, as applicable, unless a determination of nonrecoverability is made under the BWAY 2019-1633 TSA.

Application of Payments

The 1633 Broadway Intercreditor Agreement sets forth the respective rights of the holder of the 1633 Broadway Mortgage Loan, the holders of the 1633 Broadway Pari Passu Companion Loans and the holders of the 1633 Broadway Subordinate Companion Loans with respect to distributions of funds received in respect of the 1633 Broadway Whole Loan, and provides, in general, that:

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the 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

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the 1633 Broadway Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans, and the rights of the holders of the 1633 Broadway Subordinate Companion Loans to receive payments with respect to the 1633 Broadway Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans to receive payments with respect to the 1633 Broadway Whole Loan;

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all expenses and losses relating to the 1633 Broadway Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of 1633 Broadway Subordinate Companion Loans and second to the issuing entity, as holder of the 1633 Broadway Mortgage Loan, and the holders of the 1633 Broadway Pari Passu Companion Loans on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the 1633 Broadway Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on principal balances of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans at a per annum rate equal the applicable net note rate;

Second, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

Third, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the 1633 Broadway Mortgage Loan and each 1633 Broadway Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the 1633 Broadway Whole Loan pursuant to the 1633 Broadway Intercreditor Agreement or the BWAY 2019-1633 TSA;

Fourth, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers; in an amount up to such note’s pro rata interest therein as calculated under the 1633 Broadway Whole Loan documents;

Fifth, the holders of the 1633 Broadway Subordinate Companion Loans, to pay accrued and unpaid interest on the 1633 Broadway Subordinate Companion Loans to the holders of the 1633 Broadway Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the applicable 1633 Broadway Subordinate Companion Loan principal balances at a per annum rate equal the applicable net note rate;

Sixth, to the holders of the 1633 Broadway Subordinate Companion Loans, in an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, until the principal balances of the 1633 Broadway Subordinate Companion Loans have been reduced to zero;

Seventh, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Subordinate Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers; in an amount up to such note’s pro rata interest therein as calculated under the 1633 Broadway Whole Loan documents;

Eighth, if the proceeds of any foreclosure sale or any liquidation of the 1633 Broadway Whole Loan or the 1633 Broadway Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the 1633 Broadway Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the 1633 Broadway Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the 1633 Broadway Subordinate Companion Loans as a result of such workout, plus unpaid interest on the 1633 Broadway Subordinate Companion Loan principal balance at a per annum rate equal the applicable net note rate;

Ninth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the BWAY 2019-1633 TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the 1633 Broadway Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the 1633 Broadway Mortgage Loan and the 1633 Broadway Companion Loans, pro rata, based on their respective percentage interests; and

Tenth, if any excess amount is available to be distributed in respect of the 1633 Broadway Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the 1633 Broadway Mortgage Loan and the 1633 Broadway Companion Loans, pro rata, based on their respective percentage interests.

Consultation and Control

The controlling noteholder under the 1633 Broadway Intercreditor Agreement will initially be the securitization trust created pursuant to the terms of the BWAY 2019-1633 TSA.  Pursuant to the terms of the BWAY 2019-1633 TSA, the related controlling class representative (the “1633 Broadway Directing Certificateholder”), which will initially be Prima Capital Advisors LLC, will have consent and/or consultation rights with respect to the 1633 Broadway Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA.  Upon a “Control Shift Event” under the BWAY 2019-1633 TSA (a “1633 Broadway Control Shift Event”), the 1633 Broadway Directing Certificateholder will be the holder of Note A-1-C-1 (or, if Note A-1-C-1 has been deposited into a securitization, the “controlling class representative” or any analogous party for the related securitization).  A 1633 Broadway Control Shift Event will generally exist at any time that (i) the Class A certificates issued under the BWAY 2019-1633 TSA have an outstanding certificate balance (as notionally reduced by any appraisal reduction amounts allocable to such class) that is 25% or less of the initial certificate balance of such Class A certificates, (ii) the 1633 Broadway Directing Certificateholder (or a majority of the controlling class certificateholders) is a borrower related party or (iii) Prima Capital Advisors

LLC or any successor controlling class representative or controlling class certificateholders are no longer the holder of at least a majority of the controlling class by certificate balance and the certificate administrator under the BWAY 2019-1633 TSA (the “1633 Broadway Certificate Administrator” ) has neither (a) received written notice of the then current controlling class certificateholders of at least a majority of the controlling class by certificate balance nor (b) received written notice of a replacement controlling class representative, until such time as the 1633 Broadway Certificate Administrator receives either such notice.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 1633 Broadway Intercreditor Agreement, if the 1633 Broadway Whole Loan becomes a defaulted mortgage loan, and if the 1633 Broadway Special Servicer determines to sell the 1633 Broadway Whole Loan in accordance with the BWAY 2019-1633 TSA, then the 1633 Broadway Special Servicer will be required to sell the 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loans, together with the 1633 Broadway Mortgage Loan, as one whole loan. In connection with any such sale, the 1633 Broadway Special Servicer will be required to follow the procedures contained in the BWAY 2019-1633 TSA.

Notwithstanding the foregoing, the 1633 Broadway Special Servicer will not be permitted to sell the 1633 Broadway Whole Loan if it becomes a defaulted mortgage loan under the BWAY 2019-1633 TSA without the written consent of the issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan, or the holders of the 1633 Broadway Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower)  unless the 1633 Broadway Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 1633 Broadway Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 1633 Broadway Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 1633 Broadway Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the 1633 Broadway Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 1633 Broadway Master Servicer or the 1633 Broadway Special Servicer in connection with the proposed sale; provided, that the issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan or the holders of the 1633 Broadway Non-Standalone Pari Passu Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan, or the holders of the 1633 Broadway Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the 1633 Broadway Whole Loan.

Special Servicer Appointment Rights

Pursuant to the 1633 Broadway Intercreditor Agreement and the BWAY 2019-1633 TSA, the 1633 Broadway Directing Certificateholder (or its representative) will have the right, with or without cause, to replace the 1633 Broadway Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative) as holder of the 1633 Broadway Mortgage Loan or any holder of a 1633 Broadway Non-Standalone Pari Passu Companion Loan. In addition, if the operating advisor under the BWAY 2019-1633 TSA recommends, in its sole discretion exercised in good faith, the replacement of the 1633 Broadway Special Servicer, the applicable certificateholders under the BWAY 2019-1633 TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the 1633 Broadway Special Servicer and appoint a replacement special servicer in accordance with the BWAY 2019-1633 TSA, as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

The Bellagio Hotel and Casino Whole Loan

General

The Bellagio Hotel and Casino Mortgage Loan (6.1%), is part of a Whole Loan (the “Bellagio Hotel and Casino Whole Loan”) comprised of the notes listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”:  24 senior A promissory notes (the “Bellagio Hotel and Casino Senior A Notes”), 6 junior A promissory notes (the “Bellagio Hotel and Casino Junior A Notes”) and 3 junior B promissory notes (the “Bellagio Hotel and Casino Junior B Notes” and, together with the Bellagio Hotel and Casino Junior A Notes, the “Bellagio Hotel and Casino Subordinate Companion Loans”).  Each such promissory note is secured by the same mortgage instrument on the same underlying Mortgaged Properties, and such promissory notes have an aggregate initial principal balance of $3,010,000,000.

Each of the Bellagio Hotel and Casino Senior A Notes, the Bellagio Hotel and Casino Junior A Notes and the Bellagio Hotel and Casino Junior B Notes has been (or is expected be) transferred to a securitization trust or sold to a third party.  Note A-1-C1, with an initial principal balance of $100,000,000, will be deposited into this securitization and will constitute a “Mortgage Loan” under the PSA (and will be referred to herein as the “Bellagio Hotel and Casino Mortgage Loan”).  Each remaining Bellagio Hotel and Casino Senior A Note will constitute a “Pari Passu Companion Loan” under the PSA (and will be collectively referred to herein as a “Bellagio Hotel and Casino Pari Passu Companion Loans”).

The Bellagio Hotel and Casino Pari Passu Companion Loans and the Bellagio Hotel and Casino Subordinate Companion Loans are collectively referred to herein as the “Bellagio Hotel and Casino Companion Loans”.  The Bellagio Hotel and Casino Mortgage Loan and the Bellagio Hotel and Casino Companion Loans are collectively referred to herein as the “Bellagio Hotel and Casino Whole Loan,” and the promissory notes evidencing the Bellagio Hotel and Casino Whole Loan are referred to herein as the “Bellagio Hotel and Casino Notes”.

The Bellagio Hotel and Casino Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Bellagio Hotel and Casino Mortgage Loan.  The Bellagio Hotel and Casino Subordinate Companion Loans are generally subordinate in right of payment to the Bellagio Hotel and Casino Mortgage Loan and Bellagio Hotel and Casino Pari Passu Companion Loans.

Only the Bellagio Hotel and Casino Mortgage Loan is included in the issuing entity.  The Control Note with respect to the Bellagio Hotel and Casino Whole Loan has been contributed to a securitization trust governed by the BX 2019-OC11 TSA (the “BX 2019-OC11 Securitization”).  The remaining Bellagio Hotel and Casino Pari Passu Companion Loans have been contributed to other securitizations, have been sold to third parties or are expected to be contributed to other securitizations from time to time in the future (however, the holders of the related unsecuritized promissory notes are under no obligation to do so).

The rights of the holders of the promissory notes evidencing the Bellagio Hotel and Casino Whole Loan (the “Bellagio Hotel and Casino Noteholders”) are subject to an Intercreditor Agreement (the “Bellagio Hotel and Casino Intercreditor Agreement”). The following summaries describe certain provisions of the Bellagio Hotel and Casino Intercreditor Agreement.

Servicing

The Bellagio Hotel and Casino Whole Loan and any related REO Property will be serviced and administered pursuant to the terms of the BX 2019-OC11 TSA by KeyBank National Association as servicer, and, if necessary, Situs Holdings, LLC, as special servicer, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Bellagio Hotel and Casino Mortgage Loan”, but subject to the terms of the Bellagio Hotel and Casino Intercreditor Agreement.

Advances

The applicable master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Bellagio Hotel and Casino Mortgage Loan (but not on the Bellagio Hotel and Casino Companion Loans) pursuant to the terms of the PSA unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Bellagio Hotel and Casino Mortgage Loan. Principal and interest advances in respect of the Bellagio Hotel and Casino Companion Loans and property protection advances in respect of the Bellagio Hotel and Casino Whole Loan will be made as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Bellagio Hotel and Casino Mortgage Loan”.

Application of Payments Prior to a Bellagio Hotel and Casino Triggering Event of Default

Generally, as long as no (i) event of default with respect to an obligation of the Bellagio Hotel and Casino Whole Loan borrowers to pay money due under the Bellagio Hotel and Casino Whole Loan or (ii) non-monetary event of default (other than an imminent event of default) as a result of which the Bellagio Hotel and Casino Whole Loan becomes a specially serviced mortgage loan under the BX 2019-OC11 TSA (a “Bellagio Hotel and Casino Triggering Event of Default”) has occurred and is continuing, all amounts available for payment on the Bellagio Hotel and Casino Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the related Non-Serviced Trustee, the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, and (iii) certain amounts payable or reimbursable to the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer (but not any amounts due, payable or reimbursable in respect of principal and interest advances or administrative advances made by the applicable master servicer or trustee under any pooling and servicing agreement related to the securitization of a Bellagio Hotel and Casino Note (other than the BX 2019-OC11 TSA) ), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Bellagio Hotel and Casino Intercreditor Agreement, as follows:

●	first, to the holders of Bellagio Hotel and Casino Senior A Notes, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Intercreditor Agreement or the BX 2019-OC11 TSA;

●	second, to the holders of the Bellagio Hotel and Casino Senior A Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate); provided, that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable, in respect of advances of such accrued and unpaid interest (which will be reimbursable prior to any distributions on the Bellagio Hotel and Casino Notes) will be deemed to satisfy the obligation under this clause to pay the related Note holder such accrued and unpaid interest (to the extent of such reimbursement);

●	third, to the holders of the Bellagio Hotel and Casino Junior A Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate); provided, that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable, in respect of advances of such accrued and unpaid interest (which will be reimbursable prior to any distributions on the Bellagio Hotel and Casino Notes) will be deemed to satisfy the obligation under this clause to pay the related Note holder such accrued and unpaid interest (to the extent of such reimbursement);

●	fourth, to the holders of the Bellagio Hotel and Casino Junior B Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate); provided, that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable, in respect of advances of such accrued and unpaid interest (which will be reimbursable prior to any distributions on the Bellagio Hotel and Casino Notes) will be deemed to satisfy the obligation under this clause to pay the related Note holder such accrued and unpaid interest (to the extent of such reimbursement);

●	fifth, pro rata, to the holders of the Bellagio Hotel and Casino Senior A Notes, in an amount equal to their respective principal entitlements allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balances of the Bellagio Hotel and Casino Senior A Notes;

●	sixth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a workout the principal balances of Bellagio Hotel and Casino Senior A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the BX 2019-OC11 TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Bellagio Hotel and Casino Junior A Notes and Bellagio Hotel and Casino Junior B Notes to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Bellagio Hotel and Casino Senior A Notes, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Bellagio Hotel and Casino Whole Loan;

●	seventh, to the holders of the Bellagio Hotel and Casino Junior A Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by the holders of such notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Intercreditor Agreement or the BX 2019-OC11 TSA;

●	eighth, to the holders of the Bellagio Hotel and Casino Junior A Notes on a pro rata and pari passu basis in an amount equal to their respective principal entitlements allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balances of the Bellagio Hotel and Casino Junior A Notes;

●	ninth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout the principal balances of the Bellagio Hotel and Casino Junior A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the BX 2019-OC11 TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Bellagio Hotel and Casino Junior B Notes to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Bellagio Hotel and Casino Junior A Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Bellagio Hotel and Casino Junior A Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Bellagio Hotel and Casino Whole Loan;

●	tenth, to the holders of the Bellagio Hotel and Casino Junior B Notes, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Intercreditor Agreement or the BX 2019-OC11 TSA;

●	eleventh, to the holders of the Bellagio Hotel and Casino Junior B Notes on a pro rata and pari passu basis in an amount equal to their respective principal entitlements allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balances of the Bellagio Hotel and Casino Junior B Notes;

●	twelfth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through eleventh and, as a result of a workout the principal balances of the Bellagio Hotel and Casino Junior B Notes have been reduced, such excess amount will be paid to the holders of the Bellagio Hotel and Casino Junior B Notes, on a pro rata and pari passu basis,

(x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Bellagio Hotel and Casino Junior B Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Bellagio Hotel and Casino Whole Loan;

●	thirteenth, to the Bellagio Hotel and Casino Noteholders, pro rata, any prepayment or yield maintenance premium, to the extent paid by the Bellagio Hotel and Casino Whole Loan borrowers;

●	fourteenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the Bellagio Hotel and Casino Whole Loan borrowers are not required to be otherwise applied under the BX 2019-OC11 TSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Bellagio Hotel and Casino Whole Loan), any such fees or expenses, to the extent actually paid by the Bellagio Hotel and Casino borrowers, will be paid to the Bellagio Hotel and Casino Noteholders, pro rata; and

●	fifteenth, if any excess amount is available to be distributed in respect of the Bellagio Hotel and Casino Whole Loan, and not otherwise applied in accordance with the foregoing clause first through fourteenth, any remaining amounts will be paid pro rata to the Bellagio Hotel and Casino Noteholders;

provided, that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any Mortgaged Property (or portion thereof) (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Bellagio Hotel and Casino Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balances of the Bellagio Hotel and Casino Notes in the manner permitted or required by such REMIC provisions (to be applied first to the Bellagio Hotel and Casino Senior A Notes (on a pro rata and pari passu basis), then to the Bellagio Hotel and Casino Junior A Notes (on a pro rata and pari passu basis), and then to the Bellagio Hotel and Casino Junior B Notes (on a pro rata and pari passu basis).

Under the terms of the related loan agreement, prior to an event of default, principal payments on the Bellagio Hotel and Casino Whole Loan are required to be applied to the promissory notes comprising the Bellagio Hotel and Casino Whole Loan as follows: (a) first, to the reduction of the outstanding principal balances of each of the Bellagio Hotel and Casino Senior A Notes, pro rata and pari passu, until the outstanding balances of such promissory notes are reduced to zero; (b) second, to the reduction of the outstanding principal balances of each of the Bellagio Hotel and Casino Junior A Notes, pro rata and pari passu, until the outstanding balances of such promissory notes are reduced to zero; and (c) third, to the reduction of the outstanding principal balance of each of the Bellagio Hotel and Casino Junior B Notes, pro rata and pari passu, until the outstanding balances of such promissory notes are reduced to zero.

Application of Payments After a Bellagio Hotel and Casino Triggering Event of Default

Generally, for so long as a Bellagio Hotel and Casino Triggering Event of Default has occurred and is continuing, all amounts available for payment on the Bellagio Hotel and

Casino Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the related Non-Serviced Trustee, the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, and (iii) certain amounts payable or reimbursable to the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer (but not any amounts due, payable or reimbursable in respect of principal and interest advances or administrative advances made by the applicable master servicer or trustee under any pooling and servicing agreement related to the securitization of a Bellagio Hotel and Casino Note (other than the BX 2019-OC11 TSA) ), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Bellagio Hotel and Casino Intercreditor Agreement, as follows:

●	first, to the holders of Bellagio Hotel and Casino Senior A Notes, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Intercreditor Agreement or the BX 2019-OC11 TSA;

●	second, to the holders of the Bellagio Hotel and Casino Senior A Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate); provided, that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable, in respect of advances of such accrued and unpaid interest (which will be reimbursable prior to any distributions on the Bellagio Hotel and Casino Notes) will be deemed to satisfy the obligation under this clause to pay the related Note holder such accrued and unpaid interest (to the extent of such reimbursement);

●	third, to the holders of the Bellagio Hotel and Casino Junior A Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate); provided, that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable, in respect of advances of such accrued and unpaid interest (which will be reimbursable prior to any distributions on the Bellagio Hotel and Casino Notes) will be deemed to satisfy the obligation under this clause to pay the related Note holder such accrued and unpaid interest (to the extent of such reimbursement);

●	fourth, to the holders of the Bellagio Hotel and Casino Junior B Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate); provided, that any amounts reimbursed to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable, in respect of advances of such accrued and unpaid interest (which will be reimbursable prior to any distributions on the Bellagio Hotel and Casino Notes) will be deemed to satisfy the obligation under this clause to pay the related Note holder such accrued and unpaid interest (to the extent of such reimbursement);

●	fifth, to the holders of the Bellagio Hotel and Casino Senior A Notes on a pro rata and pari passu basis, until the principal balances thereof have been reduced to zero;

●	sixth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a workout the principal balances of Bellagio Hotel and Casino Senior A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the BX 2019-OC11 TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Bellagio Hotel and Casino Junior A Notes and Bellagio Hotel and Casino Junior B Notes to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Bellagio Hotel and Casino Senior A Notes, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Bellagio Hotel and Casino Whole Loan;

●	seventh, to the holders of the Bellagio Hotel and Casino Junior A Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by the holders of such notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Intercreditor Agreement or the BX 2019-OC11 TSA;

●	eighth, to the holders of the Bellagio Hotel and Casino Junior A Notes on a pro rata and pari passu basis, until the principal balances thereof have been reduced to zero;

●	ninth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout the principal balances of the Bellagio Hotel and Casino Junior A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the BX 2019-OC11 TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Bellagio Hotel and Casino Junior B Notes to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Bellagio Hotel and Casino Junior A Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Bellagio Hotel and Casino Junior A Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Bellagio Hotel and Casino Whole Loan;

●	tenth, to the holders of the Bellagio Hotel and Casino Junior B Notes, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Bellagio Hotel and Casino Whole Loan pursuant to the terms of the Bellagio Hotel and Casino Intercreditor Agreement or the BX 2019-OC11 TSA;

●	eleventh, to the holders of the Bellagio Hotel and Casino Junior B Notes on a pro rata and pari passu basis, until the principal balances thereof have been reduced to zero;

●	twelfth, if the proceeds of any foreclosure sale or any liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through eleventh and, as a result of a workout the principal balances of the Bellagio Hotel and Casino Junior B Notes have been reduced, such excess amount will be paid to the holders of the Bellagio Hotel and Casino Junior B Notes, on a pro rata and pari passu basis, (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Bellagio Hotel and Casino Junior B Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Bellagio Hotel and Casino Whole Loan;

●	thirteenth, to the Bellagio Hotel and Casino Noteholders, pro rata, any prepayment or yield maintenance premium, to the extent paid by the Bellagio Hotel and Casino Whole Loan borrowers;

●	fourteenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the Bellagio Hotel and Casino Whole Loan borrowers are not required to be otherwise applied under the BX 2019-OC11 TSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Bellagio Hotel and Casino Whole Loan), any such fees or expenses, to the extent actually paid by the Bellagio Hotel and Casino borrowers, will be paid to the Bellagio Hotel and Casino Noteholders, pro rata; and

●	fifteenth, if any excess amount is available to be distributed in respect of the Bellagio Hotel and Casino Whole Loan, and not otherwise applied in accordance with the foregoing clause first through fourteenth, any remaining amounts will be paid pro rata to the Bellagio Hotel and Casino Noteholders;

provided, that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any Mortgaged Property (or portion thereof) (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Bellagio Hotel and Casino Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balances of the Bellagio Hotel and Casino Notes in the manner permitted or required by such REMIC provisions (to be applied first to the Bellagio Hotel and Casino Senior A Notes (on a pro rata and pari passu basis), then to the Bellagio Hotel and Casino Junior A Notes (on a pro rata and pari passu basis), and then to the Bellagio Hotel and Casino Junior B Notes (on a pro rata and pari passu basis).

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the Bellagio Hotel and Casino Whole Loan in accordance with the BX 2019-OC11 TSA and the Bellagio Hotel and Casino Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrowers for payment of such amounts and any principal and interest collections allocable to the Bellagio Hotel and Casino Subordinate Companion Loans have been applied to pay such amounts.

To the extent collections received after the final liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Bellagio Hotel and Casino Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the Bellagio Hotel and Casino Subordinate Companion Loans) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Workout

Notwithstanding anything to the contrary, if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, under the related Non-Serviced PSA, in connection with a workout of the Bellagio Hotel and Casino Whole Loan, modifies the terms thereof such that (i) the unpaid principal balance of such Whole Loan is decreased, (ii) the Whole Loan interest rate or scheduled amortization payments on such Whole Loan are reduced, (iii) payments of interest or principal on the Whole Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Whole Loan interest rate or increase in scheduled amortization payments) is made to any of the terms of the Whole Loan, all payments to the holders of the Bellagio Hotel and Casino Senior A Notes as described above under “—Application of Payments Prior to a Bellagio Hotel and Casino Triggering Event of Default” and “—Application of Payments After a Bellagio Hotel and Casino Triggering Event of Default” are required to be made as though such workout did not occur, with the payment terms of the Bellagio Hotel and Casino Senior A Notes remaining the same as they are on the date of the related Intercreditor Agreement, and the Bellagio Hotel and Casino Junior B Notes (and then the Bellagio Hotel and Casino Junior A Notes) will bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Whole Loan attributable to such workout (such economic effect to be borne by each such promissory note up to the amount otherwise due on such promissory note including in connection with the final liquidation or repayment of the Whole Loan). In connection with any workout, the related Non-Serviced Special Servicer will not be permitted to (x) increase the interest rate of the Bellagio Hotel and Casino Junior A Notes unless the interest rate of the Bellagio Hotel and Casino Senior Notes is correspondingly increased or (y) increase the interest rate of the Bellagio Hotel and Casino Junior B Notes unless the interest rate of the Bellagio Hotel and Casino Senior Notes and the interest rate of the Bellagio Hotel and Casino Junior A Notes are correspondingly increased.

Consultation and Control

The controlling noteholder under the Bellagio Hotel and Casino Intercreditor Agreement will be the securitization trust created pursuant to the terms of the BX 2019-OC11 TSA. Pursuant to the terms of the BX 2019-OC11 TSA, the related controlling class representative (the “Bellagio Hotel and Casino Directing Certificateholder”) will have consent and/or consultation rights with respect to the Bellagio Hotel and Casino Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Bellagio Hotel and Casino Mortgage Loan”.

In addition, pursuant to the terms of the Bellagio Hotel and Casino Intercreditor Agreement, the issuing entity, as a non-controlling note holder will have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Bellagio Hotel and Casino Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Bellagio Hotel and Casino Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the Bellagio Hotel and Casino Noteholders. Neither the related Non-Serviced Master Servicer nor the related Non-Serviced Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Bellagio Hotel and Casino Mortgage Loan (or its representative).

Sale of Defaulted Bellagio Hotel and Casino Whole Loan

Pursuant to the terms of the Bellagio Hotel and Casino Intercreditor Agreement, if the Bellagio Hotel and Casino Whole Loan becomes a defaulted loan pursuant to the terms of the BX 2019-OC11 TSA, and if the related Non-Serviced Special Servicer determines to sell the promissory notes included in the BX 2019-OC11 securitization trust, then the related Non-Serviced Special Servicer will be required to sell the Bellagio Hotel and Casino Notes as one whole loan. In connection with any such sale, the related Non-Serviced Special Servicer will be required to follow the procedures set forth under the BX 2019-OC11 TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Bellagio Hotel and Casino Mortgage Loan”. Proceeds of the sale of the Bellagio Hotel and Casino Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments After a Bellagio Hotel and Casino Triggering Event of Default” above.

Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the Bellagio Hotel and Casino Mortgage Loan if the Bellagio Hotel and Casino Whole Loan becomes a defaulted loan without the written consent of the issuing entity as holder of the Bellagio Hotel and Casino Mortgage Loan (provided that such consent is not required if the issuing entity is a borrower or an affiliate of a borrower) unless the related Non-Serviced Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Bellagio Hotel and Casino Whole Loan, and any documents in the servicing file requested by the issuing entity; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer in connection with the proposed sale. Subject to the terms of the BX 2019-OC11 TSA, the holder of the Bellagio Hotel and Casino Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

Special Servicer Appointment Rights

Pursuant to the terms of the Bellagio Hotel and Casino Intercreditor Agreement and the BX 2019-OC11 TSA, the securitization trust created pursuant to the BX 2019-OC11 TSA, as the controlling noteholder, will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Bellagio Hotel and Casino Whole Loan and appoint a replacement special servicer in accordance with the BX 2019-OC11 TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Bellagio Hotel and Casino Mortgage Loan”.

The Jackson Park Whole Loan

General

The Jackson Park Mortgage Loan (as defined below) (4.6%), is part of a Whole Loan evidenced by twelve (12) promissory notes each of which is secured by the same mortgage instrument on the same Mortgaged Property, with an aggregate initial principal amount of $1,000,000,000. Note A-3 contributed by Bank of America, National Association with an initial principal balance of $75,000,000 (collectively, the “Jackson Park Mortgage Loan”), will be deposited into this securitization.

The Jackson Park Whole Loan (as defined below) is evidenced by (i) the Jackson Park Mortgage Loan, (ii) 9 senior promissory notes, Notes A-1, A-2, A-4, A-5, A-6, A-7, A-8, A-9 and A-10 (the “Jackson Park Pari Passu Companion Loans” and, together with the Jackson Park Mortgage Loan, the “Jackson Park Senior Notes”), which have an aggregate initial principal balance of $475,000,000 and (iii) 2 subordinate promissory notes, Notes B-1 and B-2 (the “Jackson Park Subordinate Companion Loans” and, together with the Jackson Park Pari Passu Companion Loans, the “Jackson Park Companion Loans”), which have an aggregate initial principal balance of $450,000,000. The Jackson Park Senior Notes are generally pari passu in right of payment with each other, and the Jackson Park Subordinate Companion Loans are generally subordinate in right of payment to the Jackson Park Senior Notes.

Only the Jackson Park Mortgage Loan is included in the issuing entity. The current holders of the Jackson Park Notes are set forth in the table entitled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

The Jackson Park Mortgage Loan, the Jackson Park Pari Passu Companion Loans and the Jackson Park Subordinate Companion Loans are collectively referred to in this prospectus as the “Jackson Park Whole Loan”. The rights of the holders of the promissory notes evidencing the Jackson Park Whole Loan (the “Jackson Park Noteholders”) are subject to an Intercreditor Agreement (the “Jackson Park Intercreditor Agreement”). The Jackson Park Whole Loan is serviced and administered pursuant to the JAX 2019-LIC TSA and the Jackson Park Intercreditor Agreement. The following summaries describe certain provisions of the Jackson Park Intercreditor Agreement.

Servicing

The Jackson Park Whole Loan is serviced pursuant to the terms of the JAX 2019-LIC TSA by Wells Fargo Bank, National Association, as servicer (the “Jackson Park Servicer”), and, if necessary, AEGON USA Realty Advisors, LLC, as special servicer (the “Jackson Park Special Servicer”), which governs the terms of the Jackson Park Trust 2019-LIC securitization into which each of the Jackson Park Pari Passu Companion Loans evidenced by Notes A-1, A-2, A-4, A-9 and A-10 and the Jackson Park Subordinate Companion Loans were deposited, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Jackson Park Mortgage Loan”, but subject to the terms of the Jackson Park Intercreditor Agreement. See “Pooling and Servicing

Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Jackson Park Mortgage Loan”.

Distributions

The Jackson Park Intercreditor Agreement provides, in general, that (i) each Jackson Park Senior Note and the rights of the holder thereof to receive payments of interest, principal and other amounts with respect thereto are made on a pro rata and pari passu basis with each other Jackson Park Senior Note and (ii) the Jackson Park Subordinate Companion Loans and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto is at all times, junior, subject and subordinate to the Jackson Park Senior Notes and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto, in each case to the extent described below.

Application of Payments Prior to an Event of Default

Prior to the occurrence and continuance of an event of default with respect to the Jackson Park Whole Loan, any collections received in respect of the Jackson Park Whole Loan or related Mortgaged Property will be applied to the Jackson Park Mortgage Loan, the Jackson Park Pari Passu Companion Loans and the Jackson Park Subordinate Companion Loans in accordance with Jackson Park mortgage loan agreement. Accordingly, subject to the right of the Jackson Park Servicer, the Jackson Park Special Servicer, the trustee and the certificate administrator under the JAX 2019-LIC TSA to be reimbursed for any unanticipated trust fund expenses in accordance with the JAX 2019-LIC TSA, the monthly debt service payment on the Jackson Park Whole Loan will be applied: first, to the payment of interest due and payable on the Jackson Park Mortgage Loan and the Jackson Park Companion Loans, pro rata; second, to the reduction of the outstanding principal balance of each of the Jackson Park Senior Notes, pro rata, until the outstanding principal balance of each such Jackson Park Senior Note is reduced to zero; and third, to the reduction of the outstanding principal balance of Jackson Park Subordinate Companion Loans, pro rata, until the outstanding principal balance of each such Jackson Park Subordinate Companion Loan is reduced to zero.

Application of Payments After an Event of Default

Following the occurrence and during the continuance of an event of default with respect to the Jackson Park Whole Loan, payments and proceeds with respect to the Jackson Park Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to provide reimbursement to the Jackson Park Servicer and the trustee under the JAX 2019-LIC TSA (the “Jackson Park Trustee”) for any nonrecoverable servicing advances and administrative advances and any interest thereon;

●	second, to provide reimbursement to holders of the Jackson Park Senior Notes for any nonrecoverable monthly debt service advances and interest thereon on the Jackson Park Senior Notes, on a pro rata and pari passu basis, then to provide reimbursement to holders of the Jackson Park Subordinate Companion Loans for any nonrecoverable monthly debt service advances and interest thereon on the Jackson Park Subordinate Companion Loans, on a pro rata and pari passu basis;

●	third, to provide reimbursement to the Jackson Park Servicer and Jackson Park Trustee, as applicable, for any servicing advances and administrative advances plus any interest thereon and any trust fund expenses;

●	fourth, to the holders of the Jackson Park Senior Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	fifth, to the holders of the Jackson Park Senior Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances;

●	sixth, to the holders of the Jackson Park Senior Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	seventh, to the holders of the Jackson Park Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	eighth, to the holders of the Jackson Park Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt services advances on the B Notes;

●	ninth, to the holders of the Jackson Park Subordinate Companion Loans, payments of principal on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	tenth, to pay the Jackson Park Servicer or the Jackson Park Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;

●	eleventh, to fund any other reserves to the extent then required to be held in escrow;

●	twelfth, to pay to the holders of the Jackson Park Senior Notes any yield maintenance or other prepayment premium then due and payable to the holders of the Jackson Park Senior Notes, on a pro rata and pari passu basis, then to the holders of the Jackson Park Subordinate Companion Loans any liquidated damages amount or other prepayment premium then due and payable to the holders of the Jackson Park Subordinate Companion Loans, on a pro rata and pari passu basis;

●	thirteenth, to pay the Jackson Park Servicer or the Jackson Park Special Servicer, as applicable, default interest and late fees then due and payable under the Jackson Park Whole Loan documents, all of which will be applied in accordance with the JAX 2019-LIC TSA;

●	fourteenth, to pay any additional servicing compensation that the Jackson Park Servicer or the Jackson Park Special Servicer is entitled to receive under the JAX 2019-LIC TSA; and

●	fifteenth, any remaining amount will be paid pro rata to the holders of the Jackson Park Companion Loans and the issuing entity as holder of the Jackson Park Mortgage Loan, based on the original principal balance of the Jackson Park Mortgage Loan and the Jackson Park Companion Loans.

If a P&I Advance is made with respect to the Jackson Park Mortgage Loan pursuant to the terms of the PSA, unless such P&I Advance is determined to be nonrecoverable, that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Jackson Park Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances”, on other mortgage loans in this securitization, but not out of payments or other collections on the Jackson Park Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the Jackson Park Whole Loan in accordance with the JAX 2019-LIC TSA and the Jackson Park Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the Jackson Park Subordinate Companion Loans have been applied to pay such amounts.

To the extent collections received after the final liquidation of the Jackson Park Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Jackson Park Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the Jackson Park Subordinate Companion Loans and then to the Jackson Park Senior Notes, in that order) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The Controlling Holder under the Jackson Park Intercreditor Agreement will be the securitization trust (the “JAX 2019-LIC Securitization”) created pursuant to the terms of the JAX 2019-LIC TSA, as holder of the Jackson Park Companion Loan Note A-1 (the “Jackson Park Controlling Holder”). As of the Closing Date, the rights of the Jackson Park Controlling Holder will be exercised by the directing holder under the JAX 2019-LIC Securitization.

The terms of the JAX 2019-LIC TSA provide for a directing holder or similar party with consent and/or consultation rights with respect to the Jackson Park Whole Loan similar to, but not identical to, those held by the Directing Certificateholder under the terms of the PSA. The Jackson Park Servicer and Jackson Park Special Servicer will be required to make any servicing decisions with respect the Mortgage Loan in accordance with the servicing standard set forth in the JAX 2019-LIC TSA. The JAX 2019-LIC TSA also provides that the Jackson Park Servicer and Jackson Park Special Servicer will be required to consult with the risk retention consultation parties named in the JAX 2019-LIC TSA (the “Jackson Park Risk Retention Consultation Parties”) with respect to certain matters that are similar to, but not identical to, those granted to the Risk Retention Consultation Party under the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Jackson Park Mortgage Loan”.

In addition, pursuant to the terms of the Jackson Park Intercreditor Agreement, the issuing entity, as a non-controlling note holder will (i) have the right to receive copies of all notices, information and reports that the Jackson Park Servicer or the Jackson Park Special

Servicer, as applicable, is required to provide to the directing holder under the JAX 2019-LIC Securitization or any Jackson Park Risk Retention Consultation Party (within the same time frame such notices, information and reports are required to be delivered to the directing holder under the JAX 2019-LIC Securitization or any Jackson Park Risk Retention Consultation Party, without regard to whether or not the directing holder under the JAX 2019-LIC Securitization actually has lost any rights to receive such information as a result of a subordinate consultation period or a subordinate control period under the JAX 2019-LIC TSA) with respect to any major decisions to be taken with respect to the Jackson Park Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Jackson Park Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Jackson Park Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Jackson Park Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the Jackson Park Servicer or the Jackson Park Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above the Jackson Park Servicer or the Jackson Park Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Jackson Park Mortgage Loan, the related the Jackson Park Pari Passu Companion Loans and the related the Jackson Park Subordinate Companion Loans. Neither the Jackson Park Servicer nor the Jackson Park Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Jackson Park Mortgage Loan (or its representative).

Sale of Defaulted Jackson Park Whole Loan

Pursuant to the terms of the Jackson Park Intercreditor Agreement, if the Jackson Park Whole Loan becomes a specially serviced loan pursuant to the terms of the JAX 2019-LIC TSA, and if the Jackson Park Special Servicer determines to sell the Jackson Park Pari Passu Companion Loans in accordance with the JAX 2019-LIC TSA, then the Jackson Park Special Servicer will be required to sell the Jackson Park Mortgage Loan together with the Jackson Park Pari Passu Companion Loans and the Jackson Park Subordinate Companion Loans as one whole loan. In connection with any such sale, the Jackson Park Special Servicer will be required to follow the procedures set forth under the JAX 2019-LIC TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Jackson Park Mortgage Loan”. Proceeds of the sale of the Jackson Park Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments After an Event of Default” above.

Notwithstanding the foregoing, the Jackson Park Special Servicer will not be permitted to sell the Jackson Park Pari Passu Companion Loans together with the Jackson Park Mortgage Loan if such loan becomes a defaulted loan without the written consent of the issuing entity as holder of the Jackson Park Mortgage Loan (provided that such consent is not required if the issuing entity is an affiliate of the borrower) unless the Jackson Park Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Jackson Park Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Jackson Park Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Jackson Park Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Jackson Park Servicer or the Jackson Park Special Servicer in connection with the proposed sale; provided that the issuing entity may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the JAX 2019-LIC TSA, the holder of the Jackson Park Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in January 2020 and ending on the hypothetical Determination Date in February 2020. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Morgan Stanley Bank, N.A., Bank of America, National Association, Wells Fargo Bank, National Association, National Consumer Cooperative Bank and National Cooperative Bank, N.A. are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Bank of America, National Association, Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC and National Cooperative Bank, N.A. on or about February 13, 2020 (the “Closing Date”); provided, that with respect to the 55 Hudson Yards Mortgage Loan, each of Wells Fargo Bank, National Association and Morgan Stanley Mortgage Capital Holdings LLC will sell one of two promissory notes comprising such Mortgage Loan to the depositor. Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (33.8%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization (provided, that the 55 Hudson Yards Mortgage Loan is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, DBR Investments Co. Limited and Morgan Stanley Bank, N.A., and with respect to such Mortgage Loan, MSMCH is only selling its respective portion thereof). Morgan Stanley Bank is also the holder of one or more of the Companion Loans relating to each of the 55 Hudson Yards Whole Loan, the Bellagio Hotel and Casino Whole Loan, the 545 Washington Boulevard Whole Loan and the 1412 Broadway Whole Loan. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2019.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2019	18.4	6.3	3.4	9.8
Year ending December 31, 2018	11.6	3.5	2.4	5.8
Year ending December 31, 2017	15.6	5.6	3.0	8.6
Year ending December 31, 2016	9.2	2.4	1.6	4.0
Year ending December 31, 2015	10.8	5.6	2.8	8.4

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to December 31, 2019, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $74,797,353,845.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental assessment with respect to a mortgaged property, a Phase II environmental assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to the 55 Hudson Yards Whole Loan, co-originated by Wells Fargo Bank, National Association, DBR Investments Co. Limited and Morgan Stanley Bank) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to the 55 Hudson Yards Whole Loan, co-originated by Wells Fargo Bank, National Association, DBR Investments Co. Limited and Morgan Stanley Bank) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing October 1, 2016 and ending September 30, 2019, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from July 1, 2019 through September 30, 2019 was set forth in a Form ABS-15G filed by MSMCH on November 14, 2019. The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements1
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,164,462	1.68%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,164,462	1.68%
Morgan Stanley Capital I Series 2007-IQ14 (0001398854)(11)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	77,221,468	3.22%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	77,221,468	3.22%	0	-	0.00%
Aggregate Total			101	2,117,898,499		2	88,385,930		0	-		0	-		0	-		1	77,221,468		1	11,164,462

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

(3)	Reflects aggregate numbers for all demand activity shown in this table.

(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from October 1, 2016 to September 30, 2019. The demand related to loans reported in this column may have been received prior to such reporting period.

(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from October 1, 2016 to September 30, 2019.

(6)	Includes demands received during and prior to the reporting period from October 1, 2016 to September 30, 2019 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from October 1, 2016 to September 30, 2019. The demand related to loans reported in this column may have been received prior to such reporting period.

(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from October 1, 2016 to September 30, 2019. The demand related to loans reported in this column may have been received prior to such reporting period.

(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the September 2019 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.

(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the September 2019 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

(11)	With respect to the Morgan Stanley Capital I Series 2007-IQ14 securitization, the demand made with respect to one of the underlying mortgage loans was subsequently withdrawn following a settlement payment by MSMCH (or an affiliate thereof) to the related trust in the amount of $62,500,000.

Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $27,651,778.54 Certificate Balance of the RR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Bank of America, National Association

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2015	2016	2017	2018	2019
Multifamily	$1,104,590,000	$242,008,000	$146,622,500	$398,925,000	$865,834,000
Office	1,863,491,000	1,207,957,250	1,424,716,159	1,760,222,500	3,219,527,500
Retail	1,254,393,252	1,392,460,000	720,057,794	1,377,112,634	1,434,905,387
Industrial	1,342,375,000	257,320,721	101,890,000	1,317,920,000	2,670,170,250
Manufactured Housing	116,618,625	19,987,500	38,835,750	150,480,000	62,075,000
Self Storage	546,593,750	156,775,000	387,370,000	511,986,250	185,248,500
Lodging	2,241,228,600	70,509,000	2,176,576,500	2,076,288,000	2,387,905,000
Mixed Use	147,725,000	18,362,500	221,600,000	182,040,000	123,515,000
Other	0	150,000,000	283,150,000	192,300,000	0
Total	$7,167,129,593	$8,617,015,227	$3,515,379,971	$7,967,274,384	$10,949,180,637

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;

●	existing mortgage verification;

●	credit references;

●	certified financial statements for mortgagor and borrower principals;

●	tenant/resident leases;

●	ground leases;

●	property operating statements;

●	real estate tax bills;

●	purchase contract (if applicable);

●	appraisal;

●	engineering report;

●	seismic report (if applicable);

●	environmental report;

●	site plan;

●	certificate of occupancy;

●	evidence of zoning compliance;

●	insurance policies;

●	borrower structure/authority documents; and

●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●   Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●   Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●   Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

●   Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●   Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

●   Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●   Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns.

Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See
“—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The

Jackson Park Mortgage Loan (4.6%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with Wells Fargo Bank, National Association, and was underwritten pursuant to the Bank of America underwriting guidelines. The Parklawn Building Mortgage Loan (4.0%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with KeyBank National Association and was underwritten pursuant to the Bank of America underwriting guidelines. The 560 Mission Street Mortgage Loan (3.1%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with DBR Investments Co. Limited and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated (or, with respect to each of the Jackson Park Mortgage Loan (4.6%), the Parklawn Building Mortgage Loan (4.0%) and the 560 Mission Street Mortgage Loan (3.1%), originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

●	comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America mortgage loan that it elects to substitute for a Bank of America mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing October 1, 2016 and ending September 30, 2019, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the reporting period from July 1, 2019 through September 30, 2019, was set forth in a Form ABS-15G filed by Bank of America on November 8, 2019. The Central Index Key Number of Bank of America is 0001102113.

Repurchases and Replacements
Asset Class: Commercial Mortgages

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	19,433,969	100	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bank of America, N.A.	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bridger Commercial Funding LLC	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bank of America, N.A.	85	77,064,893	67.24	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bridger Commercial Funding LLC	16	30,395,911	26.52	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Eurohypo AG New York Branch	22	4,200,000	3.66	0	0	0.00	0	0	0.00	0	0	0.00	1	4,200,000	3.66	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	SunTrust Bank	25	2,953,498	2.58	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Hypo Real Estate Capital Corporation	3	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	74,510,226	55.35	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	56,280,428	41.81	0	0	0.00	0	0	0.00	0	0	0.00	1	8,220,279	6.11	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	3,817,366	2.84	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5(9) (0001420805)	X	Bank of America, N.A.	80	64,824,712	100	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5(9) (0001420805)	X	Bridger Commercial Funding LLC	20	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	451,735,272	54.56	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Bank of America, N.A.	20	252,412,993	30.49	1	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	CIBC Inc.	16	123,834,877	14.96	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			764	1,161,464,145		2	0		0	0		0	0		4	12,420,279		1	0		0	0

(1)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(2)	Reflects assets subject to demands to repurchase or replace that were received during the period from October 1, 2016 to September 30, 2019. Activity with respect to demands received during and, if applicable, prior to such period ended September 30, 2019, is reflected elsewhere in this table. If an asset changed status during such period ended September 30, 2019, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(3)	Reflects assets that were repurchased or replaced during the period from October 1, 2016 to September 30, 2019. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.
(4)	Includes assets for which any of the following situations apply as of September 30, 2019:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by September 30, 2019;

b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from October 1, 2016 to September 30, 2019.

(5)	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended September 30, 2019.
(6)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of September 30, 2019.
(7)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and September 30, 2019, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.
(8)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on November 8, 2019. The Central Index Key Number of Bank of America is 0001102113.
(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on November 8, 2019. The Central Index Key Number of BAMLCM is 0001005007.

Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $26,011,500.00 Certificate Balance of the RR Interest. However, Bank of America or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Bank of America will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2019, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $7.7 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,321 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $47.6 billion, which were included in 154 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The 55 Hudson Yards Mortgage Loan (6.1%) is part of a whole loan that was co-originated by Wells Fargo Bank, DBR Investments Co. Limited and Morgan Stanley Bank, N.A., the 1633 Broadway Mortgage Loan (6.1%) is part of a whole loan that was co-originated by Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Wells Fargo Bank and DBR Investments Co. Limited, the Jackson Park Mortgage Loan (4.6%) is part of a whole loan that was co-originated by Wells Fargo Bank and Bank of America, N.A., and the Kings Plaza Mortgage Loan (4.6%) is part of a whole loan that was co-originated by Wells Fargo Bank, JPMorgan Chase Bank, N.A. and Societe Generale Financial Corporation. From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from October 1, 2016 to September 30, 2019 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	I	(d)	I	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	I	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(10)	39	503,900,454.00	55.11	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	22,585,957.00	2.55	0	0.00	0.00
CIK #: 0001643873		Wells Fargo Bank, National Association	14	293,066,224.00	32.05	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC	10	117,394,863.00	12.84	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			63	914,361,541.00	100.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	22,585,957.00	2.55	0	0.00	0.00

WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22	X	Wells Fargo Bank, National Association	34	660,152,359.00	44.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1616666		The Royal Bank of Scotland	18	311,373,307.00	20.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	21	158,381,467.00	10.65	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Prudential Mortgage Capital Company, LLC	9	109,719,609.00	7.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		NCB, FSB	20	67,614,088.00	4.55	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	17	63,291,423.00	4.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC(11)	6	58,594,540.00	3.94	1	16,160,000.00	1.09	0	0.00	0.00	0	0.00	0.00	1	15,348,545.00	1.14	0	0.00	0.00	1	15,348,545.00	1.14
		Walker & Dunlop Commercial Property Funding I WF, LLC	4	58,473,000.00	3.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			129	1,487,599,794.00	100.00	1	16,160,000.00	1.09	0	0.00	0.00	0	0.00	0.00	1	15,348,545.00	1.14	0	0.00	0.00	1	15,348,545.00	1.14

FRESB 2018-SB48 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB48		Federal Home Loan Mortgage Corporation(12)	236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.29	0	0.00	0.00	4	7,228,000.00	1.29

Issuing Entity Subtotal			236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.29	0	0.00	0.00	4	7,228,000.00	1.29

Commercial Mortgages Asset Class Total			428	2,961,321,176.00		6	46,388,000.00		0	0.00		0	0.00		5	22,576,545.00		1	22,585,957.00		5	22,576,545.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Exchange Act: (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	Rialto Capital Advisors, LLC, as special servicer for Loan #8 88 Hamilton Avenue (in such capacity, the “NXS2 Special Servicer”), claimed in a letter dated March 16, 2016, that NREC breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of such loan. The NXS2 Special Servicer withdrew its repurchase demand on August 15, 2017.

(11)	CWCapital Asset Management LLC, as special servicer for Loan No. 22, Alpha Health Center, claimed in a letter dated December 19, 2017, that Basis Real Estate Capital II, LLC (“Basis”) breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a lawsuit that was filed against the sponsor of 300 E. Pulaski, LLC (the “Borrower”). On February 7, 2018, Basis rejected the claim for breach of representation or warranty for several reasons including (i) the lawsuit was filed after Basis had already conducted its due diligence on the Borrower and the sponsor of the Borrower and (ii) the lawsuit in question was served on the sponsor of the Borrower after Basis had originated the Alpha Health Center Loan. Basis has requested that the special servicer rescind its repurchase demand.

(12)	LNR Partners, LLC, as special servicer for Loan No. 57 (4611 S. Drexel), Loan No. 137 (6217 S. Dorchester), Loan No. 179 (6250 S. Mozart), and Loan No. 218 (7255 S. Euclid) claimed in a letter dated September 12, 2019 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached the representations and warranties made in the related mortgage loan purchase agreement due to an August 18, 2018, securities fraud complaint filed by the SEC against the sponsor of the borrowers of each of the loans.

The repurchase request asserts that there have been challenges to the related trust’s lien priority of the loans in the pending SEC receivership proceeding and that title insurance has been denied. On September 24, 2019, Freddie Mac rejected the claim for breach of representation or warranty for several reasons including (i) the priority of the trust’s liens related to the loans remain in dispute and subject to adjudication and (ii) the title insurer has not declined coverage, and, therefore, no defect in any title policy has been established.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from July 1, 2019 through September 30, 2019 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on November 12, 2019, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 12, 2019, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $28,050,314.87 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management did not change as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions“ and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank, National Association pursuant to which Wells Fargo Bank, National Association has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodial arrangement. In addition, National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $56,512,811 (3.5%), and such hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 67th commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on December 31, 2019, National Cooperative Bank, N.A. and its affiliates sold approximately $6.7 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998 through December 31, 2019, National Cooperative Bank, N.A. together with its parent

National Consumer Cooperative Bank securitized approximately $3.6 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. Twenty-one (21) of the twenty-four (24) Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor (5.3%), were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Such appraisal is prepared by an independent appraiser who holds a certified general appraiser license from the state in which the property is located, and who may also possess the MAI designation from the Appraisal Institute. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the mortgage loans secured by residential cooperative properties may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than mortgage loans secured by residential cooperative properties will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Generally, the debt service coverage ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each mortgage loan secured by a residential cooperative property based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property. In those instances, the “Appraised Value” reflected on Annex A-1 will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a mortgage loan secured by a residential cooperative property will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a mortgage loan secured by a residential cooperative property) or projected rental income (in the case of a mortgage loan other than a mortgage loan secured by a residential cooperative property) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than mortgage loans secured by residential cooperative properties, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of National Cooperative Bank, N.A., engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;

●

comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower; and (vi) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes“ above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes“ above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare the such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on February 7, 2019. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including October 1, 2016 to September 30, 2019, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither National Cooperative Bank, N.A. nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BANK 2020-BNK25 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Accounts and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicers, the special servicers and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicers and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the master servicers and the special servicers, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Trustee”, “―The Certificate Administrator”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Accounts and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicers, the special servicers, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers and the special servicers.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2019, WTNA served as trustee on over 1,826 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $429 billion, of which approximately 559 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $375 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee for this transaction.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 261,000 employees as of September 30, 2019, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th floor, MAC: N9300-070, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2019, Wells Fargo Bank was acting as securities administrator with respect to more than $506 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2019, Wells Fargo Bank was acting as custodian of more than 272,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For one CMBS transaction, Wells Fargo Bank disclosed transaction-level noncompliance on its 2018 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for such transaction related to its CMBS bond administration function. An administrative error caused an underpayment to one class and a corresponding overpayment to another class on one distribution date in 2018. The affected distributions were revised to correct the error before the next distribution date.

Since June 18, 2014, a group of institutional investors have filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo Bank in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Wells Fargo Bank has reached an agreement, in which it denies any wrongdoing, to resolve these claims on a class-wide basis for the 271 RMBS trusts currently at issue. On May 6, 2019, the court entered an order approving the settlement agreement. Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning 57 RMBS trusts in New York federal and state court are not covered by the agreement. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $28,050,314.87 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer under the PSA for all of the Mortgage Loans to be deposited into the trust fund other than the National Cooperative Bank, N.A. Mortgage Loans (in such capacity, the “Master Servicer”) and as the primary servicer for the Serviced Companion Loans. Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. Wells Fargo is also an anticipated holder of a portion of the RR Interest, a sponsor, an originator, a mortgage loan seller, the certificate administrator and the custodian under this securitization, is expected to be the initial risk retention consultation party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo is (a) the master servicer, certificate administrator and custodian under the Hudson Yards 2019-55HY TSA, which governs the servicing and administration of the 55 Hudson Yards Whole Loan, (b) the trustee, certificate administrator and custodian under the BWAY 2019-1633 TSA, which governs the servicing and administration of the 1633 Broadway Whole Loan, (c) the trustee, certificate administrator and custodian under the BX 2019-OC11 TSA, which governs the servicing and administration of the Bellagio Hotel and Casino Whole Loan, (d) the servicer, certificate administrator and custodian under the JAX 2019-LIC TSA, which governs the servicing and administration of the Jackson Park Whole Loan, (e) the general master servicer, certificate administrator and custodian under the BANK 2019-BNK24 PSA, which governs the servicing and administration of the 1412 Broadway Whole Loan, (f) expected to be the trustee, certificate administrator and custodian under the Benchmark 2020-B16 PSA, which is expected to govern the servicing and administration of the Kings Plaza Whole Loan until securitization of the related Control Note and the 560 Mission Street Whole Loan, (g) the master servicer, certificate administrator and custodian under the MSC 2019-L3 PSA, which governs the servicing and administration of the Parklawn Building Whole Loan, (h) the master servicer, certificate administrator and custodian under the BANK 2019-BNK21 PSA, which governs the servicing and administration of the Park Tower at Transbay Whole Loan, (i) the master servicer, certificate administrator and custodian under the UBS 2019-C18 PSA, which governs the servicing and administration of the Chroma Apartments Whole Loan, (j) the master servicer, certificate administrator and custodian under the BANK 2019-BNK23 PSA, which governs the servicing and administration of the Sacramento Office Portfolio Whole Loan, and (k) the current holder of one or more of the companion loans related to each of the 55 Hudson Yards Whole Loan, the 1633 Broadway Whole Loan and the Kings Plaza Whole Loan. Pursuant to an interim servicing agreement between Wells Fargo and Bank of America, a sponsor, an originator and a mortgage loan seller, Wells Fargo acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo in regard to any Mortgage Loan being transferred by Bank of America that is serviced by Wells Fargo prior to its inclusion in the trust fund. Pursuant to certain interim servicing agreements between Wells Fargo and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo and certain affiliates of

MSMCH, Wells Fargo acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo in regard to any MSMCH Mortgage Loan that is serviced by Wells Fargo prior to its inclusion in the trust fund. Wells Fargo acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo. There are currently no outstanding servicing advances made by Wells Fargo in regard to any Mortgage Loan being transferred by it that is serviced by Wells Fargo prior to its inclusion in the trust fund. Wells Fargo is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans and Serviced Companion Loans.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0293-080, 2001 Clayton Rd, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1050-084, Three Wells Fargo, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 12/31/2019
By Approximate Number:	31,128	30,017	30,491	30,931
By Approximate Aggregate Unpaid Principal Balance (in billions):	$506.83	$527.63	$569.88	$594.17

Within this portfolio, as of December 31, 2019, are approximately 23,285 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $469.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of December 31, 2019, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2016	$385,516,905,565	$838,259,754	0.22%
Calendar Year 2017	$395,462,169,170	$647,840,559	0.16%
Calendar Year 2018	$426,656,784,434	$509,889,962	0.12%
Calendar Year 2019	$448,683,861,638	$390,136,051	0.09%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated or ranked by Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo are “A+” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing and tracking;

●	credit investigations and background checks; and

●	defeasance calculations.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Neither Wells Fargo nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo will retain $28,050,314.87 Certificate Balance of the RR Interest. However, Wells Fargo or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this sub-heading regarding Wells Fargo has been provided by Wells Fargo.

For a description of any material affiliations, relationships and related transactions between Wells Fargo, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo will have various duties under the PSA. Certain duties and obligations of Wells Fargo are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicers’ obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicers’ removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event“ and “—Waiver of Servicer Termination Event”. The master servicers’ rights and obligations with respect to indemnification, and certain limitations on the master servicers’ liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to twenty-four (24) of the Mortgage Loans (6.7%). National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of September 30, 2019, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $3.9 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of September 30, 2019, National Cooperative Bank, N.A. had total assets of $2,621.1 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.65%. For the nine months ended September 30, 2019, National Cooperative Bank, N.A. reported net income of $17.4 million (unaudited). As of December 31, 2018, National Cooperative Bank, N.A. had total assets of $2,378.8 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.9%. For the year ended December 31, 2018, National Cooperative Bank, N.A. reported net income of $12.9 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2016(1)	2017(1)	2018(1)	2019(2)
By Approximate Number:	3,718	3,524	3,439	3,398
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.5 billion	$5.3 billion	$5.2 billion	$5.2 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of September 30, 2019.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of September 30, 2019, are approximately 1,228 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.9 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of September 30, 2019, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2016	$1,635,314,153	$ 1,818,975	0.11%
Calendar Year 2017	$1,734,514,416	$ 184,087	0.01%
Calendar Year 2018	$2,056,162,733	$ 0	0.00%
Calendar Year 2019**	$2,237,012,724	$ 97,256	0.004%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.
**	As of September 30, 2019.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;

●	tracking and reporting of flood zone changes;

●	legal representation;

●	performance of ongoing property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General“ and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event“ and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Special Servicers

KeyBank National Association

KeyBank National Association (“KeyBank”), will be the general special servicer. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank is not an affiliate of the issuing entity, the depositor, the Mortgage Loan Sellers, the master servicer, the trustee, the certificate administrator, the operating advisor, or the asset representations reviewer. The principal servicing offices of KeyBank are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/16	12/31/17	12/31/18	9/30/19
By Approximate Number	17,866	16,654	16,281	18,447
By Approximate Aggregate Principal Balance (in billions)	$189.3	$197.6	$239.0	$260.3

Within this servicing portfolio are, as of September 30, 2019, approximately 10,604 loans with a total principal balance of approximately $185.1 billion that are included in approximately 724 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2019, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in commercial mortgage-backed securities transactions since 1998. As of September 30, 2019, KeyBank was named as special servicer with respect to commercial mortgage loans in 266 commercial mortgage-backed securities transactions totaling approximately $100.0 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 68 commercial mortgage loans with an aggregate outstanding principal balance of approximately $572.0 million, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

 The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 9/30/2019
By Approximate Number of Transactions	132	177	211	266
By Approximate Aggregate Principal Balance (in billions)	$60.5	$71.1	$86.7	$100.0

KeyBank has resolved over $14.1 billion of U.S. commercial mortgage loans over the past 10 years. The following table sets forth information on the amount of U.S. commercial mortgage loans that KeyBank has resolved in each of the past 10 calendar years (in billions):

2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
$1.74	$2.9	$2.27	$1.89	$2.69	$0.63	$1.4	$0.27	$0.23	$0.12

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P Global Ratings (“S&P”), Fitch, and Morningstar Credit Ratings, LLC (“Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer. Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2
Long Term Deposits	N/A	A	Aa3
Short Term Deposits	N/A	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loan or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) managing delinquent loans and loans subject to the bankruptcy of the borrowers.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

As the special servicer, KeyBank is generally responsible for the special servicing functions with respect to the Mortgage Loan and any REO Property. Additionally, KeyBank may from time to time perform some of its servicing obligations under the PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the PSA as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying Mortgage Loan are to be maintained is described in “Pooling and Servicing Agreement – Realization Upon Mortgage Loans”. Generally, all amounts received by KeyBank in connection with any REO Property held by the issuing entity are deposited into an REO account.

KeyBank will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loan. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Mortgage Loan or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Accepted Servicing Practices.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the underlying Mortgage Loan pursuant to the PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicers” has been provided by KeyBank National Association. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of KeyBank National Association as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “Description of the Certificates—Appraisal Reduction Amounts“ in this prospectus. KeyBank National Association’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, with respect to twenty-four (24) of the Mortgage Loans (6.7%), will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties and, with respect to the applicable mortgage loans that are Non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of September 30, 2019, National Cooperative Bank, N.A. had total assets of $2,621.1 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 13.65%. For the nine months ended September 30, 2019, National Cooperative Bank, N.A. reported net income of $17.4 million (unaudited). As of December 31, 2018, National Cooperative Bank, N.A. had total assets of $2,378.8 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.9%. For the year ended December 31, 2018, National Cooperative Bank, N.A. reported net income of $12.9 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2016(1)	2017(1)	2018(1)	2019(2)
By Approximate Number:	3,718	3,524	3,439	3,398
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.5 billion	$5.3 billion	$5.2 billion	$5.2 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of September 30, 2019.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of September 30, 2019, are approximately 1,228 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.9 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of September 30, 2019, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of September 30, 2019, National Cooperative Bank, N.A. was named the special servicer in approximately 45 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $2.15 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2015 to September 30, 2019.

Portfolio Size – CMBS Special Servicing	2016(1)	2017(1)	2018(1)	2019(2)
Total	$25,939,525	$0.00	$0.00	$8,157,140

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.

(2)	As of September 30, 2019.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General“ and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a special servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a special servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event“ and “—Waiver of Servicer Termination Event” in this prospectus. National Cooperative Bank, N.A.’s, as a special servicer’s, rights and obligations with respect to indemnification, and certain limitations under the PSA on the its liability as a special servicer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. Pentalpha Surveillance’s platform uses specialized compliance checking software and a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of December 31, 2019, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 189 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $154 billion. As of December 31, 2019, Pentalpha Surveillance was acting as asset representations reviewer for 75 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $69 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing

Agreement—The Operating Advisor“ and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The RR Interest is intended to meet the definition of a “single vertical security” that is an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules), and Wells Fargo Bank is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”). Wells Fargo, Morgan Stanley Bank, N.A. and Bank of America (the “Retaining Parties”) will retain the indicated amount of the RR Interest below.

The RR Interest will have an aggregate Certificate Balance as of the Closing Date of approximately $81,713,593.41, representing 5.0% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the Certificates other than the Class R Certificates). The effective interest rate of the RR Interest will be equal to the WAC Rate. In accordance with the definition of “single vertical security” under the Credit Risk Retention Rules, the RR Interest will entitle the holders thereof to a specified percentage (equal to the Risk Retention Allocation Percentage) of the amounts paid on each class of Certificates (other than the Class R Certificates and the RR Interest).

Wells Fargo Bank will be permitted to offset the amount of its required risk retention by the portions of the RR Interest acquired by each of Bank of America and Morgan Stanley Bank, N.A., as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

On the Closing Date, Wells Fargo Bank, National Association, a national banking association, in its capacity as Retaining Sponsor, will acquire from the Depositor, and retain, $28,050,314.87 Certificate Balance of the RR Interest, representing approximately 34.3% of the aggregate Certificate Balance of all of the outstanding RR Interest. Bank of America, National Association, a national banking association, will acquire from the Depositor, and retain, $26,011,500.00 Certificate Balance of the RR Interest, representing approximately 31.8% of the aggregate Certificate Balance of all of the outstanding RR Interest. Bank of America originated approximately 31.8% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Morgan Stanley Bank, N.A., a national banking association, will acquire from the Depositor, and retain, $27,651,778.54 Certificate Balance of the RR Interest, representing approximately 33.8% of the aggregate Certificate Balance of all of the outstanding RR Interest. Morgan Stanley Bank, N.A., an affiliate of MSMCH, originated approximately 33.8% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Each Retaining Party (other than Wells Fargo Bank) will acquire its applicable portion of the RR Interest from the Depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the Depositor (in the case of Morgan Stanley Bank, N.A., through its affiliate, MSMCH) the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and such applicable portion of the RR Interest. The Certificate Balance of such applicable portion of the RR Interest (i) will represent a reduction in the price received by such Retaining Party from the Depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party (in the case of Morgan Stanley Bank, N.A., through its affiliate, MSMCH) to the Depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the Certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Risk Retention and Due Diligence Requirements. In particular, no such person undertakes to take any action which may be required by any EU Institutional Investors for the purposes of their compliance with any EU Risk Retention and Due Diligence Requirements or any similar requirements. In addition, the arrangements described elsewhere in this section (“Credit Risk Retention”) have not been structured with the objective of ensuring compliance by any EU Institutional Investor with any EU Risk Retention and Due Diligence Requirements. See “Risk Factors—Other Risks Relating to the Certificates—EU Risk Retention and Due Diligence Requirements” in this prospectus.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the retaining sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the retaining sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

RR Interest

Retained Certificate Available Funds

The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R Certificates and the RR Interest (as a collective whole). The amount available for distribution to the holders of the RR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the Retained Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “Retained Certificate Available Funds”).

The “Retained Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Retained Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate Certificate Balance of the RR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Retained Certificate Available Funds, in the following order of priority:

First, to the RR Interest, in respect of interest, up to an amount equal to the Retained Certificate Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest, in reduction of the Certificate Balance thereof, an amount equal to the Retained Certificate Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the RR Interest has been reduced to zero; and

Third, to the RR Interest, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of reimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates (other than the RR Interest) pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, however, that to the extent any Retained Certificate Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the RR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Retained Percentage” is 100% minus the Required Credit Risk Retention Percentage.

The “Retained Certificate Interest Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates (other than the RR Interest) according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Retained Certificate Principal Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates (other than the RR Interest) according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of Retained Certificate Realized Losses

The certificate administrator will be required to allocate any Retained Certificate Realized Losses to the RR Interest in reduction of the Certificate Balance thereof.

The “Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention

Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to the related Companion Loan, if applicable) as of the related Determination Date, is less than (ii) the Certificate Balance of the RR Interest after giving effect to distributions of principal on such Distribution Date.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the RR Interest the Required Credit Risk Retention Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the RR Interest in an amount equal to the Required Credit Risk Retention Percentage of such Excess Interest distributable to all Certificates (including the RR Interest). Excess Interest will not be available to make distributions to any other class of certificates (other than the Class V certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Qualifying CRE Loans

The Retaining Parties have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2020-BNK25 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and an interest in certificated form representing the RR Interest (the “RR Interest”).

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates and the RR Interest are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates) and the Subordinate Certificates and the RR Interest are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Non-Retained Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class or Interest	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$ 15,250,000
A-2	$ 8,461,000
A-3	$ 61,183,000
A-SB	$ 22,612,000
A-4	(1)
A-5	(1)
X-A	$ 1,086,790,000
X-B	$ 314,393,000
A-S	$ 194,070,000
B	$ 62,102,000
C	$ 58,221,000
Non-Offered Certificates
X-D	$ 58,221,000
X-F	$ 29,111,000
X-G	$ 15,525,000
X-H	$ 48,518,274
D	$ 36,874,000
E	$ 21,347,000
F	$ 29,111,000
G	$ 15,525,000
H	$ 48,518,274
V	NAP
R	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$ 81,713,593.41

(1)

The approximate initial Certificate Balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances of the Class A-4 Certificates are expected to be within a range of $100,000,000 and $480,000,000, and the respective initial Certificate Balances of the Class A-5 Certificates are expected to be within a range of $499,284,000 and $879,284,000. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $979,284,000, subject to a variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses or Retained Certificate Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses or Retained Certificate Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—RR Interest—Priority of Distributions”.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $1,086,790,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $314,393,000. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $58,221,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $29,111,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $15,525,000. The Notional Amount of the Class X-H certificates will equal the Certificate Balance of the Class H certificates outstanding from time to time. The initial Notional Amount of the Class X-H certificates will be approximately $48,518,274.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Distributions—Excess Interest” below.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates and the rights of the RR Interest to receive a portion of the Excess Interest) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the Grantor Trust.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in March 2020.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the Retained Certificate Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (including the RR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Accounts (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●

all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●

all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Accounts that are due or reimbursable to any person other than the Certificateholders;

●

with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Accounts;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates and the RR Interest);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in a Collection Account in error; and

●

any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date if received by the applicable Master Servicer on or prior to the related Determination Date;

(c)   all Compensating Interest Payments made by either master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by either master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)   with respect to each Actual/360 Loan and the Distribution Date occurring in March 2020, the related Initial Interest Deposit Amount.

The amount available for distribution to holders of the Regular Certificates (other than the RR Interest) on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (such sum, the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates (other than the RR Interest) that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-Retained Percentage, and (b)(x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any Realized Losses and Retained Certificate Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the Retained Certificate Gain-on-Sale Remittance Amount as part of the definition of Retained Certificate Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Each Mortgage Loan Seller will be required to deliver to the Depositor on the Closing Date for deposit in the Interest Reserve Account, with respect to each of its Mortgage Loans that accrues interest on an Actual/360 Basis, a cash amount (the “Initial Interest Deposit Amount”) equal to one day of interest on the Cut-off Date Balance of such Mortgage Loan at the related Net Mortgage Rate.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates (other than the RR Interest) have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i) prior to the Cross-Over Date:

(a) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b) to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a)

above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c) to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d) to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e) to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(f) to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero;

(g) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for each such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the

Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution

Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related

Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or Retained Certificate Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Retained Percentage of the amount of such recovery will be added to the Certificate Balance of the RR Interest, up to the lesser of (A) the Retained Percentage of the amount of such recovery and (B) the amount of unreimbursed Retained Certificate Realized Loss previously allocated to the RR Interest; (ii) the Non-Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-Retained Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the Retained Certificate Interest Distribution Account will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance Certificates or the RR Interest is so increased, the amount of unreimbursed Realized Losses or Retained Certificate Realized Loss, as applicable, of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates (other than the RR Interest) for any Distribution Date will equal one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-H certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class H certificates for the related Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Non-Retained Percentage of Excess Interest, if any, with respect to any ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates (other than the RR Interest) will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates (other than the RR Interest) will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates (other than the RR Interest) will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)   the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)     Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)     Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates (other than the RR Interest) will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by either master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account as of the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)           the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)         all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)         the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)         any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)          the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)         the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and Retained Certificate Realized Losses, as well as for purposes of calculating the Servicing

Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to either master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to either master servicer or either special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute (i) to the holders of the Class V Certificates, the Non-Retained Percentage of any Excess Interest received by the issuing entity with respect to an ARD Loan on or prior to the related Determination Date, and (ii) to the holders of the RR Interest, the remainder of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The Class V certificates and the RR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of their related Certificate Balance to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the RR Interest) for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the RR Interest) for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates as described above, and (3) to the Class X-B certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above, and (y) to the RR Interest, the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●

if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●

if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●

if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●

if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class X-F, Class X-G, Class X-H, Class F, Class G, Class H, Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	January 2025
Class A-2	January 2025
Class A-3	January 2027
Class A-SB	August 2029
Class A-4	October 2029 – December 2029(1)
Class A-5	January 2030 – January 2030(1)
Class X-A	NAP
Class X-B	NAP
Class A-S	January 2030
Class B	January 2030
Class C	January 2030

(1)

The range of assumed final distribution dates is based on the initial Certificate Balance of the Class A-4 Certificates ranging from $100,000,000 to $480,000,000 and the initial Certificate Balance of the Class A-5 Certificates ranging from $499,284,000 to $879,284,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in January 2063. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)           the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)          the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer with respect to the related Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and, any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicers’ Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among each class of Regular Certificates (other than the RR Interest), pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Non-Retained Certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-Retained Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Non-Retained Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under
“—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Non-Retained Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-Retained Certificates on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-5 certificates, until their Certificate Balance has been reduced to zero, and seventh, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3,

Class A-SB, Class A-4 and Class A-5 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates and the Class H certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class H certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss and Retained Certificate Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicers, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the related Determination Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (other than the RR Interest) after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than the RR Interest) in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the RR Interest, the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses and Retained Certificate Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses or Retained Certificate Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates, with respect to the Non-Retained Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the RR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—RR Interest—Priority of Distributions”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicers or special servicers, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by either master servicer, the certificate administrator or either special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)          a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)          a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)          a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)          a CREFC® advance recovery report;

(5)          a CREFC® total loan report;

(6)          a CREFC® operating statement analysis report;

(7)          a CREFC® comparative financial status report;

(8)          a CREFC® net operating income adjustment worksheet;

(9)          a CREFC® real estate owned status report;

(10)        a CREFC® servicer watch list;

(11)        a CREFC® loan level reserve and letter of credit report;

(12)        a CREFC® property file;

(13)        a CREFC® financial file;

(14)        a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)        a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicers, the special servicers, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® Schedule AL file (with respect to the general master servicer);

●	a CREFC® loan periodic update file; and

●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer)

In addition, each master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

●

Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2020, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●

Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2020, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicers, the special servicers (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by either master servicer or either special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder and the Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, none of the master servicers or the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the RR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of Risk Retention Consultation Party from a party holding the requisite interest in the RR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be Wells Fargo Bank, National Association.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged

Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder, or a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the RR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the RR Interest) registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of either special servicer’s, either master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, either master servicer, either special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as

Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to Non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by each master servicer;

●	the following “SEC EDGAR filings”:

○

any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator); and

○	any annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by a special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report; and

○	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○

all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of a master servicer or special servicer;

○	any notice of resignation or termination of a master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

○

any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○

notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○

any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any notice or documents provided to the certificate administrator by the Depositor or a master servicer directing the certificate administrator to post to the “Special Notices” tab;

○	any Attestation Reports delivered to the certificate administrator; and

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide e-mail notification to any

Privileged Person (other than certain financial market information providers under the PSA) that has registered to receive access to the Certificate Administrator’s Website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab. In the event that the Retaining Sponsor determines that any Retaining Party no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the Certificate Administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) either master servicer or either special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by either special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicers, the special servicers or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other

Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicers, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)          2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)          in the case of any Principal Balance Certificates (other than the RR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Allocated Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates (other than the RR Interest), each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class V and Class R certificates nor the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicers as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicers, the special servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

The RR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the RR Interest for so long as the Retaining Sponsor requires and in accordance with the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK 2020-BNK25

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which Wells Fargo Bank and Morgan Stanley Mortgage Capital Holdings LLC are selling Mortgage Loans and the related discussion below, the 55 Hudson Yards Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by Wells Fargo Bank or Morgan Stanley Mortgage Capital Holdings LLC, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things,

generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)         the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)        the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)       an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)        the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)        an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)       the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)       originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)      the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)       any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)        an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)       the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)      the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)      the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)      other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)       the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)      the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)     the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)    the original or a copy of all related environmental insurance policies;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

Notwithstanding anything to the contrary contained herein, with respect to the 55 Hudson Yards Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage notes as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, with respect to such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means, with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)        A copy of each of the following documents:

(i)          the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)         the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)        any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)        all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)         the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)        any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)       any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)      any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)        any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)        other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)        any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)       any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)      all related environmental reports; and

(xiv)      all related environmental insurance policies;

(b)         a copy of any engineering reports or property condition reports;

(c)         other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property) or a residential cooperative property, copies of a rent roll;

(d)         for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)         a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)         a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)         a copy of the appraisal for the related Mortgaged Property(ies);

(h)         for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)          a copy of the applicable mortgage loan seller’s asset summary;

(j)          a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)         a copy of all zoning reports;

(l)          a copy of financial statements of the related mortgagor;

(m)         a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)         a copy of all UCC searches;

(o)         a copy of all litigation searches;

(p)         a copy of all bankruptcy searches;

(q)         a copy of any origination settlement statement;

(r)          a copy of the insurance summary report;

(s)         a copy of organizational documents of the related mortgagor and any guarantor;

(t)         a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)        a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)        a copy of any closure letter (environmental); and

(w)        a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)

such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)

in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)	cure such Material Defect in all material respects, at its own expense,

(B)	repurchase the affected Mortgage Loan (or, in the case of the 55 Hudson Yards Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C)

substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of the 55 Hudson Yards Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations

Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of the 55 Hudson Yards Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to the 55 Hudson Yards Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)    have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)    have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)    have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)    accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)    have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)     have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)    comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)    have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)     have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)     constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)    not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)     have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)   not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)    have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)    prohibit defeasance within two years of the Closing Date;

(p)    not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)    have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to the 55 Hudson Yards Mortgage Loan (6.1%), each of Wells Fargo Bank and MSMCH will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor (75% with respect to Wells Fargo Bank and 25% with respect to MSMCH). It is possible that under certain circumstances only one of Wells Fargo Bank and MSMCH will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan shall be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans“ and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See
“—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such

Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)        any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)        the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)        the obligation, if any, of the applicable master servicer to make advances;

(D)        the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)        the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F)        any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)        any option to purchase any Mortgage Loan or the related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)        any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, either master servicer or either special servicer. Notwithstanding the foregoing, neither special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)     all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)     in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that either master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

None of the master servicers or the trustee will be required to make a P&I Advance for a balloon payment due at maturity or outstanding on the related Anticipated Repayment Date (as applicable) in excess of the regular periodic payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that either master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicers, the special servicers or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicers will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of either master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The applicable master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans“ below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicers, the special servicers or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is nonrecoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If either special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts.

If the funds in the Collection Accounts relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the Holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by either master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Accounts for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Accounts.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Accounts, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the

P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicers from the Collection Accounts, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates or distributable to the RR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates (other than the RR Interest) and to make distributions of interest and principal from Retained Certificate Available Funds to the holders of the RR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicers or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class V certificates and the RR Interest. Prior to the applicable Distribution Date, the applicable master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by such master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “Retained Certificate Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders of the Non-Retained Certificate and of the RR Interest, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such gains and into the Retained Certificate Gain-on-Sale Reserve Account in an amount equal to the Retained Certificate Risk Retention Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (other than the

RR Interest)(including to reimburse for Realized Losses previously allocated to such certificates), and amounts in the Retained Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Retained Certificate Available Funds to all amounts due and payable on the RR Interest (including to reimburse for Retained Certificate Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and Retained Certificate Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the Retained Certificate Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by either master servicer, the certificate administrator or either special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Accounts

Either master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)       to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)      to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)     to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)      to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)      to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)      to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)     to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)    to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)      to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)      to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)      to recoup any amounts deposited in its Collection Account in error;

(xii)     to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)     to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)    to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)   to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)  to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)    in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i)-(xviii) above;

(xx)    to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)   to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount“ means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan; provided that a P&I Advance with respect to each of the 55 Hudson Yards Mortgage Loan and the 1633 Broadway Mortgage Loan is reimbursable from the proceeds of the related Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

Master Servicing Fee / Master Servicers

With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.

Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.

Monthly

Special Servicing Fee / Special Servicers

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.

First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.

Monthly

Workout Fee / Special Servicers(2)

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.

Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.

Time to time

Liquidation Fee /Master Servicer(2)

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan with respect to which the master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects.

From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee /Special Servicers(2)

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer for which the applicable special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).

From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.

Time to time

Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)

All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.

		Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Certificate Administrator / Trustee Fee / Certificate Administrator

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.

		Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly

Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly

Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Operating Advisor Fee / Operating Advisor

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but not any Companion Loan) and REO Loan.

First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.

Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Consulting Fee / Operating Advisor

$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan.

Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Accounts.

Time to time

Asset Representations Reviewer Fee / Asset Representations Reviewer

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).

		Out of general collections on deposit in the Collection Accounts.	Monthly

Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer

For (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property, (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to such Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000; and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, $10,000.

Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Accounts.

In connection with each Asset Review with respect to a Delinquent Loan.

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.

First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts, subject to certain limitations.

Time to time

Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.

First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Accounts, subject to certain limitations.

Time to time

P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.

First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Accounts.

Time to time

Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.

First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Accounts with respect to the other Mortgage Loans.

Monthly

Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties

Amount to which such party is entitled for indemnification under the PSA.

Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)

Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Mortgage Loan.

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)

Based on third party charges.

First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Accounts (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)

With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)

Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.08000%. The Servicing Fee payable to the applicable master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●

100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then such master servicer will be entitled to 50% of such Excess Modification Fees;

●

100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);

●

100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) that are not Specially Serviced Loans;

●

the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●

late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, such master servicer and such special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer.

In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess

Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, National Cooperative Bank, N.A. will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer, notwithstanding any termination or resignation of such party as master servicer; provided that National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to each master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which such master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects, as described in the pooling and servicing agreement.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to 0.25000% per annum (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If either special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (iii) Loss of Value Payments.

A “Liquidation Fee”, with respect to a Mortgage Loan (and each related Serviced Companion Loan) or an REO Property, will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.00% and (ii) such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the applicable special servicer or the applicable master servicer, as applicable, as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)      (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)      the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)     the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)     with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)      the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)     if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan for which it acts as special servicer in the form of:

(i)      100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)     100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced

Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction,

(iii)     100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)     100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans, and

(v)      50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision.

The special servicer will also be entitled to penalty charges paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, neither special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such

Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two (2) business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to

$290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00472% (0.472 basis points) per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $10,000 on the Closing Date (the “Operating Advisor Upfront Fee”). An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan but not any Companion Loan) and REO Loan, and will accrue at a rate (the “Operating Advisor Fee Rate”) payable on the Stated Principal Balance of such Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans. The Operating Advisor Fee Rate will be equal to 0.00071% (0.071 basis points) per annum with respect to each Mortgage Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution

Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00025% (0.025 basis points) per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

In connection with each Asset Review with respect to (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000, and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to $10,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”). The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)        120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)        the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by either special servicer;

(3)        30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)        30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)        60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)        90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)        immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA that is in possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)        the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)        the excess of

1.   the sum of

a)

90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (ii) below, in the case of each Mortgaged Property, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property, and (ii) if the applicable special servicer determines, in accordance with the

Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.   the sum as of the Due Date occurring in the month of the date of determination of

a)

to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)

all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)

all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, such special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by such special servicer from such master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the applicable master servicer in the applicable master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, however, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. The master servicers will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Accounts), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent any related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the RR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the RR Interest on the one hand and the Non-Retained Certificates, on the other hand, based on the Required Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the master servicers (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicers (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class, Allocated Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than the RR Interest) in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates)). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H certificates, second, to the Class G certificates and third, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer will be required to promptly notify the applicable master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Allocated Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Allocated Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). Such special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the non-serviced special servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the applicable special servicer (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) receipt of information that is in the possession of the applicable master servicer and reasonably requested by such special servicer from the applicable master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the applicable special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. In addition, upon the written request of the Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicers will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicers and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that such master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced

Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer and such master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or the applicable special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by either master servicer or either special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by either special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the applicable special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and all such matters that involve a Major Decision for all Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans that are Non-Specially Serviced Loans, and the applicable master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan and does not involve a Major Decision; provided that, except as otherwise set forth in this paragraph, neither a special servicer nor a master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. With respect to any Major Decision that the applicable master servicer and the applicable special servicer have mutually agreed will be processed by such master servicer, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the applicable special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer having obtained the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the applicable special servicer) within 10 business days, plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from the applicable special servicer of such special servicer’s recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, a special servicer will be required to consult with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions“ and “—Control Termination Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the applicable special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and such master servicer will have no further obligation with respect to such request or the Major Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan, the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the applicable master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the applicable special servicer or the Risk Retention Consultation Party:

(i)     grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except, that, other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. or any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)     consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)    approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)    grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)     consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)    consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing

Certificateholder or the holder of the majority of the Controlling Class, and other than any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000);

(vii)    approve annual operating budgets for Mortgage Loans;

(viii)   consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A.) the Directing Certificateholder’s consent (or deemed consent) will be required for earnout or performance reserve releases with respect to the letters of credit, escrow funds, reserve funds and other additional collateral specifically scheduled in the PSA;

(ix)    grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)    any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) shall be required for any such modification to an intercreditor, co-lender or similar agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)    any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)   approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan documents do not otherwise permit such principal prepayment;

(xiii)   any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the lender but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied;

(xiv)   with respect to a Mortgage Loan secured by a residential cooperative property, consent to the related borrower incurring subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt; and

(xv)   grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Each special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. Neither special servicer may agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)     extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)     provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If either special servicer closes any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation

Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If either master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that if such matter is a Major Decision (i) the applicable special servicer, (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of such special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such special servicer in order to grant or withhold such consent) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan, the applicable special servicer has consulted with the Directing Certificateholder and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The applicable master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the applicable special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder if and to the extent required, and pursuant to the process described under the heading “—The Directing Certificateholder—Major Decisions” below (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the applicable master servicer will be required to promptly provide the applicable special servicer with written notice of any such request for such matter and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and the related master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance except as provided in the next sentence. With respect to such request, the applicable master servicer will continue to cooperate with the applicable special servicer by delivering any additional information in the applicable master servicer’s possession to the applicable special servicer requested by the applicable special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the applicable master servicer and applicable special servicer mutually agree that the applicable master servicer is to process such request, the applicable master servicer will be required to provide the applicable special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the applicable special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. No master servicer or special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would be inconsistent with the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than an REO Property, an REO Loan or a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2021 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2022) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Accounts as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Mortgage Loans secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., annual only) operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2020 and the calendar year ending on December 31, 2020. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by either special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)     the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)     the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)     the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)     there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)     the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)     the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)     the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)     the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only for so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither master servicer and neither special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross collateralized Mortgage Loan and is cross collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●

the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

●

with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●

the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);

●	the applicable master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●

a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;

●

(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;

●

the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●

the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●

an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

●

the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard, and after the occurrence and continuance of a Control Termination Event, may act upon the most recently submitted form of Asset Status Report.

Prior to the occurrence of a Control Termination Event, the applicable special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If a Control Termination Event has occurred and is continuing, the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the

Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the applicable special servicer has decided not to revise such Asset Status Report, as applicable.

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans“ and “—The Non-Serviced AB Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)     such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)     there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (which currently is 21%) and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On or prior to each Determination Date, the applicable special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan (other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or applicable special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and such master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines in consultation with (i) the Directing Certificateholder (unless a

Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The applicable special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the applicable master servicer, the applicable special servicer (or any independent contractor engaged by the applicable special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no

Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer as to all Major Decisions with respect to Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and (2) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the special servicers with or without cause and have certain other rights under the Pooling and Servicing Agreement as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The PSA may provide that, with respect to certain matters (other than Major Decisions) in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be, with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)        absent that selection, or

(2)        until a Directing Certificateholder is so selected, or

(3)        upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than (i) any Non-Serviced Mortgage Loan and (ii) any Excluded Loans as to the Directing Certificateholder) is expected to be Ellington Management Group, LLC or its affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Allocated Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G or Class H certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicers, the special servicers and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to either master servicer or either special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override“ below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicers will not be permitted to take (or consent to any master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the applicable master servicer and the applicable special servicer have mutually agreed that the applicable master servicer will process any Major Decision, the applicable master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the applicable special servicer, which consent will be deemed given (unless earlier objected to by the applicable special servicer) 10 business days after the applicable special servicer’s receipt from the applicable master servicer of the applicable master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the applicable special servicer and reasonably available to the applicable master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. Upon request, the applicable special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the RR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

“Major Decision” means, with respect to any Mortgage Loan or Serviced Whole Loan, each of the following:

(i)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decisions;

(iii)    any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)    any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than (A) any such transfer or incurrence of debt as described under clause (xiv), (xv) or (xvi) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion, or (B) solely with respect to a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.“ in this prospectus, (a) the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. to permit subordinate debt secured by the related mortgaged property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

(vi)    (a) other than in the case of a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)   other than in the case of any Non-Specially Serviced Loan or any Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there are lender discretion with respect to Specially Serviced Loans of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(viii)  any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)    other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)     other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet and (b) such transaction is not a routine leasing matter;

(xi)    other than in the case of a Non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness;

(xii)   any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents, other than with respect to a Mortgage Loan secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” have been satisfied;

(xiii)  requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xiv)  other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)   agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)  determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii) other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xviii) following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xix)  other than with respect to residential cooperative mortgage loans secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A. and other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xx)  the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan“ means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage

Loan (other than a Non-Serviced Mortgage Loan) that is a Non-Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer reasonably requested by such special servicer relating to such Major Decision. The master servicers will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the applicable master servicer as a Servicing Advance.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest), each special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of a majority of the RR Interest, the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Party in connection with any action to be taken or refrained from being taken.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace either special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause“ and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, such special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan), if any, the Directing Certificateholder

(prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class F certificates have a Certificate Balance (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred during such time as the applicable Mortgage Loan is an Excluded Loan.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class.  Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event will be deemed to have occurred and be continuing and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan as to such party.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision or Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder, as applicable.  The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan, and, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement.  In addition, other than in respect of an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable.  See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment.  However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by either master servicer or either special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA.  See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party.  The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third-party.  The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder.  For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended.  See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties.  Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. In addition, the operating advisors or equivalent parties (if any) under the Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of either special servicer:

(a)   promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)   promptly reviewing each Final Asset Status Report; and

(c)   reviewing any Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA.  In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA.  No such consultation will be required prior to a Control Termination Event.  The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicers; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Report.  Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the applicable special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a) the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b) the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c) the operating advisor will be required to prepare an annual report (if any Mortgage Loan  (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d) the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with:  (1) any Appraisal Reduction Amount or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)   after the calculation but, prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)  if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party, or any of their respective affiliates.  The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report.  In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.  The operating advisor’s annual report will be prepared on the basis of the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the applicable special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA.  Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA.  Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information.  In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action.  It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions.  The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA.  “Eligible Operating Advisor” means an entity:

(i) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii) that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)          that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)         that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)          that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below.  As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report; provided, however, that information contemplated by clauses (i), (ii) and (iii) must be labeled or otherwise identified as Privileged Information by the applicable sender in order to be considered Privileged Information.

The operating advisor is required to keep all such Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the applicable special servicer.  Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates (other than the RR Interest) having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA.  The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor.  If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicers, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Party, any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event.  Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied.  Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Allocated Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the Class X-F, Class X-G and Class X-H Certificates, the RR Interest, the Class V certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination).  If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency.  If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor.  The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause.  See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred.  If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register.  On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicers, the special servicers, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger“ will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS.  See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”.  In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the applicable special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the applicable special servicer, the applicable special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties.  Given that the applicable special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates.  For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage.  On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool.  As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans.  With respect to the 104 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008 (excluding zero of such 104 pools with an outstanding balance that is equal to or less than 20% of the Initial Pool Balance), the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2014 and December 31, 2019, was 14.5%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 1.1%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 7.8% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 1.2%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review.  Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders.  In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above.  After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence.  Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v)), the applicable master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)          a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)         a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)         a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)         copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)          a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)         a copy of any notice previously delivered by the applicable master servicer or applicable special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)        copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession.  In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller.  The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”).  An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan.  Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA.  All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator.  In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to Non-Specially Serviced Loans), the applicable special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test.  The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller.  If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure.  Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer.  For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator.  The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties.  In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer.  See
“—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below.  In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to Non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise.  The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer.  The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer.  If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicers, the special servicers, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS”), Fitch, Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s, Morningstar or S&P and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Fitch, KBRA, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)          any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)         any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)         any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)          the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)         the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer.  The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer.  Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA.  In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties.  Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer.  No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment.  If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer.  The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment.  However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the RR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the RR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the RR Interest;

(c)   does not have any liability or duties to the holders of any class of certificates other than the RR Interest;

(d)   may take actions that favor the interests of the holders of one or more classes including the RR Interest over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a holder of the RR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, either special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates.  The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates (other than the RR Interest) requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice.  Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.  The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates (other than the RR Interest) on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan.  Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan.  After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.  The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.  It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines in its sole discretion exercised in good faith that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of such special servicer.  In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer).  The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis.  In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities.  In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the

Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination.  The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination.  Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan.  See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to either master servicer or either special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing

Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or such special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)    KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), KBRA has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)   such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)   such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or any special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA.  The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.  In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan.  The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities.  A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Serviced Pari Passu Companion Loan Security.  The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA.  If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange

Act reporting may be waived only with the consent of the depositor.  Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied.  Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicers and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law.  In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA.  Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties.  Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA.  In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties.  For the purposes of indemnification of any master servicer or any special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense).  The PSA will also provide that the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.  In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity.  However, each of the master servicers, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor.  If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities.  In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA.  Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, any depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA.  The master servicers, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, either master servicer, either special servicer or, in the case of the trustee, the certificate administrator.  The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts.  In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Accounts or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller.  The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs.  These obligations include obligations resulting from a Material Defect.  Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder.  See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer.  The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA.  An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the RR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan.  Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a related Specially Serviced Loan, the applicable special servicer, and (b) with respect to a related Non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the applicable master servicer, and (ii) in the case of a Repurchase Request made by any person other than the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such Non-Specially Serviced Loan, the applicable master servicer, and (B) from and after a Resolution Failure relating to such Non-Specially Serviced Loan, the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller.  The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request.  However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply.  Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller.  A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of Non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law.  “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a Non-Specially Serviced Loan, the applicable master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the applicable special servicer, indicating such master servicer’s analysis and recommended course of action with respect to such Repurchase Request.  The applicable master servicer will also be required to deliver to the applicable special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Non-Specially Serviced Loan and, if applicable, the related Serviced Pari Passu Companion Loan, either in such master servicer’s possession or otherwise reasonably available to such master servicer, and reasonably requested by the applicable special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such Non-Specially Serviced Loan.  Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file and other material, the applicable special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), and, if applicable, after the applicable master servicer sends the Master Servicer Proposed Course of Action Notice, the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator.  The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”).  The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.  The certificate administrator will, within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer.  The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action.  The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action.  For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request“ will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator.  The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority.  If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration.  In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (in either case, other than of the RR Interest)(each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase

Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date.  The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations.  No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration.  If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration.  If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Notice or Final Dispute Resolution Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within sixty (60) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable.  A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect.  The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements.  The arbitrator will not have the power to award punitive or consequential damages.  In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion.  In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter.  By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard.  All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account.  The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration.  Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicers, the special servicers, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan.  The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement.  See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Pari Passu Whole Loans will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects.  For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●

Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA.  The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK 2020-BNK25 mortgage pool, if necessary).

●

Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.

●

The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●

Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicers or special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and special servicers for this transaction.

●

The Non-Serviced Directing Certificateholder, if any, under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan.  “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ.  The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicers under the PSA.

●

The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

●

Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●

The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.

●

The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●

Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.

●

Other than with respect to the Jackson Park Whole Loan and the 1633 Broadway Whole Loan (as to which, in each case, compensating interest payments are not required to be made), the requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●

The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●

While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●

The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA.  The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK 2020-BNK25 mortgage pool, if necessary).

●

The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●

With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●

Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement.  Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●

The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

In particular, with respect to the 55 Hudson Yards Mortgage Loan serviced under the Hudson Yards 2019-55HY TSA, we note the following:

●	The 55 Hudson Yards Servicer will earn a servicing fee with respect to the 55 Hudson Yards Mortgage Loan that is to be calculated at 0.00125% per annum.

●

Upon the 55 Hudson Yards Whole Loan becoming a specially serviced loan under Hudson Yards 2019-55HY TSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the 55 Hudson Yards Mortgage Loan accruing at a rate equal to 0.15% per annum, until such time as the 55 Hudson Yards Whole Loan is no longer specially serviced.  The special servicing fee is not subject to any cap or minimum fee.

●

The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 0.25% of each payment of principal and interest (other than default interest) made by the related borrowers after any workout of the 55 Hudson Yards Whole Loan.  The workout fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 0.25% of net liquidation proceeds received in connection with the liquidation of the

55 Hudson Yards Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●

The Hudson Yards 2019-55HY TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the Hudson Yards 2019-55HY TSA.

●	The Hudson Yards 2019-55HY TSA does not provide for an operating advisor (or equivalent party) with respect to the 55 Hudson Yards Whole Loan.

In particular, with respect to the 1633 Broadway Mortgage Loan serviced under the BWAY 2019-1633 TSA, we note the following:

●	The 1633 Broadway Master Servicer will earn a servicing fee with respect to the 1633 Broadway Mortgage Loan equal to 0.00125% per annum.

●

Upon the 1633 Broadway Mortgage Loan becoming a specially serviced loan under the BWAY 2019-1633 TSA, the 1633 Broadway Special Servicer will earn a special servicing fee payable monthly with respect to the 1633 Broadway Mortgage Loan accruing at a rate equal to 0.12500% per annum, until such time as the 1633 Broadway Whole Loan is no longer specially serviced.

●

The related 1633 Broadway Special Servicer under the BWAY 2019-1633 TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to the lesser of 0.375% and such percentage as would result in a workout fee of $1,000,000.

●

The related 1633 Broadway Special Servicer under the BWAY 2019-1633 TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to the lesser of 0.375% and such percentage as would result in a liquidation fee of $1,000,000.

●

The BWAY 2019-1633 TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the BWAY 2019-1633 TSA.

●	The BWAY 2019-1633 TSA does not require the 1633 Broadway Master Servicer to make the equivalent of compensating interest payments in respect of the 1633 Broadway Whole Loan.

In particular, with respect to the Bellagio Hotel and Casino Mortgage Loan serviced under the BX 2019-OC11 TSA, we note the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to the Bellagio Hotel and Casino Mortgage Loan that is to be calculated at 0.00125% per annum.

●

Upon the Bellagio Hotel and Casino Whole Loan becoming a specially serviced loan under related Non-Serviced PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the Bellagio Hotel and Casino Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as such

Whole Loan is no longer specially serviced.  The special servicing fee is subject to an annual cap of $250,000 and is not subject to a minimum fee.

●

The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrowers after any workout of the Bellagio Hotel and Casino Whole Loan.  The workout fee is subject to a cap of $2,500,000 and is not subject to a minimum fee.

●

The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the Bellagio Hotel and Casino Whole Loan or the related Mortgaged Properties. The liquidation fee is subject to a cap of $2,500,000, and is not subject to a minimum fee.

●

The BX 2019-OC11 TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the BX 2019-OC11 TSA.

●	The BX 2019-OC11 TSA does not require the related Non-Serviced Master Servicer to make the equivalent of compensating interest payments in respect of the Bellagio Hotel and Casino Whole Loan.

●

The operating advisor under the BX 2019-OC11 TSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the BANK 2020-BNK25 operating advisor is entitled to consult with the BANK 2020-BNK25 special servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the BX 2019-OC11 securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the BX 2019-OC11 securitization trust is less than 25% of the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the operating advisor under the BX 2019-OC11 TSA will at any time be entitled to recommend the termination of the BX 2019-OC11 special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the BX 2019-OC11 TSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the BX 2019-OC11 certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the BX 2019-OC11 certificateholders pursuant to a certificateholder vote.

●

Unlike the PSA, the BX 2019-OC11 TSA does not provide certain non-binding consultation rights in respect of the Bellagio Hotel and Casino Mortgage Loan (if such  Mortgage Loan is specially serviced) to a representative of the holders of the credit risk retention interests.

In particular, with respect to the Jackson Park Mortgage Loan serviced under the JAX 2019-LIC TSA, we note the following:

●	The Jackson Park Servicer earns a servicing fee with respect to the Jackson Park Mortgage Loan that is to be calculated at 0.00125% per annum.

●

Upon the Jackson Park Whole Loan becoming a specially serviced loan under the JAX 2019-LIC TSA, the Jackson Park Special Servicer will earn a special servicing fee payable monthly with respect to the Jackson Park Mortgage Loan accruing at a rate equal to 0.125% per annum, until such time as the Jackson Park Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●

The Jackson Park Special Servicer is entitled to a workout fee equal to 0.375% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Jackson Park Whole Loan. The workout fee is not subject to any cap or minimum fee.

●

The Jackson Park Special Servicer is entitled to a liquidation fee equal to 0.375% of net liquidation proceeds received in connection with the liquidation of the Jackson Park Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●

The JAX 2019-LIC TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the JAX 2019-LIC TSA.

●	The JAX 2019-LIC TSA does not require the Jackson Park Servicer to make the equivalent of compensating interest payments in respect of the Jackson Park Whole Loan.

●	The JAX 2019-LIC TSA does not provide for any operating advisor or similar entity.

In particular, with respect to the 1412 Broadway Mortgage Loan serviced under the BANK 2019-BNK24 PSA, we note the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to the 1412 Broadway Mortgage Loan, that is to be calculated at 0.00250% per annum.

●

Upon the related Whole Loan becoming a specially serviced loan under the BANK 2019-BNK24 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25000% per annum, until such time as such Whole Loan is no longer specially serviced, subject to a monthly minimum fee of (x) $3,500 or (y) if the related risk retention consultation party is entitled to consult with the special servicer, for so long as such whole loan is a specially serviced loan during the occurrence and continuance of a consultation termination event under the BANK 2019-BNK24 PSA, $5,000.

●

In connection with a workout of the related Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on a corrected Whole Loan for so long as it remains a corrected Whole Loan. The workout fee is subject to a minimum fee equal to $25,000 and is not subject to a cap.

●

The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of a related Whole Loan or related REO Property.  The liquidation fee is subject to a floor, equal to the lesser of $25,000 or 3.0% of such net liquidation proceeds and is not subject to a cap.

In particular, with respect to the Kings Plaza Mortgage Loan that is expected to be serviced under the Benchmark 2020-B16 PSA until the securitization of the related Control Note and the 560 Mission Street Mortgage Loan that is expected to be serviced under the Benchmark 2020-B16 PSA, we note the following:

●

The related Non-Serviced Master Servicer earns a primary servicing fee with respect to (A) Kings Plaza Mortgage Loan that is to be calculated at 0.00125% per annum. and (B) the 560 Mission Street Mortgage Loan that is to be calculated at 0.00125% per annum.

●

Upon the related Whole Loan becoming a specially serviced loan under the Benchmark 2020-B16 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum.

●

In connection with a workout of the related Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% (or 0.50% in the case of the 560 Mission Street Whole Loan) of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on a corrected Whole Loan.  Such workout fee is subject to a floor of $25,000 and a ceiling of $1,000,000 with respect to any particular workout of such Whole Loan.

●

The related Non-Serviced Special Servicer will be entitled to ta liquidation fee equal to 1.0% (or 0.50% in the case of the 560 Mission Street Whole Loan) of the related payment or proceeds.  Such liquidation fee is subject to a floor of $25,000 and a ceiling of $1,000,000 with respect to any particular workout of such Whole Loan.

In particular, with respect to the Parklawn Building Mortgage Loan serviced under the MSC 2019-L3 PSA, we note the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the Parklawn Building Mortgage Loan that is to be calculated at 0.00100% per annum.

●

Upon the related Whole Loan becoming a specially serviced loan under the MSC 2019-L3 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25% per annum. Such special servicing fee is subject to a floor of $3,500.

●

In connection with a workout of the related Whole Loans, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on a corrected Whole Loan for so long as it remains a corrected Whole Loan. Such workout fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.

●

The related Non-Serviced Special Servicer will be entitled to a liquidation fee of 1.0% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such liquidation fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to such Whole Loan.

In particular, with respect to the Park Tower at Transbay Mortgage Loan serviced under the BANK 2019-BNK21 PSA, we note the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the Park Tower at Transbay Mortgage Loan, that is to be calculated at 0.00250% per annum.

●

Upon such Whole Loan becoming a specially serviced loan under the BANK 2019-BNK21 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25000% per annum, until such time as such Whole Loan is no longer specially serviced, subject to a monthly minimum fee of (x) $3,500 or (y) if the related risk retention consultation party is entitled to consult with the special servicer, for so long as such whole loan is a specially serviced loan during the occurrence and continuance of a consultation termination event under the BANK 2019-BNK21 PSA, $5,000.

●

In connection with a workout of such Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on a corrected Whole Loan for so long as it remains a corrected Whole Loan. The workout fee is subject to a minimum fee equal to $25,000 and is not subject to a cap.

●

The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of a related Whole Loan or related REO Property.  The liquidation fee is subject to a floor, equal to the lesser of $25,000 or 3.0% of such net liquidation proceeds and is not subject to a cap.

In particular, with respect to the Chroma Apartments Mortgage Loan serviced under the UBS 2019-C18 PSA, we note the following:

●	The related Non-Serviced Master Servicer under the UBS 2019-C18 PSA will earn a primary servicing fee with respect to the Chroma Apartments Mortgage Loan equal to 0.00125% per annum.

●

Upon the Chroma Apartments Whole Loan becoming a specially serviced loan under the UBS 2019-C18 PSA, the related Non-Serviced Special Servicer under the UBS 2019-C18 PSA will earn a special servicing fee payable monthly with respect to the Chroma Apartments Mortgage Loan accruing at a rate equal to 0.25000% per annum, subject to a $3,500 minimum, until such time as the Chroma Apartments Whole Loan is no longer specially serviced.

●

The related Non-Serviced Special Servicer under the UBS 2019-C18 PSA will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than default interest) made by the related borrowers after any workout of the

Chroma Apartments Whole Loan.  The workout fee is not subject to any cap or minimum fee.

●

The related Non-Serviced Special Servicer under the UBS 2019-C18 PSA will be entitled to a liquidation fee equal to 1.0% of net liquidation proceeds received in connection with the liquidation of the Chroma Apartments Whole Loan. The liquidation fee is not subject to any cap or minimum fee.

●

The operating advisor under the UBS 2019-C18 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the BANK 2020-BNK25 operating advisor is entitled to consult with the BANK 2020-BNK25 special servicer. In particular, such operating advisor will be entitled to consult on major decisions and asset status reports when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the UBS 2019-C18 securitization trust is 25% or less than the initial balance thereof (taking into account cumulative appraisal reduction amounts). In addition, the operating advisor under the UBS 2019-C18 PSA will at any time be entitled to recommend the termination of the related Non-Serviced Special Servicer if it determines, in its sole discretion exercised in good faith, that (i) such Non-Serviced Special Servicer is not performing its duties as required under the UBS 2019-C18 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the UBS 2019-C18 certificateholders as a collective whole.  Such recommendation would then be subject to confirmation by the UBS 2019-C18 certificateholders pursuant to a certificateholder vote.

In particular, with respect to the Sacramento Office Portfolio Mortgage Loan serviced under the BANK 2019-BNK23 PSA, we note the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the Sacramento Office Portfolio Mortgage Loan that is to be calculated at 0.00250% per annum.

●

Upon the related Whole Loan becoming a specially serviced loan under the BANK 2019-BNK23 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25% per annum. Such special servicing fee is subject to a floor of $3,500.

●

In connection with a workout of the related Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on a corrected Whole Loan for so long as it remains a corrected Whole Loan. Such workout fee is subject to a floor of $25,000 with respect to any particular workout of such Whole Loan.

●

The related Non-Serviced Special Servicer will be entitled to a liquidation fee of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000) each payment of principal and interest (other than any amount for which a liquidation fee would be paid) of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”. Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication).  The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of either master servicer or either special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer,” as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency.  Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies.  In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request.  Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was.  The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA.  All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.  The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to either special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●

the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●

a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding.  However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Non-Retained Certificates (other than the Class V and Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the RR Interest in exchange for the surrender of the RR Interest, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (b) below in exchange for then-outstanding Non-Retained Certificates (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of then-outstanding Non-Retained Certificates (other than the Class V and Class R certificates) and (c) the master servicers consent to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, in that order of priority.  Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity.  This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase).  This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans) be less than 1.0% of the Initial Pool Balance (solely for the purposes of this calculation, if such right is being exercised after the Distribution Date in February 2030 and the Park Tower at Transbay Mortgage Loan or Southern CVS Portfolio Mortgage Loan is still an asset of the issuing entity, then such Mortgage Loan will be excluded from the then-aggregate Stated Principal Balance of the pool of Mortgage Loans and from the Initial Pool Balance).  The voluntary exchange of certificates (other than the Class V and Class R certificates and RR Interest), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Accounts and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Accounts, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicers, the trustee and (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing), the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest), as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)    to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)   to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller.  In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicers, the special servicers, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicers, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of either master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, either master servicer or either special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A-” by S&P, “A-” by Fitch and, if rated by KBRA, “A” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “BBB” by S&P and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “A-2” from S&P and “F1” by Fitch and (c) each master servicer maintains a long-term unsecured rating of at least “A” by S&P and “A+” by Fitch (provided that nothing in this proviso will impose on either master servicer any obligation to maintain such rating or any other rating), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicers, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicers and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder.  If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or either master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicers.  If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator.  In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K.  Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York.  Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates.  Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties.  Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located.  Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”.  A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.  However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage:  a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender).  In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made.  Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.  A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid.  In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note.  The land trustee would not be personally liable for the promissory note obligation.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”).  In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan.  In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest.  In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected.  Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default.  In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief).  See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.  Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law.  In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings.  Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning.  The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code.  Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.  Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale.  Frequently, the lender employs a third-party management company to manage and operate the property.  The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property.  The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations.  The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property.  Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.  Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold.  In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated.  See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”.  The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.  Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease.  Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease.  Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance.  Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan.  If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants.  Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property.  Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative.  Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid.  Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale.  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences of a delay caused by an automatic stay can be significant.  For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien.  At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances.  Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances.  Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan.  Thus, the full amount due under the original loan may never be repaid.  Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding.  Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents.  Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property.  Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”.  The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents.  Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events.  This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property.  In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.  Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor.  The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate.  If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition.  As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.  In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor.  In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease.  Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease.  The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease.  The bankruptcy court may extend the time to perform for up to 60 days for cause shown.  Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate.  The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment.  In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code.  Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease.  On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject.  In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee.  The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals).  The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”.  If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination.  In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage.  A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.  Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.  The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured.  Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.  Those state laws, however, may not be enforceable or effective in a bankruptcy case.  Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships.  The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property.  Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity.  Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan.  In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs.  In several states, such a lien has priority over all existing liens, including those of existing mortgages.  In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up.  A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property.  Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise.  Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”.  This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption.  The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption.  In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.  The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management.  A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property.  The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption.  In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials.  These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose.  In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning.  If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer.  In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property.  While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets.  Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.  Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure).  Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property.  The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations.  Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980.  Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”.  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates.  In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates.  In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America.  The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws.  In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”.  However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction.  Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller and the holder of one or more of the companion loans related to each of the 55 Hudson Yards Mortgage Loan, the 1633 Broadway Mortgage Loan and the Kings Plaza Mortgage Loan, is also a master servicer, the certificate administrator and the custodian under this securitization, is expected to be the initial holder of a portion of the RR Interest and the initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters.  In addition, Wells Fargo Bank is (a) the master servicer, certificate administrator and custodian under the Hudson Yards 2019-55HY TSA, which governs the servicing and administration of the 55 Hudson Yards Whole Loan, (b) the certificate administrator, custodian and trustee under the BWAY 2019-1633 TSA, which governs the servicing and administration of the 1633

Broadway Whole Loan, (c) the certificate administrator, the custodian and the trustee under the BX 2019-OC11 TSA, which governs the servicing and administration of the Bellagio Hotel and Casino Whole Loan, (d) the servicer, certificate administrator and the custodian under the JAX 2019-LIC TSA, which governs the servicing and administration of the Jackson Park Whole Loan, (e) expected to be the certificate administrator, custodian and trustee under the Benchmark 2020-B16 PSA, which is expected to govern the servicing and administration of the Kings Plaza Whole Loan until securitization of the related Control Note and the 560 Mission Street Whole Loan, (f) the general master servicer, certificate administrator and custodian under the BANK 2019-BNK24 PSA, which governs the servicing and administration of the 1412 Broadway Whole Loan, (g) the master servicer, certificate administrator and custodian under the MSC 2019-L3 PSA, which governs the servicing and administration of the Parklawn Building Whole Loan, (h) the master servicer, certificate administrator and the custodian under the BANK 2019-BNK21 PSA, which governs the servicing and administration of the Park Tower at Transbay Whole Loan, (i) the master servicer, certificate administrator and custodian under the UBS 2019-C18 PSA, which governs the servicing and administration of the Chroma Apartments Whole Loan, and (j) the master servicer, certificate administrator and the custodian under the BANK 2019-BNK23 PSA, which governs the servicing and administration of the Sacramento Office Portfolio Whole Loan.

Bank of America, a mortgage loan seller, an originator, a sponsor and the holder of a portion of the RR Interest, is an affiliate of BofA Securities, Inc., one of the underwriters  and the holder of one or more of the Companion Loans relating to the 560 Mission Street Whole Loan.

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and a sponsor is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator, the holder of a portion of the RR Interest and the current holder of one or more of the Companion Loans relating to each of the 55 Hudson Yards Whole Loan, the Bellagio Hotel and Casino Whole Loan, the 545 Washington Boulevard Whole Loan and the 1412 Broadway Whole Loan.  With respect to the 1633 Broadway Mortgage Loan (6.1%), Morgan Stanley & Co is the fourth largest tenant.

Wells Fargo Bank is the purchaser under a repurchase agreement with National Cooperative Bank, N.A. or with a wholly-owned subsidiary or other affiliate of National Cooperative Bank, N.A. for the purpose of providing short-term warehousing of mortgage loans originated or acquired by such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from the subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement.  National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility.  None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

Additionally, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with this securitization transaction.  In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization sold to the depositor by National Cooperative Bank, N.A. transaction.

National Cooperative Bank, N.A. is playing several roles in this transaction.  National Cooperative Bank, N.A., a mortgage loan seller, a sponsor and an originator, is also a master servicer and a special servicer under this securitization.  In addition, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower.  In addition, National Cooperative Bank, N.A. is a master servicer and special servicer under the BANK 2019-BNK24 PSA, which governs the servicing and administration of the 1412 Broadway Whole Loan, with respect to certain mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. in connection with that securitization transaction; provided, however, that National Cooperative Bank, N.A. does not act as the master servicer or the special servicer with respect to the 1412 Broadway Whole Loan.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by National Cooperative Bank, N.A., to the depositor.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering.  In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose.  The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred to this securitization transaction by Wells Fargo Bank.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

KeyBank National Association is expected to act as the special servicer, and it or an affiliate assisted Ellington Management Group, LLC and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Wells Fargo Bank is the interim custodian of the loan files for all of the mortgage loans serviced under the PSA that Bank of America and MSMCH will transfer to the depositor.

Wilmington Trust, National Association, the trustee, is also the trustee under (i) the Hudson Yards 2019-55HY TSA, which governs the servicing of the 55 Hudson Yards Whole Loan, (ii) the JAX 2019-LIC TSA, which governs the servicing of the Jackson Park Whole Loan, (iii) the BANK 2019-BNK24 PSA, which governs the servicing of the 1412 Broadway Whole Loan, (iv) the MSC 2019-L3 PSA, which governs the servicing of the Parklawn Building Whole Loan, (v) the BANK 2019-BNK21 PSA, which governs the servicing of the Park Tower at Transbay Whole Loan, and (vi) the BANK 2019-BNK23 PSA, which governs the servicing of the Sacramento Office Portfolio Whole Loan.

Pentalpha Surveillance LLC, the operating advisor and the asset representations reviewer, is also the operating advisor under the BWAY 2019-1633 TSA, which governs the servicing of the 1633 Broadway Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.  For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults.  Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer.  While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation.  In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any.  To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Non-Retained Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.  In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay the ARD Loan on its related Anticipated Repayment Date.  The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicers nor the special servicers will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that any master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the Non-Retained Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding.  As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the Non-Retained Certificates than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts.  An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Non-Retained Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates.  The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction.  In general, a Realized Loss occurs when the principal balance of a Mortgage

Loan is reduced without an equal distribution (based on the allocation of amounts among the Non-Retained Certificates, on the one hand, and the RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates.  Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees).  Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 1,086,790,000	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	$ 314,393,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received.  Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment.  See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans.  When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan.  Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions.  In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium.  Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Substitutions; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Non-Retained Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 1,086,790,000	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	$ 314,393,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment.  See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor.  The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds.  Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model.  The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans.  The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period.  The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period.  The model used in this prospectus is the CPP model.  As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be.  The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP.  We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates.  The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●

no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●

each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●

all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

●

no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●

no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●

voluntary prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●

no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in March 2020; and

●	the Offered Certificates are settled with investors on February 13, 2020.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables.  The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables.  These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages.  Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions.  Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	83%	83%	83%	83%	83%
February 2022	64%	64%	64%	64%	64%
February 2023	43%	43%	43%	43%	43%
February 2024	20%	20%	20%	20%	20%
February 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.63	2.62	2.62	2.62	2.62

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.92	4.91	4.89	4.86	4.62

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.85	6.81	6.76	6.69	6.35

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	98%	98%	98%	98%	98%
February 2026	77%	77%	77%	77%	77%
February 2027	55%	55%	55%	55%	55%
February 2028	33%	33%	33%	33%	33%
February 2029	10%	10%	10%	10%	10%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.25	7.25	7.25	7.25	7.26

Percent of the Maximum Initial Certificate Balance ($480,000,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	99%	99%	90%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.76	9.69	9.61	9.52	9.28

(1)             The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Life may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($100,000,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	99%	97%	95%	52%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.59	9.45	9.37	9.29	9.09

(1)             The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4

Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Life may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($879,284,000)(1)
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.84	9.81	9.77	9.71	9.43

(1)             The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Life may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($499,284,000)(1)
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.86	9.85	9.84	9.80	9.50

(1)             The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Life may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.89	9.59

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.66

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above.  It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from February 1, 2020 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below.  In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed.  In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate.  Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.  Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

 Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS.  Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”).  The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates and the RR Interest (in the case of the RR Interest, excluding the right to receive Excess Interest) (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any

Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, the entitlement to Excess Interest and the Excess Interest Distribution Account will be classified as a trust under Treasury Regulation Section 301.7701-4(c) and the holders of the RR Interest and the Class V certificates will be treated as the beneficial owners of such entitlements under Code Section 671 (the “Grantor Trust”).

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code.  Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”.  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets.  Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction.  The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met.  It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC.  If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies.  The Trust REMICs will not hold any qualified reserve assets.  Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur.  Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security.  Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements.  All of the interests in a REMIC must be either of the following:  (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata.  A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages.  The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.  An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls.  A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest.  Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter.  In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association.  The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith.  Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment.  Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property.  As of the Cut-off Date, forty-one (41) of the Mortgaged Properties securing thirty-five (35) Mortgage Loans representing 20.9% of the Initial Pool Balance, are multifamily properties.  Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates.  If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety.  For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC.  In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment.  Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.  Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC.  The Regular Interests will represent newly originated debt instruments for federal income tax purposes.  In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular

Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest.  Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under the legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Cuts and Jobs Act“ Regular Interestholders may be required to accrue Yield Maintenance Charges and Prepayment Premiums and other amounts no later than the year in which they include such amounts as revenue on their applicable financial statements.  Under proposed regulations on which taxpayers may rely, such rule will not apply to original issue discount and market discount.  Prospective investors are urged to consult their tax counsel regarding the potential application of  the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act.  Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests.  To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income.  The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”.  The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest).  Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest).  The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests.  The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).  Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest.  Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently.  The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.  In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes.  Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest.  For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest.  The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan repays on its Anticipated Repayment Date (the “Prepayment Assumption”).  See “Yield and Maturity Considerations—Weighted Average Life“ above.  Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset.  Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method.  See “—Election To Treat All Interest Under the Constant Yield Method” below.  Based on the foregoing, it is anticipated that the Class [__] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition.  With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption.  The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period.  The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.  For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption.  Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278.  Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase.  Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution.  Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period.  Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest.  The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year.  Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of.  As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues in which case the interest deferral rule will not apply.  Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter.  Such election, if made can only be revoked with IRS consent.  See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the market discount election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase.  For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest.  It appears that de minimis market discount would be reported pro rata as principal payments are received.  Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules.  Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method.  Such election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter.  Such election, if made can only be revoked with IRS consent.  See “—Election To Treat All Interest Under the Constant Yield Method“ below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made.  Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests.  The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available.  Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item.  It is anticipated that the Class [_] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments.  However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held , and for all market discount bonds acquired, by the holder as of the first day of the year for which the election is made and for all bond premium bonds and market discount bonds acquired thereafter.  The election is irrevocable except with the approval of the IRS.  Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible.  Accordingly, a

Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.  The following discussion does not apply to holders of interest-only Regular Interests.  Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless.  Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired.  The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class.  Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments.  No bad debt losses will be allowed with respect to the Class X Certificates.  Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests.  Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.  Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.  It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums.  Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest.  The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller: (i) increased by any original issue discount or market discount, or other amounts previously included in the seller’s gross income with respect to the Regular Interest and (ii) reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year).  Such gain will be treated as ordinary income:  (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest.  In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year.  The tax rate for corporations is the same with respect to both ordinary income and capital gains.  In connection with a sale or exchange of a RR Interest, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate.  Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.  Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call.  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause.  It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day.  Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued.  It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor.  Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate.  Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) (“partnership representative”) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Sale and Servicing Agreement will designate the Securities Administrator as the partnership representative.  Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year, may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will utilize any election or other exception available to make any REMIC’s residual interest holders (that is, the holders of the Class A-R Certificates) rather than the REMIC itself, liable for any taxes arising from audit adjustments to the REMIC’s taxable income. It is unclear how that may affect a REMIC residual interest holder’s ability to challenge any audit adjustment that might otherwise be available in the absence of any such election or exception. Holders of Class A-R Certificates should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person.  The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.  With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law.  An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account.  A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.  The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person.  In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates.  Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).  The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the information reporting requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability.  Information reporting requirements may also apply regardless of whether withholding is required.  Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000.  Significant penalties can apply if a holder fails to disclose its specified foreign financial assets.  We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which can include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a different manner than the regular income tax.  U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership.  The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.  The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee.  All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC.  Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates.  We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-SB
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Morgan Stanley & Co. LLC	$ [__]	$ [__]	$ [__]	$ [__]
BofA Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Total	$[__]	$[__]	$[__]	$[__]

Underwriter	Class A-4	Class A-5	Class X-A	Class X-B
Wells Fargo Securities, LLC	$ [__]	$	$ [__]	$ [__]
Morgan Stanley & Co. LLC	$ [__]	$	$ [__]	$ [__]
BofA Securities, Inc.	$ [__]	$	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Total	$[__]		$[__]	$[__]

Underwriter	Class A-S	Class B	Class C
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]
Morgan Stanley & Co. LLC	$ [__]	$ [__]	$ [__]
BofA Securities, Inc.	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]
Total	$[__]	$[__]	$[__]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased.  In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of Offered Certificates will be approximately    % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from February 1, 2020, before deducting expenses payable by the depositor (estimated at $[__], excluding underwriting discounts and commissions).  The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters.  In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors.  Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates.  If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale.  The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates.  See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.  We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.  In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.  The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller, a master servicer, the certificate administrator, the custodian, the certificate registrar, the holder of one or more of the Companion Loans relating to the 55 Hudson Yards Whole Loan, the 1633 Broadway Whole Loan and the Kings Plaza Whole Loan, an initial holder of the RR Interest and the initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor.  Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor and a mortgage loan seller, and Morgan Stanley Bank, which is an originator, the holder of one or more of the Companion Loans relating to each of the 55 Hudson Yards Whole Loan, the Bellagio Hotel and Casino Whole Loan, the 545 Washington Boulevard Whole Loan and the 1412 Broadway Whole Loan and an initial holder of the RR Interest.  BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator, a mortgage loan seller and the holder of one or more of the Companion Loans relating to the 560 Mission Street Whole Loan and an initial holder of a portion of the RR Interest.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering and affiliates of BofA Securities, Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering.  That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)      the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank (or, with respect to the 55 Hudson Yards Mortgage Loan, the portion thereof applicable to Wells Fargo Bank);

(2)      the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH (or, with respect to the 55 Hudson Yards Mortgage Loan, the portion thereof applicable to MSMCH); and

(3)      the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America.

As a result of the circumstances described above in the prior two paragraphs, each of Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121.  See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the Issuing Entity (file number 333-226486-12)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents).  Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226486) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC.  This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information.  Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates.

Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets.  Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.  However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code.  Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

Prospective investors should note California Public Employees’ Retirement System (“CalPERS”), which is a governmental pension plan, owns a 99.7% indirect interest in the borrower under the 560 Mission Street Mortgage Loan (3.1%). Persons who have an ongoing relationship with CalPERs should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available.  Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available.  These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975.  Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either:  (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable.  Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets.  Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”.  For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan.  If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975.  In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990) and to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”).  The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc., provided that certain conditions set forth in the Exemption are satisfied.  The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief.  First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).  Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter.  The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.  Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith.  Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency.  Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date.  As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates.  In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above.  A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements:  (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code

Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, either master servicer, either special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.  For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption.  The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law.  A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan will be deemed to have represented by its acquisition of such Offered Certificates that (i) none of the depositor, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates (except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and the Transaction Parties are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates, and (ii) the Plan fiduciary is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied.  If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption.  All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available.  Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.  Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.  Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets.  In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account.  Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.  We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended.  The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates.  The Rated Final Distribution Date will be the Distribution Date in January 2063.  See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”.  Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency.  In addition, these ratings do not address:  (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates.  However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated.  In general, the ratings address credit risk and not prepayment risk.  Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time.  Ratings are not indications of investment merit.  In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses.  In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates.  As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans.  If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates.  The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary.  The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time.  Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities.  See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance.  In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate.  Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class.  As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs.  Based on preliminary feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates.  Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

@
@%(#)	178
1
1633 Broadway Certificate Administrator	277
1633 Broadway Control Shift Event	276
1633 Broadway Directing Certificateholder	276
1633 Broadway Master Servicer	274
1633 Broadway Mortgage Loan	273
1633 Broadway Mortgaged Property	273
1633 Broadway Non-Standalone Pari Passu Companion Loans	274
1633 Broadway Pari Passu Companion Loans	274
1633 Broadway Special Servicer	274
1633 Broadway Standalone Companion Loans	274
1633 Broadway Standalone Pari Passu Companion Loans	274
1633 Broadway Subordinate Companion Loans	274
17g-5 Information Provider	408
1986 Act	592
1996 Act	569
3
30/360 Basis	447
4
401(c) Regulations	612
5
55 Hudson Yards Companion Loans	264
55 Hudson Yards Cure Event	272
55 Hudson Yards Cure Payment	272
55 Hudson Yards Directing Certificateholder	271
55 Hudson Yards Intercreditor Agreement	264
55 Hudson Yards Mortgage Loan	263
55 Hudson Yards Non-Standalone Pari Passu Companion Loans	263
55 Hudson Yards Noteholders	264
55 Hudson Yards Notice of Foreclosure/DIL	273
55 Hudson Yards Pari Passu Companion Loans	263
55 Hudson Yards Repurchase Election Notice	272
55 Hudson Yards Repurchase Option Notice	272
55 Hudson Yards Servicer	264
55 Hudson Yards Special Servicer	264
55 Hudson Yards Standalone Companion Loans	263
55 Hudson Yards Standalone Pari Passu Companion Loans	263
55 Hudson Yards Subordinate Companion Loans	263
55 Hudson Yards Triggering Event of Default	264
55 Hudson Yards Trustee	264
55 Hudson Yards Whole Loan	263
9
9/30/2019 TTM	240
A
AB Modified Loan	461
Accelerated Mezzanine Loan Lender	400
Acceptable Insurance Default	465
Acting General Counsel’s Letter	165
Actual/360 Basis	227
Actual/360 Loans	435
ADA	572
Additional Exclusions	464
Administrative Cost Rate	382
ADR	171
Advances	430
Affirmative Asset Review Vote	510
Agency	224
Agency Lease	224
Aggregate Available Funds	374
Aggregate Excess Prepayment Interest Shortfall	393
Aggregate Gain-on-Sale Entitlement Amount	375
Aggregate Principal Distribution Amount	382
Allocated Appraisal Reduction Amount	457

Allocated Cumulative Appraisal Reduction Amount	457
Annual Debt Service	171
Anticipated Repayment Date	227
Appraisal Institute	327
Appraisal Reduction Amount	456
Appraisal Reduction Event	455
Appraised Value	172
Appraised-Out Class	462
AR Capital	208
AR Global	208
ARD Loan	227
Assessment of Compliance	547
Asset Representations Reviewer Asset Review Fee	454
Asset Representations Reviewer Fee	454
Asset Representations Reviewer Fee Rate	454
Asset Representations Reviewer Termination Event	515
Asset Representations Reviewer Upfront Fee	454
Asset Review	512
Asset Review Notice	510
Asset Review Quorum	510
Asset Review Report	513
Asset Review Report Summary	513
Asset Review Standard	512
Asset Review Trigger	508
Asset Review Vote Election	510
Asset Status Report	479
Assumed Final Distribution Date	391
Assumed Scheduled Payment	384
Attestation Report	548
Available Funds	375
B
Balloon or ARD LTV Ratio	176
Balloon or ARD Payment	176
BAMLCM	323
BANA Qualification Criteria	318
BANK 2019-BNK21 PSA	250
BANK 2019-BNK23 PSA	250
BANK 2019-BNK24 PSA	250
Bank of America	308
Bank of America Data File	317
Bank of America Guidelines	309
Bank of America Securitization Database	316
Bankruptcy Code	562
Base Interest Fraction	390
Basis	335
Bellagio Hotel and Casino Companion Loans	278
Bellagio Hotel and Casino Directing Certificateholder	286
Bellagio Hotel and Casino Intercreditor Agreement	279
Bellagio Hotel and Casino Junior A Notes	278
Bellagio Hotel and Casino Junior B Notes	278
Bellagio Hotel and Casino Mortgage Loan	278
Bellagio Hotel and Casino Noteholders	279
Bellagio Hotel and Casino Notes	278
Bellagio Hotel and Casino Pari Passu Companion Loans	278
Bellagio Hotel and Casino Senior A Notes	278
Bellagio Hotel and Casino Subordinate Companion Loans	278
Bellagio Hotel and Casino Triggering Event of Default	279
Bellagio Hotel and Casino Whole Loan	278
Bellagio Lease	87
Bellagio Lease Guarantor	87
Bellagio Tenant	87
Bellagio Tenant Loan	89
Bellagio Tenant Loan Lender	89
Benchmark 2020-B16 PSA	250
Boies Schiller	239
Borrower	335
Borrower Party	400
Borrower Party Affiliate	400
Breach Notice	419
BWAY 2019-1633 TSA	250
BX 2019-OC11 Securitization	278
BX 2019-OC11 TSA	250
C
C(WUMP)O	22
CalPERS	608
Cash Flow Analysis	172
CEA	203
CERCLA	569
Certificate Administrator/Trustee Fee	452
Certificate Administrator/Trustee Fee Rate	453
Certificate Balance	372

Certificate Owners	411
Certificateholder	401
Certificateholder Quorum	519
Certificateholder Repurchase Request	529
Certifying Certificateholder	413
Class A Certificates	371
Class A-SB Planned Principal Balance	384
Class X Certificates	371
Clearstream	409
Clearstream Participants	412
Closing Date	170, 294
CMBS	64
Code	589
Collateral Deficiency Amount	461
Collection Account	434
Collection Period	376
Communication Request	413
Companion Distribution Account	434
Companion Holder	249
Companion Holders	249
Companion Loan Rating Agency	250
Companion Loans	168
Company Lease	224
Compensating Interest Payment	392
Constant Prepayment Rate	581
Consultation Termination Event	497
Control Eligible Certificates	489
Control Note	250
Control Termination Event	496
Controlling Class	489
Controlling Class Certificateholder	489
Controlling Holder	250
Corrected Loan	479
County	190
CPP	581
CPR	581
CPY	581
CRE Loans	304, 333
CREC	202
Credit Risk Retention	368
Credit Risk Retention Rules	367
CREFC®	397
CREFC® Intellectual Property Royalty License Fee	455
CREFC® Intellectual Property Royalty License Fee Rate	455
CREFC® Reports	397
Cross-Over Date	380
Cumulative Appraisal Reduction Amount	460, 462
Cure/Contest Period	513
Custodian	348
Cut-off Date	168
Cut-off Date Balance	173
Cut-off Date Loan-to-Value Ratio	175
Cut-off Date LTV Ratio	175
D
D or @%(#)	178
D or GRTR of @% or YM(#)	178
D or YM(#)	178
D(#)	178
DBRS	514
Debt Service Coverage Ratio	175
Defaulted Loan	485
Defeasance Deposit	232
Defeasance Loans	232
Defeasance Lock-Out Period	232
Defeasance Option	232
Definitive Certificate	409
Delinquent Loan	510
Demand Entities	306, 322, 335
Depositories	410
Determination Date	373
Diligence File	417
Directing Certificateholder	489
Disclosable Special Servicer Fees	452
Discount Rate	390
Dispute Resolution Consultation	533
Dispute Resolution Cut-off Date	532
Distribution Accounts	434
Distribution Date	373
Distribution Date Statement	397
Dodd-Frank Act	145
DOL	609
DSCR	175
DST Interests	248
DTC	409
DTC Participants	410
DTC Rules	411
DTSC	204
Due Date	226, 376
E
EDGAR	607
EEA	19
Effective Gross Income	172
Eligible Asset Representations Reviewer	514
Eligible Operating Advisor	503
Enforcing Party	530
Enforcing Servicer	530

ESA	202
EU	147
EU Institutional Investors	147
EU Risk Retention and Due Diligence Requirements	147
EU Securitization Regulation	147
Euroclear	409
Euroclear Operator	412
Euroclear Participants	412
Excess Interest	227
Excess Interest Distribution Account	435
Excess Modification Fee Amount	448
Excess Modification Fees	446
Excess Prepayment Interest Shortfall	393
Exchange Act	293
Excluded Controlling Class Holder	399
Excluded Controlling Class Loan	400
Excluded Information	400
Excluded Loan	401
Excluded Plan	611
Excluded Special Servicer	519
Excluded Special Servicer Loan	519
Exemption	609
Exemption Rating Agency	610
F
Fair Market Building Value	193
FATCA	602
FDIA	164
FDIC	165
FIEL	24
Final Asset Status Report	500
Final Dispute Resolution Election Notice	533
Financial Promotion Order	21
FINRA	606
FIRREA	165
Fitch	352, 546
FPO Persons	21
Freddie Mac	335
Fund	241
G
Gain-on-Sale Remittance Amount	376
Gain-on-Sale Reserve Account	435
Garn Act	570
GLA	176
Government Securities	229
Grant	190
Grantor Trust	590
GRTR of @% or YM(#)	178
H
High Net Worth Companies, Unincorporated Associations, Etc.	21
HSTP ACT	77
Hudson Yards 2019-55HY TSA	250
HY 2019-55HY Securitization	264
HYIC	224
I
ICAP	224
IDA Leases	224
Indirect Participants	410
Initial Interest Deposit Amount	376
Initial Pool Balance	168
Initial Rate	227
Initial Requesting Certificateholder	529
In-Place Cash Management	176
Institutional Investor	23
Insurance and Condemnation Proceeds	434
Intercreditor Agreement	249
Interest Accrual Amount	382
Interest Accrual Period	382
Interest Distribution Amount	382
Interest Reserve Account	435
Interest Shortfall	382
Interested Person	487
Investor Certification	401
ISO	213
J
Jackson Park Companion Loans	288
Jackson Park Controlling Holder	291
Jackson Park Intercreditor Agreement	288
Jackson Park Mortgage Loan	288
Jackson Park Noteholders	288
Jackson Park Pari Passu Companion Loans	288
Jackson Park Risk Retention Consultation Parties	291
Jackson Park Senior Notes	288
Jackson Park Servicer	288
Jackson Park Special Servicer	288
Jackson Park Subordinate Companion Loans	288
Jackson Park Trustee	289
Jackson Park Whole Loan	288

Japanese Affected Investors	148
Japanese Retention Requirement	25, 148
JAX 2019-LIC Securitization	291
JAX 2019-LIC TSA	250
JFSA	24, 148
JRR Rule	148
JRR RULE	24
K
KBRA	514, 546
KeyBank	358
L
L(#)	178
Liquidation Fee	449
Liquidation Fee Rate	449
Liquidation Proceeds	434
Loan Per Unit	176
Lock-out Period	229
Loss of Value Payment	421
Lower-Tier Regular Interests	589
Lower-Tier REMIC	373, 589
LTV Ratio	173
LTV Ratio at Maturity	176
LTV Ratio at Maturity or ARD	176
M
MAI	422
Major Decision	491
MAS	23
Master Servicer	350
Master Servicer Decision	467
Master Servicer Proposed Course of Action Notice	531
Material Defect	419
Maturity Date Balloon or ARD Payment	176
MGM	87
MIFID II	19
Mirage	90
MLPA	414
Modification Fees	446
Moody’s	352
Morgan Stanley Bank	294
Morgan Stanley Group	294
Morgan Stanley Origination Entity	296
Morningstar	352, 359
Mortgage	169
Mortgage File	415
Mortgage Loan	51
Mortgage Note	169
Mortgage Pool	168
Mortgage Rate	382
Mortgaged Property	169
MSC 2019-L3 PSA	250
MSMCH	294
MSMCH Data File	303
MSMCH Mortgage Loans	294
MSMCH Qualification Criteria	304
MSMCH Securitization Database	302
N
National Cooperative Bank, N.A. Data Tape	343
National Cooperative Bank, N.A. Deal Team	343
National Cooperative Bank, N.A. Mortgage Loans	338
Net Mortgage Rate	381
Net Operating Income	177
NFA	606
NFIP	106
NI 33-105	25
NJDEP	203
Non-Control Note	251
Non-Controlling Holder	251
Nonrecoverable Advance	431
non-retained certificates	42
Non-Retained Certificates	371
Non-Retained Percentage	369
Non-Serviced AB Whole Loan	251
Non-Serviced Certificate Administrator	251
non-serviced companion loan	52
Non-Serviced Companion Loan	251
non-serviced companion loans	52
Non-Serviced Custodian	251
Non-Serviced Directing Certificateholder	251
Non-Serviced Master Servicer	251
non-serviced mortgage loan	52
Non-Serviced Mortgage Loan	251
Non-Serviced Pari Passu Companion Loan	251
Non-Serviced Pari Passu Mortgage Loan	251
Non-Serviced Pari Passu Whole Loan	251
Non-Serviced PSA	252
Non-Serviced Special Servicer	252
Non-Serviced Subordinate Companion Loan	252
Non-Serviced Trustee	252

non-serviced whole loan	52
Non-Serviced Whole Loan	252
Non-Specially Serviced Loan	493
Non-U.S. Person	602
Notional Amount	373
NRA	177
NRSRO	399
NRSRO Certification	402
NXS2 Special Servicer	335
O
O(#)	178
OCC	308, 324
Occupancy As Of Date	177
Occupancy Rate	177
Offered Certificates	371
OID Regulations	593
OLA	165
Operating Adviser Upfront Fee	453
Operating Advisor Consulting Fee	453
Operating Advisor Expenses	453
Operating Advisor Fee	453
Operating Advisor Fee Rate	453
Operating Advisor Standard	502
Operating Advisor Termination Event	505
Originator	335
Other Master Servicer	252
Other PSA	252
P
P&I	356
P&I Advance	429
P&I Advance Date	429
PACE	124
Par Purchase Price	485
pari passu companion loan	51
Pari Passu Companion Loans	168
Pari Passu Mortgage Loan	252
Participants	409
Parties in Interest	608
partnership representative	600
Pass-Through Rate	380
Patriot Act	573
PCE	203
PCIS Persons	21
PCO	220
Pentalpha Surveillance	365
Percentage Interest	374
Periodic Payments	374
Permitted Investments	374, 436
Permitted Special Servicer/Affiliate Fees	452
PILOT Mortgages	224
PILOT Payments	224
PIPs	205
PL	328
Plans	608
PML	328
Powered Shell Portfolio - Sterling Minimum Release Price	235
PRC	22
Preliminary Dispute Resolution Election Notice	532
Prepayment Assumption	594
Prepayment Interest Excess	392
Prepayment Interest Shortfall	392
Prepayment Premium	391
Prepayment Provisions	177
PRIIPS REGULATION	19
Prime Rate	434
Principal Balance Certificates	371
Principal Distribution Amount	383
Principal Shortfall	384
Privileged Information	504
Privileged Information Exception	505
Privileged Person	399
Professional Investors	22
Prohibited Prepayment	393
Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	531
Proposed Course of Action Notice	531
Prospectus	22
Prospectus Regulation	19
PSA	370
PSA Party Repurchase Request	530
PTCE	612
PTE	609
Purchase Price	421
Q
Qualification Criteria	332
QUALIFIED INVESTOR	19
Qualified Replacement Special Servicer	520
Qualified Substitute Mortgage Loan	422
Qualifying CRE Loan Percentage	370
R
RAC No-Response Scenario	545
RAP	203

Rated Final Distribution Date	392
Rating Agencies	546
Rating Agency Confirmation	546
REA	93
Realized Loss	395
REC	202
Record Date	373
Registration Statement	607
Regular Certificates	371
Regular Interestholder	593
Regular Interests	589
Regulation AB	548
Reimbursement Rate	433
Related Proceeds	432
Release Date	232
Release Unit	234
Relevant Investor	23
Relevant Persons	21
Relief Act	572
Remaining Term to Maturity	179
REMIC	589
REMIC Regulations	589
REO Account	436
REO Loan	386
REO Property	479
Repurchase Request	530
Requesting Certificateholder	532
Requesting Holders	462
Requesting Investor	413
Requesting Party	545
Required Credit Risk Retention Percentage	370
Requirements	572
Residual Certificates	371
Resolution Failure	530
Resolved	530
Restricted Group	610
Restricted Party	505
Retained Certificate Available Funds	368
Retained Certificate Gain-on-Sale Remittance Amount	368
Retained Certificate Gain-on-Sale Reserve Account	435
Retained Certificate Interest Distribution Amount	369
Retained Certificate Principal Distribution Amount	369
Retained Certificate Realized Loss	369
Retaining Parties	367
Retaining Sponsor	367
Review Materials	510
Revised Rate	227
RevPAR	179
Risk Retention Allocation Percentage	369
Risk Retention Consultation Party	400
RMBS	349
ROFO	216
ROFR	216
Rooms	183
RR Interest	371
Rule 15Ga-1	335
Rule 15Ga-1 Reporting Period	333
Rule 17g-5	402
S
S&P	352, 359, 546
Scheduled Principal Distribution Amount	383
SEC	293
Securities Act	547
Securitization Accounts	371, 436
SEL	328
Senior Certificates	371
serviced companion loan	51
Serviced Companion Loan	252
serviced mortgage loan	51
Serviced Mortgage Loan	252
Serviced Pari Passu Companion Loan	252
Serviced Pari Passu Companion Loan Securities	522
Serviced Pari Passu Mortgage Loan	252
Serviced Pari Passu Whole Loan	252
serviced whole loan	51
Serviced Whole Loan	253
Servicer Termination Event	521
Servicing Advances	430
Servicing Fee	444
Servicing Fee Rate	444
Servicing Standard	427
SF	179
SFA	23
SFO	22
Similar Law	608
SIPC	606
SMMEA	612
Sound Mark	241
Special Servicing Fee	447
Special Servicing Fee Rate	447
Specially Serviced Loans	476
Sq. Ft.	179
Square Feet	179
Startup Day	590

Stated Principal Balance	384
Structured Product	22
Structuring Assumptions	581
Subordinate Certificates	371
Subordinate Companion Loans	168
Subordinate LOC	186
Sub-Servicing Agreement	428
T
T-12	179
Tax Cuts and Jobs Act	593
TCO	220
TCO Uses	220
Term to Maturity	179
Termination Purchase Amount	549
Terms and Conditions	412
Tests	512
Title V	571
Total Operating Expenses	173
Transaction Parties	611
TRIPRA	107, 16
Trust	346
Trust REMICs	373, 589
Trustee	347
TTM	179
U
U.S. Person	602
U/W DSCR	175
U/W Expenses	179
U/W NCF	179
U/W NCF Debt Yield	182
U/W NCF DSCR	175
U/W Net Cash Flow	179
U/W Net Operating Income	182
U/W NOI	182
U/W NOI Debt Yield	183
U/W NOI DSCR	182
U/W Revenues	183
UBS 2019-C18 PSA	253
UCC	557
Uncovered Amount	438
Underwriter Entities	133
Underwriting Agreement	604
Underwritten Debt Service Coverage Ratio	175
Underwritten Expenses	179
Underwritten NCF	179
Underwritten NCF Debt Yield	182
Underwritten Net Cash Flow	179
Underwritten Net Cash Flow Debt Service Coverage Ratio	175
Underwritten Net Operating Income	182
Underwritten Net Operating Income Debt Service Coverage Ratio	182
Underwritten NOI	182
Underwritten NOI Debt Yield	183
Underwritten Revenues	183
Units	183
Unscheduled Principal Distribution Amount	384
Unsolicited Information	512
UPB	356
Upper-Tier REMIC	373, 589
USTs	204
V
Vereit Op	208
VOC’s	203
Volcker Rule	145
Voting Rights	409
W
WAC	5
WAC Rate	381
Wachovia Bank	324
Weighted Average Mortgage Rate	183
weighted averages	184
Wells Fargo	350
Wells Fargo Bank	324
Wells Fargo Bank Data Tape	331
Wells Fargo Bank Deal Team	330
whole loan	51
Whole Loan	168
Withheld Amounts	435
Workout Fee	448
Workout Fee Rate	448
Workout-Delayed Reimbursement Amount	433
WTNA	347
Y
Yield Maintenance Charge	391
YM(#)	178

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property ype(2)	Specific Property Type(2)	Year Built	Year Renovated	Number of Units(2)	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)	Original Balance ($)	Cut-off Date Balance ($)
1	55 Hudson Yards	WFB; MSMCH		550 West 34th Street	New York	NY	10001	Office	CBD	2018		1,431,212	Sq. Ft.	660	100,000,000	100,000,000
2	1633 Broadway	WFB		1633 Broadway	New York	NY	10019	Office	CBD	1972	2013	2,561,512	Sq. Ft.	391	100,000,000	100,000,000
3	Bellagio Hotel and Casino	MSMCH		3600 South Las Vegas Boulevard	Las Vegas	NV	89109	Hospitality	Full Service	1997	2019	3,933	Rooms	426,189	100,000,000	100,000,000
4	545 Washington Boulevard	MSMCH		545 Washington Boulevard	Jersey City	NJ	07310	Office	CBD	2001		866,706	Sq. Ft.	290	81,285,000	81,285,000
5	Jackson Park	BANA		28-10 Jackson Avenue, 28-40 Jackson Avenue, and 28-30 Jackson Avenue	Long Island City	NY	11101	Multifamily	High Rise	2018		1,871	Units	293,960	75,000,000	75,000,000
6	Kings Plaza	WFB		5100 Kings Plaza	Brooklyn	NY	11234	Retail	Super Regional Mall	1969	2018	811,797	Sq. Ft.	600	75,000,000	75,000,000
7	1412 Broadway	MSMCH		1412 Broadway	New York	NY	10018	Office	CBD	1926	2012	421,396	Sq. Ft.	498	70,000,000	70,000,000
8	Houston-Austin Multifamily Portfolio	MSMCH		Various	Various	TX	Various	Multifamily	Garden	Various		671	Units	101,341	68,000,000	68,000,000
8.01	Treehouse Apartments	MSMCH		2501 Wickersham Lane	Austin	TX	78741	Multifamily	Garden	1985		296	Units		28,700,000	28,700,000
8.02	Waterstone Place Apartments	MSMCH		516 Stafford Springs Avenue	Stafford	TX	77477	Multifamily	Garden	2001		168	Units		21,100,000	21,100,000
8.03	Stonecreek Apartments	MSMCH		20000 Saums Road	Katy	TX	77449	Multifamily	Garden	1997		207	Units		18,200,000	18,200,000
9	Parklawn Building	BANA		5600 Fishers Lane	Rockville	MD	20852	Office	Suburban	1970	2015	1,283,646	Sq. Ft.	204	65,400,000	65,400,000
10	Hilton Denver Dual Brand Hotel	WFB		550 15th Street	Denver	CO	80202	Hospitality	Select Service	1962	2019	302	Rooms	180,960	54,650,000	54,650,000
11	Park Tower at Transbay	BANA		250 Howard Street	San Francisco	CA	94105	Office	CBD	2018		764,659	Sq. Ft.	719	50,000,000	50,000,000
12	560 Mission Street	BANA		560 Mission Street	San Francisco	CA	94105	Office	CBD	2002		668,149	Sq. Ft.	449	50,000,000	50,000,000
13	Powered Shell Portfolio - Sterling	BANA		Various	Sterling	VA	20166	Other	Data Center	2016		297,160	Sq. Ft.	165	48,900,000	48,900,000
13.01	45305 West Severn Way (DC-22)	BANA		45305 West Severn Way	Sterling	VA	20166	Other	Data Center	2016		148,580	Sq. Ft.		24,630,000	24,630,000
13.02	45295 West Severn Way (DC-21)	BANA		45295 West Severn Way	Sterling	VA	20166	Other	Data Center	2016		148,580	Sq. Ft.		24,270,000	24,270,000
14	Stop & Shop Portfolio	MSMCH		Various	Various	Various	Various	Retail	Single Tenant	Various	Various	272,542	Sq. Ft.	165	45,000,000	45,000,000
14.01	Stop & Shop - Malden	MSMCH		99 Charles Street	Malden	MA	02148	Retail	Single Tenant	1992	2001	79,229	Sq. Ft.		13,645,553	13,645,553
14.02	Stop & Shop - Swampscott	MSMCH		450 Paradise Road	Swampscott	MA	01907	Retail	Single Tenant	1992		65,268	Sq. Ft.		11,886,792	11,886,792
14.03	Stop & Shop - Framingham	MSMCH		19 Temple Street	Framingham	MA	01702	Retail	Single Tenant	1973	1991	64,917	Sq. Ft.		10,006,739	10,006,739
14.04	Stop & Shop - Bristol	MSMCH		605 Metacom Avenue	Bristol	RI	02809	Retail	Single Tenant	1998		63,128	Sq. Ft.		9,460,916	9,460,916
15	3900 Camelback	MSMCH		3900 East Camelback Road	Phoenix	AZ	85018	Office	Suburban	2009		177,520	Sq. Ft.	211	37,450,000	37,450,000
16	Springhill Suites - Charlotte Uptown	BANA		311 East 5th Street	Charlotte	NC	28202	Hospitality	Select Service	2017		195	Rooms	151,282	29,500,000	29,500,000
17	Woodbridge Crossing	MSMCH		3340 West FM 544	Wylie	TX	75098	Retail	Anchored	2009		197,009	Sq. Ft.	141	27,750,000	27,750,000
18	Innocor Industrial Portfolio	MSMCH		Various	Various	Various	Various	Industrial	Warehouse	Various	Various	687,428	Sq. Ft.	39	26,940,000	26,940,000
18.01	1750 West Downs Drive	MSMCH		1750 West Downs Drive	West Chicago	IL	60185	Industrial	Warehouse	1975		200,742	Sq. Ft.		8,684,000	8,684,000
18.02	122 Parker Street	MSMCH		122 Parker Street	Newburyport	MA	01950	Industrial	Warehouse	1974	1988	133,800	Sq. Ft.		7,202,000	7,202,000
18.03	1700 West Downs Drive	MSMCH		1700 West Downs Drive	West Chicago	IL	60185	Industrial	Warehouse	1981		168,165	Sq. Ft.		6,750,000	6,750,000
18.04	1850 West Downs Drive	MSMCH		1850 West Downs Drive	West Chicago	IL	60185	Industrial	Warehouse	1975		57,182	Sq. Ft.		2,486,000	2,486,000
18.05	1200 Rink Street	MSMCH		1200 Rink Street	Brenham	TX	77833	Industrial	Warehouse	1954	1985	127,539	Sq. Ft.		1,818,000	1,818,000
19	Carson Town Center	WFB		500, 504 & 506 Carson Town Center North	Carson	CA	90745	Retail	Anchored	1996	2019	169,656	Sq. Ft.	155	26,250,000	26,250,000
20	Marriott - Bakersfield	BANA		801 Truxtun Avenue	Bakersfield	CA	93301	Hospitality	Full Service	1995	2018	259	Rooms	95,367	24,700,000	24,700,000
21	Folsom Gateway	BANA		2365 Iron Point Road	Folsom	CA	95630	Office	Suburban	2002		150,351	Sq. Ft.	140	21,000,000	21,000,000
22	280 South Beverly Drive	WFB		280 South Beverly Drive	Beverly Hills	CA	90212	Office	Suburban	1962	2016	48,277	Sq. Ft.	414	20,000,000	20,000,000
23	Springhill Suites - Ballantyne	BANA		12325 Johnston Road	Charlotte	NC	28277	Hospitality	Limited Service	2009	2018	164	Rooms	103,659	17,000,000	17,000,000
24	Anza Hotel	BANA		23627 Calabasas Road	Calabasas	CA	91302	Hospitality	Select Service	1987	2013	122	Rooms	139,344	17,000,000	17,000,000
25	Fairfield Inn & Suites Ft Lauderdale	WFB		30 South Federal Highway	Fort Lauderdale	FL	33301	Hospitality	Limited Service	2018		108	Rooms	150,275	16,275,000	16,229,673
26	Fairfield Inn & Suites Pembroke Pines	WFB		1650 Southwest 145th Avenue	Pembroke Pines	FL	33027	Hospitality	Limited Service	2015		127	Rooms	124,063	15,800,000	15,755,996
27	Forest Pointe Apartments	WFB		1906 Guess Road	Durham	NC	27705	Multifamily	Garden	1955	2017	223	Units	68,161	15,200,000	15,200,000
28	Midland Self Storage & Portland Business Park Portfolio	BANA		Various	Tacoma	WA	98445	Various	Various	Various		172,582	Sq. Ft.	88	15,150,000	15,150,000
28.01	Midland Self Storage	BANA		1802 112th Street	Tacoma	WA	98445	Self Storage	Self Storage	2009		86,870	Sq. Ft.		9,595,917	9,595,917
28.02	Portland Business Park	BANA		1822, 1824, 1826, 1828 and 1830 112th Street East	Tacoma	WA	98445	Mixed Use	Office/Industrial	2004		85,712	Sq. Ft.		5,554,083	5,554,083
29	Chroma Apartments	WFB		4001-4041 Chouteau Avenue	St. Louis	MO	63110	Multifamily	Garden	2018		235	Units	212,766	15,000,000	15,000,000
30	Waterside Center 3110	WFB		3110 East Guasti Road	Ontario	CA	91761	Office	Suburban	2005		91,683	Sq. Ft.	163	14,970,000	14,970,000
31	Sacramento Office Portfolio	BANA		Various	Various	CA	Various	Various	Various	Various	Various	496,693	Sq. Ft.	99	14,400,000	14,400,000
31.01	Royal Oaks Campus	BANA		2000 & 2005 Evergreen Street	Sacramento	CA	95815	Office	Suburban	1980	1998	257,812	Sq. Ft.		7,218,589	7,218,589
31.02	Lennane Campus	BANA		3701 North Freeway Boulevard; 3901 and 3927 Lennane Drive	Sacramento	CA	95834	Office	Suburban	1989	2008	160,200	Sq. Ft.		4,598,451	4,598,451
31.03	West Sacramento Campus	BANA		3500 Industrial Boulevard	West Sacramento	CA	95691	Industrial	Flex	2007		78,681	Sq. Ft.		2,582,960	2,582,960
32	Canoga Park	MSMCH		8201, 8225, and 8230 Topanga Canyon Boulevard and 22030 Roscoe Boulevard	Los Angeles	CA	91304	Retail	Anchored	1962	2004	97,133	Sq. Ft.	144	14,000,000	13,979,687
33	Copperwood Business Center	WFB		3365, 3375 and 3385 Mission Avenue & 101, 102, 105, 106, 110 Copperwood Way	Oceanside	CA	92058	Industrial	Flex	1984		140,942	Sq. Ft.	93	13,130,000	13,130,000
34	Fountain Lake Townhome Apartments	MSMCH		4702 South 302nd Lane	Auburn	WA	98001	Multifamily	Townhouse	1985		96	Units	119,792	11,500,000	11,500,000
35	Campus Walk Chico Apartments	BANA		330 Nord Avenue	Chico	CA	95926	Multifamily	Student Housing	2018		174	Beds	64,655	11,250,000	11,250,000
36	Upper Manhattan & Astoria Portfolio	BANA		Various	Various	NY	Various	Various	Various	Various	Various	124	Units	89,919	11,150,000	11,150,000
36.01	419 West 128th Street	BANA		419 West 128th Street	New York	NY	10027	Multifamily	Mid Rise	1920		29	Units		2,379,289	2,379,289
36.02	533 West 151st Street	BANA		533 West 151st Street	New York	NY	10031	Multifamily	Mid Rise	1910		20	Units		2,099,372	2,099,372
36.03	517 West 169th Street	BANA		517 West 169th Street	New York	NY	10032	Multifamily	Mid Rise	1912	1988	30	Units		2,052,720	2,052,720
36.04	502 West 143rd Street	BANA		502 West 143rd Street	New York	NY	10031	Multifamily	Mid Rise	1920		24	Units		1,866,109	1,866,109
36.05	23-02 36th Ave Street	BANA		23-02 36th Avenue	Astoria	NY	11106	Retail	Unanchored	1931	1996	5	Units		1,726,150	1,726,150
36.06	507 West 168th Street	BANA		507 West 168th Street	New York	NY	10032	Multifamily	Mid Rise	1910	1939	16	Units		1,026,360	1,026,360
37	Southern CVS Portfolio	BANA		Various	Various	Various	Various	Retail	Single Tenant	Various		38,070	Sq. Ft.	289	11,000,000	11,000,000
37.01	CVS Lenexa	BANA		10050 Woodland Road	Lenexa	KS	66220	Retail	Single Tenant	2009		13,225	Sq. Ft.		3,950,000	3,950,000
37.02	CVS Ocean Springs	BANA		2190 Bienville Boulevard	Ocean Springs	MS	39564	Retail	Single Tenant	2008		11,945	Sq. Ft.		3,560,000	3,560,000
37.03	CVS Hoover	BANA		1881 Chace Drive	Birmingham	AL	35244	Retail	Single Tenant	2009		12,900	Sq. Ft.		3,490,000	3,490,000
38	440 East 79th Street Owners Corp.	NCB		440 East 79th Street	New York	NY	10075	Multifamily	Cooperative	1955	1989	204	Units	51,392	10,500,000	10,483,982
39	One Executive Center	MSMCH		8500 Menaul Boulevard Northeast	Albuquerque	NM	87112	Office	Suburban	1979	2019	113,962	Sq. Ft.	92	10,465,000	10,465,000
40	Best Storage - Henderson, NV	WFB		3290 East Oleta Avenue	Henderson	NV	89074	Self Storage	Self Storage	2000		123,647	Sq. Ft.	81	10,000,000	10,000,000
41	310/312 East 23rd Apartment Corp.	NCB		310-312 East 23rd Street	New York	NY	10010	Multifamily	Cooperative	1901	1993	134	Units	68,176	9,150,000	9,135,614
42	Crest Manor Housing Corporation	NCB		377 North Broadway	Yonkers	NY	10701	Multifamily	Cooperative	1969	2009	159	Units	56,517	9,000,000	8,986,243
43	Piper Townhomes	BANA		10544 Clubhouse Drive	Kansas City	KS	66109	Multifamily	Townhouse	2013		80	Units	107,625	8,610,000	8,610,000
44	Proguard Self Storage - Houston	BANA		3770 Center Street	Houston	TX	77007	Self Storage	Self Storage	2007		76,587	Sq. Ft.	111	8,520,000	8,520,000
45	Cameo House Owners, Inc.	NCB		300 Martine Avenue	White Plains	NY	10601	Multifamily	Cooperative	1905	2004	102	Units	83,204	8,500,000	8,486,849
46	Rocky Point Owners, Inc.	NCB		63 Rocky Point Yaphank Road	Rocky Point	NY	11778	Multifamily	Cooperative	1970	2019	183	Units	45,862	8,400,000	8,392,798
47	Berkley Owners Corp.	NCB		170 West 74th Street	New York	NY	10023	Multifamily	Cooperative	1911	2018	152	Units	52,585	8,000,000	7,992,930
48	TownePlace Suites - Whitefish	BANA		300 Akers Lane	Whitefish	MT	59937	Hospitality	Limited Service	2018		81	Rooms	96,296	7,800,000	7,800,000
49	Mr. Stor All Self Storage - Sonora	BANA		20828 Longeway Road	Sonora	CA	95370	Self Storage	Self Storage	1980		101,575	Sq. Ft.	77	7,800,000	7,800,000
50	Mars Evans Self Storage	MSMCH		1170 Mars-Evans City Road	Mars	PA	16046	Self Storage	Self Storage	2004	2018	182,219	Sq. Ft.	42	7,625,000	7,625,000
51	Springhill Suites - Punta Gorda	BANA		101 Harborside Avenue	Punta Gorda	FL	33950	Hospitality	Limited Service	2018		104	Rooms	73,077	7,600,000	7,600,000
52	Guardian Self Storage - Longmont	BANA		721 S. Emery Street	Longmont	CO	80501	Self Storage	Self Storage	2016		74,448	Sq. Ft.	101	7,500,000	7,500,000
53	Chateau Villa Corp.	NCB		390-430 Maryland Avenue	Staten Island	NY	10305	Multifamily	Cooperative	1972	2015	179	Units	38,234	6,850,000	6,843,818
54	1295 Fulton Street	MSMCH		1293-1295 Fulton Street	Brooklyn	NY	11216	Mixed Use	Office/Retail	1931	2015	17,850	Sq. Ft.	364	6,500,000	6,500,000
55	The Redwoods at Mather Station	MSMCH		2828 La Loma Drive	Rancho Cordova	CA	95670	Multifamily	Garden	1973		75	Units	86,667	6,500,000	6,500,000
56	Shops at St Tropez	MSMCH		152, 202 and 252 Sunny Isles Boulevard	Sunny Isles Beach	FL	33160	Retail	Unanchored	2010		27,745	Sq. Ft.	216	6,000,000	6,000,000
57	245 West 104th Street Housing Corporation	NCB		245 West 104th Street a/k/a 2721-2729 Broadway	New York	NY	10025	Multifamily	Cooperative	1926	1999	75	Units	79,874	6,000,000	5,990,529
58	1100 Concourse Tenants Corp.	NCB		1100 Grand Concourse	Bronx	NY	10456	Multifamily	Cooperative	1927	2015	72	Units	80,431	5,800,000	5,791,026
59	56 Hialeah Apartments	BANA		1805, 1815, 1825, 1875 & 1885 West 56th Street	Hialeah	FL	33012	Multifamily	Garden	1972	2006	122	Units	45,082	5,500,000	5,500,000
60	Hillcrest Point Apartments Owners, Corp.	NCB		1-296 Sneden Place West	Spring Valley	NY	10977	Multifamily	Cooperative	1972	1998	293	Units	18,743	5,500,000	5,491,745
61	Shield Self Storage - North Las Vegas	BANA		4430 Simmons Street	North Las Vegas	NV	89031	Self Storage	Self Storage	1994		55,607	Sq. Ft.	98	5,450,000	5,450,000
62	University Courtyard Apartments	MSMCH		455 South 2nd East	Rexburg	ID	83440	Multifamily	Garden	2003		94	Units	56,915	5,350,000	5,350,000
63	82-90 Caryl Avenue Owners Corp.	NCB		82-90 Caryl Avenue	Yonkers	NY	10705	Multifamily	Cooperative	1923	1990	60	Units	67,439	4,050,000	4,046,323
64	Hinesburg Center	MSMCH		10240 Hinesburg Road, 22, 32, 42, 52 Farmall Drive; 30 Kaileys Way	Hinesburg	VT	05461	Mixed Use	Multifamily/Retail	2013		23	Units	160,473	3,700,000	3,690,884
65	270 North Broadway Tenants Corp.	NCB		270 North Broadway	Yonkers	NY	10701	Multifamily	Cooperative	1955	2017	58	Units	60,290	3,500,000	3,496,794
66	Bronxville Gardens Co-operative Apartments Corp.	NCB		1 Georgia Avenue and 2 Louisiana Avenue	Yonkers	NY	10708	Multifamily	Cooperative	1955	1994	101	Units	34,621	3,500,000	3,496,766
67	52 Warren Street Owners Inc.	NCB		52 Warren Street	New York	NY	10007	Multifamily	Cooperative	1858	2018	8	Units	375,000	3,000,000	3,000,000
68	The Casino Mansions Company	NCB		200 Hicks Street and 34-36 Pierrepont Street	Brooklyn	NY	11201	Multifamily	Cooperative	1885	2010	20	Units	149,768	3,000,000	2,995,368
69	Picasso Way Owners, Inc.	NCB		Middle Country Road and Picasso Way	Middle Island	NY	11953	Multifamily	Cooperative	1970	2003	130	Units	21,275	2,770,000	2,765,740
70	555 Owners Corp.	NCB		555 Bronx River Road and 108 Crescent Place	Yonkers	NY	10704	Multifamily	Cooperative	1956	1999	96	Units	26,003	2,500,000	2,496,301
71	120 W. 70 Owners Corp.	NCB		120 West 70th Street	New York	NY	10023	Multifamily	Cooperative	1917	1999	36	Units	55,556	2,000,000	2,000,000
72	2 Grove Street Apartment Corporation	NCB		2 Grove Street	New York	NY	10014	Multifamily	Cooperative	1938	1990	34	Units	43,982	1,500,000	1,495,389
73	Littlepark House Corp.	NCB		30 East 10th Street	New York	NY	10003	Multifamily	Cooperative	1909	2013	22	Units	65,807	1,450,000	1,447,757
74	79 Barrow Street Owners Corp.	NCB		79 Barrow Street	New York	NY	10014	Multifamily	Cooperative	1906	2005	17	Units	82,182	1,400,000	1,397,100
75	340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp.	NCB		340 East 83rd Street	New York	NY	10028	Multifamily	Cooperative	1910	2018	22	Units	59,001	1,300,000	1,298,033
76	6035 Broadway Owners Corp.	NCB		6035 Broadway	Bronx	NY	10471	Multifamily	Cooperative	1960	1999	103	Units	12,534	1,300,000	1,291,037
77	32 Downing Owners Corp.	NCB		32 Downing Street	New York	NY	10014	Multifamily	Cooperative	1910	2008	20	Units	49,924	1,000,000	998,487

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Operating Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method
1	55 Hudson Yards	6.1%	100,000,000	N	11/21/2019	1/6/2020	12/6/2029		12/6/2029		2.95000%	0.00071%	0.00472%	0.00375%	0.00050%	0.00025%	2.94007%	Actual/360
2	1633 Broadway	6.1%	100,000,000	N	11/25/2019	1/6/2020	12/6/2029		12/6/2029		2.99000%	0.00071%	0.00472%	0.00375%	0.00050%	0.00025%	2.98007%	Actual/360
3	Bellagio Hotel and Casino	6.1%	100,000,000	N	11/15/2019	1/5/2020	12/5/2029		12/5/2029		3.17015%	0.00071%	0.00472%	0.00375%	0.00050%	0.00025%	3.16022%	Actual/360
4	545 Washington Boulevard	5.0%	81,285,000	N	1/6/2020	3/5/2020	2/5/2030		2/5/2030		3.40500%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.39382%	Actual/360
5	Jackson Park	4.6%	75,000,000	N	9/27/2019	11/10/2019	10/10/2029		10/10/2029		3.25000%	0.00071%	0.00472%	0.00375%	0.00050%	0.00025%	3.24007%	Actual/360
6	Kings Plaza	4.6%	75,000,000	N	12/3/2019	2/1/2020	1/1/2030		1/1/2030		3.35880%	0.00071%	0.00472%	0.00375%	0.00050%	0.00025%	3.34887%	Actual/360
7	1412 Broadway	4.3%	70,000,000	N	11/25/2019	1/1/2020	12/1/2029		12/1/2029		3.61000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.59882%	Actual/360
8	Houston-Austin Multifamily Portfolio	4.2%	68,000,000	N	12/16/2019	2/1/2020	1/1/2030		1/1/2030		3.80000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.78882%	Actual/360
8.01	Treehouse Apartments	1.8%
8.02	Waterstone Place Apartments	1.3%
8.03	Stonecreek Apartments	1.1%
9	Parklawn Building	4.0%	65,400,000	N	10/25/2019	12/1/2019	11/1/2029		11/1/2029		3.39800%	0.00071%	0.00472%	0.01250%	0.00050%	0.00025%	3.37932%	Actual/360
10	Hilton Denver Dual Brand Hotel	3.3%	54,650,000	N	11/21/2019	1/11/2020	12/11/2026		12/11/2026		3.88200%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.87082%	Actual/360
11	Park Tower at Transbay	3.1%	50,000,000	Y	7/23/2019	9/1/2019	8/1/2029		8/1/2029	8/1/2034	3.45000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.43882%	Actual/360
12	560 Mission Street	3.1%	50,000,000	N	12/5/2019	1/6/2020	12/6/2029		12/6/2029		2.58900%	0.00071%	0.00472%	0.00375%	0.00050%	0.00025%	2.57907%	Actual/360
13	Powered Shell Portfolio - Sterling	3.0%	48,900,000	N	12/5/2019	2/1/2020	1/1/2030		1/6/2030		3.26780%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.25662%	Actual/360
13.01	45305 West Severn Way (DC-22)	1.5%
13.02	45295 West Severn Way (DC-21)	1.5%
14	Stop & Shop Portfolio	2.8%	45,000,000	N	12/18/2019	2/1/2020	1/1/2030		1/1/2030		3.44500%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.43382%	Actual/360
14.01	Stop & Shop - Malden	0.8%
14.02	Stop & Shop - Swampscott	0.7%
14.03	Stop & Shop - Framingham	0.6%
14.04	Stop & Shop - Bristol	0.6%
15	3900 Camelback	2.3%	37,450,000	N	11/15/2019	1/1/2020	12/1/2029		12/1/2029		3.48000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.46882%	Actual/360
16	Springhill Suites - Charlotte Uptown	1.8%	29,500,000	N	12/6/2019	2/1/2020	1/1/2030		1/1/2030		3.45500%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.44382%	Actual/360
17	Woodbridge Crossing	1.7%	27,750,000	N	11/20/2019	1/1/2020	12/1/2029		12/1/2029		3.52500%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.51382%	Actual/360
18	Innocor Industrial Portfolio	1.6%	26,940,000	N	12/23/2019	2/6/2020	1/6/2030		1/6/2030		3.75000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.73882%	Actual/360
18.01	1750 West Downs Drive	0.5%
18.02	122 Parker Street	0.4%
18.03	1700 West Downs Drive	0.4%
18.04	1850 West Downs Drive	0.2%
18.05	1200 Rink Street	0.1%
19	Carson Town Center	1.6%	26,250,000	N	12/24/2019	2/11/2020	1/11/2030		1/11/2030		4.07000%	0.00071%	0.00472%	0.02250%	0.00050%	0.00025%	4.04132%	Actual/360
20	Marriott - Bakersfield	1.5%	22,350,328	N	9/3/2019	11/1/2019	10/1/2024	11/1/2024	10/1/2029		3.83000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.81882%	Actual/360
21	Folsom Gateway	1.3%	21,000,000	N	12/4/2019	2/1/2020	1/1/2030		1/1/2030		3.49000%	0.00071%	0.00472%	0.03500%	0.00050%	0.00025%	3.44882%	Actual/360
22	280 South Beverly Drive	1.2%	20,000,000	N	1/7/2020	2/11/2020	1/11/2030		1/11/2030		3.60500%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.59382%	Actual/360
23	Springhill Suites - Ballantyne	1.0%	17,000,000	N	12/6/2019	2/1/2020	1/1/2030		1/1/2030		3.42500%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.41382%	Actual/360
24	Anza Hotel	1.0%	17,000,000	N	12/12/2019	2/1/2020	1/1/2030		1/1/2030		3.71000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.69882%	Actual/360
25	Fairfield Inn & Suites Ft Lauderdale	1.0%	12,830,496	N	12/6/2019	1/11/2020		1/11/2020	12/11/2029		3.79000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.77882%	Actual/360
26	Fairfield Inn & Suites Pembroke Pines	1.0%	12,456,026	N	12/6/2019	1/11/2020		1/11/2020	12/11/2029		3.79000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.77882%	Actual/360
27	Forest Pointe Apartments	0.9%	15,200,000	N	12/2/2019	1/11/2020	12/11/2029		12/11/2029		3.67000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.65882%	Actual/360
28	Midland Self Storage & Portland Business Park Portfolio	0.9%	15,150,000	N	11/25/2019	1/1/2020	12/1/2029		12/1/2029		3.25000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.23882%	Actual/360
28.01	Midland Self Storage	0.6%
28.02	Portland Business Park	0.3%
29	Chroma Apartments	0.9%	15,000,000	N	11/4/2019	12/11/2019	11/11/2029		11/11/2029		3.96200%	0.00071%	0.00472%	0.00375%	0.00050%	0.00025%	3.95207%	Actual/360
30	Waterside Center 3110	0.9%	13,532,161	N	12/10/2019	1/11/2020	12/11/2024	1/11/2025	12/11/2029		3.77200%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.76082%	Actual/360
31	Sacramento Office Portfolio	0.9%	14,400,000	N	10/17/2019	12/1/2019	11/1/2029		11/1/2029		3.36300%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.35182%	Actual/360
31.01	Royal Oaks Campus	0.4%
31.02	Lennane Campus	0.3%
31.03	West Sacramento Campus	0.2%
32	Canoga Park	0.9%	10,952,382	N	12/19/2019	2/1/2020		2/1/2020	1/1/2030		3.58500%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.57382%	Actual/360
33	Copperwood Business Center	0.8%	13,130,000	N	11/22/2019	1/11/2020	12/11/2029		12/11/2029		3.78000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.76882%	Actual/360
34	Fountain Lake Townhome Apartments	0.7%	11,500,000	N	12/5/2019	2/1/2020	1/1/2030		1/1/2030		3.30000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.28882%	Actual/360
35	Campus Walk Chico Apartments	0.7%	10,255,693	N	12/20/2019	2/1/2020	1/1/2025	2/1/2025	1/1/2030		4.27000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	4.25882%	Actual/360
36	Upper Manhattan & Astoria Portfolio	0.7%	11,150,000	N	11/27/2019	1/1/2020	12/1/2029		12/1/2029		3.80000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.78882%	Actual/360
36.01	419 West 128th Street	0.1%
36.02	533 West 151st Street	0.1%
36.03	517 West 169th Street	0.1%
36.04	502 West 143rd Street	0.1%
36.05	23-02 36th Ave Street	0.1%
36.06	507 West 168th Street	0.1%
37	Southern CVS Portfolio	0.7%	9,752,856	Y	12/10/2019	2/1/2020	1/1/2021	2/1/2021	1/1/2027	7/1/2031	4.00000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.98882%	Actual/360
37.01	CVS Lenexa	0.2%
37.02	CVS Ocean Springs	0.2%
37.03	CVS Hoover	0.2%
38	440 East 79th Street Owners Corp.	0.6%	8,137,929	N	12/17/2019	2/1/2020		2/1/2020	1/1/2030		3.34000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.25382%	Actual/360
39	One Executive Center	0.6%	10,465,000	N	11/13/2019	1/1/2020	12/1/2029		12/1/2029		3.85500%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.84382%	Actual/360
40	Best Storage - Henderson, NV	0.6%	9,030,316	N	12/11/2019	1/11/2020	12/11/2024	1/11/2025	12/11/2029		3.71400%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.70282%	Actual/360
41	310/312 East 23rd Apartment Corp.	0.6%	7,050,413	N	12/18/2019	2/1/2020		2/1/2020	1/1/2030		3.19000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.10382%	Actual/360
42	Crest Manor Housing Corporation	0.5%	6,972,676	N	12/23/2019	2/1/2020		2/1/2020	1/1/2030		3.33000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.24382%	Actual/360
43	Piper Townhomes	0.5%	7,209,246	N	11/6/2019	1/1/2020	12/1/2021	1/1/2022	12/1/2029		3.78800%	0.00071%	0.00472%	0.05250%	0.00050%	0.00025%	3.72932%	Actual/360
44	Proguard Self Storage - Houston	0.5%	8,520,000	N	12/5/2019	2/1/2020	1/1/2025		1/1/2025		4.00800%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.99682%	Actual/360
45	Cameo House Owners, Inc.	0.5%	6,570,023	N	12/30/2019	2/1/2020		2/1/2020	1/1/2030		3.27000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.18382%	Actual/360
46	Rocky Point Owners, Inc.	0.5%	7,297,585	N	12/26/2019	2/1/2020		2/1/2020	1/1/2030		3.51000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.42382%	Actual/360
47	Berkley Owners Corp.	0.5%	6,927,291	N	12/18/2019	2/1/2020		2/1/2020	1/1/2030		3.41000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.32382%	Actual/360
48	TownePlace Suites - Whitefish	0.5%	6,718,890	N	11/21/2019	1/1/2020	12/1/2022	1/1/2023	12/1/2029		3.82900%	0.00071%	0.00472%	0.07250%	0.00050%	0.00025%	3.75032%	Actual/360
49	Mr. Stor All Self Storage - Sonora	0.5%	7,800,000	N	12/5/2019	2/1/2020	1/1/2030		1/1/2030		3.67900%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.66782%	Actual/360
50	Mars Evans Self Storage	0.5%	7,625,000	N	12/5/2019	2/1/2020	1/1/2030		1/1/2030		3.72000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.70882%	Actual/360
51	Springhill Suites - Punta Gorda	0.5%	7,600,000	N	12/12/2019	2/1/2020	1/1/2030		1/1/2030		3.42600%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.41482%	Actual/360
52	Guardian Self Storage - Longmont	0.5%	7,500,000	N	11/22/2019	1/1/2020	12/1/2029		12/1/2029		3.55900%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.54782%	Actual/360
53	Chateau Villa Corp.	0.4%	5,917,699	N	12/17/2019	2/1/2020		2/1/2020	1/1/2030		3.34000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.25382%	Actual/360
54	1295 Fulton Street	0.4%	6,500,000	N	12/19/2019	2/1/2020	1/1/2030		1/1/2030		3.61000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.59882%	Actual/360
55	The Redwoods at Mather Station	0.4%	6,500,000	N	12/16/2019	2/1/2020	1/1/2030		1/1/2030		4.09000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	4.07882%	Actual/360
56	Shops at St Tropez	0.4%	6,000,000	N	12/23/2019	2/1/2020	1/1/2030		1/1/2030		3.72000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.70882%	Actual/360
57	245 West 104th Street Housing Corporation	0.4%	4,619,601	N	12/13/2019	2/1/2020		2/1/2020	1/1/2030		3.17000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.08382%	Actual/360
58	1100 Concourse Tenants Corp.	0.4%	4,483,074	N	12/12/2019	2/1/2020		2/1/2020	1/1/2030		3.27000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.18382%	Actual/360
59	56 Hialeah Apartments	0.3%	4,754,330	N	11/26/2019	1/1/2020	12/1/2022	1/1/2023	12/1/2029		3.97100%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.95982%	Actual/360
60	Hillcrest Point Apartments Owners, Corp.	0.3%	4,275,849	N	12/20/2019	2/1/2020		2/1/2020	1/1/2030		3.42000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.33382%	Actual/360
61	Shield Self Storage - North Las Vegas	0.3%	4,943,024	N	11/20/2019	1/1/2020	12/1/2024	1/1/2025	12/1/2029		3.96500%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	3.95382%	Actual/360
62	University Courtyard Apartments	0.3%	5,350,000	N	11/26/2019	1/1/2020	12/1/2029		12/1/2029		4.09000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	4.07882%	Actual/360
63	82-90 Caryl Avenue Owners Corp.	0.2%	3,496,444	N	12/27/2019	2/1/2020		2/1/2020	1/1/2030		3.32000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.23382%	Actual/360
64	Hinesburg Center	0.2%	2,977,241	N	11/26/2019	1/1/2020		1/1/2020	12/1/2029		4.36000%	0.00071%	0.00472%	0.00500%	0.00050%	0.00025%	4.34882%	Actual/360
65	270 North Broadway Tenants Corp.	0.2%	3,018,573	N	12/30/2019	2/1/2020		2/1/2020	1/1/2030		3.29000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.20382%	Actual/360
66	Bronxville Gardens Co-operative Apartments Corp.	0.2%	3,015,517	N	12/27/2019	2/1/2020		2/1/2020	1/1/2030		3.26000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.17382%	Actual/360
67	52 Warren Street Owners Inc.	0.2%	3,000,000	N	12/19/2019	2/1/2020	1/1/2030		1/1/2030		3.34000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.25382%	Actual/360
68	The Casino Mansions Company	0.2%	2,319,731	N	12/12/2019	2/1/2020		2/1/2020	1/1/2030		3.28000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.19382%	Actual/360
69	Picasso Way Owners, Inc.	0.2%	2,143,547	N	12/18/2019	2/1/2020		2/1/2020	1/1/2030		3.30000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.21382%	Actual/360
70	555 Owners Corp.	0.2%	1,948,764	N	12/30/2019	2/1/2020		2/1/2020	1/1/2030		3.49000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.40382%	Actual/360
71	120 W. 70 Owners Corp.	0.1%	2,000,000	N	12/27/2019	2/1/2020	1/1/2030		1/1/2030		3.32000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.23382%	Actual/360
72	2 Grove Street Apartment Corporation	0.1%	1,161,263	N	11/26/2019	1/1/2020		1/1/2020	12/1/2029		3.31000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.22382%	Actual/360
73	Littlepark House Corp.	0.1%	1,120,768	N	12/17/2019	2/1/2020		2/1/2020	1/1/2030		3.27000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.18382%	Actual/360
74	79 Barrow Street Owners Corp.	0.1%	978,142	N	12/20/2019	2/1/2020		2/1/2020	1/1/2030		3.26000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.17382%	Actual/360
75	340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp.	0.1%	1,009,106	N	12/27/2019	2/1/2020		2/1/2020	1/1/2030		3.38000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.29382%	Actual/360
76	6035 Broadway Owners Corp.	0.1%	4,342	N	12/30/2019	2/1/2020		2/1/2020	1/1/2030		3.45000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.36382%	Actual/360
77	32 Downing Owners Corp.	0.1%	776,235	N	12/19/2019	2/1/2020		2/1/2020	1/1/2030		3.38000%	0.00071%	0.00472%	0.08000%	0.00050%	0.00025%	3.29382%	Actual/360

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)
1	55 Hudson Yards	249,930.56	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),GRTR 1% or YM or D(87),O(7)	0
2	1633 Broadway	253,319.44	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(87),O(7)	0
3	Bellagio Hotel and Casino	267,848.58	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	GRTR 0.5% or YM(26),GRTR 0.5% or YM or D(87),O(7)	0
4	545 Washington Boulevard	233,849.61	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(89),O(7)	0
5	Jackson Park	205,946.18	Interest-only, Balloon	Actual/360	120	116	120	116	0	0	4	L(28),D(85),O(7)	0
6	Kings Plaza	213,423.75	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),GRTR 1% or YM(90),O(5)	0
7	1412 Broadway	213,508.10	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(89),O(5)	0
8	Houston-Austin Multifamily Portfolio	218,324.07	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(23),GRTR 1% or YM(92),O(5)	5
8.01	Treehouse Apartments
8.02	Waterstone Place Apartments
8.03	Stonecreek Apartments
9	Parklawn Building	187,763.10	Interest-only, Balloon	Actual/360	120	117	120	117	0	0	3	L(27),D(87),O(6)	5
10	Hilton Denver Dual Brand Hotel	179,739.30	Interest-only, Balloon	Actual/360	84	82	84	82	0	0	2	L(24),GRTR 1% or YM(53),O(7)	0
11	Park Tower at Transbay	145,746.53	Interest-only, ARD	Actual/360	120	114	120	114	0	0	6	L(23),YM(90),O(7)	5 days once per a 12-month period
12	560 Mission Street	109,373.26	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),GRTR 1% or YM or D(87),O(7)	0
13	Powered Shell Portfolio - Sterling	135,012.33	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	GRTR 0.5% or YM(25),GRTR 0.5% or YM or D(89),O(6)	5
13.01	45305 West Severn Way (DC-22)
13.02	45295 West Severn Way (DC-21)
14	Stop & Shop Portfolio	130,981.77	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),GRTR 1% or YM(91),O(4)	5
14.01	Stop & Shop - Malden
14.02	Stop & Shop - Swampscott
14.03	Stop & Shop - Framingham
14.04	Stop & Shop - Bristol
15	3900 Camelback	110,113.40	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(89),O(5)	5
16	Springhill Suites - Charlotte Uptown	86,115.08	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0
17	Woodbridge Crossing	82,647.79	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	5
18	Innocor Industrial Portfolio	85,356.77	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),GRTR 1% or YM or D(89),O(6)	0
18.01	1750 West Downs Drive
18.02	122 Parker Street
18.03	1700 West Downs Drive
18.04	1850 West Downs Drive
18.05	1200 Rink Street
19	Carson Town Center	90,515.10	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0
20	Marriott - Bakersfield	115,513.70	Interest-only, Amortizing Balloon	Actual/360	120	116	60	56	360	360	4	L(28),D(88),O(4)	0
21	Folsom Gateway	61,923.26	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(90),O(5)	4
22	280 South Beverly Drive	61,084.72	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0
23	Springhill Suites - Ballantyne	49,194.73	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0
24	Anza Hotel	53,288.31	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	4
25	Fairfield Inn & Suites Ft Lauderdale	75,741.94	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0
26	Fairfield Inn & Suites Pembroke Pines	73,531.35	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0
27	Forest Pointe Apartments	47,261.44	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	0
28	Midland Self Storage & Portland Business Park Portfolio	41,601.13	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	4
28.01	Midland Self Storage
28.02	Portland Business Park
29	Chroma Apartments	50,350.42	Interest-only, Balloon	Actual/360	120	117	120	117	0	0	3	L(27),D(89),O(4)	0
30	Waterside Center 3110	69,515.42	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(26),GRTR 1% or YM(90),O(4)	0
31	Sacramento Office Portfolio	40,916.50	Interest-only, Balloon	Actual/360	120	117	120	117	0	0	3	L(27),D(88),O(5)	3
31.01	Royal Oaks Campus
31.02	Lennane Campus
31.03	West Sacramento Campus
32	Canoga Park	63,532.40	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	5
33	Copperwood Business Center	42,048.83	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(87),O(7)	0
34	Fountain Lake Townhome Apartments	32,064.24	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(90),O(5)	5
35	Campus Walk Chico Apartments	55,475.04	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(90),O(5)	4
36	Upper Manhattan & Astoria Portfolio	35,798.73	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),GRTR 1% or YM(90),O(4)	4
36.01	419 West 128th Street
36.02	533 West 151st Street
36.03	517 West 169th Street
36.04	502 West 143rd Street
36.05	23-02 36th Ave Street
36.06	507 West 168th Street
37	Southern CVS Portfolio	52,515.68	Interest-only, Amortizing ARD	Actual/360	84	83	12	11	360	360	1	L(25),D(52),O(7)	4
37.01	CVS Lenexa
37.02	CVS Ocean Springs
37.03	CVS Hoover
38	440 East 79th Street Owners Corp.	46,216.92	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10
39	One Executive Center	34,085.74	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(24),GRTR 1% or YM(92),O(4)	5
40	Best Storage - Henderson, NV	46,107.52	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(26),D(90),O(4)	0
41	310/312 East 23rd Apartment Corp.	39,520.69	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10
42	Crest Manor Housing Corporation	39,564.82	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10
43	Piper Townhomes	40,060.13	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2	L(26),D(90),O(4)	4
44	Proguard Self Storage - Houston	28,852.03	Interest-only, Balloon	Actual/360	60	59	60	59	0	0	1	L(25),D(30),O(5)	4
45	Cameo House Owners, Inc.	37,085.90	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10
46	Rocky Point Owners, Inc.	32,591.24	Amortizing Balloon		120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10
47	Berkley Owners Corp.	30,560.94	Amortizing Balloon		120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10
48	TownePlace Suites - Whitefish	36,473.56	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)	4
49	Mr. Stor All Self Storage - Sonora	24,245.63	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),GRTR 1% or YM or D(88),O(7)	4
50	Mars Evans Self Storage	23,965.80	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	5
51	Springhill Suites - Punta Gorda	21,999.36	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	4
52	Guardian Self Storage - Longmont	22,552.69	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	4
53	Chateau Villa Corp.	25,882.98	Amortizing Balloon		120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10
54	1295 Fulton Street	19,825.75	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(88),O(7)	5
55	The Redwoods at Mather Station	22,461.86	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(23),GRTR 1% or YM(93),O(4)	5
56	Shops at St Tropez	18,858.33	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(90),O(5)	5
57	245 West 104th Street Housing Corporation	25,849.66	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10
58	1100 Concourse Tenants Corp.	25,305.68	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10
59	56 Hialeah Apartments	26,165.97	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)	4
60	Hillcrest Point Apartments Owners, Corp.	24,452.50	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10
61	Shield Self Storage - North Las Vegas	25,909.28	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(26),GRTR 1% or YM or D(87),O(7)	4
62	University Courtyard Apartments	18,487.84	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	5
63	82-90 Caryl Avenue Owners Corp.	15,255.13	Amortizing Balloon		120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10
64	Hinesburg Center	18,440.83	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	5
65	270 North Broadway Tenants Corp.	13,121.42	Amortizing Balloon		120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10
66	Bronxville Gardens Co-operative Apartments Corp.	13,059.54	Amortizing Balloon		120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10
67	52 Warren Street Owners Inc.	8,489.17	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	GRTR 1% or YM(113),1%(3),O(4)	10
68	The Casino Mansions Company	13,105.64	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10
69	Picasso Way Owners, Inc.	12,131.36	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10
70	555 Owners Corp.	11,212.17	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10
71	120 W. 70 Owners Corp.	5,625.56	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	GRTR 1% or YM(113),1%(3),O(4)	10
72	2 Grove Street Apartment Corporation	6,577.59	Amortizing Balloon		120	118	0	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10
73	Littlepark House Corp.	6,326.42	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10
74	79 Barrow Street Owners Corp.	6,829.83	Amortizing Balloon		120	119	0	0	300	299	1	GRTR 1% or YM(113),1%(3),O(4)	10
75	340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp.	5,750.85	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10
76	6035 Broadway Owners Corp.	12,824.74	Fully Amortizing		120	119	0	0	120	119	1	GRTR 1% or YM(113),1%(3),O(4)	10
77	32 Downing Owners Corp.	4,423.73	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10
A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Grace Period Late (Days)	Appraised Value ($)(3)(4)	Appraisal Date(3)	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop-Coop Units	Coop-Sponsor/Investor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(3)(4)	U/W NCF DSCR (x)(3)(4)	Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)(4)	Cut-off Date U/W NOI Debt Yield(3)(4)
1	55 Hudson Yards	0	2,400,000,000	10/15/2019									3.67	3.53	39.4%	39.4%	11.0%
2	1633 Broadway	0	2,400,000,000	10/24/2019									3.92	3.83	41.7%	41.7%	11.9%
3	Bellagio Hotel and Casino	0	4,260,000,000	10/16/2019									8.80	8.42	39.3%	39.3%	28.3%
4	545 Washington Boulevard	0	410,000,000	10/16/2019									2.56	2.50	61.4%	61.4%	8.8%
5	Jackson Park	0	1,600,000,000	9/4/2019									3.94	3.92	34.4%	34.4%	13.0%
6	Kings Plaza	5	900,000,000	10/17/2019									3.13	3.06	54.1%	54.1%	10.7%
7	1412 Broadway	0	360,000,000	10/1/2019									2.05	1.92	58.3%	58.3%	7.5%
8	Houston-Austin Multifamily Portfolio	5	100,100,000	Various									1.98	1.91	67.9%	67.9%	7.6%
8.01	Treehouse Apartments		42,000,000	10/23/2019
8.02	Waterstone Place Apartments		32,000,000	10/24/2019
8.03	Stonecreek Apartments		26,100,000	10/24/2019
9	Parklawn Building	5	436,000,000	9/18/2019									2.73	2.68	60.0%	60.0%	9.4%
10	Hilton Denver Dual Brand Hotel	5	86,500,000	10/29/2019									3.15	2.81	63.2%	63.2%	12.4%
11	Park Tower at Transbay	5 days once per a 12-month period	1,120,000,000	10/1/2019									2.93	2.93	49.1%	49.1%	10.2%
12	560 Mission Street	5	842,000,000	10/31/2019									5.42	5.23	35.6%	35.6%	14.2%
13	Powered Shell Portfolio - Sterling	0	81,000,000	11/20/2019									2.85	2.73	60.4%	60.4%	9.4%
13.01	45305 West Severn Way (DC-22)		40,800,000	11/20/2019
13.02	45295 West Severn Way (DC-21)		40,200,000	11/20/2019
14	Stop & Shop Portfolio	0	73,600,000	Various									2.94	2.87	61.1%	61.1%	10.3%
14.01	Stop & Shop - Malden		22,500,000	11/7/2019
14.02	Stop & Shop - Swampscott		19,600,000	11/3/2019
14.03	Stop & Shop - Framingham		16,500,000	10/28/2019
14.04	Stop & Shop - Bristol		15,000,000	11/1/2019
15	3900 Camelback	0	55,000,000	10/18/2019									3.01	2.69	68.1%	68.1%	10.6%
16	Springhill Suites - Charlotte Uptown	0	57,500,000	11/1/2019									4.36	3.99	51.3%	51.3%	15.3%
17	Woodbridge Crossing	5	43,160,000	10/20/2019									3.42	3.20	64.3%	64.3%	12.2%
18	Innocor Industrial Portfolio	5	44,000,000	Various									2.69	2.46	61.2%	61.2%	10.2%
18.01	1750 West Downs Drive		14,200,000	10/4/2019
18.02	122 Parker Street		11,300,000	10/4/2019
18.03	1700 West Downs Drive		11,100,000	10/4/2019
18.04	1850 West Downs Drive		4,200,000	10/4/2019
18.05	1200 Rink Street		3,200,000	10/2/2019
19	Carson Town Center	0	40,900,000	11/7/2019									2.11	1.99	64.2%	64.2%	8.7%
20	Marriott - Bakersfield	0	39,000,000	8/9/2019									2.35	1.97	63.3%	57.3%	13.2%
21	Folsom Gateway	5	32,000,000	10/30/2019									3.10	2.81	65.6%	65.6%	11.0%
22	280 South Beverly Drive	0	34,500,000	11/8/2019									2.28	2.16	58.0%	58.0%	8.3%
23	Springhill Suites - Ballantyne	0	33,000,000	11/1/2019									4.74	4.32	51.5%	51.5%	16.4%
24	Anza Hotel	5	36,800,000	1/1/2021									4.32	3.90	46.2%	46.2%	16.2%
25	Fairfield Inn & Suites Ft Lauderdale	0	26,000,000	10/30/2019									2.18	1.97	62.4%	49.3%	12.2%
26	Fairfield Inn & Suites Pembroke Pines	0	24,000,000	10/30/2019									2.52	2.28	65.6%	51.9%	14.1%
27	Forest Pointe Apartments	0	23,530,000	10/14/2019									2.45	2.32	64.6%	64.6%	9.1%
28	Midland Self Storage & Portland Business Park Portfolio	0	27,550,000	Various									3.47	3.27	55.0%	55.0%	11.4%
28.01	Midland Self Storage		17,450,000	8/6/2019
28.02	Portland Business Park		10,100,000	8/15/2019
29	Chroma Apartments	0	73,000,000	8/23/2019									1.85	1.81	68.5%	68.5%	7.4%
30	Waterside Center 3110	0	22,100,000	10/4/2019									1.64	1.58	67.7%	61.2%	9.1%
31	Sacramento Office Portfolio	3	73,600,000	8/1/2019									3.28	2.98	67.1%	67.1%	11.2%
31.01	Royal Oaks Campus		36,890,000	7/31/2019
31.02	Lennane Campus		23,500,000	8/1/2019
31.03	West Sacramento Campus		13,200,000	7/30/2019
32	Canoga Park	5	33,700,000	10/17/2019									2.56	2.36	41.5%	32.5%	13.9%
33	Copperwood Business Center	0	20,200,000	7/9/2019									2.36	2.22	65.0%	65.0%	9.1%
34	Fountain Lake Townhome Apartments	0	25,300,000	7/10/2019									3.70	3.63	45.5%	45.5%	12.4%
35	Campus Walk Chico Apartments	5	19,000,000	10/22/2019									1.57	1.54	59.2%	54.0%	9.3%
36	Upper Manhattan & Astoria Portfolio	5	24,100,000	Various									2.32	2.19	46.3%	46.3%	9.0%
36.01	419 West 128th Street		5,100,000	7/12/2019
36.02	533 West 151st Street		4,300,000	7/12/2019
36.03	517 West 169th Street		4,400,000	7/12/2019
36.04	502 West 143rd Street		4,400,000	7/12/2019
36.05	23-02 36th Ave Street		3,700,000	7/5/2019
36.06	507 West 168th Street		2,200,000	7/12/2019
37	Southern CVS Portfolio	5	16,950,000	Various									1.83	1.81	64.9%	57.5%	10.5%
37.01	CVS Lenexa		6,250,000	9/20/2019
37.02	CVS Ocean Springs		5,400,000	9/24/2019
37.03	CVS Hoover		5,300,000	9/20/2019
38	440 East 79th Street Owners Corp.	10	182,100,000	7/31/2019	125,300,000	8.4%	15.2%	31	0	0	(113,917)	500,000	10.84	10.74	5.8%	4.5%	57.4%
39	One Executive Center	5	16,000,000	8/1/2019									3.02	2.58	65.4%	65.4%	11.8%
40	Best Storage - Henderson, NV	0	17,240,000	11/15/2019									1.71	1.68	58.0%	52.4%	9.4%
41	310/312 East 23rd Apartment Corp.	10	128,500,000	12/3/2019	56,300,000	16.2%	3.7%	5	0	0	9,431		5.40	5.34	7.1%	5.5%	28.0%
42	Crest Manor Housing Corporation	10	31,030,000	10/24/2019	33,200,000	27.1%	10.7%	0	14	3	106,795	500,000	4.32	4.20	29.0%	22.5%	22.8%
43	Piper Townhomes	5	11,475,000	8/29/2019									1.70	1.66	75.0%	62.8%	9.5%
44	Proguard Self Storage - Houston	5	14,200,000	10/17/2019									2.33	2.30	60.0%	60.0%	9.5%
45	Cameo House Owners, Inc.	10	48,900,000	11/12/2019	39,900,000	21.3%	2.0%	0	2	0	1 units =$3,208.68; 1 unit=NAV	500,000	5.00	4.93	17.4%	13.4%	26.2%
46	Rocky Point Owners, Inc.	10	17,990,000	12/4/2019	27,400,000	30.6%	1.1%	0	0	2		400,000	4.95	4.78	46.7%	40.6%	23.1%
47	Berkley Owners Corp.	10	81,800,000	11/19/2019	46,900,000	17.0%	49.3%	46	28	1	46 units =$320,542.32; 28 units=NAV	500,000	5.84	5.76	9.8%	8.5%	26.8%
48	TownePlace Suites - Whitefish	5	13,000,000	10/1/2019									2.24	1.99	60.0%	51.7%	12.5%
49	Mr. Stor All Self Storage - Sonora	5	12,000,000	10/22/2019									2.63	2.58	65.0%	65.0%	9.8%
50	Mars Evans Self Storage	5	12,100,000	10/23/2019									2.55	2.46	63.0%	63.0%	9.6%
51	Springhill Suites - Punta Gorda	5	20,000,000	10/3/2019									5.79	5.27	38.0%	38.0%	20.1%
52	Guardian Self Storage - Longmont	5	11,640,000	10/23/2019									2.45	2.42	64.4%	64.4%	8.8%
53	Chateau Villa Corp.	10	44,600,000	11/13/2019	52,900,000	12.9%	1.1%	0	0	2		500,000	9.15	8.95	15.3%	13.3%	41.5%
54	1295 Fulton Street	5	11,200,000	9/25/2019									2.66	2.52	58.0%	58.0%	9.7%
55	The Redwoods at Mather Station	5	10,000,000	10/11/2019									2.08	2.01	65.0%	65.0%	8.6%
56	Shops at St Tropez	0	14,300,000	11/1/2019									3.51	2.99	42.0%	42.0%	13.2%
57	245 West 104th Street Housing Corporation	10	137,100,000	10/31/2019	100,900,000	5.9%	17.3%	13	0	0	(9,508)	1,000,000	14.75	14.64	4.4%	3.4%	76.4%
58	1100 Concourse Tenants Corp.	10	27,860,000	10/10/2019	16,300,000	35.5%	34.7%	25	0	0	57,664	500,000	2.79	2.70	20.8%	16.1%	14.6%
59	56 Hialeah Apartments	5	15,500,000	7/31/2019									2.48	2.36	35.5%	30.7%	14.1%
60	Hillcrest Point Apartments Owners, Corp.	10	22,600,000	10/1/2019	50,400,000	10.9%	3.8%	10	0	1	35,168	500,000	10.21	9.87	24.3%	18.9%	54.6%
61	Shield Self Storage - North Las Vegas	5	9,120,000	10/15/2019									1.64	1.61	59.8%	54.2%	9.3%
62	University Courtyard Apartments	5	8,400,000	10/21/2019									2.41	2.29	63.7%	63.7%	10.0%
63	82-90 Caryl Avenue Owners Corp.	10	8,100,000	10/22/2019	9,500,000	42.6%	15.0%	0	9	0			3.22	3.12	50.0%	43.2%	14.6%
64	Hinesburg Center	5	5,050,000	8/19/2019									1.64	1.57	73.1%	59.0%	9.8%
65	270 North Broadway Tenants Corp.	10	11,700,000	10/25/2019	11,950,000	29.3%	0.0%	0	0	0		500,000	4.65	4.55	29.9%	25.8%	20.9%
66	Bronxville Gardens Co-operative Apartments Corp.	10	18,300,000	12/9/2019	23,000,000	15.2%	0.0%	0	0	0		500,000	8.62	8.45	19.1%	16.5%	38.6%
67	52 Warren Street Owners Inc.	10	25,600,000	10/29/2019	22,300,000	13.5%	0.0%	0	0	0		250,000	8.77	8.74	11.7%	11.7%	29.8%
68	The Casino Mansions Company	10	65,700,000	10/21/2019	32,600,000	9.2%	0.0%	0	0	0		300,000	8.44	8.28	4.6%	3.5%	44.3%
69	Picasso Way Owners, Inc.	10	15,800,000	10/22/2019	31,800,000	8.7%	0.0%	0	0	0		500,000	12.76	12.55	17.5%	13.6%	67.2%
70	555 Owners Corp.	10	15,800,000	11/27/2019	16,900,000	14.8%	13.5%	12	0	1	51,288	500,000	7.76	7.54	15.8%	12.3%	41.8%
71	120 W. 70 Owners Corp.	10	68,170,000	10/21/2019	31,750,000	6.3%	0.0%	0	0	0		500,000	23.88	23.52	2.9%	2.9%	80.6%
72	2 Grove Street Apartment Corporation	10	29,880,000	11/7/2019	21,900,000	6.8%	26.5%	9	0	0	180,848	500,000	11.25	11.09	5.0%	3.9%	59.4%
73	Littlepark House Corp.	10	65,830,000	11/18/2019	34,400,000	4.2%	0.0%	0	0	0		200,000	23.03	22.66	2.2%	1.7%	120.8%
74	79 Barrow Street Owners Corp.	10	16,980,000	10/31/2019	10,360,000	13.5%	5.9%	0	1	0	0	250,000	6.44	6.32	8.2%	5.8%	37.8%
75	340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp.	10	7,140,000	6/7/2018	5,600,000	23.2%	0.0%	0	0	0		250,000	4.10	4.07	18.2%	14.1%	21.8%
76	6035 Broadway Owners Corp.	10	28,800,000	11/19/2019	30,300,000	4.3%	10.7%	11	0	0	(10,501)		10.51	10.33	4.5%	0.0%	125.3%
77	32 Downing Owners Corp.	10	16,200,000	4/18/2019	12,500,000	8.0%	10.0%	1	0	1	(4,353)		10.65	10.58	6.2%	4.8%	56.6%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date U/W NCF Debt Yield(3)(4)	U/W Revenues ($)(5)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(2)(6)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)
1	55 Hudson Yards	10.6%	149,111,008	45,210,677	103,900,331	286,242	3,578,030	100,036,059	97.3%	11/19/2019			NAV	NAV	NAV	NAV	NAV	NAV
2	1633 Broadway	11.7%	190,585,947	71,435,784	119,150,163	461,072	2,011,364	116,677,727	98.4%	10/31/2019			TTM 9/30/2019	182,760,348	71,951,033	110,809,315	0	110,809,315
3	Bellagio Hotel and Casino	27.1%	1,349,062,464	874,997,149	474,065,315	20,235,937	0	453,829,378	94.8%	9/30/2019	282	267	TTM 9/30/2019	1,349,062,464	874,997,149	474,065,315	0	474,065,315
4	545 Washington Boulevard	8.6%	34,549,509	12,284,114	22,265,395	173,341	408,579	21,683,475	95.5%	8/1/2019			TTM 11/30/2019	34,118,594	13,706,753	20,411,841	0	20,411,841
5	Jackson Park	12.9%	88,974,756	17,579,385	71,395,371	394,276	0	71,001,095	96.1%	8/31/2019
6	Kings Plaza	10.5%	81,045,187	29,004,262	52,040,925	139,559	995,395	50,905,970	96.7%	10/31/2019			TTM 9/30/2019	76,315,642	28,858,298	47,457,344	0	47,457,344
7	1412 Broadway	7.0%	24,681,662	8,886,630	15,795,032	84,279	946,027	14,764,726	95.2%	11/1/2019			TTM 9/30/2019	24,520,279	8,033,642	16,486,637	0	16,486,637
8	Houston-Austin Multifamily Portfolio	7.4%	9,372,122	4,188,746	5,183,377	174,766	0	5,008,611	94.5%	11/21/2019			TTM 10/31/2019	9,125,470	4,336,359	4,789,111	0	4,789,111
8.01	Treehouse Apartments		4,281,981	2,115,193	2,166,788	80,512	0	2,086,276	98.0%	11/21/2019			TTM 10/31/2019	4,073,524	2,243,374	1,830,150	0	1,830,150
8.02	Waterstone Place Apartments		2,560,950	983,831	1,577,119	42,504	0	1,534,615	88.7%	11/21/2019			TTM 10/31/2019	2,588,366	1,008,023	1,580,342	0	1,580,342
8.03	Stonecreek Apartments		2,529,191	1,089,721	1,439,469	51,750	0	1,387,719	94.2%	11/21/2019			TTM 10/31/2019	2,463,580	1,084,962	1,378,619	0	1,378,619
9	Parklawn Building	9.2%	35,282,884	10,656,482	24,626,402	319,897	147,245	24,159,260	72.9%	7/1/2019			TTM 8/31/2019	32,216,222	6,778,412	25,437,810	0	25,437,810
10	Hilton Denver Dual Brand Hotel	11.1%	18,805,119	12,002,735	6,802,384	752,205	0	6,050,180	97.0%	9/30/2019	173	155	TTM 9/30/2019	18,782,228	11,881,843	6,900,385	0	6,900,385
11	Park Tower at Transbay	10.2%	85,332,264	28,981,596	56,350,668	72,995	0	56,277,673	98.9%	10/1/2019
12	560 Mission Street	13.7%	54,738,187	12,064,089	42,674,098	133,630	1,336,298	41,204,170	98.4%	10/31/2019			TTM 9/30/2019	50,792,721	12,479,248	38,313,473	0	38,313,473
13	Powered Shell Portfolio - Sterling	9.0%	5,204,380	588,137	4,616,243	44,574	156,645	4,415,024	100.0%	2/1/2020			TTM 9/30/2019	4,370,949	474,985	3,895,964	0	3,895,964
13.01	45305 West Severn Way (DC-22)		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV
13.02	45295 West Severn Way (DC-21)		NAV	NAV	NAV	NAV	NAV	NAV	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV
14	Stop & Shop Portfolio	10.0%	6,653,994	2,037,126	4,616,868	72,627	35,188	4,509,052	100.0%	2/1/2020			TTM 6/30/2019	4,967,088	12,232	4,954,856	0	4,954,856
14.01	Stop & Shop - Malden		1,956,800	540,270	1,416,530	20,926	12,382	1,383,222	100.0%	2/1/2020			TTM 6/30/2019	1,519,524	2,694	1,516,830	0	1,516,830
14.02	Stop & Shop - Swampscott		1,825,104	601,713	1,223,391	18,553	9,874	1,194,964	100.0%	2/1/2020			TTM 6/30/2019	1,319,460	3,593	1,315,867	0	1,315,867
14.03	Stop & Shop - Framingham		1,605,554	574,725	1,030,829	18,898	5,276	1,006,655	100.0%	2/1/2020			TTM 6/30/2019	1,115,328	3,463	1,111,865	0	1,111,865
14.04	Stop & Shop - Bristol		1,266,536	320,418	946,118	14,250	7,656	924,212	100.0%	2/1/2020			TTM 6/30/2019	1,012,776	2,482	1,010,294	0	1,010,294
15	3900 Camelback	9.5%	6,044,368	2,061,632	3,982,736	35,504	393,800	3,553,432	91.0%	10/31/2019			TTM 9/30/2019	6,004,275	2,056,699	3,947,577	0	3,947,577
16	Springhill Suites - Charlotte Uptown	14.0%	9,422,674	4,918,701	4,503,973	376,907	0	4,127,066	66.8%	10/31/2019	164	110	TTM 10/31/2019	9,422,674	5,065,392	4,357,282	376,907	3,980,375
17	Woodbridge Crossing	11.4%	4,879,955	1,491,532	3,388,423	29,551	187,090	3,171,782	93.9%	10/31/2019			TTM 11/30/2019	4,264,565	1,362,761	2,901,804	0	2,901,804
18	Innocor Industrial Portfolio	9.3%	4,199,547	1,441,572	2,757,975	68,743	172,519	2,516,714	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV
18.01	1750 West Downs Drive		1,271,708	408,678	863,030	20,074	51,129	791,826	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV
18.02	122 Parker Street		1,169,922	412,641	757,281	13,380	41,317	702,584	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV
18.03	1700 West Downs Drive		1,004,655	328,537	676,118	16,817	42,832	616,470	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV
18.04	1850 West Downs Drive		374,078	121,822	252,256	5,718	14,564	231,973	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV
18.05	1200 Rink Street		379,184	169,894	209,290	12,754	22,676	173,860	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV
19	Carson Town Center	8.3%	3,134,014	838,849	2,295,165	16,966	112,121	2,166,078	100.0%	12/1/2019			NAV	NAV	NAV	NAV	NAV	NAV
20	Marriott - Bakersfield	11.1%	12,993,224	9,737,361	3,255,863	519,729	0	2,736,134	72.1%	7/31/2019	127	91	TTM 7/31/2019	12,993,224	9,677,129	3,316,095	478,630	2,837,465
21	Folsom Gateway	9.9%	3,580,906	1,276,143	2,304,763	37,588	178,703	2,088,472	86.1%	11/18/2019			TTM 9/30/2019	2,997,796	1,195,779	1,802,017	0	1,802,017
22	280 South Beverly Drive	7.9%	2,348,894	681,148	1,667,746	7,050	74,107	1,586,589	100.0%	12/4/2019			TTM 10/31/2019	2,183,811	520,198	1,663,613	0	1,663,613
23	Springhill Suites - Ballantyne	15.0%	6,175,618	3,379,145	2,796,473	247,025	0	2,549,448	64.0%	9/30/2019	146	94	TTM 9/30/2019	6,175,618	3,495,684	2,679,934	241,727	2,438,207
24	Anza Hotel	14.7%	6,694,404	3,933,329	2,761,075	267,776	0	2,493,299	84.1%	9/30/2019	166	140	TTM 9/30/2019	6,690,521	3,967,823	2,722,698	341,138	2,381,560
25	Fairfield Inn & Suites Ft Lauderdale	11.0%	4,894,185	2,910,153	1,984,032	195,767	0	1,788,264	85.3%	11/30/2019	137	117	TTM 11/30/2019	4,894,185	2,822,883	2,071,302	0	2,071,302
26	Fairfield Inn & Suites Pembroke Pines	12.8%	5,248,044	3,024,979	2,223,064	209,922	0	2,013,142	86.9%	11/30/2019	127	110	TTM 11/30/2019	5,248,044	3,060,133	2,187,911	0	2,187,911
27	Forest Pointe Apartments	8.7%	2,347,081	959,563	1,387,518	69,353	0	1,318,165	97.8%	11/5/2019			TTM 10/31/2019	2,324,366	959,445	1,364,921	0	1,364,921
28	Midland Self Storage & Portland Business Park Portfolio	10.8%	2,331,014	600,860	1,730,153	25,887	74,159	1,630,107	92.7%	Various			TTM 10/31/2019	2,281,306	610,411	1,670,895	5,949	1,664,946
28.01	Midland Self Storage		1,391,872	335,112	1,056,759	13,030	0	1,043,729	91.0%	11/4/2019			TTM 10/31/2019	1,391,872	362,853	1,029,019	0	1,029,019
28.02	Portland Business Park		939,142	265,748	673,394	12,857	74,159	586,378	94.5%	11/19/2019			TTM 10/31/2019	889,434	247,558	641,876	5,949	635,927
29	Chroma Apartments	7.3%	5,228,508	1,506,334	3,722,174	62,670	22,388	3,637,115	95.3%	10/30/2019			TTM 9/30/2019	3,001,813	1,450,803	1,551,010	0	1,551,010
30	Waterside Center 3110	8.8%	2,100,250	733,349	1,366,901	34,840	14,604	1,317,458	80.7%	12/4/2019			TTM 8/31/2019	1,539,808	673,795	866,013	0	866,013
31	Sacramento Office Portfolio	10.2%	9,601,650	4,073,557	5,528,093	97,420	411,943	5,018,730	88.3%	Various			TTM 8/31/2019	8,897,524	4,050,765	4,846,759	0	4,846,759
31.01	Royal Oaks Campus		4,563,869	1,935,555	2,628,314	50,587	213,910	2,363,817	77.5%	9/30/2019			TTM 8/31/2019	4,057,052	1,916,941	2,140,111	0	2,140,111
31.02	Lennane Campus		3,419,290	1,488,397	1,930,893	31,394	132,750	1,766,749	99.9%	9/30/2019			TTM 8/31/2019	3,226,773	1,480,782	1,745,991	0	1,745,991
31.03	West Sacramento Campus		1,618,491	649,605	968,886	15,439	65,283	888,164	100.0%	2/1/2020			TTM 8/31/2019	1,613,699	653,042	960,657	0	960,657
32	Canoga Park	12.9%	2,463,230	513,598	1,949,631	43,378	106,846	1,799,408	100.0%	12/19/2019			TTM 9/30/2019	1,774,600	627,218	1,147,382	0	1,147,382
33	Copperwood Business Center	8.5%	1,748,735	558,637	1,190,098	0	69,949	1,120,148	95.8%	11/13/2019			TTM 10/31/2019	1,644,557	425,810	1,218,747	0	1,218,747
34	Fountain Lake Townhome Apartments	12.2%	2,281,758	859,778	1,421,980	24,000	0	1,397,980	96.0%	10/9/2019			TTM 9/30/2019	2,279,293	854,007	1,425,286	0	1,425,286
35	Campus Walk Chico Apartments	9.1%	1,834,012	785,688	1,048,324	26,100	0	1,022,224	98.3%	9/30/2019			TTM 10/31/2019	1,775,310	644,810	1,130,500	0	1,130,500
36	Upper Manhattan & Astoria Portfolio	8.5%	1,865,375	867,265	998,110	55,541	0	942,569	98.4%	9/12/2019			Annualized 3 9/30/2019	1,988,535	882,293	1,106,242	0	1,106,242
36.01	419 West 128th Street		419,611	163,388	256,223	12,989	0	243,234	100.0%	9/12/2019			Annualized 3 9/30/2019	422,840	178,759	244,081	0	244,081
36.02	533 West 151st Street		328,486	150,855	177,631	8,958	0	168,673	95.0%	9/12/2019			Annualized 3 9/30/2019	321,400	165,165	156,235	0	156,235
36.03	517 West 169th Street		377,263	224,818	152,445	13,437	0	139,008	96.6%	9/12/2019			Annualized 3 9/30/2019	377,735	248,172	129,563	0	129,563
36.04	502 West 143rd Street		366,331	173,290	193,041	10,750	0	182,291	100.0%	9/12/2019			Annualized 3 9/30/2019	390,186	142,820	247,366	0	247,366
36.05	23-02 36th Ave Street		199,706	70,439	129,267	2,240	0	127,027	100.0%	9/12/2019			Annualized 3 9/30/2019	290,050	64,410	225,640	0	225,640
36.06	507 West 168th Street		173,978	84,475	89,503	7,167	0	82,336	100.0%	9/12/2019			Annualized 3 9/30/2019	186,324	82,967	103,357	0	103,357
37	Southern CVS Portfolio	10.4%	1,174,882	23,498	1,151,384	7,614	0	1,143,770	100.0%	2/1/2020			Actual 2018	1,211,219	0	1,211,219	0	1,211,219
37.01	CVS Lenexa		421,417	8,428	412,988	2,645	0	410,343	100.0%	2/1/2020			Actual 2018	434,450	0	434,450	0	434,450
37.02	CVS Ocean Springs		384,719	7,694	377,025	2,389	0	374,636	100.0%	2/1/2020			Actual 2018	396,618	0	396,618	0	396,618
37.03	CVS Hoover		368,746	7,375	361,371	2,580	0	358,791	100.0%	2/1/2020			Actual 2018	380,151	0	380,151	0	380,151
38	440 East 79th Street Owners Corp.	56.8%	10,684,011	4,670,738	6,013,273	59,600	0	5,953,673	95.3%	7/31/2019
39	One Executive Center	10.1%	1,882,793	647,887	1,234,906	22,771	157,303	1,054,831	97.0%	12/1/2019			TTM 8/31/2019	1,521,568	632,788	888,780	0	888,780
40	Best Storage - Henderson, NV	9.3%	1,346,040	401,599	944,441	15,032	0	929,409	93.9%	12/6/2019			TTM 9/30/2019	1,322,399	447,523	874,876	0	874,876
41	310/312 East 23rd Apartment Corp.	27.7%	5,556,303	2,996,492	2,559,811	26,600	0	2,533,211	95.0%	12/3/2019
42	Crest Manor Housing Corporation	22.2%	3,251,161	1,200,731	2,050,430	56,000	0	1,994,430	96.9%	10/24/2019
43	Piper Townhomes	9.3%	1,324,523	507,581	816,942	20,000	0	796,942	96.3%	10/29/2019			TTM 9/30/2019	1,252,981	454,261	798,720	0	798,720
44	Proguard Self Storage - Houston	9.4%	1,475,752	670,501	805,251	7,659	0	797,592	89.4%	12/2/2019			TTM 10/31/2019	1,475,752	660,798	814,954	0	814,954
45	Cameo House Owners, Inc.	25.8%	3,901,218	1,676,141	2,225,077	31,500	0	2,193,577	94.1%	11/12/2019
46	Rocky Point Owners, Inc.	22.3%	2,997,504	1,062,664	1,934,840	64,050	0	1,870,790	96.0%	12/4/2019
47	Berkley Owners Corp.	26.4%	5,141,907	3,001,692	2,140,215	28,500	0	2,111,715	95.4%	11/19/2019
48	TownePlace Suites - Whitefish	11.2%	2,654,353	1,675,868	978,485	106,174	0	872,311	60.4%	10/31/2019	142	86	TTM 10/31/2019	2,654,353	1,545,333	1,109,020	0	1,109,020
49	Mr. Stor All Self Storage - Sonora	9.6%	1,084,434	319,246	765,188	15,236	0	749,952	92.2%	10/31/2019			TTM 10/31/2019	1,050,477	312,891	737,586	0	737,586
50	Mars Evans Self Storage	9.3%	1,043,540	309,454	734,086	27,766	0	706,319	90.8%	10/10/2019			TTM 10/31/2019	1,053,284	278,121	775,164	0	775,164
51	Springhill Suites - Punta Gorda	18.3%	3,474,359	1,945,362	1,528,997	138,974	0	1,390,023	68.0%	9/30/2019	128	87	TTM 9/30/2019	3,474,359	1,803,177	1,671,182	138,974	1,532,208
52	Guardian Self Storage - Longmont	8.7%	1,109,532	447,755	661,777	7,485	0	654,292	93.0%	10/23/2019			TTM 10/31/2019	1,045,981	464,081	581,900	0	581,900
53	Chateau Villa Corp.	40.6%	4,127,951	1,286,024	2,841,927	62,300	0	2,779,627	97.0%	11/13/2019
54	1295 Fulton Street	9.2%	829,868	198,127	631,741	3,570	29,408	598,763	100.0%	11/1/2019			TTM 11/30/2019	875,089	182,750	692,339	0	692,339
55	The Redwoods at Mather Station	8.4%	1,028,533	466,834	561,699	18,750	0	542,949	96.0%	10/31/2019			TTM 11/30/2019	977,478	449,202	528,276	84,404	443,871
56	Shops at St Tropez	11.3%	1,089,280	295,259	794,020	12,515	105,708	675,797	100.0%	11/20/2019			TTM 9/30/2019	937,902	464,597	473,305	0	473,305
57	245 West 104th Street Housing Corporation	75.8%	6,939,975	2,366,012	4,573,963	32,600	0	4,541,363	95.2%	10/31/2019
58	1100 Concourse Tenants Corp.	14.2%	1,580,777	733,533	847,244	27,000	0	820,244	95.8%	10/10/2019
59	56 Hialeah Apartments	13.5%	1,662,224	883,982	778,242	36,600	0	741,642	97.5%	11/8/2019			TTM 8/31/2019	1,610,138	857,574	752,564	118,700	633,864
60	Hillcrest Point Apartments Owners, Corp.	52.8%	5,446,418	2,449,118	2,997,300	99,700	0	2,897,600	95.0%	10/1/2019
61	Shield Self Storage - North Las Vegas	9.2%	760,853	251,829	509,024	8,341	0	500,683	90.5%	10/31/2019			TTM 10/31/2019	702,596	270,932	431,664	0	431,664
62	University Courtyard Apartments	9.5%	847,343	313,454	533,889	26,300	0	507,589	100.0%	11/12/2019			Annualized 3 10/31/2019	816,813	268,015	548,799	0	548,799
63	82-90 Caryl Avenue Owners Corp.	14.1%	1,014,731	424,647	590,084	18,300	0	571,784	92.0%	10/22/2019
64	Hinesburg Center	9.4%	535,688	173,257	362,432	5,744	8,290	348,398	95.6%	9/1/2019			TTM 5/31/2019	507,891	146,386	361,504	0	361,504
65	270 North Broadway Tenants Corp.	20.5%	1,251,649	520,005	731,644	15,000	0	716,644	97.0%	10/25/2019
66	Bronxville Gardens Co-operative Apartments Corp.	37.9%	2,346,857	995,870	1,350,987	26,600	0	1,324,387	95.0%	12/9/2019
67	52 Warren Street Owners Inc.	29.7%	1,265,305	371,795	893,510	2,700	0	890,810	94.2%	10/29/2019
68	The Casino Mansions Company	43.5%	2,321,952	993,848	1,328,104	25,200	0	1,302,904	95.0%	10/21/2019
69	Picasso Way Owners, Inc.	66.1%	2,861,571	1,003,691	1,857,880	30,800	0	1,827,080	95.0%	10/22/2019
70	555 Owners Corp.	40.7%	1,785,707	741,671	1,044,036	29,100	0	1,014,936	92.0%	11/27/2019
71	120 W. 70 Owners Corp.	79.4%	2,885,505	1,273,345	1,612,160	24,500	0	1,587,660	95.0%	10/21/2019
72	2 Grove Street Apartment Corporation	58.6%	1,375,507	487,898	887,609	11,900	0	875,709	97.2%	11/7/2019
73	Littlepark House Corp.	118.8%	2,731,435	982,820	1,748,615	28,600	0	1,720,015	94.0%	11/18/2019
74	79 Barrow Street Owners Corp.	37.1%	831,117	303,531	527,586	9,600	0	517,986	95.0%	10/31/2019
75	340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp.	21.6%	467,856	184,660	283,196	2,300	0	280,896	95.0%	6/7/2018
76	6035 Broadway Owners Corp.	123.2%	2,592,453	975,038	1,617,415	26,900	0	1,590,515	95.0%	11/19/2019
77	32 Downing Owners Corp.	56.2%	841,572	276,378	565,194	3,800	0	561,394	97.0%	4/18/2019

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures
1	55 Hudson Yards			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
2	1633 Broadway			Actual 2018	179,219,236	70,120,786	109,098,450	0	109,098,450			Actual 2017	159,464,803	65,274,796	94,190,007	0
3	Bellagio Hotel and Casino	282	267	Actual 2018	1,367,835,267	877,969,225	489,866,042	0	489,866,042	278	264	Actual 2017	1,365,570,769	859,834,535	505,736,234	0
4	545 Washington Boulevard			Actual 2018	36,347,783	14,521,925	21,825,858	0	21,825,858			Actual 2017	35,023,625	15,195,753	19,827,872	0
5	Jackson Park
6	Kings Plaza			Actual 2018	69,684,148	27,595,961	42,088,187	0	42,088,187			Actual 2017	64,923,243	25,486,495	39,436,748	0
7	1412 Broadway			Actual 2018	24,501,222	7,858,022	16,643,199	0	16,643,199			Actual 2017	21,861,903	7,817,954	14,043,950	0
8	Houston-Austin Multifamily Portfolio			Annualized 8 12/31/2018	8,947,622	4,323,217	4,624,405	0	4,624,405			Actual 2017	8,657,279	3,765,137	4,892,142	0
8.01	Treehouse Apartments			Annualized 8 12/31/2018	3,916,453	2,259,747	1,656,706	0	1,656,706			Actual 2017	3,889,851	1,813,964	2,075,887	0
8.02	Waterstone Place Apartments			Annualized 8 12/31/2018	2,558,723	954,564	1,604,159	0	1,604,159			Actual 2017	2,438,247	989,593	1,448,653	0
8.03	Stonecreek Apartments			Annualized 8 12/31/2018	2,472,445	1,108,905	1,363,540	0	1,363,540			Actual 2017	2,329,182	961,580	1,367,602	0
9	Parklawn Building			Actual 2018	32,783,331	8,889,858	23,893,473	0	23,893,473			Actual 2017	33,883,188	6,304,439	27,578,749	0
10	Hilton Denver Dual Brand Hotel	160	155	Actual 2018	18,314,238	11,380,541	6,933,697	0	6,933,697	164	151	Actual 2017	17,205,341	10,392,038	6,813,303	0
11	Park Tower at Transbay
12	560 Mission Street			Actual 2018	49,571,805	11,702,280	37,869,525	0	37,869,525			Actual 2017	42,356,897	11,585,462	30,771,436	0
13	Powered Shell Portfolio - Sterling			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
13.01	45305 West Severn Way (DC-22)			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
13.02	45295 West Severn Way (DC-21)			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
14	Stop & Shop Portfolio			Actual 2018	4,967,088	12,153	4,954,935	0	4,954,935			Actual 2017	4,967,088	8,630	4,958,458	0
14.01	Stop & Shop - Malden			Actual 2018	1,519,524	2,632	1,516,892	0	1,516,892			Actual 2017	1,519,524	2,076	1,517,448	0
14.02	Stop & Shop - Swampscott			Actual 2018	1,319,460	3,589	1,315,871	0	1,315,871			Actual 2017	1,319,460	2,357	1,317,103	0
14.03	Stop & Shop - Framingham			Actual 2018	1,115,328	3,454	1,111,874	0	1,111,874			Actual 2017	1,115,328	2,345	1,112,983	0
14.04	Stop & Shop - Bristol			Actual 2018	1,012,776	2,478	1,010,298	0	1,010,298			Actual 2017	1,012,776	1,852	1,010,924	0
15	3900 Camelback			Actual 2018	5,784,121	2,047,081	3,737,040	0	3,737,040			Actual 2017	5,701,195	1,910,581	3,790,613	0
16	Springhill Suites - Charlotte Uptown	164	110	Actual 2018	9,346,769	4,773,457	4,573,312	373,871	4,199,441	164	117	Actual 2017	6,262,587	3,258,333	3,004,254	250,503
17	Woodbridge Crossing			Actual 2018	3,774,620	1,474,968	2,299,653	0	2,299,653			Actual 2017	3,593,162	1,245,071	2,348,091	0
18	Innocor Industrial Portfolio			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
18.01	1750 West Downs Drive			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
18.02	122 Parker Street			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
18.03	1700 West Downs Drive			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
18.04	1850 West Downs Drive			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
18.05	1200 Rink Street			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
19	Carson Town Center			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
20	Marriott - Bakersfield	127	91	Actual 2018	12,296,390	9,278,468	3,017,922	472,870	2,545,052	117	86	Actual 2017	11,935,659	9,166,225	2,769,434	458,199
21	Folsom Gateway			Actual 2018	3,488,950	1,176,002	2,312,948	0	2,312,948			Actual 2017	3,073,420	1,078,400	1,995,020	0
22	280 South Beverly Drive			Actual 2018	2,078,962	526,013	1,552,950	0	1,552,950			Actual 2017	1,947,276	513,197	1,434,079	0
23	Springhill Suites - Ballantyne	146	94	Actual 2018	6,328,150	3,428,336	2,899,814	231,510	2,668,304	147	98	Actual 2017	6,532,938	3,305,700	3,227,238	241,677
24	Anza Hotel	166	140	Actual 2018	6,173,381	3,753,255	2,420,126	308,669	2,111,457	160	128	Actual 2017	5,582,950	3,542,876	2,040,074	279,148
25	Fairfield Inn & Suites Ft Lauderdale	137	117	TTM 5/31/2019	4,926,665	2,811,758	2,114,906	0	2,114,906	134	117	Annualized 7 12/31/2018	2,386,177	1,530,102	856,075	0
26	Fairfield Inn & Suites Pembroke Pines	127	110	Actual 2018	5,566,054	3,153,420	2,412,633	0	2,412,633	134	118	Actual 2017	5,663,379	3,064,529	2,598,850	0
27	Forest Pointe Apartments			Actual 2018	2,235,049	904,301	1,330,748	0	1,330,748			Actual 2017	1,871,863	861,361	1,010,502	0
28	Midland Self Storage & Portland Business Park Portfolio			Actual 2018	2,295,984	597,387	1,698,597	0	1,698,597			Actual 2017	2,091,603	622,657	1,468,946	0
28.01	Midland Self Storage			Actual 2018	1,350,866	354,245	996,621	0	996,621			Actual 2017	1,240,414	375,106	865,308	0
28.02	Portland Business Park			Actual 2018	945,118	243,142	701,976	0	701,976			Actual 2017	851,189	247,551	603,638	0
29	Chroma Apartments			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
30	Waterside Center 3110			Actual 2018	1,803,387	693,599	1,109,788	0	1,109,788			Actual 2017	1,923,520	878,503	1,045,017	0
31	Sacramento Office Portfolio			Actual 2018	8,789,822	4,009,522	4,780,300	0	4,780,300			Actual 2017	8,626,952	3,761,177	4,865,775	2
31.01	Royal Oaks Campus			Actual 2018	4,016,780	1,906,904	2,109,876	0	2,109,876			Actual 2017	3,979,721	1,829,630	2,150,091	2
31.02	Lennane Campus			Actual 2018	3,171,061	1,480,581	1,690,480	0	1,690,480			Actual 2017	3,104,790	1,346,827	1,757,963	0
31.03	West Sacramento Campus			Actual 2018	1,601,981	622,037	979,944	0	979,944			Actual 2017	1,542,441	584,720	957,721	0
32	Canoga Park			Actual 2018	1,050,575	588,679	461,896	0	461,896			Actual 2017	2,256,115	538,436	1,717,679	0
33	Copperwood Business Center			Actual 2018	1,455,768	417,045	1,038,724	0	1,038,724			Actual 2017	1,297,436	426,690	870,746	0
34	Fountain Lake Townhome Apartments			Actual 2018	2,030,879	817,722	1,213,156	0	1,213,156			Actual 2017	1,934,542	733,890	1,200,652	0
35	Campus Walk Chico Apartments			Actual 2018	1,729,810	595,257	1,134,553	21,750	1,112,803			NAV	NAV	NAV	NAV	NAV
36	Upper Manhattan & Astoria Portfolio			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
36.01	419 West 128th Street			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
36.02	533 West 151st Street			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
36.03	517 West 169th Street			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
36.04	502 West 143rd Street			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
36.05	23-02 36th Ave Street			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
36.06	507 West 168th Street			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
37	Southern CVS Portfolio			Actual 2017	1,211,219	0	1,211,219	0	1,211,219
37.01	CVS Lenexa			Actual 2017	434,450	0	434,450	0	434,450
37.02	CVS Ocean Springs			Actual 2017	396,618	0	396,618	0	396,618
37.03	CVS Hoover			Actual 2017	380,151	0	380,151	0	380,151
38	440 East 79th Street Owners Corp.
39	One Executive Center			Actual 2018	1,494,116	634,467	859,649	0	859,649			Actual 2016	1,380,104	722,756	657,348	0
40	Best Storage - Henderson, NV			Actual 2018	1,269,210	461,354	807,856	0	807,856			Actual 2017	1,181,404	457,419	723,985	0
41	310/312 East 23rd Apartment Corp.
42	Crest Manor Housing Corporation
43	Piper Townhomes			Actual 2018	1,196,728	412,646	784,082	0	784,082			Actual 2017	1,003,981	329,336	674,645	0
44	Proguard Self Storage - Houston			Actual 2018	1,574,286	633,892	940,394	0	940,394			Actual 2017	1,479,376	665,676	813,700	0
45	Cameo House Owners, Inc.
46	Rocky Point Owners, Inc.
47	Berkley Owners Corp.
48	TownePlace Suites - Whitefish	131	79	Actual 2018	901,020	604,486	296,534	0	296,534	125	66
49	Mr. Stor All Self Storage - Sonora			Actual 2018	998,625	279,355	719,270	0	719,270			NAV	NAV	NAV	NAV	NAV
50	Mars Evans Self Storage			Actual 2018	960,570	256,885	703,685	0	703,685			Actual 2017	926,889	250,848	676,041	0
51	Springhill Suites - Punta Gorda	128	87	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
52	Guardian Self Storage - Longmont			Actual 2018	791,355	463,253	328,102	0	328,102
53	Chateau Villa Corp.
54	1295 Fulton Street			Actual 2018	746,649	160,189	586,460	0	586,460			Actual 2017	723,615	130,131	593,484	0
55	The Redwoods at Mather Station			Actual 2018	873,726	409,858	463,868	231,330	232,538			Actual 2017	794,963	408,248	386,715	50,924
56	Shops at St Tropez			Actual 2018	738,362	475,245	263,117	0	263,117			Actual 2017	894,566	450,429	444,137	0
57	245 West 104th Street Housing Corporation
58	1100 Concourse Tenants Corp.
59	56 Hialeah Apartments			Actual 2018	1,529,576	796,141	733,435	71,265	662,170			Actual 2017	1,438,561	740,226	698,335	58,320
60	Hillcrest Point Apartments Owners, Corp.
61	Shield Self Storage - North Las Vegas			Actual 2018	583,664	276,366	307,298	0	307,298
62	University Courtyard Apartments			TTM 10/31/2019	757,779	251,211	506,568	0	506,568			Actual 2018	789,230	294,689	494,541	0
63	82-90 Caryl Avenue Owners Corp.
64	Hinesburg Center			Actual 2018	466,984	143,590	323,394	0	323,394			NAV	NAV	NAV	NAV	NAV
65	270 North Broadway Tenants Corp.
66	Bronxville Gardens Co-operative Apartments Corp.
67	52 Warren Street Owners Inc.
68	The Casino Mansions Company
69	Picasso Way Owners, Inc.
70	555 Owners Corp.
71	120 W. 70 Owners Corp.
72	2 Grove Street Apartment Corporation
73	Littlepark House Corp.
74	79 Barrow Street Owners Corp.
75	340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp.
76	6035 Broadway Owners Corp.
77	32 Downing Owners Corp.
A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)(7)	Largest Tenant Name(6)(8)(9)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(6)(8)(9)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(6)(8)(9)
1	55 Hudson Yards	NAV			N	Point72	332,283	23.2%	4/30/2034	Milbank, Tweed, Hadley & McCloy	287,333	20.1%	3/31/2034	Cooley
2	1633 Broadway	94,190,007			N	Allianz Asset Mgmt of America	320,911	12.5%	1/31/2031	WMG Acquisition Corp	293,888	11.5%	7/31/2029	Showtime Networks Inc
3	Bellagio Hotel and Casino	505,736,234	276	257	Y
4	545 Washington Boulevard	19,827,872			N	Insurance Services Office, Inc.	352,765	40.7%	12/31/2033	JPMorgan Chase Bank	343,805	39.7%	10/31/2032	HSBC Technology & Services (USA)
5	Jackson Park				N
6	Kings Plaza	39,436,748			N	Lowe’s Home Centers	114,000	14.0%	5/31/2028	Primark	102,805	12.7%	7/31/2038	JCPenney
7	1412 Broadway	14,043,950			N	Kasper Group	77,413	18.4%	8/1/2025	One Step Up	52,805	12.5%	12/1/2024	Outerstuff Ltd.
8	Houston-Austin Multifamily Portfolio	4,892,142			N
8.01	Treehouse Apartments	2,075,887			N
8.02	Waterstone Place Apartments	1,448,653			N
8.03	Stonecreek Apartments	1,367,602			N
9	Parklawn Building	27,578,749			N	United States General Services Administration	935,386	72.9%	7/31/2030
10	Hilton Denver Dual Brand Hotel	6,813,303	168	142	N
11	Park Tower at Transbay				N	Facebook, Inc.	755,914	98.9%	2/28/2034
12	560 Mission Street	30,771,436			N	JP Morgan	246,384	36.9%	9/30/2025	EY	122,760	18.4%	12/31/2028	TIAA-CREF
13	Powered Shell Portfolio - Sterling	NAV			N	Vadata, Inc.	297,160	100.0%	Various
13.01	45305 West Severn Way (DC-22)	NAV			N	Vadata, Inc.	148,580	100.0%	10/31/2029
13.02	45295 West Severn Way (DC-21)	NAV			N	Vadata, Inc.	148,580	100.0%	9/30/2029
14	Stop & Shop Portfolio	4,958,458			Y	Stop & Shop	272,542	100.0%	12/31/2026
14.01	Stop & Shop - Malden	1,517,448			Y	Stop & Shop	79,229	100.0%	12/31/2026
14.02	Stop & Shop - Swampscott	1,317,103			Y	Stop & Shop	65,268	100.0%	12/31/2026
14.03	Stop & Shop - Framingham	1,112,983			Y	Stop & Shop	64,917	100.0%	12/31/2026
14.04	Stop & Shop - Bristol	1,010,924			Y	Stop & Shop	63,128	100.0%	12/31/2026
15	3900 Camelback	3,790,613			N	Shamrock Foods Company	76,943	43.3%	5/31/2026	Ryan Companies US Inc	17,485	9.8%	5/31/2026	Nova Financial / Nova Home Loans
16	Springhill Suites - Charlotte Uptown	2,753,751	166	108	N
17	Woodbridge Crossing	2,348,091			N	TJ Maxx / HomeGoods	48,000	24.4%	8/31/2024	Ross Dress for Less	22,000	11.2%	1/31/2023	Petsmart
18	Innocor Industrial Portfolio	NAV			N	Innocor, Inc.	687,428	100.0%	12/31/2036
18.01	1750 West Downs Drive	NAV			N	Innocor, Inc.	200,742	100.0%	12/31/2036
18.02	122 Parker Street	NAV			N	Innocor, Inc.	133,800	100.0%	12/31/2036
18.03	1700 West Downs Drive	NAV			N	Innocor, Inc.	168,165	100.0%	12/31/2036
18.04	1850 West Downs Drive	NAV			N	Innocor, Inc.	57,182	100.0%	12/31/2036
18.05	1200 Rink Street	NAV			N	Innocor, Inc.	127,539	100.0%	12/31/2036
19	Carson Town Center	NAV			N	Floor and Decor Outlets of America, Inc.	86,472	51.0%	1/31/2031	JIPC 14, LLC	54,584	32.2%	12/2/2029	So Cal PF Carson II, LLC
20	Marriott - Bakersfield	2,311,235	113	87	N
21	Folsom Gateway	1,995,020			N	HDR Engineering, Inc.	41,067	27.3%	10/31/2026	Trimark Associates, Inc.	14,846	9.9%	2/28/2025	Healthy Living at Home
22	280 South Beverly Drive	1,434,079			N	Ecoff & Law	5,758	11.9%	1/31/2023	Lalezary Law Firm, LLP	5,158	10.7%	8/31/2020	Capital Trust Escrow
23	Springhill Suites - Ballantyne	2,985,561	145	104	N
24	Anza Hotel	1,760,926	156	116	N
25	Fairfield Inn & Suites Ft Lauderdale	856,075	115	55	N
26	Fairfield Inn & Suites Pembroke Pines	2,598,850	127	120	N
27	Forest Pointe Apartments	1,010,502			N
28	Midland Self Storage & Portland Business Park Portfolio	1,468,946			N	Various	Various	Various	Various	Various	Various	Various	Various	Various
28.01	Midland Self Storage	865,308			N
28.02	Portland Business Park	603,638			N	Davita	6,105	7.1%	6/30/2024	J&J Electric	6,012	7.0%	1/31/2021	Kyle Lusk (Northwest Metals LLC)
29	Chroma Apartments	NAV			N
30	Waterside Center 3110	1,045,017			N	University of Phoenix, Inc.	35,769	39.0%	6/30/2022	GSA-Defense Contract Mgmt AG	11,520	12.6%	1/31/2021	Acrisure of California, LLC
31	Sacramento Office Portfolio	4,865,773			N	Various	Various	Various	Various	Various	Various	Various	Various	Various
31.01	Royal Oaks Campus	2,150,089			N	Dept. Financial Info System for CA	107,132	41.6%	4/30/2021	Dept. of Consumer Affairs State of CA	92,599	35.9%	2/29/2028
31.02	Lennane Campus	1,757,963			N	Dept. Public Health - WIC, State of CA	59,224	37.0%	10/31/2023	Dept. Public Health Vital Records CA	42,293	26.4%	3/31/2024	Dept. Alcohol Beverage Control CA
31.03	West Sacramento Campus	957,721			N	Dept. of Water Resources	78,681	100.0%	12/31/2023
32	Canoga Park	1,717,679			N	Vallarta	85,653	88.2%	12/31/2038	McDonald’s	3,480	3.6%	12/14/2034	Laundry
33	Copperwood Business Center	870,746			N	USI Supplements	7,698	5.5%	5/31/2021	The Potter’s House Christian Fellowship	7,397	5.2%	11/30/2022	Women’s Resource Center, Inc
34	Fountain Lake Townhome Apartments	1,200,652			N
35	Campus Walk Chico Apartments	NAV			N
36	Upper Manhattan & Astoria Portfolio	NAV			N	Various	Various	Various	Various	Various	Various	Various	Various	Various
36.01	419 West 128th Street	NAV			N
36.02	533 West 151st Street	NAV			N
36.03	517 West 169th Street	NAV			N
36.04	502 West 143rd Street	NAV			N
36.05	23-02 36th Ave Street	NAV			N	Commercial Baker	1,700	34000.0%	MTM	Laundromat	1,700	34000.0%	9/30/2032	Bodega
36.06	507 West 168th Street	NAV			N
37	Southern CVS Portfolio				N	CVS	38,070	100.0%	Various
37.01	CVS Lenexa				N	CVS	13,225	100.0%	1/31/2035
37.02	CVS Ocean Springs				N	CVS	11,945	100.0%	7/31/2034
37.03	CVS Hoover				N	CVS	12,900	100.0%	1/31/2035
38	440 East 79th Street Owners Corp.
39	One Executive Center	657,348			N	Fidelity National Title Insurance Co.	17,298	15.2%	4/11/2023	State of New Mexico Aging and Long Term Services Department	14,300	12.5%	11/30/2029	Federal Deposit Insurance Corporation
40	Best Storage - Henderson, NV	723,985			N
41	310/312 East 23rd Apartment Corp.
42	Crest Manor Housing Corporation
43	Piper Townhomes	674,645			N
44	Proguard Self Storage - Houston	813,700			N
45	Cameo House Owners, Inc.
46	Rocky Point Owners, Inc.
47	Berkley Owners Corp.
48	TownePlace Suites - Whitefish				N
49	Mr. Stor All Self Storage - Sonora	NAV			N
50	Mars Evans Self Storage	676,041			N
51	Springhill Suites - Punta Gorda	NAV			N
52	Guardian Self Storage - Longmont				N
53	Chateau Villa Corp.
54	1295 Fulton Street	593,484			N	The Family Center	14,000	78.4%	2/1/2028	Golden Krust Bakery	1,400	7.8%	8/31/2020	Taco Bell
55	The Redwoods at Mather Station	335,791			N
56	Shops at St Tropez	444,137			N	Chayhana Oasis	4,820	17.4%	2/14/2022	ParqueTowers	4,081	14.7%	6/30/2020	Chabad Lubavitch
57	245 West 104th Street Housing Corporation
58	1100 Concourse Tenants Corp.
59	56 Hialeah Apartments	640,015			N
60	Hillcrest Point Apartments Owners, Corp.
61	Shield Self Storage - North Las Vegas				N
62	University Courtyard Apartments	494,541			N
63	82-90 Caryl Avenue Owners Corp.
64	Hinesburg Center	NAV			N
65	270 North Broadway Tenants Corp.
66	Bronxville Gardens Co-operative Apartments Corp.
67	52 Warren Street Owners Inc.
68	The Casino Mansions Company
69	Picasso Way Owners, Inc.
70	555 Owners Corp.
71	120 W. 70 Owners Corp.
72	2 Grove Street Apartment Corporation
73	Littlepark House Corp.
74	79 Barrow Street Owners Corp.
75	340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp.
76	6035 Broadway Owners Corp.
77	32 Downing Owners Corp.

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(9)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(8)(9)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)
1	55 Hudson Yards	146,227	10.2%	9/30/2039	Boies, Schiller & Flexner	110,732	7.7%	6/30/2035	Third Point	89,043	6.2%	7/31/2029	10/4/2019	10/9/2019
2	1633 Broadway	261,196	10.2%	1/31/2026	Morgan Stanley & Co	260,829	10.2%	3/31/2032	Kasowitz Benson Torres	203,394	7.9%	3/31/2037	10/30/2019	10/30/2019
3	Bellagio Hotel and Casino												11/6/2019	11/6/2019
4	545 Washington Boulevard	77,472	8.9%	2/28/2021	VF Sportswear	42,643	4.9%	2/28/2025	Newport Restaurant Group (Dorrian’s)	4,760	0.5%	4/30/2032	8/15/2019	8/15/2019
5	Jackson Park												9/11/2019	8/22/2019
6	Kings Plaza	94,895	11.7%	7/31/2038	Burlington	55,078	6.8%	7/31/2028	Best Buy	53,371	6.6%	1/31/2032	10/22/2019	11/22/2019
7	1412 Broadway	51,001	12.1%	4/1/2022	Workville	28,374	6.7%	4/1/2023	Kahn Lucas Lancaster	17,665	4.2%	9/1/2020	10/22/2019	10/22/2019
8	Houston-Austin Multifamily Portfolio												Various	10/31/2019
8.01	Treehouse Apartments												11/1/2019	10/31/2019
8.02	Waterstone Place Apartments												11/1/2019	10/31/2019
8.03	Stonecreek Apartments												10/31/2019	10/31/2019
9	Parklawn Building												8/21/2019	8/21/2019
10	Hilton Denver Dual Brand Hotel												10/7/2019	9/20/2019
11	Park Tower at Transbay												6/10/2019	6/10/2019
12	560 Mission Street	64,696	9.7%	9/30/2027	ARUP	49,832	7.5%	9/30/2026	Seyfarth Shaw	49,695	7.4%	9/30/2027	11/18/2019	11/25/2019
13	Powered Shell Portfolio - Sterling												5/31/2019	5/28/2019
13.01	45305 West Severn Way (DC-22)												5/31/2019	5/28/2019
13.02	45295 West Severn Way (DC-21)												5/31/2019	5/28/2019
14	Stop & Shop Portfolio												11/5/2019	11/5/2019
14.01	Stop & Shop - Malden												11/5/2019	11/5/2019
14.02	Stop & Shop - Swampscott												11/5/2019	11/5/2019
14.03	Stop & Shop - Framingham												11/5/2019	11/5/2019
14.04	Stop & Shop - Bristol												11/5/2019	11/5/2019
15	3900 Camelback	13,598	7.7%	5/31/2023	Fidelity National Title / Grand Canyon	12,680	7.1%	1/31/2022	The Pain Center of Arizona	11,924	6.7%	6/30/2023	9/19/2019	9/17/2019
16	Springhill Suites - Charlotte Uptown												11/5/2019	11/6/2019
17	Woodbridge Crossing	17,999	9.1%	1/31/2021	Ulta	10,125	5.1%	7/31/2029	Dollar Tree	10,000	5.1%	2/28/2021	10/14/2019	10/15/2019
18	Innocor Industrial Portfolio												10/11/2019	10/11/2019
18.01	1750 West Downs Drive												10/11/2019	10/11/2019
18.02	122 Parker Street												10/11/2019	10/11/2019
18.03	1700 West Downs Drive												10/11/2019	10/11/2019
18.04	1850 West Downs Drive												10/11/2019	10/11/2019
18.05	1200 Rink Street												10/11/2019	10/11/2019
19	Carson Town Center	28,600	16.9%	3/8/2029									11/18/2019	12/18/2019
20	Marriott - Bakersfield												8/14/2019	8/26/2019
21	Folsom Gateway	14,275	9.5%	4/30/2026	CEMEX Construction Materials	11,133	7.4%	1/31/2022	Morgan Stanley Smith Barney	8,624	5.7%	12/31/2029	10/30/2019	10/30/2019
22	280 South Beverly Drive	2,710	5.6%	7/31/2022	Slevin, Pakravan, Hunter	2,306	4.8%	9/30/2021	Code Entertainment	2,210	4.6%	9/30/2020	11/18/2019	11/19/2019
23	Springhill Suites - Ballantyne												11/5/2019	11/4/2019
24	Anza Hotel												11/6/2019	11/12/2019
25	Fairfield Inn & Suites Ft Lauderdale												11/1/2019	11/4/2019
26	Fairfield Inn & Suites Pembroke Pines												11/1/2019	11/4/2019
27	Forest Pointe Apartments												10/21/2019	10/21/2019
28	Midland Self Storage & Portland Business Park Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	8/20/2019	8/19/2019
28.01	Midland Self Storage												8/20/2019	8/19/2019
28.02	Portland Business Park	5,288	6.2%	5/31/2020	Dynamic Edge Athetics	4,928	5.7%	6/30/2022	Pacific Consolidated Inc.	4,928	5.7%	6/30/2020	8/20/2019	8/19/2019
29	Chroma Apartments												8/29/2019	9/12/2019
30	Waterside Center 3110	9,990	10.9%	9/16/2024	PBK Architects, Inc.	8,832	9.6%	12/31/2024	Mead & Hunt	3,968	4.3%	4/30/2022	10/18/2019	10/17/2019
31	Sacramento Office Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	9/24/2019	9/20/2019
31.01	Royal Oaks Campus												9/24/2019	9/20/2019
31.02	Lennane Campus	40,531	25.3%	7/31/2031	Dept. Public Health - L&C St of CA	13,040	8.1%	1/31/2025	Dept. Public Health - Food & Drug CA	4,907	3.1%	11/30/2024	9/24/2019	9/20/2019
31.03	West Sacramento Campus												9/24/2019	9/20/2019
32	Canoga Park	3,130	3.2%	11/30/2029	T-Mobile	2,800	2.9%	9/30/2024	El Pollo Loco	2,070	2.1%	9/30/2032	12/13/2019	12/16/2019
33	Copperwood Business Center	5,307	3.8%	9/30/2020	Guillermo Ramos	4,526	3.2%	4/30/2020	R B. Berry Jr	4,154	2.9%	1/31/2020	6/28/2019	7/1/2019
34	Fountain Lake Townhome Apartments												10/24/2019	10/25/2019
35	Campus Walk Chico Apartments												10/17/2019	10/17/2019
36	Upper Manhattan & Astoria Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	7/19/2019	Various
36.01	419 West 128th Street												7/19/2019	7/22/2019
36.02	533 West 151st Street												7/19/2019	7/19/2019
36.03	517 West 169th Street												7/19/2019	7/19/2019
36.04	502 West 143rd Street												7/19/2019	7/19/2019
36.05	23-02 36th Ave Street	850	17000.0%	9/30/2036	Restaurant	850	17000.0%	2/28/2022	Check Cash	850	17000.0%	9/30/2031	7/19/2019	7/19/2019
36.06	507 West 168th Street												7/19/2019	7/19/2019
37	Southern CVS Portfolio												11/18/2019	11/18/2019
37.01	CVS Lenexa												11/18/2019	11/18/2019
37.02	CVS Ocean Springs												11/18/2019	11/18/2019
37.03	CVS Hoover												11/18/2019	11/18/2019
38	440 East 79th Street Owners Corp.												8/13/2019	8/13/2019
39	One Executive Center	4,984	4.4%	10/31/2020	American Cancer Society, Inc.	4,444	3.9%	2/29/2020	State of New Mexico Education Retirement Board	4,359	3.8%	10/31/2028	9/18/2019	9/19/2019
40	Best Storage - Henderson, NV												11/8/2019	11/8/2019
41	310/312 East 23rd Apartment Corp.												12/6/2019	12/6/2019
42	Crest Manor Housing Corporation												11/4/2019	10/29/2019
43	Piper Townhomes												9/4/2019	9/4/2019
44	Proguard Self Storage - Houston												10/21/2019	10/18/2019
45	Cameo House Owners, Inc.												11/27/2019	11/26/2019
46	Rocky Point Owners, Inc.												12/11/2019	12/11/2019
47	Berkley Owners Corp.												12/3/2019	12/2/2019
48	TownePlace Suites - Whitefish												10/29/2019	10/29/2019
49	Mr. Stor All Self Storage - Sonora												9/11/2019	9/11/2019
50	Mars Evans Self Storage												11/7/2019	11/6/2019
51	Springhill Suites - Punta Gorda												10/10/2019	10/11/2019
52	Guardian Self Storage - Longmont												10/29/2019	10/30/2019
53	Chateau Villa Corp.												12/2/2019	11/26/2019
54	1295 Fulton Street	1,400	7.8%	12/31/2027	Metro PCS	750	4.2%	3/31/2025	Tobacco Shop & Convenience Store	300	1.7%	4/30/2025	11/14/2019	11/14/2019
55	The Redwoods at Mather Station												10/22/2019	10/22/2019
56	Shops at St Tropez	3,700	13.3%	12/31/2021	43 Bottles	3,000	10.8%	9/30/2023	Sedation Dentistry of Sunny Isles	2,428	8.8%	10/14/2022	11/1/2019	11/4/2019
57	245 West 104th Street Housing Corporation												10/30/2019	10/31/2019
58	1100 Concourse Tenants Corp.												10/24/2019	10/23/2019
59	56 Hialeah Apartments												5/8/2019	5/8/2019
60	Hillcrest Point Apartments Owners, Corp.												9/20/2019	9/18/2019
61	Shield Self Storage - North Las Vegas												10/21/2019	10/21/2019
62	University Courtyard Apartments												10/25/2019	10/25/2019
63	82-90 Caryl Avenue Owners Corp.												11/4/2019	11/1/2019
64	Hinesburg Center												11/20/2019	11/20/2019
65	270 North Broadway Tenants Corp.												11/5/2019	11/5/2019
66	Bronxville Gardens Co-operative Apartments Corp.												12/17/2019	12/17/2019
67	52 Warren Street Owners Inc.												10/31/2019	11/1/2019
68	The Casino Mansions Company												10/31/2019	10/31/2019
69	Picasso Way Owners, Inc.												12/5/2019	11/1/2019
70	555 Owners Corp.												12/13/2019	12/12/2019
71	120 W. 70 Owners Corp.												10/28/2019	10/28/2019
72	2 Grove Street Apartment Corporation												11/19/2019	11/18/2019
73	Littlepark House Corp.												12/4/2019	12/2/2019
74	79 Barrow Street Owners Corp.												11/13/2019	11/13/2019
75	340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp.												11/21/2019	11/20/2019
76	6035 Broadway Owners Corp.												11/27/2019	11/25/2019
77	32 Downing Owners Corp.												10/17/2019	5/1/2019

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(10)	Replacement Reserve Cap ($)
1	55 Hudson Yards			N	Y	Recapitalization	0	0	Springing			0	Springing			0	Springing	0
2	1633 Broadway			N	Y	Refinance	0	0	Springing			0	Springing			0	Springing	1,024,605
3	Bellagio Hotel and Casino			N	Y	Acquisition	0	0	Springing			0	Springing			0	Springing	0
4	545 Washington Boulevard			N	Y	Acquisition	0	881,651	Springing	Cash		0	Springing			0	10,834	0
5	Jackson Park			N	Y	Refinance	0	0	Springing			0	Springing			0	0	0
6	Kings Plaza			N	Y	Refinance	0	0	Springing			0	Springing			0	Springing	0
7	1412 Broadway			N	Y	Refinance	0	395,861	395,861	Cash		28,560	28,560	Cash		0	6,991	251,670
8	Houston-Austin Multifamily Portfolio			N	Y	Refinance	439,890	123,467	123,467	Cash		286,096	35,762	Cash		0	14,564	0
8.01	Treehouse Apartments			N	Y
8.02	Waterstone Place Apartments			N	Y
8.03	Stonecreek Apartments			N	Y
9	Parklawn Building			N	Y	Acquisition	111,869	372,746	124,249	Cash		19,441	9,720	Cash		0	0	0
10	Hilton Denver Dual Brand Hotel			N	Y	Acquisition	0	572,462	81,780	Cash		0	Springing			0	62,684	0
11	Park Tower at Transbay	6/10/2019	12.0%	N	Y	Refinance	4,412,926	0	Springing			0	Springing			0	0	0
12	560 Mission Street	11/18/2019	9.0%	N	Y	Recapitalization	0	0	Springing			0	Springing			0	Springing	267,260
13	Powered Shell Portfolio - Sterling			N	Y	Acquisition	0	0	Springing			0	Springing			0	0	0
13.01	45305 West Severn Way (DC-22)			N	Y
13.02	45295 West Severn Way (DC-21)			N	Y
14	Stop & Shop Portfolio			N	Y	Refinance	0	0	Springing			0	Springing			0	Springing	0
14.01	Stop & Shop - Malden			N	Y
14.02	Stop & Shop - Swampscott			N	Y
14.03	Stop & Shop - Framingham			N	Y
14.04	Stop & Shop - Bristol			N	Y
15	3900 Camelback			N	Y	Acquisition	8,125	0	53,905	Cash		6,638	3,319	Cash		0	2,959	106,512
16	Springhill Suites - Charlotte Uptown			N	Y	Refinance	0	47,962	23,981	Cash		0	Springing			0	Springing	0
17	Woodbridge Crossing			N	Y	Acquisition	16,875	0	35,162	Cash		20,800	5,200	Cash		0	2,463	0
18	Innocor Industrial Portfolio			N	Y	Refinance	0	0	Springing			0	Springing			0	0	0
18.01	1750 West Downs Drive			N	Y
18.02	122 Parker Street			N	Y
18.03	1700 West Downs Drive			N	Y
18.04	1850 West Downs Drive			N	Y
18.05	1200 Rink Street			N	Y
19	Carson Town Center	11/18/2019	9.0%	N	Y	Refinance	0	133,830	33,458	Cash		0	Springing			0	2,121	76,345
20	Marriott - Bakersfield	8/14/2019	13.0%	N	Y	Refinance	0	346,104	30,659	Cash		102,039	11,338	Cash		0	43,311	0
21	Folsom Gateway	10/30/2019	5.0%	N	Y	Acquisition	0	116,876	29,219	Cash		0	Springing			0	3,005	0
22	280 South Beverly Drive	10/4/2019	17.0%	N	Y	Refinance	0	34,755	6,951	Cash		7,170	1,195	Cash		0	Springing	28,980
23	Springhill Suites - Ballantyne			N	Y	Refinance	0	30,333	15,167	Cash		0	Springing			0	10,293	0
24	Anza Hotel	11/4/2019	14.0%	N	Y	Refinance	0	0	30,333	Cash		0	Springing			2,379,180	22,315	0
25	Fairfield Inn & Suites Ft Lauderdale			N	Y	Refinance	0	59,784	29,892	Cash		0	Springing			0	Springing	0
26	Fairfield Inn & Suites Pembroke Pines			N	Y	Refinance	0	52,195	26,097	Cash		0	Springing			0	17,368	0
27	Forest Pointe Apartments			N	Y	Refinance	116,000	0	13,485	Cash		32,191	3,577	Cash		0	5,779	0
28	Midland Self Storage & Portland Business Park Portfolio	Various	Various	N	Y	Refinance	17,813	29,821	14,911	Cash		8,126	2,322	Cash		0	565	0
28.01	Midland Self Storage	8/15/2019	7.0%	N	Y
28.02	Portland Business Park	8/19/2019	8.0%	N	Y
29	Chroma Apartments			N	Y	Refinance	0	16,800	3,360	Cash		0	Springing			0	4,243	101,844
30	Waterside Center 3110	10/18/2019	8.0%	N	Y	Acquisition	0	61,941	20,647	Cash		0	Springing			0	Springing	0
31	Sacramento Office Portfolio	9/20/2019	9.0%	N	Y	Refinance	51,375	179,605	59,868	Cash		0	Springing			0	7,375	0
31.01	Royal Oaks Campus	9/20/2019	9.0%	N	Y
31.02	Lennane Campus	9/20/2019	9.0%	N	Y
31.03	West Sacramento Campus	9/20/2019	9.0%	N	Y
32	Canoga Park	12/18/2019	12.0%	N	Y	Refinance	0	105,816	17,636	Cash		0	Springing			0	3,615	0
33	Copperwood Business Center	7/1/2019	11.0%	N	Y	Acquisition	44,188	38,121	12,707	Cash		4,219	4,219	Cash		406,400	Springing	0
34	Fountain Lake Townhome Apartments	10/24/2019	8.0%	N	Y	Refinance	5,563	60,134	20,045	Cash		0	Springing			0	2,000	0
35	Campus Walk Chico Apartments	10/17/2019	6.0%	N	Y	Acquisition	7,500	64,289	12,876	Cash		0	Springing			250,000	2,175	0
36	Upper Manhattan & Astoria Portfolio			N	Y	Recapitalization	146,313	0	23,726	Cash		0	Springing			0	3,191	0
36.01	419 West 128th Street			N	Y
36.02	533 West 151st Street			N	Y
36.03	517 West 169th Street			N	Y
36.04	502 West 143rd Street			N	Y
36.05	23-02 36th Ave Street			N	Y
36.06	507 West 168th Street			N	Y
37	Southern CVS Portfolio			N	N	Refinance	0	0	Springing			0	Springing			0	0	0
37.01	CVS Lenexa			N	N
37.02	CVS Ocean Springs			N	N
37.03	CVS Hoover			N	N
38	440 East 79th Street Owners Corp.			N	Y	Refinance	0	0	Springing			0	Springing			0	0	0
39	One Executive Center			N	Y	Refinance	0	50,072	12,518	Cash		6,625	1,104	Cash		0	1,899	0
40	Best Storage - Henderson, NV			N	Y	Refinance	20,938	3,656	3,656	Cash		3,690	1,230	Cash		0	Springing	55,000
41	310/312 East 23rd Apartment Corp.			N	Y	Refinance	0	0	Springing			0	Springing			0	0	0
42	Crest Manor Housing Corporation			N	Y	Refinance	0	0	Springing			0	Springing			0	0	0
43	Piper Townhomes			N	Y	Acquisition	0	153,632	19,204	Cash		0	Springing			0	1,667	0
44	Proguard Self Storage - Houston			N	Y	Refinance	0	52,513	26,256	Cash		0	Springing			0	638	40,000
45	Cameo House Owners, Inc.			N	Y	Refinance	0	0	Springing			0	Springing			0	0	0
46	Rocky Point Owners, Inc.			N	Y	Refinance	0	76,055	25,352	Cash		0	Springing			0	0	0
47	Berkley Owners Corp.			N	Y	Refinance	0	0	Springing			0	Springing			0	0	0
48	TownePlace Suites - Whitefish	10/29/2019	5.0%	N	Y	Acquisition	0	29,513	8,611	Cash		5,550	2,775	Cash		0	8,847	0
49	Mr. Stor All Self Storage - Sonora	11/8/2019	2.0%	N	Y	Acquisition	27,313	41,209	8,242	Cash		0	Springing			0	1,270	0
50	Mars Evans Self Storage			N	Y	Refinance	1,875	36,571	5,224	Cash		2,567	1,428	Cash		0	1,431	0
51	Springhill Suites - Punta Gorda			N	Y	Recapitalization	0	37,180	12,393	Cash		0	Springing			0	Springing	0
52	Guardian Self Storage - Longmont			N	Y	Refinance	0	87,619	10,952	Cash		0	Springing			0	624	0
53	Chateau Villa Corp.			N	Y	Refinance	0	0	Springing			0	Springing			0	0	0
54	1295 Fulton Street			N	Y	Refinance	0	1,250	1,250	Cash		0	Springing			0	298	0
55	The Redwoods at Mather Station	10/22/2019	7.0%	N	Y	Refinance	79,375	6,911	6,911	Cash		9,485	1,897	Cash		0	1,563	75,000
56	Shops at St Tropez			N	Y	Recapitalization	0	29,373	9,791	Cash		2,408	1,204	Cash		0	1,043	12,515
57	245 West 104th Street Housing Corporation			N	Y	Refinance	0	0	Springing			0	Springing			0	0	0
58	1100 Concourse Tenants Corp.			N	Y	Refinance	0	18,689	9,344	Cash		0	Springing			0	0	0
59	56 Hialeah Apartments			N	Y	Recapitalization	17,973	35,490	17,745	Cash		17,710	5,903	Cash		0	3,050	0
60	Hillcrest Point Apartments Owners, Corp.			N	Y	Refinance	0	312,993	52,955	Cash		0	Springing			0	0	0
61	Shield Self Storage - North Las Vegas			N	Y	Refinance	0	6,075	3,037	Cash		0	Springing			55,000	695	0
62	University Courtyard Apartments			N	Y	Acquisition	18,625	0	7,280	Cash		1,527	1,004	Cash		0	1,958	235,000
63	82-90 Caryl Avenue Owners Corp.			N	Y	Refinance	0	0	Springing			0	Springing			0	0	0
64	Hinesburg Center			N	Y	Refinance	0	10,029	5,014	Cash		0	Springing			0	479	0
65	270 North Broadway Tenants Corp.			N	Y	Refinance	0	22,007	6,256	Cash		0	Springing			0	0	0
66	Bronxville Gardens Co-operative Apartments Corp.			N	Y	Refinance	0	0	Springing			0	Springing			0	0	0
67	52 Warren Street Owners Inc.			N	Y	Refinance	0	27,909	13,955	Cash		0	Springing			0	0	0
68	The Casino Mansions Company			N	Y	Refinance	0	44,475	22,237	Cash		0	Springing			0	0	0
69	Picasso Way Owners, Inc.			N	Y	Refinance	0	81,856	20,464	Cash		0	Springing			0	0	0
70	555 Owners Corp.			N	Y	Refinance	0	0	Springing			0	Springing			0	0	0
71	120 W. 70 Owners Corp.			N	Y	Refinance	0	0	Springing			0	Springing			0	0	0
72	2 Grove Street Apartment Corporation			N	Y	Refinance	0	0	Springing			0	Springing			0	0	0
73	Littlepark House Corp.			N	Y	Refinance	0	94,884	47,442	Cash		0	Springing			0	0	0
74	79 Barrow Street Owners Corp.			N	Y	Refinance	0	22,400	11,200	Cash		0	Springing			0	0	0
75	340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp.			N	Y	Refinance	0	0	Springing			0	Springing			0	0	0
76	6035 Broadway Owners Corp.			N	Y	Refinance	0	0	Springing			0	Springing			0	0	0
77	32 Downing Owners Corp.			N	Y	Refinance	0	24,667	12,334	Cash		0	Springing			0	0	0

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)(11)	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(12)	Other Escrow I (Initial) ($)(4)(6)(12)
1	55 Hudson Yards			0	Springing	0			0	0			Tenant Specific TILC Reserve	34,260,641
2	1633 Broadway			0	Springing	5,123,024			0	0			Unfunded Obligations Reserve	36,389,727
3	Bellagio Hotel and Casino			0	0	0			0	0				0
4	545 Washington Boulevard	Cash		0	72,226	1,500,000	Cash		0	0			Rent Concession Reserve Fund	21,201,910
5	Jackson Park			0	0	0			0	0				0
6	Kings Plaza			0	Springing	0			0	0			Springing Ground Rent Reserve	0
7	1412 Broadway	Cash		2,000,000	52,431	2,000,000	Cash		0	0			Kasper Free Rent	1,743,133
8	Houston-Austin Multifamily Portfolio	Cash		0	0	0			0	0			Capital Improvements Reserve	1,020,276
8.01	Treehouse Apartments
8.02	Waterstone Place Apartments
8.03	Stonecreek Apartments
9	Parklawn Building			0	0	0			0	0				0
10	Hilton Denver Dual Brand Hotel	Cash		0	0	0			0	0			PIP Reserve	4,500,000
11	Park Tower at Transbay			80,198,366	0	0	Cash		0	0			Regulatory Fees Reserve	5,528,653
12	560 Mission Street			2,152,612	Springing	2,004,447	Cash		0	0				0
13	Powered Shell Portfolio - Sterling			0	0	0			0	0				0
13.01	45305 West Severn Way (DC-22)
13.02	45295 West Severn Way (DC-21)
14	Stop & Shop Portfolio			0	0	0			0	0				0
14.01	Stop & Shop - Malden
14.02	Stop & Shop - Swampscott
14.03	Stop & Shop - Framingham
14.04	Stop & Shop - Bristol
15	3900 Camelback	Cash		500,000	18,492	1,000,000	Cash		0	0				0
16	Springhill Suites - Charlotte Uptown			0	0	0			0	0				0
17	Woodbridge Crossing	Cash		375,000	20,522	738,784	Cash		0	0				0
18	Innocor Industrial Portfolio			0	0	0			0	0				0
18.01	1750 West Downs Drive
18.02	122 Parker Street
18.03	1700 West Downs Drive
18.04	1850 West Downs Drive
18.05	1200 Rink Street
19	Carson Town Center	Cash		0	9,190	0	Cash		0	0			Rent Concession Reserve	357,500
20	Marriott - Bakersfield	Cash		0	0	0			0	0				0
21	Folsom Gateway	Cash		750,000	Springing	750,000	Cash		0	0			Landlord Obligation Reserve	1,120,190
22	280 South Beverly Drive	Cash		150,000	8,315	150,000	Cash		0	0				0
23	Springhill Suites - Ballantyne	Cash		0	0	0			0	0				0
24	Anza Hotel	Cash		0	0	0			0	0				0
25	Fairfield Inn & Suites Ft Lauderdale			0	0	0			0	0			Springing PIP Reserve	0
26	Fairfield Inn & Suites Pembroke Pines	Cash		0	0	0			0	0			Springing PIP Reserve	0
27	Forest Pointe Apartments	Cash		0	0	0			0	0				0
28	Midland Self Storage & Portland Business Park Portfolio	Cash		100,000	Springing	100,000	Cash		0	0				0
28.01	Midland Self Storage
28.02	Portland Business Park
29	Chroma Apartments	Cash		0	2,451	58,827	Cash		0	0			Rent Concession Reserve	70,382
30	Waterside Center 3110			1,000,000	7,640	500,000	Cash		0	0			Rent Concession Reserve	191,731
31	Sacramento Office Portfolio	Cash		3,000,000	Springing	2,500,000	Cash		0	0			Existing Tenant Improvements	1,530,469
31.01	Royal Oaks Campus
31.02	Lennane Campus
31.03	West Sacramento Campus
32	Canoga Park	Cash		0	0	0			0	0			Laundry Rent Abatement	52,087
33	Copperwood Business Center	Cash		0	5,873	200,000	Cash		0	0				0
34	Fountain Lake Townhome Apartments	Cash		0	0	0			0	0				0
35	Campus Walk Chico Apartments	Cash		0	0	0			0	0				0
36	Upper Manhattan & Astoria Portfolio	Cash		0	1,437	0	Cash		0	0			143rd Street Insurance Indemnity Reserve	192,806
36.01	419 West 128th Street
36.02	533 West 151st Street
36.03	517 West 169th Street
36.04	502 West 143rd Street
36.05	23-02 36th Ave Street
36.06	507 West 168th Street
37	Southern CVS Portfolio			0	Springing	0			0	0				0
37.01	CVS Lenexa
37.02	CVS Ocean Springs
37.03	CVS Hoover
38	440 East 79th Street Owners Corp.			0	0	0			0	0				0
39	One Executive Center	Cash		125,000	14,245	350,000	Cash		0	0			Outstanding TI Allowances	535,526
40	Best Storage - Henderson, NV	Cash		0	0	0			0	0				0
41	310/312 East 23rd Apartment Corp.			0	0	0			0	0				0
42	Crest Manor Housing Corporation			0	0	0			0	0				0
43	Piper Townhomes	Cash		0	0	0			0	0				0
44	Proguard Self Storage - Houston	Cash		0	0	0			0	0				0
45	Cameo House Owners, Inc.			0	0	0			0	0				0
46	Rocky Point Owners, Inc.			0	0	0			0	0			Collateral Security Agreement for Sewage Treatment Facility	900,000
47	Berkley Owners Corp.			0	0	0			0	0				0
48	TownePlace Suites - Whitefish	Cash		0	0	0			0	0			Seasonality Reserve	286,000
49	Mr. Stor All Self Storage - Sonora	Cash		0	0	0			0	0				0
50	Mars Evans Self Storage	Cash		0	0	0			0	0				0
51	Springhill Suites - Punta Gorda			0	0	0			0	0				0
52	Guardian Self Storage - Longmont	Cash		0	0	0			0	0				0
53	Chateau Villa Corp.			0	0	0			0	0				0
54	1295 Fulton Street	Cash		75,000	2,231	0	Cash		0	0			0	0
55	The Redwoods at Mather Station	Cash		0	0	0			0	0				0
56	Shops at St Tropez	Cash		0	2,212	26,545	Cash		0	0			Condo Association Management Fee	56,250
57	245 West 104th Street Housing Corporation			0	0	0			0	0				0
58	1100 Concourse Tenants Corp.			0	0	0			0	0				0
59	56 Hialeah Apartments	Cash		0	0	0			0	0				0
60	Hillcrest Point Apartments Owners, Corp.			0	0	0			0	0			Collateral Security Agreement for Capital Improvements	1,000,000
61	Shield Self Storage - North Las Vegas	Cash		0	0	0			0	0				0
62	University Courtyard Apartments	Cash		0	0	0			0	0				0
63	82-90 Caryl Avenue Owners Corp.			0	0	0			0	0			Collateral Security Agreement for Capital Improvements	200,000
64	Hinesburg Center	Cash		0	691	24,870	Cash		0	0				0
65	270 North Broadway Tenants Corp.			0	0	0			0	0			Collateral Security Agreement RE: Tax Map Correction	127,000
66	Bronxville Gardens Co-operative Apartments Corp.			0	0	0			0	0				0
67	52 Warren Street Owners Inc.			0	0	0			0	0				0
68	The Casino Mansions Company			0	0	0			0	0				0
69	Picasso Way Owners, Inc.			0	0	0			0	0				0
70	555 Owners Corp.			0	0	0			0	0				0
71	120 W. 70 Owners Corp.			0	0	0			0	0				0
72	2 Grove Street Apartment Corporation			0	0	0			0	0				0
73	Littlepark House Corp.			0	0	0			0	0				0
74	79 Barrow Street Owners Corp.			0	0	0			0	0				0
75	340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp.			0	0	0			0	0				0
76	6035 Broadway Owners Corp.			0	0	0			0	0			Collateral Security Agreement for Capital Improvements	200,000
77	32 Downing Owners Corp.			0	0	0			0	0				0
A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Monthly) ($)(12)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty
1	55 Hudson Yards	0	0	Cash
2	1633 Broadway	0	0	Cash
3	Bellagio Hotel and Casino	0	0
4	545 Washington Boulevard	0	0	Cash
5	Jackson Park	0	0
6	Kings Plaza	Springing	0
7	1412 Broadway	0	0	Cash
8	Houston-Austin Multifamily Portfolio	0	0	Cash
8.01	Treehouse Apartments
8.02	Waterstone Place Apartments
8.03	Stonecreek Apartments
9	Parklawn Building	0	0
10	Hilton Denver Dual Brand Hotel	Springing	0	Cash
11	Park Tower at Transbay	0	0	Cash
12	560 Mission Street	0	0
13	Powered Shell Portfolio - Sterling	0	0
13.01	45305 West Severn Way (DC-22)
13.02	45295 West Severn Way (DC-21)
14	Stop & Shop Portfolio	0	0
14.01	Stop & Shop - Malden
14.02	Stop & Shop - Swampscott
14.03	Stop & Shop - Framingham
14.04	Stop & Shop - Bristol
15	3900 Camelback	0	0
16	Springhill Suites - Charlotte Uptown	0	0
17	Woodbridge Crossing	0	0
18	Innocor Industrial Portfolio	0	0
18.01	1750 West Downs Drive
18.02	122 Parker Street
18.03	1700 West Downs Drive
18.04	1850 West Downs Drive
18.05	1200 Rink Street
19	Carson Town Center	0	0	Cash
20	Marriott - Bakersfield	0	0
21	Folsom Gateway	0	0	Cash
22	280 South Beverly Drive	0	0
23	Springhill Suites - Ballantyne	0	0
24	Anza Hotel	0	0
25	Fairfield Inn & Suites Ft Lauderdale	Springing	0
26	Fairfield Inn & Suites Pembroke Pines	Springing	0
27	Forest Pointe Apartments	0	0
28	Midland Self Storage & Portland Business Park Portfolio	0	0
28.01	Midland Self Storage
28.02	Portland Business Park
29	Chroma Apartments	0	0	Cash
30	Waterside Center 3110	0	0	Cash
31	Sacramento Office Portfolio	0	0	Cash
31.01	Royal Oaks Campus
31.02	Lennane Campus
31.03	West Sacramento Campus
32	Canoga Park	0	0	Cash
33	Copperwood Business Center	0	0
34	Fountain Lake Townhome Apartments	0	0
35	Campus Walk Chico Apartments	0	0
36	Upper Manhattan & Astoria Portfolio	0	0	Cash
36.01	419 West 128th Street
36.02	533 West 151st Street
36.03	517 West 169th Street
36.04	502 West 143rd Street
36.05	23-02 36th Ave Street
36.06	507 West 168th Street
37	Southern CVS Portfolio	0	0
37.01	CVS Lenexa
37.02	CVS Ocean Springs
37.03	CVS Hoover
38	440 East 79th Street Owners Corp.	0	0
39	One Executive Center	0	0	Cash
40	Best Storage - Henderson, NV	0	0
41	310/312 East 23rd Apartment Corp.	0	0
42	Crest Manor Housing Corporation	0	0
43	Piper Townhomes	0	0
44	Proguard Self Storage - Houston	0	0
45	Cameo House Owners, Inc.	0	0
46	Rocky Point Owners, Inc.	0	0	Cash
47	Berkley Owners Corp.	0	0
48	TownePlace Suites - Whitefish	Borrower shall deposit on each payment date (i) from July 2020 through October 2020 $125,000 and (ii) during the months of July through October for each subsequent year the Re-Calculated Seasonality Reserve Monthly Deposit (as defined in the loan agreement)	0	Cash
49	Mr. Stor All Self Storage - Sonora	0	0
50	Mars Evans Self Storage	0	0
51	Springhill Suites - Punta Gorda	0	0
52	Guardian Self Storage - Longmont	0	0
53	Chateau Villa Corp.	0	0
54	1295 Fulton Street	0	0
55	The Redwoods at Mather Station	0	0
56	Shops at St Tropez	0	0	Cash
57	245 West 104th Street Housing Corporation	0	0
58	1100 Concourse Tenants Corp.	0	0
59	56 Hialeah Apartments	0	0
60	Hillcrest Point Apartments Owners, Corp.	0	0	Cash
61	Shield Self Storage - North Las Vegas	0	0
62	University Courtyard Apartments	0	0
63	82-90 Caryl Avenue Owners Corp.	0	0	Cash
64	Hinesburg Center	0	0
65	270 North Broadway Tenants Corp.	0	0	Cash
66	Bronxville Gardens Co-operative Apartments Corp.	0	0
67	52 Warren Street Owners Inc.	0	0
68	The Casino Mansions Company	0	0
69	Picasso Way Owners, Inc.	0	0
70	555 Owners Corp.	0	0
71	120 W. 70 Owners Corp.	0	0
72	2 Grove Street Apartment Corporation	0	0
73	Littlepark House Corp.	0	0
74	79 Barrow Street Owners Corp.	0	0
75	340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp.	0	0
76	6035 Broadway Owners Corp.	0	0	Cash
77	32 Downing Owners Corp.	0	0

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)(6)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date
1	55 Hudson Yards	Free Rent Reserve ($11,482,346); Milbank Lease Landlord Delay Dispute Reserve ($11,000,000); MarketAxess Lease Takeover Reserve ($4,474,631)	26,956,977	0	0	Cash			Fee
2	1633 Broadway		0	0	0				Fee
3	Bellagio Hotel and Casino		0	0	0				Fee and Leasehold	MKB Ground Lease: 4/27/2033
4	545 Washington Boulevard	Major Tenant Rollover Reserve Fund (Springing); Existing TI/LC Obligations ($4,840,935.49)	4,840,935	Springing	0	Cash			Fee
5	Jackson Park		0	0	0				Fee
6	Kings Plaza		0	0	0				Fee and Leasehold	5/28/2028
7	1412 Broadway		0	0	0				Fee
8	Houston-Austin Multifamily Portfolio		0	0	0				Fee
8.01	Treehouse Apartments								Fee
8.02	Waterstone Place Apartments								Fee
8.03	Stonecreek Apartments								Fee
9	Parklawn Building		0	0	0				Fee
10	Hilton Denver Dual Brand Hotel		0	0	0				Fee
11	Park Tower at Transbay		0	0	0				Fee
12	560 Mission Street		0	0	0				Fee
13	Powered Shell Portfolio - Sterling		0	0	0				Fee
13.01	45305 West Severn Way (DC-22)								Fee
13.02	45295 West Severn Way (DC-21)								Fee
14	Stop & Shop Portfolio		0	0	0				Fee
14.01	Stop & Shop - Malden								Fee
14.02	Stop & Shop - Swampscott								Fee
14.03	Stop & Shop - Framingham								Fee
14.04	Stop & Shop - Bristol								Fee
15	3900 Camelback		0	0	0				Fee
16	Springhill Suites - Charlotte Uptown		0	0	0				Fee
17	Woodbridge Crossing		0	0	0				Fee
18	Innocor Industrial Portfolio		0	0	0				Fee
18.01	1750 West Downs Drive								Fee
18.02	122 Parker Street								Fee
18.03	1700 West Downs Drive								Fee
18.04	1850 West Downs Drive								Fee
18.05	1200 Rink Street								Fee
19	Carson Town Center		0	0	0				Fee
20	Marriott - Bakersfield		0	0	0				Fee
21	Folsom Gateway		0	0	0				Fee
22	280 South Beverly Drive		0	0	0				Fee
23	Springhill Suites - Ballantyne		0	0	0				Fee
24	Anza Hotel		0	0	0				Fee
25	Fairfield Inn & Suites Ft Lauderdale		0	0	0				Fee
26	Fairfield Inn & Suites Pembroke Pines		0	0	0				Fee
27	Forest Pointe Apartments		0	0	0				Fee
28	Midland Self Storage & Portland Business Park Portfolio		0	0	0				Fee
28.01	Midland Self Storage								Fee
28.02	Portland Business Park								Fee
29	Chroma Apartments	Outstanding TI/LC Reserve ($564,659); Gap Rent Reserve ($22,368)	587,027	0	0	Cash			Fee
30	Waterside Center 3110		0	0	0				Fee
31	Sacramento Office Portfolio	Existing Leasing Commissions ($347,683); Free Rent Reserve ($99,741)	447,424	0	0	Cash			Fee
31.01	Royal Oaks Campus								Fee
31.02	Lennane Campus								Fee
31.03	West Sacramento Campus								Fee
32	Canoga Park		0	0	0				Fee
33	Copperwood Business Center		0	0	0				Fee
34	Fountain Lake Townhome Apartments		0	0	0				Fee
35	Campus Walk Chico Apartments		0	0	0				Fee
36	Upper Manhattan & Astoria Portfolio		0	0	0				Fee
36.01	419 West 128th Street								Fee
36.02	533 West 151st Street								Fee
36.03	517 West 169th Street								Fee
36.04	502 West 143rd Street								Fee
36.05	23-02 36th Ave Street								Fee
36.06	507 West 168th Street								Fee
37	Southern CVS Portfolio		0	0	0				Fee
37.01	CVS Lenexa								Fee
37.02	CVS Ocean Springs								Fee
37.03	CVS Hoover								Fee
38	440 East 79th Street Owners Corp.		0	0	0				Fee
39	One Executive Center	New Mexico ALTSD Gap Rent Reserve	47,667	0	0	Cash			Fee
40	Best Storage - Henderson, NV		0	0	0				Fee
41	310/312 East 23rd Apartment Corp.		0	0	0				Fee
42	Crest Manor Housing Corporation		0	0	0				Fee
43	Piper Townhomes		0	0	0				Fee
44	Proguard Self Storage - Houston		0	0	0				Fee
45	Cameo House Owners, Inc.		0	0	0				Fee
46	Rocky Point Owners, Inc.		0	0	0				Fee
47	Berkley Owners Corp.		0	0	0				Fee
48	TownePlace Suites - Whitefish		0	0	0				Fee
49	Mr. Stor All Self Storage - Sonora		0	0	0				Fee
50	Mars Evans Self Storage		0	0	0				Fee
51	Springhill Suites - Punta Gorda		0	0	0				Fee
52	Guardian Self Storage - Longmont		0	0	0				Fee
53	Chateau Villa Corp.		0	0	0				Fee
54	1295 Fulton Street		0	0	0				Fee
55	The Redwoods at Mather Station		0	0	0				Fee
56	Shops at St Tropez		0	0	0				Fee
57	245 West 104th Street Housing Corporation		0	0	0				Fee
58	1100 Concourse Tenants Corp.		0	0	0				Fee
59	56 Hialeah Apartments		0	0	0				Fee
60	Hillcrest Point Apartments Owners, Corp.	Collateral Security Agreement RE: Maintenance Arrears	195,000	0	0	Cash			Fee
61	Shield Self Storage - North Las Vegas		0	0	0				Fee
62	University Courtyard Apartments		0	0	0				Fee
63	82-90 Caryl Avenue Owners Corp.		0	0	0				Fee
64	Hinesburg Center		0	0	0				Fee
65	270 North Broadway Tenants Corp.		0	0	0				Fee
66	Bronxville Gardens Co-operative Apartments Corp.		0	0	0				Fee
67	52 Warren Street Owners Inc.		0	0	0				Fee
68	The Casino Mansions Company		0	0	0				Fee
69	Picasso Way Owners, Inc.		0	0	0				Fee
70	555 Owners Corp.		0	0	0				Fee
71	120 W. 70 Owners Corp.		0	0	0				Fee
72	2 Grove Street Apartment Corporation		0	0	0				Fee
73	Littlepark House Corp.		0	0	0				Fee
74	79 Barrow Street Owners Corp.		0	0	0				Fee
75	340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp.		0	0	0				Fee
76	6035 Broadway Owners Corp.		0	0	0				Fee
77	32 Downing Owners Corp.		0	0	0				Fee

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield
1	55 Hudson Yards			Hard/Springing Cash Management	1,245,000,000	3,111,635	300,000,000	300,000,000	2.78	2.68	51.9%	8.3%
2	1633 Broadway			Hard/Springing Cash Management	1,250,000,000	3,166,493	249,000,000	249,000,000	3.14	3.07	52.1%	9.5%
3	Bellagio Hotel and Casino	MKB Ground Lease: $503,702.77	On each Adjustment Date, the Consumer Price Index, All Urban
Consumers All Items (“CPI-U”) published by the United States Department of Labor,
Bureau of Labor Statistics (the “Index”) which is published for the calendar month most immediately preceding the month in which occurs the Adjustment Date (the
“Extension Index”) shall be compared with the Index published for March 1995 (the
“Beginning Index
). If the Extension Index is greater than both the Beginning Index and the previous Extension Index used as the case may be, the rent payable during the twelve (12) month period following such current Adjustment Date shall be set by multiplying the rent set forth above ($225,000 per annum) by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index.
If the Extension Index is not greater than both the Beginning Index and the last previous Extension Index used to determine rent adjustments, rent shall continue in the amount then currently payable. If the Index is changed so that the Base Year differs from that used as of the date hereof the Index shall be converted in accordance with the Conversion Factor published by the United States Department of Labor,
Bureau of Labor Statistics. If the Index is discontinued or revised at any time, then such other government index or computation with which it is replaced or is generally recognized as authoritative shall be used in order to obtain substantially the same rent increase result as would have been obtained if the Index had not been discontinued or revised. If publication of the Extension Index is delayed, Tenant shall continue to pay rent at the previous amount until the Extension Index is published. At that time, the rent adjustment contemplated hereby shall be made, and Tenant shall pay any additional rent then due from the Adjustment Date because of any adjustment in rent
			and shall also commence to pay the adjusted rent.	Hard/Springing Cash Management	3,010,000,000	9,320,723	1,333,800,000	1,333,800,000	4.24	4.06	70.7%	15.7%
4	545 Washington Boulevard			Springing
5	Jackson Park			Soft/Springing Cash Management	1,000,000,000	2,745,949	450,000,000	450,000,000	2.17	2.15	62.5%	7.1%
6	Kings Plaza	$122,957	1st option: $147,548.44; 2nd option: $177,058.12; 3rd option: $212,469.74; 4th option: $254,963.68	Hard/Springing Cash Management
7	1412 Broadway			Hard/Upfront Cash Management
8	Houston-Austin Multifamily Portfolio			Springing
8.01	Treehouse Apartments
8.02	Waterstone Place Apartments
8.03	Stonecreek Apartments
9	Parklawn Building			Hard/Upfront Cash Management
10	Hilton Denver Dual Brand Hotel			Springing
11	Park Tower at Transbay			Hard/Springing Cash Management
12	560 Mission Street			Hard/Springing Cash Management
13	Powered Shell Portfolio - Sterling			Hard/Springing Cash Management
13.01	45305 West Severn Way (DC-22)
13.02	45295 West Severn Way (DC-21)
14	Stop & Shop Portfolio			Hard/Springing Cash Management
14.01	Stop & Shop - Malden
14.02	Stop & Shop - Swampscott
14.03	Stop & Shop - Framingham
14.04	Stop & Shop - Bristol
15	3900 Camelback			Hard/Springing Cash Management
16	Springhill Suites - Charlotte Uptown			Springing
17	Woodbridge Crossing			Springing
18	Innocor Industrial Portfolio			Hard/Springing Cash Management
18.01	1750 West Downs Drive
18.02	122 Parker Street
18.03	1700 West Downs Drive
18.04	1850 West Downs Drive
18.05	1200 Rink Street
19	Carson Town Center			Hard/Upfront Cash Management
20	Marriott - Bakersfield			Springing
21	Folsom Gateway			Springing
22	280 South Beverly Drive			Soft/Springing Cash Management
23	Springhill Suites - Ballantyne			Springing
24	Anza Hotel			Hard/Springing Cash Management
25	Fairfield Inn & Suites Ft Lauderdale			Springing
26	Fairfield Inn & Suites Pembroke Pines			Springing
27	Forest Pointe Apartments			Springing
28	Midland Self Storage & Portland Business Park Portfolio			Springing
28.01	Midland Self Storage
28.02	Portland Business Park
29	Chroma Apartments			Soft/Springing Cash Management
30	Waterside Center 3110			Springing
31	Sacramento Office Portfolio			Hard/Springing Cash Management
31.01	Royal Oaks Campus
31.02	Lennane Campus
31.03	West Sacramento Campus
32	Canoga Park			Springing
33	Copperwood Business Center			Springing
34	Fountain Lake Townhome Apartments			Springing
35	Campus Walk Chico Apartments			Springing
36	Upper Manhattan & Astoria Portfolio			Soft/Springing Cash Management
36.01	419 West 128th Street
36.02	533 West 151st Street
36.03	517 West 169th Street
36.04	502 West 143rd Street
36.05	23-02 36th Ave Street
36.06	507 West 168th Street
37	Southern CVS Portfolio			Hard/Upfront Cash Management
37.01	CVS Lenexa
37.02	CVS Ocean Springs
37.03	CVS Hoover
38	440 East 79th Street Owners Corp.			None	10,983,982	48,229	500,000	0	10.39	10.29	6.0%	54.7%
39	One Executive Center			Springing
40	Best Storage - Henderson, NV			Springing
41	310/312 East 23rd Apartment Corp.			None
42	Crest Manor Housing Corporation			None	9,486,243	41,677	500,000	0	4.10	3.99	30.6%	21.6%
43	Piper Townhomes			Springing
44	Proguard Self Storage - Houston			Springing
45	Cameo House Owners, Inc.			None	8,986,849	39,098	500,000	0	4.74	4.68	18.4%	24.8%
46	Rocky Point Owners, Inc.			None	8,792,798	34,201	400,000	0	4.71	4.56	48.9%	22.0%
47	Berkley Owners Corp.			None	8,492,930	32,573	500,000	0	5.48	5.40	10.4%	25.2%
48	TownePlace Suites - Whitefish			Springing
49	Mr. Stor All Self Storage - Sonora			Springing
50	Mars Evans Self Storage			Springing
51	Springhill Suites - Punta Gorda			Springing
52	Guardian Self Storage - Longmont			Springing
53	Chateau Villa Corp.			None	7,343,818	27,895	500,000	0	8.49	8.30	16.5%	38.7%
54	1295 Fulton Street			Springing
55	The Redwoods at Mather Station			Springing
56	Shops at St Tropez			Springing
57	245 West 104th Street Housing Corporation			None	6,990,529	29,874	1,000,000	0	12.76	12.67	5.1%	65.4%
58	1100 Concourse Tenants Corp.			None	6,291,026	27,318	500,000	0	2.58	2.50	22.6%	13.5%
59	56 Hialeah Apartments			Springing
60	Hillcrest Point Apartments Owners, Corp.			None	5,991,745	26,465	500,000	0	9.44	9.12	26.5%	50.0%
61	Shield Self Storage - North Las Vegas			Springing
62	University Courtyard Apartments			Springing
63	82-90 Caryl Avenue Owners Corp.			None
64	Hinesburg Center			Springing
65	270 North Broadway Tenants Corp.			None	3,996,794	15,234	500,000	0	4.00	3.92	34.2%	18.3%
66	Bronxville Gardens Co-operative Apartments Corp.			None	3,996,766	15,072	500,000	0	7.47	7.32	21.8%	33.8%
67	52 Warren Street Owners Inc.			None	3,250,000	9,548	250,000	0	7.80	7.77	12.7%	27.5%
68	The Casino Mansions Company			None	3,295,368	14,376	300,000	0	7.70	7.55	5.0%	40.3%
69	Picasso Way Owners, Inc.			None	3,265,740	14,144	500,000	0	10.95	10.77	20.7%	56.9%
70	555 Owners Corp.			None	2,996,301	13,224	500,000	0	6.58	6.40	19.0%	34.8%
71	120 W. 70 Owners Corp.			None	2,500,000	7,638	500,000	0	17.59	17.32	3.7%	64.5%
72	2 Grove Street Apartment Corporation			None	1,995,389	8,590	500,000	0	8.61	8.50	6.7%	44.5%
73	Littlepark House Corp.			None	1,647,757	7,131	200,000	0	20.43	20.10	2.5%	106.1%
74	79 Barrow Street Owners Corp.			None	1,647,100	7,836	250,000	0	5.61	5.51	9.7%	32.0%
75	340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp.			None	1,548,033	6,757	250,000	0	3.49	3.46	21.7%	18.3%
76	6035 Broadway Owners Corp.			None
77	32 Downing Owners Corp.			None

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(7)	Affiliated Sponsors(13)	Mortgage Loan Number
1	55 Hudson Yards	8.0%		Mitsui Fudosan America, Inc.; The Related Companies, L.P.; OP Olympic Capital Corp (US), Inc.		1
2	1633 Broadway	9.3%		Paramount Group Operating Partnership LP		2
3	Bellagio Hotel and Casino	15.1%		BREIT Operating Partnership L.P.	Y - Group 1	3
4	545 Washington Boulevard			HGI Opportunity Fund XIII, LP and HGGP Capital XIV, LP		4
5	Jackson Park	7.1%		Tishman Speyer Crown Equities 2007, LLC		5
6	Kings Plaza		53,000,000	The Macerich Partnership, L.P.		6
7	1412 Broadway			Eli Chetrit; Isaac Chetrit; Jacob Aini; Raizada Vaid		7
8	Houston-Austin Multifamily Portfolio			Nitya Capital, LLC		8
8.01	Treehouse Apartments					8.01
8.02	Waterstone Place Apartments					8.02
8.03	Stonecreek Apartments					8.03
9	Parklawn Building			Boyd Watterson Asset Management		9
10	Hilton Denver Dual Brand Hotel			Noble Hospitality Fund IV - Income, L.P.		10
11	Park Tower at Transbay			MetLife, Inc.		11
12	560 Mission Street			National Office Partners LLC		12
13	Powered Shell Portfolio - Sterling			BREIT Operating Partnership L.P.	Y - Group 1	13
13.01	45305 West Severn Way (DC-22)				Y - Group 1	13.01
13.02	45295 West Severn Way (DC-21)				Y - Group 1	13.02
14	Stop & Shop Portfolio			American Finance Trust, Inc.		14
14.01	Stop & Shop - Malden					14.01
14.02	Stop & Shop - Swampscott					14.02
14.03	Stop & Shop - Framingham					14.03
14.04	Stop & Shop - Bristol					14.04
15	3900 Camelback			Paragon Outcomes Management; Wilshire Capital Partners		15
16	Springhill Suites - Charlotte Uptown			SREE Hospitality	Y - Group 2	16
17	Woodbridge Crossing			Vista Property Company		17
18	Innocor Industrial Portfolio			Angelo, Gordon & Co., L.P.		18
18.01	1750 West Downs Drive					18.01
18.02	122 Parker Street					18.02
18.03	1700 West Downs Drive					18.03
18.04	1850 West Downs Drive					18.04
18.05	1200 Rink Street					18.05
19	Carson Town Center			Shaoul J. Levy		19
20	Marriott - Bakersfield			Richard H. Deihl		20
21	Folsom Gateway			Matthew T. White		21
22	280 South Beverly Drive			Iraj D. Simantob; Hamid B. Simantob		22
23	Springhill Suites - Ballantyne			SREE Hospitality	Y - Group 2	23
24	Anza Hotel			Pacific Beach Corporation		24
25	Fairfield Inn & Suites Ft Lauderdale			Sanjaykumar Patel; Sadhanaben Patel	Y - Group 3	25
26	Fairfield Inn & Suites Pembroke Pines			Sanjaykumar Patel; Sadhanaben Patel	Y - Group 3	26
27	Forest Pointe Apartments			James H. Kitchen		27
28	Midland Self Storage & Portland Business Park Portfolio			Scott J. Edwards		28
28.01	Midland Self Storage					28.01
28.02	Portland Business Park					28.02
29	Chroma Apartments		10,100,000	Philip G. Hulse; Philip G. Hulse Revocable Trust; Kevin Morrell; Kevin J. Morrell Revocable Trust; Howard J. Smith; Howard J. Smith Revocable Trust		29
30	Waterside Center 3110			Michael G. Rademaker		30
31	Sacramento Office Portfolio			Omninet Capital, LLC		31
31.01	Royal Oaks Campus					31.01
31.02	Lennane Campus					31.02
31.03	West Sacramento Campus					31.03
32	Canoga Park			Sterik Limited Partnership		32
33	Copperwood Business Center			Kurt Bruggeman; Philip C. Cohen; Kurt Bruggeman, Trustee of the KPB Living Trust; Phillip C. Cohen, Trustee of the Cohen Family Trust		33
34	Fountain Lake Townhome Apartments			David Nelson		34
35	Campus Walk Chico Apartments			NB Private Capital		35
36	Upper Manhattan & Astoria Portfolio			Alexander Laszlo		36
36.01	419 West 128th Street					36.01
36.02	533 West 151st Street					36.02
36.03	517 West 169th Street					36.03
36.04	502 West 143rd Street					36.04
36.05	23-02 36th Ave Street					36.05
36.06	507 West 168th Street					36.06
37	Southern CVS Portfolio			Peter C. Cooper		37
37.01	CVS Lenexa					37.01
37.02	CVS Ocean Springs					37.02
37.03	CVS Hoover					37.03
38	440 East 79th Street Owners Corp.	54.2%				38
39	One Executive Center			Aaron Hazelrigg; Joseph C. McMamara		39
40	Best Storage - Henderson, NV			Glyn Davies; Linda Davies		40
41	310/312 East 23rd Apartment Corp.					41
42	Crest Manor Housing Corporation	21.0%				42
43	Piper Townhomes			Axiom Equities		43
44	Proguard Self Storage - Houston			Proguard Self Storage		44
45	Cameo House Owners, Inc.	24.4%				45
46	Rocky Point Owners, Inc.	21.3%				46
47	Berkley Owners Corp.	24.9%				47
48	TownePlace Suites - Whitefish			Bryan Harris; Scott Jones; Steve Jurca		48
49	Mr. Stor All Self Storage - Sonora			New Crescendo, LLC	Y - Group 4	49
50	Mars Evans Self Storage			Pamela J. Rutledge; Mark C. Rutledge		50
51	Springhill Suites - Punta Gorda			Kana Hotel Group		51
52	Guardian Self Storage - Longmont			Guardian Storage		52
53	Chateau Villa Corp.	37.8%				53
54	1295 Fulton Street			Ezra Ashkenazi		54
55	The Redwoods at Mather Station			Manouchehr Mobedshahi		55
56	Shops at St Tropez			Barry Shelomovitz		56
57	245 West 104th Street Housing Corporation	65.0%				57
58	1100 Concourse Tenants Corp.	13.0%				58
59	56 Hialeah Apartments			Andres Guzman		59
60	Hillcrest Point Apartments Owners, Corp.	48.4%				60
61	Shield Self Storage - North Las Vegas			New Crescendo, LLC	Y - Group 4	61
62	University Courtyard Apartments			Casey S. Keller		62
63	82-90 Caryl Avenue Owners Corp.					63
64	Hinesburg Center			P. Brett Grabowski		64
65	270 North Broadway Tenants Corp.	17.9%				65
66	Bronxville Gardens Co-operative Apartments Corp.	33.1%				66
67	52 Warren Street Owners Inc.	27.4%				67
68	The Casino Mansions Company	39.5%				68
69	Picasso Way Owners, Inc.	55.9%				69
70	555 Owners Corp.	33.9%				70
71	120 W. 70 Owners Corp.	63.5%				71
72	2 Grove Street Apartment Corporation	43.9%				72
73	Littlepark House Corp.	104.4%				73
74	79 Barrow Street Owners Corp.	31.4%				74
75	340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp.	18.1%				75
76	6035 Broadway Owners Corp.					76
77	32 Downing Owners Corp.					77

A-1-14

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “BANA” denotes Bank of America, National Association, “MSMCH” denotes Morgan Stanley Mortgage Capital Holdings LLC and “NCB” denotes National Cooperative Bank, N.A.

(2)	For mortgage loan #28 (Midland Self Storage & Portland Business Park Portfolio), the Portland Business Park mortgaged property is a mixed use property comprised of industrial warehouse space (68.0% of net rentable square feet) and office space (32.0% of net rentable square feet).

For mortgage loan #36 (Upper Manhattan & Astoria Portfolio), the portfolio is comprised of six properties representing five multifamily properties (96.0% of total units) and one retail property (4.0% of total units). The 5 units of retail space is equivalent to 5,950 square feet.

For mortgage loan #40, (Best Storage – Henderson, NV), the Number of Units includes 60,969 square feet of recreational vehicle parking space.

For mortgage loan #54 (1295 Fulton Street), the mortgaged property is a mixed use property comprised of office space (78.4% of net rentable square feet) and retail space (21.6% of net rentable square feet).

For mortgage loan #64 (Hinesburg Center), the mortgaged property is a mixed use property comprised of multifamily space (69.3% of net rentable square feet) and retail space (30.7% of net rentable square feet).

(3)	For mortgage loan #9 (Parklawn Building), the Appraised Value includes $16,235,773 attributed to the present value of an economic development grant and the remainder of a LEED tax credit. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the appraised value without such amount are both 62.3%.

For mortgage loan #11 (Park Tower at Transbay), the Appraised Value represents a “Prospective Market Value At Stabilization” as of October 1, 2019, which assumes that the sole tenant has commenced rent payments (which began in August 2019) and that all remaining construction project costs due by September 30, 2019 have been incurred (110% of the cost of which has been reserved by the lender). The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” value of $959,000,000 are 57.4% and 57.4%, respectively.

For mortgage loan #24 (Anza Hotel), the Appraised Value represents a Prospective “Upon Completion” Market Value as of January 1, 2021, which assumes completion of the budgeted capital expenditures of $2,379,180 which was fully reserved at loan closing. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” value of $32,900,000 are 51.7% and 51.7%, respectively.

(4)	For mortgage loan #1 (55 Hudson Yards), the mortgage loan represents Notes A-1-C6 and A-3-C6 of 33 pari passu notes, which have a combined Cut-off Date Balance of $945,000,000 and three subordinate notes (together with the pari passu notes, the “55 Hudson Yards Whole Loan”), which have a combined Cut-off Date Balance of $300,000,000. All notes other than the A-1-C6 and A-3-C6 notes are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on the pari passu notes in the aggregate. Notes A-1-C6 and A-3-C6 represent non-controlling interests in the 55 Hudson Yards Whole Loan.

For mortgage loan #2 (1633 Broadway), the mortgage loan represents the A-4-C-1 and A-4-C-2 of 32 pari passu notes, which have a combined Cut-off Date Balance of $1,001,000,000 and four subordinate notes (together with the pari passu notes, the “1633 Broadway Whole Loan”). All notes other than the A-4-C-1 and A-4-C-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on all notes in the aggregate. Notes A-4-C-1 and A-4-C-2 represent non-controlling interests in the 1633 Broadway Whole Loan.

For mortgage loan #3 (Bellagio Hotel and Casino), the mortgage loan represents Note A-1-C1 of 24 pari passu notes, which have a combined Cut-off Date Balance of $1,676,200,000 (the “Bellagio Hotel and Casino Senior Loan”), and which together with six Junior A notes with a combined Cut-off Date Balance of $650,500,000 and three Junior B Notes with a combined Cut-off Date Balance of $683,300,000 (together, the “Bellagio Hotel and Casino Subordinate Companion Loan”), comprise a $3,010,000,000 whole loan (the “Bellagio Hotel and Casino Whole Loan”). Notes A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2, A-1-C2, A-1-C3, A-1-C4, A-1-C5, A-2-C1, A-2-C2, A-2-C3, A-2-C4, A-2-C5, A-3-C1, A-3-C2, A-3-C3, A-3-C4, A-3-C5, A-1-RL, A-2-RL, and A-3- RL, and the

A-1-15

Bellagio Hotel and Casino Subordinate Companion Loan, are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on the Bellagio Hotel and Casino Senior Loan and exclude the Bellagio Hotel and Casino Subordinate Companion Loan. The Cut-off Date Balance Per Unit, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cutoff Date LTV Ratio and LTV Ratio at Maturity numbers based on the entire $3,010,000,000 Bellagio Hotel and Casino Whole Loan are $765,319, 15.7%, 15.1%, 4.24x, 4.06x, 70.7% and 70.7%, respectively. Note A-1-C1 represents a non-controlling interest in the Bellagio Hotel and Casino Whole Loan. See footnote 7 below for additional information on the Bellagio Hotel and Casino.

For mortgage loan #4 (545 Washington Boulevard), the mortgage loan represents Note A-1 of four pari passu notes, which have a combined Cut-off Date Balance of $251,606,250. Note A-2, Note A-3 and Note A-4 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2, A-3 and A-4 in the aggregate (the “545 Washington Boulevard Whole Loan”). Note A-1 represents a controlling interest in the 545 Washington Boulevard Whole Loan.

For mortgage loan #5 (Jackson Park), the mortgage loan represents Note A-3 of ten pari passu notes, which have a combined Cut-off Date principal balance of $550,000,000 and two subordinate notes B-1 and B-2 which have a combined Cut-off Date principal balance of $450,000,000 (together with the pari passu notes, the “Jackson Park Whole Loan”). Notes A-1, A-2, A-4, A-5, A-6, A-7, A-8, A-9, A-10, B-1 and B-2 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per unit of measure presented are based on Notes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9 and A-10 in the aggregate. Note A-3 represents a non-controlling interest in the Jackson Park Whole Loan.

For mortgage loan #6 (Kings Plaza), the mortgage loan represents Note A-3-1 and A-3-4 of 12 pari passu notes, which have a combined Cut-off Date Balance of $487,000,000. All notes other than the A-3-1 and A-3-4 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on all notes in the aggregate (the “Kings Plaza Whole Loan”). Notes A-3-1 and A-3-4 represent non-controlling interests in the Kings Plaza Whole Loan.

For mortgage loan #7 (1412 Broadway), the mortgage loan represents Note A-2 of three pari passu notes, which have a combined Cut-off Date Balance of $210,000,000. Note A-1 and Note A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1, A-2 and A-3 in the aggregate (the “1412 Broadway Whole Loan”). Note A-2 represents a non-controlling interest in the 1412 Broadway Whole Loan.

For mortgage loan #9 (Parklawn Building), the mortgage loan represents Note A-5 of five pari passu companion notes, which have a combined Cut-off Date principal balance of $261,600,000. Notes A-1, A-2, A-3 and A-4 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per unit of measure presented are based on Notes A-1, A-2, A-3, A-4 and A-5 in the aggregate (“Parklawn Building Whole Loan”). Note A-5 represents a non-controlling interest in the Parklawn Building Whole Loan.

For mortgage loan #11 (Park Tower at Transbay), the mortgage loan represents Note A-6 of ten pari passu companion notes, which have a combined Cut-off Date principal balance of $550,000,000. Notes A-1, A-2, A-3, A-4, A-5, A-7, A-8, A-9 and A-10 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per unit of measure presented are based on Notes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9 and A-10 in the aggregate (“Park Tower at Transbay Whole Loan”). Note A-6 represents a non-controlling interest in the Park Tower at Transbay Whole Loan.

For mortgage loan #12 (560 Mission Street), the mortgage loan represents Note A-2-B of six pari passu companion notes, which have a combined Cut-off Date principal balance of $300,000,000. Notes A-1-1, A-1-2, A-1-3, A-1-4 and A-2-A are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per unit of measure presented are based on Notes A-1-1, A-1-2, A-1-3, A-1-4, A-2-A and A-2-B in the aggregate (“560 Mission Street Whole Loan”). Note A-2-B represents a non-controlling interest in the 560 Mission Street Whole Loan.

For mortgage loan #29 (Chroma Apartments), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off Date Balance of $50,000,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on all notes in the aggregate (the “Chroma Whole Loan”). Note A-2 represents a non-controlling interest in the Chroma Whole Loan.

For mortgage loan #31 (Sacramento Office Portfolio), the mortgage loan represents Note A-2 of two pari passu companion notes, which have a combined Cut-off Date principal balance of $49,400,000. Note A-1 is not included

A-1-16

in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per unit of measure presented are based on Notes A-1 and A-2 in the aggregate (“Sacramento Office Portfolio Whole Loan”). Note A-2 represents a non-controlling interest in the Sacramento Office Portfolio Whole Loan.

(5)	For mortgage loan #3 (Bellagio Hotel and Casino), 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.

For mortgage loan #20 (Marriott - Bakersfield), the related Mortgaged Property derives 32.6% of its total revenue from food and beverage operations.

For mortgage loan #67 (52 Warren Street Owners Inc.), commercial income accounts for approximately 25.9% of U/W Revenues.

(6)	Certain tenants may not be in occupancy or may be in free rent periods. In particular, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of the related Mortgage Properties, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational. For more information see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” and the Annex A-3 in this prospectus for additional information.

For mortgage loan #19 (Carson Town Center), the third largest tenant (28,600 square feet), representing 16.9% of net rentable square feet, has free rent through November 7, 2020. At origination, a reserve was taken for all outstanding free rent.

For mortgage loan #21 (Folsom Gateway), the second largest tenant (14,846 square feet), representing 9.9% of the net rentable area, has a free rent period through March 31, 2020. The third largest tenant (14,275 square feet), representing 9.5% of the net rentable area, has a free rent period through July 31, 2020. The outstanding free rent totals $270,636 and was fully reserved for at origination.

For mortgage loan #30 (Waterside Center 3110), the largest tenant (35,769 square feet), representing 39.0% of net rentable square feet, has free rent in July of 2020 and 2021.

For mortgage loan #31 (Sacramento Office Portfolio), the second largest tenant at the Royal Oaks Campus property (92,599 square feet), representing 35.9% of the net rentable square feet, expanded their space by 3,874 square feet and will take occupancy for their expansion space in March 2020. The lender reserved $99,741 of rent for the months of December 2019, January 2020 and February 2020.

For mortgage loan # 32 (Canoga Park), the third largest tenant (3,130 square feet), representing 3.1% of net rentable square feet, is entitled to free rent in the amount of $52,087, which has been reserved for at origination. In addition, the tenant’s premises are currently under construction and the tenant is anticipated to take occupancy mid-year 2020 under a ten year lease term.

For mortgage loan #39 (One Executive Center), the second largest tenant (14,300 square feet), representing 12.5% of net rentable square feet, is entitled to free rent in the amount of $47,667 , which amount was escrowed at origination.

(7)	For mortgage loan #3 (Bellagio Hotel and Casino), the Mortgaged Property was acquired by the borrower in a sale-leaseback transaction from Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International, which entered into a new 30-year lease, with two 10-year extension options to operate the Mortgaged Property (the “Bellagio Lease”). The Bellagio tenant owns a 5% equity interest in the borrower. Financial and other information in this term sheet is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Mortgaged Property. The initial Bellagio Lease annual rent is $245,000,000, and debt service coverage ratio and debt yield for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x and 8.1% respectively.

(8)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. In particular, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options with respect to all or a portion of

A-1-17

their space. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in this prospectus for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

For mortgage loan #21 (Folsom Gateway), the fifth largest tenant (8,624 square feet), representing 5.7% of the net rentable area has an early termination right as of 12/31/2027 with one year notice and payment of a termination fee of $25,673.

For mortgage loan #22 (280 South Beverly Drive), the largest tenant (5,758 square feet), representing 11.9% of net rentable square feet, may terminate its lease with 90 days’ written notice if the borrower is no longer the landlord of the mortgaged property.

For mortgage loan #30 (Waterside Center 3110), the second largest tenant (11,520 square feet), representing 12.6% of net rentable square feet, may terminate its lease at any time upon providing 30 days’ written notice.

For mortgage loan #31 (Sacramento Office Portfolio), the largest tenant in the portfolio (107,132 square feet), representing 21.6% of the net rentable square feet, has an ongoing termination right exercisable upon 30 days’ prior written notice. The second largest tenant in the portfolio (92,599 square feet), representing 18.6% of the net rentable square feet, has a termination right effective February 29, 2024, upon 30 days’ prior written notice. The third largest tenant in the portfolio (78,681 square feet), representing 15.8% of the net rentable square feet, has an ongoing termination right exercisable upon 60 days’ prior written notice. The fourth largest tenant in the portfolio (59,224 square feet), representing 11.9% of the net rentable square feet, has a termination right effective February 28, 2020, upon 30 days’ prior written notice. The fifth largest tenant in the portfolio (42,293 square feet), representing 8.5% of the net rentable square feet, has a termination right effective July 31, 2020, upon 60 days’ prior written notice.

For mortgage loan #32 (Canoga Park), the second largest tenant (3,480 square feet), representing 3.6% of net rentable square feet, has the right to terminate its lease effective December 14, 2024, by giving written notice of its election to do so after December 31, 2022 and before December 31, 2023. With respect to the third largest tenant (3,130 square feet), its premises are currently under construction and the tenant is anticipated to take occupancy mid-year 2020 under a ten year lease term. If possession of its premises is not delivered on or before September 23, 2020, then either tenant or landlord may terminate the lease by a written notice no later than 10 days after said date. If possession of the premises has not been delivered on or before September 23, 2021, the lease will automatically terminate.

For mortgage loan #33 (Copperwood Business Center), the third largest tenant (5,307 square feet), representing 3.8% of net rentable square feet, may terminate its lease upon providing 90 days’ written notice and payment of three months rent.

For mortgage loan #39 (One Executive Center), the largest tenant (17,298 square feet), representing 15.2% of net rentable square feet, has the right to terminate the lease pertaining only to 3,385 square feet effective after April 11, 2021, subject to 120 days written notice. The second largest tenant (14,300 square feet), representing 12.5% of net rentable square feet, has the one time right to terminate the lease subject to 90 days written notice. The third largest tenant (4,984 square feet), representing 4.4% of net rentable square feet, has an on-going right to terminate the lease subject to 180 days written notice. The fifth largest tenant (4,359 square feet), representing 3.8% of net rentable square feet, has the one time right to terminate the lease subject to 90 days’ written notice.

For mortgage loan #56 (Shops at St Tropez), the second largest tenant (4,081 square feet), representing 14.7% of net rentable square feet, has the on-going right to terminate its lease, upon 90 days’ written notice.

(9)	For mortgage loan #2 (1633 Broadway), the second largest tenant (293,888 square feet), representing 11.5% of net rentable square feet, has multiple expiration dates. 294,487 square feet expires on July 31, 2029 and 401 square feet expires month to month.

For mortgage loan #7 (1412 Broadway), the largest tenant (77,413 square feet), representing 18.4% of net rentable square feet, has multiple expiration dates. 59,748 square feet expires August 1, 2025 and 17,665 square feet expire September 1, 2020. The third largest tenant (51,001 square feet), representing 12.1% of net rentable square feet, has multiple expiration dates. 50,459 square feet expires April 1, 2022 and 542 square feet expire February 1, 2030. The fourth largest tenant (28,374 square feet), representing 6.7% of net rentable square feet, has multiple expiration dates. 14,374 square feet expires April 1, 2023 and 14,000 square feet expire January 1, 2026.

A-1-18

For mortgage loan #11 (Park Tower at Transbay), the largest tenant (755,914 square feet), representing 98.9% of net rentable square feet, has multiple expiration dates. 269,814 square feet expires February 28, 2033 and 486,100 square feet expires February 28, 2034.

For mortgage loan #15 (3900 Camelback), the fifth largest tenant (11,924 square feet), representing 6.7% of net rentable square feet, has multiple expiration dates. 7,981 square feet expires June 30, 2023 and 3,943 square feet expire February 28, 2022.

For mortgage loan #31 (Sacramento Office Portfolio), the largest tenant at the Royal Oaks Campus Property (107,132 square feet), representing 41.6% of the net rentable square feet, has multiple expiration dates. 77,987 square feet expires on April 30, 2021, 20,995 square feet expires on July 31, 2023 and 8,150 square feet expires on July 31, 2020. The third largest tenant at the Lennane Campus Property (40,531 square feet), representing 25.3% of the net rentable square feet, has multiple expiration dates. 39,666 square feet expires on July 31, 2031 and 865 square feet expires on September 30, 2023.

(10)	For mortgage loan #10 (Hilton Denver Dual Brand Hotel), the Monthly Replacement Reserve will be adjusted based on annual operating statements for the mortgaged property and will be the greater of the Monthly Replacement Reserves immediately prior to the adjustment and 1/12th of 4% of operating income from the prior fiscal year.

For mortgage loan #27 (Fairfield Inn & Suites Pembroke Pines), the Monthly Replacement Reserve will be adjusted based on annual operating statements for the mortgaged property and will be the greater of the Monthly Replacement Reserves immediately prior to the adjustment and 1/12th of 4% of underwritten revenue from the prior fiscal year.

(11)	For mortgage loan #2 (1633 Broadway), an additional $4,000,000 of existing tenant improvements and leasing commissions are fully guaranteed by the guarantor.

(12)	For mortgage loan #10 (Hilton Denver Dual Brand Hotel), the property improvement plan budget cost is $5,500,000. At origination, $4,500,000 was reserved and required Monthly Replacement Reserves may be used to fund the remaining balance.

For mortgage loan #48 (TownePlace Suites - Whitefish), at origination the borrower deposited $286,000 into the seasonality reserve fund. In addition, the borrower is required to deposit $125,000 on each payment date occurring during the months of July 2020 through October 2020 and during the months of July through October of each subsequent year during the term of the loan, the Re-Calculated Seasonality Reserve Monthly Deposit (as described in the loan agreement).

(13)	For Mortgage Loan #7 (1412 Broadway), the fourth largest tenant (28,374 square feet), representing 6.7% of net rentable square feet, is an affiliate of the borrower.

For mortgage loan #22 (280 South Beverly Drive), the borrower is affiliated with two tenants, representing 2,416 square feet at the mortgaged property.

A-1-19

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Wells Fargo Commercial Mortgage Trust 2020-BNK25

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Morgan Stanley Mortgage Capital Holdings LLC	17	$528,035,571	32.3%	3.515%	119	359	3.56	x	13.0%	12.4%	57.3%	57.0%
Bank of America, National Association	23	520,230,000	31.8	3.407	116	360	3.23		11.9	11.3	51.8	50.8
Wells Fargo Bank, National Association	12	376,185,669	23.0	3.513	113	359	2.82		10.9	10.4	55.9	54.4
National Cooperative Bank, N.A.	24	109,820,629	6.7	3.326	119	394	7.68		39.4	38.7	17.9	14.7
Wells Fargo Bank, National Association / Morgan Stanley Mortgage Capital Holdings LLC	1	100,000,000	6.1	2.950	118	0	3.53		11.0	10.6	39.4	39.4
Total/Weighted Average:	77	$1,634,271,868	100.0%	3.433%	116	374	3.56	x	13.8%	13.2%	51.5%	50.5%

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Office	14	$632,387,040	38.7%	3.257%	118	360	3.08	x	10.4%	10.0%	52.1%	51.9%
CBD	6	451,285,000	27.6	3.159	118	0	3.28		10.5	10.2	47.5	47.5
Suburban	8	181,102,040	11.1	3.504	118	360	2.56		9.9	9.3	63.5	63.0
Multifamily	41	341,154,479	20.9	3.539	118	388	4.28		19.5	19.2	42.2	40.6
Garden	8	115,550,000	7.1	3.842	119	360	2.00		8.2	8.0	65.6	65.4
Cooperative	24	109,820,629	6.7	3.326	119	394	7.68		39.4	38.7	17.9	14.7
High Rise	1	75,000,000	4.6	3.250	116	0	3.92		13.0	12.9	34.4	34.4
Townhouse	2	20,110,000	1.2	3.509	119	360	2.79		11.2	11.0	58.1	52.9
Student Housing	1	11,250,000	0.7	4.270	119	360	1.54		9.3	9.1	59.2	54.0
Mid Rise	5	9,423,850	0.6	3.800	118	0	2.19		9.0	8.5	46.3	46.3
Hospitality	10	290,235,669	17.8	3.529	111	359	4.91		19.0	17.6	51.4	49.2
Full Service	2	124,700,000	7.6	3.301	118	360	7.14		25.3	23.9	44.1	42.9
Select Service	3	101,150,000	6.2	3.729	99	0	3.34		13.9	12.6	56.9	56.9
Limited Service	5	64,385,669	3.9	3.655	118	358	3.06		14.7	13.4	57.1	49.5
Retail	13	206,705,837	12.6	3.554	117	359	2.78		10.8	10.4	57.6	56.6
Super Regional Mall	1	75,000,000	4.6	3.359	119	0	3.06		10.7	10.5	54.1	54.1
Anchored	3	67,979,687	4.2	3.748	119	359	2.56		11.2	10.5	59.6	57.7
Single Tenant	7	56,000,000	3.4	3.554	112	360	2.66		10.3	10.1	61.8	60.4
Unanchored	2	7,726,150	0.5	3.738	119	0	2.81		12.3	10.7	43.0	43.0
Self Storage	7	56,490,917	3.5	3.679	109	360	2.36		9.7	9.5	60.5	58.9
Self Storage	7	56,490,917	3.5	3.679	109	360	2.36		9.7	9.5	60.5	58.9
Other	2	48,900,000	3.0	3.268	119	0	2.73		9.4	9.0	60.4	60.4
Data Center	2	48,900,000	3.0	3.268	119	0	2.73		9.4	9.0	60.4	60.4
Industrial	7	42,652,960	2.6	3.736	119	0	2.42		9.9	9.1	62.7	62.7
Warehouse	5	26,940,000	1.6	3.750	119	0	2.46		10.2	9.3	61.2	61.2
Flex	2	15,712,960	1.0	3.711	118	0	2.34		9.4	8.8	65.3	65.3
Mixed Use	3	15,744,967	1.0	3.659	118	358	2.56		10.3	9.8	60.5	57.2
Office/Retail	1	6,500,000	0.4	3.610	119	0	2.52		9.7	9.2	58.0	58.0
Office/Industrial	1	5,554,083	0.3	3.250	118	0	3.27		11.4	10.8	55.0	55.0
Multifamily/Retail	1	3,690,884	0.2	4.360	118	358	1.57		9.8	9.4	73.1	59.0
Total/Weighted Average:	97	$1,634,271,868	100.0%	3.433%	116	374	3.56	x	13.8%	13.2%	51.5%	50.5%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property  is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

Wells Fargo Commercial Mortgage Trust 2020-BNK25

Mortgaged Properties by Location(1)(2)

				Weighted Average
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
New York	36	$547,470,629	33.5%	3.239%	118	394	4.16	x	16.6%	16.2%	39.6%	39.0%
California	16	290,979,687	17.8	3.505	118	360	2.94		11.3	10.7	54.4	52.9
Northern	9	160,950,000	9.8	3.274	117	360	3.48		11.5	11.1	50.8	50.4
Southern	7	130,029,687	8.0	3.790	118	360	2.28		11.1	10.2	58.8	55.9
Nevada	3	115,450,000	7.1	3.255	118	360	7.51		25.8	24.7	41.9	41.1
Texas	6	106,088,000	6.5	3.744	114	0	2.29		9.0	8.6	66.2	66.2
New Jersey	1	81,285,000	5.0	3.405	120	0	2.50		8.8	8.6	61.4	61.4
Maryland	1	65,400,000	4.0	3.398	117	0	2.68		9.4	9.2	60.0	60.0
Colorado	2	62,150,000	3.8	3.843	86	0	2.76		12.0	10.8	63.3	63.3
North Carolina	3	61,700,000	3.8	3.500	119	0	3.67		14.1	13.0	54.6	54.6
Florida	5	51,085,669	3.1	3.747	118	358	2.72		14.3	12.9	54.5	45.6
Virginia	2	48,900,000	3.0	3.268	119	0	2.73		9.4	9.0	60.4	60.4
Massachusetts	4	42,741,084	2.6	3.496	119	0	2.80		10.3	9.9	61.1	61.1
Arizona	1	37,450,000	2.3	3.480	118	0	2.69		10.6	9.5	68.1	68.1
Washington	3	26,650,000	1.6	3.272	118	0	3.43		11.8	11.4	50.9	50.9
Illinois	3	17,920,000	1.1	3.750	119	0	2.46		10.2	9.3	61.2	61.2
Missouri	1	15,000,000	0.9	3.962	117	0	1.81		7.4	7.3	68.5	68.5
Kansas	2	12,560,000	0.8	3.855	107	360	1.71		9.8	9.6	71.8	61.1
New Mexico	1	10,465,000	0.6	3.855	118	0	2.58		11.8	10.1	65.4	65.4
Rhode Island	1	9,460,916	0.6	3.445	119	0	2.87		10.3	10.0	61.1	61.1
Montana	1	7,800,000	0.5	3.829	118	360	1.99		12.5	11.2	60.0	51.7
Pennsylvania	1	7,625,000	0.5	3.720	119	0	2.46		9.6	9.3	63.0	63.0
Idaho	1	5,350,000	0.3	4.090	118	0	2.29		10.0	9.5	63.7	63.7
Vermont	1	3,690,884	0.2	4.360	118	358	1.57		9.8	9.4	73.1	59.0
Mississippi	1	3,560,000	0.2	4.000	83	360	1.81		10.5	10.4	64.9	57.5
Alabama	1	3,490,000	0.2	4.000	83	360	1.81		10.5	10.4	64.9	57.5
Total/Weighted Average:	97	$1,634,271,868	100.0%	3.433%	116	374	3.56	x	13.8%	13.2%	51.5%	50.5%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-2

Wells Fargo Commercial Mortgage Trust 2020-BNK25

Range of Cut-off Date Balances

				Weighted Average
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
998,487 - 1,000,000	1	$998,487	0.1%	3.380%	119	359	10.58	x	56.6%	56.2%	6.2%	4.8%
1,000,001 - 2,000,000	6	8,929,316	0.5	3.328	119	302	13.87		74.8	73.6	6.4	4.5
2,000,001 - 3,000,000	4	11,257,409	0.7	3.347	119	359	9.29		45.5	44.8	12.1	10.1
3,000,001 - 4,000,000	3	10,684,444	0.7	3.650	119	437	4.80		22.9	22.4	41.3	34.2
4,000,001 - 5,000,000	1	4,046,323	0.2	3.320	119	479	3.12		14.6	14.1	50.0	43.2
5,000,001 - 6,000,000	7	39,573,300	2.4	3.648	119	359	5.29		27.9	27.0	35.2	32.2
6,000,001 - 7,000,000	3	19,843,818	1.2	3.674	119	479	4.57		20.3	19.8	45.6	44.9
7,000,001 - 8,000,000	6	46,317,930	2.8	3.604	119	420	3.43		14.7	14.0	49.8	48.2
8,000,001 - 9,000,000	5	42,995,889	2.6	3.579	107	388	3.57		18.2	17.8	45.5	39.7
9,000,001 - 10,000,000	2	19,135,614	1.2	3.464	118	360	3.43		18.3	18.1	33.7	30.0
10,000,001 - 15,000,000	11	137,328,669	8.4	3.727	115	360	2.90		13.9	13.3	55.4	52.6
15,000,001 - 20,000,000	7	116,335,669	7.1	3.607	118	358	2.89		12.5	11.5	57.4	53.8
20,000,001 - 30,000,000	6	156,140,000	9.6	3.686	118	360	2.77		11.8	10.8	61.3	60.4
30,000,001 - 50,000,000	5	231,350,000	14.2	3.229	118	0	3.33		11.0	10.6	54.0	54.0
50,000,001 - 70,000,000	4	258,050,000	15.8	3.664	110	0	2.30		9.0	8.5	62.3	62.3
70,000,001 - 80,000,000	2	150,000,000	9.2	3.304	118	0	3.49		11.9	11.7	44.3	44.3
80,000,001 - 90,000,000	1	81,285,000	5.0	3.405	120	0	2.50		8.8	8.6	61.4	61.4
90,000,001 - 100,000,000	3	300,000,000	18.4	3.037	118	0	5.26		17.1	16.5	40.1	40.1
Total/Weighted Average:	77	$1,634,271,868	100.0%	3.433%	116	374	3.56	x	13.8%	13.2%	51.5%	50.5%

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Range of Underwritten NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
1.54 - 1.75	6	$53,970,884	3.3%	3.927%	118	360	1.61	x	9.3%	9.1%	64.9%	57.5%
1.76 - 2.00	8	238,979,673	14.6	3.797	117	359	1.92		8.9	8.3	63.5	61.4
2.01 - 2.25	4	50,780,000	3.1	3.755	119	0	2.16		8.7	8.3	58.1	58.1
2.26 - 2.50	10	187,655,682	11.5	3.604	116	359	2.43		10.1	9.6	59.9	58.0
2.51 - 2.75	7	182,306,026	11.2	3.422	118	359	2.68		10.0	9.4	61.0	60.8
2.76 - 3.00	6	191,050,000	11.7	3.579	107	0	2.87		11.1	10.4	58.9	58.9
3.01 - 23.52	36	729,529,603	44.6	3.176	118	397	5.03		18.7	18.1	39.6	39.2
Total/Weighted Average:	77	$1,634,271,868	100.0%	3.433%	116	374	3.56	x	13.8%	13.2%	51.5%	50.5%

A-2-3

Wells Fargo Commercial Mortgage Trust 2020-BNK25

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
Range of Underwritten NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
7.4 - 8.0	3	$153,000,000	9.4%	3.729%	118	0	1.90	x	7.5%	7.2%	63.6%	63.6%
8.1 - 9.0	6	152,685,000	9.3	3.611	119	0	2.32		8.7	8.4	60.6	60.6
9.1 - 10.0	15	232,395,884	14.2	3.597	116	360	2.35		9.4	9.1	62.1	60.4
10.1 - 11.0	8	366,390,000	22.4	3.338	117	360	3.01		10.6	10.2	53.2	53.0
11.1 - 12.0	4	140,015,000	8.6	3.121	118	0	3.59		11.8	11.3	47.5	47.5
12.1 - 13.0	6	192,929,673	11.8	3.540	107	359	3.24		12.6	11.9	50.9	49.5
13.1 - 14.0	3	44,679,687	2.7	3.739	117	360	2.23		13.4	11.7	53.6	47.5
14.1 - 15.0	5	81,093,345	5.0	3.001	118	374	4.18		14.2	13.6	41.1	37.4
15.1 - 16.0	1	29,500,000	1.8	3.455	119	0	3.99		15.3	14.0	51.3	51.3
16.1 - 20.0	2	34,000,000	2.1	3.568	119	0	4.11		16.3	14.9	48.9	48.9
20.1 - 125.3	24	207,583,279	12.7	3.256	119	393	8.17		34.5	33.5	28.2	26.8
Total/Weighted Average:	77	$1,634,271,868	100.0%	3.433%	116	374	3.56	x	13.8%	13.2%	51.5%	50.5%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
Range of Underwritten NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
7.0 - 8.0	4	$173,000,000	10.6%	3.715%	118	0	1.93	x	7.6%	7.3%	62.9%	62.9%
8.1 - 9.0	9	224,885,000	13.8	3.562	119	360	2.37		9.0	8.7	61.8	61.4
9.1 - 10.0	15	270,585,884	16.6	3.599	116	360	2.52		10.0	9.5	62.7	61.5
10.1 - 11.0	8	292,244,673	17.9	3.295	116	359	3.08		10.9	10.5	50.2	49.2
11.1 - 12.0	6	220,900,000	13.5	3.421	109	360	3.20		12.3	11.4	52.9	52.0
12.1 - 13.0	4	116,235,682	7.1	3.368	117	358	3.48		13.2	12.8	40.6	37.6
13.1 - 14.0	3	85,000,000	5.2	2.979	118	360	4.61		14.6	13.8	41.0	40.7
14.1 - 15.0	4	43,837,350	2.7	3.505	119	408	3.83		15.9	14.7	45.3	44.0
15.1 - 20.0	1	7,600,000	0.5	3.426	119	0	5.27		20.1	18.3	38.0	38.0
20.1 - 123.2	23	199,983,279	12.2	3.250	118	393	8.28		35.0	34.1	27.9	26.4
Total/Weighted Average:	77	$1,634,271,868	100.0%	3.433%	116	374	3.56	x	13.8%	13.2%	51.5%	50.5%

A-2-4

Wells Fargo Commercial Mortgage Trust 2020-BNK25

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
2.2 - 20.0	18	$73,615,699	4.5%	3.304%	119	385	9.06	x	46.3%	45.6%	10.2%	8.3%
20.1 - 25.0	2	11,282,771	0.7	3.343	119	359	6.19		34.1	33.0	22.5	17.5
25.1 - 30.0	2	12,483,037	0.8	3.319	119	393	4.30		22.3	21.7	29.3	23.4
30.1 - 35.0	1	75,000,000	4.6	3.250	116	0	3.92		13.0	12.9	34.4	34.4
35.1 - 40.0	5	263,100,000	16.1	3.000	118	360	5.74		18.5	17.7	38.5	38.4
40.1 - 45.0	3	119,979,687	7.3	3.096	118	359	3.62		12.2	11.8	41.7	40.6
45.1 - 50.0	6	102,089,121	6.2	3.514	116	479	3.25		12.6	12.1	47.7	47.0
50.1 - 55.0	4	136,650,000	8.4	3.376	119	0	3.44		12.5	11.8	53.3	53.3
55.1 - 60.0	9	204,920,000	12.5	3.617	115	360	2.18		8.8	8.4	59.0	58.0
60.1 - 65.0	17	425,809,673	26.1	3.633	113	359	2.52		10.3	9.6	62.5	61.5
65.1 - 70.0	8	197,040,996	12.1	3.687	118	359	2.26		9.6	8.9	67.3	65.8
70.1 - 75.0	2	12,300,884	0.8	3.960	118	359	1.63		9.6	9.3	74.4	61.7
Total/Weighted Average:	77	$1,634,271,868	100.0%	3.433%	116	374	3.56	x	13.8%	13.2%	51.5%	50.5%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
0.0 - 20.0	20	$84,898,471	5.2%	3.309%	119	382	8.68	x	44.7%	44.0%	11.8%	9.5%
20.1 - 25.0	1	8,986,243	0.5	3.330	119	359	4.20		22.8	22.2	29.0	22.5
25.1 - 30.0	1	3,496,794	0.2	3.290	119	479	4.55		20.9	20.5	29.9	25.8
30.1 - 35.0	3	94,479,687	5.8	3.342	117	359	3.60		13.2	12.9	35.5	33.9
35.1 - 40.0	4	257,600,000	15.8	2.979	118	0	5.81		18.6	17.8	38.6	38.6
40.1 - 45.0	4	118,439,121	7.2	3.075	118	479	3.83		12.9	12.5	42.4	41.7
45.1 - 50.0	5	105,879,673	6.5	3.564	116	358	2.94		11.6	11.1	50.0	48.0
50.1 - 55.0	9	186,905,996	11.4	3.519	119	359	3.02		12.2	11.5	55.4	53.1
55.1 - 60.0	8	209,810,884	12.8	3.619	113	360	2.21		9.2	8.6	60.1	58.7
60.1 - 65.0	16	397,460,000	24.3	3.613	114	360	2.54		10.0	9.4	62.9	62.4
65.1 - 68.5	6	166,315,000	10.2	3.669	118	0	2.33		9.3	8.6	67.5	67.5
Total/Weighted Average:	77	$1,634,271,868	100.0%	3.433%	116	374	3.56	x	13.8%	13.2%	51.5%	50.5%

A-2-5

Wells Fargo Commercial Mortgage Trust 2020-BNK25

Range of Mortgage Rates

				Weighted Average
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
2.589 - 3.000	3	$250,000,000	15.3%	2.894%	118	0	3.99	x	12.0%	11.7%	39.6%	39.6%
3.001 - 3.250	5	205,276,143	12.6	3.206	117	359	6.44		22.9	22.2	36.2	36.1
3.251 - 3.500	34	590,336,688	36.1	3.391	118	392	3.66		14.9	14.4	52.0	51.5
3.501 - 3.750	14	244,687,485	15.0	3.632	118	390	2.52		10.5	9.8	57.6	56.6
3.751 - 4.000	15	282,410,669	17.3	3.840	110	359	2.13		10.5	9.6	64.2	60.7
4.001 - 4.250	4	46,620,000	2.9	4.064	108	0	2.08		9.0	8.7	63.5	63.5
4.251 - 4.360	2	14,940,884	0.9	4.292	119	360	1.55		9.4	9.2	62.6	55.2
Total/Weighted Average:	77	$1,634,271,868	100.0%	3.433%	116	374	3.56	x	13.8%	13.2%	51.5%	50.5%

Mortgage Loans by Original Term to Maturity or ARD

				Weighted Average
Original Terms to Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
60	1	$8,520,000	0.5%	4.008%	59	0	2.30	x	9.5%	9.4%	60.0%	60.0%
84	2	65,650,000	4.0	3.902	82	360	2.64		12.1	11.0	63.5	62.2
120	74	1,560,101,868	95.5	3.410	118	375	3.61		13.9	13.3	50.9	49.9
Total/Weighted Average:	77	$1,634,271,868	100.0%	3.433%	116	374	3.56	x	13.8%	13.2%	51.5%	50.5%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
Range of Remaining Terms to Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
59 - 60	1	$8,520,000	0.5%	4.008%	59	0	2.30	x	9.5%	9.4%	60.0%	60.0%
61 - 84	2	65,650,000	4.0	3.902	82	360	2.64		12.1	11.0	63.5	62.2
85 - 120	74	1,560,101,868	95.5	3.410	118	375	3.61		13.9	13.3	50.9	49.9
Total/Weighted Average:	77	$1,634,271,868	100.0%	3.433%	116	374	3.56	x	13.8%	13.2%	51.5%	50.5%

A-2-6

Wells Fargo Commercial Mortgage Trust 2020-BNK25

Mortgage Loans by Original Amortization Term

				Weighted Average
Original Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	42	$1,380,515,000	84.5%	3.396%	116	0	3.45	x	12.1%	11.6%	53.0%	53.0%
61 - 240	1	1,291,037	0.1	3.450	119	119	10.33		125.3	123.2	4.5	0.0
241 - 300	1	1,397,100	0.1	3.260	119	299	6.32		37.8	37.1	8.2	5.8
301 - 420	27	216,799,301	13.3	3.677	116	359	3.81		21.4	20.5	46.2	39.4
421 - 480	6	34,269,430	2.1	3.382	119	479	6.00		28.0	27.4	27.7	24.0
Total/Weighted Average:	77	$1,634,271,868	100.0%	3.433%	116	374	3.56	x	13.8%	13.2%	51.5%	50.5%

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
Range of Remaining Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	42	$1,380,515,000	84.5%	3.396%	116	0	3.45	x	12.1%	11.6%	53.0%	53.0%
61 - 240	1	1,291,037	0.1	3.450	119	119	10.33		125.3	123.2	4.5	0.0
241 - 300	1	1,397,100	0.1	3.260	119	299	6.32		37.8	37.1	8.2	5.8
301 - 420	27	216,799,301	13.3	3.677	116	359	3.81		21.4	20.5	46.2	39.4
421 - 479	6	34,269,430	2.1	3.382	119	479	6.00		28.0	27.4	27.7	24.0
Total/Weighted Average:	77	$1,634,271,868	100.0%	3.433%	116	374	3.56	x	13.8%	13.2%	51.5%	50.5%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

Mortgage Loans by Amortization Type

				Weighted Average
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Interest-only, Balloon	41	$1,330,515,000	81.4%	3.394%	116	0	3.47	x	12.2%	11.7%	53.1%	53.1%
Amortizing Balloon	25	153,185,831	9.4	3.470	119	385	5.63		29.8	29.0	31.4	25.2
Interest-only, Amortizing Balloon	8	88,280,000	5.4	3.876	118	360	1.79		11.0	10.1	61.8	55.2
Interest-only, ARD	1	50,000,000	3.1	3.450	114	0	2.93		10.2	10.2	49.1	49.1
Interest-only, Amortizing ARD	1	11,000,000	0.7	4.000	83	360	1.81		10.5	10.4	64.9	57.5
Fully Amortizing	1	1,291,037	0.1	3.450	119	119	10.33		125.3	123.2	4.5	0.0
Total/Weighted Average:	77	$1,634,271,868	100.0%	3.433%	116	374	3.56	x	13.8%	13.2%	51.5%	50.5%

A-2-7

Wells Fargo Commercial Mortgage Trust 2020-BNK25

Mortgage Loans by Loan Purpose

				Weighted Average
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Refinance	56	$948,676,868	58.0%	3.496%	117	377	3.39	x	14.1%	13.6%	50.3%	49.0%
Acquisition	15	505,345,000	30.9	3.476	114	360	3.74		13.7	13.0	58.3	57.7
Recapitalization	6	180,250,000	11.0	2.979	118	360	3.94		12.3	11.8	38.7	38.5
Total/Weighted Average:	77	$1,634,271,868	100.0%	3.433%	116	374	3.56	x	13.8%	13.2%	51.5%	50.5%

Mortgage Loans by Lockbox Type

				Weighted Average
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Hard/Springing Cash Management	12	$664,690,000	40.7%	3.193%	118	0	4.14	x	13.8%	13.3%	48.1%	48.1%
Springing	33	565,961,239	34.6	3.674	114	359	2.56		11.0	10.3	61.0	58.9
Hard/Upfront Cash Management	4	172,650,000	10.6	3.624	116	360	2.21		8.6	8.2	60.3	59.8
Soft/Springing Cash Management	4	121,150,000	7.4	3.447	117	0	3.21		11.2	11.0	43.6	43.6
None	24	109,820,629	6.7	3.326	119	394	7.68		39.4	38.7	17.9	14.7
Total/Weighted Average:	77	$1,634,271,868	100.0%	3.433%	116	374	3.56	x	13.8%	13.2%	51.5%	50.5%

A-2-8

Wells Fargo Commercial Mortgage Trust 2020-BNK25

Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
Type of Escrow	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Tax Escrow	46	$764,488,054	46.8%	51	$797,103,054	48.8%	26	$837,168,814	51.2%
Insurance Escrow	18	$416,020,000	25.5%	18	$416,020,000	25.5%	59	$1,218,251,868	74.5%
Replacement Reserve	4	$46,830,000	2.9%	36	$695,781,567	42.6%	13	$581,429,673	35.6%
TI/LC Reserve(1)	12	$337,685,000	36.8%	14	$343,790,884	37.5%	8	$386,550,000	42.2%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-9

Wells Fargo Commercial Mortgage Trust 2020-BNK25

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

Prepayment Restriction	February 2020	February 2021	February 2022	February 2023	February 2024	February 2025	February 2026	February 2027	February 2028	February 2029	February 2030
Locked Out	84.17%	84.26%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	52.05	52.07	52.09	51.85	51.86	53.41	53.43	53.45	0.00
Yield Maintenance	15.83	15.74	47.95	47.93	47.91	48.15	48.14	46.59	46.57	43.27	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	3.28	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$1,634.27	$1,631.52	$1,628.45	$1,625.10	$1,621.44	$1,608.91	$1,603.81	$1,534.14	$1,528.89	$1,523.48	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.83%	99.64%	99.44%	99.22%	98.45%	98.14%	93.87%	93.55%	93.22%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

A-2-10

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

A-3-2

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

55 HUDSON YARDS

TOTAL BUILDING RSF:
1,431,212

THIRD POINT
LEVELS 49-51: 89,043 RSF
STONEPEAK PARTNERS LP
LEVEL 48: 29,683 RSF
COOLEY
LEVELS 42-46: 146,227 RSF
SILVER LAKE
LEVELS 40-41: 58,089 RSF
MILBANK, TWEED, HADLEY & MCCLOY
LEVELS 30-39: 286,733 RSF
ENGINEER'S GATE
LEVEL 29: 28,034 RSF
HEALTHCOR MANAGEMENT
LEVEL P28: 17,760 RSF
AROSA CAPITAL MANAGEMENT
LEVEL P28: 10,680 RSF
COGNIZANT
LEVELS 26-27: 56,869 RSF
CONFIDENTIAL TENANT
LEVELS 24-25: 56,858 RSF
VISTA EQUITY PARTNERS
LEVEL 23: 28,429 RSF
CENTIVA, NUT TREE, MITSUI OFFICE (UNDER CONTRACT)
LEVEL 22: 25,744 RSF
BOIES SCHILLER & FLEXNER
LEVELS 18-21: 110,732 RSF
MARKETAXESS
LEVELS 15-17: 83,298 RSF
POINT 72
LEVELS 3-14: 332,283 RSF
MECHANICAL
MT. SINAI
LEVEL P1, P2: 18,679 RSF
MANAGEMENT OFFICE
LEVEL P2: 6,971 RSF
MAISON KAYSER
LEVEL P1: 2,663 RSF
33RD STREET
HUDSON BOULEVARD

A-3-3

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

55 Hudson Yards
55 Hudson Yards
New York, NY 10001
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
12th Ave.
11th Ave.
10th Ave.
Dyer Ave.
9th Ave.
9A
495
Interactive Fountain
Circle Line Ferries
Consulate General of the People's Rep. of China
Riverbank West
Upright Citizens Brigade Theatre
Travel Inn Hotel
Westside Theatre
Inter Continental Times Sq.
Theater District
One River Place
Silver Towers
Cachet Boutique Hotel
YOTEL New York
One MiMA Tower
Playwrights Horizons
Pod Times Square Hotel
Port Authority Bus Terminal
AMTRAK
Lincoln Tunnel
DoubleTree NY Times Sq. West
Staybridge Suites
Hampton Inn Times Sq. South
Midtown-Port Imperial Ferry
Midtown-Lincoln Harbor Ferry
W. 39th Street Ferry Terminal
Verizon Corporate Office
NY Museum of Contemporary Art
Cassa Times Square
West Side
Pier 78
Jacob Javits Convention Center
DiMenna Center for Classical Music
Courtyard Marriott
Hilton Garden Inn
Casamia 36 Hotel
TheatreLab
Homewood Suites
Bella Abzug Park
Hudson River Hotel
TRYP Times Sq. South
Even Hotel
Hudson Mercantile
3 Hudson Boulevard (Under Constr.)
The Spiral (Under Constr.)
Manhattan Center
The New Yorker
34TH ST/ HUDSON YARDS
50 Hudson Yards (Under Constr.)
New York & Company Corp. Office
35 Hudson Yards
30 Hudson Yards
James A. Farley General Post Office
NJ TRANSIT
AMTRAK
Western Yard (Under Development)
HUDSON YARDS
Vessel
The Shops & Restaurants at Hudson Yards
Port Authority-West 30th Street Midtown Heliport
15 Hudson Yards
The Shed
10 Hudson Yards
The High Line Elevated Park
1 Hudson Yards
Abington House
Hudson River
Hudson River Park
Morgan General Mail Facility
Chelsea
Terminal Warehouse Building
Starrett-Lehigh Building
Hotel Americano
The High Line Elevated Park
Target Corporate Office
Gagosian
Gladstone Gallery
HG Contemporary Gallery
CHELSEA GALLERIES
Chelsea Waterside Park
Chelsea Piers Sports & Entertainment Complex
Pier 62 Skatepark
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
North Bergen
West New York
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
East River
Greenpoint
MANHATTAN
Greenwich Village
Williamsburg
Hoboken
Hudson River
SoHo
Little Italy
NEW JERSEY
Tribeca
Lower East Side
Chinatown
JERSEY CITY
Financial District
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope

A-3-4

No. 1 – 55 Hudson Yards

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association; Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – CBD
Original Principal Balance(1):	$100,000,000			Location:	New York, NY
Cut-off Date Balance(1):	$100,000,000			Size:	1,431,212 SF
% of Initial Pool Balance:	6.1%			Cut-off Date Balance Per SF(1):	$660.28
Loan Purpose:	Recapitalization			Maturity Date Balance Per SF(1):	$660.28
Borrower Sponsors:	Mitsui Fudosan America, Inc.; The Related Companies, L.P.; OP Olympic Capital Corp (US), Inc.			Year Built/Renovated:	2018/NAP
Guarantor(2):	One Hudson Yards Owner LLC			Title Vesting:	Fee
Mortgage Rate:	2.9500%			Property Manager:	Related Hudson Yards Manager LLC (borrower-related)
Note Date:	November 21, 2019			Current Occupancy (As of):	97.3% (11/19/2019)
Seasoning:	2 months			YE 2018 Occupancy(6):	NAP
Maturity Date:	December 6, 2029			YE 2017 Occupancy(6):	NAP
IO Period:	120 months			YE 2016 Occupancy(6):	NAP
Loan Term (Original):	120 months			YE 2015 Occupancy(6):	NAP
Amortization Term (Original):	NAP			As-Is Appraised Value:	$2,400,000,000
Loan Amortization Type:	Interest-only, Balloon			As-Is Appraised Value Per SF:	$1,676.90
Call Protection(3):	L(26),GRTR 1% or YM or D(87),O(7)			As-Is Appraisal Valuation Date:	October 15, 2019
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt(1)(4):	Yes			TTM NOI(6):	NAP
Additional Debt Type (Balance) (1)(4):	Pari Passu ($845,000,000) /Subordinate ($300,000,000)			YE 2018 NOI(6):	NAP
				YE 2017 NOI(6):	NAP
				YE 2016 NOI(6):	NAP
				U/W Revenues:	$149,111,008
				U/W Expenses:	$45,210,677
Escrows and Reserves(5)				U/W NOI:	$103,900,331
	Initial	Monthly	Cap	U/W NCF:	$100,036,059
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.67x / 3.53x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	11.0% / 10.6%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.0% / 10.6%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	39.4%
Tenant Specific TI/LC Reserve	$34,260,641	$0	NAP	LTV Ratio at Maturity(1):	39.4%
Free Rent Reserve	$11,482,346	$0	NAP
Milbank Lease Landlord Delay Dispute Reserve	$11,000,000	$0	NAP
MarketAxess Lease Takeover Reserve	$4,474,631	$0	NAP

Sources and Uses
Sources			Uses
Original whole loan amount	$1,245,000,000	100.0%	Upfront Reserves	$61,217,618	4.9%
			Closing costs	46,767,347	3.8
			Return of Equity(7)	1,137,015,035	91.3
Total Sources	$1,245,000,000	100.0%	Total Uses	$1,245,000,000	100.0%
(1)

The 55 Hudson Yards Mortgage Loan (as defined below) is part of the 55 Hudson Yards Whole Loan (as defined below) with an original aggregate principal balance of $1,245,000,000.  The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 55 Hudson Yards Senior Loan (as defined below).  The Cut-off Date Balance Per SF and Maturity Date Balance Per SF, U/W Debt Yield based on NOI, U/W Debt Yield at Maturity based on NOI, U/W DSCR based on NCF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the 55 Hudson Yards Whole Loan (as defined below) are $870, $870, 8.3%, 8.3%, 2.68x, 51.9% and 51.9%, respectively.

(2)

One Hudson Yards Owner LLC is the single purpose entity borrower.  The 55 Hudson Yards Whole Loan is recourse to the single purpose entity borrower.  There is no separate non-recourse carveout guarantor or environmental indemnitor for the 55 Hudson Yards Whole Loan.

A-3-5

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

(3)

Defeasance or prepayment of the 55 Hudson Yards Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 55 Hudson Yards Whole Loan to be securitized and (b) November 21, 2022. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in February 2020.

(4)	See “The Mortgage Loan” and “Subordinate and Mezzanine Indebtedness” below for further discussion of additional debt.
(5)	See “Escrows” below for further discussion of reserve requirements.
(6)	Prior historical operating statements and occupancy are not applicable, as the 55 Hudson Yards Property (as defined below) was constructed in 2018 and tenants began taking occupancy in 2019.
(7)	Prior to the origination of the 55 Hudson Yards Whole Loan, the 55 Hudson Yards Property was unencumbered by debt. The borrower sponsor’s cost basis to date is approximately $1.31 billion.

The Mortgage Loan. The mortgage loan (the “55 Hudson Yards Mortgage Loan”) is part of a whole loan (the “55 Hudson Yards Whole Loan”) that is evidenced by 33 pari passu senior promissory notes in the aggregate original principal amount of $945,000,000 (collectively, the “55 Hudson Yards Senior Loan”) and three pari passu subordinate promissory notes in the aggregate original principal amount of $300,000,000 (collectively, the “55 Hudson Yards Subordinate Companion Loan”). The 55 Hudson Yards Whole Loan was co-originated on November 21, 2019 by Wells Fargo Bank, National Association (“WFB”); DBR Investments Co. Limited (“DBRI”); and Morgan Stanley Bank, N.A. (“MSBNA”). The 55 Hudson Yards Whole Loan is secured by a first priority fee mortgage encumbering an office building located in New York, New York (the “55 Hudson Yards Property”). The 55 Hudson Yards Mortgage Loan is evidenced by the non-controlling promissory notes A-1-C6 (being contributed by WFB) and A-3-C6 (being contributed by Morgan Stanley Mortgage Capital Holdings LLC, an affiliate of MSBNA) in the aggregate original principal amount of $100,000,000. As shown in the “55 Hudson Yards Whole Loan Summary” table below, 21 promissory notes in the original aggregate principal amount of $810,500,000 were contributed to the Hudson Yards 2019-55HY securitization trust. The 55 Hudson Yards Whole Loan is serviced pursuant to the trust and servicing agreement for the Hudson Yards 2019-55HY securitization trust. The 55 Hudson Yards Senior Loan pari passu notes other than those evidencing the 55 Hudson Yards Mortgage Loan are referred to herein as the “55 Hudson Yards Non-Serviced Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The 55 Hudson Yards Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. The proceeds of the 55 Hudson Yards Whole Loan were primarily used to fund upfront reserves, pay closing costs and return equity to the borrower sponsor.

A-3-6

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
55 Hudson Yards Senior Loan
A-1-S1	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	Yes(1)
A-2-S2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-2-S3	$56,700,000	$56,700,000	Hudson Yards 2019-55HY	Yes(1)
A-3-S1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-1-S2	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	Yes(1)
A-1-S3	$170,100,000	$170,100,000	Hudson Yards 2019-55HY	Yes(1)
A-2-S1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-3-S2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-3-S3	$56,700,000	$56,700,000	Hudson Yards 2019-55HY	Yes(1)
A-1-C1	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	Yes(1)
A-1-C2	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	Yes(1)
A-1-C3	$28,350,000	$28,350,000	WFB	No
A-1-C4	$28,350,000	$28,350,000	WFB	No
A-1-C5	$75,000,000	$75,000,000	BANK 2019-BNK24	No
A-1-C6	$75,000,000	$75,000,000	BANK 2019-BNK25	No
A-1-C7	$54,000,000	$54,000,000	WFB	No
A-1-C8	$22,800,000	$22,800,000	Hudson Yards 2019-55HY	Yes(1)
A-2-C1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-2-C2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-2-C3	$9,450,000	$9,450,000	DBRI	No
A-2-C4	$9,450,000	$9,450,000	DBRI	No
A-2-C5	$25,000,000	$25,000,000	DBRI	No
A-2-C6	$25,000,000	$25,000,000	DBRI	No
A-2-C7	$18,000,000	$18,000,000	DBRI	No
A-2-C8	$7,600,000	$7,600,000	Hudson Yards 2019-55HY	Yes(1)
A-3-C1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-3-C2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-3-C3	$9,450,000	$9,450,000	MSBNA	No
A-3-C4	$9,450,000	$9,450,000	MSBNA	No
A-3-C5	$25,000,000	$25,000,000	BANK 2019-BNK24	No
A-3-C6	$25,000,000	$25,000,000	BANK 2019-BNK25	No
A-3-C7	$18,000,000	$18,000,000	MSBNA	No
A-3-C8	$7,600,000	$7,600,000	Hudson Yards 2019-55HY	No
Total (Senior Loan)	$945,000,000	$945,000,000

55 Hudson Yards Subordinate Companion Loan
B-1	$180,000,000	$180,000,000	Hudson Yards 2019-55HY	Yes(1)(2)
B-2	$60,000,000	$60,000,000	Hudson Yards 2019-55HY	Yes(1)(2)
B-3	$60,000,000	$60,000,000	Hudson Yards 2019-55HY	Yes(1)(2)
Total (Subordinate Companion Loan)	$300,000,000	$300,000,000
Total (Whole Loan)	$1,245,000,000	$1,245,000,000

(1)

No single promissory note comprising a part of the whole loan is the related control note; however, the Hudson Yards 2019-55HY securitization trust is the related controlling note holder, and a party designated under the related trust and servicing agreement is entitled to exercise the rights thereof.

(2)	The 55 Hudson Yards Subordinate Companion Loan is subordinate to the 55 Hudson Yards Senior Loan.

The Borrower and Borrower Sponsors. The borrower is One Hudson Yards Owner LLC (the “55 Hudson Yards Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. The 55 Hudson Yards Whole Loan is recourse solely to the single purpose entity borrower. There is no separate non-recourse carveout guarantor or environmental indemnitor with respect to the 55 Hudson Yards Whole Loan. Legal counsel to the 55 Hudson Yards Borrower delivered a non-consolidation opinion in connection with the origination of the 55 Hudson Yards Whole Loan.

The 55 Hudson Yards Borrower’s sole member is One Hudson Yards Holdings LLC, which is a joint venture between MFA 55 HY LLC (“Mitsui Member”) and 55 Hudson Yards Member LLC (“Hudson Yards Member”). Mitsui Member is owned by Mitsui Fudosan America, Inc. (“Mitsui”). The managing member and owner of Hudson Yards Member is Hudson Yards Gen-Par, LLC, a joint venture between Related Hudson Yards, LLC (“Related Member”) and Oxford Hudson Yards LLC (“Oxford Member”). Related Member is wholly owned

A-3-7

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

by The Related Companies, L.P. (“Related”) and Oxford Member is wholly owned by OP Olympic Capital Corp (US), Inc. (“Oxford”, and together with Mitsui and Related, the “Borrower Sponsor”).

Founded by Stephen M. Ross in 1972, Related is a privately owned, fully integrated and diversified real estate company with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related owns and manages a portfolio of assets and has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, South Florida, Washington, D.C. and London.  Oxford Properties Group, comprising Oxford and its affiliates, make up the real estate investment arm of OMERS, one of Canada’s largest pension plans. OMERS was established in 1962 as a pension plan for employees of municipal governments, schoolboards, libraries, police and fire services, Children’s Aid Societies, and other local agencies throughout Ontario. The OMERS pension plan has approximately half a million active and retired members and 1,000 participating employers, and is funded by contributions and investment earnings. Oxford Properties Group, comprising Oxford and its affiliates, manages over $58 billion of office, retail, industrial, hotel and multifamily residential assets across the globe, including over 100 million square feet in cities across four continents. Mitsui is the U.S. subsidiary of Japan’s largest real estate company, Mitsui Fudosan Co., Ltd. (“Mitsui Fudosan”). Mitsui is headquartered in New York, and is responsible for Mitsui Fudosan’s real estate investment and development activities in North America.  Mitsui’s U.S. portfolio currently includes eight office buildings totaling 5.6 million square feet; 4.7 million square feet of office space under development; 1,300 residential apartments; 5,000 additional apartments under development; 360 condominiums and townhomes under development; and 753 hotel rooms. Mitsui has been active in the United States since the 1970s, and currently owns assets in the New York, Washington, D.C., Boston, Denver, Los Angeles, San Francisco, Seattle and Honolulu metropolitan areas.

One of the borrower sponsors (The Related Companies, L.P.), and/or its affiliates, has sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and/or deed-in-lieu of foreclosure.

The Property. The 55 Hudson Yards Property is a 1,431,212 square foot, 51-story, Class A office building located within the Hudson Yards development of Manhattan in New York City.  Constructed in 2018, the 55 Hudson Yards Property  is situated on a 0.9-acre parcel of land with frontage along Eleventh Avenue and Hudson Boulevard between West 34th and West 35th Streets (adjacent to a No. 7 subway station entrance).  The building was designed by Kohn Pedersen Fox and architect Kevin Roche, and features a unique façade consisting of matte metal and stepped articulation of the window frames that are defined by aluminum extrusions, castings, and built-up shapes.  According to the appraisal, the 55 Hudson Yards Property is currently the shortest skyscraper within phase 1 of the Hudson Yards plan and is known for its distinct construction compared to the remainder of the development.  The 55 Hudson Yards Property is LEED Gold certified and has incorporated technology for indoor air quality and a flexible workplace environment.

According to the appraisal, the 55 Hudson Yards Property offers amenities such as a dispatch elevator system, fingerprint access within the office lobby, floor-to-ceiling glass windows, column-free space allowing tenants to maximize the floor plates, terrace overlooking the new Hudson Boulevard Park that wraps around the 10th floor (podium level), and private terraces throughout the office component that were constructed for tenants upon request.

The 55 Hudson Yards Property was 97.3% leased to 20 tenants as of November 19, 2019.  Three tenants (Milbank, Cooley and Boies Schiller) comprising approximately 38.0% of net rentable area and 35.9% of underwritten base rent are ranked within the top 100 law firms by gross revenue in the United States, according to a third party legal publication.

Major Tenants.

Point72 (332,283 square feet, 23.2% net rentable area, 21.9% underwritten base rent, April 30, 2034 expiration). Point72 Asset Management (“Point72”) is an American hedge fund founded by Steven A. Cohen. The firm has over 1,400 employees across 10 global offices.  The 55 Hudson Yards Property serves as Point72’s New York headquarters, after consolidating from 11 floors in two buildings previously occupied at 510 and 330 Madison Avenue.  Point72 currently occupies floors 3-14 at the 55 Hudson Yards Property but is not yet paying full rent on all of its space.  All outstanding gap rent and free rent through March 2020, in the amount of $987,380, was reserved at the time of origination of the 55 Hudson Yards Whole Loan.  The rent commencement dates are as follows:  April 16, 2019 for floors 5-14; December 1, 2019 for floor 4; and May 1, 2020 for floor 3 (there is no assurance that Point72 will begin paying rent by the estimated dates noted herein).  Effective as of the 10th anniversary of the initial rent commencement date (which was April 16, 2019), and upon 15 months’ prior notice, the tenant has a one-time option to terminate either (i) the entirety of its leased premises or (ii) any one or more contiguous floors starting at either the highest or lowest office floor of the largest contiguous block of office floors then-leased by the tenant, such termination subject to a fee of the unamortized portion of allowances, commissions and free rent with respect to the terminated premises (calculated on a straight line basis over the period commencing on the rent commencement date and ending on the expiration date of the lease and bearing a 6% interest rate per annum).  Point72 has either (i) two renewal options of 5-years each or (ii) one 10-year renewal option, each with 15 months’ prior notice and at the fair market rental rate, following its April 2034 lease expiration.  Point 72 has signed a sublease for the entire 3rd floor (31,246 square feet) of its space to Elite World Group, LLC, with an expected sublease commencement date of February 2020, a 5-year term and an annual rate of $90.00 PSF.  Point72 also subleases 11,844 square feet of its space to Light Sky Macro LP, with a sublease expiration of August 2029 and a rate of $99.00 PSF.

Milbank, Tweed, Hadley & McCloy (287,333 square feet, 20.1% net rentable area, 17.9% underwritten base rent, March 31, 2034 expiration). Milbank, Tweed Hadley & McCloy (“Milbank”)  is an international law firm ranked within the top 100 law firms by gross revenue according to a third party legal publication, and is headquartered at the 55 Hudson Yards Property. The firm also has offices in Washington, D.C., Los Angeles, London, Frankfurt, Munich, Tokyo, Hong Kong, São Paulo, Seoul, Singapore and Beijing. The firm was founded in 1866 and as of 2018 had 728 attorneys.  Milbank currently occupies space on floors 30-39 along with 600 square feet of storage space at the 55 Hudson Yards Property.  Milbank has the one-time right to contract by up to one floor upon the tenth anniversary of the rent commencement date (which was April 1, 2019) with notice no less than 15 months prior to the contraction

A-3-8

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

date.  Milbank has either (i) two renewal options of 5-years each or (ii) one 10-year renewal option, each with 18 months’ prior notice and at the fair market rental rate, following its March 2034 expiration.

Cooley (146,227 square feet, 10.2% net rentable area, 11.2% underwritten base rent, September 30, 2039 expiration).  Cooley LLP (“Cooley”) is a law firm ranked within the top 100 law firms by gross revenue according to a third party legal publication and is headquartered in Palo Alto, California with 16 other offices in San Francisco, Los Angeles, New York, Boston, Washington, D.C., San Diego, Seattle, Colorado, Virginia, London, Beijing and Shanghai. The firm had 946 attorneys in 2018. The firm’s major practice areas include corporate, litigation, intellectual property and regulatory law.  Cooley currently occupies space on floors 42-46 of the 55 Hudson Yards Property.  Effective as of the 10th anniversary of the rent commencement date (which was September 1, 2019), with 18 months’ prior notice, tenant has the one-time right to surrender either (i) the highest or lowest floor of any contiguous block or (ii) if the tenant did not exercise its initial expansion option, all of the square footage leased on the lowest floor of the leased premises (if the tenant leases less than all of the square footage on such lowest floor), subject to a fee equal to the sum of the unamortized portion of allowances, commissions and rent concessions applicable to such space.  In addition, effective as of the 15th anniversary of the rent commencement date, with 24 months’ prior notice, Cooley has the one-time right to terminate its lease subject to a fee of the sum of (i) unamortized allowances, commissions, rent concessions (each including interest at the rate of 6% per annum, compounded monthly) and (ii) four months of fixed rent and recurring additional charges at the rate immediately preceding the termination date.  Cooley has either (i) two renewal options of 5-years each or (ii) one 10-year renewal option, each with 18 months’ prior notice and at the fair market rental rate, following its September 2039 expiration. Cooley subleases 12,229 square feet of its space to Cinctive Capital LLC, with a sublease expiration of June 2022 and an annual rate of $110 PSF.

Boies, Schiller & Flexner (110,732 square feet, 7.7% net rentable area, 6.8% underwritten base rent, June 30, 2035 expiration).  Founded by David Boies and Jonathan D. Schiller in 1997, Boies, Schiller & Flexner (“Boies Schiller”) is a law firm ranked within the top 100 law firms by gross revenue according to a third party legal publication, specializing in litigation and headquartered at the 55 Hudson Yards Property. The firm has 10 offices with a total of 320 attorneys.  Boies Schiller currently occupies space on floors 18-21 of the 55 Hudson Yards Property, but is not yet paying full rent on all of its space.  All outstanding gap rent and free rent through June 2020, in the amount of $5,480,125, was reserved at the time of origination of the 55 Hudson Yards Whole Loan.  Effective as of the 10th anniversary of the rent commencement date (July 1, 2020), with 18 months’ prior notice, the tenant has a one-time right to surrender either (i) the highest or lowest floor of any contiguous block or (ii) any partial floor, each subject to a fee of 150% of the applicable per square foot base rent and 150% of the recurring additional charges due with respect to the contracted space for the immediately preceding 12-month period.  Boies Schiller has either (i) two renewal options of 5-years each or (ii) one 10-year renewal option, each with 24 months’ prior notice and at the fair market rental rate, following its June 2035 expiration.  Boies Schiller subleases 18,224 square feet of its space to Ashurst LLP, with a sublease expiration date of June 2026 and an annual rate of $94.00 PSF.

Third Point (89,043 square feet, 6.2% net rentable area, 8.6% underwritten base rent, July 31, 2029 expiration).  Third Point Management (“Third Point”) is a New York-based hedge fund founded by Daniel S. Loeb in 1995. The firm operates as an employee-owned and SEC-registered investment advisor.  Third Point currently occupies spaces on floors 49-51 of the 55 Hudson Yards Property.  Third Point has either (i) a renewal option of 5-years or (ii) a renewal option of 10-years, each with 15 months’ prior notice and at the fair market rental rate, following its July 2029 expiration.

A-3-9

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

The following table presents certain information relating to the tenancy at the 55 Hudson Yards Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
Point72	NR/NR/NR	332,283(2)	23.2%	$88.37(2)(3)	$29,364,626(2)(3)	21.9%	4/30/2034	2-5 yr or 1-10 yr	Y(4)
Milbank	NR/NR/NR	287,333	20.1%	$83.67	$24,040,889	17.9%	3/31/2034	2-5 yr or 1-10 yr	Y(5)
Cooley	NR/NR/NR	146,227(6)	10.2%	$103.00(6)	$15,061,381(6)	11.2%	9/30/2039	2-5 yr or 1-10 yr	Y(7)
Boies Schiller	NR/NR/NR	110,732(8)	7.7%	$82.50(8)(9)	$9,135,390(8)(9)	6.8%	6/30/2035	2-5 yr or 1-10 yr	Y(10)
Third Point	NR/NR/NR	89,043	6.2%	$130.00	$11,575,590	8.6%	7/31/2029	1-5 yr or 1-10 yr	N
Total Major Tenants		965,618	67.5%	$92.35	$89,177,876	66.4%

Non-Major Tenants		426,582	29.8%	$105.55	$45,026,413	33.6%

Occupied Collateral Total		1,392,200	97.3%	$96.40	$134,204,289	100.0%

Vacant Space		39,012	2.7%

Collateral Total		1,431,212	100.0%

(1)

The Annual U/W Base Rent and Annual U/W Base Rent PSF shown above include contractual rent steps through December 2020 totalling $57,080.  The lender’s underwriting gives separate credit for straight-line rent averaging for the investment grade tenant Mount Sinai through the loan term and for Milbank, Cooley and Boies Schiller through the loan term.  The total implied underwritten rental rate for Milbank, Cooley and Boies Schiller, inclusive of the straight line credit, is approximately $87.72, $106.62 and $85.59 PSF, respectively.  See “Underwritten Net Cash Flow” below.

(2)

Point 72 has signed a sublease for the entire 3rd floor (31,246 square feet) of its space with Elite World Group, LLC, with an expected sublease commencement date of February 2020, a 5-year term and an annual rate of $90.00 PSF. Point72 also subleases 11,844 square feet of its space to Light Sky Macro LP, with a sublease expiration of August 2029 and an annual rate of $99.00 PSF. Underwriting reflects the prime lease rent.

(3)

Point72 has an executed lease and has taken full occupancy of its spaces but has not yet fully commenced paying rent on all of its space (see tenant description in “Major Tenants” above for further information).

(4)	Point72 has a one-time termination or contraction option that is further described in the “Major Tenants” section above.
(5)	Milbank has a one-time contraction option that is further described in the “Major Tenants” section above.
(6)	Cooley subleases 12,229 square feet of its space to Cinctive Capital LLC, with a sublease expiration of June 30, 2022 and an annual rate of $110 PSF. Underwriting reflects the prime lease rent.
(7)	Cooley has a one-time termination or contraction option that is further described in the “Major Tenants” section above.
(8)	Boies Schiller subleases 18,224 square feet of its space to Ashurst LLP, with a sublease expiration date of June 28, 2026 and an annual rate of $94.00 PSF. Underwriting reflects the prime lease rent.
(9)

Boies Schiller has an executed lease and has taken full occupancy of its spaces but has not yet fully commenced paying rent on all of its space (see tenant description in “Major Tenants” above for further information).

(10)	Boies Schiller has a one-time contraction option that is further described in the “Major Tenants” section above.

A-3-10

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

The following table presents certain information relating to the lease rollover schedule at the 55 Hudson Yards Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	2	84,892	5.9%	84,892	5.9%	$9,679,268	7.2%	$114.02
2025	2	18,765	1.3%	103,657	7.2%	$2,045,385	1.5%	$109.00
2026	0	0	0.0%	103,657	7.2%	$0	0.0%	$0.00
2027	0	0	0.0%	103,657	7.2%	$0	0.0%	$0.00
2028	0	0	0.0%	103,657	7.2%	$0	0.0%	$0.00
2029	6	149,603	10.5%	253,260	17.7%	$18,838,620	14.0%	$125.92
2030	2	9,642	0.7%	262,902	18.4%	$1,194,842	0.9%	$123.92
Thereafter	21	1,138,940	79.6%	1,392,200	97.3%	$103,641,016	77.2%	$91.00
Vacant	0	39,012	2.7%	1,431,212	100.0%	$0	0.0%	$0.00
Total/Weighted Average	31	1,431,212	100.0%			$134,204,289	100.0%	$96.40
(1)	Information obtained from the underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the 55 Hudson Yards Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	11/19/2019(2)
NAP	NAP	NAP	NAP	97.3%

(1)	Historical occupancy is not applicable, as the 55 Hudson Yards Property was constructed in 2018 and tenants began taking occupancy in 2019.
(2)	Information obtained from the underwritten rent roll.

A-3-11

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

Underwritten Net Cash Flow.  The following table presents certain information relating to the underwritten net cash flow at the 55 Hudson Yards Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$134,147,209	87.0%	$93.73
Rent Average Benefit(3)	2,242,507	1.5	1.57
Contractual Rent Step(4)	57,080	0.0	0.04
Grossed Up Vacant Space	5,108,740	3.3	3.57
Gross Potential Rent	$141,555,536	91.8%	$98.91
Other Income	147,949	0.1	0.10
Total Recoveries	12,516,263	8.1	8.75
Net Rental Income	$154,219,748	100.0%	$107.75
(Vacancy & Credit Loss)	(5,108,740)	(3.6)(5)	(3.57)
Effective Gross Income	$149,111,008	96.7%	$104.19

Real Estate Taxes (PILOT)	19,160,307(6)	12.8	13.39
Insurance	807,380	0.5	0.56
Management Fee	1,000,000	0.7	0.70
Other Operating Expenses	24,242,990	16.3	16.94
Total Operating Expenses	$45,210,677	30.3%	$31.59

Net Operating Income	$103,900,331	69.7%	$72.60
Replacement Reserves	286,242	0.2	0.20
TI/LC	3,578,030	2.4	2.50
Net Cash Flow	$100,036,059	67.1%	$69.90

NOI DSCR(7)	3.67x
NCF DSCR(7)	3.53x
NOI Debt Yield(7)	11.0%
NCF Debt Yield(7)	10.6%
(1)	Prior historical operating statements are not applicable, as the 55 Hudson Yards Property was constructed in 2018 and tenants began taking occupancy in 2019.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)

Represents straight-line rent averaging for the investment grade tenant Mount Sinai through the loan term and for Milbank, Cooley and Boies Schiller through the loan term (see “Tenant Summary” above for further information).

(4)	Represents contractual rent steps through December 2020.
(5)	The underwritten economic vacancy is 3.6%. The 55 Hudson Yards Property was 97.3% leased as of November 19, 2019.
(6)	Represents the average of the projected PILOT payments over the loan term (see “PILOT/IDA Leases” for further details on the PILOT agreement).
(7)	The debt service coverage ratios and debt yields are based on the 55 Hudson Yards Senior Loan, and exclude the 55 Hudson Yards Subordinate Companion Loan.

Appraisal.  The appraiser concluded to an “as-is” Appraised Value for the 55 Hudson Yards Property of $2,400,000,000 as of October 15, 2019.

Environmental Matters.  According to the Phase I environmental site assessment dated October 9, 2019, there was no evidence of any recognized environmental conditions at the 55 Hudson Yards Property.

Market Overview and Competition.  The 55 Hudson Yards Property is located at 550 West 34th Street, on the southeast corner of the intersection of 34th Street and 11th Avenue in New York, New York. The 55 Hudson Yards Property is situated within the Hudson Yards development, one of the largest private real estate development projects in the United States.  Once fully developed, Hudson Yards is expected to include more than 18.0 million square feet of commercial and residential space, along with more than 100 shops, a collection of restaurants, approximately 4,000 residences, affordable housing, The Shed (entertainment venue), 14 acres of open space, a 750-seat public school and an Equinox Hotel.  The Hudson Yards neighborhood is traditionally bound by the Hell’s Kitchen neighborhood to the north, the Midtown, Times Square, Garment District and Penn Station neighborhoods to the east, and the West Chelsea neighborhood to the south.  In September 2015, the Metropolitan Transportation Authority (MTA) completed an approximately $2.4 billion, 7,000-foot extension of the MTA’s No. 7 Flushing subway line (providing access to Queens), which was extended to include an additional subway stop at the corner of 34th Street and Eleventh Avenue (adjacent to the 50 Hudson Yards Property), from the previous last stop at 41st Street and Seventh Avenue (approximately 1.0 mile northeast of the 55 Hudson Yards Property). The 55 Hudson Yards Property is situated approximately 0.6 miles northwest of Penn Station.

A-3-12

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

The 55 Hudson Yards Property is situated approximately 0.3 miles northwest of the Shops & Restaurants at Hudson Yards, a seven-story, 676,229 square foot retail center, with retailers such as Cartier, Coach, Zara, H&M, Watches of Switzerland and Fendi, as well as restaurant and food options including Hudson Yards Grill, Bouchon Bakery, Shake Shack and Jack’s Coffee.  The Vessel, a 16-story structure comprising 154 interconnecting flights of stairs with approximately 2,500 individual steps and 80 landings, is located approximately 0.2 miles southwest of the 55 Hudson Yards Property.

According to the appraisal, the 55 Hudson Yards Property is situated within the Far West Side submarket of the New York Office Market.  As of the third quarter of 2019, the Far West Side submarket reported a total inventory of approximately 9.1 million square feet with a 1.4% vacancy rate (and a  12.2% availability rate) and average asking rents of $108.47 PSF, gross.  The appraiser concluded to market rents ranging from $95.00 to $130.00 PSF, modified gross, for the various floors of office space at the 55 Hudson Yards Property (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the 55 Hudson Yards Property:

Market Rent Summary(1)

	Office – Floor 2-9	Office Floor 10-16	Office Floor 17-23	Office – Floor 24-30	Office – Floor 31-37	Office Floor 38-44	Office Floor 45-51
Market Rent (PSF)	$95.00	$100.00	$110.00	$115.00	$120.00	$125.00	$130.00
Lease Term (Years)	15	15	15	15	15	15	15
Lease Type (Reimbursements)	MG	MG	MG	MG	MG	MG	MG
Rent Increase Projection	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years
(1)	Information obtained from the appraisal.

The following table presents information relating to comparable office property sales for the 55 Hudson Yards Property:

Comparable Sales(1)

Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Sale Price PSF
55 Hudson Yards Property New York, NY	NAP	2018/NAP	1,431,212(2)	97.3%(2)
711 Fifth Avenue New York, NY	Sep. 2019	1927/NAP	354,361	76%	$955,000,000	$2,695
330 Madison Avenue New York, NY	Jul. 2019	1963/NAP	855,000	95%	$900,000,000	$1,053
30 Hudson Yards(3) New York, NY	Apr. 2019	2019/NAP	1,463,234	100%	$2,155,000,000	$1,473
640 Fifth Avenue New York, NY	Apr. 2019	1948/2014	315,886	100%	$975,000,000	$3,087
237 Park Avenue New York, NY	Jan. 2019	1915/2015	1,260,160	98%	$1,200,000,000	$952
3 Columbus Circle New York, NY	Nov. 2018	1927/2011	753,405	100%	$1,035,000,000	$1,374
1515 Broadway New York, NY	Nov. 2017	1972/2010	1,897,131	99%	$1,950,000,000	$1,028
10 Hudson Yards(3) New York, NY	Aug. 2016	2015/NAP	1,861,084	100%	$2,150,000,000	$1,155
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.
(3)	Owned by affiliates of the 55 Hudson Yards Borrower.

A-3-13

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

The following table presents certain information relating to comparable office leases for the 55 Hudson Yards Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
55 Hudson Yards Property New York, NY	2018/NAP	1,431,212(2)	NAP
30 Hudson Yards(3) New York, NY	2019/NAP	1,463,234	0.1 Miles	Confidential Tenant Warner Media	Oct. 2019 /16.3 Yrs Jun. 2019 / 15.0 Yrs	175,000 1,463,234	$156.38 $120.37	MG Net to MG adj.
460 West 34th Street New York, NY	1927/2021(4)	633,530	0.2 Miles	First Republic Bank	Sep. 2019 /16.0 Yrs	233,782	$85.00	MG
441 Ninth Avenue New York, NY	1962/2019	697,958	0.3 Miles	Brevert Peloton Interactive, LLC Lyft	Sep. 2019 /10.8 Yrs Nov. 2018 / 15.0 Yrs Nov. 2018 / 10.0 Yrs	16,178 312,000 100,000	$116.00 $106.66 $87.00	MG MG MG
50 Hudson Yards(3) New York, NY	2022(4)/NAP	2,900,000	0.1 Miles	Confidential	Sep. 2019 / 15.0 Yrs	1,250,000	$130.00	MG
1 Manhattan West New York, NY	2019/N/A	2,216,609	0.4 Miles	Accenture NHL McKool School Skadden, Arps, Slate, Meagher & Florn LLP	Jul. 2019 /16.1 Yrs Jun. 2019 / 22.0 Yrs Apr. 2019 / 16.0 Yrs Mar. 2019 / 21.0 Yrs	248,673 176,007 64,120 600,867	$119.00 $93.80 $108.00 $76.11	MG MG MG MG
66 Hudson Boulevard New York, NY	2022(4)/NAP	2,814,581	0.2 Miles	AllianceBernstein Pfizer Inc.	May 2019 /20.0 Yrs Apr. 2018 / 21.3 Yrs.	186,226 790,000	$105.00 $95.00	MG MG
10 Hudson Yards(3) New York, NY	2015/NAP	1,861,084	0.3 Miles	Huatai Securities	Apr. 2018 /3.6 Yrs	5,992	$120.00	MG
1 Vanderbilt Avenue New York, NY	2020(4)/NAP	1,730,989	1.6 Miles	The Carlyle Group	Jul. 2018 /15.8 Yrs	95,367	$166.00	MG
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.
(3)	Owned by affiliates of the 55 Hudson Yards Borrower.
(4)	Denotes expected completion or renovation dates (as applicable) per the appraisal.

Escrows.

Real Estate Taxes - Upon the occurrence and continuance of a Cash Trap Event Period (as defined below under “Lockbox and Cash Management”), the 55 Hudson Yards Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months.

Insurance - Upon the occurrence and continuance of a Cash Trap Event Period, the 55 Hudson Yards Whole Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months; provided, however, that, notwithstanding any prior springing conditions, the reserve will not be required if the 55 Hudson Yards Borrower maintains a blanket insurance policy reasonably acceptable to the lender.

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 55 Hudson Yards Whole Loan documents require ongoing monthly replacement reserves of $23,584.

TI/LC Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 55 Hudson Yards Whole Loan documents require ongoing monthly general rollover reserves of $119,268.

Tenant Specific TI/LC Reserve – The 55 Hudson Yards Whole Loan documents require an upfront deposit of $34,260,641 for approved leasing expenses outstanding at the time of origination of the 55 Hudson Yards Whole Loan.

Free Rent Reserve – The 55 Hudson Yards Whole Loan documents require an upfront reserve of $11,482,346 for the free rent and gap rent outstanding for seven tenants at the time of origination of the 55 Hudson Yards Whole Loan.

Milbank Lease Landlord Delay Dispute Reserve – The 55 Hudson Yards Whole Loan documents require an upfront reserve of $11,000,000 relating to the potential settlement of a dispute between the 55 Hudson Yards Borrower and Milbank relating to a delay in the delivery of such tenant’s leased premises.

MarketAxess Lease Takeover Reserve – The 55 Hudson Yards Whole Loan documents require an upfront reserve of $4,474,631 relating to the rental expenses to be incurred by MarketAxess Holdings Inc., a tenant at the 55 Hudson Yards Property, under a prior sublease at an unrelated property which the 55 Hudson Yards Borrower agreed to pay as an inducement to such tenant’s new lease at the 55 Hudson Yards Property.

A-3-14

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

Lockbox and Cash Management.  The 55 Hudson Yards Whole Loan documents require that the 55 Hudson Yards Borrower establish and maintain a lender-controlled lockbox account, which is already in-place, and direct all tenants to pay rent directly into such lockbox account.  The 55 Hudson Yards Whole Loan documents also require that all rents received by the 55 Hudson Yards Borrower be deposited into the lockbox account within two business days of receipt.  Prior to the occurrence of a Cash Trap Event Period, all funds on deposit in the lockbox account will be disbursed to the 55 Hudson Yards Borrower’s operating account.  During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 55 Hudson Yards Whole Loan documents. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 55 Hudson Yards Whole Loan; provided, however, that, so long as no event of default exists under the 55 Hudson Yards Whole Loan, if amounts on deposit in the TI/LC Reserve are not sufficient to pay approved leasing expenses, then upon request of the 55 Hudson Yards Borrower, funds in the excess cash flow subaccount are required to be disbursed for approved leasing expenses.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or
(ii)	the net cash flow debt yield (“NCF DY”) for the 55 Hudson Yards Whole Loan falling below 6.0% at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

with regard to clause (i) above, the cure of such event of default; or
with regard to clause (ii) above:
(a)	the NCF DY for the 55 Hudson Yards Whole Loan being greater than or equal to 6.0% for two consecutive calendar quarters; or
(b)

the 55 Hudson Yards Borrower delivering to the lender as additional collateral and security for the payment of the debt, immediately available funds or one or more letters of credits (not to exceed, in the aggregate, 10.0% of the outstanding principal balance of the 55 Hudson Yards Whole Loan) having an aggregate notional amount, that, if applied as a prepayment of the outstanding principal balance of the 55 Hudson Yards Whole Loan, would cause the NCF DY to equal or exceed 6.0%.

Property Management. The 55 Hudson Yards Property is managed by Related Hudson Yards Manager LLC, a borrower sponsor affiliate.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  The 55 Hudson Yards Property also secures the 55 Hudson Yards Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $845,000,000 and the 55 Hudson Yards Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $300,000,000. The 55 Hudson Yards Non-Serviced Pari Passu Companion Loans and the 55 Hudson Yards Subordinate Companion Loan are coterminous with the 55 Hudson Yards Mortgage Loan. The 55 Hudson Yards Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the 55 Hudson Yards Mortgage Loan, and the 55 Hudson Yards Subordinate Companion Loan accrues interest at an interest rate of 2.9500%. The 55 Hudson Yards Mortgage Loan and the 55 Hudson Yards Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the 55 Hudson Yards Subordinate Companion Loan. The holders of the 55 Hudson Yards Mortgage Loan, the 55 Hudson Yards Non-Serviced Pari Passu Companion Loans and the 55 Hudson Yards Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 55 Hudson Yards Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The 55 Hudson Yards Pari Passu-A/B Whole Loan”.

The following table presents certain information relating to the 55 Hudson Yards Subordinate Companion Loan:

B-Note Summary

B-Note Original Principal Balance		B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
55 Hudson Yards Subordinate Companion Loan	$300,000,000	2.9500%	120	0	120	2.68x	8.3%	51.9%

Ground Lease.  None.

PILOT/IDA Leases.  The 55 Hudson Yards Borrower leases the 55 Hudson Yards Property to the New York City Industrial Development Agency (the “Agency”) (such lease, the “Company Lease”), and the Agency subleases the 55 Hudson Yards Property back to the 55 Hudson Yards Borrower (the “Agency Lease”) (the Company Lease and Agency Lease, collectively, the “IDA Leases”). The benefits of this lease structure to the 55 Hudson Yards Borrower are a mortgage recording tax exemption and real property tax abatements. As such, the 55 Hudson Yards Borrower pays installment payments in lieu of real estate taxes as the rent under the Agency Lease (the “PILOT Payments”). In order for the PILOT Payments to achieve the same priority as would real estate tax payments (i.e., ahead of

A-3-15

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

any mortgage or other lien), the 55 Hudson Yards Borrower (with the Agency as holder of the leasehold under the Company Lease) provided mortgages in favor of the Hudson Yards Infrastructure Corporation, a not-for-profit local development corporation (“HYIC”), to secure the PILOT Payments (collectively, the “PILOT Mortgage”). The HYIC has issued revenue bonds for which the PILOT Payments are used to repay the bondholders. The term of the IDA Leases runs to June 30, 2044 (such period, the “Initial Term”), with annual automatic one-year extensions thereafter, unless within 60 days preceding the expiration of the current term the Agency provides written notice of termination to the 55 Hudson Yards Borrower (such date, the “Expiration Date”); provided that, after the Initial Term, the IDA Leases will automatically terminate within 60 days after the repayment in full or defeasance of all revenue bonds issued by HYIC for which an assignment of the PILOT Amount payable under the Agency Lease is used to repay the bondholders.

The 55 Hudson Yards Property is subject to tax abatements in the following amounts through 2038:

29.7% tax abatement through 2023;
2024 through 2034: taxes are due in amount equal to 103% of the preceding year’s PILOT payment;
2035: taxes due in amount equal to the greater of (a) 76.3% of unabated taxes and (b) 103% of the preceding year’s PILOT payment;
2036: taxes due in amount equal to the greater of (a) 82.2% of unabated taxes and (b) 103% of the preceding year’s PILOT payment;
2037: taxes due in amount equal to the greater of (a) 88.1% of unabated taxes and (b) 103% of the preceding year’s PILOT payment; and
2038: taxes due in amount equal to the greater of (a) 94.1% of unabated taxes and (b) 103% of the preceding year’s PILOT payment.

For additional information with respect to the IDA Leases and PILOT Payments, see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Terrorism Insurance. The 55 Hudson Yards Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 55 Hudson Yards Borrower, in an amount equal to the full replacement cost of the 55 Hudson Yards Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 24 months and  a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 55 Hudson Yards Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage).

The 55 Hudson Yards Whole Loan documents provide that required terrorism insurance may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (i) TRIPRA is in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required;  (iii) covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer are reinsured with a cut-through endorsement by an insurance company rated S&P “A”/ Moody’s “A2” or better; (iv) all reinsurance agreements between the captive insurer and other reinsurance providers are reasonably acceptable to the lender; (v) such captive insurer is licensed in the State of New York or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements; and (vi) the related policy will not contain a provision that terrorism coverage will expire or be excluded or limited in the event TRIPRA expires or is no longer in effect, so long as an insurance policy that does not contain such a provision is commercially available.

A-3-16

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-17

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

A-3-18

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

Floor	Tenant
48	New Mountain Capital, LLC
47	New Mountain Capital, LLC
46	Allianz Asset Management of America L.P.
45	Allianz Asset Management of America L.P.
44	Allianz Asset Management of America L.P.
43	Allianz Asset Management of America L.P.
42	Allianz Asset Management of America L.P.
41	Allianz Asset Management of America L.P.
40	Charter Communications Holding
39	Charter Communications Holding
38	MongoDB, Inc
37	MongoDB, Inc
36	Travel Leaders Group, LLC
35	Travel Leaders Group, LLC
34	Mechanical
33	Morgan Stanley & Co
32	Sullivan & Worcester LLP
31	Vedder Price PC
30	Morgan Stanley & Co
29	Morgan Stanley & Co
28	Industrial and Commercial Bank of China
27	Morgan Stanley & Co
26	Morgan Stanley & Co
25	Gannett Co., Inc.
24	Assured Guaranty Municipal
23	Assured Guaranty Municipal
22	Kasowitz Benson Torres
21	Kasowitz Benson Torres
20	Kasowitz Benson Torres
19	Kasowitz Benson Torres
18	Paramount Group, Inc. Industrial and Commercial Bank of China
17	Showtime Networks Inc.
16	Showtime Networks Inc.
15	Showtime Networks Inc.
14	Showtime Networks Inc.
13	Showtime Networks Inc.
12	Mechanical
11	WMG Acquisition Corp
10	WMG Acquisition Corp
9	WMG Acquisition Corp
8	WMG Acquisition Corp
7	WMG Acquisition Corp
6	Extreme Reach Inc
5	Extreme Reach Inc
4	WMG Acquisition Corp
3	Bleacher Report
2	Bleacher Report
Ground	Princi Bakery TD Bank Azalea Restaurant Equinox Gateway News Property Management Office
Concourse Theater	U T Associates Thespian Theatre Inc.
Storage	
Parking	

Vacant

A-3-19

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

1633 Broadway
1633 Broadway
New York, NY 10019
MANHATTAN
Upper West Side
West Side
Midtown
Hell's Kitchen
Theater District
CENTRAL PARK
Heckscher Playground
The Pond
Central Park South
Columbus Circle
Times Square
Rockefeller Center
Bryant Park
Broadway
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
Amsterdam Ave.
Columbus Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Central Park West
West Drive
East Drive
Center Drive
Metropolitan Opera House
Avery Fisher Hall
Damrosch Park
David H. Koch Theater
Fordham Univ. School of Law
Quinn Library
Leon Lowenstein Center
NYIT Auditorium on Broadway
John Jay College of Criminal Justice
Church of St. Paul the Apostle
Mt. Sinai Hospital West
Gerald W. Lynch Theater
Time Warner Center/ Shops at Columbus Ctr.
Museum of Arts & Design
222 Central Park South
Hearst Tower
CBS Broadcast Center
CBS News
Hotel The Watson
Alvin Ailey American Dance Theater
The Moderne Hotel
Hilton Garden Inn Central Park South
Park Central Hotel NY
Ed Sullivan Theater
Broadway Theatre
Gershwin Theatre
Hampton Inn Manhattan-Times Sq North
Ensemble Studio Theatre
Irish Cultural Center
Holiday Inn Express Midtown West
Comfort Inn Midtown West
Nomura Securities
Ambassador Theatre
Eugene O'Neill Theater
Crowne Plaza Times Sq.
Union Hall
Longacre Theatre
Morgan Stanley Global HQ
Cranky Cabaret
Riu Plaza
Richard Rogers Theatre
Imperial Theatre
NY Marriott Marquis
Al Hirschfeld Theatre
Jacobs Theatre
Majestic Theatre
Row NYC
Viacom Intl.
Paramount Building
The Westin Times Square
Port Authority Bus Terminal
Hilton Times Sq.
New Amsterdam Theatre
New York Times Building
GO Studios
Bricken Arcade Bldg.
The Dairy
Central Park Zoo
Wollman Rink
Park Lane Hotel
Grand Army Plaza
JW Marriott Essex House
The Ritz-Carlton New York
Plaza Hotel
9 West 57th
One57
Carnegie Hall
Viceroy Central Park
Wellington Hotel
Warwick New York
The Peninsula
The London NYC
New York Hilton Midtown
Museum of Modern Art
Sheraton NY Times Sq.
Baccarat
666 Fifth Avenue
UBS
AXA Center
75 Rockefeller Plaza
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
Carolines on Broadway
Barclays
Exxon Building
McGraw-Hill Building
GE Building
1 Rockefeller Plaza
News Corp. Building
DoubleTree Hilton NY-Times Sq.
Kimpton Muse Hotel
Lyceum Theatre
Hyatt Centric Times Square
Millennium
Belasco Theatre
Casablanca Hotel
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
SUNY College of Optometry
The Knickerbocker
Salesforce Tower
New York Public Library
452 5th Ave
59TH ST/ COLUMBUS CIRCLE
5TH AVE/ 59TH ST
57TH ST
7TH AVE/ 53RD ST
50TH ST
49TH ST
ROCKEFELLER CTR.
TIMES SQ. SHUTTLE
42ND ST/ PORT AUTHORITY
42ND ST/ TIMES SQ.
5TH AVE
BRYANT PARK
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
East River
Greenpoint
Hoboken
Hudson River
Greenwich Village
Williamsburg
SoHo
Little Italy
Lower East Side
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Park Slope
Liberty State Park

A-3-20

No. 2 – 1633 Broadway

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$100,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$100,000,000		Size:	2,561,512 SF
	% of Initial Pool Balance:	6.1%		Cut-off Date Balance Per SF(1):	$390.78
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$390.78
	Borrower Sponsor:	Paramount Group Operating Partnership LP		Year Built/Renovated:	1972/2013
	Guarantor:	NAP		Title Vesting:	Fee
	Mortgage Rate:	2.9900%		Property Manager:	Paramount Group Property-Asset Management LLC
	Note Date:	November 25, 2019		Current Occupancy (As of):	98.4% (10/31/2019)
	Seasoning:	2 months		YE 2018 Occupancy:	95.4%
	Maturity Date:	December 6, 2029		YE 2017 Occupancy:	95.4%
	IO Period:	120 months		YE 2016 Occupancy:	86.3%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	92.7%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$2,400,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$936.95
	Call Protection(2):	L(26),D(87),O(7)		As-Is Appraisal Valuation Date:	October 24, 2019
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1)(3):	Yes		TTM NOI (9/30/2019):	$110,809,315
	Additional Debt Type (Balance) (1) (3):	Pari Passu ($901,000,000)/ Subordinate ($249,000,000)/ Future Mezzanine/ Future Unsecured		YE 2018 NOI:	$109,098,450
				YE 2017 NOI:	$94,190,007
				YE 2016 NOI:	$93,821,386
				U/W Revenues:	$190,585,947
				U/W Expenses:	$71,435,784
Escrows and Reserves(4)				U/W NOI:	$119,150,163
	Initial	Monthly	Cap	U/W NCF:	$116,677,727
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.92x / 3.83x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	11.9% / 11.7%
Replacement Reserve	$0	Springing	$1,024,605	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.9% / 11.7%
TI/LC Reserve	$0	Springing	$5,123,024	Cut-off Date LTV Ratio(1):	41.7%
Unfunded Obligations Reserve	$36,389,727	$0	NAP	LTV Ratio at Maturity(1):	41.7%

Sources and Uses
Sources			Uses
Original senior loan amount	$1,001,000,000	80.1%	Loan payoff	$1,052,884,467	84.2%
Subordinate companion loan amount	249,000,000	19.9	Closing Costs	20,840,154	1.7
			Reserves	36,389,727	2.9
			Return of equity	139,885,652	11.2
Total Sources	$1,250,000,000	100.0%	Total Uses	$1,250,000,000	100.0%

(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 1633 Broadway Senior Loan (as defined below). The U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based upon the 1633 Broadway Whole Loan (as defined below) are 3.14x/3.07x, 9.5%/9.3%, 9.5%/9.3%, 52.1% and 52.1%, respectively.

(2)	Defeasance of the 1633 Broadway Whole Loan is permitted, in whole or in part without any partial release, at any time after the earlier to occur of (a) the end of the two year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 1633 Broadway Whole Loan to be securitized and (b) November 25, 2022. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in February 2020.

(3)	See “Subordinate and Mezzanine Indebtedness” and “Permitted Equityholder Debt” below for a further discussion of additional debt.

(4)	See “Escrows” section.

A-3-21

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

The Mortgage Loan.  The mortgage loan (the “1633 Broadway Mortgage Loan”) is part of a whole loan (the “1633 Broadway Whole Loan”) that is evidenced by 34 pari passu senior promissory notes in the aggregate original principal amount of $1,001,000,000 (the “1633 Broadway Senior Loan”) and four pari passu subordinate promissory notes in the aggregate original principal amount of $249,000,000 (the “1633 Broadway Subordinate Companion Loan”).  The 1633 Broadway Whole Loan is secured by a first priority fee mortgage encumbering a 48-story office tower located in New York, New York (the “1633 Broadway Property”).  The 1633 Broadway Whole Loan was co-originated on November 25, 2019 by Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association.  The 1633 Broadway Mortgage Loan is evidenced by the non-controlling promissory Notes A-4-C-1 and A-4-C-2 in the aggregate original principal amount of $100,000,000.  As shown in the “Note Summary” table below, eight promissory notes in the original aggregate principal amount of $250,000,000 were contributed to the BWAY 2019-1633 securitization trust. The 1633 Broadway Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BWAY 2019-1633 securitization trust.  The remaining 1633 Broadway Senior Loan pari passu notes are referred to herein as the “1633 Broadway Pari Passu Companion Loans”.  See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan“ and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
1633 Broadway Senior Loan
A-1-S-1	$250,000	$250,000	BWAY 2019-1633	No
A-2-S-1	$250,000	$250,000	BWAY 2019-1633	No
A-3-S-1	$250,000	$250,000	BWAY 2019-1633	No
A-4-S-1	$250,000	$250,000	BWAY 2019-1633	No
A-1-C-1	$50,000,000	$50,000,000	Goldman Sachs Bank USA	No
A-1-C-2	$45,000,000	$45,000,000	GSMS 2020-GC45	No
A-1-C-3	$45,000,000	$45,000,000	Goldman Sachs Bank USA	No
A-1-C-4	$40,000,000	$40,000,000	Goldman Sachs Bank USA	No
A-1-C-5	$30,000,000	$30,000,000	Goldman Sachs Bank USA	No
A-1-C-6	$20,000,000	$20,000,000	Goldman Sachs Bank USA	No
A-1-C-7	$20,000,000	$20,000,000	Goldman Sachs Bank USA	No
A-2-C-1-A	$27,500,000	$27,500,000	DBR Investments Co. Limited	No
A-2-C-1-B	$22,500,000	$22,500,000	Benchmark 2020-B16	No
A-2-C-2	$50,000,000	$50,000,000	DBR Investments Co. Limited	No
A-2-C-3	$40,000,000	$40,000,000	DBR Investments Co. Limited	No
A-2-C-4	$40,000,000	$40,000,000	DBR Investments Co. Limited	No
A-2-C-5	$15,000,000	$15,000,000	GSMS 2020-GC45	No
A-2-C-6	$35,000,000	$35,000,000	DBR Investments Co. Limited	No
A-2-C-7	$20,000,000	$20,000,000	DBR Investments Co. Limited	No
A-3-C-1-A	$27,500,000	$27,500,000	JPMorgan Chase Bank, National Association	No
A-3-C-1-B	$22,500,000	$22,500,000	Benchmark 2020-B16	No
A-3-C-2	$50,000,000	$50,000,000	JPMorgan Chase Bank, National Association	No
A-3-C-3	$40,000,000	$40,000,000	JPMorgan Chase Bank, National Association	No
A-3-C-4	$40,000,000	$40,000,000	JPMorgan Chase Bank, National Association	No
A-3-C-5	$30,000,000	$30,000,000	JPMorgan Chase Bank, National Association	No
A-3-C-6	$20,000,000	$20,000,000	JPMorgan Chase Bank, National Association	No
A-3-C-7	$20,000,000	$20,000,000	JPMorgan Chase Bank, National Association	No
A-4-C-1	$50,000,000	$50,000,000	BANK 2020-BNK25	No
A-4-C-2	$50,000,000	$50,000,000	BANK 2020-BNK25	No
A-4-C-3	$40,000,000	$40,000,000	Wells Fargo Bank, National Association	No
A-4-C-4	$40,000,000	$40,000,000	Wells Fargo Bank, National Association	No
A-4-C-5	$30,000,000	$30,000,000	Wells Fargo Bank, National Association	No
A-4-C-6	$20,000,000	$20,000,000	Wells Fargo Bank, National Association	No
A-4-C-7	$20,000,000	$20,000,000	Wells Fargo Bank, National Association	No
Total (Senior Loan)	$1,001,000,000	$1,001,000,000

1633 Broadway Subordinate Companion Loan
B-1	$62,250,000	$62,250,000	BWAY 2019-1633	Yes(1)(2)
B-2	$62,250,000	$62,250,000	BWAY 2019-1633	Yes(1)(2)
B-3	$62,250,000	$62,250,000	BWAY 2019-1633	Yes(1)(2)
B-4	$62,250,000	$62,250,000	BWAY 2019-1633	Yes(1)(2)
Total (Subordinate Companion Loan)	$249,000,000	$249,000,000
Total (Whole Loan)	$1,250,000,000	$1,250,000,000

A-3-22

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

(1)

No single promissory note comprising a part of the whole loan is the related control note; however, the BWAY 2019-1633 securitization trust is the related controlling note holder, and a party designated under the related trust and servicing agreement is entitled to exercise the rights thereof.

(2)	The 1633 Broadway Subordinate Companion Loan is subordinate to the 1633 Broadway Senior Loan.

The Borrowers and Borrower Sponsor. The borrowers are PGREF I 1633 Broadway Tower, L.P. and PGREF I 1633 Broadway Land, L.P., each a Delaware limited partnership with two independent directors (the “1633 Broadway Borrower”).  PGREF I 1633 Broadway Land, L.P. owns the 1633 Broadway Property entirely in fee and also ground leases the 1633 Broadway Property to PGREF I 1633 Broadway Tower, L.P. (i.e., both landlord and tenant interests in the ground lease are pledged as collateral, in addition to the fee interest in the 1633 Broadway Property). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1633 Broadway Whole Loan.  There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1633 Broadway Loan.

The borrower sponsor is Paramount Group Operating Partnership LP, which indirectly owns and controls the borrowers. Paramount Group, Inc. (NYSE: PGRE), an approximately 91% general partner of the borrower sponsor, is a real estate investment trust that currently owns and/or manages a 13.4 million square foot portfolio of 18 Class A office and retail buildings in New York, Washington, D.C., and San Francisco. Paramount Group, Inc. has a New York portfolio that includes: 1633 Broadway, 1301 Avenue of the Americas, 1325 Avenue of the Americas, 31 West 52nd Street, 900 Third Avenue, 712 Fifth Avenue, 60 Wall Street, 745 Fifth Avenue, 718 Fifth Avenue, and 0 Bond Street.

The Property.

The 1633 Broadway Property is an approximately 2.6 million square foot, 48-story office tower that is situated with a full block of Broadway frontage between 50th and 51st Streets in Midtown Manhattan. The 1633 Broadway Property contains views of the Hudson River, Central Park, and Midtown from above the 36th floor. In addition to the office space, the 1633 Broadway Property includes retail space (anchored by Equinox), a parking garage across three levels below grade, two theaters comprising a total of 145,192 square feet (the Gershwin Theatre and Circle in the Square) and storage space comprising 18,384 square feet.

The 1633 Broadway Property is located on a 90,400 square foot parcel comprising the entire western block front of Broadway between West 50th and West 51st Streets within the Westside office submarket of Midtown. The 1633 Broadway Property was constructed in 1972 and was most recently renovated in 2013. Since 2010, the borrower sponsor has invested a total of approximately $41.6 million in lobby renovations, plaza redevelopment, and retail renovations. In addition, the borrower sponsor has invested approximately $230 million in tenant improvements and leasing commissions since 2010. The borrower sponsor provided a 10-year renovation budget which totals approximately $55.98 million; the renovation budget is anticipated to be utilized for items including a roof replacement, structural upgrades, fire alarm system upgrades, Gershwin Theatre upgrades, completion of the terrace on the 47th and 48th floors, and development of the Retail Cube. Such renovations are not required by the 1633 Broadway Whole Loan documents, and have not been reserved for. The lender can provide no assurances that such renovation will proceed as expected or at all.

The 1633 Broadway Property comprises 2,561,512 square feet and was 98.4% leased as of October 31, 2019. The office component of the 1633 Broadway Property is currently 100.0% leased to 17 tenants and represents approximately 93.4% of underwritten base rent. The retail space within the 1633 Broadway Property totals approximately 80,000 square feet of net rentable area and is anchored by Equinox (25,458 square feet) with a lease expiration date in February 2040.

The 1633 Broadway Property features two theatres that comprise 5.7% of the total net rentable area and account for 1.2% of the underwritten rental revenue. The larger of the two theatres is UT Associates (“Gershwin Theatre”), which is notable for having hosting Wicked since 2003. The Gershwin Theatre’s lease contains three, five-year renewal options that could potentially extend the term through May 2042. The 1633 Broadway Property contains an additional theatre known as the Circle in the Square, which encompasses 34,570 square feet and currently hosts the show OKLAHOMA! The 1633 Broadway Property also houses the Circle in the Square Theatre School, the only accredited training conservatory associated with a Broadway theatre, which offers two, two-year training programs, in acting and musical theatre. The tenant currently pays a total contract rent of $864,250, or $25.00 PSF through September 2021.

The parking component within the 1633 Broadway Property consists of a 250-space parking garage across three levels below grade and comprises 64,158 square feet of net rentable area. The space is currently leased to ABM Parking Services, Inc., a parking garage operator, which has a lease expiration date in July 2026. The operator is responsible for a contract rent of approximately $2.39 million, or $10,168 per space, which will increase by at least 1.50% per annum throughout the remainder of the lease.

Major Tenants.

Largest Tenant by UW Base Rent:  Allianz Asset Mgmt of America (“Allianz”; AA-/Aa3/AA by Fitch/Moody’s/S&P; 320,911 square feet; 12.5% of net rentable area; 15.7% of underwritten base rent; 1/31/2031 lease expiration) – Allianz occupies six suites with leases expiring in January 2031. Allianz is an asset manager with over 800 investment professionals in 25 offices worldwide and manages assets for individuals, families and institutions. The 1633 Broadway Property serves as the United States headquarters for Allianz.

2nd Largest Tenant by UW Base Rent:  Morgan Stanley & Co (“Morgan Stanley”; A/A3/BBB+ by Fitch/Moody’s/S&P; 260,829 square feet; 10.2% of net rentable area; 11.1% of underwritten base rent; 3/31/2032 lease expiration) – Morgan Stanley occupies five suites with leases expiring in March 2032. Morgan Stanley, a financial holding company, provides various financial products and services to corporations, governments, financial institutions and individuals in the Americas, Europe, the Middle East, Africa and Asia. The company operates through three segments: Institutional Securities, Wealth Management and Investment Management.

3rd Largest Tenant by UW Base Rent:  WMG Acquisition Corp (“Warner Music Group”; 293,888 square feet; 11.5% of net rentable area; 10.4% of underwritten base rent; 7/31/2029 lease expiration and month-to-month storage space) – Warner Music Group is an

A-3-23

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

American multinational entertainment and record label conglomerate. It is one of the “Big Three” recording companies and the third largest in the global music industry, next to Universal Music Group and Sony Music Entertainment. Warner Music Group is headquartered at the 1633 Broadway Property.

The following table presents certain information relating to the tenancy at the 1633 Broadway Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
Allianz(3)	AA-/Aa3/AA	320,911	12.5%	$82.66(3)	$26,527,064(3)	15.7%	1/31/2031	5 or 10 years(4)	N
Morgan Stanley	A/A3/BBB+	260,829	10.2%	$71.61	$18,677,050	11.1%	3/31/2032	2, 5-year or 1, 10-year	Y(5)
WMG Acquisition Corp(6)	NR/NR/NR	293,888	11.5%	$59.62(6)	$17,520,179(6)	10.4%	Various	1, 5-year or 10-year	N
Showtime Networks Inc	BBB/Baa2/BBB	261,196	10.2%	$55.28	$14,438,861	8.6%	1/31/2026	1, 5-year or 10-year	N
Kasowitz Benson Torres(7)	NR/NR/NR	203,394	7.9%	$68.00(7)	$13,830,452(7)	8.2%	3/31/2037	2, 5-year	Y(8)
New Mountain Capital, LLC(9)	NR/NR/NR	108,374	4.2%	$86.00(9)	$9,320,164(9)	5.5%	10/15/2035	1, 5-year	N
Charter Communications Holding	NR/Ba2/BB+	106,176	4.1%	$84.00	$8,918,784	5.3%	12/15/2025	NAP	N
MongoDB, Inc.	NR/NR/NR	106,230	4.1%	$76.00	$8,073,480	4.8%	12/31/2029	1, 5-year	N
Travel Leaders Group, LLC	NR/NR/B+	107,205	4.2%	$74.58	$7,994,846	4.7%	12/31/2033	1, 5-year	N
Assured Guaranty Municipal	NR/NR/A	103,838	4.1%	$69.88	$7,256,550	4.3%	2/28/2032	1, 5-year	N
Total Major Tenants		1,872,041	73.1%	$70.81	$132,557,430	78.5%

Non-Major Tenant		649,710	25.4%	$55.74	$36,213,171	21.5%

Occupied Collateral Total		2,521,751	98.4%	$66.93	$168,770,601	100.0%

Vacant Space		39,761	1.6%

Collateral Total		2,561,512	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)

Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2020 totaling $1,272,795. The lender’s underwriting gives separate credit for the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants) totaling $7,558,579 (see “Operating History and Underwritten Net Cash Flow” below). The Annual U/W Base Rent PSF and Annual U/W Base Rent shown in the table above do not include credit given for such investment grade tenants.

(3)

Allianz Asset Mgmt of America subleases 20,600 square feet of suite 4600 (totaling 54,118 square feet) to Triumph Hospitality at a base rent of $46.80 PSF through December 30, 2030. Triumph Hospitality further subleases 3,000 square feet of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 PSF through July 31, 2022. Underwritten base rent is based on the contractual rent under the prime lease.

(4)	Subject to a maximum of 15 years in the aggregate.

(5)

Morgan Stanley has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee.

(6)

WMG Acquisition Corp subleases 3,815 square feet of suite 0400 (totaling 36,854 square feet) to Cooper Investment Partners LLC at a base rent of $58.37 PSF on a month-to-month basis. Underwritten base rent is based on the contractual rent under the prime lease.

(7)

Kasowitz Benson Torres subleases a collective 32,487 square feet of Suite 2200 (totaling 50,718 square feet) to three tenants. Delcath Systems, Inc. subleases 6,877 square feet and pays a rent of $68.50 PSF through February 28, 2021; Avalonbay Communities subleases 12,145 square feet through October 31, 2026 and pays a current rent of $74.00 PSF; Cresa New York subleases 13,195 square feet and pays a rent of $65.00 PSF through April 30, 2021. Underwritten base rent is based on the contractual rent under the prime lease.

(8)	Kasowitz Benson Torres has the right to terminate one full floor of the premises located on the uppermost or lowermost floors, effective as of March 31, 2024, upon notice by March 31, 2023.

(9)	New Mountain Capital, LLC has executed a lease but has not yet taken occupancy or begun paying rent. We cannot assure you that they will take occupancy or begin paying rent as expected or at all.

A-3-24

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

The following table presents certain information relating to the lease rollover schedule at the 1633 Broadway Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	13	9,482	0.4%	9,482	0.4%	$638,145	0.4%	$67.30
2020	2	960	0.0%	10,442	0.4%	$28,800	0.0%	$30.00
2021	3	86,460	3.4%	96,902	3.8%	$4,756,000	2.8%	$55.01
2022	4	116,337	4.5%	213,239	8.3%	$2,813,374	1.7%	$24.18
2023	7	38,550	1.5%	251,789	9.8%	$1,299,854	0.8%	$33.72
2024	1	51,276	2.0%	303,065	11.8%	$4,666,116	2.8%	$91.00
2025	4	106,176	4.1%	409,241	16.0%	$8,918,784	5.3%	$84.00
2026	11	383,584	15.0%	792,825	31.0%	$20,397,741	12.1%	$53.18
2027	3	55,247	2.2%	848,072	33.1%	$4,584,436	2.7%	$82.98
2028	4	90,001	3.5%	938,073	36.6%	$6,043,229	3.6%	$67.15
2029	10	399,717	15.6%	1,337,790	52.2%	$25,579,624	15.2%	$63.99
2030	0	0	0.0%	1,337,790	52.2%	$0	0.0%	$0.00
Thereafter	28	1,183,961	46.2%	2,521,751	98.4%	$89,044,498	52.8%	$75.21
Vacant	0	39,761	1.6%	2,561,512	100.0%	$0	0.0%	$0.00
Total/Weighted Average	90	2,561,512	100.0%			$168,770,601	100.0%	$66.93

(1)	Information obtained from the underwritten rent roll.

(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the 1633 Broadway Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	10/31/2019(2)
92.7%	86.3%	95.4%	95.4%	98.4%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

A-3-25

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the underwritten net cash flow at the 1633 Broadway Property:

Cash Flow Analysis

	2016	2017	2018	TTM 9/30/2019	U/W	%(1)	U/W $ per SF
Base Rent	$141,156,682	$143,219,431	$160,621,035	$161,646,240	$167,497,806	84.3%	$65.39
Contractual Rent Steps(2)	0	0	0	0	1,272,795	0.6	0.50
Credit Tenant Rent Average(3)	0	0	0	0	7,558,579	3.8	2.95
Grossed Up Vacant Space	0	0	0	0	2,879,875	1.4	1.12
Gross Potential Rent	$141,156,682	$143,219,431	$160,621,035	$161,646,240	$179,209,055	90.2%	$69.96
Other Income(4)	5,692,549	5,017,065	4,645,691	4,240,034	4,279,853	2.2	1.67
Total Recoveries	9,150,315	11,228,307	13,952,510	16,874,074	15,267,588	7.7	5.96
Net Rental Income	$155,999,546	$159,464,803	$179,219,236	$182,760,348	$198,756,496	100.0%	$77.59
(Vacancy & Credit Loss)	(309,756)	0	0	0	(8,170,549)(5)	(4.6)	(3.19)
Effective Gross Income	$155,689,790	$159,464,803	$179,219,236	$182,760,348	$190,585,947	95.9%	$74.40

Real Estate Taxes	35,413,254	38,391,946	41,366,170	43,693,114	45,478,153	23.9	17.75
Insurance	1,061,417	908,564	1,009,544	1,082,131	1,069,190	0.6	0.42
Management Fee	2,507,162	2,981,306	3,149,432	3,287,347	1,000,000	0.5	0.39
Other Operating Expenses	22,886,571	22,992,980	24,595,640	23,888,441	23,888,441	12.5	9.33
Total Operating Expenses	$61,868,404	$65,274,796	$70,120,786	$71,951,033	$71,435,784	37.5%	$27.89

Net Operating Income	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$119,150,163	62.5%	$46.52
Replacement Reserves	0	0	0	0	461,072	0.2	0.18
TI/LC	0	0	0	0	2,011,364	1.1	0.79
Net Cash Flow	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$116,677,727	61.2%	$45.55

NOI DSCR(6)	3.08x	3.10x	3.59x	3.64x	3.92x
NCF DSCR(6)	3.08x	3.10x	3.59x	3.64x	3.83x
NOI Debt Yield(6)	9.4%	9.4%	10.9%	11.1%	11.9%
NCF Debt Yield(6)	9.4%	9.4%	10.9%	11.1%	11.7%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Includes contractual rent steps through November 30, 2020.

(3)	Reflects the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants).

(4)	Other Income consists of overage rent, storage income, parking income, lease termination income, tenant work order income and other miscellaneous income.

(5)	The underwritten economic vacancy is 4.6%. The 1633 Broadway Property was 98.4% occupied as of October 31, 2019.

(6)	The debt service coverage ratios and debt yields are based on the 1633 Broadway Senior Loan and excludes subordinate debt.

Appraisal.  The appraiser concluded to an “as-is” Appraised Value for the 1633 Broadway Property of $2,400,000,000 as of October 24, 2019.

Environmental Matters.  According to the Phase I environmental site assessment dated October 30, 2019, there was no evidence of any recognized environmental conditions at the 1633 Broadway Property.

A-3-26

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

Market Overview and Competition. The 1633 Broadway Property is located in the Times Square neighborhood of Midtown Manhattan, a high traffic commercial corridor that produces 15% of New York City’s economic output. The neighborhood is bounded by 41st Street to the south and 52nd Street to the north between Avenue of the Americas and Eighth Avenue. The 1633 Broadway Property is located within one block of the 50th Street/Broadway, 50th Street and 49th Street subway stations, which serve the 1, 2, C, E, N, R and W lines.

According to the appraisal, the 1633 Broadway Property is located within the Westside office submarket of Midtown within the Manhattan market. Historically, the submarket has benefitted from the office space located around the boundaries of Central Park along major corridors such as West 57th Street, Broadway and Seventh Avenue, which consist primarily of Class A office product that take advantage of protected Central Park views. The area’s proximity to these locations has assisted with the historically low vacancy and availability rates exhibited by this submarket since 2010. As of the third quarter of 2019, the Westside office submarket had an existing inventory of approximately 25.7 million square feet, a vacancy rate of 5.4% and an average asking rent of $66.21 PSF. As of the third quarter of 2019, the Manhattan office market had an existing inventory of approximately 456.1 million square feet, a vacancy rate of 5.9% and an average asking rent of $79.25 PSF.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 1633 Broadway Property:

Market Rent Summary(1)

	Office Floors 2 to 9	Office Floors 10 to 18	Office Floors 19 to 26	Office Floors 27 to 35	Office Floors 36 to 43	Office Floors 44 to 48
Market Rent (PSF)	$65.00	$68.00	$72.00	$76.00	$85.00	$90.00
Lease Term (Years)	15	15	15	15	15	15
Lease Type (Reimbursements)	MG	MG	MG	MG	MG	MG
Rent Increase Projection	10% increase every 5 years	10% increase every 5 years	10% increase every 5 years	$10% increase every 5 years	10% increase every 5 years	10% increase every 5 years

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 1633 Broadway Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
150 East 42nd Street	New York, NY	1,698,603	Oct-19	$1,300,000,000	$765.33
330 Madison Avenue	New York, NY	855,000	Jul-19	$900,000,000	$1,052.63
30 Hudson Yards	New York, NY	1,463,234	Apr-19	$2,155,000,000	$1,472.77
237 Park Avenue	New York, NY	1,260,160	Jan-19	$1,200,000,000	$952.26
425 Lexington Avenue	New York, NY	728,171	Nov-18	$701,000,000	$962.69
666 Fifth Avenue	New York, NY	1,437,546	Aug-18	$1,286,082,681	$894.64
1515 Broadway	New York, NY	1,897,131	Nov-17	$1,950,000,000	$1,027.87
825 Eighth Avenue	New York, NY	2,080,000	Oct-17	$1,700,000,000	$817.31
245 Park Avenue	New York, NY	1,779,515	May-17	$2,210,000,000	$1,241.91

(1)	Information obtained from the appraisal.

A-3-27

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

The following tables present certain information relating to comparable office leases for the 1633 Broadway Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
1155 Avenue of the Americas New York, NY	1984/2016	752,996	1.0 mile	74.8%	BKD, LLC	20,899	Sep-19	13.5 Yrs	$77.00	MG
1 Rockefeller Plaza New York, NY	1936/NAV	603,397	0.5 miles	99.1%(2)	Veteran Advisers, Inc.	2,552	Sep-19	7.7 Yrs	$83.50	MG
1675 Broadway New York, NY	1990/NAV	878,321	0.4 miles	96.9%	Davis & Gilbert LLP	85,852	Aug-19	16.0 Yrs	$72.00	MG
142 West 57th Street New York, NY	1986/NAV	255,586	0.7 miles	88.2%(2)	Wedbush Securities Inc.	15,626	Aug-19	10.8 Yrs	$65.00	MG
1251 Avenue of the Americas New York, NY	1971/NAV	2,364,000	0.2 miles	94.4%	IHI Americas, Inc.	9,438	Jul-19	10.3 Yrs	$70.50	MG
1345 Avenue of the Americas New York, NY	1969/1988	1,998,994	0.5 miles	94.8%	Global Infrastructure Partners	84,856	Jun-19	17.0 Yrs	$89.50	MG
810 Seventh Avenue New York, NY	1970/NAV	765,000	0.5 miles	93.3%	Colonial Consulting LLC	17,320	May-19	12.5 Yrs	$71.00	MG
1271 Avenue of the Americas New York, NY	1957/2019	2,100,000	0.2 miles	98.0%	Greenhill & Company AIG – American International Group, Inc.	77,622 320,237	May-19 Apr-19	15.3 Yrs 16.5 Yrs	$91.00 $97.13	MG MG
1700 Broadway New York, NY	1968/2003	625,000	0.6 miles	81.5%(2)	Excel Sports Management, LLC M. Arthur Gensler, Jr. & Associates, Inc.	17,078 13,237	Apr-19 Jan-19	7.6 Yrs 9.9 Yrs	$79.00 $71.00	MG MG
1325 Avenue of the Americas New York, NY	1989/NAV	808,998	0.5 miles	88.3%	Dominus Capital, L.P.	9,361	Mar-19	10.5 Yrs	$75.00	MG
1290 Avenue of the Americas New York, NY	1963/1996	2,113,000	0.3 miles	100.0%	Linklaters, LLP	90,508	Mar-19	16.1 Yrs	$84.00	MG
1177 Avenue of the Americas New York, NY	1992/2013	1,000,000	0.9 miles	90.2%	Mill Point Capital	11,644	Jan-19	10.5 Yrs	$87.00	MG
114 West 47th Street New York, NY	1989/NAV	658,000	0.8 miles	94.3%(2)	IFM Investments	18,000	Oct-18	15.0 Yrs	$68.00	MG

(1)	Information obtained from the appraisal.

(2)	Information obtained from a third party market research provider.

Escrows.

Real Estate Taxes – Upon the occurrence and continuance of a Cash Trap Event Period (see “Lockbox and Cash Management” section), the 1633 Broadway Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months.

Insurance – Upon the occurrence and continuance of a Cash Trap Event Period, the 1633 Broadway Whole Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage during the next 12 months; provided, however, that, notwithstanding any prior springing conditions, the reserve will not be required if the 1633 Broadway Borrower maintains a blanket insurance policy reasonably acceptable to the lender and no event of default is continuing.

A-3-28

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 1633 Broadway Whole Loan documents require ongoing monthly replacement reserves of $42,692 subject to a cap of $1,024,605.

TI/LC Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 1633 Broadway Whole Loan documents require ongoing monthly rollover reserves of $213,459 subject to a cap of $5,123,024.

Unfunded Obligations Reserve – The 1633 Broadway Whole Loan documents require an upfront deposit of $36,389,727, along with a $4,000,000 guaranty made by Paramount Group Operating Partnership LP, for outstanding tenant improvements, leasing commissions and free rent pertaining to 11 tenants at the 1633 Broadway Property at the time of origination of the 1633 Broadway Whole Loan.

Lockbox and Cash Management. The 1633 Broadway Whole Loan documents require that the 1633 Broadway Borrower establish and maintain a lender-controlled lockbox account, which is already in place, and that the borrower direct all tenants to pay rent directly into such lockbox account and the 1633 Broadway Borrower or property manager deposit any rent received within one business day. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account will be disbursed to the 1633 Broadway Borrower. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 1633 Broadway Whole Loan documents. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 1633 Broadway Whole Loan and, provided no event of default exists, disbursed for budgeted operating expenses, reserves or to the lender and/or the 1633 Broadway Borrower in accordance with the 1633 Broadway Whole Loan documents.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the net operating income debt yield (“NOI DY”) for the 1633 Broadway Whole Loan falling below 5.75% at the end of two consecutive calendar quarter; or

(iii)	the failure to deliver financial reports to the lender as and when required pursuant to the 1633 Broadway Whole Loan documents.

A Cash Trap Event Period will end upon the occurrence of the following:

with regard to clause (i) above, the cure of such event of default;

with regard to clause (ii) above:

○	(a) the NOI DY for the 1633 Broadway Whole Loan being greater than or equal to 5.75% for two consecutive calendar quarters;

○

(b) provided no event of default is continuing, the 1633 Broadway Borrower delivering to the lender as additional collateral and security a combination of one or more of the following reasonably acceptable to the lender: (x) sponsor guarantees (not to exceed an aggregate notional amount of $4,000,000), (y) letters of credit (subject in the aggregate notional amount, along with any sponsor guarantees, to a cap of 10% of the outstanding principal balance of the 1633 Broadway Whole Loan) and/or cash collateral, which, if applied to the principal balance, would cause the NOI DY to equal or exceed 5.75%; or

with regard to clause (iii), such financial reports having been received by the lender and indicating that no Cash Trap Event Period is ongoing.

Property Management.  The 1633 Broadway Property is managed by an affiliate of the borrower sponsor.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  The 1633 Broadway Property also secures the 1633 Broadway Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $901,000,000 and the 1633 Broadway Subordinate Companion Loans, which have an aggregate Cut-off Date principal balance of $249,000,000. The 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loan are coterminous with the 1633 Broadway Mortgage Loan. The 1633 Broadway Pari Passu Companion Loans accrue interest at the same rate as the 1633 Broadway Mortgage Loan, and the 1633 Broadway Subordinate Companion Loan accrues interest at an interest rate of 2.9900%. The 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the 1633 Broadway Subordinate Companion Loan. The holders of the 1633 Broadway Mortgage Loan, the 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 1633 Broadway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan “ in the Preliminary Prospectus.

A-3-29

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

The following table presents certain information relating to the 1633 Broadway Subordinate Companion Loan:

Subordinate Note Summary

	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
1633 Broadway Subordinate Companion Loan	$249,000,000	2.9900%	120	0	120	3.07x	9.5%	52.1%

Ground Lease.  None.

Permitted Equityholder Debt.  The direct or indirect equity owners of the 1633 Broadway Borrower are permitted to incur equityholder debt from an institutional lender secured by a pledge of their direct or indirect equity interests in the 1633 Broadway Borrower so long as, among other conditions pursuant to the 1633 Broadway Whole Loan documents: (a) the lender and such institutional lender have entered into a customary subordination and intercreditor agreement reasonably acceptable to the lender, (b) such loan is coterminous with the 1633 Broadway Whole Loan or is freely pre-payable without premium or penalty from and after the maturity date, (c) immediately after giving effect to the closing of such loan, the net operating income debt yield (as calculated in the 1633 Broadway Whole Loan documents) is not less than 9.35%, (d) immediately after giving effect to the closing of such loan, the loan-to-value ratio (as calculated in the 1633 Broadway Whole Loan documents) does not exceed 52.08%, (e) immediately after giving effect to the closing of such debt, the net operating income debt service coverage ratio (as calculated in the 1633 Broadway Whole Loan documents) is not less than 3.08x, (f) such loan is current-pay only, with no “pay-in-kind” or similar accrual feature, (g) if the permitted equityholder debt bears a floating rate of interest, the borrower acquires and maintains an interest rate cap or swap agreement from a counterparty acceptable to the lender in its reasonable discretion with a notional amount that is not less than the outstanding principal balance of the permitted equityholder debt and with a reasonable strike price; (h) rating agency confirmation is obtained; and (i) the permitted equityholder debt is not closed prior to the date that is at least one year after the closing date of the 1633 Broadway Whole Loan.  See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Terrorism Insurance. The 1633 Broadway Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 1633 Broadway Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 1633 Broadway Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 1633 Broadway Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

A-3-30

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-31

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

A-3-32

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

Bellagio Hotel and Casino
3600 South Las Vegas Boulevard
Las Vegas, NV 89109
LAS VEGAS
Las Vegas Strip
Downtown Las Vegas 4 miles
15
Freedom Meats Inc.
Adventuredome Theme Park
CIRCUS CIRCUS
DREW LAS VEGAS
WESTGAGE
WESTGATE LAS VEGAS
Las Vegas Convention Center
RESORTS WORLD LAS VEGAS
Silver City Plaza
KKVV Radio
Desert Inn Rd.
Courtyard by Marriott
TRUMP INTERNATIONAL HOTEL LV
LV CONV. CENTER
Sammy Davis Jr. Dr.
Las Vegas Blvd.
ENCORE LAS VEGAS
Fashion Show Mall
WYNN LAS VEGAS
Wynn Esplanade
Wynn Las Vegas Golf Club
LAS VEGAS MONORAIL
Spring Mtn Rd.
TREASURE ISLAND
The Grand Canal Shoppes
MIRAGE-TREASURE ISLAND TRAM
Outdoor Gondola Rides
THE VENETIAN
Sands Expo and Convention Center
MARDI GRAS HOTEL & CASINO
Sands Ave.
Twain Ave.
Freeway
THE MIRAGE
Madam Tussauds LV
E. Twain Ave.
Rio Pavilion Conference Center
CASINO ROYAL
HARRAH'S LAS VEGAS
HARRAH'S/ THE LINQ
Koval Ln.
Las Vegas
The Forum Shops at Caesars
THE LINQ
HOLIDAY INN CLUB LAS VEGAS
Howard Hughes Pkwy.
Paradise Rd.
RIO HOTEL AND CASINO
The Colosseum
O'Shea's Casino
Valley View Blvd.
GOLD COAST
CAESAR'S PALACE
FLAMINGO LAS VEGAS
FLAMINGO/ CAESAR'S PALACE
The Meridian Luxury Condos
592
W. Flamingo Rd.
THE CROMWELL
WESTIN
PALMS CASINO RESORT
Via Bellagio
Grand Bazaar Shops
BALLY'S
Flamingo Rd.
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
CLARK COUNTY
Fountains at Bellagio
PARIS LAS VEGAS
BALLY'S/ PARIS
Miracle Mile Shops
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
PLANET HOLLYWOOD
HARD ROCK HOTEL & CASINO
VDARA HOTEL & SPA
Harmon Ave.
ARIA RESORT & CASINO
Veer Towers
WYNDHAM GRAND DESERT
ALEXIS PARK
UNLV 2 miles
Panorama Towers
CITY CENTER
Polo Towers
THE SIGNATURE @ MGM GRAND
Aria Convention Center
MANDARIN ORIENTAL
Hawaiian Marketplace
Grand Garden Arena
Conference Center
Industrial Rd.
Frank Sinatra Dr.
MONTE CARLO
Hard Rock Cafe LV
Rue de Monte Carlo
Nevada Beverage Co. (Budweiser/ Bud Light)
Showcase Mall
MGM Shops
T-Mobile Arena
NEW YORK NEW YORK
MGM GRAND
MGM GRAND
David Copperfield Theatre
Tropicana Ave.
Grand Canyon Helicopters
EXCALIBUR
THE NEW TROPICANA
HOOTERS CASINO HOTEL
EXCALIBUR HOTEL & CASINO
Las Vegas Blvd. South
Hollywood Car Museum
Reno Ave.
Titanic
LUXOR HOTEL & CASINO
LUXOR
Giles St.
McCarran International Airport
Mandalay Place
Hacienda Ave.
Allegiant Stadium (Opens mid-2020)
Mandalay Bay Theatre
MANDALAY BAY
NORTH LAS VEGAS
LAS VEGAS
Summerlin
SPRING MTS.
Downtown
Sunrise Manor
Winchester
MUDDY MTS.
CLARK COUNTY
Enterprise
HENDERSON

A-3-33

No. 3 – Bellagio Hotel and Casino

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Hospitality – Full Service
Original Principal Balance(1):	$100,000,000			Location:	Las Vegas, NV
Cut-off Date Balance(1):	$100,000,000			Size(5):	3,933 Rooms
% of Initial Pool Balance:	6.1%			Cut-off Date Balance Per Room(1):	$426,188.66
Loan Purpose:	Acquisition			Maturity Date Balance Per Room(1):	$426,188.66
Borrower Sponsor:	BREIT Operating Partnership L.P.			Year Built/Renovated:	1997/2019
Guarantor:	BREIT Operating Partnership L.P.			Title Vesting:	Fee and Leasehold
Mortgage Rate(2):	3.170153%			Property Manager:	Tenant-managed
Note Date:	November 15, 2019			Current Occupancy (As of)(5):	94.8% (9/30/2019)
Seasoning:	2 months			YE 2018 Occupancy(5):	94.9%
Maturity Date:	December 5, 2029			YE 2017 Occupancy(5):	92.9%
IO Period:	120 months			YE 2016 Occupancy(5):	93.5%
Loan Term (Original):	120 months			YE 2015 Occupancy(5):	93.2%
Amortization Term (Original):	NAP			Appraised Value(6):	$4,260,000,000
Loan Amortization Type:	Interest-only, Balloon			Appraised Value Per Room:	$1,083,142.64
Call Protection(3):	GRTR 0.5% or YM(26), GRTR 0.5% or YM or D(87), O(7)			Appraisal Valuation Date:	October 16, 2019
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information(7)
Additional Debt(1):	Yes			TTM NOI (9/30/2019):	$474,065,315
Additional Debt Type (Balance)(1):	Pari Passu ($1,576,200,000);			YE 2018 NOI:	$489,866,042
	Subordinate ($1,333,800,000); Future Mezzanine			YE 2017 NOI:	$505,736,234
				YE 2016 NOI:	$480,822,095
				U/W Revenues:	$1,349,062,464
				U/W Expenses:	$874,997,149
Escrows and Reserves(4)				U/W NOI:	$474,065,315
	Initial	Monthly	Cap	U/W NCF:	$453,829,378
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1)(7):	8.80x / 8.42x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1) (7):	28.3% / 27.1%
Recurring Replacements	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1)(7):	28.3% / 27.1%
				Cut-off Date LTV Ratio(1)(6):	39.3%
				LTV Ratio at Maturity(1)(6):	39.3%

Sources and Uses
Sources			Uses
Original Senior Loan Amount(1)	$1,676,200,000	39.3%	Purchase Price	$4,250,000,000	99.8%
Original Subordinate Loan Amount	1,333,800,000	31.3	Closing Costs	10,591,035	0.2
Borrower Equity(8)	1,250,591,035	29.4
Total Sources	$4,260,591,035	100.0%	Total Uses	$4,260,591,035	100.0%

(1)

The Bellagio Hotel and Casino Mortgage Loan (as defined below) is part of the Bellagio Hotel and Casino Whole Loan (as defined below), which is comprised of 24 pari passu senior promissory notes with an aggregate original principal balance of $1,676,200,000 (the “Bellagio Hotel and Casino Senior Notes”), six promissory notes with an aggregate original principal balance of $650,500,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes (the “Bellagio Hotel and Casino Junior A Notes”), and three promissory notes with an aggregate original principal balance of $683,300,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes (the “Bellagio Hotel and Casino Junior B Notes” and collectively with the Bellagio Hotel and Casino Junior A Notes, the “Bellagio Hotel and Casino Subordinate Companion Loan”. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Bellagio Hotel and Casino Senior Notes. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the Bellagio Hotel and Casino Whole Loan are $765,319, $765,319, 4.24x/4.06x, 15.7%/15.1%, 15.7%/15.1%, 70.7% and 70.7%, respectively. The Bellagio Hotel and Casino Whole Loan was co-originated by MSBNA, JPMCB and CREFI (all as defined below).

(2)

Reflects the Bellagio Hotel and Casino Senior Notes only. The Bellagio Hotel and Casino Junior A Notes also accrue interest at the rate of 3.170153% per annum. The Bellagio Hotel and Casino Junior B Notes accrue interest at the rate of 5.350000% per annum.

(3)

The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in February 2020. Defeasance in whole is permitted at any time after the earlier to occur of (A) two years after the latest startup day of the final REMIC that holds any note evidencing a portion of the Bellagio Hotel and Casino Whole Loan and (B) November 15, 2022. The Bellagio Hotel and Casino Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to June 5, 2029.

(4)	See “Escrows” below for further discussion of reserve requirements.

(5)

Size and Occupancy are based solely on the hotels at the Bellagio Hotel and Casino Property (as defined below). As of the trailing twelve months ended September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.

(6)

The Appraised Value of $4,260,000,000 set forth above is the appraised value solely with respect to real property at the Bellagio Hotel and Casino Property, excluding personal property and intangible property attributable to the Bellagio Hotel and Casino Property (the “As-Is Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the As-Is Real Property Appraised Value. The appraisal also included an Appraised Value of $6,500,000,000 (“As-Is Total Appraised Value”), which includes personal property and intangible property attributable to the Bellagio Hotel and Casino Property. The personal property and

A-3-34

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

intangible property relating to the Bellagio Hotel and Casino Property are owned by the Bellagio Tenant (as defined below), as more particularly provided in the Bellagio Lease (as defined below). The Bellagio Tenant granted a security interest in certain property of Bellagio Tenant (with certain exclusions as more particularly described in the Bellagio Lease) in favor of the Bellagio Hotel and Casino Borrower (as defined below), and such security interest was collaterally assigned by the Bellagio Hotel and Casino Borrower to the lender. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the As-Is Total Appraised Value are 46.3% and 46.3%, respectively, based on the Bellagio Hotel and Casino Whole Loan and 25.8% and 25.8% respectively, based on the Bellagio Hotel and Casino Senior Notes.

(7)

The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International, which entered into a new 30-year lease, with two 10-year extension options to operate the Bellagio Hotel and Casino Property. The Bellagio Tenant owns a 5% equity interest in the Bellagio Hotel and Casino Borrower. Financial and other information presented in this term sheet is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and U/W DSCR, U/W Debt Yield and U/W Debt Yield at Maturity for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x, 8.1% and 8.1% respectively.

(8)	Includes MGM’s approximately $62.4 million of retained equity interest in the Bellagio Hotel and Casino Property after the sale-leaseback.

The Mortgage Loan. The mortgage loan (the “Bellagio Hotel and Casino Mortgage Loan”) is part of a whole loan (the “Bellagio Hotel and Casino Whole Loan”) in the original principal balance of $3,010,000,000. The Bellagio Hotel and Casino Whole Loan is secured by a first priority fee and leasehold mortgage encumbering a hotel in Las Vegas, Nevada (the “Bellagio Hotel and Casino Property” or “Bellagio” or “Property”). The Bellagio Hotel and Casino Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”) and Citi Real Estate Funding Inc. (“CREFI”). The Bellagio Hotel and Casino Whole Loan is comprised of (i) the Bellagio Hotel and Casino Senior Notes, comprised of 24 senior notes with an aggregate original principal balance of $1,676,200,000, (ii) the Bellagio Hotel and Casino Junior A Notes, comprised of six subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes, with an aggregate original principal balance of $650,500,000, and (iii) the Bellagio Hotel and Casino Junior B Notes, comprised of three subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes, with an aggregate original principal balance of $683,300,000, each as described in the table below. Promissory Note A-1-C1, in the original principal balance of $100,000,000, which is being contributed by Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) represents the Bellagio Hotel and Casino Mortgage Loan and will be included in the BANK 2020-BNK25 securitization trust. Of the remaining Bellagio Hotel and Casino Senior Notes (collectively, the “Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans”), the Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans evidenced by promissory Notes A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, and A-3-S2 in the aggregate original principal balance of $716,000,000, as well as $510,700,000 of the Bellagio Hotel and Casino Junior A Notes and all of the Bellagio Hotel and Casino Junior B Notes were contributed to the BX 2019-OC11 securitization trust. In addition, $360,200,000 of the Bellagio Hotel and Casino Senior Notes and $139,800,000 of the Bellagio Hotel and Casino Junior A Notes were sold in a private sale to a third party. The Bellagio Hotel and Casino Whole Loan will be serviced pursuant to the trust and servicing agreement for the BX 2019-OC11 securitization trust. The remaining Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans, which had an aggregate original principal balance of $500,000,000, are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non- Serviced AB Whole Loans—The Bellagio Hotel and Casino Whole Loan” and “Pooling and Servicing Agreement— Servicing of the Non- Serviced Mortgage Loans” in the Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Bellagio Hotel and Casino Mortgage Loan
A-1-C1	$100,000,000	$100,000,000	BANK 2020-BNK25	No
Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans
A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2	$716,000,000	$716,000,000	BX 2019-OC11	Yes(1)
A-1-RL, A-2-RL, A-3-RL	$360,200,000	$360,200,000	Third party	No
A-1-C2, A-1-C3, A-1-C4, A-1-C5	$200,000,000	$200,000,000	MSBNA	No
A-2-C1	$50,000,000	$50,000,000	GSMS 2020-GC45(3)	No
A-2-C3, A-2-C4, A-2-C5	$70,000,000	$70,000,000	CREFI	No
A-2-C2, A-3-C2	$60,000,000	$60,000,000	Benchmark 2020-B16(3)
A-3-C1, A-3-C3, A-3-C4, A-3-C5	$120,000,000	$120,000,000	JPMCB	No
Bellagio Hotel and Casino Junior A Notes
B-1-S, B-2-S, B-3-S	$510,700,000	$510,700,000	BX 2019-OC11	No(2)
B-1-RL, B-2-RL, B-3-RL	$139,800,000	$139,800,000	Third party	No(2)
Bellagio Hotel and Casino Junior B Notes
C-1-S, C-2-S, C-3-S	$683,300,000	$683,300,000	BX 2019-OC11	No(2)
Total	$3,010,000,000	$3,010,000,000

(1)	Note A-1-S1 is the controlling note.

(2)

The Bellagio Hotel and Casino Junior A Notes are subordinate to the Bellagio Hotel and Casino Senior Notes, and the Bellagio Hotel and Casino Junior B Notes are subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes.

(3)	The GSMS 2020-GC45 and BMARK 2020-B16 transactions are expected to close on or about January 30, 2020 and on or about February 12, 2020, respectively.

A-3-35

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

The Borrower and the Borrower Sponsor. The borrower is BCORE Paradise LLC (the “Bellagio Hotel and Casino Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Bellagio Hotel and Casino Borrower delivered a non-consolidation opinion in connection with the origination of the Bellagio Hotel and Casino Whole Loan. BREIT Operating Partnership L.P. (“BREIT OP”) is the borrower sponsor and the non-recourse carveout guarantor. BREIT OP is a subsidiary of Blackstone Real Estate Investment Trust, Inc. (“BREIT”). BREIT is a non-traded REIT focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating U.S. commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”) Blackstone’s real estate assets under management included 144,000 hotel rooms as of June 30, 2019, making the firm one of the largest hospitality investors in the United States. Blackstone’s experience of owning and managing hotels includes Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

The non-recourse carveout guarantor’s liability for bankruptcy related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the Bellagio Hotel and Casino Whole Loan as of the date of the event. In addition, only the related single purpose entity borrower, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the single purpose entity borrower is the only party liable under the environmental indemnity; provided, however, that if the Bellagio Hotel and Casino Borrower fails to maintain an environmental insurance policy required under the Bellagio Hotel and Casino Whole Loan documents, the non-recourse carveout guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the Bellagio Hotel and Casino Property or controlling equity interests in the Bellagio Hotel and Casino Borrower is loss recourse, rather than full recourse.

The Bellagio Hotel and Casino Borrower is affiliated with the borrower under the Powered Shell Portfolio-Sterling Mortgage Loan.

The Property. The Bellagio Hotel and Casino Property is a full-service luxury resort and casino property located on the Las Vegas Strip, between The Cosmopolitan and Caesar’s Palace, and across from the Paris Las Vegas Hotel & Casino and Bally’s Las Vegas Hotel & Casino. The Bellagio covers approximately 77 acres and consists of 3,933 hotel rooms and suites in two hotel towers – the Main Tower and the Spa Tower. The Main Tower offers panoramic views of the Las Vegas Strip and the Fountains of Bellagio. The Property contains approximately 154,000 square feet of casino space, featuring approximately 1,700 slot machines and 144 gaming tables, approximately 200,000 square feet of event space, 29 food and beverage outlets, an approximately 55,000 square feet spa, five swimming pools, approximately 85,000 square feet of retail space featuring approximately 30 retailers, and a botanical garden. The Bellagio is also the home to Cirque du Soleil’s “O”, an aquatic, acrobatic theater production that has been in residence at the Bellagio since October 1998. Guestrooms range from one to three bedrooms. Standard room amenities include a flat-panel television, high-speed internet and 24-hour in room dining. The guest bathrooms are finished with porcelain tile flooring and tub/shower surrounds, granite vanity countertops, and wall-mounted lighting fixtures. Additional amenities include access to five outdoor swimming pools with 51 private cabanas, four whirlpools, two wedding chapels, a fitness center, a spa, a salon and barber shop, concierge services, the Fountains of Bellagio, the Bellagio Gallery of Fine Art, the Conservatory and Botanical Gardens, on-site entertainment, retail outlets, a FedEx business center and transportation services.

As of the trailing twelve months ended September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.

Approximately $371.9 million (approximately $94,600 per key) has been invested in the Bellagio since 2010, including approximately $165 million on rooms renovations (approximately $42,000 per key). In 2011-2012, the Property underwent a $66.6 million renovation on the Main Tower and a $39.7 million renovation on the Spa Tower. ADR increased 2.9% from 2011 to 2012 and an additional 2.8% from 2012 to 2013. In 2014 and 2015, the Property underwent a $59.1 million renovation on the suites in the Main Tower. Total hotel operating revenue increased to approximately $363.7 million in 2016, representing a 6.3% year over year increase compared to 2015. ADR increased 5.1% year over year and RevPAR increased 5.5% in the same time period. Approximately $12.8 million was spent on the renovation of Sadelle’s and Spago restaurants. Sadelle’s replaced Café Bellagio in December 2018 and Spago opened in June 2018, replacing Todd English Olives.

The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC (the “Bellagio Tenant”), an indirectly wholly owned subsidiary of MGM Resorts International (“MGM”), which entered into a new 30-year lease, with two 10-year extension options (the “Bellagio Lease”) to operate the Property. Under the Bellagio Lease, the Bellagio Tenant is required to pay to the Bellagio Hotel and Casino Borrower an initial lease rent of $245.0 million per annum (the “Bellagio Lease Rent”), subject to annual increases of (i) 2.0% for the first ten years of the lease term, and (ii) thereafter, the greater of 2.0% or the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average (“CPI”) (capped at 3.0% in years 11-20 and 4.0% thereafter) for the remainder of the initial lease term. MGM (NYSE: MGM, rated Ba3/BB/BB- by Moody’s, Fitch and S&P) guarantees the payment and performance of all monetary obligations and certain other obligations of Bellagio Tenant under the Bellagio Lease. In connection with the sale-leaseback, the Bellagio Tenant is required under the Bellagio Lease to make capital improvements intended to ensure that the Property remains competitive with other top tier Las Vegas Strip offerings going forward. For the four year period from 2020 through 2023, under the Bellagio Lease, the Bellagio Tenant is required to spend 5.0% of net revenues (subject to a minimum of $275.0 million total) on capital expenditures, in the aggregate. During each four year period (on a rolling basis) beginning in 2024 through the end of the Bellagio Hotel and Casino Whole Loan term, the Bellagio Tenant is required to spend 3.0% of net revenues on capital expenditures. Under the terms of the Bellagio Lease, the Bellagio Tenant is also required to reserve on a monthly basis 1.5% of net revenues each year to fund capital expenditures (which are made available to the Bellagio Tenant for capital expenditures and FF&E).

A-3-36

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

The Bellagio Property includes a variety of retail tenants, including brands such as Chanel, Tiffany & Co., Gucci, Hermes, Christian Dior, Breguet and Harry Winston. The retail space totals approximately 85,000 square feet and generated approximately $54.6 million in revenue as of December 31, 2018. The Bellagio Tenant is currently budgeting for the addition of a luxury retail store in the Bellagio Property lobby. We cannot assure you that this change will occur as expected or at all.

The hotel component of the Bellagio has maintained an occupancy at or above 92.3% since 2006 with an 11-year average occupancy of 93.4%. As of TTM September 2019, the Bellagio had an average of 3,933 rooms available with an occupancy of 94.8%, an ADR of $281.69 and a RevPAR of $267.18.

Hotel Performance(1)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	TTM Sept. 2019	11-Year Avg.(2)
Occupancy	95.0%	94.2%	92.5%	93.3%	92.9%	92.3%	93.1%	93.2%	93.5%	92.9%	94.9%	94.8%	93.4%
ADR	$261	$204	$204	$230	$237	$243	$254	$257	$270	$276	$278	$282	$247
RevPAR	$248	$192	$189	$215	$220	$225	$236	$240	$253	$257	$264	$267	$231
Room Revenue ($mm)	$349.9	$271.2	$271.1	$297.3	$311.5	$321.7	$337.6	$342.2	$363.7	$368.1	$378.9	$382.8	$328.5

(1)

The financial information presented in this table is consistent with the manner in which MGM management assesses these results and allocates resources. Accordingly, the results and information presented in this table may differ, in some respects, from how such results and information would be presented in standalone financial statements.

(2)	Average excludes TTM September 2019.

The Property contains approximately 154,000 square feet of casino space, featuring approximately 1,700 slot machines and 144 gaming tables. The casino facilities include table games such as blackjack, craps, roulette, baccarat and poker.

Casino Performance(1)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	5-Year Avg.	11-Year Avg.
Slot Units	2,376	2,298	2,250	2,205	2,100	2,118	2,063	1,935	1,873	1,827	1,732	1,886	2,071
Table Units	151	153	154	152	147	146	144	146	145	145	144	145	148
Gaming Revenue ($mm)	$352.75	$306.87	$289.51	$319.11	$298.61	$335.58	$381.50	$369.71	$439.66	$435.93	$422.86	$409.93	$359.28
% Change in Gaming Revenue	-	-13.0%	-5.7%	10.2%	-6.4%	12.4%	13.7%	-3.1%	18.9%	-0.8%	-3.0%	NAP	NAP

(1)	Information provided by the borrower sponsor.

A-3-37

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Bellagio Hotel and Casino Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 9/30/2019	UW	%(2)	U/W $ per Room
Occupancy	93.5%	92.9%	94.9%	94.8%	94.8%
ADR	$270.29	$276.24	$278.28	$281.69	$281.69
RevPAR	$252.78	$256.53	$264.19	$267.18	$267.18

Room Revenue	$363,677,441	$368,058,522	$378,860,233	$382,839,838	$382,839,838	28.4%	$97,340
F&B Revenue	347,665,102	341,830,126	334,447,851	333,149,122	333,149,122	24.7	84,706
Gaming	439,662,976	435,933,726	422,862,787	399,769,284	399,769,284	29.6	101,645
Entertainment	121,953,371	119,207,719	120,427,525	121,762,603	121,762,603	9.0	30,959
Other Revenue(3)	91,179,322	100,540,676	111,236,871	111,541,617	111,541,617	8.3	28,360
Total Revenue	$1,364,138,212	$1,365,570,769	$1,367,835,267	$1,349,062,464	$1,349,062,464	100.0%	$343,011

Room Expense	105,289,765	107,330,702	111,385,859	111,344,926	111,344,926	29.1	28,310
F&B Expense	266,202,142	258,789,184	257,609,113	256,340,473	256,340,473	76.9	65,177
Other Department Exp.(3)	335,693,118	322,639,400	332,481,659	330,066,360	330,066,360	52.1	83,922
Total Depart. Exp.	$707,185,025	$688,759,286	$701,476,631	$697,751,759	$697,751,759	51.7%	$177,410
Gross Operating Inc.	$656,953,187	$676,811,483	$666,358,636	$651,310,705	$651,310,705	48.3%	$165,602

Total Undistributed Exp.	128,812,269	127,583,150	128,495,099	128,324,048	128,324,048	9.5	32,628
Gross Operating Profit	$528,140,918	$549,228,333	$537,863,537	$522,986,657	$522,986,657	38.8%	$132,974

Management Fee	26,957,472	24,326,134	26,005,109	26,682,737	26,682,737	2.0	6,784

Taxes	17,112,907	16,070,971	18,230,324	17,763,857	17,763,857	1.3	4,517
Insurance	3,248,444	3,094,994	3,762,062	4,474,748	4,474,748	0.3	1,138
Total Fixed Charges	20,361,351	19,165,965	21,992,386	22,238,605	22,238,605	1.6	5,654
Total Operating Exp.	$883,316,117	$859,834,535	$877,969,225	$874,997,149	$874,997,149	64.9%	$222,476

Net Operating Income	$480,822,095	$505,736,234	$489,866,042	$474,065,315	$474,065,315	35.1%	$120,535
FF&E	0	0	0	0	20,235,937	1.5	5,145
Net Cash Flow	$480,822,095	$505,736,234	$489,866,042	$474,065,315	$453,829,378	33.6%	$115,390

NOI DSCR(1)(4)	8.92x	9.39x	9.09x	8.80x	8.80x
NCF DSCR(1)(4)	8.92x	9.39x	9.09x	8.80x	8.42x
NOI DY(1)(4)	28.7%	30.2%	29.2%	28.3%	28.3%
NCF DY(1)(4)	28.7%	30.2%	29.2%	28.3%	27.1%

(1)

The information above is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and DSCR and Debt Yield of the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x and 8.1% respectively.

(2)

% of U/W Total Revenue for Room Expense and F&B Expense are based on their corresponding revenue line items. % of Other Departmental Expenses corresponds to the sum of Gaming, Entertainment and Other revenue items. The remaining values represent % of Total Revenue.

(3)	Other Revenue and Other Departmental Expenses include retail and other operations.

(4)	The debt service coverage ratios and debt yields are based on the Bellagio Hotel and Casino Senior Notes, and exclude the Bellagio Hotel and Casino Subordinate Companion Loan.

Appraisal. The appraiser concluded to an As-Is Real Property Appraised Value as of October 16, 2019 of $4,260,000,000, solely with respect to real property at the Bellagio Property, excluding personal property and intangible property attributable to the Bellagio Hotel and Casino Property. The personal property and intangible property relating to the Bellagio Hotel and Casino Property are owned by the Bellagio Tenant, as more particularly provided in the Bellagio Lease. The Bellagio Tenant granted a security interest in certain property of Bellagio Tenant (with certain exclusions as more particularly described in the Bellagio Lease) in favor of the Bellagio Hotel and Casino Borrower, and such security interest was collaterally assigned by the Bellagio Hotel and Casino Borrower to the lender. The As Is Total Appraised Value, including personal property and intangible property attributable to the Bellagio Hotel and Casino

A-3-38

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

Property, is $6,500,000,000. The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” of $4,260,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the As-Is Total Appraised Value of $6,500,000,000 are 25.8% and 25.8%, respectively for the Bellagio Hotel and Casino Senior Notes and 46.3% and 46.3% respectively for the Bellagio Hotel and Casino Whole Loan.

Environmental Matters. According to the Phase I environmental site assessment dated November 6, 2019, there was no evidence of any recognized environmental conditions at the Bellagio Hotel and Casino Property.

Market Overview. Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2018. In connection with the financial downturn in 2008 and 2009, the Las Vegas Market generally experienced a contraction. During 2010, the market began to rebound and visitation has returned to or near peak levels. 2018 Year-over-Year, Airport Passenger Traffic is up 2.5% and Clark County Gaming Revenues are up 2.7%.

Market Overview(1)

Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.0%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,389	47,435	48,500	49,717
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.5%	0.5%	2.5%	5.8%	4.5%	2.2%	2.5%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%

(1)	Source: Las Vegas marketing organization website.

The Las Vegas Strip has traditionally enjoyed high occupancy rates compared to the national average. From 2014 to year to date May 2019, occupancy across the Las Vegas Strip increased from 88.8% to 90.3%. ADR for the Las Vegas Strip increased by approximately 18.3% from $126 in 2014 to $149 for year to date May 2019. Improving trends in ADR have been driven by more properties adding resort fees, improvement in the convention segment, as well as the addition of higher-quality room supply.

Historical Occupancy, ADR, RevPAR

	Competitive Set			Bellagio Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2018	91.1%	$281.66	$257.01	94.9%	$278.28	$264.19	104.2%	98.8%	102.8%

Source: Appraisal

The primary competitive set for the Bellagio Hotel and Casino Property comprises five hotels located on the Las Vegas Strip. These properties total 22,840 rooms and include the 4,004 room Aria Resort & Casino, 4,748 room Wynn/Encore Resort and Casino, 7,117 room Venetian/Palazzo Resort and Casino, 2,995 room Cosmopolitan Resort and Casino and 3,976 room Caesar’s Palace.

Property Competitive Summary

Property Name	No. of Rooms	Year Opened	Meeting Space (SF)	Gaming Space (SF)	Estimated 2018 Occ.	Estimated 2018 ADR	Estimated 2018 RevPAR
Bellagio Hotel and Casino Property	3,933	1998	200,000	154,000	94.9%	$278.28	$264.19
Aria Resort & Casino	4,004	2009	500,000	150,000	91.0%	$265.00	$241.15
Wynn/Encore Resort and Casino	4,748	2006/2008	290,000	191,424	90.0%	$300.00	$270.00
Venetian/Palazzo Resort and Casino	7,117	1999/2010	450,000	335,878	91.0%	$295.00	$268.45
Cosmopolitan Resort and Casino	2,995	2010	152,000	68,981	95.0%	$325.00	$308.75
Caesar’s Palace	3,976	1966	300,000	124,200	90.0%	$220.00	$198.00

A-3-39

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

Escrows.

Real Estate Taxes – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for real estate taxes are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Cash Trap Period (as defined below) is in effect, the Bellagio Hotel and Casino Whole Loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

Insurance – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for insurance premiums are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Cash Trap Period is in effect, the Bellagio Hotel and Casino Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the Bellagio Hotel and Casino Property is included in a blanket policy reasonably acceptable to the lender.

Recurring Replacements – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for replacements are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, the Bellagio Hotel and Casino Whole Loan documents provide for monthly deposits into a replacement reserve equal to (i) on each payment date during a Cash Trap Period, the Replacement Reserve Monthly Deposit (as defined below) and (ii) if a Cash Trap Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the positive difference between (A) the aggregate amount of Replacement Reserve Monthly Deposits that would have been funded during the calendar year to date and (B) the sum of the aggregate amount for the calendar year to date of funds expended on replacements, property improvement plan work (“PIP Work”) and brand mandated work and any amounts actually deposited into the replacement reserve, and (y) from and after January 1, 2024, for each four year period commencing on January 1, 2020, the positive difference between (A) (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations and (ii) 0.5% of all other net revenue (other than non-recurring items), in each case during such four year period and (B) the sum of the aggregate amount expended on replacements, PIP Work and brand mandated work and any amounts actually deposited into the replacement reserve, in each case during such four year period. Notwithstanding the foregoing, the requirement for such reserves will be reduced dollar for dollar by any reserves for replacements, PIP Work or brand mandated work reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

“Replacement Reserve Monthly Deposit” means an amount equal to (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made and (ii) 0.5% of all other net revenue (other than non-recurring items) for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made.

A “Cash Trap Period” will commence (a) upon the occurrence of an event of default under the Bellagio Hotel and Casino Whole Loan documents, (b) upon the occurrence of a DSCR Trigger Event (as defined below) or (c) upon the occurrence of a Bellagio Tenant Bankruptcy Event (as defined below), and will terminate upon (x) with respect to clause (a), the cure of such event of default, (y) with respect to clause (b), the termination of such DSCR Trigger Event, or (z) with respect to clause (c), the occurrence of a Bellagio Tenant Bankruptcy Event Cure (as defined below).

 A “Bellagio Tenant Bankruptcy Event” will occur if the Bellagio Tenant makes an assignment for the benefit of creditors or if a receiver, liquidator or trustee is appointed for the Bellagio Tenant or if the Bellagio Tenant is adjudicated a bankrupt or insolvent, or if any bankruptcy action is filed, provided that, if such bankruptcy action was involuntary and not consented to by the Bellagio Tenant, upon the same not being discharged, stayed or dismissed within 90 days.

A “Bellagio Tenant Bankruptcy Event Cure” means the occurrence of any of the following events: (i) the Bellagio Tenant, as debtor in possession, or a trustee for the Bellagio Tenant, has assumed the Bellagio Lease pursuant to the bankruptcy code, and an order authorizing the assumption of the Bellagio Lease has been granted by the applicable court and the Bellagio Tenant has satisfied its obligations under the bankruptcy code; or (ii) the Bellagio Tenant (or a qualifying replacement tenant) has entered into the Bellagio Lease (or a qualifying replacement lease) in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents, provided that, if the initial Bellagio Lease is terminated and not otherwise replaced in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents, a Bellagio Tenant Bankruptcy Event Cure will be deemed to have occurred if either (x) the debt service coverage ratio (based on the Adjusted EBITDA (as defined below) and the Bellagio Hotel and Casino Whole Loan debt service) (hereinafter, the “Whole Loan DSCR”) equals or exceeds 2.50x for two consecutive calendar quarters following the occurrence of the related Bellagio Tenant Bankruptcy Event or (y) the Bellagio Hotel and Casino Borrower makes voluntary prepayments in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, in which case such Bellagio Tenant Bankruptcy Event will terminate upon such prepayment.

A “DSCR Trigger Event” will occur if the Whole Loan DSCR is less than 2.50x at the end of two consecutive calendar quarters, and will end if, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan documents, (i) the Whole Loan DSCR

A-3-40

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

is equal to or greater than 2.50x for two consecutive calendar quarters, or (ii) the Bellagio Hotel and Casino Borrower has prepaid the Bellagio Hotel and Casino Whole Loan in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, provided that, in the event that a prepayment under clause (ii) occurs, the DSCR Trigger Event will terminate upon such prepayment.

“Adjusted EBITDA” means EBITDA plus, without duplication, any Bellagio Lease rent reflected in Net Income, and, without duplication, in each case as determined in accordance with the Bellagio Lease and generally accepted accounting principles (“GAAP”) consistently applied using the Existing Accounting Guidelines.

“EBITDA” means for any test period and with respect to any Person or facility (as applicable), the sum of (a) Net Income of such Person or facility for that period, plus or minus the following (without duplication in each case) to the extent reflected in Net Income for that period, plus (b) any extraordinary loss, and, without duplication, any loss associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, minus (c) any extraordinary gain, and, without duplication, any gains associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, plus (d) interest charges of such Person or facility for that period, less (e) interest income of such Person or facility for that period, plus (f) the aggregate amount of expense for federal, foreign, state and local taxes on or measured by income of such Person or facility for that period excluding gaming taxes (whether or not payable during that period), minus (g) the aggregate amount of benefit for federal, foreign, state and local taxes on or measured by income of such Person or facility for that period excluding gaming taxes (whether or not receivable during that period), plus (h) depreciation, amortization, plus (i) all non-recurring and/or other non-cash expenses which will be limited to third party expenses in connection with an acquisition or disposition of an asset, plus (j) loss on sale or disposal of an asset, and write downs and impairments of an asset, minus (k) all non-recurring and/or other non-cash income in connection with an acquisition or disposition, and gain on sale of an asset, plus (l) expenses classified as “pre-opening and start-up expenses” on the applicable financial statements of that Person or facility for that fiscal period which will be limited to costs related directly to the facility’s primary intended use (hospitality, entertainment, gaming and/or pari mutual use, together with ancillary or complementary uses), minus (m) non-cash reversal of an accrual or reserve not recorded in the ordinary course, plus or minus (n) the impact of any foreign currency gains or losses and related swaps, plus (o) all long-term non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, stock appreciation or similar rights, stock options, restricted stock, preferred stock, stock appreciation or other similar rights, in each case as determined in accordance with GAAP, consistently applied using the Existing Accounting Guidelines.

“Existing Accounting Guidelines” means the Bellagio Tenant’s accounting guidelines and policies in effect as of the Bellagio Lease commencement date and which are subject to change to the extent not material or to the extent needed to reflect changes in GAAP.

“Net Income” means, with respect to any fiscal period and with respect to any person, the net income (or net loss) of that person, determined in accordance with the Bellagio Lease and GAAP, consistently applied using the Existing Accounting Guidelines.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Lockbox and Cash Management. The Bellagio Hotel and Casino Whole Loan is structured with a hard lockbox solely for payments of rent made to the Bellagio Hotel and Casino Borrower by the Bellagio Tenant under the Bellagio Lease. However, if the Bellagio Hotel and Casino Property is no longer subject to the Bellagio Lease, then (i) if it is subject to a brand management agreement or casino management agreement, rents and cash receipts required to be remitted to the Bellagio Hotel and Casino Borrower pursuant to the brand management agreement and/or casino management agreement (which may be paid initially to the brand manager and/or casino manager or an account maintained by such manager, and from which such manager may have the right to deduct its fees, reserves and other funds), will be required to be remitted to the lockbox account within one business day of the date such amounts would have otherwise been transferred to the Bellagio Hotel and Casino Borrower, and (ii) if no brand management agreement is in effect, the Bellagio Hotel and Casino Borrower will be required to deposit rents from the Bellagio Hotel and Casino Property into the lockbox account within one business day of receipt.

The Bellagio Hotel and Casino Whole Loan is structured with springing cash management. If no Cash Trap Period exists, amounts on deposit in the lockbox account are required to be disbursed to the Bellagio Hotel and Casino Borrower’s operating account. During the continuance of a Cash Trap Period, funds in the lockbox account are required to be deposited into a lender controlled cash management account. During the continuance of a Cash Trap Period, funds in the cash management account are required to be applied (i) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the tax and insurance reserves (if any), as described above under “Escrows”, (ii) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay hotel taxes and custodial funds (funds collected by the Bellagio Hotel and Casino Borrower on a third party’s behalf that must be paid or remitted to a third party), (iii) to pay debt service on the Bellagio Hotel and Casino Whole Loan, (iv) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during an event of default or DSCR Trigger Period, subject to certain exceptions for life, health and safety matters, or if a brand management agreement and/or casino management agreement is in effect, for items as to which the Bellagio Hotel and Casino Borrower does not have approval rights under such agreement(s)), (v) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the recurring replacements reserve, as described above under “Escrows”, and (vi) to pay any remainder into an excess cash flow account, (x) to be held by the lender as additional security for the Bellagio Hotel and Casino Whole Loan during the continuance of the Cash Sweep Event Period (unless the Bellagio Hotel and Casino Borrower has delivered an Excess Cash Flow Guaranty (as described below), in which event such remainder will be remitted to the

A-3-41

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

Bellagio Hotel and Casino Borrower), or (y) if no Cash Sweep Event Period is continuing, to be disbursed to an account designated by the Bellagio Hotel and Casino Borrower.

Notwithstanding the existence of an event of default under the Bellagio Hotel and Casino Whole Loan, unless a Priority Payment Cessation Event (as defined below) has occurred, the lender is required to apply amounts on deposit in the cash management account to pay taxes, insurance premiums, hotel taxes and custodial funds, and then to pay protective advances, and any amounts remaining after such payments may be applied to any obligations of the Bellagio Hotel and Casino Borrower under the loan documents as the lender may determine in its sole discretion. “Priority Payment Cessation Event” means (a) the initiation of (x) judicial or non-judicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the loan documents relating to all or a material portion of the Bellagio Hotel and Casino Property, and/or (b) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the loan documents.

For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, funds in the excess cash flow reserve are required to be disbursed, at the Bellagio Hotel and Casino Borrower’s request, to pay (i) debt service and/or debt service under any mezzanine loan entered into pursuant to the loan documents, (ii) amounts for voluntary prepayment of the (A) Bellagio Hotel and Casino Whole Loan or mandatory prepayment in connection with a casualty or condemnation or (B) amounts for voluntary prepayment of any mezzanine loan or mandatory prepayment thereof in connection with a casualty or condemnation (provided such prepayment is made pro rata between the Bellagio Hotel and Casino Whole Loan and any such mezzanine loan), (iii) amounts for prepayments to cure a DSCR Trigger Event, (iv) costs associated with the Bellagio Lease, (v) any fees and costs payable by the Bellagio Hotel and Casino Borrower, including to the lender, subject to and in compliance with the loan documents, including without limitation costs related to a letter of credit or renewal of the required environmental insurance policy, (vi) legal, audit, tax and accounting (including actual costs incurred by BREIT OP (directly or indirectly) and its service providers for back-office accounting and for costs associated with the Bellagio Hotel and Casino Property or Bellagio Hotel and Casino Borrower); provided that excess cash flow may not be used to enforce Bellagio Hotel and Casino Borrower’s rights under the loan documents or defend any enforcement by the lender of its rights under the loan documents, (vii) distributions to maintain the status of BREIT and other affiliated real estate investment trusts (“REITs”) as REITs and avoid imposition of any entity level tax on such REITs, provided such distributions may not exceed 10% of all deposits made into the excess cash flow reserve as of the date of determination, and (viii) other items reasonably approved by the lender. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, in addition to the items described above, funds in the excess cash flow reserve are required to be disbursed, at the request of the Bellagio Hotel and Casino Borrower, to pay (i) operating expenses (including management fees, franchise fees and other fees, charges or costs, payable to the manager under a casino management agreement or brand management agreement or the franchisor under a franchise agreement), (ii) costs associated with emergency repairs and/or life safety issues, (iii) capital expenditures, replacements, alterations, PIP Work or brand-mandated work, (iv) hotel taxes and custodial funds, (v) costs incurred in connection with the purchase of any furniture, fixtures and equipment, (vi) costs of restoration in excess of available net proceeds, (vii) costs associated with any ground lease or any other leases, and (viii) payment of shortfalls in required deposits to other reserve accounts.

For so long as no event of default is continuing, the Bellagio Hotel and Casino Borrower will be permitted to deliver a guaranty of the payment of excess cash flow in a form attached to the loan agreement from BREIT, BREIT OP or another affiliate of the Bellagio Hotel and Casino Borrower which is controlled by BREIT or BREIT OP and satisfies certain net worth requirements (an “Excess Cash Flow Guaranty”) in lieu of depositing excess cash flow into the excess cash flow reserve, provided, that it is a condition to delivery of an Excess Cash Flow Guaranty that (i) if the aggregate obligations under the Excess Cash Flow Guaranty (plus any outstanding amount under any letter of credit delivered under the Bellagio Hotel and Casino Whole Loan if the applicant thereunder is BREIT OP or a subsidiary of BREIT OP that directly or indirectly owns 49% or more of the equity interests in the Bellagio Hotel and Casino Borrower) exceed 15.00%, a new non-consolidation opinion in respect of the Excess Cash Flow Guaranty reasonably satisfactory to the lender must be delivered and (ii) an enforceability opinion must be delivered. Pursuant to the Bellagio Hotel and Casino Whole Loan documents, upon the earliest to occur of (i) a monetary event of default, (ii) a Priority Payment Cessation Event, and (iii) the delivery of a deed in lieu of foreclosure, the Bellagio Hotel and Casino Borrower (or guarantor under the Excess Cash Flow Guaranty) is required to remit to the lender an amount equal to the amount of excess cash flow that was disbursed to the Bellagio Hotel and Casino Borrower in lieu of being deposited into the excess cash flow reserve, less the amount that the Bellagio Hotel and Casino Borrower would have been permitted to withdraw from the excess cash flow reserve, as described above, as of such date, which amount will at the lender’s option either be deposited into the excess cash flow reserve or applied as if it had been contained in the excess cash flow reserve.

Property Management. The Bellagio Hotel and Casino Property is managed by the Bellagio Tenant.

Release of Property. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Bellagio Hotel and Casino Property also secures the Bellagio Hotel and Casino Non- Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $1,576,200,000, the Bellagio Hotel and Casino Junior A Notes, which have an aggregate Cut-off Date principal balance of $650,500,000 and the Bellagio Hotel and Casino Junior B Notes, which have an aggregate Cut-off Date principal balance of $683,300,000. The Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans and the Bellagio Hotel and Casino Subordinate Companion Loan are coterminous with the Bellagio Hotel and Casino Mortgage Loan. The Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans and Bellagio Hotel and Casino Junior A Notes accrue interest at the same rate as the Bellagio Hotel and Casino Mortgage Loan, and the Bellagio Hotel and Casino Junior B Notes accrue interest at an interest rate of 5.350000% per annum. The Bellagio Hotel and Casino Mortgage Loan and the Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the Bellagio Hotel and Casino Subordinate Companion Loan, and the Bellagio Hotel and Casino Junior A Notes

A-3-42

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

are senior in right of payment to the Bellagio Hotel and Casino Junior B Notes. The holders of the Bellagio Hotel and Casino Mortgage Loan, the Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans and the Bellagio Hotel and Casino Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Bellagio Hotel and Casino Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Bellagio Hotel and Casino Whole Loan ” in the Preliminary Prospectus.

Subordinate Note Summary

	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield(2)	Total Debt Cutoff Date LTV(2)
Bellagio Hotel and Casino Subordinate Companion Loan	$1,333,800,000	(1)	120	0	120	4.06x	15.7%	70.7%
(1)	The Bellagio Hotel and Casino Subordinate Companion Loan is comprised of the Bellagio Hotel and Casino Junior A Notes, which accrue interest at the rate of 3.170153% per annum, and the Bellagio Hotel and Casino Junior B Notes, which accrue interest at the rate of 5.350000% per annum.

(2)	Based on the master lease annual rent of $245,000,000, Total Debt DSCR is 2.19x and Total Debt debt yield is 8.1%.

The Bellagio Hotel and Casino Whole Loan documents provide for a one time right of a parent entity of the Bellagio Hotel and Casino Borrower to obtain a mezzanine loan secured by the direct or indirect equity interests in the Bellagio Hotel and Casino Borrower, provided that certain conditions are satisfied, including but not limited to (i) the principal amount of the mezzanine loan can in no event be greater than an amount equal to the amount which will yield (x) an aggregate loan-to-value ratio that does not exceed 72%, and (y) a Whole Loan DSCR that is not less than 4.24x and (ii) the mezzanine lender enters into an intercreditor agreement reasonably acceptable to the lender and the mezzanine lender. No rating agency confirmation is required for the mezzanine loan, and the mezzanine loan is not required to be co-terminous with the Bellagio Hotel and Casino Whole Loan. The mezzanine loan documents may permit voluntary prepayment of the mezzanine loan without corresponding prepayment of the Bellagio Hotel and Casino Whole Loan (except that prepayments of the mezzanine loan to cure a DSCR Trigger Event or prepayments from the excess cash flow reserve must be made concurrently with a pro rata prepayment of the Bellagio Hotel and Casino Whole Loan). In addition, the mezzanine loan documents may permit that, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan, the mezzanine borrower may prepay the mezzanine loan at a discount pursuant to negotiated transactions with only the mezzanine lender.

Ground Lease. A portion of the Bellagio Hotel and Casino Property, consisting of approximately 0.84 acres located at the southeast corner of the Bellagio Hotel and Casino Property, which currently houses the Bellagio’s marquee sign and a portion of the walkway leading from the sidewalk on Las Vegas Boulevard to the main entrance to the hotel, is ground leased pursuant to a ground lease from MKB Company (the “MKB Ground Lease”). The initial term of the MKB Ground Lease expires on April 27, 2033. The Bellagio Hotel and Casino Borrower, as ground lessee, has two renewal options of 20 years each, so long as the Bellagio Hotel and Casino Borrower provides at least one year prior written notice to the ground lessor and is not in default under the MKB Ground Lease both as of the date it exercises its option and on the date of commencement of the option term. The initial annual ground rent was $225,000 beginning in April 1995 and has adjusted on an annual basis based on the Consumer Price Index since that time, plus an additional $75,000 increase in annual ground rent that occurred in April 2014. The current annual ground rent for the MKB Ground Lease is $503,702.77. The ground rent is subject to annual increase (including during the extension terms) based on a formula based on the Consumer Price Index. The MKB Ground Lease lacks certain customary lender protections. See the exceptions to representations and warranties set forth in the Preliminary Prospectus.

Letter of Credit. None.

Right of First Refusal. None.

Terrorism Insurance. The Bellagio Hotel and Casino Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Bellagio Hotel and Casino Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Bellagio Hotel and Casino Property, and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. So long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, the Bellagio Hotel and Casino Borrower is permitted to rely on terrorism insurance provided by the Bellagio Tenant. The permitted deductible for terrorism insurance for the Bellagio Hotel and Casino Borrower under the Bellagio Hotel and Casino Whole Loan documents is $500,000 and for the Bellagio Tenant under the Bellagio Lease is $2,500,000. Notwithstanding the required amount of terrorism insurance above, if (A) the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute (“TRIPRA”) is not in effect (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the Bellagio Hotel and Casino Borrower (or Bellagio Tenant) will be required to carry terrorism insurance coverage, but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Bellagio Hotel and Casino Whole Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Bellagio Hotel and Casino Borrower (or Bellagio Tenant) will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

In addition, terrorism insurance for the Bellagio Hotel and Casino Property may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (i) TRIPRA is required to be in full force and effect; (ii) the terrorism policy issued

A-3-43

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Bellagio Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer is required to be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the Bellagio Hotel and Casino Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers is required to be subject to the reasonable approval of the lender; and (v) such captive insurer is required to be licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-44

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-45

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

A-3-46

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

22
Verisk Analytics (Insurance Services Office, Inc.)
39,419 SF 12/2033
21
Verisk Analytics (Insurance Services Office, Inc.)
39,419 SF 12/2033
20
Verisk Analytics (Insurance Services Office, Inc.)
39,419 SF 12/2033
19
Verisk Analytics (Insurance Services Office, Inc.)
39,419 SF 12/2033
18
Verisk Analytics (Insurance Services Office, Inc.)
39,419 SF 12/2033
17
Verisk Analytics (Insurance Services Office, Inc.)
39,419 SF 12/2033
16
Verisk Analytics (Insurance Services Office, Inc.)
39,419 SF 12/2033
15
Verisk Analytics (Insurance Services Office, Inc.)
38,161 SF 12/2033
14
Verisk Analytics (Insurance Services Office, Inc.)
38,161 SF 12/2033
12
JPMorgan Chase Bank
38,736 SF 10/2032
11
Vacant
38,736 SF
10
HSBC Technology & Services (USA)
38,736 SF 2/2021
9
HSBC Technology & Services (USA)
38,736 SF 2/2021
8
VF Sportswear
42,643 SF 2/2025
7
JPMorgan Chase Bank
38,736 SF 10/2032
6
JPMorgan Chase Bank
38,736 SF 10/2032
5
JPMorgan Chase Bank
38,736 SF 10/2032
4
JPMorgan Chase Bank
66,963 SF 10/2032
3
JPMorgan Chase Bank
38,736 SF 10/2032
2
JPMorgan Chase Bank
63,162 SF 10/2032
G
Santander Bank, N.A. 425 SF 9/2021
Eathen Grill Inc. 2,570 SF 1/2027
Newport Restaurant Group (Dorrian's) 4,760 SF 4/2032
Verisk Analytics (Insurance Services Office, Inc.) 510 SF 12/2033
CRM Restaurant (Cosi) 2,935 SF 12/2027
JPMorgan Chase Bank 10,000 SF 10/2032
JPMorgan Chase Bank 10,000 SF 10/2032
Tobmar International Inc. 595 SF 1/2022
Vacant
Building
2020 – 2021
2022 – 2023
2024 – 2025
2026+

A-3-47

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

545 Washington Boulevard
545 Washington Boulevard
Jersey City, NJ 07310
PATERSON
YONKERS
BRONX
MANHATTAN
QUEENS
NEW YORK CITY
NEWARK
JERSEY CITY
BROOKLYN
STATEN ISLAND
Elizabeth
Bayonne
Atlantic Ocean
Weehawken
Lincoln Tunnel
Union City
Hoboken
Stevens Institute of Technology
Hoboken Public Library
DeBaun Auditorium
Hoboken Univ. Medical Center
Sinatra Park Amphitheater
Downtown Hoboken
Hoboken City Hall
NJ TRANSIT
Newark Liberty Intl. Airport 8 miles
Journal Square
HUDSON COUNTY
Hudson County Community College
St. Peter's University
Newport
Newport Tower
Newport Centre
Holland Tunnel
480 Washington Blvd.
The Westin Jersey City Newport
Harborside Towers
Harborside Plaza
Historic Downtown
JERSEY CITY
Downtown
Hyatt Regency Jersey City
Jersey City Medical Center
Museum of Russian Art
Merrill Lynch Building
70 Greene St.
77 Hudson Street
30 Hudson Street
Portside Towers
Liberty Towers
Liberty State Park
Ellis Island
Ellis Island Immigration Museum
Liberty Island
Statue of Liberty
Liberty National Golf Course
Upper New York Bay
Hudson River
NEW JERSEY
NEW YORK
PORT AUTHORITY FERRIES
PATH
Port Authority-West 30th Street Midtown Heliport
Jacob Javits Convention Center
HUDSON YARDS
Chelsea Waterside Park
Chelsea
Chelsea Piers Sports & Entertainment Complex
HIGH LINE
Greenwich Village
New York University
SoHo
MANHATTAN
Tribeca
Borough of Manhattan Comm. College
NYC Supreme Court
City Hall
NYPD Headqtrs.
1 World Trade Center
9/11 Memorial
WTC
Battery Park City
Financial District
NY Stock Exchange
Battery Park
FDR Drive
Brooklyn Br.
Brooklyn Battery Tunnel
Governor's Island
Brooklyn Heights
BROOKLYN
NJ Turnpike
NJ Turnpike Ext.
HBLR
HBLR West Side Tonnelle Ave. Line
HBLR 8th St.-Hoboken Terminal
Montgomery St.
Grand St.
Communipaw Ave.
John F. Kennedy Blvd.
Newark Ave.
Jersey Ave.
Luis Munoz Marin Blvd.
Freedom Way
Morris Pesin Dr.

A-3-48

No. 4 – 545 Washington Boulevard

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – CBD
Original Principal Balance(1):	$81,285,000			Location:	Jersey City, NJ
Cut-off Date Balance(1):	$81,285,000			Size:	866,706 SF
% of Initial Pool Balance:	5.0%			Cut-off Date Balance Per SF(1):	$290.30
Loan Purpose:	Acquisition			Maturity Date Balance Per SF(1):	$290.30
Borrower Sponsors:	HGI Opportunity Fund XIII, LP and HGGP Capital XIV, LP			Year Built/Renovated:	2001/NAP
Guarantor(2):	Various			Title Vesting:	Fee
Mortgage Rate:	3.4050%			Property Manager:	Harbor Group Management Co., LLC (borrower-related)
Note Date:	January 6, 2020			Current Occupancy (As of):	95.5% (8/1/2019)
Seasoning:	0 months			YE 2018 Occupancy:	95.5%
Maturity Date:	February 5, 2030			YE 2017 Occupancy:	95.5%
IO Period:	120 months			YE 2016 Occupancy:	100.0%
Loan Term (Original):	120 months			As-Is Appraised Value:	$410,000,000
Amortization Term (Original):	NAP			As-Is Appraised Value Per SF:	$473.06
Loan Amortization Type:	Interest-only, Balloon			As-Is Appraisal Valuation Date:	October 16, 2019
Call Protection(3):	L(24),D(89),O(7)
Lockbox Type:	Springing			Underwriting and Financial Information
Additional Debt(1):	Yes			TTM NOI (11/30/2019):	$20,411,841
Additional Debt Type (Balance) (1):	Pari Passu ($170,321,250); Future Mezzanine			YE 2018 NOI:	$21,825,858
				YE 2017 NOI:	$19,827,872
				YE 2016 NOI:	NAP
				U/W Revenues:	$34,549,509
				U/W Expenses:	$12,284,114
				U/W NOI:	$22,265,395
Escrows and Reserves(4)				U/W NCF:	$21,683,475
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	2.56x / 2.50x
Taxes	$881,651	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	8.8% / 8.6%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1)	8.8% / 8.6%
Replacement Reserve	$0	$10,834	NAP	Cut-off Date LTV Ratio(1):	61.4%
TI/LC	$0	$72,226	$1,500,000	LTV Ratio at Maturity(1):	61.4%
Outstanding TI/LC Reserve	$4,840,935	$0	NAP
Rent Concession Reserve	$21,201,910	$0	NAP
Major Tenant Rollover Reserve	$0	Springing	NAP

Sources and Uses
Sources			Uses
Original Whole Loan amount(1)	$251,606,250	62.1%	Purchase price	$372,750,000	92.0%
Cash equity contribution	153,568,618	37.9	Upfront reserves	26,924,496	6.6
			Closing costs	5,500,372	1.4
Total Sources	$405,174,868	100.0%	Total Uses	$405,174,868	100.0%

(1)

The 545 Washington Boulevard Mortgage Loan (as defined below) is a part of the 545 Washington Boulevard Whole Loan (as defined below) with an original aggregate principal balance of $251,606,250. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 545 Washington Boulevard Whole Loan. The 545 Washington Boulevard Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, and Barclays Capital Real Estate Inc. (“Barclays”) on January 6, 2020.

(2)	See “The Borrowers and Borrower Sponsors” below for further discussion.

(3)

Defeasance of the 545 Washington Boulevard Whole Loan is permitted at any time after the earlier of (i) August 5, 2023, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the 545 Washington Boulevard Whole Loan to be securitized. The assumed lockout period of 24 payments is based on the closing date of this transaction in February 2020.

(4)	See “Escrows” below for further discussion of reserve requirements.

The Mortgage Loan. The mortgage loan (the “545 Washington Boulevard Mortgage Loan”) is part of a whole loan (the “545 Washington Boulevard Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $251,606,250. The 545 Washington Boulevard Whole Loan is secured by a first priority fee and leasehold mortgage on an 866,706 square feet office tower located in Jersey City, New Jersey (the “545 Washington Boulevard Property”). The 545 Washington Boulevard Whole Loan was co-originated by MSBNA and Barclays. The 545 Washington Boulevard Mortgage Loan is evidenced by the controlling

A-3-49

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

promissory Note A-1 in the original principal amount of $81,285,000. The non-controlling promissory Notes A-2, A-3 and A-4 are in the aggregate original principal amount of $170,321,250. Notes A-2 and A-3 are currently held by MSBNA and are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. Note A-4 is currently held by Barclays and is expected to be contributed to future securitization trusts or may be otherwise transferred at any time. The 545 Washington Boulevard Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK25 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$81,285,000	$81,285,000	BANK 2020-BNK25	Yes
A-2	$60,000,000	$60,000,000	MSBNA	No
A-3	$60,000,000	$60,000,000	MSBNA	No
A-4	$50,321,250	$50,321,250	Barclays	No
Total	$251,606,250	$251,606,250

The Borrowers and Borrower Sponsors. The borrower for the 545 Washington Boulevard Whole Loan is comprised of eighteen tenant-in-common co-borrowers which collectively own both fee and leasehold interests in the 545 Washington Boulevard Property, with (a) one such borrower owning approximately 75% of the fee interests, another owning approximately 12% of the fee interests and no other borrower owning more than approximately 5% of the fee interests (collectively, the “Fee Borrowers”), and (b) one such borrower owning approximately 75% of the leasehold interests, another owning approximately 12% of the leasehold interests, and no other borrower owning more than approximately 5% of the leasehold interests (collectively, the “Leasehold Borrowers”, and together with the Fee Borrowers, the “545 Washington Boulevard Borrowers”), each either a single purpose Delaware limited liability company or limited partnership, each with one independent director in its organizational structure. Legal counsel to the 545 Washington Boulevard Borrowers delivered a non-consolidation opinion in connection with the origination of the 545 Washington Boulevard Whole Loan. The borrower sponsors are HGI Opportunity Fund XIII, LP and HGGP Capital XIV, LP, each of which is controlled by principals of Harbor Group International (“HGI”), a global real estate investment and management firm. HGI invests in and manages diversified property portfolios including office, retail, and multifamily properties. Currently, HGI owns and manages 33,000 multifamily units, and 3.6 million square feet of commercial real estate. HGI has over 34 years of experience in the industry and over 750 employees worldwide. The non-recourse carveout guarantors are HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC, HGGP Capital XIII, LLC, each a Virginia limited liability company, and HGGP Capital XIV, LP, a Delaware limited partnership. The non-recourse carveout guarantors are affiliates of the borrower sponsors. An affiliate of the 545 Washington Boulevard Borrowers was subject to previous asset defaults. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The 545 Washington Boulevard Property consists of a 22-story office building, totaling 866,706 square feet, on an approximately 2.7-acre site in Jersey City, New Jersey. Of the total 866,706 square foot rentable area, 11,285 square feet is ground floor retail space leased to Santander Bank, N.A., Eathen Grill Inc., Dorrian's, Cosi and Tobmar International Inc. The 545 Washington Boulevard Property was originally built in 2001. The 545 Washington Boulevard Property was 95.5% leased as of August 1, 2019 to 9 tenants. The two largest tenants, Insurance Services Office, Inc. (“ISO”) (40.7% of net rentable area) and JP Morgan Chase Bank (39.7% of net rentable area) comprise 80.4% of net rentable area and 82.8% of base rent and have leases extending through 2032 or beyond.

The 545 Washington Boulevard Property has a surface parking lot at the rear of the property that can accommodate up to 15 cars and is reserved for ISO executive parking. There is an irrevocable, perpetual parking easement in place pursuant to which the 545 Washington Boulevard Borrowers and all future owners of the improvements have the right to use 739 parking spaces in the parking garage located at 561 Washington Boulevard (the “North Garage”). Pursuant to a partnership (the “Garage Partnership”) between, among other parties, the owner of the North Garage and 545 Washington Parking Garage, LP, an affiliate of the 545 Washington Boulevard Borrowers (the “Garage Affiliate”), certain additional income generated from transient parking operations at the North Garage is additional collateral for the 545 Washington Boulevard Whole Loan. The Garage Affiliate’s 26.7752% interest in the Garage Partnership has been pledged as collateral for the 545 Washington Boulevard Whole Loan. Income from the parking garage represents only 5.5% of underwritten effective gross income. JPMorgan Chase Bank is entitled to use 343 spaces at the North Garage pursuant to its lease, ISO is entitled to use at least 343 spaces at the North Garage pursuant to its lease, and various other tenants are also entitled to use spaces at the North Garage, in each case, subject to the terms of each respective lease, for a total of 765 parking spaces at the North Garage; i.e. an overage of 26 spaces. There is an additional parking easement in place pursuant to which the 545 Washington Boulevard Borrowers and all future owners of the improvements have the right, for a period of 25 years from the origination date, to park up to 128 cars, on a non-exclusive basis, in an adjacent garage at 90 Town Square Place.

Major Tenants.

ISO (352,765 square feet, 40.7% of net rentable area, 42.0% of underwritten base rent, 12/31/2033 lease expiration). ISO has been a tenant at the 545 Washington Boulevard Property since 1999 and extended its lease in 2014. ISO has a lease expiration of December 31, 2033 with two five-year renewal options remaining. ISO is a subsidiary of Verisk Analytics. Verisk Analytics provides data analytics solutions in the United States and internationally, offering predictive analytics and decision support solutions to customers in rating,

A-3-50

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

underwriting, claims, catastrophe and weather risk, natural resources intelligence, economic forecasting, and various other fields. ISO serves insurers, reinsurers, agents and brokers, insurance regulators, risk managers, and other participants in the property and casualty insurance marketplace. ISO has the option to lease: (i) an entire floor containing 38,736 rentable square feet and located between the 3rd and 11th floors by notice at least 18 months in advance of the 10th anniversary of the rent commencement date, (ii) one additional floor containing 38,736 rentable square feet and located between the 3rd and 11th floors by notice at least 13 months in advance of the 15th anniversary of the rent commencement date and (iii) one additional floor containing 38,736 rentable square feet and located between the 3rd and 11th floors by notice at least 13 months in advance of the 20th anniversary of the rent commencement date. Provided that ISO waives its option on the third option space, ISO has the option to terminate the lease as to a full floor of the building, which must be either the top or the bottom floor, exercisable at least 15 months before the second giveback date (a date specified by ISO between January 2, 2025 and December 31, 2025). In the event that ISO exercises its option to terminate a floor, it is required to make a payment equal to the unamortized portion of the leasing commissions, free rent, landlord’s second contribution ($14,110,600), test-fit allowance ($52,915) and bathroom allowance ($80,000) allocable to the giveback space.

JPMorgan Chase Bank (343,805 square feet, 39.7% of net rentable area, 40.9% of underwritten base rent, 10/31/2032 lease expiration). JPMorgan Chase Bank has been a tenant at the 545 Washington Boulevard Property since 2016 and has a lease expiration of October 31, 2032 with two, 5-year renewal options remaining. At loan closing, $21,201,910 was reserved for 27 months of free rent for JPMorgan Chase Bank, beginning on and including the monthly payment date occurring in November 2021 at a rate of (i) $916,813 for the period from and including November 2021 through and including July 2022, (ii) $876,828 for August 2022 and (iii) $710,221 for the period from and including September 2022 through and including January 2024. JP Morgan Chase & Co. operates as a financial services company worldwide. It operates through four segments: Consumer & Community Banking (CCB), Corporate & Investment Bank (CIB), Commercial Banking (CB), and Asset & Wealth Management (AWM). The company also provides ATMs, digital covering online and mobile, and telephone banking services. JP Morgan Chase & Co. was founded in 1799 and is headquartered in New York, New York.

HSBC Technology & Services (USA) (77,472 square feet, 8.9% of net rentable area, 11.2% of underwritten base rent, 2/28/2021 lease expiration). HSBC Technology & Services (USA) (“HSBC”) has been a tenant at the 545 Washington Boulevard Property since 2009 and has a lease expiration of February 28, 2021 with one 5-year renewal option remaining. HSBC serves small enterprises, government, and corporate and institutional clients, as well as high net worth individuals and families. The company was founded in 1865 and is headquartered in London with 30,437 employees.

The following table presents certain information relating to the tenancy at the 545 Washington Boulevard Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenant
ISO(3)	BBB+/Baa2/BBB	352,765	40.7%	$32.00	$11,288,480	42.0%	12/31/2033	2, 5-year	Y
JPMorgan Chase Bank(4)	AA-/A2/A-	343,805	39.7%	$32.00	$11,001,760	40.9%	10/31/2032	2, 5-year	N
HSBC	A+/A2/A	77,472	8.9%	$39.00	$3,021,408	11.2%	2/28/2021	1, 5-year	N
Total Major Tenants		774,042	89.3%	$32.70	$25,311,648	94.1%

Non-major Tenants		53,928	6.2%	$29.57	$1,594,829	5.9%

Occupied Collateral Total		827,970	95.5%	$32.50	$26,906,477	100.0%

Vacant Space		38,736	4.5%

Collateral Total		866,706	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)

ISO has the option to lease: (i) an entire floor containing 38,736 rentable square feet and located between the 3rd and 11th floors by notice at least 18 months in advance of the 10th anniversary of the rent commencement date, (ii) one additional floor containing 38,736 rentable square feet and located between the 3rd and 11th floors by notice at least 13 months in advance of the 15th anniversary of the rent commencement date and (iii) one additional floor containing 38,736 rentable square feet and located between the 3rd and 11th floors by notice at least 13 months in advance of the 20th anniversary of the rent commencement date. Provided that ISO waives its option on the third option space, ISO has the option to terminate the lease as to a full floor of the building, which must be either the top or the bottom floor, exercisable at least 15 months before the second giveback date (a date specified by Verisk Analytics between January 2, 2025 and December 31, 2025). ISO is required to make a payment equal to the unamortized portion of the leasing commissions, free rent, landlord’s second contribution ($14,110,600), test-fit allowance ($52,915) and bathroom allowance ($80,000) allocable to the giveback space.

(4)

At loan closing, $21,201,910 was reserved for 27 months of free rent for JPMorgan Chase Bank, beginning on and including the monthly payment date occurring in November 2021 at a rate of (i) $916,813 for the period from and including November 2021 through and including July 2022, (ii) $876,828 for August 2022 and (iii) $710,221 for the period from and including September 2022 through and including January 2024.

A-3-51

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

The following table presents certain information relating to the lease rollover schedule at the 545 Washington Boulevard Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	2	77,897	9.0%	77,897	9.0%	$3,053,542	11.3%	$39.20
2022	1	595	0.1%	78,492	9.1%	$35,700	0.1%	$60.00
2023	0	0	0.0%	78,492	9.1%	$0	0.0%	$0.00
2024	0	0	0.0%	78,492	9.1%	$0	0.0%	$0.00
2025	1	42,643	4.9%	121,135	14.0%	$1,066,075	4.0%	$25.00
2026	0	0	0.0%	121,135	14.0%	$0	0.0%	$0.00
2027	2	5,505	0.6%	126,640	14.6%	$266,046	1.0%	$48.33
2028	0	0	0.0%	126,640	14.6%	$0	0.0%	$0.00
2029	0	0	0.0%	126,640	14.6%	$0	0.0%	$0.00
2030	0	0	0.0%	126,640	14.6%	$0	0.0%	$0.00
Thereafter	3	701,330	80.9%	827,970	95.5%	$22,485,114	83.6%	$32.06
Vacant	0	38,736	4.5%	866,706	100.0%	$0	0.0%	$0.00
Total/Weighted Average	9	866,706	100.0%			$26,906,477	100.0%	$32.50

(1)	Information obtained from the underwritten rent roll.

(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease or leases and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes Vacant space.

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	8/1/2019(2)

95.0%	99.6%	99.6%	81.6%	100.0%	95.5%	95.5%	95.5%

(1)	Information obtained from the borrower sponsor.

(2)	Information obtained from the underwritten rent roll.

A-3-52

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the 545 Washington Boulevard Property:

Cash Flow Analysis

	2017	2018	TTM 11/30/2019	U/W	%(1)	U/W $ per SF
Base Rent	$25,997,762	$25,521,204	$26,044,146	$26,906,477	77.9%	$31.04
Rent Steps	0	0	0	128,894	0.4	0.15
IG Rent Steps	0	0	0	1,191,882	3.4	1.38
Gross Potential Rent(2)	$25,997,762	$25,521,204	$ 26,044,146	$ 28,227,253	81.7%	$32.57
Other Income(3)	5,818,330	8,294,434	5,571,786	3,854,453	11.2	4.45
Total Recoveries	3,207,532	2,532,145	2,502,662	2,467,803	7.1	2.85
Net Rental Income	$35,023,625	$36,347,783	$34,118,594	$34,549,509	100.0%	39.86
(Vacancy & Credit Loss)(4)	0	0	0	0	0.0	0.00
Effective Gross Income	$35,023,625	$36,347,783	$34,118,594	$34,549,509	100.0%	$39.86

Real Estate Taxes	3,674,396	3,359,991	3,202,185	3,096,752	9.0	3.57
Insurance	623,840	617,352	685,946	666,023	1.9	0.77
Management Fee	1,257,298	1,036,722	1,134,707	1,000,000	2.9	1.15
Other Operating Expenses	9,640,219	9,507,860	8,683,915	7,521,339	21.8	8.68
Total Operating Expenses(5)	$15,195,753	$14,521,925	$13,706,753	$12,284,114	35.6%	$14.17

Net Operating Income	$19,827,872	$21,825,858	$20,411,841	$22,265,395	64.4%	$25.69
Replacement Reserves	0	0	0	173,341	0.5	0.20
TI/LC	0	0	0	408,579	1.2	0.47
Net Cash Flow	$19,827,872	$21,825,858	$20,411,841	$ 21,683,475	62.8%	$25.02

NOI DSCR(6)	2.28x	2.51x	2.35x	2.56x
NCF DSCR(6)	2.28x	2.51x	2.35x	2.50x
NOI Debt Yield(6)	7.9%	8.7%	8.1%	8.8%
NCF Debt Yield(6)	7.9%	8.7%	8.1%	8.6%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Gross Potential Rent includes rent steps of $128,894 through December 31, 2020 and IG Rent Steps of $1,191,882 which represents the average rent payable during the loan term for the investment grade tenants, which include JPMorgan Chase Bank, ISO, Santander Bank and VF Sportswear.

(3)	Other Income is comprised of commercial revenue, sundry income, parking and telecom.

(4)	The underwritten economic vacancy is 0.0%. The 545 Washington Boulevard Property is 95.5% occupied as of August 1, 2019.

(5)	The decrease from 11/30/2019 TTM to U/W Total Operating Expenses is due to the ground lease expenses being excluded from the U/W as the 545 Washington Boulevard Borrowers are pledging both fee and leasehold interest as collateral, both of which are owned by the 545 Washington Boulevard Borrowers.

(6)	The debt service coverage ratios and debt yields shown are based on the 545 Washington Boulevard Whole Loan.

Appraisal. The appraiser concluded to an “as is” appraised value of $410,000,000 with a valuation date of October 16, 2019.

Environmental Matters. According to a Phase I environmental site assessment dated August 15, 2019, a controlled recognized environmental condition exists stemming from the 545 Washington Boulevard Property’s location within a district historically occupied by a large industrial rail yard, the operations of which resulted in soil and groundwater contamination in and around the Mortgaged Property.  See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The 545 Washington Boulevard Property is located within Jersey City, New Jersey. The 545 Washington Boulevard Property is located along the Hudson River waterfront in Jersey City, which is at the southeastern section of Hudson County. Jersey City is the largest city in Hudson County and the second largest in the state, containing approximately 19.2-square miles. The major influence for this immediate area is its accessibility to the highway system, as well as its proximity to New York City, Jersey City waterfront, and access to public transportation. Primary access to the 545 Washington Boulevard Property is provided by the ferry, bus, PATH and light rail, as well as via major highways. The area is within a maximum 20-minute commute (depending on mode of transportation) from Manhattan, and within a maximum 5 to 15 minutes of New Jersey’s main employment centers of Jersey City and Newark. Primary employers/employment centers consist of numerous office tenants who include a broad spectrum of financial service and service-oriented firms such as Goldman Sachs, First Chicago and Donaldson, Lufkin & Jenrette. Local businesses, Newark International Airport, and the ports of Newark and Elizabeth are also major employers offering opportunities in the general area. Major retail employers include 1.16 million square foot Newport Centre and 300,000-square foot Hudson Mall. According to the appraisal, as of the second quarter of 2019, the Northern New Jersey market had an inventory of approximately 105.5 million square feet, overall vacancy in the market of approximately 21.3% and direct asking rent of $30.02. The estimated 2018 population within a 0.5-, one- and three- mile radius is 27,478, 84,973 and 745,146, respectively. According to the appraisal, the estimated 2018 median household income within a 0.5-, one- and three- mile radius is $152,575, $129,094 and $96,836, respectively.

A-3-53

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

Submarket Information – According to the appraisal, as of the second quarter of 2019, the Hudson Waterfront submarket had an inventory of approximately 17.8 million square feet, overall vacancy in the submarket of approximately 13.1% and direct asking rent of $45.45 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusion for the 545 Washington Boulevard Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (MOS.)	Lease Type (Reimbursements)	Rent Increase Projection
Office	$40.00	120	Gross + Tenant Electric (“Gross + TE”)	2.5% per annum
Retail	$50.00	120	Pro rata of RE Taxes	2.5% per annum

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales for the 545 Washington Boulevard Property identified by the appraisal:

Comparable Sales(1)

Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF
545 Washington Boulevard Jersey City, NJ	Sept-2019	866,706	95.5%	$372,750,000	$430.08
Newport Office Center VI Jersey City, NJ	Mar-2019	395,050	99.0%	$170,000,000	$430.33
One Newark Center Newark, NJ	Nov-2017	423,028	91.0%	$93,900,000	$221.97
Landmark III Secaucus, NJ	Jul-2017	445,060	99.0%	$115,000,000	$258.39
Two Riverfront Center Newark, NJ	Dec-2016	337,543	100.0%	$165,000,000	$488.83
Waterfront Corporate Center I Hoboken, NJ	Jun-2016	521,215	100.0%	$235,000,000	$450.87

(1)	Information obtained from the appraisal.

The following table presents certain information relating to eight comparable leases to those at the 545 Washington Boulevard Property:

Comparable Leases(1)

Property Name/Address	Year Built	Total GLA (SF)	Tenant Name	Lease Size (SF)	Lease Date	Initial Rent/SF	Reimbursements
70 Hudson Street 70 Hudson Street Jersey City, NJ	2001	431,438	Gucci Federal Home Loan Fidessa Corporation	51,824 51,824 78,000	Mar. 2019 Jan. 2018 Mar. 2017	$46.00 $43.00 $41.00	Gross + TE Gross + TE Gross + TE
200 Hudson Street 200 Hudson Street Jersey City, NJ	1930	900,000	E* Trade	132,000	Dec. 2018	$40.00	Gross + TE
Newport Tower 525 Washington Boulevard Jersey City, NJ	1990	1,091,469	Pearl Capital Partners	13,250	July 2018	$38.50	Gross + TE
Exchange Place 10 Exchange Place Jersey City, NJ	1988	731,445	NYSA ILA Pension Trust Appleagle, Inc.	17,840 12,960	Nov. 2017 Mar. 2017	$39.50 $39.00	Gross + TE Gross + TE

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The 545 Washington Boulevard Whole Loan documents provide for an upfront reserve of approximately $881,651 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the annual real estate taxes that the lender estimates will be payable during the next twelve months (however, such monthly deposits are waived if (a) no Cash Sweep Event Period (as defined below) has occurred and is continuing and (b) the 545 Washington Boulevard Borrowers provide to the lender reasonably acceptable evidence that all taxes then due and payable have been paid in full on or prior to their due date (which evidence must be provided within 30 days after their due date)).

A-3-54

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

Insurance – The 545 Washington Boulevard Whole Loan documents provide for monthly deposits to an insurance reserve in an amount equal to 1/12 of the annual estimated insurance premiums. However, such monthly deposits are waived if either (a) (i) the 545 Washington Boulevard Borrowers maintain a blanket or umbrella policy approved by the lender in its reasonable discretion and (ii) the 545 Washington Boulevard Borrowers provide the lender with evidence of renewal of such policies at least 10 days prior to the expiration dates of the policies and provide paid receipts for the payment of the insurance premiums by no later than 30 days after such insurance premiums are due and payable or (b) (i) no Cash Sweep Event Period has occurred and is continuing and (ii) the 545 Washington Boulevard Borrowers provide to the lender reasonably acceptable evidence that all insurance premiums then due and payable have been paid in full on or prior to their due date (which evidence must be provided within 30 days after the date such insurance premiums are due and payable).

Replacement Reserve – The 545 Washington Boulevard Whole Loan documents provide for monthly deposits to a capital expenditure reserve of approximately $10,834.

TI/LC Reserve – The 545 Washington Boulevard Whole Loan documents provide for monthly deposits to a rollover reserve of approximately $72,226 for tenant improvements and leasing commissions, provided that the 545 Washington Boulevard Borrowers are not required to make such monthly deposits as long as the funds on deposit in the rollover reserve  are equal to or greater than $1,500,000.

Outstanding TI/LC Reserve – The 545 Washington Boulevard Whole Loan documents provide for an upfront reserve of approximately $4,840,935 for outstanding unfunded tenant improvements and/or leasing commissions, including $3,030,603 for ISO and $1,810,332 for JPMorgan Chase Bank.

Rent Concession Reserve – The 545 Washington Boulevard Whole Loan documents provide for an upfront reserve of approximately $21,201,910 for free rent under the JPMorgan Chase Bank lease.

Major Tenant Rollover Reserve – The 545 Washington Boulevard Whole Loan documents provide for springing monthly deposits of approximately $144,451 following the occurrence of a Major Tenant Rollover Reserve Trigger (as defined below). “Major Tenant Rollover Reserve Trigger” means the earlier to occur of the following: (i) JPMorgan Chase Bank failing to satisfy the Credit Rating Condition (as defined below), (ii) Verisk Analytics failing to satisfy the Credit Rating Condition or (iii) ISO failing to be a wholly-owned subsidiary of Verisk Analytics or a successor parent to ISO which satisfies the Credit Rating Condition and wholly owns ISO. “Credit Rating Condition” means, as to any entity, a condition which is satisfied to the extent that, as of the applicable determination, such entity maintains a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other rating agencies which rate such entity.

Lockbox and Cash Management. The 545 Washington Boulevard Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period, the 545 Washington Boulevard Borrowers are required to direct tenants to deposit all rents directly into the lockbox account. If, notwithstanding such direction, any of the 545 Washington Boulevard Borrowers or property manager receive any rents, it is required to deposit such rents into the lockbox account within two business days of receipt. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the 545 Washington Boulevard Borrowers are required to cooperate with a cash management bank designated by the lender to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Sweep Event Period is continuing. So long as a Cash Sweep Event Period is continuing, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance escrows (if any are then required), as described above under “Escrows”, (ii) to pay debt service on the 545 Washington Boulevard Whole Loan, (iii) to make deposits into the replacement, TI/LC and major tenant rollover reserve (if any are then required), as described above under “Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during the continuance of a Cash Sweep Event Period) and extraordinary operating or capital expenses approved by the lender, (v) if Mezzanine Debt (as defined below) is then outstanding, to pay Mezzanine Debt debt service, and (vi) to pay any remainder into an excess cash flow account to be held by the lender as additional security for the 545 Washington Boulevard Whole Loan during the continuance of the Cash Sweep Event Period (from which operating expenses may be disbursed, if permitted by the lender in its sole discretion). If no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be disbursed to an account designated by the 545 Washington Boulevard Borrowers.

A “Cash Sweep Event Period” means a period:

(a)	commencing upon an event of default under the 545 Washington Boulevard Whole Loan and ending upon the cure (if applicable) of the event of default; or

(b)

commencing upon the debt service coverage ratio (assuming a 30 year amortization schedule) falling below 1.20x for two consecutive calendar quarters (a “DSCR Event”) and ending upon the debt service coverage ratio (assuming a 30 year amortization schedule) being at least 1.25x for the immediately preceding two consecutive calendar quarters (a “DSCR Cure”); or

(c)

commencing upon a bankruptcy or similar insolvency of a Major Tenant (as defined below) and ending upon receipt by the lender of reasonably acceptable evidence (including without limitation a reasonably acceptable tenant estoppel certificate (an “Acceptable Tenant Estoppel Certificate”) that one of the following has occurred: (i) the Major Tenant is no longer subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to a final non-appealable order of a court of competent jurisdiction and/or is in actual physical occupancy of its space, operating during customary business

A-3-55

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

hours and paying full rent, or (ii) at least 50% of the Major Tenant’s space has been re-let to one or more replacement tenant(s) pursuant to replacement lease(s), which leases are reasonably acceptable to the lender and which tenants are in occupancy, open for business during customary hours and paying full rent (a “Major Tenant Space Re-Let”); or

(d)

commencing upon a Major Tenant has, for 50% or more of such Major Tenant’s space, “gone dark”, vacated its space, or not opened for business during customary hours in its space  (excluding temporary closures in connection with renovations in accordance with the 545 Washington Boulevard Whole Loan documents not exceeding 12 months or certain permitted transitions in occupancy of administrative employees) and ending upon receipt by the lender of reasonably acceptable evidence (including without limitation an Acceptable Tenant Estoppel Certificate), that either (i) such Major Tenant is in occupancy of, and open for business during customary hours in its space and paying full rent, or (ii) a Major Tenant Space Re-Let has occurred.

A “Major Tenant” means each of (i) JPMorgan Chase Bank, (ii) ISO and (iii) any other lessee(s) under a lease which (together with any other leases for such tenant or its affiliates) exceeds 135,000 square feet and any guarantors of such leases.

The 545 Washington Boulevard Borrowers may avoid a Cash Sweep Event Period based on a DSCR Event by prepaying a portion of the 545 Washington Boulevard Whole Loan, without payment of any prepayment fee or yield maintenance premium,  in an amount sufficient to achieve a DSCR Cure  or by depositing with the lender a letter of credit meeting the requirements of the 545 Washington Boulevard Whole Loan documents in an amount that, if applied to reduce the outstanding principal balance of the 545 Washington Boulevard Whole Loan, would cause the debt service coverage ratio to be equal to or greater than required to achieve a DSCR Cure.

Property Management. The 545 Washington Boulevard Property is managed by Harbor Group Management Co., LLC, an affiliate of the 545 Washington Boulevard Borrowers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The holder of 100% of the equity interests in the 545 Washington Boulevard Borrowers (the “Mezzanine Borrower”) has a one-time right to obtain (i) a mezzanine loan from a third-party lender secured by a pledge of 100% of such Mezzanine Borrower’s direct or indirect equity interests in the 545 Washington Boulevard Borrowers, or (ii) a preferred equity investment (direct or indirect) in the 545 Washington Boulevard Borrowers (in the case of either (i) or (ii), the “Mezzanine Debt”), provided certain conditions are satisfied, including (a) no event of default is continuing, (b) the aggregate loan-to-value ratio of the 545 Washington Boulevard Whole Loan and the Mezzanine Debt is equal to or less than 61.4% (based on an updated appraisal acceptable to the lender), (c) the aggregate debt service coverage ratio of the 545 Washington Boulevard Whole Loan and the Mezzanine Debt is equal to or greater than 2.32x, (d) the aggregate debt yield of the 545 Washington Boulevard Whole Loan and the Mezzanine Debt is equal to or greater than 8.0%, (e) the lender and the mezzanine lender enter into an intercreditor agreement in form and substance reasonably acceptable to the lender, (f) if the lender requests, the lender has received a rating agency confirmation as to the implementation of the Mezzanine Debt, (g) the Mezzanine Debt is at least co-terminous with the 545 Washington Boulevard Whole Loan and (h) if the Mezzanine Debt has a floating rate, the Mezzanine Borrower must purchase a cap with a strike price such that as of the origination date of the Mezzanine Loan, the debt service coverage ratio is not less than 2.32x.

Ground Lease. The 545 Washington Boulevard Property is comprised of both a fee interest and a leasehold interest under a 99-year ground lease expiring June 30, 2097. The Fee Borrowers own the fee interest, the Leasehold Borrowers own the leasehold interest and both the fee and leasehold interest are collateral for the 545 Washington Boulevard Whole Loan. For purposes of the Preliminary Prospectus, the 545 Washington Boulevard Property has been treated as a fee interest.

Letter of Credit. None. However, a letter of credit may be posted to avoid a Cash Sweep Event Period as described under “Lockbox and Cash Management”.

Right of First Offer/Right of First Refusal. JPMorgan Chase has a right of first refusal to purchase the 545 Washington Boulevard Property pursuant to its lease. Pursuant to a subordination, non-disturbance and attornment agreement entered into at origination, such right does not apply to a foreclosure or deed-in-lieu thereof, but would apply to subsequent transfers.

Terrorism Insurance. The 545 Washington Boulevard Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 545 Washington Boulevard Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the 545 Washington Boulevard Property. The loan documents also require business income/loss insurance covering no less than the 24-month period commencing at the time of loss, together with a 12 month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-56

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A-3-57

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$75,000,000
28-10 Jackson Avenue, 28-40 Jackson Avenue, and 28-30	Jackson Park	Cut-off Date LTV:	34.4%
Jackson Avenue		U/W NCF DSCR:	3.92x
Long Island City, NY 11101		U/W NOI Debt Yield:	13.0%

A-3-58

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$75,000,000
28-10 Jackson Avenue, 28-40 Jackson Avenue, and 28-30	Jackson Park	Cut-off Date LTV:	34.4%
Jackson Avenue		U/W NCF DSCR:	3.92x
Long Island City, NY 11101		U/W NOI Debt Yield:	13.0%

Jackson Park
28-10 Jackson Avenue, 28-40 Jackson Avenue,
and 28-30 Jackson Avenue
Long Island City, NY 11101
Upper East Side
Astoria
Dutch Kills
QUEENS
Queensbridge
MANHATTAN
Roosevelt Island
Long Island City
Hunters Point
Greenpoint
BROOKLYN
East River
La Guardia Airport 4 miles
JFK Intl. Airport 13 miles
Queensboro Bridge
Long Island Expwy
LONG ISLAND RAILROAD
East River Ferry
QUEENS-MIDTOWN TUNNEL
PULASKI BRIDGE
Newtown Creek
Museum of the Moving Image
Kaufman Astoria Studios
Silvercup Studios
Silvercup Studios East
JetBlue Corporate Headquarters
Gotham Center
U.S. Citizenship & Immigration Services
CUNY School of Law
1 Court Square
Long Island City Courthouse
La Guardia Performing Arts Center
The International High School at La Guardia Comm. College
Fisher Landau Center for Art
Ravenswood Generating Station
Queens Bridge Park
Gantry Plaza State Park
Hunters Point South Park
Murray Playground
Franklin D. Roosevelt Four Freedoms Park
Cornell Tech
United Nations Headquarters
NYU Medical Center
Bellevue Hospital
NEW YORK CITY

A-3-59

No. 5 – Jackson Park

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Multifamily – High Rise
Original Principal Balance(1):	$75,000,000			Location:	Long Island City, NY
Cut-off Date Balance(1):	$75,000,000			Size:	1,871 Units
% of Initial Pool Balance:	4.6%			Cut-off Date Balance Per Unit(1):	$293,960
Loan Purpose:	Refinance			Maturity Date Balance Per Unit(1):	$293,960
Borrower Sponsor:	Tishman Speyer Crown Equities 2007, LLC			Year Built/Renovated:	2018/NAP
Guarantor:	LIC Development Owner, L.P.			Title Vesting:	Fee
Mortgage Rate:	3.2500%			Property Manager:	Self-Managed
Note Date:	September 27, 2019			Current Occupancy (As of):	96.1% (8/31/2019)
Seasoning:	4 months			YE 2018 Occupancy(3):	NAP
Maturity Date:	October 10, 2029			YE 2017 Occupancy(3):	NAP
IO Period:	120 months			YE 2016 Occupancy(3):	NAP
Loan Term (Original):	120 months			YE 2015 Occupancy(3):	NAP
Amortization Term (Original):	NAP			Appraised Value:	$1,600,000,000
Loan Amortization Type:	Interest-only, Balloon			Appraised Value Per Unit:	$855,158
Call Protection:	L(28), D(85), O(7)			Appraisal Valuation Date:	September 4, 2019
Lockbox Type:	Soft/Springing Cash Management			Underwriting and Financial Information
Additional Debt(1):	Yes			TTM NOI(3):	NAP
Additional Debt Type (Balance)(1):	Pari Passu ($475,000,000) / Subordinate ($450,000,000) / Future Mezzanine			YE 2018 NOI(3):	NAP
				YE 2017 NOI(3):	NAP
				YE 2016 NOI(3):	NAP
				U/W Revenues:	$88,974,756
				U/W Expenses:	$17,579,385
				U/W NOI:	$71,395,371
				U/W NCF:	$71,001,095
				U/W DSCR based on NOI/NCF(1):	3.94x / 3.92x
Escrows and Reserves(2)				U/W Debt Yield based on NOI/NCF(1):	13.0% / 12.9%
	Initial	Monthly	Cap	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.0% / 12.9%
Taxes	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	34.4%
Insurance	$0	Springing	NAP	LTV Ratio at Maturity(1):	34.4%

Sources and Uses
Sources			Uses
Original Senior loan amount(1)	$550,000,000	55.0%	Loan payoff(4)	$641,983,355	64.2%
Subordinate Companion loan amount(1)	450,000,000	45.0	Return of equity	342,576,222	34.3
			Closing costs	15,440,423	1.5
Total Sources	$1,000,000,000	100.0%	Total Uses	$1,000,000,000	100.0%

(1)

The Cut-off Date Balance Per Unit, Maturity Date Balance Per Unit, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Jackson Park Senior Loan (as defined below).

(2)	See “Escrows” below for further discussion of reserve requirements.

(3)	Historical financial information and occupancy are not available because the Jackson Park Property (as defined below) was constructed in 2018.

(4)

The Jackson Park borrower sponsor’s cost of development for the Jackson Park Property was approximately $1.16 billion. The Jackson Park Whole Loan is refinancing the Jackson Park borrower sponsor’s construction debt.

The Mortgage Loan.  The mortgage loan (the “Jackson Park Mortgage Loan”) is part of a whole loan (the “Jackson Park Whole Loan”) in the original principal balance of $1,000,000,000 originated by Bank of America, National Association and Wells Fargo Bank, National Association. The Jackson Park Whole Loan is secured by a first priority fee mortgage encumbering a multifamily property located in Long Island City, New York (the “Jackson Park Property”). The Jackson Park Whole Loan is comprised of ten pari passu senior promissory notes with an original aggregate principal balance of $550,000,000 (the “Jackson Park Senior Loan”) and two pari passu subordinate promissory notes with an original aggregate principal balance of $450,000,000 (the “Jackson Park Subordinate Companion Loan”) which are subordinate to the Jackson Park Senior Loan. The Jackson Park Senior Loan is evidenced by Note A-3 (which represents the Jackson Park Mortgage Loan and is being contributed by Bank of America, National Association) and nine pari passu promissory notes (together the “Jackson Park Pari Passu Non-Serviced Companion Loans”) in the original aggregate principal balance of $475,000,000. The Jackson Park Pari Passu Non-Serviced Companion Loans have been contributed to the JAX 2019-LIC securitization transaction along with the Jackson Park Subordinate Companion Loan, or have been contributed to the BANK 2019-BNK23 and BANK 2019-BNK24 securitization transactions. The Jackson Park Whole Loan is being serviced pursuant to the trust and servicing agreement for the JAX 2019-LIC securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Jackson Park Whole Loan“ and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

A-3-60

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$75,000,000
28-10 Jackson Avenue, 28-40 Jackson Avenue, and 28-30	Jackson Park	Cut-off Date LTV:	34.4%
Jackson Avenue		U/W NCF DSCR:	3.92x
Long Island City, NY 11101		U/W NOI Debt Yield:	13.0%

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	JAX 2019-LIC	Yes
A-2	$75,000,000	$75,000,000	JAX 2019-LIC	No
A-3	$75,000,000	$75,000,000	BANK 2020-BNK25	No
A-4	$75,000,000	$75,000,000	JAX 2019-LIC	No
A-5	$50,000,000	$50,000,000	BANK 2019-BNK23	No
A-6	$50,000,000	$50,000,000	BANK 2019-BNK23	No
A-7	$50,000,000	$50,000,000	BANK 2019-BNK24	No
A-8	$50,000,000	$50,000,000	BANK 2019-BNK24	No
A-9	$25,000,000	$25,000,000	JAX 2019-LIC	No
A-10	$25,000,000	$25,000,000	JAX 2019-LIC	No
B-1	$225,000,000	$225,000,000	JAX 2019-LIC	No
B-2	$225,000,000	$225,000,000	JAX 2019-LIC	No
Total	$1,000,000,000	$1,000,000,000

The Borrower and Borrower Sponsor. The borrower is LIC Development Owner, L.P. (the “Jackson Park Borrower”), a single-purpose Delaware limited partnership with a single-purpose Delaware limited liability company as its general partner, which general partner has at least two independent directors. Legal counsel to the Jackson Park Borrower delivered a non-consolidation opinion in connection with the origination of the Jackson Park Whole Loan.

The borrower sponsor is an investment venture managed and controlled by one or more affiliates of Tishman Speyer Properties, L.P. (“Tishman Speyer”). Tishman Speyer is an owner, developer, operator and fund manager of real estate assets across the United States, Europe, Brazil, China and India. There is no non-recourse carveout guarantor and no separate environmental indemnitor for the Jackson Park Whole Loan.

The Property. The Jackson Park Property is a recently built, Class A, highly amenitized, luxury multifamily high rise development located on 2.877 acres in Long Island City, New York. The Jackson Park Property is comprised of (i) 1 Jackson Park, a 42-story building containing 550 apartments and 4,920 square feet of ground floor retail space, (ii) 2 Jackson Park, a 53-story building containing 650 apartments and 4,545 square feet of ground floor retail space, and (iii) 3 Jackson Park, a 44-story building containing 671 apartments and 934 square feet of ground floor retail space. Each residential tower features a sky-deck, a party lounge and a children’s playroom. Residential building services include two 24-hour attended lobbies, dry cleaning and laundry, package receipt, housekeeping, a lifestyle coordinator, a virtual concierge, covered valet parking, bike storage and building-wide Wi-Fi. The apartment units feature floor-to-ceiling windows with solar shades, in-unit washer/dryers, 9-foot ceilings, white oak floors, key card entry systems, resident-controlled heating and air conditioning, USB-port outlets and LED lighting. The apartment kitchens feature European soft-close cabinetry with integrated Blomberg and Whirlpool appliances, seamless Ceasarstone countertops and Moen fixtures.

The Jackson Park Property includes a total of 1,871 apartments offered as 451 studio units, 919 one-bedroom units, 396 two-bedroom units, 101 three-bedroom units, and 4 four-bedroom units. The Jackson Park Property began construction in 2014 and began leasing in late 2017. Since opening, the Jackson Park Property has achieved an average of nearly 100 new leases per month. As of August 31, 2019, the Jackson Park Property was 96.1% leased. Additionally, the Jackson Park Property includes a total 10,399 square feet of retail space, which is 75.0% leased by four retail tenants including Sweetleaf (coffee shop), Murray’s LIC (cheese shop), a nail salon and a dog daycare facility. As of the loan origination date, the remaining retail unit (2,602 square feet) space was under negotiations with a potential national restaurant tenant according to the borrower sponsor.

Amenities at the Jackson Park Property include a five-story 45,796 square foot amenity building known as “The Club”. The lower level of The Club contains a 140-space underground parking garage. The first level of The Club includes a tech lounge, demo kitchen, conference room and private dining room, poker and game room, golf simulator, fireside lounge, billiards and foosball tables, outdoor gaming lounge with fireplace and a garden. The second and third levels of The Club feature a fitness center, yoga and Pilates studios, a 75’ indoor lap pool, locker rooms, meditation lounge, sauna, steam room and massage treatment rooms. The fourth level of The Club includes a squash court and full-size basketball/volleyball court. The fifth level of The Club features an outdoor heated pool, hot tub, cabanas, sun deck and wet bar. The three residential towers and the amenity building encircle a 1.6 acre private park containing a grilling and communal dining area, children’s play area, a dog park, bocce court, outdoor table tennis and patio sitting areas.

The Jackson Park Property benefits from a 15-year, 421-a tax exemption through 2034, during which all residential units are subject to New York City rent stabilization guidelines which currently limits annual rental increases to 1.5% and 2.5% for one and two year leases, respectively. Taxes are fully abated for the first 10 years post-construction (through June 2029), then phased in 20% each year for the next five years.

A-3-61

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$75,000,000
28-10 Jackson Avenue, 28-40 Jackson Avenue, and 28-30	Jackson Park	Cut-off Date LTV:	34.4%
Jackson Avenue		U/W NCF DSCR:	3.92x
Long Island City, NY 11101		U/W NOI Debt Yield:	13.0%

The following table presents certain information relating to the unit mix at the Jackson Park Property:

Unit Mix(1)

Unit Mix/Type	Units	% Occupied	Average SF per Unit	Total SF	Annual Average Rent per SF	Monthly Average Rent per Unit	Annual Market Rent per SF	Monthly Market Rent per Unit
Studio	451	97.8%	469	211,466	$72.81	$2,846	$73.00	$2,853
One-Bedroom	919	95.3%	656	602,522	$65.63	$3,590	$66.00	$3,608
Two-Bedroom	396	96.0%	947	374,983	$65.70	$5,194	$66.00	$5,209
Three-Bedroom	101	96.0%	1,254	126,692	$63.29	$6,619	$64.00	$6,688
Four-Bedroom	4	100.0%	1,652	6,608	$58.92	$8,111	$59.00	$8,122
Total/Wtd. Avg.	1,871	96.1%	707	1,322,271	$66.56	$3,920	$66.89	$3,941

(1)	Information obtained from the appraisal and underwritten rent roll.

The following table presents historical occupancy percentages at the Jackson Park Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	8/31/2019
NAV	NAV	NAV	NAV	96.1%

(1)	Historical occupancy is not available because the Jackson Park Property was constructed in 2018.

A-3-62

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$75,000,000
28-10 Jackson Avenue, 28-40 Jackson Avenue, and 28-30	Jackson Park	Cut-off Date LTV:	34.4%
Jackson Avenue		U/W NCF DSCR:	3.92x
Long Island City, NY 11101		U/W NOI Debt Yield:	13.0%

Underwritten Net Cash Flow.  The following table presents certain information relating to the underwritten net cash flow at the Jackson Park Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per Unit
Gross Potential Rent(3)	$88,062,437	105.3%	$47,067.04
(Vacancy)	(4,403,122)	(5.0)	(2,353.35)
Net Rental Income	$83,659,316	100.0%	$44,713.69
Other Income(4)	5,315,440	6.4	2,840.96
Effective Gross Income	$88,974,756	106.4%	$47,554.65

Real Estate Taxes(5)	613,865	0.7	328.09
Insurance	871,159	1.0	465.61
Other Operating Expenses	16,094,361	18.1	8,602.01
Total Operating Expenses	$17,579,385	19.8%	$9,395.72

Net Operating Income	$71,395,371	80.2%	$38,158.94
Replacement Reserves	394,276	0.4	210.73
Net Cash Flow	$71,001,095	79.8%	$37,948.21

NOI DSCR(6)	3.94x
NCF DSCR(6)	3.92x
NOI Debt Yield(6)	13.0%
NCF Debt Yield(6)	12.9%

(1)	Historical financial information is not available because the Jackson Park Property was constructed in 2018.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Gross Potential Rent is based on the in-place rent roll as of August 31, 2019 with the 73 vacant units grossed up at currently marketed rents.

(4)

Other Income is comprised of budgeted parking income, commercial income as of February 2020 and budgeted other ancillary income. UW Other Income also includes $4,200,000 of budgeted amenity fee revenue for which there were $1,256,087 of corresponding amenity expenses underwritten.

(5)

The Jackson Park Property benefits from a 15-year, 421-a tax abatement which extends through June 2034. Taxes are fully abated for the first 10 years post-construction (through June 2029), then phased in 20% each year for the next five years.  UW Real Estate Taxes assume the full abatement.

(6)	The debt service coverage ratios and debt yields are based on the Jackson Park Senior Loan and exclude the Jackson Park Subordinate Companion Loan.

Appraisal.  The appraiser concluded to an “as-is” Appraised Value for the Jackson Park Property of $1,600,000,000 as of September 4, 2019.

Environmental Matters.  According to the Phase I environmental site assessment dated August, 2019, a controlled recognized environmental condition was identified at the Jackson Park Property. The site was historically operated as a chemical manufacturing plant with several historic petroleum spills. In 2016, the New York State Department of Environmental Conservation issued a certificate of completion documenting completion of remediation. A pollution legal liability policy from Great American E & S Insurance Company is in place which provides a limit of $10,000,000 per incident with an aggregate limit of $10,000,000. The policy term is 10 years and extends to the term of the Jackson Park Whole Loan.

Market Overview and Competition.  The Jackson Park Property is located in Long Island City, which is located on the western tip of Queens, New York, with views of the Manhattan skyline. Long Island City is a residential and commercial neighborhood known for its arts community, with a high concentration of art galleries, art institutions and studio space. The New York City Department of Education and CUNY Law School are major employers in the area along with Brooks Brothers, Boyce Technologies Inc., DeppGlass, Doughnut Plant, J. Crew/Madewell, JetBlue Airways, Kaufman Astoria Studios, LaGuardia Community College, MANA Products, Nouveau Elevator, Silvercup Studios, and VaynerMedia. Major corporate tenants in the area include Estée Lauder, Macy’s/Bloomingdales, The New York Times and The Wirecutter. At the end of 2018, New York City announced it would invest $180 million in new funding toward Long Island City’s infrastructure including improvements to schools, transportation, parks and sewer/water systems.

Long Island City is accessible by eight subway lines, thirteen bus lines, the East River Ferry (2 stops), Citibike (13 stations) and the Long Island Railroad. The Jackson Park Property offers commuting times to Manhattan of about 10 minutes by being adjacent to the Queens Plaza subway station with service on the “E”, “M”, and “R” trains and within walking distance of the Queensboro Plaza subway station with service on the “7”, “N”, and “W” trains. The drives to LaGuardia and John F. Kennedy Airports are about 15 and 20 minutes, respectively.

A-3-63

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$75,000,000
28-10 Jackson Avenue, 28-40 Jackson Avenue, and 28-30	Jackson Park	Cut-off Date LTV:	34.4%
Jackson Avenue		U/W NCF DSCR:	3.92x
Long Island City, NY 11101		U/W NOI Debt Yield:	13.0%

According to a neighborhood development association for Long Island City, as of October 2019, Long Island City had an estimated 170,000 residents, 127,000 employees and 6,800 businesses. According to the appraisal, the estimated 2018 population within a one-three- and five-mile radius of the Jackson Park Property was 69,225, 1,194,829 and 3,166,541, respectively. The estimated 2018 average household income within a one-, three- and five-mile radius was $94,863, $139,915 and $123,971, respectively.

According to a third party data provider, the Jackson Park Property is in the Long Island City multifamily submarket, which for 2019 in the highest (4 and 5 star) category had 14,786 units with an average rent per unit of $3,896, a vacancy rate of 4.7% and an absorption rate of 9.9%.

The following table presents certain information relating to comparable rental properties to the Jackson Park Property:

Comparable Rental Properties(1)

	Jackson Park Property	1 Queens Plaza South	Tower 28	QLIC	Alta LIC(2)	Linc Long Island City
Year Built	2018	2017	2017	2013	2018	2013
Number of units	1,871	391	450	422	467	711
Occupancy(3)	96.1%	97.9%	98.0%	98.3%	93.6%	98.7%
Unit size (SF)(4):
- Studio	469	468	428	400	516	503
- 1-BR	656	691	667	500	723	700
- 2-BR	947	979	936	800	1,153	1,038
- 3-BR	1,254	NAP	1,305	950	1,317	1,400
Monthly Rent per Unit(5):
- Studio	$2,846	$2,769	$2,308	$2,360	$2,715	$3,244
- 1-BR	$3,590	$3,808	$3,361	$3,029	$3,324	$3,813
- 2-BR	$5,194	$5,051	$4,900	$3,800	$5,187	$5,278
- 3-BR	$6,619	NAP	$6,486	$4,999	$6,201	$6,329
Annual Rent per SF(5):
- Studio	$72.81	$71.00	$64.71	$70.80	$63.14	$77.39
- 1-BR	$65.63	$66.13	$60.47	$72.70	$55.17	$65.37
- 2-BR	$65.70	$61.91	$62.82	$57.00	$53.98	$61.02
- 3-BR	$63.29	NAP	$59.64	$63.15	$56.50	$54.25

(1)	Information obtained from the appraisal.

(2)	Alta LIC is in its initial lease-up period.

(3)	Occupancy for the comparables is as of September 2019 and for the Jackson Park Property is as of the borrower rent roll dated August 31, 2019.

(4)	Represents the average for each unit size at the Jackson Park Property.

(5)	Rent for the Jackson Park Property is based on the underwritten rent roll.

Escrows.

Real Estate Taxes – During a Cash Sweep Period (as defined below), the Jackson Park Borrower is required to deposit monthly 1/12th of the annual estimated real estate taxes.

Insurance – During a Cash Sweep Period or if the Jackson Park Property is no longer covered by a blanket insurance policy, the Jackson Park Borrower is required to deposit monthly 1/12th of the annual estimated insurance premiums.

Lockbox and Cash Management.  The Jackson Park Whole Loan is structured with a soft lockbox and springing cash management upon the occurrence of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account and disbursed in accordance with the Jackson Park Whole Loan documents. During the continuance of a Low DSCR Period (as defined below), all excess cash flow is required to be held by the lender as additional security for the Jackson Park Whole Loan, however, the Jackson Park Borrower is permitted to request excess cash for debt service and reserve payments, leasing and operating expenses set forth in the annual budget, to cure a Low DSCR Period, and for required distributions to its REIT equity holders to avoid tax impositions (not to exceed $25,000 annually). During the continuance of an event of default under the Jackson Park Whole Loan, all excess cash flow may be applied by the lender in its sole discretion.

A “Cash Sweep Period” will occur during (i) an event of default under the Jackson Park Whole Loan until the event of default is cured or (ii) a Low DSCR Period.

A “Low DSCR Period” will commence when the debt service coverage ratio is less than 1.25x for two consecutive calendar quarters and continue until (x) the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters or (y) the Jackson Park Borrower deposits cash (which may be excess cash) or a letter of credit in an amount that if applied to the reduction of the outstanding principal balance of the Jackson Park Whole Loan would result in a debt service coverage ratio of at least 1.25x for the

A-3-64

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$75,000,000
28-10 Jackson Avenue, 28-40 Jackson Avenue, and 28-30	Jackson Park	Cut-off Date LTV:	34.4%
Jackson Avenue		U/W NCF DSCR:	3.92x
Long Island City, NY 11101		U/W NOI Debt Yield:	13.0%

most recent two calendar quarters. For purposes of the Cash Sweep Period test, the debt service coverage ratio will be calculated based on the Jackson Park Whole Loan and any future mezzanine debt if applicable.

Property Management.  The Jackson Park Property is managed by an affiliate of the Jackson Park Borrower.

Partial Release.  After the end of the two-year period commencing on the closing date of the BANK 2020-BNK25 securitization, the Jackson Park Whole Loan documents permit the partial release of any residential tower within the Jackson Park Property (1 Jackson Park, 2 Jackson Park or 3 Jackson Park), but not the release of the amenity building or parking garage or any other portion of the Jackson Park Property, through (A) on or after April 10, 2029, prepayment equal to the Release Price or (B) prior to April 10, 2029, partial defeasance in an amount equal to the Release Price, provided (a) no event of default is continuing, (b) the released property is transferred on an arms-length basis, (c) rating agency confirmation is received and (d) after the partial release, the debt yield for the remaining property meets the “Debt Yield Test” of being at least the greater of (x) the debt yield immediately preceding the release and (y) 7.10% (provided that the Jackson Park Borrower may deposit as either cash or a letter of credit the amount which would cause the Jackson Park Property to meet the Debt Yield Test).

The “Release Price” is equal to 110% of the allocated loan amount for each residential building. The allocated loan amount for 1 Jackson Park is $375,000,000. The allocated loan amount for 2 Jackson Park is $359,375,000. The allocated loan amount for 3 Jackson Park is $265,625,000.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  In addition to the Jackson Park Mortgage Loan, the Jackson Park Property also secures the Jackson Park Non-Serviced Pari Passu Companion Loans which have a Cut-off Date principal balance of $475,000,000 and the Jackson Park Subordinate Companion Loan, which has a Cut-off Date principal balance of $450,000,000. The Jackson Park Non-Serviced Pari Passu Companion Loans and the Jackson Park Subordinate Companion Loan all accrue interest at the rate of 3.2500% per annum. The Jackson Park Senior Loan is generally senior in right of payment to the Jackson Park Subordinate Companion Loan. The holders of the Jackson Park promissory notes have entered into a co-lender agreement which sets forth the allocation of collections on the Jackson Park Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Jackson Park Whole Loan“ and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The Jackson Park Borrower has a one-time right to obtain a future mezzanine loan, co-terminous with the Jackson Park Whole Loan, not to exceed the lesser of (x) $200,000,000 and (y) the amount that when added to the outstanding principal balance of the Jackson Park Whole Loan would result in (a) a combined loan to value ratio of no more than 95% of the origination date loan to value ratio of 62.5%, (b) a combined debt service coverage ratio of at least 105% of the origination date debt service coverage ratio of 2.15x and (c) a combined debt yield of at least 105% of the origination date debt yield of 7.1%, subject to (i) no event of default continuing, (ii) execution of an intercreditor agreement with the lender and (iii) receipt of rating agency confirmation.

Ground Lease. None.

Letter of Credit. None.

Right of First Offer.  None.

Terrorism Insurance.  The Jackson Park Borrower is required to obtain and maintain property insurance that covers acts of terrorism in an amount equal to the full replacement cost of the Jackson Park Property and business interruption insurance for actual loss sustained until the restoration is complete plus a 12-month extended period of indemnity, provided, if the Terrorism Risk Insurance Program Authorization Act of 2015 (as the same may be further modified, amended, or extended) is not in effect, the Jackson Park Borrower will not be required to pay annual premiums in excess of two times the premium then payable for the property and business interruption insurance (excluding earthquake and terrorism components) in order to obtain the terrorism coverage. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-65

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

KINGS PLAZA
BEST BUY
BEST BUY
MODELL'S

PRIMARK

MICHAEL KORS

Foot Locker

PRIMARK
Burlington
JCPenney

A-3-66

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

A-3-67

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

A-3-68

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

Anchor
Non Anchor / In-line
Peripheral
Not Part of Collateral
N
MARINA BUILDING
PARKING GARAGE
FLATBUSH AVENUE
MALL STORES 2 LEVELS
MALL STORES 2 LEVELS
MALL STORES 2 LEVELS
jcpenney
3 LEVELS
PRIMARK
4 LEVELS
MALL STORES 2 LEVELS
LOWE'S
3 LEVELS
macy's
4 LEVELS
MALL STORES 2 LEVELS
MALL STORES 2 LEVELS
ZARA
2 LEVELS
MALL STORES 1 LEVEL
MALL STORES 2 LEVELS
MALL STORES 2 LEVELS
2 LEVELS
BEST BUY
AVENUE U

MACY'S
LOWE'S
MARINA
AVENUE U (VEHICULAR TRAFFIC 24,367)
ZARA
PRIMARK
BURLINGTON
JCPENNEY
PARKING GARAGE
BEST BUY
FLATBUSH AVENUE (VEHICULAR TRAFFIC 44,285)

A-3-69

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

JERSEY CITY
MANHATTAN
Hudson River
East River
Williamsburg
NY Stock Exchange
Ellis Island
Brooklyn Heights
Governors Island
Downtown Brooklyn
Cobble Hill
Red Hook
Upper New York Bay
Park Slope
Prospect Park
Brooklyn Botanic Gardens
Prospect Park Zoo
Gowanus Bay
South Brooklyn Marine Terminal
Kings County Hospital
SUNY Downstate Medical Ctr.
Flatbush
Sunset Park
BROOKLYN
East New York
Canarsie Plaza
JFK Intl. Airport 5 miles
Bay Ridge
Borough Park
Brooklyn College
Flatlands
Canarsie
Canarsie Beach Park
Jamaica Bay
Fort Hamilton
VA Medical Ctr.-Brooklyn
Dyker Beach Golf Course
Bensonhurst
Bath Beach
Sheepshead Bay
Mill Basin Plaza
Kings Plaza
5100 Kings Plaza
Brooklyn, NY 11234
Marine Park Golf Course
Brooklyn Marine Park
Floyd Bennett Field
VERRAZZANO-NARROWS BRIDGE
Gravesend Bay
Gravesend
Gerritsen Beach
Coney Island Hospital
Verrazano Sports Complex
Calvert Vaux Park
Belt Parkway
Brighton Beach
Sheepshead Bay Plaza
CUNY Kingsborough Comm. College
Seagate
Coney Island
MCU Park
New York Aquarium
Manhattan Beach
MARINE PARKWAY BRIDGE
Jacob Riis Park
Rockaway Point
Fort Tilden
Breezy Point
Point Breezy Tip
Atlantic Ocean
BRONX
MANHATTAN
NEW YORK CITY
QUEENS
JERSEY CITY
BROOKLYN
STATEN ISLAND
Jamaica Bay
Atlantic Ocean

A-3-70

No. 6 – Kings Plaza

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Retail – Super Regional Mall
	Original Principal Balance(1):	$75,000,000		Location:	Brooklyn, NY
	Cut-off Date Balance(1):	$75,000,000		Size:	811,797 SF
	% of Initial Pool Balance:	4.6%		Cut-off Date Balance Per SF(1):	$599.90
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$599.90
	Borrower Sponsor:	The Macerich Partnership, L.P.		Year Built/Renovated:	1969 / 2018
	Guarantor:	The Macerich Partnership, L.P.		Title Vesting(5):	Fee / Leasehold
	Mortgage Rate:	3.3588%		Property Manager:	Self-managed
	Note Date:	December 3, 2019		Current Occupancy (As of):	96.7% (10/31/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	97.9%
	Maturity Date:	January 1, 2030		YE 2017 Occupancy:	96.6%
	IO Period:	120 months		YE 2016 Occupancy:	95.2%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	92.3%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$900,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$1,108.65
	Call Protection(2):	L(25),GRTR 1% or YM(90),O(5)		As-Is Appraisal Valuation Date:	October 17, 2019
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1)(3):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($412,000,000); Mezzanine ($53,000,000)		TTM NOI 9/30/2019:	$47,457,344
				YE 2018 NOI:	$42,088,187
				YE 2017 NOI:	$39,436,748
				YE 2016 NOI:	$42,598,711
				U/W Revenues:	$81,045,187
				U/W Expenses:	$29,004,262
Escrows and Reserves(4)				U/W NOI:	$52,040,925
	Initial	Monthly	Cap	U/W NCF:	$50,905,970
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1)(3):	3.13x / 3.06x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1)(3):	10.7% / 10.5%
Replacement Reserve	$0	Springing	(4)	U/W Debt Yield at Maturity based on NOI/NCF(1)(3):	10.7% / 10.5%
TI/LC	$0	Springing	(4)	Cut-off Date LTV Ratio(1)(3):	54.1%
Ground Rent	$0	Springing	NAP	LTV Ratio at Maturity(1)(3):	54.1%

Sources and Uses
Sources			Uses
Original whole loan amount(1)	$487,000,000	90.2%	Loan payoff(6)	$428,649,060	79.4%
Mezzanine loan	53,000,000	9.8	Closing costs	6,113,399	1.1
			Return of equity	105,237,541	19.5
Total Sources	$540,000,000	100.0%	Total Uses	$540,000,000	100.0%

(1)

The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Kings Plaza Whole Loan (as defined below).

(2)

The Kings Plaza Borrower (as defined below) has the right to prepay the Kings Plaza Whole Loan in full, together with a yield maintenance premium equal to the greater of yield maintenance or 1% of the outstanding principal balance, at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Kings Plaza Whole Loan to be securitized and (b) February 1, 2023. The assumed lockout period of 25 payments is based on the closing date of this transaction in February 2020.

(3)

The equity interest in the Kings Plaza Borrower has been pledged to secure mezzanine indebtedness with an outstanding principal balance of $53,000,000 (the “Kings Plaza Mezzanine Loan”). The Cut-off Date Balance Per SF, U/W Debt Yield Based on NOI, U/W DSCR based on NCF, and Cut-off Date LTV Ratio based on the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan are $665, 9.6%, 1.73x, and 60.0%, respectively. See “Additional Secured Indebtedness (not including trade debts)” below.

(4)	See “Escrows” section below.
(5)	A portion of the Kings Plaza Property totaling approximately 10,278 square feet is subject to a ground lease with the City of New York (see “Ground Lease” section below).
(6)	The Kings Plaza Property was previously securitized in the GSMS 2013-KING securitization trust.

The Mortgage Loan. The mortgage loan (the “Kings Plaza Mortgage Loan”) is part of a whole loan (the “Kings Plaza Whole Loan”) that is evidenced by 12 pari passu promissory notes in the aggregate original principal amount of $487,000,000. The Kings Plaza Whole Loan is secured by a first priority mortgage encumbering the fee simple and leasehold interests in a super regional mall located in Brooklyn, New York (the “Kings Plaza Property”). The Kings Plaza Whole Loan was co-originated on December 3, 2019 by Wells Fargo Bank, National Association (“WFB”), Société Générale Financial Corporation (“SocGen”) and JPMorgan Chase Bank, National Association (“JPMorgan”). The Kings Plaza Mortgage Loan is evidenced by the non-controlling promissory notes A-3-1 and A-3-4. The

A-3-71

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

remaining notes are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. The Kings Plaza Whole Loan is expected to be initially serviced pursuant to the pooling and servicing agreement for the Benchmark 2020-B16 securitization. Following the securitization of Note A-1-1, the Kings Plaza Whole Loan will be serviced under the pooling and servicing agreement governing such securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$70,000,000	$70,000,000	JPMorgan	Yes
A-1-2	$50,000,000	$50,000,000	Benchmark 2020-B16(1)	No
A-1-3	$30,000,000	$30,000,000	JPMorgan	No
A-1-4	$21,108,108	$21,108,108	JPMorgan	No
A-2-1	$60,000,000	$60,000,000	SocGen	No
A-2-2	$50,000,000	$50,000,000	SocGen	No
A-2-3	$35,000,000	$35,000,000	SocGen	No
A-2-4	$12,945,946	$12,945,946	SocGen	No
A-3-1	$50,000,000	$50,000,000	BANK 2020-BNK25	No
A-3-2	$50,000,000	$50,000,000	WFB	No
A-3-3	$32,945,946	$32,945,946	WFB	No
A-3-4	$25,000,000	$25,000,000	BANK 2020-BNK25	No
Total	$487,000,000	$487,000,000

(1)	Benchmark 2020-B16 is expected to close on or about February 12, 2020.

The Borrowers and Borrower Sponsor. The borrowers are Brooklyn Kings Plaza LLC and Kings Plaza Ground Lease LLC (collectively, the “Kings Plaza Borrower”), each organized as a Delaware limited liability company and structured to be bankruptcy remote with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kings Plaza Whole Loan. The borrower sponsor and non-recourse carve-out guarantor of the Kings Plaza Whole Loan is The Macerich Partnership, L.P. (the “Kings Plaza Guarantor”). The Macerich Partnership, L.P. is part of the parent organization The Macerich Company (“Macerich”). Founded in 1964, Macerich has a portfolio containing 47 properties in 15 states with a large concentration in California, Arizona and New York. Additionally, Macerich (NYSE:MAC), an S&P 500 company, reported total revenues of approximately $960 million as of December 31, 2018 and approximately $9.0 billion in total assets under management.

The Property. The Kings Plaza Property contains 811,797 square feet of a larger four-story super regional mall containing 1,146,035 square feet. Built in 1969 and renovated in 2018, the Kings Plaza Property is situated on a 19.1-acre parcel and also contains total of 3,739 parking spaces (including a parking garage), resulting in a parking ratio of approximately 4.6 spaces per 1,000 square feet. A portion of the Kings Plaza Property totaling approximately 10,278 square feet is subject to a ground lease with the City of New York as the ground lessor (see “Ground Lease” section below). The Kings Plaza Property was 96.7% occupied as of October 31, 2019 and has averaged 95.4% occupancy since 2012. For the trailing 12-month period ending September 30, 2019, the Kings Plaza Property reported comparable sales for in-line tenants less than 10,000 square feet of approximately $753 per square foot, which is up approximately 2.6% from full year 2018 ($734 per square foot) and 9.9% from full year 2017 ($685 per square foot)(see “Historical Sales” table below).

According to the appraisal, the Kings Plaza Property is the largest enclosed shopping center in Brooklyn. The Kings Plaza Property is anchored by Primark, Best Buy, Lowe’s Home Centers, Burlington, JCPenney and Macy’s (Macy’s is not part of the collateral) with additional major tenants including H&M, Old Navy, Zara, ULTA Beauty and Victoria’s Secret. According to the appraisal, the Kings Plaza Macy’s store was selected as one of Macy’s “Growth 100” locations for 2020 where Macy’s is experimenting with new concepts and improving store fixtures and facilities. Forever 21 currently occupies a 22,828 square foot space at the Kings Plaza Property but was underwritten as vacant due to a September 2019 Chapter 11 bankruptcy filing. Forever 21 has been in occupancy at the Kings Plaza Property since 2010, is currently open for business and has a lease expiration date of January 31, 2020.

Since acquiring the property in 2012, the sponsor has invested approximately $290.3 million in capital improvements including renovations of the mall and parking garage, leasing capital and power plant upgrades. In mid-2016, the borrower sponsor recaptured the former Sears box and completed an approximately $144.7 million redevelopment with a four-story glass atrium, new façade, exterior improvements and new entry with connections to all four levels. The redeveloped space re-opened in summer 2018 and comprises retailers including Primark (the first location in Brooklyn), Zara, Burlington and JCPenney. In 2014-2015, the Kings Plaza Property underwent approximately $22.0 million in interior renovations, including LED lighting, new flooring, improved ambient lighting, new signage, updated seating areas and security upgrades.

The Kings Plaza Property includes a stand-alone power plant located on the roof, which provides all electricity to the shopping center. Tenants at the Kings Plaza Property purchase their utilities directly from the power plant at prevailing Consolidated Edison (ConEd) rates and due to operating cost efficiencies, expenses are kept below the billed rates. In 2019, the borrower sponsor completed a two-year project totaling approximately $17.5 million, which allowed the power plant to interconnect with the local ConEd grid. This interconnection allows the Kings Plaza Property to export its surplus electric capacity during peak load demands. This system went

A-3-72

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

live in July 2019 and generates participation revenue as well as operating cost savings through reduced man-hours and engine operation.

The following table presents certain information relating to the tenancy at the Kings Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Non-Collateral Anchor Tenant
Macy’s	BBB/Baa3/BBB-	339,000		ANCHOR-OWNED – NOT PART OF THE COLLATERAL
Anchor Tenants – Collateral
Primark	NR/NR/NR	102,805	12.7%	$35.17	$3,615,390	9.2%	7/31/2038	3, 5-year	Y(3)
Best Buy	NR/Baa1/BBB	53,371	6.6%	$52.80	$2,817,989	7.2%	1/31/2032	None	N
Lowe’s Home Centers	NR/Baa1/BBB+	114,000	14.0%	$19.30	$2,200,000	5.6%	5/31/2028	(4)	N
Burlington	BB+/NR/BB+	55,078	6.8%	$22.25	$1,225,485	3.1%	7/31/2028	3, 5-year	N
JCPenney(5)	CCC+/Caa3/CCC	94,895	11.7%	$7.57(5)	$718,054(5)	1.8%	7/31/2038	4, 5-year	N
Total Anchor Tenants		420,149	51.8%	$25.17	$10,576,918	27.0%

Major Tenants
H&M	NR/NR/NR	25,151	3.1%	$88.44	$2,224,409	5.7%	1/31/2024	1, 5-year	N
Old Navy	NR/Baa2/BB	18,256	2.2%	$68.94	$1,258,638	3.2%	1/31/2025	None	N
Zara	NR/NR/NR	33,771	4.2%	$34.22	$1,155,688	2.9%	7/31/2028	1, 5-year	N
ULTA Beauty	NR/NR/NR	10,924	1.3%	$82.50	$901,230	2.3%	10/31/2027	1, 5-year	N
Victoria’s Secret	NR/Ba2/BB-	12,034	1.5%	$69.60	$837,566	2.1%	1/31/2023	None	N
Total Major Tenants		100,136	12.3%	$63.69	$6,377,530	16.3%

Non-Major Tenants(6)		264,831	32.6%	$83.98	$22,239,665	56.7%

Occupied Collateral Total		785,116	96.7%	$49.92	39,194,113	100.0%

Vacant Space(7)		26,681	3.3%

Collateral Total		811,797	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent shown include (i) contractual rent bumps through February 2021 totaling $1,139,421 and (ii) percent-in-lieu totaling $1,189,076 (for three tenants including JCPenney, Charlotte Russe and Parfois). The lender’s underwriting gave separate credit totaling $735,253 for straight-line rent averaging for investment grade tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale (see “Operating History and Underwritten Net Cash Flow” section below).
(3)	Primark has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i) the Primark tenant is not in default and (ii) there is not another Primark store within a defined market area set forth in the lease.
(4)	Lowe’s Home Centers has 5, 5-year renewal options and one 47-month renewal option.
(5)	Per JCPenney’s lease, the tenant’s base rent is equal to 5.0% of the tenant’s net retail sales. JCPenney’s underwritten base rent is on 5.0% of the tenant’s sales for the 12-month period ending September 30, 2019. JCPenney’s lease commenced in July 2018.
(6)	Includes All Seasons Marine Corp. which is a ground lease tenant and has no underwritten base rent.
(7)	Forever 21 currently occupies a 22,828 square foot space at the Kings Plaza Property but was underwritten as vacant. Forever 21 has been in occupancy at the Kings Plaza Property since 2010, is currently open for business and has a lease expiring in January 2020. The retailer filed for Chapter 11 bankruptcy in September 2019.

A-3-73

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

The following table presents certain information relating to the historical sales at the Kings Plaza Property:

Historical Sales(1)

	2015 (PSF)	2016 (PSF)	2017 (PSF)	2018 (PSF)	TTM September 2019 Sales (Gross)	TTM September 2019 Sales (PSF)	Occupancy Cost(2)
Lowe’s Home Center	$406	$398	$396	$390	$44,601,794	$391	6.3%
H&M	$587	$601	$544	$459	$11,101,789	$441	19.2%
Victoria’s Secret	$839	$771	$677	$704	$8,479,695	$705	20.5%
Old Navy	$454	$435	$445	$412	$7,352,403	$403	19.6%
JCPenney(3)	NAP	NAP	NAP	NAP	$14,361,075	$159	9.8%
ULTA Beauty(4)	NAP	NAP	NAP	$593	$6,960,000	$637	19.3%
Zara(5)	NAP	NAP	NAP	NAP	$17,275,825	$512	7.3%

Comparable In-Line Sales (<10,000 SF)	$695	$718	$685	$734	$137,113,597	$753	19.0%

(1)	Information obtained from the borrower and underwritten rent roll.
(2)	Occupancy costs shown are based on each tenant’s actual base rent and reimbursements for the trailing 12-month period ending September 30, 2019.

(3)	JCPenney’s lease commenced in July 2018.

(4)	ULTA Beauty’s lease commenced in October 2017.

(5)	Zara’s lease commenced in September 2018.

The following table presents certain information relating to the lease rollover schedule at the Kings Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)(4)
MTM	1	1,260	0.2%	1,260	0.2%	$0	0.0%	$0.00
2020(5)	40	50,406	6.2%	51,666	6.4%	$3,051,598	7.8%	$60.54
2021	13	21,346	2.6%	73,012	9.0%	$1,511,585	3.9%	$70.81
2022	19	26,624	3.3%	99,636	12.3%	$2,485,936	6.3%	$93.37
2023	13	24,161	3.0%	123,797	15.2%	$2,299,178	5.9%	$95.16
2024	11	43,309	5.3%	167,106	20.6%	$3,868,632	9.9%	$89.33
2025	9	40,150	4.9%	207,256	25.5%	$3,153,268	8.0%	$78.54
2026	13	41,603	5.1%	248,859	30.7%	$3,894,646	9.9%	$93.61
2027	8	29,981	3.7%	278,840	34.3%	$2,567,137	6.5%	$85.63
2028	10	219,491	27.0%	498,331	61.4%	$6,129,071	15.6%	$27.92
2029	13	35,714	4.4%	534,045	65.8%	$3,081,629	7.9%	$86.29
2030	0	0	0.0%	534,045	65.8%	$0	0.0%	$0.00
Thereafter	3	251,071	30.9%	785,116	96.7%	$7,151,433	18.2%	$28.48
Vacant(6)	0	26,681	3.3%	811,797	100.0%	$0	0.0%	NAP
Total/Weighted Average	153	811,797	100.0%			$39,194,113	100.0%	$49.92

(1)	Information obtained from the underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)

Annual U/W Base Rent PSF and Annual U/W Base Rent shown include (i) contractual rent bumps through February 2021 totaling $1,139,421 and (ii) percent-in-lieu totaling $1,189,076 (for three tenants including JCPenney, Charlotte Russe and Parfois).

(4)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.
(5)	Includes All Seasons Marine Corp, which is a ground lease tenant at the Kings Plaza Property and has no underwritten base rent.
(6)

Forever 21 currently occupies a 22,828 square foot space at the Kings Plaza Property but was underwritten as vacant. Forever 21 has been in occupancy at the Kings Plaza Property since 2010, is currently open for business and has a lease expiring in January 2020. The retailer filed for Chapter 11 bankruptcy in September 2019.

A-3-74

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

The following table presents historical occupancy percentages at the Kings Plaza Property:

Historical Occupancy(1)

12/31/2015(2)	12/31/2016(2)	12/31/2017(2)	12/31/2018(2)	10/31/2019(3)
92.3%	95.2%	96.6%	97.9%	96.7%

(1)	Occupancy includes all signed leases and specialty leasing greater than 6 months.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll. Current occupancy includes temporary tenants which account for 9,065 square feet at the Kings Plaza Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating statements and underwritten net cash flow at the Kings Plaza Property:

Cash Flow Analysis

	2016	2017	2018	TTM 9/30/2019(1)	U/W(1)	%(2)	U/W $ per SF
Base Rent	$32,606,560	$28,991,086	$33,095,904	$36,690,592	$38,005,038	46.9%	$46.82
Straight-Line Rent(3)	0	0	0	0	735,253	0.9	0.91
Grossed Up Vacant Space	0	0	0	0	2,227,628	2.7	2.74
Gross Potential Rent	32,606,560	28,991,086	$33,095,904	36,690,592	$40,967,919	50.5%	$50.47
Other Reimbursements	29,793,723	28,145,401	28,424,111	30,047,457	30,961,099	38.2	38.14
% in Lieu/Percentage Rent(4)	293,672	201,320	735,279	1,476,667	2,195,355	2.7	2.70
Gross Potential Income	$62,693,955	$57,337,807	$62,255,294	$68,214,717	$74,124,373	91.5%	$91.31
Bad Debt	(265,786)	(597,346)	(612,614)	(338,749)	0	0.0	0.00
Vacancy & Credit Loss	0	0	0	0	(3,678,863)(5)	(5.0)	(4.53)
Temporary Specialty Leasing	3,312,047	2,761,118	2,254,340	2,411,429	2,411,429	3.0	2.97
Power Plant Income	0	0	0	960,000	1,804,680(6)	2.2	2.22
Other Income(7)	6,019,024	5,421,663	5,787,129	5,068,245	6,383,568	7.9	7.86
Effective Gross Income	$71,759,240	$64,923,243	$69,684,148	$76,315,642	$81,045,187	100.0%	$99.83

Real Estate Taxes	$13,832,938	$10,772,620	$12,489,143	$14,498,321	$15,242,004	18.8%	18.78
Insurance	329,601	266,664	243,524	273,222	320,964	0.4	0.40
Other Operating Expenses	14,997,990	14,447,211	14,863,294	14,086,756	13,441,294(8)	16.6	16.56
Total Operating Expenses	$29,160,529	$25,486,495	$27,595,961	$28,858,298	$29,004,262	35.8%	$35.73

Net Operating Income	$42,598,711	$39,436,748	$42,088,187	$47,457,344	$52,040,925	64.2%	$64.11
Replacement Reserves	0	0	0	0	139,559	0.2	0.17
TI/LC	0	0	0	0	995,395	1.2	1.23
Net Cash Flow	$42,598,711	$39,436,748	$42,088,187	$47,457,344	$50,905,970	62.8%	$62.71

NOI DSCR(9)	2.56x	2.37x	2.53x	2.85x	3.13x
NCF DSCR(9)	2.56x	2.37x	2.53x	2.85x	3.06x
NOI Debt Yield(9)	8.7%	8.1%	8.6%	9.7%	10.7%
NCF Debt Yield(9)	8.7%	8.1%	8.6%	9.7%	10.5%

(1)	Net Operating Income increased from 2018 to TTM 9/30/2019 and from TTM 9/30/2019 to U/W partially due to (i) leasing activity in 2018 representing 314,661 square feet of rentable area and approximately $9.2 million of base rent (including tenants related to the redevelopment of the former Sears space), (ii) leasing activity in 2019 representing 39,044 square feet of rentable area and approximately $2.5 million of base rent, (iii) Power Plant Income related to the power plant operated at the Kings Plaza Property that went live in July 2019, (iv) utility cost savings related to the power plant operated at the Kings Plaza Property (see “The Property” section above), (v) underwritten straight-line rent averaging for investment grade tenants ($735,253) and (vi) underwritten contractual rent bumps through February 2021 totaling $1,139,421.
(2)	Represents (i) percent of Gross Potential Income for Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields.
(3)	Represents straight-line rent averaging credit through the lesser of the loan term and remaining lease term for investment grade rated tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale.
(4)	Includes percent-in-lieu totaling $1,189,076 for JCPenney, Charlotte Russe and Parfois per the tenants’ leases as well as overage percentage rent totaling $1,006,279 related to 11 tenants.
(5)	The underwritten economic vacancy is 5.0%. The Kings Plaza Property was 96.7% physically occupied as of October 31, 2019.
(6)	Power Plant Income is underwritten to the borrower sponsor’s 2020 projection. The power plant system went live in July 2019 (see “The Property” section above).
(7)	Other Income includes business development, storage income, ground rent income, parking income and other miscellaneous income.
(8)	U/W Other Operating Expenses are lower than TTM 9/30/2019 partially due to underwritten cost savings related to the power plant operated at the Kings Plaza Property, which went live in July 2019 (see “The Property” section above).

(9)	Metrics shown are based on the Kings Plaza Whole Loan.

A-3-75

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

(9)	Metrics shown are based on the Kings Plaza Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value of $900,000,000 as of October 17, 2019.

Environmental Matters. Based on a Phase I environmental report dated November 22, 2019, the environmental consultant did not identify any recognized environmental conditions at the Kings Plaza Property.  The Phase I ESA consultant identified an open spill case affecting the mortgaged property, and provided an opinion of probable cost for related remedial activity with an upper range cost estimate of $500,000. The borrower has submitted a groundwater remediation plan to the New York State Department of Environmental Conservation that is currently under review. Pursuant to the terms of the loan documents, the sponsor is required to continue to perform all remediation work required to obtain final, non-appealable regulatory closure.

Market Overview and Competition. The Kings Plaza Property is situated at the intersection of Flatbush Avenue and Avenue U in Brooklyn, New York. Primary access to the Kings Plaza Property is provided via the Belt Parkway, the region’s primary north-south route, approximately 3.9 miles northeast of the Kings Plaza Property. The Kings Plaza Property is located approximately 1.4 miles southeast of Kings Highway and 10.6 miles southwest of the John F. Kennedy International Airport. Per the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Kings Plaza Property was 51,596, 601,221 and 1,737,025, respectively; and the average household income within the same radii was approximately $117,474, $89,529, and $78,194, respectively.

The Kings Plaza Property is located in the South Brooklyn submarket of the New York retail market. According to a third party market research report, as of the fourth quarter of 2019, the New York retail market had an inventory of approximately 593.4 million square feet with a 4.0% vacancy rate and average asking rents of $42.34 per square foot. As of August 2019, the South Brooklyn submarket had an inventory of approximately 42.9 million square foot with a 3.1% vacancy rate and average asking rents of approximately $42.31 per square foot.

The following table presents certain information relating to the primary competition for the Kings Plaza Property:

Competitive Set(1)
	Distance to Subject (mi.)	Property Type	Year Built/ Renovated	Total GLA	Total Occupancy	Sales per square foot	Anchors
Kings Plaza	--	Super Regional Mall	1969/2018	811,797	96.7%(2)	$753(3)	Macy’s (non-collateral), Lowe’s Home Centers, Primark, JC Penney, Burlington, Best Buy, Forever 21, H&M, Zara
Primary Competition
Gateway Center I & II	6.4	Power Center	2001/NAP	1,200,000	97.0%	$450	BJ’s Wholesale Club, Burlington, Home Depot, JC Penney, Shoprite, Target
Queens Center	16.4	Super Regional Mall	1973/2004	1,172,180	99.0%	$1,430	JC Penney, Macy’s
Green Acres Mall	14.3	Super Regional Mall	1956/2016	2,075,000	96.0%	$615	JC Penney, Macy’s, Sears, Kohl’s (Vacant)
Secondary Competition
Staten Island Mall	19.0	Super Regional Mall	1972/2018	1,700,000	92.0%	NAV	JC Penney, Macy’s, Primark, Sears (Vacant)
Roosevelt Field	28.7	Super Regional Mall	1956/2014	2,330,000	97.0%	$1,200	Bloomingdales, Dick’s Sporting Goods, JC Penney, Macy’s, Neiman Marcus, Nordstrom

(1)	Information obtained from the appraisal.

(2)	Occupancy as of October 31, 2019.

(3)	Represents comparable in-line sales for stores less than 10,000 square feet for the trailing 12-month period ending September 30, 2019.

Escrows.

Real Estate Taxes – The Kings Plaza Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months upon (i) the occurrence and continuance of a Cash Trap Event Period (see “Lockbox and Cash Management” section below) and (ii) the Kings Plaza Borrower failing to deliver evidence reasonably satisfactory to the lender that all taxes have been paid in a timely manner.

Insurance – The Kings Plaza Whole Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next 12 months upon (i) the occurrence and continuance of a Cash Trap Event Period and (ii) the Kings Plaza Borrower failing to deliver evidence reasonably satisfactory to the lender that all insurance premiums have been paid in a timely manner.

A-3-76

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the Kings Plaza Whole Loan documents require ongoing monthly replacement reserve deposits equal to the gross leasable area of the Kings Plaza Property (excluding the portion that is occupied by Lowe’s Home Centers and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises) multiplied by $0.25 and divided by 12 (subject to a cap of 24 months’ collection).

TI/LC Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the Kings Plaza Whole Loan documents require ongoing monthly TI/LC reserve deposits equal to the gross leasable area of the Kings Plaza Property multiplied by $1.50 and divided by 12 (subject to a cap of 24 months’ collection).

Ground Rent Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the Kings Plaza Whole Loan documents require ongoing monthly deposits equal to one-twelfth of the annual amounts due by the King Plaza Borrower, as applicable, under the ground leases (see “Ground Lease” section below).

Lockbox and Cash Management. The Kings Plaza Whole Loan is structured with a hard lockbox and springing cash management. The Kings Plaza Borrower was required at loan origination to deliver tenant direction letters to the tenants at the Kings Plaza Property to deposit all rents and payments directly into a lender-controlled lockbox account. In addition, Kings Plaza Energy LLC (“KPE”) is required to deposit amounts received by KPE directly into a lockbox account established and maintained by KPE. The Kings Plaza Borrower, the related managers, and KPE are required to deposit any additional funds received into the applicable lockbox account within three business days of receipt. As long as no Cash Trap Event Period (as defined below) is continuing, all funds deposited into each lockbox account are required to be transferred to or at the direction of the Kings Plaza Borrower. Upon the commencement of a Cash Trap Event Period, all funds on deposit in the lockbox accounts are required to be swept on a weekly basis and on the second business day preceding each payment date into a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default under the Kings Plaza Whole Loan;

(ii)	the commencement of a Low Debt Service Period (as defined below); or

(iii)	the occurrence of an event of default under the Kings Plaza Mezzanine Loan (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

with regard to clause (i) above, the cure of such event of default;

with regard to clause (ii) above, a Low Debt Service Period Cure Event (as defined below); or

with regard to clause (iii) above, the lender has received notice from the applicable mezzanine lender that no event of default under the Kings Plaza Mezzanine Loan is continuing.

A “Low Debt Service Period” will commence upon the earlier of the following:

(i)	the net cash flow DSCR (based on a hypothetical 30-year amortization term) under the Kings Plaza Whole Loan being less than 1.43x, or
(ii)	the combined DSCR (based on a hypothetical 30-year amortization term) under the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan being less than 1.25x.

A “Low Debt Service Period Cure Event” will occur upon the occurrence of the following:

with regard to clause (i) above, the amortizing DSCR under the Kings Plaza Whole Loan being equal to or greater than 1.48x for two consecutive calendar quarters, or with regard to clause (ii) above, the combined amortizing DSCR under the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan being equal to or greater than 1.30x for two consecutive calendar quarters.

Property Management. The Kings Plaza Property is managed by Macerich Property Management Company, LLC, a Delaware limited liability company and an affiliate of the Kings Plaza Borrower.

Partial Release. Provided no event of default is ongoing, the Kings Plaza Borrower has the right to transfer and obtain a release of all or a portion of the parking garage structure, provided that, among other conditions outlined in the loan documents:

the release parcel is transferred to an affiliate of the Kings Plaza Borrower;
the Kings Plaza Borrower certifies to the lender that the release will not materially and adversely affect the use, value or revenue produced by the remaining improvements at the Kings Plaza Property;
the net revenue generated by parking operations at the Kings Plaza Property is not diminished by more than a de minimis amount (other than temporary loss of net revenue during any construction);
the remaining Kings Plaza Property constitutes a separate tax lot;
the number of parking spaces at the Kings Plaza Property is not reduced below the number of parking spaces required to satisfy zoning requirements;
the Kings Plaza Borrower certifies that the development of the release parcel will not materially impair the use of and/or the access to the garage by customers of the mall; and

A-3-77

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

the development of the release parcel is restricted to the development for a non-retail use, provided, however, that up to 10% of the gross leasable area of the completed development may be used for retail purposes, provided, further, that none of the Kings Plaza Borrower (nor any affiliate) or Kings Plaza Guarantor shall cause or solicit any existing retail tenant at the Kings Plaza Property to lease space at the release parcel.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the funding of the Kings Plaza Loan, JPMorgan, SocGen and WFB funded a mezzanine loan in the amount of $53,000,000 (the “Kings Plaza Mezzanine Loan”), which is held by Prima Capital Advisors LLC. The Kings Plaza Mezzanine Loan is secured by the pledge of the equity interest in the Kings Plaza Borrower and is coterminous with the Kings Plaza Whole Loan. The Kings Plaza Mezzanine Loan accrues interest at a rate of 6.00000% per annum and following a five-year interest only period, is fully amortized by the maturity date of January 1, 2030 pursuant to a fixed amortization schedule.

Mezzanine Debt Summary
	Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
Kings Plaza Mezzanine Loan	$53,000,000	6.00000%	120	(1)	60	1.73x	9.6%	60.0%

(1)	Following a five-year interest only period, the Kings Plaza Mezzanine Loan will fully amortize by the maturity date of January 1, 2030 pursuant to a fixed amortization schedule.

Ground Lease. A portion of the Kings Plaza Property, comprising the parking garage ingress/egress, the marina building (the “Marina Building”) and a portion of the ground under the parking garage covering a total of approximately 10,278 square feet, is subject to a ground lease with the City of New York. The original lease term expired on May 28, 2018 and the Kings Plaza Borrower exercised its 10-year extension option. Three 10-year, and one 9-year extension options remain with a fully-extended expiration date of May 28, 2067. The current annual ground rent payment is $122,957 through the payment date occurring in May 2028, at which point the ground rent will reset to $147,548 through the payment date in May 2038. All Seasons Marine Corp. (the “Ground Lease Subtenant”) currently subleases the Marina Building from the Kings Plaza Borrower. The initial ground sublease term expired in 2005, subsequent to which the Ground Lease Subtenant extended its sublease on a one- and two-year basis. A one-year extension through November 30, 2020 was recently executed by the Ground Lease Subtenant.

Terrorism Insurance. The Kings Plaza Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Kings Plaza Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Kings Plaza Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage).

A-3-78

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A-3-79

Office – CBD	Loan #7	Cut-off Date Balance:	$70,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

A-3-80

Office – CBD	Loan #7	Cut-off Date Balance:	$70,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

1412 Broadway

25
Elsie Rooftop 2,246 SF 6/2031
24
Parkwood Pictures Ent. 13,095 SF 1/2022
23
Quartet Financial 5,403 SF 3/2020
Quartet Financial 1,322 SF 3/2020
Oberon Management 5,457 SF 4/2022
FDI Logbox 1,974 SF 3/2022
22
Workville 14,374 SF 4/2023
21
Workville 14,000 SF 1/2026
20
Outerstuff Ltd. 16,809 SF 4/2022
19
Outerstuff Ltd. 16,150 SF 4/2022
18
Outerstuff Ltd. 17,500 SF 4/2022
17
Securitas 17,500 SF 3/2021
16
Jack Rogers 7,770 SF 4/2020
Jade Apparel 2,350 SF 6/2021
Seneca Construction 3,829 SF 12/2022
Mon Cheri Baby 1,066 SF 3/2020
Vacant 1,856 SF
15
JEM Accessories 1,455 SF 1/2021
C&B Fashion 1,665 SF 8/2020
Centana 2,311 SF 11/2020
Vertical Design 5,270 SF 2/2022
Titan Consulting Group 2,396 SF 12/2022
JS 1412 Corp 1,241 SF 7/2022
Seven Islands 1,049 SF MTM
Vacant 1,134 SF
14
B Tween LLC 5,577 SF 2/2028
AKI Technologies 6,100 SF 11/2022
Aquarius Showroom 3,516 SF 3/2020
Mark Edwards 2,782 SF 4/2022
12
Group JS International 9,376 SF 7/2020
Page Brook 3 1,875 SF MTM
Group JS International 4,000 SF 7/2020
11
N.I. Teijin Shoji USA 12,422 SF 5/2022
Raymond Schwartzberg 2,845 SF 1/2020
Corber Textile Group 1,159 SF 4/2020
Premium Lounge USA 1,432 SF MTM
New York Popular 1,342 SF 11/2020
Vacant 1,150 SF
10
Escada (Sublease to Kahn Lucas Lancaster) 17,665 SF 9/2020
9
Escada (Sublease to Kasper Group) 17,665 SF 9/2020
8
Kasper Group 17,748 SF 8/2025
7
Sterling National Bank 8,872 SF 4/2025
One Step Up 12,126 SF 12/2024
6
Kasper Group 21,000 SF 8/2025
5
Kasper Group 21,000 SF 8/2025
4
Management Office 7,385 SF
Sport Eile 6,114 SF 12/2021
HSL Architects 594 SF 5/2020
GEO Norway 1,657 SF 2/2022
DEOW 500 SF 11/2022
Ile Clothing 2,169 SF 10/2023
XPC 2,050 SF 8/2020
Cornerstone Land Abstra 1,615 SF 11/2022
Fab Trends 6,454 SF 11/2022
3
One Step Up 20,339 SF 12/2024
2
One Step Up 20,340 SF 12/2024
1
Vacant 4,000 SF
StubHub 1,908 SF 12/2025
Apple Nail Salon 801 SF 2/2022
Roman Shoe Repair 304 SF 4/2021
Cook Eatery 2,910 SF 1/2032
Vacant 1,560 SF
123 West 37th Rest. Corr. 2,311 SF 5/2021
BA
123 West 39th 602 SF 5/2021
Apple Nail Salon 280 SF 2/2030
Building Storage 549 SF
Cook Eatery 1,845 SF 2/2030
Outerstuff Ltd. 542 SF 2/2030
Roman Shoe Repair 106 SF 2/2030
StubHub 5,587 SF 2/2030
Vacant
Building
MTM
2020 – 2021
2022 – 2023
2024 – 2025
2026+

A-3-81

Office – CBD	Loan #7	Cut-off Date Balance:	$70,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

1412 Broadway
1412 Broadway
New York, NY 10018
Midtown
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A-3-82

No. 7 – 1412 Broadway

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$70,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$70,000,000		Size:	421,396 SF
	% of Initial Pool Balance:	4.3%		Cut-off Date Balance Per SF(1):	$498.34
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$498.34
	Borrower Sponsors:	Isaac Chetrit; Eli Chetrit; Raizada Vaid; Jacob Aini		Year Built/Renovated:	1926/2012
	Guarantors:	Isaac Chetrit; Eli Chetrit; Raizada Vaid; Jacob Aini		Title Vesting:	Fee
	Mortgage Rate:	3.6100%		Property Manager:	1412 Management LLC (borrower-related)
	Note Date:	November 25, 2019		Current Occupancy (As of):	95.2% (11/1/2019)
	Seasoning:	2 months		YE 2018 Occupancy:	97.6%
	Maturity Date:	December 1, 2029		YE 2017 Occupancy:	95.0%
	IO Period:	120 months		YE 2016 Occupancy:	NAP
	Loan Term (Original):	120 months		YE 2015 Occupancy:	NAP
	Amortization Term (Original):	NAP		Appraised Value:	$360,000,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$854.30
	Call Protection(2):	L(26),D(89),O(5)		Appraisal Valuation Date:	October 1, 2019
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (9/30/2019):	$16,486,637
	Additional Debt Type (Balance)(1):	Pari Passu ($140,000,000)		YE 2018 NOI:	$16,643,199
				YE 2017 NOI:	$14,043,950
				YE 2016 NOI:	$13,636,613
				U/W Revenues:	$24,681,662
				U/W Expenses:	$8,886,630
Escrows and Reserves(3)				U/W NOI:	$15,795,032
	Initial	Monthly	Cap	U/W NCF:	$14,764,726
Taxes	$395,861	$395,861	NAP	U/W DSCR based on NOI/NCF(1):	2.05x / 1.92x
Insurance	$28,560	$28,560	NAP	U/W Debt Yield based on NOI/NCF(1):	7.5% / 7.0%
Recurring Replacements	$0	$6,991	$251,670	U/W Debt Yield at Maturity based on NOI/NCF(1):	7.5% / 7.0%
TI/LC	$2,000,000	Springing	$2,000,000	Cut-off Date LTV Ratio(1):	58.3%
Free Rent	$1,743,133	$0	NAP	LTV Ratio at Maturity(1):	58.3%

Sources and Uses
Sources			Uses
Original Whole Loan Amount(1)	$210,000,000	100.0%	Loan Payoff	$145,311,576	69.2%
			Return of Equity	53,746,155	25.6
			Closing Costs	6,774,716	3.2
			Reserves	4,167,553	2.0
Total Sources	$210,000,000	100.0%	Total Uses	$210,000,000	100.0%

(1)

The 1412 Broadway Mortgage Loan (as defined below) is a part of the 1412 Broadway Whole Loan (as defined below) with an original aggregate principal balance of $210,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 1412 Broadway Whole Loan.

(2)

Defeasance of the 1412 Broadway Whole Loan is permitted at any time after the earlier of (i) June 1, 2023, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the 1412 Broadway Whole Loan to be securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in February 2020.

(3)	See “Escrows” below for further discussion of reserve requirements.

The Mortgage Loan.  The mortgage loan (the “1412 Broadway Mortgage Loan”) is part of a whole loan (the “1412 Broadway Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $210,000,000. The 1412 Broadway Whole Loan is secured by a first priority fee mortgage on a 421,396 square foot office property located in New York, New York (the “1412 Broadway Property”).

The 1412 Broadway Mortgage Loan is evidenced by the non-controlling promissory Note A-2 in the original principal amount of $70,000,000. The controlling promissory Note A-1 and the non-controlling promissory Note A-3 (collectively, the “1412 Broadway Non-Serviced Pari Passu Companion Loans”) are in the aggregate original principal amount of $140,000,000. Note A-1 has been contributed to the BANK 2019-BNK24 securitization trust. Note A-3 is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to future securitization trusts or may be otherwise transferred at any time. The 1412 Broadway Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK24 securitization trust. See “Description of the Mortgage Pool—The

A-3-83

Office – CBD	Loan #7	Cut-off Date Balance:	$70,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$100,000,000	$100,000,000	BANK 2019-BNK24	Yes
A-2	$70,000,000	$70,000,000	BANK 2020-BNK25	No
A-3	$40,000,000	$40,000,000	MSBNA	No
Total	$210,000,000	$210,000,000

The Borrowers and the Borrower Sponsors. The borrowers are Chetrit 1412 LLC (50%), 1412-1416 RSVP DE LLC (25%) and 1412 BH DE LLC (25%), as tenants-in-common (collectively, the “1412 Broadway Borrower”), each a single purpose Delaware limited liability company with one independent director. Isaac Chetrit, Eli Chetrit, Raizada Vaid and Jacob Aini are the borrower sponsors and the non-recourse carveout guarantors. Legal counsel to the 1412 Broadway Borrower delivered a non-consolidation opinion in connection with the origination of the 1412 Broadway Whole Loan. The entities comprising the 1412 Broadway Borrower are owned by various members of the Chetrit, Aini and Vaid families. Jacob Aini has been in the real estate business for over 25 years. He has owned seven retail locations in New York and owns over 40 real estate assets comprised of partnerships and sole proprietorships. Isaac Chetrit and Eli Chetrit have acquired and currently manage a portfolio consisting of approximately one million SF of office space in Manhattan and 300,000 SF of retail and commercial space located in Brooklyn and Queens. Raizada Vaid is a businessman with numerous holdings and franchises and is the Chief Executive Officer of Fantasia World Inc., a costume jewelry company. In 2004, Mr. Vaid expanded his wholesale jewelry business to include retail stores.

The Property.  The 1412 Broadway Property is a Class B, 24-story office property totaling 421,396 square feet including ground floor and roof retail space, on an approximately 0.41-acre site located in the garment district of Manhattan in New York City. The 1412 Broadway Property was built in 1926 and renovated from 2007-2012. The capital expenditure totaled approximately $14 million and included selective replacement of windows on the upper floors, installation of a new curtain wall and cooling tower, elevator modernization, and lobby, common corridor and Cycle 7 façade upgrades. Floor plans above the second floor are nearly identical and the majority of the spaces are multi-tenanted. The lobby of the 1412 Broadway Property is accessible via Broadway and a freight entrance is located on 39th Street. The grade level retail spaces have frontage along both Broadway and West 39th Street. The 1412 Broadway Property was 95.2% leased as of November 1, 2019 to 53 tenants. Other than the three largest tenants, no tenant accounts for more than 8.1% of the underwritten base rent. Three tenants, Workville, Elsie Rooftop and ILE Clothing, comprising 7.8% of net rentable area and 9.8% of underwritten rent, are affiliates of the 1412 Broadway Borrower.

Major Tenants.

Kasper Group (77,413 square feet, 18.4% of net rentable area, 19.5% of underwritten rent).  Kasper Group is an apparel company offering work attire and special occasion attire for women. 59,748 square feet are leased under a direct lease with a rental rate of $56.65 PSF and an expiration date of August 1, 2025, with no renewal options remaining. Kasper Group is currently subleasing the remaining 17,665 square feet (4.2% of net rentable area and 3.4% of underwritten rent) of the 77,413 square feet from Escada at $41.68 PSF, which sublease has a lease expiration of September 1, 2020. The subleased space was underwritten to the sublease rent at $41.68 PSF (which is less than the prime lease rent for such space). The Kasper Group lease provides for free rent in July and August of each year of the lease term, which has been reserved for.

One Step Up (52,805 square feet, 12.5% of net rentable area, 10.4% of underwritten rent).  One Step Up is a wholesale apparel company that designs, manufactures and distributes outerwear for women and children. The company supplies to retail stores in the United States, and also distributes globally to Canada, Mexico, Brazil, Europe, Asia and Australia. One Step Up has a lease expiration date of December 1, 2024 and has no renewal options remaining.

Outerstuff Ltd. (51,001 square feet, 12.1% of net rentable area, 11.5% of underwritten rent).  Outerstuff Ltd. is a manufacturer and provider of licensed youth sports apparel for brands such as the NFL, MLB, NBA, NHL, MLS, US Olympic Committee, and more than 200 colleges and universities. Outerstuff Ltd. leases 50,459 square feet of office space and 542 square feet of basement space. Outerstuff Ltd. has a lease expiration date of April 1, 2022 for the office space and February 1, 2030 for the basement space, and has one, five-year renewal option remaining. Outerstuff Ltd. has the one-time option to terminate its lease with respect to all or any portion of the 19th floor space (16,150 square feet), provided that no event of default has occurred and is continuing under its lease, it provides notice not less than 12 months prior to termination and it pays a termination fee.

Workville (28,374 square feet, 6.7% of net rentable area, 8.1% of underwritten rent).  Workville is a co-working space, offering private offices and open workspaces at the 1412 Broadway Property. Workville leases 14,000 square feet on the 21st floor and 14,374 square feet on the 22nd floor. Workville has a lease expiration date of January 1, 2026 and April 1, 2023 for the 21st floor space and 22nd floor space, respectively, and has no renewal options remaining. Workville is an affiliate of the 1412 Broadway Borrower.

Kahn Lucas Lancaster (17,665 square feet, 4.2% of net rentable area, 3.3% of underwritten rent).  Kahn Lucas Lancaster is an apparel company with headquarters in New York, New York. Kahn Lucas Lancaster was established in 1889 and founded girls fashion lines Emily West, Youngland, Bloome and Sweet Heart Rose. Kahn Lucas Lancaster is subleasing all of its space from Escada at $39.98 PSF, with a sublease expiration date of September 1, 2020. The subleased space was underwritten to the sublease rent at $39.98 PSF (which is less than the prime lease rent for such space).

A-3-84

Office – CBD	Loan #7	Cut-off Date Balance:	$70,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

The following table presents certain information relating to the major tenants at the 1412 Broadway Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Kasper Group(2)	NR/NR/NR	77,413	18.4%	$53.23	$4,120,949	19.5%	Various	N	N
One Step Up	NR/NR/NR	52,805	12.5%	$41.78	$2,205,991	10.4%	12/1/2024	N	N
Outerstuff Ltd.(3)	NR/NR/NR	51,001	12.1%	$47.58	$2,426,574	11.5%	Various	1, 5-year	Y
Workville(4)	NR/NR/NR	28,374	6.7%	$60.56	$1,718,353	8.1%	Various	N	N
Kahn Lucas Lancaster(5)	NR/NR/NR	17,665	4.2%	$39.98	$706,200	3.3%	9/1/2020	N	N
Total Major Tenants		227,258	53.9%	$49.19	$11,178,067	52.8%

Non-Major Tenants		173,802	41.2%	$57.55	$10,001,925	47.2%

Occupied Collateral Total		401,060	95.2%	$52.81	$21,179,992	100.0%

Vacant Space		20,336	4.8%

Collateral Total		421,396	100.0%

(1)	Information is based on the underwritten rent roll as of November 1, 2019.
(2)	Kasper Group leases 59,748 square feet under a direct lease with a rental rate of $56.65 PSF and an expiration date of August 1, 2025. Kasper Group is currently subleasing the remaining 17,665 square feet (4.2% of net rentable area and 3.5% of underwritten rent) of the 77,413 square feet from Escada at a rental rate of $41.68 PSF, with a sublease expiration of September 1, 2020. The $53.23 Annual UW Rent PSF is the blended rate (i.e. it reflects the direct lease rate of $56.65 PSF for the direct leased space and the sublease rate of $41.68 PSF for the subleased space). The subleased space was underwritten to the sublease rent at $41.68 PSF (which is less than the prime lease rent for such space). The Kasper Group lease provides for free rent in July and August of each year of the lease term, which has been reserved for.
(3)	Outerstuff, Ltd. leases 50,459 square feet of office space, which has a lease expiration date of April 1, 2022 and 542 square feet of basement space, which has a lease expiration of February 1, 2030. Outerstuff, Ltd. has the one-time option to terminate its lease with respect to all or any portion of the 19th floor space (16,150 SF), provided that no event of default has occurred and is continuing under its lease, it provides notice not less than 12 months prior to termination and it pays a termination fee.
(4)	Workville leases 14,000 square feet on the 21st floor and 14,374 square feet on the 22nd floor. Workville has a lease expiration date of January 1, 2026 and April 1, 2023 for the 21st floor space and 22nd floor space, respectively. Workville is an affiliate of the 1412 Broadway Borrower.
(5)	Kahn Lucas Lancaster is subleasing all of its space from Escada at $39.98 PSF. The subleased space was underwritten to the sublease rent at $39.98 PSF (which is less than the prime lease rent for such space).

The following table presents certain information relating to the lease rollover schedule at the 1412 Broadway Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	3	4,356	1.0%	4,356	1.0%	$199,107	0.9%	$45.71
2020	11	69,113	16.4%	73,469	17.4%	$3,390,206	16.0%	$49.05
2021	6	30,636	7.3%	104,105	24.7%	$1,768,401	8.3%	$57.72
2022	16	116,052	27.5%	220,157	52.2%	$5,761,295	27.2%	$49.64
2023	2	16,543	3.9%	236,700	56.2%	$908,945	4.3%	$54.94
2024	1	52,805	12.5%	289,505	68.7%	$2,205,991	10.4%	$41.78
2025	3	70,528	16.7%	360,033	85.4%	$4,720,926	22.3%	$66.94
2026	1	14,000	3.3%	374,033	88.8%	$901,460	4.3%	$64.39
2027	0	0	0.0%	374,033	88.8%	$0	0.0%	$0.00
2028	1	5,577	1.3%	379,610	90.1%	$315,937	1.5%	$56.65
2029	0	0	0.0%	379,610	90.1%	$0	0.0%	$0.00
2030	6	8,909	2.1%	388,519	92.2%	$0	0.0%	$0.00
Thereafter	3	12,541	3.0%	401,060	95.2%	$1,007,724	4.8%	$80.35
Vacant	0	20,336	4.8%	421,396	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	53	421,396	100.0%			$21,179,992	100.0%	$52.81

(1)	Information is based on the underwritten rent roll as of November 1, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. U/W Base Rent PSF excludes vacant space.

A-3-85

Office – CBD	Loan #7	Cut-off Date Balance:	$70,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

The following table presents historical occupancy percentages at the 1412 Broadway Property:

Historical Occupancy

2017(1)	2018(1)	11/1/2019(2)
95.0%	97.6%	97.7%

(1)	Information obtained from the Borrower.

(2)	Information based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1412 Broadway Property:

Cash Flow Analysis

	2016	2017	2018	TTM 9/30/2019	U/W	%(1)	U/W $ per SF
Base Rent	$19,153,488	$20,076,624	$22,093,323	$21,904,363	$24,061,997	87.0%	$57.10
Rent Steps	0	0	0	0	647,877	2.3	1.54
Straight Line Rent	0	0	0	0	43,358	0.2	0.10
Gross Potential Rent	$19,153,488	$20,076,624	$22,093,323	$21,904,363	$24,753,232	89.5%	$58.74
Reimbursements(2)	1,655,765	1,772,790	2,381,564	2,586,311	2,870,065	10.4	6.81
Other Income	38,983	12,489	26,335	29,605	35,719	0.1	0.08
Net Rental Income	$20,848,236	$21,861,903	$24,501,222	$24,520,279	$27,659,016	100.0%	$65.64
Vacancy	0	0	0	0	(2,977,354)	(12.0)	(7.07)
Effective Gross Income	$20,848,236	$21,861,903	$24,501,222	$24,520,279	$24,681,662	89.2%	$58.57

Real Estate Taxes	4,024,080	4,357,119	4,639,521	4,734,101	4,822,876	19.5%	11.44
Insurance	281,526	281,531	281,532	282,405	365,064	1.5	0.87
Management Fee	0	0	0	0	740,450	3.0	1.76
Other Operating Expenses(3)	2,906,016	3,179,304	2,936,969	3,017,136	2,958,240	12.0	7.02
Total Operating Expenses	$7,211,622	$7,817,954	$7,858,022	$8,033,642	$8,886,630	36.0%	$21.09

Net Operating Income	$13,636,613	$14,043,950	$16,643,199	$16,486,637	$15,795,032	64.0%	$37.48
Capital Reserves	0	0	0	0	84,279	0.3	0.20
Tenant Improvements	0	0	0	0	495,390	2.0	1.18
Leasing Commissions	0	0	0	0	650,637	2.6	1.54
Upfront TI/LC Reserve	0	0	0	0	(200,000)	(0.8)	(0.47)
Net Cash Flow	$13,636,613	$14,043,950	$16,643,199	$16,486,637	$14,764,726	59.8%	$35.04

NOI DSCR(4)	1.77x	1.83x	2.17x	2.14x	2.05x
NCF DSCR(4)	1.77x	1.83x	2.17x	2.14x	1.92x
NOI Debt Yield(4)	6.5%	6.7%	7.9%	7.9%	7.5%
NCF Debt Yield(4)	6.5%	6.7%	7.9%	7.9%	7.0%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy, and (iii) percent of Effective Gross Income for all other fields.

(2)	The increase in U/W Total Recoveries from TTM 9/30/2019 is due to the inclusion of utility reimbursements.

(3)

The increase in UW Other Expenses from TTM 9/30/2019 is due to the inclusion of a 3% management fee, equal to $740,450. The 1412 Broadway Property is managed by an affiliate of the 1412 Broadway Borrower and historical operating statements did not include a management fee.

(4)	The debt service coverage ratios and debt yields shown are based on the 1412 Broadway Whole Loan.

Appraisal.  The appraiser concluded to an “as-is” value as of October 1, 2019 of $360,000,000

Environmental Matters.  According to the Phase I environmental site assessment dated October 22, 2019, there was no evidence of any recognized environmental conditions at the 1412 Broadway Property.

Market Overview.  The 1412 Broadway Property is located in New York, New York, approximately three blocks from the Times Square subway station, which has 11 subway lines, and also approximately one block from the Bryant Park subway station, which has an additional five subway lines. Furthermore, the 1412 Broadway Property is located in close proximity to Penn Station, Port Authority Bus Terminal, and Grand Central Terminal, providing access for both commuters and local residents. The 1412 Broadway Property is located in the Times Square South office submarket of the Midtown office market. According to the appraisal, as of the second quarter of 2019, the vacancy rate in the Times Square South office submarket was approximately 5.1%, with average asking rents of $57.70 PSF and inventory of approximately 35.5 million square feet. According to the appraisal, as of the second quarter of 2019, the Midtown

A-3-86

Office – CBD	Loan #7	Cut-off Date Balance:	$70,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

office market has average asking rents of $82.27 PSF and inventory of approximately 283 million square feet. According to the appraisal, the 2018 population within a half-, one- and one and a half-mile radius of the 1412 Broadway Property was 22,460, 199,380 and 380,361, respectively. The 2018 average household income within the same half-, one- and one and a half-mile radius was $165,220, $169,183 and $180,374, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1412 Broadway Property:

Market Rent Summary

	Office 2-9 Space	Office 10-19 Space	Office 20-24 Space	Broadway Retail Space	Side Street/Roof Space
Market Rent (PSF)	$54.00	$56.00	$58.00	$375.00	$125.00
Lease Term (Months)	120	120	120	120	120
Lease Type (Reimbursements)	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum

The following table presents comparable office leases with respect to the 1412 Broadway Property:

Comparable Office Lease Summary

Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Lease Term (Mos.)	Rent PSF	Lease Type
1430 Broadway New York, NY	1955	364,000	Life Adjustment	4,236	8/1/2019	85	$53.25	Modified Gross
1407 Broadway New York, NY	1950	1,118,834	Amore Pacific	24,714	6/1/2019	125	$56.85	Modified Gross
1359 Broadway New York, NY	1924	-	NYS Energy	4,618	8/1/2019	114	$60.00	Modified Gross
1370 Broadway New York, NY	1922	244,883	Collection ’18	16,790	7/1/2019	91	$64.50	Modified Gross
498 Seventh Avenue New York, NY	1920	960,000	Tetra Tech	59,798	4/1/2019	154	$64.50	Modified Gross
25 West 39th Street New York, NY	1907	185,384	The Wing	12,252	3/1/2019	130	$58.00	Modified Gross
1400 Broadway New York, NY	1930	929,405	Signature Bank	20,961	11/1/2018	180	$62.00	Modified Gross
500 Seventh Avenue New York, NY	1922	609,000	WeWork	255,610	3/1/2018	178	$68.00	Modified Gross

Source: Appraisal.

Escrows.

Real Estate Taxes – The 1412 Broadway Whole Loan documents provide for an upfront reserve of approximately $395,861  for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $395,861).

Insurance – The 1412 Broadway Whole Loan documents provide for an upfront reserve of approximately $28,560 for insurance premiums, and ongoing monthly reserve deposits for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially $28,560); provided that such monthly deposits are not required so long as (i) no event of default is continuing, (ii) the insurance coverage for the 1412 Broadway Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the 1412 Broadway Borrower provides the lender with evidence of payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy (initially $28,560).

Recurring Replacements – The 1412 Broadway Whole Loan documents provide for monthly deposits of approximately $6,991 into a replacement reserve; provided that such monthly deposits are not required on any monthly payment date on which the amount then held in such reserve is equal to or greater than $251,670.

TI/LC Reserve – The 1412 Broadway Whole Loan documents provide for an upfront reserve of $2,000,000 for future tenant improvements and leasing commissions.  In addition, if at any time the amount in such reserve (including the initial upfront deposit) is less than $2,000,000, monthly deposits of approximately $52,431 are required to be made into such reserve until the amount in such reserve equals $2,000,000.

Free Rent Reserve – The 1412 Broadway Whole Loan documents provide for an upfront reserve of approximately $1,743,133 for outstanding free rent under the Kasper Group lease.

A-3-87

Office – CBD	Loan #7	Cut-off Date Balance:	$70,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

Lockbox and Cash Management. The 1412 Broadway Whole Loan documents require a hard lockbox and in place cash management. The 1412 Broadway Whole Loan documents require the 1412 Broadway Borrower to establish a lockbox account and to direct tenants to pay rents directly into the lockbox account, and, if notwithstanding such direction, the 1412 Broadway Borrower or property manager receives any rents, to deposit or cause to be deposited such rents into the lockbox account within three business days of receipt.  All funds in the lockbox account are required to be deposited on each business day into a lender controlled cash management account.  So long as no event of default is continuing under the 1412 Broadway Whole Loan, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance reserves (if any), as described above under “Escrows and Reserves”, (ii) to pay debt service on the 1412 Broadway Whole Loan, (iii) to make deposits into the recurring replacements reserve and TI/LC reserve, as described above under “Escrows and Reserves,” (iv) if a Cash Sweep Event Period (as defined below) is continuing, to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, and (v) to pay any remainder into an excess cash flow account, to be held by the lender as additional security for the 1412 Broadway Whole Loan during the continuance of the Cash Sweep Event Period, or if no Cash Sweep Event Period is continuing, to be disbursed to an account designated by the 1412 Broadway Borrower.

A “Cash Sweep Event Period” means a period:

(a)	commencing upon an event of default under the 1412 Broadway Whole Loan and ending upon the cure (if applicable) of such event of default; or

(b)

commencing upon the debt yield of the 1412 Broadway Whole Loan being less than 6.25% at the end of any calendar quarter and ending upon the date that the debt yield has been equal to or greater than 6.50% for two consecutive calendar quarters.

Property Management. The 1412 Broadway Property is managed by 1412 Management LLC, an affiliate of the 1412 Broadway Borrowers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Right of First Refusal. None.

Terrorism Insurance. The 1412 Broadway Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 1412 Broadway Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 1412 Broadway Property, and business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-88

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A-3-89

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$68,000,000
Various	Houston-Austin Multifamily Portfolio	Cut-off Date LTV:	67.9%
Various, TX		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.6%

Stonecreek Apartments

TREEHOUSE
APARTMENTS

Treehouse Apartments

Waterstone
Place
Apartment Homes

Waterstone Place Apartments

A-3-90

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$68,000,000
Various	Houston-Austin Multifamily Portfolio	Cut-off Date LTV:	67.9%
Various, TX		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.6%

West Lake Hills
West Campus
Downtown
East MLK
Barton Hills
AUSTIN
Montopolis
South Congress
TRAVIS COUNTY
Southeast Austin

HOUSTON
Brays Oaks
Huntington Village
HARRIS COUNTY
Sugar Land
Stafford
FORT BEND COUNTY
Meadow Crest
Missouri City
Quail Valley
Colony Oaks

Houston-Austin Multifamily Portfolio

1	Treehouse Apartments	Austin, TX
2	Waterstone Place Apartments	Stafford, TX
3	Stonecreek Apartments	Katy, TX

Amarillo
Lubbock
Ft. Worth
Dallas
El Paso
Austin
Katy
Houston
San Antonio
Stafford
Brownsville

Plantation Lakes
Bridgewater Meadow
Lakecrest
HARRIS COUNTY
HOUSTON
Katy
Westlake
FORT BEND COUNTY
Cinco Ranch
George Bush Park
Kelliwood Greens

A-3-91

No. 8 – Houston-Austin Multifamily Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
				Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance:	$68,000,000		Location:	Various, TX
	Cut-off Date Balance:	$68,000,000		Size:	671 Units
	% of Initial Pool Balance:	4.2%		Cut-off Date Balance Per Unit:	$101,341
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$101,341
	Borrower Sponsor:	Nitya Capital, LLC		Year Built/Renovated:	Various/NAP
	Guarantor:	Swapnil Agarwal		Title Vesting:	Fee
	Mortgage Rate:	3.8000%		Property Manager:	Karya Property Management, LLC (borrower-related)
	Note Date:	December 16, 2019		Current Occupancy (As of):	94.5% (11/21/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	94.7%
	Maturity Date:	January 1, 2030		YE 2017 Occupancy:	94.8%
	IO Period:	120 months		YE 2016 Occupancy:	NAP
	Loan Term (Original):	120 months		YE 2015 Occupancy:	NAP
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$100,100,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per Unit:	$149,180
	Call Protection:	L(23),GRTR 1% or YM(92),O(5)		As-Is Appraisal Valuation Date:	Various
	Lockbox Type:	Springing
	Additional Debt:	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance):	Future Mezzanine		TTM NOI (10/31/2019):	$4,789,111
				YE 2018 NOI(1):	$4,624,405
				YE 2017 NOI:	$4,892,142
				YE 2016 NOI:	NAP
				U/W Revenues:	$9,372,122
				U/W Expenses:	$4,188,746
Escrows and Reserves(2)				U/W NOI:	$5,183,377
	Initial	Monthly	Cap	U/W NCF:	$5,008,611
Taxes	$123,467	$123,467	NAP	U/W DSCR based on NOI/NCF:	1.98x / 1.91x
Insurance	$286,096	$35,762	NAP	U/W Debt Yield based on NOI/NCF:	7.6% / 7.4%
Deferred Maintenance	$439,890	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	7.6% / 7.4%
Replacement Reserves	$0	$14,564	NAP	Cut-off Date LTV Ratio:	67.9%
Upfront Capital Improvements	$1,020,276	$0	NAP	LTV Ratio at Maturity:	67.9%

Sources and Uses
Sources			Uses
Original loan amount	$68,000,000	98.9%	Loan Payoff	$64,579,926	93.9%
Borrower equity	745,699	1.1	Closing Costs	2,296,044	3.3
			Reserves	1,869,729	2.7
Total Sources	$68,745,699	100.0%	Total Uses:	$68,745,699	100.0%

(1)	YE 2018 NOI represents annualized statements from May 2018 to December 2018.

(2)	See “Escrows” below for further discussion of reserve requirements.

The Mortgage Loan. The mortgage loan (the “Houston-Austin Multifamily Portfolio Mortgage Loan”) is evidenced by one promissory note in the original principal balance of $68,000,000. The Houston-Austin Multifamily Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering three multifamily properties located in various cities in Texas (the “Houston-Austin Multifamily Portfolio” or “Properties”).

The Borrowers and the Borrower Sponsors. The borrowers are Stonecreek Apartments, LLC, Treehouse Apartments Austin, LLC and Waterstone Place, LLC (collectively, the “Houston-Austin Multifamily Portfolio Borrowers”), each of which is a single purpose Delaware limited liability company with one independent director. Legal counsel to the Houston-Austin Multifamily Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the Houston Austin Multifamily Portfolio Mortgage Loan. The borrower sponsor is Nitya Capital, LLC and the non-recourse carve-out guarantor is Swapnil Agarwal, the founder and managing principal of Nitya Capital, LLC. Nitya Capital, LLC is a privately held real estate investment firm that focuses on the acquisition and management of multifamily properties. Since inception, Nitya Capital, LLC has acquired over 16,300 multifamily units and over 400,000 square feet of commercial office space throughout Texas.

A-3-92

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$68,000,000
Various	Houston-Austin Multifamily Portfolio	Cut-off Date LTV:	67.9%
Various, TX		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.6%

The Properties. The Houston-Austin Multifamily Portfolio is comprised of three multifamily garden properties totaling 671 units located in various cities in Texas. The Properties were constructed between 1985 and 2001. As of November 21, 2019, the Houston-Austin Multifamily Portfolio was 94.5% leased. Since acquiring the Houston-Austin Multifamily Portfolio, according to the borrower sponsor, they have invested approximately $3.6 million in capital improvements across the Properties. According to the borrower sponsor, the Houston-Austin Multifamily Portfolio Borrowers plan to invest an additional $1.02 million ($1,521 per unit) in interior and exterior capital improvements, which amount was escrowed at loan origination.

The following table presents detailed information with respect to each of the Properties included in the Houston-Austin Multifamily Portfolio:

Houston-Austin Multifamily Portfolio Properties Summary

Building	Occ. % (1)	Units(1)	% of Total Units	Appraised Value	Allocated Loan Amount (“ALA”)	% of ALA	UW NOI	% of UW NOI
Treehouse Apartments	98.0%	296	44.1%	$42,000,000	$28,700,000	42.2%	$2,166,788	41.8%
Waterstone Place Apartments	88.7%	168	25.0%	$32,000,000	$21,100,000	31.0%	$1,577,119	30.4%
Stonecreek Apartments	94.2%	207	30.8%	$26,100,000	$18,200,000	26.8%	$1,439,469	27.8%
Total/Wtd. Avg.	94.5%	671	100.0%	$100,100,000	$68,000,000	100.0%	$5,183,377	100.0%

(1)	Based on the borrower rent roll dated November 21, 2019.

The Properties.

Treehouse Apartments

The Treehouse Apartments Property is a three story, 296-unit garden-style apartment complex located in Austin, Texas. The Treehouse Apartments Property was built in 1985 and is situated on 12.5 acres with 441 parking spaces (approximately 1.5 spaces per unit). The unit mix comprises studio, one-, and two-bedroom floorplans, a net rentable area of 207,548 square feet and average unit size of 701 square feet. As of November 21, 2019, the Treehouse Apartments Property was 98.0% occupied, with average in place rent of $1,133/unit ($1.62 PSF). Since acquiring the Treehouse Apartments Property, according to the borrower sponsor, they have invested $718,487 in capital improvements at approximately 62.2% of the units at the Treehouse Apartments Property. Renovated units are leased out at a slightly higher rent. Common amenities at the Treehouse Apartments Property include a swimming pool, leasing office, fitness center, dog park, moderate landscaping and two common area laundry facilities. Unit amenities include standard appliances package, walk-in closet(s), a pantry and a ceiling fan. Most units feature upgraded appliances (stainless/black), flooring, quartz countertops, new fixtures, faucets, and kitchen backsplash, with updated fixtures and faucets in the bathroom.

Waterstone Place Apartments

The Waterstone Place Apartments Property is a one story, 168-unit garden-style apartment complex located in Stafford, Texas. The Waterstone Place Apartments Property was built in 2001 and is situated on 18.7 acres with 432 parking spaces (approximately 2.6 spaces per unit). The unit mix comprises three-bedroom floorplans, a net rentable area of 181,440 square feet and average unit size of 1,080 square feet. As of November 21, 2019, the Waterstone Place Apartments Property was 88.7% occupied, with average in place rent of $1,291/unit ($1.20 PSF). Since acquiring the Waterstone Place Apartments Property, according to the borrower sponsor, they have invested approximately $1.7 million in capital improvements at approximately 35.7% of the units at the Waterstone Place Apartments Property. Renovated units are leased out at a slightly higher rent. Common amenities at the Waterstone Place Apartments Property include a business center, playground, fitness center and an on-site manager. Unit amenities include a range/stove, a refrigerator, a dishwasher, a garbage disposal, walk-in closets, a crown molding, ceiling fans, washer/dryer in-unit, vaulted ceilings, air conditioning, premium flooring, an alarm system, premium countertops, premium appliances, microwave and washer/dryer hookups.

Stonecreek Apartments

The Stonecreek Apartments Property is a two story, 207-unit garden-style apartment complex located in Katy, Texas. The Stonecreek Apartments Property was built in 1997 and is situated on 11.1 acres with 355 parking spaces (approximately 1.7 spaces per unit). The unit mix comprises one-, two-, and three-bedroom floorplans, a net rentable area of 172,041 square feet and average unit size of 831 square feet. As of November 21, 2019, the Stonecreek Apartments Property was 94.2% occupied, with average in place rent of $1,052/unit ($1.26 PSF). Since acquiring the Stonecreek Apartments Property, according to the borrower sponsor, they have invested approximately $1.2 million in capital improvements at approximately 63.8% of the units at the Stonecreek Apartments Property. Renovated units are leased out at a slightly higher rent. Common amenities at the Stonecreek Apartments Property include a fitness center, a swimming pool, an electronic gate, a dog park, a clubhouse, common laundry, and a barbecue and picnic area. Unit amenities include premium countertops, premium flooring, premium appliances, a microwave, washer/dryer hookups, walk-in closets, vaulted ceilings, ceiling fans, storage, balcony/patio, complete appliance package and air conditioning.

A-3-93

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$68,000,000
Various	Houston-Austin Multifamily Portfolio	Cut-off Date LTV:	67.9%
Various, TX		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Houston-Austin Multifamily Portfolio Properties:

Cash Flow Analysis

	2017	2018 (May-Dec Annualized)	TTM 10/31/2019	U/W	%(1)	U/W $ per Unit
Gross Potential Rent	$8,534,994	$8,781,065	$9,109,137	$9,251,882	90.7%	$13,788.20
Other Income(2)	776,926	893,889	950,143	950,143	9.3	1,416.01
Total Recoveries	0	0	0	0	0.0	0.00
Net Rental Income	$9,311,919	$9,674,953	$10,059,280	$10,202,025	100.0%	$15,204.21
Concessions	(54,001)	(56,027)	(134,717)	(27,196)	(0.3)	(40.53)
(Vacancy & Credit Loss)(3)	(600,639)	(671,305)	(799,093)	(802,706)	(8.7)	(1,196.28)
Effective Gross Income	$8,657,279	$8,947,622	$9,125,470	$9,372,122	91.9%	$13,967.40

Real Estate Taxes	1,082,707	1,460,184	1,457,166	1,411,360	15.1	2,103.37
Insurance	255,383	252,141	314,586	294,953	3.1	439.57
Management Fee	111,742	355,864	363,339	281,164	3.0	419.02
Other Operating Expenses	2,315,305	2,255,028	2,201,269	2,201,269	23.5	3,280.58
Total Operating Expenses	$3,765,137	$4,323,217	$4,336,359	$4,188,746	44.7%	$6,242.54

Net Operating Income	$4,892,142	$4,624,405	$4,789,111	$5,183,377	55.3%	$7,724.85
Replacement Reserves	0	0	0	174,766	1.9	260.46
TI/LC	0	0	0	0	0.0	0.00
Net Cash Flow	$4,892,142	$4,624,405	$4,789,111	$5,008,611	53.4%	$7,464.40

NOI DSCR	1.87x	1.77x	1.83x	1.98x
NCF DSCR	1.87x	1.77x	1.83x	1.91x
NOI Debt Yield	7.2%	6.8%	7.0%	7.6%
NCF Debt Yield	7.2%	6.8%	7.0%	7.4%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income is comprised of utility reimbursements as well as other miscellaneous fees and charges.

(3)	The underwritten economic vacancy is 8.7%. The Houston-Austin Multifamily Portfolio is 94.5% occupied as of November 21, 2019.

Appraisal. The Properties were valued individually, with the individual values reflecting a cumulative “as-is” appraised value of $100,100,000. The valuation dates of the appraisals are dated between October 23, 2019 and October 24, 2019.

Environmental Matters. According to Phase I environmental site assessments dated October 31, 2019, there was no evidence of any recognized environmental conditions at the Houston-Austin Multifamily Portfolio.

Market Overview and Competition. The Treehouse Apartments Property is located within the Riverside submarket of the Austin-Round Rock multifamily market. According to the appraisal, as of the second quarter of 2019, the vacancy rate in the Riverside submarket was approximately 4.9%, with average asking rents of $1,237 per unit and inventory of approximately 18,202 units. According to the appraisal, as of the second quarter of 2019, the vacancy rate in the Austin-Round Rock multifamily market was approximately 4.8%, with average asking rents of $1,289 per unit and inventory of approximately 245,170 units. According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the Treehouse Apartments Property was 23,469, 129,982 and 303,955, respectively. The 2018 average household income within the same one-, three- and five-mile radius was $47,206, $68,552 and $75,008, respectively.

The Waterstone Place Apartments Property is located within the Sugar Land/Stafford submarket of the Houston-The Woodlands-Sugar Land multifamily market. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the Sugar Land/Stafford submarket was approximately 4.7%, with average asking rents of $1,221 per unit and inventory of approximately 14,207 units. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the Houston-The Woodlands-Sugar Land multifamily market was approximately 5.7%, with average asking rents of $1,128 per unit and inventory of approximately 688,315 units. According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the Waterstone Place Apartments Property was 15,860, 91,333 and 319,246, respectively. The 2018 average household income within the same one-, three- and five-mile radius was $83,048, $103,839 and $96,284, respectively.

The Stonecreek Apartments Property is located within the Katy submarket of the Houston-The Woodlands-Sugar Land multifamily market. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the Katy submarket was approximately 5.0%, with average asking rents of $1,245 per unit and inventory of approximately 19,435 units. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the Houston-The Woodlands-Sugar Land multifamily market was approximately 5.7%, with average asking rents of $1,128 per unit and inventory of approximately 688,315 units. According to the appraisal, the 2018 population

A-3-94

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$68,000,000
Various	Houston-Austin Multifamily Portfolio	Cut-off Date LTV:	67.9%
Various, TX		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.6%

within a one-, three- and five-mile radius of the Stonecreek Apartments Property was 22,268, 130,577 and 267,911, respectively. The 2018 average household income within the same one-, three- and five-mile radius was $82,061, $110,935 and $114,222, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Houston-Austin Multifamily Portfolio Properties:

Market Rent Summary

Building	Units(1)	Avg. Size(1)	Avg. Monthly In Place Rent per Unit(1)	Avg. Monthly In Place Rent PSF(1)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF
Treehouse Apartments	296	701	$1,133	$1.62	$1,171	$1.67
Waterstone Place Apartments	168	1,080	$1,291	$1.20	$1,360	$1.26
Stonecreek Apartments	207	831	$1,052	$1.27	$1,066	$1.28

(1)	Based on the borrower rent roll dated November 21, 2019.

The following table presents certain information relating to comparable rental properties to the Treehouse Apartments Property:

Comparable Rental Properties (Treehouse Apartments Property)

Property	Year Built	# Units	Unit Mix	Average SF per Unit	Average Rent per Unit	Average Monthly Rent PSF
Treehouse Apartments	1985	296	Studio 1BR 2BR	408 697 1,003	$947 $1,099 $1,392	$2.32 $1.58 $1.39
The Social 1817 E Oltorf Street Austin, TX, 78741	1973	223	Studio 1BR 2BR 3BR	519 657 980 1,263	$876 $1,027 $1,358 $1,609	$1.69 $1.56 $1.39 $1.27
Avesta South Shore 2005 Willow Creek Drive Austin, TX, 78741	1974	301	Studio 1BR 2BR	400 700 916	$898 $1,045 $1,405	$2.25 $1.49 $1.53
Verde 2310 Wickersham Lane Austin, TX, 78741	1974	190	1BR 2BR	643 919	$1,020 $1,227	$1.59 $1.33
Hillside Villas 2207 Wickersham Lane Austin, TX, 78741	1985	249	1BR 2BR	680 1,025	$1,076 $1,393	$1.58 $1.36
Metropolis 2200 S Pleasant Valley Road Austin, TX, 78741	1973	308	Studio 1BR 2BR 3BR	400 684 943 1,123	$975 $973 $1,141 $1,367	$2.44 $1.42 $1.21 $1.22

A-3-95

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$68,000,000
Various	Houston-Austin Multifamily Portfolio	Cut-off Date LTV:	67.9%
Various, TX		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.6%

The following table presents certain information relating to comparable rental properties to the Waterstone Place Apartments Property:

Comparable Rental Properties (Waterstone Place Apartments Property)

Property	Year Built	# Units	Unit Mix	Average SF per Unit	Average Rent per Unit	Average Monthly Rent PSF
Waterstone Place Apartments	2001	168	3BR	1,080	$1,291	$1.20
Lakeland Estates 630 Colony Lakes Estates Dr Stafford, TX, 77477	2008	264	1BR 2BR 3BR	736 1,097 1,388	$1,099 $1,299 $1,499	$1.49 $1.18 $1.08
Preserve at Colony Lake 1000 Farrah Lane Stafford, TX, 77477	2004	420	1BR 2BR 3BR	731 1,073 1,219	$996 $1,274 $1,429	$1.36 $1.19 $1.17
Silverbrooke 1020 Brand Lane Stafford, TX, 77477	2007	312	1BR 2BR 3BR	768 1,067 1,286	$1,068 $1,425 $1,569	$1.39 $1.34 $1.22
Shadow brooke 1025 Dulles Ave Stafford , TX, 77477	2002	240	1BR 2BR 3BR	819 1,154 1,375	$1,035 $1,264 $1,459	$1.26 $1.10 $1.06
Stafford Oaks 3759 Country Place Drive Stafford, TX, 77477	1978	175	1BR 2BR 3BR	715 900 1,129	$845 $979 $1,045	$1.18 $1.09 $0.93

The following table presents certain information relating to comparable rental properties to the Stonecreek Apartments Property:

Comparable Rental Properties (Stonecreek Apartments Property)

Property	Year Built	# Units	Unit Mix	Average SF per Unit	Average Rent per Unit	Average Monthly Rent PSF
Stonecreek Apartments	1997	207	1BR 2BR 3BR	610 949 1,100	$894 $1,130 $1,298	$1.47 $1.19 $1.18
Kenwood Club at the Park 2000 Westborough Dr Katy, TX, 77449	1999	320	1BR 2BR 3BR	825 1,115 1,326	$949 $1,137 $1,428	$1.15 $1.02 $1.08
Station at Mason Creek 21500 Park Row Katy, TX, 77449	2001	291	1BR 2BR 3BR	657 867 1,300	$933 $1,158 $1,575	$1.42 $1.34 $1.21
Mason Park 222 Mason Creek Dr. Katy, TX, 77450	2007	312	1BR 2BR 3BR	716 1,061 1,261	$997 $1,236 $1,531	$1.39 $1.16 $1.21
Vineyards 21550 Provincial Blvd. Katy, TX, 77450	2003	369	1BR 2BR 3BR	901 1,180 1,308	$1,127 $1,295 $1,568	$1.25 $1.10 $1.20
Reserve by the Lake 18600 South Park View Lane Houston, TX, 77084	2004	348	1BR 2BR 3BR	798 1,105 1,341	$1,024 $1,231 $1,450	$1.28 $1.11 $1.08

Escrows.

Real Estate Taxes – The Houston-Austin Multifamily Portfolio Mortgage Loan documents provide for an upfront reserve of approximately $123,467 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $123,467).

Insurance – The Houston-Austin Multifamily Portfolio Mortgage Loan documents provide for an upfront reserve of approximately $286,096 for insurance premiums and ongoing monthly reserves for insurance premiums of 1/12 of the annual estimated insurance premiums (initially $35,762); provided that such deposits are not required if (i) the liability and casualty policies covering the Houston-Austin Multifamily Portfolio are included in a blanket or umbrella insurance policy approved by the lender in its reasonable discretion, (ii) the Houston-Austin Multifamily Portfolio Borrowers provide to the lender evidence of renewal and paid receipts for insurance premiums for such policies at least 10 days prior to their expiration, and (iii) no event of default exists under the Houston-Austin Multifamily Portfolio Mortgage Loan.

A-3-96

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$68,000,000
Various	Houston-Austin Multifamily Portfolio	Cut-off Date LTV:	67.9%
Various, TX		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.6%

Deferred Maintenance Reserve – The Houston-Austin Multifamily Portfolio Mortgage Loan documents provide for an upfront deferred maintenance reserve of approximately $439,890, for various items, the majority of which are for the Treehouse Apartments Property, including among others, replacement and/or repair of water damaged wood floor deck and wood joists, test and repair of plumbing lines to eliminate source of water damage, renovation of two fire-damaged units, and inspection of fire-extinguishers.

Upfront Capital Improvement Reserve – The Houston-Austin Multifamily Portfolio Mortgage Loan documents provide for an upfront reserve of approximately $1,020,276 for capital improvements at the Houston-Austin Multifamily Portfolio.

Replacement Reserves – The Houston-Austin Multifamily Portfolio Mortgage Loan documents provide for ongoing monthly replacement reserves of $14,564 for annual replacements reasonably approved by the lender.

Lockbox and Cash Management. The Houston-Austin Multifamily Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), (a) the Houston-Austin Multifamily Portfolio Borrowers are required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Houston-Austin Multifamily Portfolio is required to be deposited by the Houston-Austin Multifamily Portfolio Borrowers and property manager within one business day of receipt; and (b) the lender is required to establish, and the Houston-Austin Multifamily Portfolio Borrowers are required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all sums on deposit in the lockbox account are required to be deposited during the continuance of a Cash Sweep Event Period.

During the continuance of a Cash Sweep Event Period, provided no event of default under the Houston-Austin Multifamily Portfolio Mortgage Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows”, (ii) to pay debt service on the Houston-Austin Multifamily Portfolio Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve as described above under “Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow subaccount to be held as additional security for the Houston-Austin Multifamily Portfolio Mortgage Loan during the continuance of such Cash Sweep Event Period. If no Cash Sweep Event Period exists, all funds on deposit in the lockbox account are required to be disbursed to an account designated by the Houston-Austin Multifamily Portfolio Borrowers.

A “Cash Sweep Event Period” means a period:

(i)	commencing upon the occurrence of an event of default under the Houston-Austin Multifamily Portfolio Mortgage Loan documents and ending if no event of default under the Houston-Austin Multifamily Portfolio Mortgage Loan documents exists, or

(ii)	commencing upon the debt service coverage ratio on the Houston-Austin Multifamily Portfolio Mortgage Loan (assuming a 30-year amortization schedule) and any then-existing Mezzanine Debt (as defined below) falling below 1.10x as of the end of any calendar quarter based upon the trailing six months operating statements and current in place rent rolls, and ending on the date the debt service coverage ratio on the Houston-Austin Multifamily Portfolio Mortgage Loan (assuming a 30-year amortization schedule) and any then-existing Mezzanine Debt equals or exceeds 1.10x as of the end of two consecutive calendar quarters based upon the trailing six months operating statements and current in place rent rolls.

Property Management. The Houston-Austin Multifamily Portfolio Properties are managed by Karya Property Management, LLC, an affiliate of the Houston-Austin Multifamily Portfolio Borrowers.

Release of Property. The Houston-Austin Multifamily Portfolio Borrowers have the one-time right, at any time after the expiration of the prepayment lockout period, and provided no event of default under the Houston-Austin Multifamily Portfolio Mortgage Loan documents exists, to obtain the release of any one individual Property, provided certain conditions are satisfied, including (i) prepayment of a release price equal to 105% of the allocated loan amount of the related individual Property, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of (x) 1.00% of the principal amount prepaid and (y) a yield maintenance premium, (ii) the aggregate debt yield of the Houston-Austin Multifamily Portfolio Mortgage Loan and any then-existing Mezzanine Debt after giving effect to the release is greater than the greater of (x) the aggregate debt yield immediately prior to the release, and (y) 7.4%; (iii) the aggregate loan-to-value ratio of the Houston-Austin Multifamily Portfolio Mortgage Loan and any then-existing Mezzanine Debt after giving effect to the release is no greater than the lesser of (x) the aggregate loan-to-value ratio immediately prior to the release and (y) 67.9% (based on an updated appraisal); (iv) the aggregate debt service coverage ratio of the Houston-Austin Multifamily Portfolio Mortgage Loan and any then-existing Mezzanine Debt after giving effect to the release is greater than the greater of (x) the aggregate debt service coverage ratio (assuming that debt service payments are being made based on a 30 year amortization schedule) immediately prior to the release, and (y)1.32x, and (v) satisfaction of REMIC-related requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. One or more of the owners of direct or indirect ownership interests in the Houston-Austin Multifamily Portfolio Borrowers (but not including any general partner or managing member thereof) have a one-time right to obtain a mezzanine loan (or preferred equity investment) (in either case, “Mezzanine Debt”) from a third-party lender secured by such owners’ ownership interest in the Houston-Austin Multifamily Portfolio Borrowers, provided certain conditions are satisfied, including (a) no event of default under the Houston-Austin Multifamily Portfolio Mortgage Loan documents is then continuing; (b) the aggregate debt yield of the Houston-Austin Multifamily Portfolio Mortgage Loan and the Mezzanine Debt is not less than 7.4%; (c) the aggregate loan-to-value ratio of the Houston-Austin Multifamily Portfolio Mortgage Loan and the Mezzanine Debt is equal to or less than 67.9%

A-3-97

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$68,000,000
Various	Houston-Austin Multifamily Portfolio	Cut-off Date LTV:	67.9%
Various, TX		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.6%

(based on an updated appraisal acceptable to the lender); (d) the aggregate debt service coverage ratio of the Houston-Austin Multifamily Portfolio Mortgage Loan (assuming that debt service payments are being made based on a 30 year amortization schedule) and the Mezzanine Debt is not less than 1.32x, (e) the maturity date of the Mezzanine Debt is not earlier than the maturity date of the Houston-Austin Multifamily Portfolio Mortgage Loan; (f) the lender and the mezzanine lender enter into an intercreditor agreement in form and substance reasonably acceptable to the lender and acceptable to the rating agencies; and (g) the lender has received a rating agency confirmation as to the implementation of the Mezzanine Debt.

Ground Lease. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The Houston-Austin Multifamily Portfolio Borrowers are required to obtain and maintain an “all risk” or “special form” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Houston-Austin Multifamily Portfolio together with business income insurance covering no less than the 24-month period commencing at the time of loss, together with a 12-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-98

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-99

Office – Suburban	Loan # 9	Cut-off Date Balance:	$65,400,000
5600 Fishers Lane	Parklawn Building	Cut-off Date LTV:	60.0%
Rockville, MD 20852		U/W NCF DSCR:	2.68x
		U/W NOI Debt Yield:	9.4%

A-3-100

Office – Suburban	Loan # 9	Cut-off Date Balance:	$65,400,000
5600 Fishers Lane	Parklawn Building	Cut-off Date LTV:	60.0%
Rockville, MD 20852		U/W NCF DSCR:	2.68x
		U/W NOI Debt Yield:	9.4%

WING C
WING A
WING B

PARKLAWN BUILDING

Floor			
18	United States General Services Administration 64,874 SF Exp. 7/2030	Vacant 23,249 SF	
17	United States General Services Administration 62,694 SF Exp. 7/2030	Vacant 23,249 SF	
16	United States General Services Administration 64,874 SF Exp. 7/2030	Vacant 23,249 SF	
15	United States General Services Administration 62,694 SF Exp. 7/2030	Vacant 23,206 SF	
14	United States General Services Administration 64,874 SF Exp. 7/2030	Vacant 23,206 SF	
13	United States General Services Administration 62,694 SF Exp. 7/2030	Vacant 23,206 SF	
12	United States General Services Administration 64,874 SF Exp. 7/2030	Vacant 23,206 SF	
11	United States General Services Administration 62,694 SF Exp. 7/2030	Vacant 23,206 SF	
10	United States General Services Administration 62,388 SF Exp. 7/2030	Vacant 23,206 SF	
9	United States General Services Administration 62,694 SF Exp. 7/2030	Vacant 23,206 SF	
8	United States General Services Administration 64,874 SF Exp. 7/2030	Vacant 23,206 SF	
7	United States General Services Administration 62,388 SF Exp. 7/2030	Vacant 23,206 SF	
6	United States General Services Administration 61,302 SF Exp. 7/2030	Vacant 23,206 SF	
5/GROUND	United States General Services Administration 73,713 SF Exp. 7/2030	Vacant 23,249 SF	
P1	United States General Services Administration 16,161 SF Exp. 7/2030	Parking	Vacant 23,204 SF
P2	United States General Services Administration 8,314 SF Exp. 7/2030	Parking	
P3	United States General Services Administration 8,394 SF Exp. 7/2030	Parking	
P4	United States General Services Administration 4,886 SF Exp. 7/2030	Parking	

Vacant | Building | 2030

A-3-101

Office – Suburban	Loan # 9	Cut-off Date Balance:	$65,400,000
5600 Fishers Lane	Parklawn Building	Cut-off Date LTV:	60.0%
Rockville, MD 20852		U/W NCF DSCR:	2.68x
		U/W NOI Debt Yield:	9.4%

Parklawn Building
5600 Fishers Lane
Rockville, MD 20852
Germantown
Milestone Center
North Germantown Park
Montgomery Village
Laytonsville Golf Course
Germantown Commons
Montgomery College - Germantown Campus
Great Seneca Park
Montgomery Village Golf Course
Green Farm Park
Woodfield Rd
Frederick Rd
Goshen Rd
Agricultural History Farm Park
Gaithersburg Square
Lake Forest Mall
Muncaster Mill Rd
Clopper Rd
MARC TRAIN
Seneca Creek State Park
Clopper Lake
Metro. Grove
Gaithersburg
Redland
Great Seneca Hwy
Washington Grove
Quince Orchard
Festival Shopping Center
Olney
Trotters Glen Golf Course
Intercounty Connector
Kentlands Market Square
Shady Grove
Lake Needwood
Needwood Golf Course
Darnestown Rd
RIO Lakefront
Quince Orchard Rd
Johns Hopkins University-Montgomery County
Red Line Metro
Gude Dr
Rock Creek Regional Park
Rossmoor Leisure World CC
Manor Country Club
Shady Grove Adventist Hospital
Montgomery College - Rockville Campus
Redgate Municipal Golf Course
Norbeck Rd
Argyle Country Club
Jones Ln
North Potomac
Muddy Branch Park
The Universities at Shady Grove
Rockville
Bel Pre Rd
Travilah Rd
Lakewood Country Club
Civic Center Park
Aspen Hill
Rockville Town Square Plaza
Northgate Plaza
Georgia Ave
Montgomery County
Wintergreen Plaza
Connecticut Ave
Layhill Rd
Piney Meetinghouse Rd
Glen Mill Rd
Veirs Mill Rd
Travilah
Congressional Plaza
Twinbrook
Glenmont
Glenmont Shopping Center
Montrose Crossing
Montrose Rd
Wheaton-Glenmont
White Flint
North Bethesda
Watts Branch Stream Valley Park
River Rd
Potomac River
Falls Road Golf Course
Cabin John Regional Park
Tuckerman Ln
Garrett Park
Westfield Wheaton
Wheaton
MARC
Westfield Montgomery
Grosvenor-Strathmore
Democracy Blvd
Kensington
Riverbend Park
Potomac
Bethesda Country Club
Capital Beltway
Forest Glen
Falls Rd
Forest Glen Annex
Great Falls
National Institutes of Health
Silver Spring
Greentree Rd
Medical Center
National Naval Medical Center
Chesapeake & Ohio Canal Natl. Historic Park
Tournament Players Club
Congressional Country Club
Bethesda
Chevy Chase
River Rd
Great Falls Park
Maryland
Bethesda Row
Downtown Bethesda
Rock Creek Park
Virginia
Clara Barton Pkwy
Chevy Chase Country Club
Walter Reed Army Medical Center
Old Dominion Dr
Georgetown Pike
Friendship Heights
Dranesville District Park
G. Wash. Mem. Pkwy
Brookmont
Fairfax County
Washington Dulles Intl. Airport 14 miles
McLean
Central Intelligence Agency
Washington D.C.
Damascus
Clarksburg
Columbia
Olney
Poolesville
Darnestown
Laurel
Lansdowne
Wheaton
Ashburn
Loudoun County
Beltsville
Sterling
Herndon
Reston
Chantilly
Centreville
Fairfax
Annandale
Arlington
Alexandria
Springfield
Manassas
Burke
Franconia
Mount Vernon
National Harbor
Suitland
Largo
Clinton
Howard County

A-3-102

No. 9 – Parklawn Building

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – Suburban
	Original Principal Balance(1):	$65,400,000		Location:	Rockville, MD
	Cut-off Date Balance(1):	$65,400,000		Size:	1,283,646 SF
	% of Initial Pool Balance:	4.0%		Cut-off Date Balance Per SF(1):	$203.79
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$203.79
	Borrower Sponsor:	Boyd Watterson Asset Management		Year Built/Renovated:	1970/2015
	Guarantor:	BW Government Properties II, LLC		Title Vesting:	Fee
	Mortgage Rate:	3.3980%		Property Manager:	JBGS/TRS, L.L.C.
	Note Date:	October 25, 2019		Current Occupancy (As of):	72.9% (7/1/2019)
	Seasoning:	3 months		YE 2018 Occupancy:	72.9%
	Maturity Date:	November 1, 2029		YE 2017 Occupancy:	72.9%
	IO Period:	120 months		YE 2016 Occupancy:	72.9%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	72.9%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$436,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$339.66
	Call Protection:	L(27), D(87), O(6)		As-Is Appraisal Valuation Date:	September 18, 2019
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (8/31/2019):	$25,437,810
	Additional Debt Type (Balance) (1):	Pari Passu ($196,200,000)		YE 2018 NOI:	$23,893,473
				YE 2017 NOI:	$27,578,749
				YE 2016 NOI(3):	NAP
				U/W Revenues:	$35,282,884
				U/W Expenses:	$10,656,482
				U/W NOI:	$24,626,402
				U/W NCF:	$24,159,260
Escrows and Reserves(2)				U/W DSCR based on NOI/NCF(1):	2.73x / 2.68x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF(1):	9.4% / 9.2%
Taxes	$372,746	$124,249	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.4% / 9.2%
Insurance	$19,441	$9,720	NAP	Cut-off Date LTV Ratio(1):	60.0%
Deferred Maintenance	$111,869	$0	NAP	LTV Ratio at Maturity(1):	60.0%

Sources and Uses
Sources			Uses
Original whole loan amount	$261,600,000	58.8%	Purchase price	$436,000,000	97.9%
Borrower Equity	183,626,789	41.2	Closing costs	8,722,733	2.0
			Reserves	504,056	0.1
Total Sources	$445,226,789	100.0%	Total Uses	$445,226,789	100.0%

(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Parklawn Building Whole Loan (as defined below).

(2)	See “Escrows” section.
(3)	Further historical NOI was not made available at the time of the Parklawn Building Property’s (as defined below) acquisition.

The Mortgage Loan. The mortgage loan (the “Parklawn Building Mortgage Loan”) is part of a whole loan (the “Parklawn Building Whole Loan”) that is evidenced by five pari passu promissory notes with an aggregate original principal balance of $261,600,000, all secured by a first priority fee mortgage encumbering a suburban office property located in Rockville, Maryland ( the “Parklawn Building Property”). The Parklawn Building Whole Loan was co-originated by Bank of America, National Association and KeyBank National Association. The non-controlling Note A-5, with an original principal balance of $65,400,000, represents the Parklawn Building Mortgage Loan. See the Note Summary table below. The Parklawn Building Whole Loan is serviced pursuant to the pooling and servicing agreement for the MSC 2019-L3 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

A-3-103

Office – Suburban	Loan # 9	Cut-off Date Balance:	$65,400,000
5600 Fishers Lane	Parklawn Building	Cut-off Date LTV:	60.0%
Rockville, MD 20852		U/W NCF DSCR:	2.68x
		U/W NOI Debt Yield:	9.4%

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	MSC 2019-L3	Yes
A-2	$50,000,000	$50,000,000	CF 2019-CF3	No
A-3	$10,800,000	$10,800,000	CF 2019-CF3	No
A-4	$65,400,000	$65,400,000	BANK 2019-BNK24	No
A-5	$65,400,000	$65,400,000	BANK 2020-BNK25	No
Total	$261,600,000	$261,600,000

The Borrower and Borrower Sponsor. The borrower is 5600 Fishers Lane, LLC (the “Parklawn Building Borrower”), a single-purpose Delaware limited liability company, with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Parklawn Building Whole Loan.

The borrower sponsor is Boyd Watterson Asset Management (“Boyd Watterson”). Headquartered in Cleveland, Ohio and formed in 2009, Boyd Watterson is an independent investment advisor specializing in fixed income, real estate and equities. Boyd Watterson invests in commercial properties leased to local, state, and federal government tenants and manages such assets in separate client accounts and private funds. As of September 30, 2019, Boyd Watterson managed over $4.2 billion in real estate assets. The non-recourse carveout guarantor is BW Government Properties II, LLC, which is an entity owned by Boyd Watterson and Government Properties Investments II Limited, a fund managed by Union Bancaire Privée. Union Bancaire Privée is a wealth management firm headquartered in Geneva, Switzerland, that focuses on private and institutional clients throughout the world.

The Property. The Parklawn Building Property is a 14-story suburban office building totaling 1,283,646 square feet across three wings originally constructed in 1970. Wings A and B contain an aggregate of 935,386 square feet and wing C contains 348,260 square feet. The Parklawn Building Property was originally 100.0% leased to the United States of America General Services Administration (“GSA”) on behalf of the U.S. Department of Health & Human Services (“HHS”), with the Parklawn Building Property serving as the headquarters for HHS. In 2015, the GSA and the prior owner of the Parklawn Building Property collectively spent nearly $300 million to completely renovate wings A and B into Class A office space featuring a 14-story atrium with a glass ceiling and glass exterior. Following the renovation, the GSA consolidated operations of HHS into wings A and B, and as a result, wing C was left vacant and in its original condition. There are no immediate plans to renovate or lease the space. As of July 1, 2019, wings A and B were 100.0% occupied by the GSA; however, the entire Parklawn Building Property, inclusive of wing C, was 72.9% occupied.

The Parklawn Building Property is LEED Platinum and Energy Star rated and features on-site amenities that include a one-acre park with a fountain, an outdoor plaza, café tables and seating, an on-site bank, a convenience store, a fitness center, and a direct trail to the nearby 1,700-acre Rock Creek Park. As part of the 2015 renovation, HHS invested more than $165 million of the total $300 million on specific upgrades including the main HHS data center for all national operations, back-up generators, modular conference center, full service cafeteria, and employee retail amenities. The 14-story, main interior atrium serves as the focal point of the Parklawn Building Property and allows HHS to host national and international symposiums and major training events on-site. Approximately 2,147 parking spaces are available throughout the Parklawn Building Property, consisting of 909 surface parking spaces and 1,238 parking spaces in a four-level below-grade parking garage beneath wings A, B, and C.

The Parklawn Building Property is situated on a 12.03-acre site in the Twinbrook neighborhood of Rockville, Maryland, approximately one-half mile northeast of Rockville Pike (Route 355) and two miles east of the Interstate 270 and Montrose Road interchange. The Twinbrook Metrorail station is located approximately one-half mile to the west, connecting the area to Bethesda and downtown Washington, D.C. The Parklawn Building Property is located in a government life sciences district that features the 550,000 square foot national headquarters for the companion agency, the National Institute of Allergy and Infectious Diseases, and two laboratory buildings leased to the National Institute of Health, directly across the street.

The Parklawn Building Borrower is a party to that certain Economic Development Fund Agreement (the “Grant”) with Montgomery County, Maryland (the “County”). Pursuant to the Grant, the Parklawn Building Borrower is entitled to 15 annual disbursements of $1,300,000 from 2017 through and including 2031. The County is only obligated to make disbursements once it has verified that the Parklawn Building Borrower has paid real property taxes in full for the corresponding tax year. The Parklawn Building Borrower was assigned the Grant at closing, but any further assignment of the Grant requires the assignee to demonstrate to the County that it is financially capable of fulfilling the Parklawn Building Borrower’s obligations and execute an assignment in form and substance reasonably satisfactory to the County. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties” in the Preliminary Prospectus.

Major Tenant.

The GSA utilizes the Parklawn Building Property for HHS which occupies the space via a lease that expires in July 2030. The lease contains one, 10-year renewal option with a notice period of at least 36 months. The lease does not provide any termination or contraction options.

HHS is a department of the United States government with the stated objective of improving the health, safety, and well-being of Americans. HHS originally took occupancy of the Parklawn Building Property after it was constructed approximately 50 years ago. As part of the most recent renovation and lease renewal, HHS aggregated the Agency for Healthcare Research and Quality, the Indian

A-3-104

Office – Suburban	Loan # 9	Cut-off Date Balance:	$65,400,000
5600 Fishers Lane	Parklawn Building	Cut-off Date LTV:	60.0%
Rockville, MD 20852		U/W NCF DSCR:	2.68x
		U/W NOI Debt Yield:	9.4%

Health Service and the Substance Abuse and Mental Health Services Administration into the Parklawn Building Property. In total, approximately 4,500 government healthcare employees are housed at the Parklawn Building Property.

The following table presents certain information relating to the tenancy at the Parklawn Building Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
United States General Services Administration	AAA/Aaa/AA+	935,386	72.9%	$31.75	$29,695,152	100.0%	7/31/2030	1 x 10 Yr	N
Vacant Space		348,260	27.1%

Total/Wtd. Avg.		1,283,646	100.0%	$31.75(2)	$29,695,152	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Total/Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Parklawn Building Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	935,386	72.9%	935,386	72.9%	$29,695,152	100.0%	$31.75
Vacant	0	348,260	27.1%	1,283,646	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	1,283,646	100.0%			$29,695,152	100.0%	$31.75(2)

(1)	Information obtained from the underwritten rent roll.

(2)	Total/Wtd. Avg. Annual U/W Base Rent PSF Expiring excludes vacant space.

The following table presents historical occupancy percentages at the Parklawn Building Property:

Historical Occupancy(1)

12/31/2015	12/31/2016	12/31/2017	12/31/2018	7/1/2019
72.9%	72.9%	72.9%	72.9%	72.9%

(1)	The Parklawn Building Property was renovated in 2015, after which time the GSA consolidated operations into wings A and B, which were 100.0% occupied by the GSA; however, the entire Parklawn Building Property, inclusive of wing C, was 72.9% occupied.

A-3-105

Office – Suburban	Loan # 9	Cut-off Date Balance:	$65,400,000
5600 Fishers Lane	Parklawn Building	Cut-off Date LTV:	60.0%
Rockville, MD 20852		U/W NCF DSCR:	2.68x
		U/W NOI Debt Yield:	9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and the underwritten net cash flow at the Parklawn Building Property:

Cash Flow Analysis

	2017	2018	TTM 8/31/2019	U/W	%(1)	U/W $ per SF
Gross Potential Rent	$29,333,705	$29,307,147	$29,307,147	$40,142,952	87.8%	$31.27
Total Recoveries(2)	1,075,796	(71,488)	(779,982)	276,172	0.6	0.22
Parking Income	3,474,485	3,547,672	3,631,939	4,011,560	8.8	3.13
Other Income(3)	(798)	0	57,118	1,300,000	2.8	1.01
Net Rental Income	$33,883,188	$32,783,331	$32,216,222	$45,730,684	100.0%	$35.63
(Vacancy & Credit Loss)	0	0	0	(10,447,800)	(26.0)	(8.14)
Effective Gross Income	$33,883,188	$32,783,331	$32,216,222	$35,282,884	77.2%	$27.49

Real Estate Taxes	393,436	2,779,279	1,459,065	4,212,000	11.9	3.28
Insurance	180,883	138,229	126,910	179,664	0.5	0.14
Other Operating Expenses	5,730,120	5,972,350	5,192,436	6,264,818	17.8	4.88
Total Operating Expenses	$6,304,439	$8,889,858	$6,778,412	$10,656,482	30.2%	$8.30

Net Operating Income	$27,578,749	$23,893,473	$25,437,810	$24,626,402	69.8%	$19.18
Replacement Reserves	0	0	0	319,897	0.9	0.25
TI/LC(4)	0	0	0	147,245	0.4	0.11
Net Cash Flow	$27,578,749	$23,893,473	$25,437,810	$24,159,260	68.5%	$18.82

NOI DSCR(5)	3.06x	2.65x	2.82x	2.73x
NCF DSCR(5)	3.06x	2.65x	2.82x	2.68x
NOI Debt Yield(5)	10.5%	9.1%	9.7%	9.4%
NCF Debt Yield(5)	10.5%	9.1%	9.7%	9.2%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Negative amounts for 2018 and TTM 8/31/2019 Total Recoveries reflect CPI and tax reconciliations as a result of estimated payments made during the respective year exceeding actual amounts due at the end of the respective year.

(3)	U/W Other Income represents a Montgomery County grant, which includes 15 annual payments of $1.3 million to be paid out from 2017 through 2031. The Parklawn Building Borrower was assigned the grant at closing, but any further assignment of the grant requires the assignee to demonstrate to the County that it is financially capable of fulfilling the Parklawn Building Borrower’s obligations and execute an assignment in form and substance reasonably satisfactory to the County.

(4)	U/W TI/LC includes a credit associated with the springing major tenant cash flow sweep set to occur 29 months prior to lease expiration and estimated to collect $1,901,631.

(5)	The debt service coverage ratios and debt yields are based on the Parklawn Building Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Parklawn Building Property of $436,000,000 as of September 18, 2019. The “as-is” value includes $16,235,773 attributed to the present value of an economic development grant and the remainder of a LEED tax credit.

Environmental Matters. According to the Phase I environmental site assessment dated August 21, 2019, there was no evidence of any recognized environmental conditions at the Parklawn Building Property.

Market Overview and Competition. The Parklawn Building Property is located in Rockville, Montgomery County, Maryland, within the Washington-Arlington-Alexandria, DC-VA-MD-WV metropolitan statistical area and approximately 13 miles northwest of the Washington D.C. central business district. Historically, Rockville’s main office demand driver has been government and quasi-government tenants, accounting for nearly 40% of occupied office space; however, the biotechnology industry has increased its presence. The I-270 Technology Corridor, which serves as a local demand generator for the Rockville market area, is a life science corridor that is home to numerous biotechnology companies and federal government institutions. Health institutions located in the area include Johns Hopkins Montgomery County campus and University of Maryland Institute for Bioscience and Biotechnology Research, as well as large pharmaceutical companies including GlaxoSmithKline, Sanofi and MedImmune.

According to a third party research report, the Parklawn Building Property is part of the Washington office market and the Rockville office submarket. As of the third quarter of 2019, the Washington office market had a total office inventory of approximately 501.4 million square feet with a vacancy rate of 12.9% and an average asking rent of $37.96 PSF. The Rockville office submarket had a total office inventory of approximately 10.8 million square feet with a vacancy rate of 10.8% and an average asking rent of $30.18 PSF. The submarket had no additional inventory delivered in the third quarter of 2019 and had positive net absorption of 14,921 square feet. No office buildings are currently under construction in the submarket.

According to the appraisal, the estimated 2019 populations within a one-, three- and five-mile radius of the Parklawn Building Property were 27,386, 160,957, and 357,052, respectively. The 2019 average household incomes within the same radii were $96,465, $117,574, and $130,980, respectively.

A-3-106

Office – Suburban	Loan # 9	Cut-off Date Balance:	$65,400,000
5600 Fishers Lane	Parklawn Building	Cut-off Date LTV:	60.0%
Rockville, MD 20852		U/W NCF DSCR:	2.68x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Parklawn Building Property:

Market Rent Summary

Office
Market Rent (PSF)	$35.00
Lease Term (Years)	10
Rent Increase Projection	0.0% per annum

The following table presents recent government agency leasing data at comparable office properties with respect to the Parklawn Building Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated(2)	Distance from Subject	Total GLA (SF)(2)	Tenant	Tenant Size (SF)	Lease Start Date	Annual Base Rent PSF	Lease Term (Yrs)	Lease Type
Parklawn Building(3) Rockville, MD	1970 / 2015	NAP	1,283,646	United States General Services Administration	935,386	Aug-15	$31.75	15.0	Modified Gross
Centerstone at Tysons McLean, VA	NAP	14.5 miles	NAP	Freddie Mac	151,949	May-19	$27.50	10.2	NNN
West Gude Office Park Rockville, MD	NAP	4.7 miles	NAP	FBI (renewal)	10,646	Jan-19	$23.36	10.0	Full Service
Reston Sunrise Reston, VA	NAP	23.5 miles	NAP	GSA	43,346	Dec-18	$35.00	15.0	Full Service
Centerpark I Calverton, MD	NAP	12.7 miles	NAP	FDA	78,918	Nov-18	$24.51	10.0	Full Service
American Square at Quantum Park Ashburn, VA	NAP	31.2 miles	NAP	GSA – CBP	444,595	May-18	$38.25	15.0	Full Service
American Center West Tysons, VA	NAP	15.6 miles	NAP	GSA (renewal)	21,214	Apr-18	$33.00	5.3	Full Service
The Cinema Building Hyattsville, MD	NAP	14.8 miles	NAP	FEMA (renewal)	54,000	Nov-17	$30.30	4.0	Full Service
2115 East Jefferson Rockville, MD	NAP	1.6 miles	NAP	NIH (extension)	89,708	Nov-17	$29.00	2.1	None
Campus at Sunrise Reston, VA	NAP	20.7 miles	NAP	CIA (renewal)	31,230	Oct-17	$33.50	5.0	Plus Electric
Freedom Forum Arlington, VA	NAP	21.0 miles	NAP	Trade and Development Agency	36,346	Jun-17	$45.00	10.75	Full Service
1701 Fort Myer Arlington, VA	NAP	21.0 miles	NAP	Department of State	342,967	Jun-17	$39.00	15.0	Full Service
Woodmont Place Rockville, MD	NAP	1.4 miles	NAP	FDA	44,761	Mar-16	$27.00	5.0	Full Service

(1)	Information obtained from the appraisal.

(2)	Year Built/Renovated and Total GLA (SF) for the comparable leases were not provided in the appraisal.

(3)	Based on the underwritten rent roll with the exception of Year Built/Renovated.

A-3-107

Office – Suburban	Loan # 9	Cut-off Date Balance:	$65,400,000
5600 Fishers Lane	Parklawn Building	Cut-off Date LTV:	60.0%
Rockville, MD 20852		U/W NCF DSCR:	2.68x
		U/W NOI Debt Yield:	9.4%

Escrows.

Real Estate Taxes – The Parklawn Building Borrower deposited $372,746 into a real estate tax reserve at origination and is required to deposit an ongoing monthly real estate tax reserve payment in an amount equal to 1/12 of the annual estimated real estate taxes, which currently equates to $124,249.

Insurance – The Parklawn Building Borrower deposited $19,441 into an insurance reserve at origination and is required to deposit an ongoing monthly insurance reserve payment in an amount equal to 1/12 of the annual estimated insurance premiums, which currently equates to $9,720.

Deferred Maintenance – The Parklawn Building Borrower deposited $111,869 for deferred maintenance at origination.

Lockbox and Cash Management. The Parklawn Building Whole Loan is structured with a hard lockbox and in-place cash management. Revenues from the Parklawn Building Property are required to be deposited directly into the clearing account controlled by the lender and transferred daily into the cash management account to be applied and disbursed in accordance with the Parklawn Building Whole Loan documents. During the occurrence and continuance of a Cash Sweep Period, all excess cash is required to be held by the lender as additional collateral for the Parklawn Building Whole Loan.

A “Cash Sweep Period” will:

(a)	commence upon the occurrence of an event of default under the Parklawn Building Whole Loan, and will continue until such event of default is cured;

(b)	commence when the amortizing debt service coverage ratio based on the trailing three-month period is less than 1.55x, and will continue until the amortizing debt service coverage ratio based on the trailing three-month period is at least 1.60x for two consecutive calendar quarters;

(c)	commence upon the occurrence of any bankruptcy action of (i) the Parklawn Building Borrower or (ii) the property manager, and will continue either (x) as it relates to the Parklawn Building Borrower, until the full repayment of the Parklawn Building Whole Loan or (y) as it relates to the property manager, until the manager is replaced by a qualified manager within 60 days of such bankruptcy action; or

(d)	commence when a Sweep Tenant (as defined below) either:

I.	fails to exercise a renewal option under its lease on or prior to the date by which notice of such renewal option is required, and will continue until a Sweep Tenant Re-Leasing Event (as defined below) occurs;

II.	terminates or cancels its lease, and will continue until a Sweep Tenant Re-Leasing Event occurs;

III.	ceases to operate in 50% or more of its leased space unless such dark space has been subleased to a subtenant which has and maintains a credit rating of at least BBB- by S&P and Baa3 by Moody’s, and will continue until (x) such Sweep Tenant has resumed operations in more than 50% of its leased space, or (y) a Sweep Tenant Re-Leasing Event occurs;

IV.	defaults (beyond applicable notice and cure periods) under its lease, and will continue until the Parklawn Building Borrower’s acceptance of the cure of the default in a manner acceptable to the lender;

V.	is the subject (or its parent is the subject) of any bankruptcy or insolvency proceedings, and will continue until the insolvency proceedings have terminated and the Sweep Tenant’s lease has been affirmed, assumed, or assigned in a manner satisfactory to the lender; or

VI.	has its (or its parent’s) credit rating fall below BBB- by S&P or Baa3 by Moody’s, and will continue until (x) the credit rating has been restored to at least BBB- by S&P and Baa3 by Moody’s, or (y) a Sweep Tenant Re-Leasing Event has occurred.

A “Sweep Tenant” means each of (i) the United States of America, acting by and through the designated representative of the General Services Administration and/or (ii) its replacement tenant of at least 75% of its leased space.

A “Sweep Tenant Re-Leasing Event” means the Parklawn Building Borrower enters into a replacement lease(s) acceptable to the lender for the applicable Sweep Tenant’s entire leased space, with such replacement tenant(s) having and maintaining a credit rating of at least BBB- by S&P and Baa3 by Moody’s, provided that all tenant improvements and landlord obligations with respect to such replacement lease(s) have been paid and performed in full and that the replacement tenant(s) has commenced payment of full, unabated rent.

Property Management. The Parklawn Building Property is managed by JBGS/TRS, L.L.C.

Partial Release. Any time after two years from the closing date of the BANK 2020-BNK25 securitization trust, the Parklawn Building Borrower may establish a condominium regime acceptable to the lender for the Parklawn Building Property in order to release a portion of the collateral comprised of the above-grade portion of wing C (the “Release Unit”), provided that, among other things, (i) no Cash Sweep Period is continuing, (ii) the Parklawn Building Borrower establishes a condominium in accordance with the requirements of the Parklawn Building Whole Loan documents, (iii) the Parklawn Building Borrower defeases a portion of the Parklawn Building Whole Loan in an amount equal to (1) $2,400,000 if released to an unaffiliated third-party or (2) in connection with a transfer to any affiliate of the Parklawn Building Borrower, the greater of (A) $2,400,000, or (B) 100% of the net sales proceeds, (iv) following the release of the Release Unit and partial defeasance of the Parklawn Building Whole Loan, the debt yield (calculated with a vacancy adjustment equal to the greater of actual vacancy or 3%) is equal to or greater than the greater of (x) the debt yield immediately preceding such release and (y) 9.24%, (v) the debt service coverage ratio (calculated with a vacancy adjustment equal to the greater of actual vacancy or 3% and assuming a 30-year amortization period) is equal to or greater than the greater of (x) the debt service coverage ratio

A-3-108

Office – Suburban	Loan # 9	Cut-off Date Balance:	$65,400,000
5600 Fishers Lane	Parklawn Building	Cut-off Date LTV:	60.0%
Rockville, MD 20852		U/W NCF DSCR:	2.68x
		U/W NOI Debt Yield:	9.4%

immediately preceding such release and (y) 1.74x and (vi) the loan to value ratio is equal to or less than the lesser of (x) the loan to value ratio immediately preceding such partial release and (y) 60.0%; provided that if the tests in clauses (iv), (v), and (vi) above are not satisfied, the Parklawn Building Borrower may deposit cash with the lender in the amount that if applied to the reduction of the outstanding principal balance of the Parklawn Building Whole Loan, would result in the satisfaction of such tests, which cash will be held as additional collateral for the Parklawn Building Whole Loan.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Parklawn Building Borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Parklawn Building Property and business interruption insurance for 18 months with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-109

Hospitality – Select Service	Loan #10	Cut-off Date Balance:	$54,650,000
550 15th Street	Hilton Denver Dual Brand Hotel	Cut-off Date LTV:	63.2%
Denver, CO 80202		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	12.4%

A-3-110

Hospitality – Select Service	Loan #10	Cut-off Date Balance:	$54,650,000
550 15th Street	Hilton Denver Dual Brand Hotel	Cut-off Date LTV:	63.2%
Denver, CO 80202		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	12.4%

Hilton Denver Dual Brand Hotel
550 15th Street
Denver, CO 80202
Commons Park
Coors Field
Union Station
Centennial Park
LoDo
Downtown
Five Points
Lawson Park
Benedict Fountain Park
Pepsi Center
Auraria Pkwy
Metropolitan State Univ. of Denver
AURARIA CAMPUS
Univ. of Colorado at Denver
Community College of Denver
Colorado Convention Center
Colorado Center for the Performing Arts
16TH STREET MALL
Uptown
Civic Center Park
State Capitol
DENVER
Capitol Hill
Civic Center
Lincoln Park
Sunken Gardens Park
Cherry Creek
Denver Health Medical Center
Baker Historic District
W. Colfax Ave.
E. Colfax Ave.
W. 14th Ave.
E. 14th Ave.
W. 13th Ave.
W. 12th Ave.
W. 11th Ave.
W. 10th Ave.
W. 8th Ave.
W. 7th Ave.
W. 6th Ave.
W. 5th Ave.
W. 4th Ave.
E. 20th Ave.
E. 19th Ave.
E. 18th Ave.
Broadway
Lincoln St.
Speer Blvd.
Santa Fe Dr.
Welton St.
Park Ave.
Washington St.
RTD LIGHT RAIL
Westminster
Arvada
Wheat Ridge
Golden
Lakewood
DENVER
AURORA
Englewood
Littleton
Centennial
Highlands Ranch
Parker
Commerce City
Broomfield
Thornton
Northglenn
Brighton

A-3-111

No. 10 – Hilton Denver Dual Brand Hotel

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Hospitality – Select Service
	Original Principal Balance:	$54,650,000		Location:	Denver, CO
	Cut-off Date Balance:	$54,650,000		Size:	302 Rooms
	% of Initial Pool Balance:	3.3%		Cut-off Date Balance Per Room	$180,960
	Loan Purpose:	Acquisition		Maturity Date Balance Per Room:	$180,960
	Borrower Sponsor:	Noble Hospitality Fund IV - Income, L.P.		Year Built/Renovated:	1962 / 2019
	Guarantor:	Noble Hospitality Fund IV - Income, L.P.		Title Vesting:	Fee
	Mortgage Rate:	3.8820%		Property Manager:	Interstate Management Company, LLC
	Note Date:	November 21, 2019		Current Occupancy (As of):	97.0% (9/30/2019)
	Seasoning:	2 months		YE 2018 Occupancy:	92.3%
	Maturity Date:	December 11, 2026		YE 2017 Occupancy:	84.4%
	IO Period:	84 months		YE 2016 Occupancy:	78.2%
	Loan Term (Original):	84 months		YE 2015 Occupancy:	79.2%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$86,500,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per Room:	$286,424
	Call Protection:	L(24),GRTR 1% or YM(53),O(7)		As-Is Appraisal Valuation Date:	October 29, 2019
	Lockbox Type:	Springing
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information
				TTM NOI (9/30/2019):	$6,900,385
				YE 2018 NOI:	$6,933,697
				YE 2017 NOI:	$6,813,303
				YE 2016 NOI:	$6,755,847
				U/W Revenues:	$18,805,119
				U/W Expenses:	$12,002,735
				U/W NOI:	$6,802,384
Escrows and Reserves(1)				U/W NCF:	$6,050,180
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	3.15x / 2.81x
Taxes	$572,462	$81,780	NAP	U/W Debt Yield based on NOI/NCF:	12.4% / 11.1%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.4% / 11.1%
FF&E Reserve	$0	$62,684	NAP	Cut-off Date LTV Ratio:	63.2%
PIP Reserve	$4,500,000	Springing	NAP	LTV Ratio at Maturity:	63.2%

Sources and Uses
Sources			Uses
Original Mortgage Loan Amount	$54,650,000	59.7%	Purchase price	$86,600,000	94.6%
Borrower’s equity	36,886,912	40.3	Seller credit(2)	($1,000,000)	(1.1)%
			Upfront reserves	5,072,462	5.5
			Closing costs	864,450	0.9
Total Sources	$91,536,912	100.0%	Total Uses	$91,536,912	100.0%

(1)	See “Escrows” section.

(2)	The $1.0 million seller credit is related to capital expenditure items at the Hilton Denver Dual Brand Hotel.

The Mortgage Loan. The mortgage loan (the “Hilton Denver Dual Brand Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a select service hotel located in Denver, Colorado (the “Hilton Denver Dual Brand Center Property”).

The Borrower and Borrower Sponsor. The borrower is NF IV – I Denver CC, LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Hilton Denver Dual Brand Borrower”). The Hilton Denver Dual Brand Borrower is directly owned by a real estate investment trust (“REIT”), which requires the borrower entity to lease the related hotel via an operating lease to a taxable REIT subsidiary. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Denver Dual Brand Mortgage Loan. The borrower sponsor and nonrecourse carve-out guarantor of the Hilton Denver Dual Brand Mortgage Loan is Noble Hospitality Fund IV - Income, L.P., an affiliate of Noble Investment Group.

A-3-112

Hospitality – Select Service	Loan #10	Cut-off Date Balance:	$54,650,000
550 15th Street	Hilton Denver Dual Brand Hotel	Cut-off Date LTV:	63.2%
Denver, CO 80202		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	12.4%

Founded in 1993, Noble Investment Group (“Noble”) is a real estate investment firm specializing in upscale select service and extended-stay hotels affiliated with Marriott, Hyatt and Intercontinental. As of December 2019, Noble had invested over $3 billion in hotels throughout the United States. As of January 2020, Noble operated more than 7,000 hotel and resort guest rooms (including one other hotel totaling 228 rooms in Denver) including over 800,000 square feet of meeting space, convention and conference centers, championship golf courses, spas, and fine dining operations. The sponsor owned a property that secured a loan which was subject to a loan modification in 2010. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Hilton Denver Dual Brand Property is a 12-story, 302-key select service hotel located in Denver, Colorado. Built in 2013, the Hilton Denver Dual Brand Property operates as a dual-branded Hampton Inn and Suites (“Hampton Inn”) (120 rooms) and Homewood Suites (182 rooms) hotel with a combined lobby, front desk, and amenities. Amenities at the Hilton Denver Dual Brand Property include a complimentary breakfast buffet and seating area, a small restaurant and bar, 7,606 square feet of meeting space, a fitness center, an indoor swimming pool, a 24-hour convenience market, and a 52-space below grade parking garage that can accommodate 104 vehicles via automated stacking lifts.

The Hampton Inn features 47 standard king rooms, 11 king studio rooms, 10 king ADA rooms, 40 double queen rooms, 7 double queen studios and 5 double queen ADA rooms. The Hampton Inn guestrooms, which are generally smaller and located on floors 2 through 5, feature 42” HD flat screen televisions, work desks with ergonomic chairs, lounge chairs, mini-refrigerators and mini-microwaves. The Homewood Suites features 108 standard king rooms, 12 large studio king rooms, 34 mountain view king rooms, 14 panoramic studio king rooms, and 14 ADA king rooms. The Homewood Suites guestrooms, which are located on floors 6 through 12, feature a full kitchen with refrigerator, two-burner stovetops, a dining area, and a separate living area.

The Hilton Denver Dual Brand Property, which previously operated as an office property from 1963 until 2012, was gut renovated and opened in April 2013 as a select service hotel. The Hilton Denver Dual Brand Property underwent a $1.0 million lobby renovation in July 2019 that combined the front desks and breakfast areas for the Hampton Inn and Homewood Suites. The Hilton Denver Dual Brand Borrower is required to complete a $5.5 million ($18,212/key) brand-mandated property improvement plan (“PIP”), which is expected to begin at the end of 2021 and is required to be completed by May 2022. Of the $5.5 million budget, approximately $3.3 million has been allocated to the Homewood Suites and $2.2 million has been allocated to the Hampton Inn. The PIP is expected to include upgrades to guestrooms ($2.4 million), meeting space, recreation facilities, and technological upgrades, amongst other items. The lender reserved $4.5 million for the planned PIP upfront at loan closing (see “Escrows” section below). At closing, the Hilton Denver Dual Brand Borrower executed two new 15-year franchise agreements with Hilton, each of which expires on November 30, 2034, approximately 8 years beyond loan maturity.

The following table presents certain information relating to the demand analysis with respect to the Hilton Denver Dual Brand Property based on market segmentation for the trailing 12-month period ending August 31, 2019:

Market Segmentation(1)

Flag	Corporate	Meeting/Group	Leisure
Hampton Inn	40.0%	35.0%	25.0%
Homewood Suites	40.0%	35.0%	25.0%

(1)	Information obtained from the appraisal.

A-3-113

Hospitality – Select Service	Loan #10	Cut-off Date Balance:	$54,650,000
550 15th Street	Hilton Denver Dual Brand Hotel	Cut-off Date LTV:	63.2%
Denver, CO 80202		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	12.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton Denver Dual Brand Property:

Cash Flow Analysis

	2016	2017	2018	TTM 9/30/2019	U/W	% of U/W Total Revenue(1)	U/W $ per Room
Occupancy	78.2%	84.4%	92.3%	97.0%	90.0%
ADR	$170.45	$168.02	$163.54	$160.13	$172.60
RevPAR	$133.23	$141.74	$150.93	$155.34	$155.34

Room Revenue	$14,726,156	$15,623,537	$16,636,668	$17,122,934	$17,122,934	91.1%	$56,698
Food & Beverage Revenue	467,611	547,242	602,633	579,742	602,633	3.2	1,995
Other Revenue(2)	1,005,741	1,034,562	1,074,937	1,079,552	1,079,552	5.7	3,575
Total Revenue	$16,199,508	$17,205,341	$18,314,238	$18,782,228	18,805,119	100.0%	$62,269

Room Expense	2,964,645	3,152,232	3,811,165	4,093,904	4,093,904	23.9	13,556
Food & Beverage Expense	241,044	325,455	386,980	410,784	410,784	68.2	1,360
Other Department Expense	495,454	475,175	515,752	568,066	568,066	52.6	1,881
Total Department Expenses	3,701,143	3,952,862	4,713,897	5,072,754	5,072,754	27.0	16,797
Gross Operating Income	$12,498,365	$13,252,479	$13,600,341	$13,709,474	$13,732,365	73.0%	$45,471

Total Undistributed Expenses	4,854,973	5,354,113	5,627,691	5,667,789	5,643,877	30.0	18,688
Gross Operating Profit	$7,643,392	$7,898,366	$7,972,650	$8,041,685	$8,088,488	43.0%	$26,783

Total Fixed Charges	887,545	1,085,063	1,038,953	1,141,300	1,286,104	6.8	4,259
Total Operating Expenses	$9,443,661	$10,392,038	$11,380,541	$11,881,843	$12,002,735	63.8%	$39,744

Net Operating Income	$6,755,847	$6,813,303	$6,933,697	$6,900,385	$6,802,384	36.2%	$22,524
FF&E	0	0	0	0	752,205	4.0	2,491
Net Cash Flow	$6,755,847	$6,813,303	$6,933,697	$6,900,385	$6,050,180	32.2%	$20,034

NOI DSCR	3.13x	3.16x	3.21x	3.20x	3.15x
NCF DSCR	3.13x	3.16x	3.21x	3.20x	2.81x
NOI DY	12.4%	12.5%	12.7%	12.6%	12.4%
NCF DY	12.4%	12.5%	12.7%	12.6%	11.1%

(1)	% of U/W Total Revenue for Room Expense, F&B Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.

(2)	Other Revenue includes parking income, telephone, valet, coin laundry, vending, gift shop and other miscellaneous items.

Appraisal. The appraiser concluded to an “as-is” appraised value of $86,500,000 with an appraisal valuation date of October 29, 2019.

Environmental Matters. According to a Phase I environmental assessment dated September 20, 2019, there was no evidence of any recognized environmental conditions at the Hilton Denver Dual Brand Property.

Market Overview and Competition. The Hilton Denver Dual Brand Property is located in the central business district of Denver, Colorado. The Hilton Denver Dual Brand Property is located approximately 1.4 miles southeast of Interstate 25, 0.5 miles northwest of Interstate 70, 0.9 miles southeast of Union Station, and 24.8 miles southwest of Denver International Airport.

The Hilton Denver Dual Brand Property is situated adjacent to the Colorado Convention Center. According to the appraisal, the Colorado Convention Center hosted 182 events with approximately 900,000 attendees in 2018. The Colorado Convention Center expansion project, which is expected to cost approximately $233.0 million and add approximately 80,000 square feet of meeting space and a 50,000 square foot rooftop terrace, was approved in 2015. The Hilton Denver Dual Brand Property is also situated proximate to Block 162, a 30-story office property with approximately 595,000 square feet of office space and 9,900 square feet of ground floor retail that is expected to be completed by year-end 2020. The Hilton Denver Dual Brand Property is situated within approximately 1 mile of various tourist attractions including Coors Field (home of the Major League Baseball Colorado Rockies), Pepsi Center (home of the NBA Denver Nuggets), Colorado State Capitol, and the Denver Performing Arts Complex. According to a third party market research report, for the third consecutive year, Denver experienced over 31.0 million total visitors in 2018 who spent an estimated $6.5 billion. For the 15th year in a row, leisure travelers grew in 2018 reaching a record 7.1 million people. According to the appraisal, Occupancy, ADR and RevPAR within the Downtown Denver submarket increased by 12.2%, 19.9% and 40.9%, respectively, from 2008 to September 2019 YTD. According to the appraisal, there is a dual-branded 383-room Home 2 Suites and Tru by Hilton located one block northwest of the Hilton Denver Dual Brand Property that recently opened in November 2019, which is expected to compete directly with the Hilton Denver Dual Brand Property.

According to the Appraisal, the City of Denver has experienced annual population growth of approximately 2.1% since 2010, and is projected to increase by 1.6% annually through 2024. Additionally, the estimated 2019 population within a one- and three- mile radius

A-3-114

Hospitality – Select Service	Loan #10	Cut-off Date Balance:	$54,650,000
550 15th Street	Hilton Denver Dual Brand Hotel	Cut-off Date LTV:	63.2%
Denver, CO 80202		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	12.4%

of the Hilton Denver Dual Brand Property was 44,653 and 233,287, respectively; and the estimated 2019 average household income within the same radii was $93,731 and $98,591, respectively.

The following tables present historical occupancy, ADR, RevPAR and penetration rates relating to the Hampton Inn and the Homewood Suites’ competitive sets.

Hampton Inn and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hampton Inn			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 10/31/2019	77.0%	$163.02	$125.48	96.9%	$162.82	$157.73	125.9%	99.9%	125.7%
12/31/2018	73.6%	$167.16	$123.05	92.0%	$163.18	$150.21	125.0%	97.6%	122.1%
12/31/2017	75.8%	$174.37	$132.11	83.5%	$168.62	$140.72	110.2%	96.7%	106.5%
12/31/2016	73.7%	$170.54	$125.67	76.4%	$171.11	$130.80	103.7%	100.3%	104.1%

(1)	Information obtained from third party hospitality research reports dated November 18, 2019 and January 17, 2019. The competitive set includes the following hotels: Hampton Inn Denver Downtown Convention Center, Holiday Inn Express Denver Downtown, Hampton Inn Denver Downtown, Hilton Garden Inn Denver Downtown, aloft Hotel Denver Downtown, and Hyatt Place Denver Downtown.

Homewood Suites and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Homewood Suites			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 10/31/2019	79.6%	$169.13	$134.61	96.9%	$161.06	$156.14	121.8%	95.2%	116.0%
12/31/2018	78.2%	$171.23	$133.95	92.5%	$165.13	$152.77	118.3%	96.4%	114.0%
12/31/2017	77.5%	$175.76	$136.13	84.7%	$168.14	$142.44	109.4%	95.7%	104.6%
12/31/2016	72.5%	$175.49	$127.26	78.7%	$171.36	$134.89	108.6%	97.6%	106.0%

(1)	Information obtained from third party hospitality research reports dated November 18, 2019 and January 17, 2019. The competitive set includes the following hotels: Homewood Suites by Hilton Denver Downtown Convention Center, Crowne Plaza Denver, Courtyard Denver Downtown, Residence Inn Denver City Center, Hilton Garden Inn Denver Downtown, SpringHill Suites Denver Downtown, Hyatt House Denver Downtown, Hyatt Place Denver Downtown.

Escrows.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $572,462 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $81,780).

Insurance – The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrower or borrower affiliate provides the lender with evidence that the Hilton Denver Dual Brand Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of payment of insurance premiums/renewals within ten business days.

FF&E Reserve – The loan documents require ongoing monthly FF&E Reserves of 4.0% of the total revenue (the initial estimated FF&E monthly deposit is $62,684).

PIP Reserve – The loan documents require an upfront reserve of $4,500,000 for estimated expenses related to remaining planned renovations, and an additional springing deposit of 100% of the estimated cost reasonably determined by lender to complete any additional PIP work required by the franchisor under the franchise agreement.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the Hilton Denver Dual Brand Borrower is required to establish a lender-controlled lockbox account and deposits all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Hilton Denver Dual Brand Mortgage Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the net operating income debt yield falling below 8.5% at the end of any calendar quarter.

A-3-115

Hospitality – Select Service	Loan #10	Cut-off Date Balance:	$54,650,000
550 15th Street	Hilton Denver Dual Brand Hotel	Cut-off Date LTV:	63.2%
Denver, CO 80202		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	12.4%

A Cash Trap Event Period will end upon the occurrence of the following:

with regard to clause (i) above, the cure of such event of default; or

with regard to clause (ii) above, (a) the net operating income debt yield being at least 8.75% for two consecutive calendar quarters or (b) the Hilton Denver Dual Brand Borrower making a prepayment to the Hilton Denver Dual Brand Mortgage Loan in an amount sufficient for the net operating income debt yield to be equal to or greater than 8.5% with yield maintenance premium and any interest shortfall relating to such prepayment.

Property Management. The Hilton Denver Dual Brand Property is managed by Interstate Management Company, LLC (“Interstate”). Founded in 1960, Interstate has over 35,000 employees and manages approximately 82,000 hotel rooms across 500 hotels, resorts and conference centers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Hilton Denver Dual Brand Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Hilton Denver Dual Brand Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

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A-3-117

No. 11 – Park Tower at Transbay

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$50,000,000		Location:	San Francisco, CA
	Cut-off Date Balance(1):	$50,000,000		Size:	764,659 SF
	% of Initial Pool Balance:	3.1%		Cut-off Date Balance Per SF(1):	$719.27
	Loan Purpose:	Refinance		Maturity Date/ARD Balance Per SF(1)(2):	$719.27
	Borrower Sponsor:	MetLife, Inc.		Year Built/Renovated:	2018/NAP
	Guarantor:	Park Tower Owner LLC		Title Vesting:	Fee
	Mortgage Rate:	3.4500%		Property Manager:	Self-Managed
	Note Date:	July 23, 2019		Current Occupancy (As of)(4):	98.9% (10/1/2019)
	Seasoning:	6 months		YE 2018 Occupancy(5):	NAP
	Anticipated Repayment Date(2):	August 1, 2029		YE 2017 Occupancy(5):	NAP
	Maturity Date(2):	August 1, 2034		YE 2016 Occupancy(5):	NAP
	IO Period:	120 months		YE 2015 Occupancy(5):	NAP
	Loan Term (ARD)(2):	120 months		Appraised Value(6):	$1,120,000,000
	Amortization Term:	NAP		Appraised Value Per SF(6):	$1,464.71
	Loan Amortization Type:	Interest-only, Balloon		Appraisal Valuation Date(6):	October 1, 2019
	Call Protection:	L(23),YM(90),O(7)		Underwriting and Financial Information
	Lockbox Type:	Hard/Springing Cash Management		TTM NOI(5):	NAP
	Additional Debt(1):	Yes		YE 2018 NOI(5):	NAP
	Additional Debt Type (Balance)(1):	Pari Passu ($500,000,000)		YE 2017 NOI(5):	NAP
				YE 2016 NOI(5):	NAP
				U/W Revenues:	$85,332,264
				U/W Expenses:	$28,981,596
Escrows and Reserves(3)				U/W NOI:	$56,350,668
	Initial	Monthly	Cap	U/W NCF:	$56,277,673
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.93x / 2.93x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	10.2% / 10.2%
Deferred Maintenance	$4,412,926	$0	NAP	U/W Debt Yield at Maturity/ARD based on NOI/NCF(1)(2):	10.2% / 10.2%
TI/LC	$80,198,366	$0	NAP	Cut-off Date LTV Ratio(1)(6):	49.1%
Regulatory Fees Reserve	$5,528,653	$0	NAP	LTV Ratio at Maturity/ARD(1)(2)(6):	49.1%

Sources and Uses
Sources			Uses
Original whole loan amount(1)	$550,000,000	100.0%	Loan payoff	$294,460,472	53.5%
			Upfront reserves(7)	145,173,206	26.4
			Return of equity	108,543,869	19.7
			Closing costs	1,822,453	0.3
Total Sources	$550,000,000	100.0%	Total Uses	$550,000,000	100.0%

(1)

The Park Tower at Transbay Mortgage Loan (as defined below) is a part of the Park Tower at Transbay Whole Loan (as defined below) with an original aggregate principal balance of $550,000,000. The Cut-off Date Balance Per SF, Maturity Date/ARD Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity/ARD based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the Park Tower at Transbay Whole Loan.

(2)

The Park Tower at Transbay Whole Loan is structured with a 120-month loan term until the Anticipated Repayment Date (“ARD”) of August 1, 2029 and will be interest-only prior to the ARD. From and after the ARD, the Park Tower at Transbay Whole Loan will accrue additional interest at a fixed rate of 2.5000% which will be deferred and due and payable on the Maturity Date of August 1, 2034 (or earlier repayment in full of the Park Tower at Transbay Whole Loan). The ARD automatically triggers a Cash Sweep Period (see “Lockbox and Cash Management”) whereby all excess cash flow is required to be used to pay down the principal balance of the Park Tower at Transbay Whole Loan and repay the additional accrued interest.

(3)

Monthly escrows for taxes and insurance will be waived so long as (x) no cash sweep period exists and (y) the Park Tower at Transbay borrower (provides evidence to the lender that all property taxes and insurance premiums have been paid in full. The Park Tower at Transbay Borrower deposited at loan origination (i) $4,412,926, which is equal to 110% of the estimated cost for the completion of the outstanding project costs for the construction of the Park Tower at Transbay Property, (ii) 80,198,366 for outstanding tenant improvement allowances owed to Facebook and (iii) $5,528,653 which is equal to 100% of the estimated cost for the regulatory fees in connection with the development of the Park Tower at Transbay Property as required pursuant to an owner participation/disposition and development agreement between the Successor Agency to the Redevelopment Agency of the City of San Francisco and the Park Tower at Transbay borrower and as required for Municipal Transportation Agency additional street use fees.

(4)

The sole office tenant, Facebook, Inc. (98.9% of NRA), is currently in the process of building out its space and, according to the borrower sponsor, is in occupancy of floors 2-12 (Phase I) and is expected to move into its remaining space by September 2020.

(5)	Prior historical operating statements and occupancy are not applicable, as the Park Tower at Transbay Property (as defined below) was constructed in 2018-2019.
(6)

The Appraised Value shown reflects a “Prospective Market Value At Stabilization” value as of October 1, 2019, which assumes that Facebook, Inc. has commenced rent payments (which began in August 2019) and that all remaining construction project costs due by September 30, 2019 have been incurred (110% of the cost of which has been reserved by the lender). The “as-is” value as of May 30, 2019 of $959,000,000 results in both a Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD of 57.4% for the Park Tower at Transbay Whole Loan. The appraiser also provided an “as dark” value as of May 30, 2019 of $1,004,000,000, which results in both a Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD of 54.8% for the Park Tower at Transbay Whole Loan. The “as dark” value is greater than the “as-is” value due to the market rent being higher than the current contract rent at the Park Tower at Transbay Property.

(7)

Reserves include $55,033,261 paid by the Park Tower at Transbay borrower at loan origination, which amount was subsequently disbursed to Facebook, Inc. by the escrow agent to buy out Facebook Inc.’s rent abatement period.

A-3-118

Office – CBD	Loan #11	Cut-off Date Balance:	$50,000,000
250 Howard Street	Park Tower at Transbay	Cut-off Date LTV:	49.1%
San Francisco, CA 94105		UW NCF DSCR:	2.93x
		UW NOI Debt Yield:	10.2%

The Mortgage Loan.  The mortgage loan (the “Park Tower at Transbay Mortgage Loan”) is a part of a whole loan (the “Park Tower at Transbay Whole Loan”) evidenced by ten pari passu promissory notes in the aggregate original principal amount of $550,000,000. The Park Tower at Transbay Whole Loan is secured by a first priority fee mortgage on a 764,659 square foot newly constructed, Class A office tower located in San Francisco, California (the “Park Tower at Transbay Property”).

The Park Tower at Transbay Mortgage Loan is evidenced by the non-controlling promissory Note A-6 in the original aggregate principal amount of $50,000,000. The controlling promissory Note A-3 and the non-controlling promissory Notes A-1, A-2, A-4, A-5, A-7, A-8, A-9 and A-10 are in the aggregate original principal amount of $500,000,000. See the Note Summary table below. The Park Tower at Transbay Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK21 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans“ and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK 2019-BNK20	No
A-2	$100,000,000	$100,000,000	BANK 2019-BNK23	No
A-3	$100,000,000	$100,000,000	BANK 2019-BNK21	Yes
A-4	$80,000,000	$80,000,000	BANK 2019-BNK22	No
A-5	$50,000,000	$50,000,000	BANK 2019-BNK24	No
A-6	$50,000,000	$50,000,000	BANK 2020-BNK25	No
A-7	$25,000,000	$25,000,000	BANK 2019-BNK22	No
A-8	$20,000,000	$20,000,000	BANK 2019-BNK20	No
A-9	$15,000,000	$15,000,000	BANK 2019-BNK21	No
A-10	$10,000,000	$10,000,000	BANK 2019-BNK22	No
Total	$550,000,000	$550,000,000

The Property.  The Park Tower at Transbay Property is comprised of a newly constructed, Class A, pre-certified LEED Gold, 43-story high-rise office building located on the northeast corner of Beale Street and Howard Street in the Transbay Transit District in the South Financial District of downtown San Francisco, California. The Park Tower at Transbay Property contains a total of 764,659 square feet. All of the office space (755,914 square feet) and the two-level subterranean parking are leased to Facebook, Inc. (“Facebook”). Facebook’s space includes a mix of open and private offices, various common areas, a cafeteria, fitness/wellness center and a child care center. There is 50,000 square feet of outdoor space including fourteen sky decks: large rooftop terraces on floors 12 and 28, and outside terraces on every third floor starting on floor 13 and ending on the top floor, 43. 70% of the floors have San Francisco Bay views.

The remaining rentable area is comprised of three retail spaces (8,745 square feet) on the ground floor. One of the retail spaces was leased to Blue Bottle after loan origination and the other spaces have been in lease negotiations with prospective tenants, according to the borrower sponsor.  Building amenities include bike parking, an open plaza on the ground level, and two non-collateral adjacent public park spaces which are required to be maintained by the Park Tower at Transbay borrower sponsor.

The Park Tower at Transbay Property is located adjacent to the recently completed multi-billion-dollar Salesforce (f/k/a Transbay) Transit Center and City Park, providing immediate proximity to all forms of public transportation.  The Park Tower at Transbay Property is within walking distance to the Ferry Building, waterfront AT&T Park, Moscone Center, Westfield Shopping Centre, SF MoMA, Union Square and South Park.

Major Tenant. Facebook leases all of the office space (755,914 square feet) on a long term, triple-net lease which commenced on March 1, 2019. Facebook’s lease is divided into three phases: Phase I includes floors 2-12, Phase II includes floors 13-25 and Phase III includes floors 26-43. The initial rent for Phase I, Phase II and Phase III is $60.00 PSF, $66.00 PSF and $72.00 PSF, respectively, resulting in a current weighted average rent of $65.82 PSF. The Facebook office lease requires annual rental increases of 3.0%. Facebook also leases the subterranean parking (110 spaces with capacity for 140 spaces with valet operations) based on an annual rent of $594,000 ($450/space per month), with increases to market rent every five years.

Facebook is currently in the process of building out its space and, according to the borrower sponsor, is in occupancy of Phase I and is expected to move into its remaining space by September 2020. The Park Tower at Transbay borrower provided Facebook with a tenant improvement allowance of $110 PSF (of which $80,198,366 ($106 PSF) was outstanding as of the loan origination date and has been fully reserved by the lender) and estimates that Facebook will be spending an additional $300-$350 PSF on its build-out. Pursuant to its lease, Facebook was entitled to rent abatements, which have been bought out by the Park Tower at Transbay borrower as of July 25, 2019. Facebook is now paying full unabated rent.

Facebook’s lease expiration for Phase I is February 28, 2033 and for Phases II and III are February 28, 2034. Each phase has two eight-year renewal options at fair market rent. In order to exercise the renewal option for Phase II, Facebook must exercise its option for Phase I. In order to exercise the renewal option for Phase III, Facebook must exercise both options for Phase I and II.

A-3-119

Office – CBD	Loan #11	Cut-off Date Balance:	$50,000,000
250 Howard Street	Park Tower at Transbay	Cut-off Date LTV:	49.1%
San Francisco, CA 94105		UW NCF DSCR:	2.93x
		UW NOI Debt Yield:	10.2%

Facebook has a right of first offer to purchase the Park Tower at Transbay Property at the same terms as any purchase offer received by the Park Tower at Transbay borrower. If Facebook fails to exercise its right of first offer, the Park Tower at Transbay borrower will be free to sell the Park Tower at Transbay Property to another party other than a Facebook competitor, namely Alphabet Inc., Amazon.com, Inc., Apple Inc., Microsoft Corporation, salesforce.com, inc., Snap Inc. and Samsung Electronics, which list of competitors is subject to change by Facebook in accordance with its lease.

Facebook (NYSE: FB) provides various products to connect and share “online”. The company’s products include Facebook, which enables people to connect, share and discover through mobile devices and personal computers; Instagram, a community for sharing photos, videos, and messages; and Messenger and WhatsApp, both messaging applications. Facebook also provides Oculus, a hardware, software and developer platform, which allows people to connect through its virtual reality products. As of December 31, 2018, Facebook had approximately 1.52 billion daily active users. The company was founded in 2004 and is headquartered in Menlo Park, California. Facebook also has large block leases at 181 Fremont and 215 Fremont, in downtown San Francisco, both within one block of the Park Tower at Transbay Property. For the fiscal year ending December 31, 2018, Facebook reported total revenue of $55.8 billion, up from $40.7 billion in the prior year and $27.6 billion in 2016. Facebook has a current market capitalization of $478 billion.

The following table presents certain information relating to the tenant at the Park Tower at Transbay Property:

Major Tenant(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
Facebook, Inc. – Phase I	NR/NR/NR	269,814	35.3%	$60.00	$16,188,822	32.5%	2/28/2033	2, 8-year	N
Facebook, Inc. – Phase II(2)	NR/NR/NR	238,962	31.3%	$66.00	$15,771,464	31.7%	2/28/2034	2, 8-year	N
Facebook, Inc. – Phase III(2)	NR/NR/NR	247,138	32.3%	$72.00	$17,793,967	35.8%	2/28/2034	2, 8-year	N
Office Total/Wtd. Avg.		755,914	98.9%	$65.82	$49,754,253	100.0%

Vacant Space (Retail)		8,745	1.1%

Collateral Total		764,659	100.0%

(1)	Information based on the underwritten rent roll.
(2)	Facebook is currently in the process of building out its space and expected to move into Phase II and Phase III by September 2020.

The following table presents certain information relating to the lease rollover schedule at the Park Tower at Transbay Property:

Lease Expiration Schedule

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	755,914	98.9%	755,914	98.9%	$49,754,253	100.0%	$65.82
Vacant	0	8,745	1.1%	764,659	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg	1	764,659	100.0%			$49,754,253	100.0%	$65.82(1)

(1)	Wtd. Avg. U/W Rent PSF excludes vacant space.

A-3-120

Office – CBD	Loan #11	Cut-off Date Balance:	$50,000,000
250 Howard Street	Park Tower at Transbay	Cut-off Date LTV:	49.1%
San Francisco, CA 94105		UW NCF DSCR:	2.93x
		UW NOI Debt Yield:	10.2%

The following table presents historical occupancy percentages at the Park Tower at Transbay Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	10/1/2019
NAP	NAP	NAP	NAP	98.9%

(1)	Prior occupancy is not applicable, as the Park Tower at Transbay Property was constructed in 2018-2019.

Underwritten Net Cash Flow.  The following table presents certain information relating to the underwritten net cash flow at the Park Tower at Transbay Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent(3)	$50,322,681	57.0%	$65.81
Straight Line Rent	7,996,394	9.1	10.46
Gross Potential Rent	$58,319,075	66.1%	$76.27
Reimbursements	29,328,101	33.2	38.35
Parking Income	594,000	0.7	0.78
Net Rental Income	$88,241,176	100.0%	$115.40
Vacancy(4)	(2,908,912)	(5.0)	(3.80)
Effective Gross Income	$85,332,264	96.7%	$111.60

Real Estate Taxes	16,161,609	18.9	21.14
Insurance	1,561,863	1.8	2.04
Other Operating Expenses	11,258,124	13.2	14.72
Total Operating Expenses	$28,981,596	34.0%	$37.90

Net Operating Income	$56,350,668	66.0%	$73.69
TI/LC	0	0.0	0.00
Capital Expenditures	72,995	0.1	0.10
Net Cash Flow	$56,277,673	66.0%	$73.60

NOI DSCR(5)	2.93x
NCF DSCR(5)	2.93x
NOI Debt Yield(5)	10.2%
NCF Debt Yield(5)	10.2%

(1)	Prior historical operating statements are not applicable, as the Park Tower at Transbay Property was constructed in 2018-2019.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy, and (iii) percent of Effective Gross Income for all other fields.
(3)	Base Rent includes the ground floor retail space (8,745 square feet) grossed up to an estimated NNN rent of $65.00 PSF.
(4)	The Park Tower at Transbay Property is 98.9% leased to Facebook. UW Vacancy is 2.5% for the office floors and 100.0% for the retail space.
(5)	The debt service coverage ratios and debt yields shown are based on the Park Tower at Transbay Whole Loan.

A-3-121

Office – CBD	Loan #11	Cut-off Date Balance:	$50,000,000
250 Howard Street	Park Tower at Transbay	Cut-off Date LTV:	49.1%
San Francisco, CA 94105		UW NCF DSCR:	2.93x
		UW NOI Debt Yield:	10.2%

Market Overview.  The Park Tower at Transbay Property is located in the South Financial District of San Francisco, California, just north of the Rincon Hill/South Beach/SOMA District, which has seen a resurgence in leasing activity particularly with respect to the technology sector, and east of the Yerba Buena District, home to several major redevelopment projects including the Yerba Buena complex, Moscone convention center and Westfield Shopping Center.

A significant development in the San Francisco central business district is the redevelopment of the approximately 40-acre area surrounding the Transbay Terminal, the primary transit hub in the downtown area. Redevelopment plans include replacing the outdated Transbay Terminal (which was completed in August 2018), extending Caltrain 1.3 miles (which construction began in 2012) and developing the surrounding neighborhood by widening Folsom Street and promoting sidewalk cafes and markets, and developing approximately 2,600 new homes, 3 million square feet of office and commercial space, and 100,000 square feet of retail space. Recent developments of the office space include the 61-story Salesforce Tower.

Salesforce has also leased approximately 325,000 square feet at Transbay Parcel F (550 Howard) and approximately 335,000 square feet at 350 Mission.  Other technology firms leasing large blocks of space in the area include Facebook at 181 Fremont (432,000 square feet) and at 215 Fremont (300,000 square feet), Adobe at 100 Hooper (280,000 square feet), Stripe at 510 Townsend (269,063 square feet), Blend Labs at 500 Pine Street (72,000 square feet), Twitch at 350 Bush Street (185,000 square feet), LinkedIn at 222 Second Street (430,650 square feet) and Pinterest at 88 Bluxome Street (490,000 square feet). As of the first quarter of 2019, large block demand greater than 50,000 square feet has climbed 41% year over year, outpacing supply. According to the appraisal, there are currently 20 tenant requirements of 100,000 square feet or more but only five contiguous space options that can offer occupancy through 2023.

According to a third party market report, the Park Tower at Transbay Property is located in the South Financial District office submarket of the San Francisco office market. For the first quarter of 2019, the submarket had total inventory of approximately 28.2 million square feet with a vacancy rate of 6.7% and average asking rents of $83.02 PSF.

According to the appraisal, the estimated 2019 population within a one-half-, one- and three-mile radius of the Park Tower at Transbay Property was 16,122, 59,433 and 378,299, respectively. The 2019 median household income within the same radii was $204,917, $105,624 and $113,407, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Park Tower at Transbay Property:

Market Rent Summary

	Office – Low	Office – Mid	Office – High	Retail
Market Rent (PSF)	$75.00	$80.00	$85.00	$65.00
Lease Term (Years)	12	12	12	10
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum

The following table presents certain information from the appraisal relating to comparable properties to the Park Tower at Transbay Property:

Comparable Properties

Property Name	Year Built/ Renovated	Distance from Subject (miles)	Property Size (SF)	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF NNN	Lease Term (Yrs.)	TI PSF
Park Tower at Transbay(1)	2018	NAP	764,659	Facebook	755,914	Mar-19	$65.82	15	$110
Parcel F 546-550 Howard Street	2023 (projected)	0.2	1,100,000	Salesforce	325,000	4Q18	$80.00	15	$100
88 Bluxome Street	TBD	1.4	1,000,000	Pinterest	490,000	1Q19	$78.00	10-15	NAP
181 Fremont Street	2018	0.1	432,000	Facebook	432,000	Sep-17	$65.00	10	$100
45 Fremont	1978	0.3	602,780	Slack Technologies	208,459	Aug-19	$69.00	11.3	$100-$130
One Tehama	1929	0.2	98,566	Social Finance	98,566	Sep-18	$70.00	11	$105

(1)	Information obtained from the underwritten rent roll and Facebook lease.

A-3-122

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A-3-123

No. 12 – 560 Mission Street

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$50,000,000		Location:	San Francisco, CA
	Cut-off Date Balance(1):	$50,000,000		Size:	668,149 SF
	% of Initial Pool Balance:	3.1%		Cut-off Date Balance Per SF(1):	$449.00
	Loan Purpose:	Recapitalization		Maturity Date/ARD Balance Per SF(1):	$449.00
	Borrower Sponsor:	National Office Partners LLC		Year Built/Renovated:	2002/NAP
	Guarantor:	NOP 560 Mission, LLC		Title Vesting:	Fee
	Mortgage Rate:	2.5890%		Property Manager:	Self-managed
	Note Date:	December 5, 2019		Current Occupancy (As of):	98.4% (10/31/2019)
	Seasoning:	2 months		YE 2018 Occupancy:	97.3%
	Maturity Date:	December 6, 2029		YE 2017 Occupancy:	97.8%
	IO Period:	120 months		YE 2016 Occupancy:	100.0%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$842,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$1,260.20
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraisal Valuation Date:	October 31, 2019
	Call Protection(2):	L(26),GRTR 1% or YM or D(87),O(7)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (9/30/2019):	$38,313,473
	Additional Debt Type (Balance)(1):	Pari Passu ($250,000,000); Future Mezzanine		YE 2018 NOI:	$37,869,525
				YE 2017 NOI:	$30,771,436
				YE 2016 NOI:	$37,844,766
				U/W Revenues:	$54,738,187
				U/W Expenses:	$12,064,089
Escrows and Reserves				U/W NOI:	$42,674,098
	Initial	Monthly	Cap	U/W NCF:	$41,204,170
Taxes	$0	Springing(3)	NAP	U/W DSCR based on NOI/NCF(1):	5.42x / 5.23x
Insurance	$0	Springing(3)	NAP	U/W Debt Yield based on NOI/NCF(1):	14.2% / 13.7%
Replacement Reserve	$0	Springing(3)	$267,260	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.2% / 13.7%
TI/LC Reserve	$2,152,612	Springing(3)	$2,004,447	Cut-off Date LTV Ratio(1):	35.6%
				LTV Ratio at Maturity(1):	35.6%

Sources and Uses
Sources			Uses
Original whole loan amount(1)	$300,000,000	100.0%	Return of equity(4)	$295,451,251	98.5%
			Closing costs	2,396,137	0.8
			Upfront reserve	2,152,612	0.7
Total Sources	$300,000,000	100.0%	Total Uses	$300,000,000	100.0%

(1)

The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 560 Mission Street Whole Loan (as defined below).

(2)

Defeasance or prepayment of the 560 Mission Street Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 560 Mission Street Whole Loan to be securitized and (b) December 5, 2022. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in February 2020.

(3)

On each due date during the continuance of a 560 Mission Street Trigger Period (as defined below), the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan documents, (ii) a monthly replacement reserve in the amount of approximately $11,136 capped at 24 times the monthly required deposit and (iii) a monthly TI/LC reserve in the amount of approximately $83,519 capped at 24 times the monthly required deposit. A “560 Mission Street Trigger Period” means each period commencing upon (i) an event of default under the 560 Mission Street Whole Loan or, if a mezzanine loan is then outstanding, under such mezzanine loan, or (ii) if as of the last day of any calendar quarter, the debt yield is less than 7.0% for two consecutive calendar quarters.

(4)	The 560 Mission Street Property (as defined below) was previously unencumbered. The borrower sponsors constructed the 560 Mission Street Property in 2002.

The Mortgage Loan. The mortgage loan (the “560 Mission Street Mortgage Loan”) is part of a whole loan (the “560 Mission Street Whole Loan”) co-originated by DBR Investments Co. Limited and Bank of America, National Association and is evidenced by six pari passu promissory notes with an aggregate original principal balance of $300,000,000. The 560 Mission Street Whole Loan is secured by a first priority fee mortgage encumbering a 668,149 square foot office building located in San Francisco, California (the “560 Mission Street Property”). The 560 Mission Street Mortgage Loan is evidenced by the non-controlling Note A-2-B with an original principal balance of $50,000,000. The below table summarizes the 560 Mission Street Whole Loan, including the remaining promissory notes, which are currently held by DBR Investments Co. Limited and Bank of America, National Association and may otherwise be transferred

A-3-124

Office – CBD	Loan #12	Cut-off Date Balance:	$50,000,000
560 Mission Street	560 Mission Street	Cut-off Date LTV:	35.6%
San Francisco, CA 94105		UW NCF DSCR:	5.23x
		UW NOI Debt Yield:	14.2%

at any time. The 560 Mission Street Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BMARK 2020-B16 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans“ and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$60,000,000	$60,000,000	GSMS 2020-GC45(1)	No
A-1-2	$50,000,000	$50,000,000	BMARK 2020-B16(2)	Yes
A-1-3	$25,000,000	$25,000,000	DBR Investments Co. Limited	No
A-1-4	$15,000,000	$15,000,000	DBR Investments Co. Limited	No
A-2-A	$100,000,000	$100,000,000	Bank of America, National Association	No
A-2-B	$50,000,000	$50,000,000	BANK 2020-BNK25	No
Total	$300,000,000	$300,000,000
(1)	The GSMS 2020-GC45 transaction is expected to close on or about January 30, 2020.
(2)	The BMARK 2020-B16 transaction is expected to close on or about February 12, 2020.

The Borrower and the Borrower Sponsor. The borrower is NOP 560 Mission Street, LLC, (the “560 Mission Street Borrower”), a Delaware limited liability company, structured to be bankruptcy-remote with at least two independent directors.

The borrower is owned by a joint venture between CalPERS and CommonWealth Partners. CalPERS is the nation’s largest public pension fund with approximately $346 billion in assets. The CalPERS retirement system serves more than 1.9 million members and the CalPERS health program administers benefits for 1.4 million members and their families. CommonWealth Partners is a privately held, vertically integrated real estate investment, development and management firm based in Los Angeles, with offices across the United States.

The Property. The 560 Mission Street Property is a 31-story Class A LEED Platinum office building totaling 668,149 square feet located in San Francisco, California. The 560 Mission Street Property is 98.4% leased, as of October 31, 2019, to a diversified rent roll of 13 tenants from industries including technology, financial services, consulting services, insurance and law. No tenant comprises more than 36.9% of NRA or 36.6% of UW Base Rent.

The 560 Mission Street Property has floor-to-ceiling glass windows and column-free space throughout the building allowing for 360-degree access to light and air. The glass and metal curtain wall design, enhanced by the building’s setbacks and cornice, was inspired by the composition of the Hallidie Building, which is San Francisco’s first curtain wall building. The 560 Mission Street Property has held the LEED Platinum designation since 2010 and received BOMA Earth Awards in 2010 and 2011. The 560 Mission Street Property includes a two-level, below-grade parking garage that has 117 parking spaces including seven handicapped parking spaces.

The borrower sponsor built the 560 Mission Street Property in 2002 and has invested approximately $2.5 million in capital improvements since 2014. Since 2018, 90,621 square feet of new and renewal leases have been signed, including new leases with Delta Dental (43,396 square feet) and expansion leases with TIAA-CREF (21,661 square feet) and EY (14,525 square feet). The borrower sponsor has made investments to both the common areas and back-of-house infrastructure including a new lobby and plaza furniture, an elevator lobby upgrade, a garage enhancement with bike area, and restroom and shower room upgrades. The bike area is able to house 70 bicycles on a first come, first serve basis.

Major Tenants.

JP Morgan (246,384 square feet, 36.9% of net rentable area; 36.6% of underwritten base rent; September 30, 2025 expiration) JPMorgan is an American multinational investment bank and financial services holding company headquartered in New York City. JPMorgan is ranked by S&P Global as the largest bank in the United States and the sixth largest bank in the world by total assets, with total assets of US$2.62 trillion. JP Morgan has 2, 5-year options to renew at least 50% of its leased space with 17 - 20 months’ notice. The first option is at 95% of base rent and the second option is at market rent. JPMorgan has an option to terminate one full floor effective until September 30, 2021 with 12 months’ notice and a payment between $137,136 and $210,495 (depending on the floor terminated, along with any other costs stated in the lease) plus the unamortized leasing costs at 8% interest.

EY (122,760 square feet, 18.4% of net rentable area; 16.9% of underwritten base rent; December 31, 2028 expiration) Ernst & Young is a multinational professional services firm headquartered in London, England, United Kingdom. EY is one of the largest professional services firms in the world. Along with Deloitte, KPMG and PricewaterhouseCoopers, EY is considered one of the Big Four accounting firms. EY has 2, 5-year options to renew its entire premises at market rent with 12 - 15 months’ notice. The tenant also has an option to expand and occupy 50%-100% of a full floor with notice by October 1, 2021 and delivery date between April 1, 2022 and October 1, 2024.

TIAA-CREF (64,696 square feet, 9.7% of net rentable area; 9.8% of underwritten base rent; September 30, 2027 expiration) The Teachers Insurance and Annuity Association of America-College Retirement Equities Fund is a Fortune 100 financial services organization that is the leading provider of financial services in the academic, research, medical, cultural and governmental fields. TIAA-CREF has a 5-year option to renew at least two contiguous floors at market rent with 15 - 18 months’ notice and a one-time option to terminate any or all of the premises effective on March 31, 2023 with 12 months’ notice and a payment equal to the unamortized leasing costs at 8% interest.

A-3-125

Office – CBD	Loan #12	Cut-off Date Balance:	$50,000,000
560 Mission Street	560 Mission Street	Cut-off Date LTV:	35.6%
San Francisco, CA 94105		UW NCF DSCR:	5.23x
		UW NOI Debt Yield:	14.2%

The following table presents certain information relating to the tenants at the 560 Mission Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
JP Morgan	AA-/A2/A-	246,384	36.9%	$75.04	$18,489,301	36.6%	9/30/2025	2, 5-yr	Y(2)
EY	NR/NR/NR	122,760	18.4%	$69.68	$8,553,330	16.9%	12/31/2028	2, 5-yr	N
TIAA-CREF	AA+/Aa2/AA+	64,696	9.7%	$76.39	$4,942,127	9.8%	9/30/2027	1, 5-yr	Y(3)
Seyfarth Shaw	NR/NR/NR	49,695	7.4%	$93.36	$4,639,525	9.2%	9/30/2027	1, 5-yr	Y(4)
Munger Tolles & Olson	NR/NR/NR	41,869	6.3%	$91.24	$3,820,128	7.6%	9/30/2027	1, 5-yr	N
Total Major Tenants		525,404	78.6%	$76.98	$40,444,411	80.1%

Non-Major Tenants		131,727	19.7%	$76.16	$10,032,182	19.9%

Occupied Collateral Total		657,131	98.4%	$76.81	$50,476,593	100.0%

Vacant Space		11,018	1.6%

Collateral Total		668,149	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)

JP Morgan has the right at any time through September 30, 2021 to terminate its lease with respect to one full floor of its leased premises upon 12 months’ prior notice and payment of a termination fee.

(3)	TIAA-CREF has the one-time right to terminate its lease or any portion thereof effective as of March 31, 2023 upon written notice on or before March 31, 2022 and payment of a termination fee.
(4)

Seyfarth Shaw has the one-time right to terminate its lease with respect to the 29th floor effective as of September 30, 2022 upon written notice on or before September 30, 2021 and payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the 560 Mission Street Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	2	10,784	1.6%	10,784	1.6%	$897,426	1.8%	$83.22
2022	2	4,420	0.7%	15,204	2.3%	$261,610	0.5%	$59.19
2023	0	0	0.0%	15,204	2.3%	$0	0.0%	$0.00
2024	3	20,735	3.1%	35,939	5.4%	$1,856,856	3.7%	$89.55
2025	15	292,340	43.8%	328,279	49.1%	$21,910,710	43.4%	$74.95
2026	2	49,832	7.5%	378,111	56.6%	$3,594,880	7.1%	$72.14
2027	8	156,260	23.4%	534,371	80.0%	$13,401,780	26.6%	$85.77
2028	6	122,760	18.4%	657,131	98.4%	$8,553,330	16.9%	$69.68
2029	0	0	0.0%	657,131	98.4%	$0	0.0%	$0.00
2030	0	0	0.0%	657,131	98.4%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	657,131	98.4%	$0	0.0%	$0.00
Vacant	0	11,018	1.6%	668,149	100.0%	$0	0.0%	$0.00
Total/Weighted Average	38	668,149	100.0%			$50,476,593	100.0%	$76.81

(1)	Information obtained from the underwritten rent roll.
(2)	The Total/Weighted Average Annual UW Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 560 Mission Street Property:

Historical Occupancy

12/31/2016	12/31/2017	12/31/2018	10/31/2019

100.0%	97.8%	97.3%	98.4%
A-3-126

Office – CBD	Loan #12	Cut-off Date Balance:	$50,000,000
560 Mission Street	560 Mission Street	Cut-off Date LTV:	35.6%
San Francisco, CA 94105		UW NCF DSCR:	5.23x
		UW NOI Debt Yield:	14.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the 560 Mission Street Property:

Cash Flow Analysis

	2016	2017	2018	TTM 9/30/2019	U/W	%(1)	U/W $ per SF
Base Rent	$36,190,949	$31,345,165	$47,586,908	$48,362,119	$50,476,593	88.7%	$75.55
Rent Average Benefit(2)	0	0	0	0	2,163,939	3.8	3.24
Contractual Rent Steps(3)	0	0	0	0	1,099,025	1.9	1.64
Grossed Up Vacant Space	0	0	0	0	946,514	1.7	1.42
Gross Potential Rent	$36,190,949	$31,345,165	$47,586,908	$48,362,119	$54,686,071	96.1%	$81.85
Other Income(4)	2,886,498	2,749,759	1,944,237	2,008,255	2,008,255	3.5	3.01
Total Recoveries	11,308,135	8,261,973	40,660	422,347	229,001	0.4	0.34
Net Rental Income	$50,385,582	$42,356,897	$49,571,805	$50,792,721	$56,923,327	100.0%	$85.20
(Vacancy & Credit Loss)	0	0	0	0	(2,185,140)	(4.0)	(3.27)
Effective Gross Income	$50,385,582	$42,356,897	$49,571,805	$50,792,721	$54,738,187	96.2%	$81.93

Real Estate Taxes	2,901,633	3,060,589	2,988,259	2,930,953	3,085,825	5.6	4.62
Insurance	648,379	607,821	669,313	858,742	1,042,282	1.9	1.56
Management Fee	1,526,013	1,182,649	1,462,233	1,651,605	1,000,000	1.8	1.50
Other Operating Expenses	7,464,791	6,734,402	6,582,475	7,037,948	6,935,981	12.7	10.38
Total Operating Expenses	$12,540,816	$11,585,462	$11,702,280	$12,479,248	$12,064,089	22.0%	$18.06

Net Operating Income	$37,844,766	$30,771,436	$37,869,525	$38,313,473	$42,674,098	78.0%	$63.87
Replacement Reserves	0	0	0	0	133,630	0.2	0.20
TI/LC	0	0	0	0	1,336,298	2.4	2.00
Net Cash Flow	$37,844,766	$30,771,436	$37,869,525	$38,313,473	$41,204,170	75.3%	$61.67

NOI DSCR(5)	4.81x	3.91x	4.81x	4.87x	5.42x
NCF DSCR(5)	4.81x	3.91x	4.81x	4.87x	5.23x
NOI Debt Yield(5)	12.6%	10.3%	12.6%	12.8%	14.2%
NCF Debt Yield(5)	12.6%	10.3%	12.6%	12.8%	13.7%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Represents straight-line rent averaging for TIAA-CREF, JP Morgan, Seyfarth Shaw and Munger Tolles & Olson through the earlier of the loan term or lease term.
(3)	Represents contractual rent steps through November 2020.
(4)	Other Income consists of parking income ($1,491,645), net tenant service revenue ($191,861), and miscellaneous income ($324,748).
(5)	The debt service coverage ratios and debt yields are based on the 560 Mission Street Whole Loan.

Market Overview and Competition. The 560 Mission Street Property is located in San Francisco, in the South Financial District submarket.

The South Financial District submarket is the historic center of business activity in San Francisco. The submarket represents half of the metropolitan’s central business district, in conjunction with the North Financial District. The Financial District contains well-known buildings, including the Transamerica Pyramid, 555 California Street (formerly Bank of America Center), 101 California Street, and Embarcadero Center. These skyscrapers are heavily tenanted by financial institutions, and house many Fortune 500 firms, including Wells Fargo, Citigroup, Amazon’s Twitch division, and PricewaterhouseCoopers. According to a third party market research report, the South Financial District office submarket has a total inventory of 30,506,228 square feet as of October 1, 2019.

A-3-127

Office – CBD	Loan #12	Cut-off Date Balance:	$50,000,000
560 Mission Street	560 Mission Street	Cut-off Date LTV:	35.6%
San Francisco, CA 94105		UW NCF DSCR:	5.23x
		UW NOI Debt Yield:	14.2%

The following table presents certain information relating to comparable leases related to 560 Mission Street Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant	Lease Date/ Term	Annual Base Rent PSF	Lease Type
560 Mission Street Property 560 Mission Street San Francisco, CA	2002/NAP	668,149(2)	-	Various	Various / Various	$76.81(2)	Modified
Blue Shield California Building 50 Beale Street San Francisco, CA	1969/2012	639,450	0.3 Miles	Glassdoor	June 2019 / 10.3 years	$87.96	Modified
140 New Montgomery Street San Francisco, CA	1925/2013	285,100	0.2 miles	Benchmark Capital Partners	June 2019 / 10 years	$114.96	Modified
303 Second Street San Francisco, CA	1988/NAP	700,945	0.4 Miles	Sony (PlayStation)	June 2019 / 10.3 years	$90.00	Modified
101 California Street San Francisco, CA	1982/2002	1,203,065	0.5 Miles	The Blackstone Group	June 2019 / 10.0 years	$114.96	Modified
201 Mission Street San Francisco, CA	1981/NAP	483,289	0.3 Miles	Silicon Legal Strategy	July 2019 / 5.1 years	$81.96	Modified
Pine Street Center 100 Pine Street San Francisco, CA	1972/NAP	365,808	0.4 Miles	Bank of the Orient	October 2019 / 6.2 years	$84.00	Modified

(1)	Information obtained from the appraisal.
(2)	Information obtained for the underwritten rent roll.

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A-3-129

No. 13 – Powered Shell Portfolio - Sterling

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association	Single Asset/Portfolio:	Portfolio
Property Type – Subtype:	Other – Data Center
Original Principal Balance:	$48,900,000	Location:	Sterling, VA
Cut-off Date Balance:	$48,900,000	Size:	297,160 SF
% of Initial Pool Balance:	3.0%	Cut-off Date Balance Per SF:	$164.56
Loan Purpose:	Acquisition	Maturity Date/ARD Balance Per SF:	$164.56
Borrower Sponsor:	BREIT Operating Partnership L.P.	Year Built/Renovated:	2016/NAP
Guarantor:	BREIT Operating Partnership L.P.	Title Vesting:	Fee
Mortgage Rate:	3.2678%	Property Manager:	Self-managed
Note Date:	December 5, 2019	Current Occupancy (As of):	100.0% (2/1/2020)
Seasoning:	1 month	YE 2018 Occupancy:	100.0%
Maturity Date:	January 6, 2030	YE 2017 Occupancy(2):	NAV
IO Period:	120 months	YE 2016 Occupancy(2):	NAV
Loan Term (Original):	120 months	YE 2015 Occupancy(2):	NAV
Amortization Term (Original):	NAP	As-Is Appraised Value(3):	$81,000,000
Loan Amortization Type :	Interest-only, Balloon	As-Is Appraised Value Per SF:	$272.58
Call Protection:	GRTR 0.5% or YM(25),GRTR 0.5% or YM or D(89),O(6)	As-Is Appraisal Valuation Date:	November 20, 2019
Lockbox Type:	Hard/Springing Cash Management	Underwriting and Financial Information
Additional Debt:	None	TTM NOI (9/30/2019):	$3,895,694
Additional Debt Type (Balance):	NAP	YE 2018 NOI(2):	NAV
YE 2017 NOI(2):	NAV
YE 2016 NOI(2):	NAV
U/W Revenues:	$5,204,380
U/W Expenses:	$588,137
U/W NOI:	$4,616,243
U/W NCF:	$4,415,024
U/W DSCR based on NOI/NCF:	2.85x / 2.73x
Escrows and Reserves	U/W Debt Yield based on NOI/NCF:	9.4% / 9.0%
Initial	Monthly	Cap	U/W Debt Yield at Maturity based on NOI/NCF:	9.4% / 9.0%
Taxes	$0	Springing(1)	N/A	Cut-off Date LTV Ratio:	60.4%
Insurance	$0	Springing(1)	N/A	LTV Ratio at Maturity:	60.4%

Sources and Uses
Sources			Uses
Original Loan Amount	$48,900,000	62.8%	Purchase Price	$76,927,388	98.8%
Borrower Equity	28,991,897	37.2	Closing costs	964,509	1.2
Total Sources	$77,891,897	100.0%	Total Uses	$77,891,897	100.0%

(1)

On each payment date during the continuance of an event of default or when the debt service coverage ratio, determined as of the last day of each of two consecutive fiscal quarters, is less than 1.20x, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the property taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. Such insurance premiums may be suspended if a blanket policy is in place.

(2)

Prior historical operating statements and occupancy are not applicable, as the Powered Shell Portfolio – Sterling Properties (as defined below) were constructed in 2016 and the sole tenant, Vadata, Inc., signed two triple-net leases that commenced on October 1, 2017 and November 1, 2017, respectively.

(3)

The appraiser also provided a “Go Dark” value as of November 20, 2019 of $53,600,000, which results in both a Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD of 91.2% for the Powered Shell Portfolio – Sterling Mortgage Loan.

The Mortgage Loan. The mortgage loan (the “Powered Shell Portfolio – Sterling Mortgage Loan”) is evidenced by a single promissory note secured by a first priority fee mortgage for two adjacent powered shell data centers totaling 297,160 square feet located in Sterling, Virginia (the “Powered Shell Portfolio – Sterling Properties”).

The Borrower and the Borrower Sponsor. The borrower is BCORE COPT DC-21 LLC, (the “Powered Shell Portfolio – Sterling Borrower”), a Delaware limited liability company, structured to be bankruptcy-remote with at least one independent director.

The general partner of the non-recourse carveout guarantor, BREIT Operating Partnership L.P., is Blackstone Real Estate Income Trust, Inc. (“BREIT”), a real estate investment trust that seeks to directly own stabilized income generating U.S. commercial real estate across property types including industrial, data center, multifamily, hospitality and retail properties. As of September 30, 2019, BREIT

A-3-130

Other – Data Center	Loan #13	Cut-off Date Balance:	$48,900,000
45295 & 45305 West Severn Way	Powered Shell Portfolio – Sterling	Cut-off Date LTV:	60.4%
Sterling, VA 20166		UW NCF DSCR:	2.73x
		UW NOI Debt Yield:	9.4%

had a net asset value of approximately $10.4 billion and total asset value of approximately $26.3 billion. The Powered Shell Portfolio – Sterling Borrower is affiliated with the borrower under the Bellagio Hotel and Casino Mortgage Loan.

The Property. The Powered Shell Portfolio – Sterling Properties consist of two single-story powered shell data center buildings located in Sterling, Virginia, which total 297,160 square feet. The Powered Shell Portfolio – Sterling Properties were built to suit for the sole tenant, Vadata, Inc., a wholly owned subsidiary of Amazon.com, Inc. (“Amazon”) (NASDAQ: AMZN), and are fully utilized by the tenant with two triple-net leases in place. “Powered shells” are upgraded industrial properties with access to power and fiber optics that are utilized as data centers. The landlord only initially invests in the industrial properties and the tenant invests all additional capital required to convert the asset into a fully operational data center with tenant specific specifications. Vadata, Inc. invested $386.3 million in permanent improvements including HVAC systems, fiber connectivity, UPS batteries and power generators. Additionally, the tenant invested $594.3 million to transform the Powered Shell Portfolio – Sterling Properties into technologically advanced data center facilities.

Major Tenant. Vadata, Inc. is a wholly owned subsidiary of Amazon and is the data center arm of Amazon Web Services (“AWS”). Vadata, Inc. occupies all 297,160 square feet of the portfolio. The tenant signed two triple-net leases that commenced on October 1, 2017 and November 1, 2017 and expire on September 30, 2029 and October 31, 2029, respectively. The leases provide four renewal options of five years each with a 12 month notice at 100.0% fair market value and call for 2.25% annual rent increases. The leases do not include termination options. Amazon has provided a guaranty for 12 months of rent at all times during the lease term.

Amazon is a multinational technology company focusing in e-commerce, cloud computing, and artificial intelligence. It is recognized as one of the Big Four of technology, along with Google, Apple and Facebook, due to its market capitalization, disruptive innovation, brand equity and hyper-competitive application process. AWS is one of the first major cloud computing platforms widely available and offers a broad set of global cloud-based products including computing, storage, databases, analytics, networking, mobile, developer tools, management tools, IoT, security, and enterprise applications. Since its introduction, AWS has grown to be a dominant market leader in the cloud computing industry. In 2018, Amazon controlled an estimated 35% of the $70 billion market revenue, more than its next four competitors – Microsoft (15%), Google (7%), IBM (7%), and Alibaba (5%) – combined. AWS accounts for 59% of net income for Amazon.com, Inc.

The following table presents certain information relating to the tenant at the Powered Shell Portfolio – Sterling Properties:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Vadata, Inc. (DC-21)	A+/A3/AA-	148,580	50.0%	$14.42	$2,142,123	49.6%	9/30/2029	4, 5-year	N
Vadata, Inc. (DC-22)	A+/A3/AA-	148,580	50.0%	$14.63	$2,173,719	50.4%	10/31/2029	4, 5-year	N
Total/Wtd. Avg.		297,160	100.0%	$14.52	$4,315,842	100.0%

Collateral Total		297,160	100.0%

(1)	Ratings are those of the parent company, Amazon.com, Inc., which provides a limited parent guaranty.

A-3-131

Other – Data Center	Loan #13	Cut-off Date Balance:	$48,900,000
45295 & 45305 West Severn Way	Powered Shell Portfolio – Sterling	Cut-off Date LTV:	60.4%
Sterling, VA 20166		UW NCF DSCR:	2.73x
		UW NOI Debt Yield:	9.4%

The following table presents certain information relating to the lease rollover schedule at the Powered Shell Portfolio – Sterling Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	2	297,160	100.0%	297,160	100.0%	$4,315,842	100.0%	$14.52
2030	0	0	0.0%	297,160	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	297,160	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	297,160	100.0%	$0	0.0%	$0.00
Total/Weighted Average	2	297,160	100.0%			$4,315,842	100.0%	$14.52

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Powered Shell Portfolio – Sterling Properties:

Historical Occupancy(1)

12/31/2015	12/31/2016	12/31/2017	12/31/2018	2/1/2020
NAV	NAV	NAV	100.0%	100.0%

(1)

Occupancy prior to 2018 is not applicable, as the Powered Shell Portfolio – Sterling Properties were constructed in 2016 and the tenant, Vadata, Inc., signed two triple-net leases that commenced on October 1, 2017 and November 1, 2017, respectively.

A-3-132

Other – Data Center	Loan #13	Cut-off Date Balance:	$48,900,000
45295 & 45305 West Severn Way	Powered Shell Portfolio – Sterling	Cut-off Date LTV:	60.4%
Sterling, VA 20166		UW NCF DSCR:	2.73x
		UW NOI Debt Yield:	9.4%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Powered Shell Portfolio – Sterling Properties:

Cash Flow Analysis(1)

	TTM 9/30/2019	U/W	%(2)	U/W $ per SF
Base Rent(3)	$3,917,829	$4,315,842	80.4%	$14.52
Straight Line Rent	0	470,129	8.8	1.58
Gross Potential Rent	$3,917,829	$4,785,971	89.2%	$16.11
Reimbursements	453,120	579,369	10.8	1.95
Net Rental Income	$4,370,949	$5,365,340	100.0%	$18.06
Vacancy	0	(160,960)	(3.4)	(0.54)
Effective Gross Income	$4,370,949	$5,204,380	97.0%	$17.51

Real Estate Taxes	284,649	0	0.0	0.00
Insurance	13,611	0	0.0	0.00
Other Operating Expenses	176,725	588,137	11.3	1.98
Total Operating Expenses	$474,985	$588,137	11.3%	$1.98

Net Operating Income	$3,895,964	$4,616,243	88.7%	$15.53
TI/LC	0	156,645	3.0	0.53
Capital Expenditures	0	44,574	0.9	0.15
Net Cash Flow	$3,895,964	$4,415,024	84.8%	$14.86

NOI DSCR	2.40x	2.85x
NCF DSCR	2.40x	2.73x
NOI Debt Yield	8.0%	9.4%
NCF Debt Yield	8.0%	9.0%

(1)

Prior historical operating statements are not applicable, as the Powered Shell Portfolio – Sterling Properties were constructed in 2016 and the tenant, Vadata, Inc., signed two triple-net leases that commenced on October 1, 2017 and November 1, 2017, respectively.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy, and (iii) percent of Effective Gross Income for all other fields.

(3)	Base Rent for TTM 9/30/2019 includes straight line rent of $307,642.

Market Overview and Competition. The Powered Shell Portfolio – Sterling Properties are located in Washington, DC market in Northern Virginia. Northern Virginia is the largest multi-tenant data center market in the United States, with over 4.8 million square feet of space currently in operation. Market leaders located here include Amazon, Google, Microsoft, Facebook and Alibaba. Northern Virginia’s history as one of the main internet exchange points on the East Coast, plus its available land, low overall risk to natural disaster, relatively low power rates and tax breaks available for some large data center owners and their tenants, have encouraged the development of large campuses. With state incentives recently extended through 2035, there continue to be exemptions for sales and use taxes for companies that invest more than $150 million in computer equipment and software.

The greater Washington, D.C., area serves as the capital of the United States and home to over six million people throughout the area sprawling across the District to Maryland and Virginia. Through December 2018, the unemployment rates were 2.9% and 2.6% for the Washington core based statistical area and the State of Virginia, respectively. The estimated 2019 population within a one-, three-, and five-mile radius of the Powered Shell Portfolio – Sterling Properties is 3,852, 80,341, and 234,724, respectively. The estimated 2019 median household income within a one-, three-, and five-mile radius of the Powered Shell Portfolio – Sterling Properties is $119,166, $106,654, and $122,405, respectively.

A-3-133

Other – Data Center	Loan #13	Cut-off Date Balance:	$48,900,000
45295 & 45305 West Severn Way	Powered Shell Portfolio – Sterling	Cut-off Date LTV:	60.4%
Sterling, VA 20166		UW NCF DSCR:	2.73x
		UW NOI Debt Yield:	9.4%

The following table presents certain information from the appraisal relating to sales comparable properties to the Powered Shell Portfolio – Sterling Properties:

Sales Comparables

Building Name / Address	Date of Sale	Year Built	Total Building Area (SF)	Sales Price	Sales Price PSF	% Occupied
Powered Shell Portfolio – Sterling 45295 & 45305 West Severn Way Sterling, VA	NAP	NAP	297,160	$76,927,388	$272.58	100%
INAP 2500 W. Frye Road Chandler, AZ	Aug-19	1985	191,061	$72,750,000	$380.77	100%
SunGuard 601 2nd Avenue South Hopkins, MN	Aug-19	1980	29,660	$4,750,000	$160.15	100%
Confidential (East Coast)	Jun-19	2016-2017	1,174,200	$256,000,000	$218.02	100%
Amazon (AWS) 26415 Corporate Avenue Hayward, CA	Nov-18	2016	145,850	$ 34,975,000	$239.80	100%
Secure Data 365 4726 Hills and Dales Road NW Canton, OH	Oct-18	2008	29,960	$9,425,000	$314.59	100%
AT&T Data Center 400 Holger Way San Jose, CA	Jun-18	1999	76,410	$49,000,000	$641.28	100%
A Powered Shell 194 Washington Avenue Albany, NY	April-18	1950	73,000	$9,200,000	$126.03	100%
Skybox Legacy 6815 Communications Pkwy. Plano, TX	Mar-18	2017	149,200	$55,000,000	$368.63	100%
Pathfinder Plaza 45900, 45930 & 45950 Pathfinder Plaza Sterling, VA	Mar-18	2017	446,811	$111,577,310	$249.72	100%
InfoCrossing 11707 Miracle Hills Drive Omaha, NE	Mar-18	1988/1995(Ren.)	85,200	$16,400,000	$192.49	100%

Partial Release. Provided no event of default is continuing, the related Powered Shell Portfolio – Sterling Borrower has the right to obtain the release of one or more of the Powered Shell Portfolio – Sterling Properties subject to the satisfaction of certain conditions, including, among others: (i) prepayment, together with any applicable yield maintenance premium (or, from and after the second anniversary of the closing date of this securitization, delivery of defeasance collateral) in an amount equal to the product of its amortized allocated loan amount times 110% (the “Minimum Release Price”); (ii) after giving effect to such release, either (a) the debt yield is at least 8.92% or (b) if each applicable mortgaged property is being sold to an unaffiliated third party, the debt yield requirement will be satisfied if the aggregate amount of such prepayment relating to such release is not less than the greater of (1) the Minimum Release Price of such mortgaged property and (2) the lesser of (x) the gross sales proceeds actually received by the borrower from such sale or (y) the amount necessary to achieve a debt yield of 8.92%; (iii) delivery of a Rating Agency Confirmation; and (iv) delivery of a REMIC opinion.

The borrower is also permitted to obtain the release of a property in connection with curing an event of default with respect to such property by defeasance or prepayment of the Minimum Release Price without meeting the requirements of clause (ii) above if the Powered Shell Portfolio – Sterling Borrower has demonstrated in good faith to the lender that it has pursued a cure of such event of default, and such cure does not require any capital contribution to the Powered Shell Portfolio – Sterling Borrower or any obligation of the Powered Shell Portfolio – Sterling Borrower or the non-recourse carveout guarantor to use revenues from any property other than the property that is the subject of such event of default to effectuate such cure and such release cures such event of default.

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A-3-135

No. 14 – Stop & Shop Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Portfolio
				Property Type – Subtype:	Retail – Single Tenant
Original Principal Balance:	$45,000,000			Location:	Various
Cut-off Date Balance:	$45,000,000			Size:	272,542 SF
% of Initial Pool Balance:	2.8%			Cut-off Date Balance Per SF:	$165.11
Loan Purpose:	Refinance			Maturity Date Balance Per SF:	$165.11
Borrower Sponsor:	American Finance Trust, Inc.(1)			Year Built/Renovated:	Various/Various
Guarantor:	American Finance Operating Partnership, L.P.			Title Vesting:	Fee
Mortgage Rate:	3.4450%			Property Manager:	American Finance Properties, LLC (borrower-related)
Note Date:	December 18, 2019			Current Occupancy (As of):	100.0% (2/1/2020)
Seasoning:	1 month			YE 2018 Occupancy:	100.0%
Maturity Date:	January 1, 2030			YE 2017 Occupancy:	100.0%
IO Period:	120 months			YE 2016 Occupancy:	100.0%
Loan Term (Original):	120 months			YE 2015 Occupancy:	100.0%
Amortization Term (Original):	NAP			As-Is Appraised Value:	$73,600,000
Loan Amortization Type:	Interest-only, Balloon			As-Is Appraised Value Per SF:	$270.05
Call Protection:	L(25),GRTR 1% or YM(91),O(4)			As-Is Appraisal Valuation Date:	Various
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			Underwriting and Financial Information
Additional Debt Type (Balance):	NAP			TTM NOI (6/30/2019):	$4,954,856
				YE 2018 NOI:	$4,954,935
				YE 2017 NOI:	$4,958,458
				YE 2016 NOI:	$4,826,208
				U/W Revenues:	$6,653,994
				U/W Expenses:	$2,037,126
Escrows and Reserves				U/W NOI:	$4,616,868
	Initial	Monthly	Cap	U/W NCF:	$4,509,052
Taxes(2)	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.94x / 2.87x
Insurance(2)	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	10.3% / 10.0%
Recurring Replacements(3)	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.3% / 10.0%
				Cut-off Date LTV Ratio:	61.1%
				LTV Ratio at Maturity:	61.1%

Sources and Uses
Sources			Uses
Original loan amount	$45,000,000	100.0%	Loan Payoff	$38,210,948	84.9%
			Return of Equity	6,253,271	13.9
			Closing Costs	535,780	1.2
Total Sources	$45,000,000	100.0%	Total Uses:	$45,000,000	100.0%

(1)	See “Description of the Mortgage Pool--Litigation and Other Considerations” in the Preliminary Prospectus.

(2)

Monthly tax and insurance reserves are springing upon (i) a critical tenant not being obligated to directly pay taxes or insurance under the terms of its lease and (ii) failure to provide evidence that the critical tenant has paid taxes or insurance prior to the date upon which taxes become delinquent. A “critical tenant” means Stop & Shop (as defined below) or any replacement tenant occupying the property presently leased to Stop & Shop pursuant to the leases in place at origination.

(3)

Monthly recurring replacement reserves are springing upon (i) (a) an event of default; (b) the debt service coverage ratio being less than 1.20x for the immediately preceding two calendar quarters; (c) a critical tenant lease expiration event as defined in the loan documents or (d) a critical tenant cash sweep event as defined in the loan documents and (ii) the borrower not being controlled by American Finance Operating Partnership, L.P.

The Mortgage Loan. The mortgage loan (the “Stop & Shop Portfolio Mortgage Loan”) is evidenced by one promissory note in the original principal balance of $45,000,000. The Stop & Shop Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering four single tenant retail properties located in Massachusetts and Rhode Island (the “Stop & Shop Portfolio “ or “Stop & Shop Portfolio Properties”).

The Properties. The Stop & Shop Portfolio Properties are comprised of four retail properties containing a total of 272,542 square feet. Three of the Stop & Shop Portfolio Properties are located in Massachusetts (76.8% of total square feet) and one is located in Rhode Island (23.2% of total square feet). As of February 1, 2020, the Stop & Shop Portfolio Properties were 100.0% leased to The Stop & Shop Supermarket Company (“Stop & Shop”). Stop & Shop has a right of first refusal with respect to each of the Stop & Shop Portfolio Properties.

A-3-136

Retail – Single Tenant	Loan #14	Cut-off Date Balance:	$45,000,000
Property Address - Various	Stop & Shop Portfolio	Cut-off Date LTV:	61.1%
		U/W NCF DSCR:	2.87x
		U/W NOI Debt Yield:	10.3%

Stop & Shop - Malden

The Stop & Shop - Malden Property is a retail center comprised of one, one-story building totaling 79,229 square feet located in Malden, Massachusetts. The Stop & Shop - Malden Property is situated on an approximately 9.0-acre site and features 494 parking spaces (6.2 spaces per 1,000 square feet). The Stop & Shop - Malden Property was built in 1992 and, as of February 1, 2020, the Stop & Shop - Malden Property was 100.0% leased to Stop & Shop. Stop & Shop is operating on a triple net lease, which commenced on December 21, 2001 and expires on December 31, 2026. The original lease provides two five-year fixed rate extensions and one three-year and 90-day fixed-rate extension at $19.65 PSF, followed by successive five-year fair market extensions to not exceed 75 years after December 21, 2001. The Malden Stop & Shop has a current rent of $1,519,520 ($19.18 PSF). The rental amount will increase to $1,556,636 ($19.65 PSF) on January 1, 2022.

Stop & Shop - Swampscott

The Stop & Shop - Swampscott Property is a single tenant retail center comprised of one, one-story building totaling 65,268 square feet located in Swampscott, Massachusetts. The Stop & Shop - Swampscott Property is situated on an approximately 11.8-acre site and features 397 parking spaces (6.1 spaces per 1,000 square feet). The Stop & Shop - Swampscott Property was built in 1992 and, as of February 1, 2020, the Stop & Shop - Swampscott Property was 100.0% leased to Stop & Shop. Stop & Shop is operating on a triple net lease, which commenced on December 21, 2001 and expires on December 31, 2026. The lease includes two five-year fixed rate extensions and one one-year and 272-day fixed rate extension at $20.72 PSF, followed by successive five-year fair market extensions to not exceed 75 years after December 21, 2001. The Swampscott Stop & Shop has a current rent of $1,319,449 ($20.22 PSF). The rental amount will increase to $1,352,083 ($20.72 PSF) on January 1, 2022.

Stop & Shop - Framingham

The Stop & Shop - Framingham Property is a retail center comprised of one, one-story building totaling 64,917 square feet located in Framingham, Massachusetts. The Stop & Shop - Framingham Property is situated on an approximately 7.6-acre site and features 434 parking spaces (6.7 spaces per 1,000 square feet). The Stop & Shop - Framingham Property was built in 1973 and, as of February 1, 2020, the Stop & Shop - Framingham Property was 100.0% leased to Stop & Shop. Stop & Shop is operating on a triple net lease, which commenced on December 21, 2001 and expires on December 31, 2026. The lease includes two five-year fixed rate extensions and one three-year and 364-day fixed rate extension at $17.68 PSF, followed by successive five-year fair market extensions to not exceed 75 years after December 21, 2001. The Framingham Stop & Shop has a current rent of $1,115,332 ($17.18 PSF). The rental amount will increase to $1,147,790 ($17.68 PSF) on January 1, 2022.

Stop & Shop - Bristol

The Stop & Shop - Bristol Property is a retail center comprised of one, one-story building totaling 63,128 square feet located in Bristol, Rhode Island. The Stop & Shop - Bristol Property is situated on an approximately 14.0-acre site and features 430 parking spaces (6.8 spaces per 1,000 square feet). The Stop & Shop - Bristol Property was built in 1998 and, as of February 1, 2020, the Stop & Shop - Bristol Property was 100.0% leased to Stop & Shop. Stop & Shop is operating on a triple net lease, which commenced on December 21, 2001 and expires on December 31, 2026. The lease includes two five-year fixed rate extensions and one three-year and 90-day fixed rate extension at $16.55, followed by successive five-year fair market extensions to not exceed 75 years after December 21, 2001. The Bristol Stop & Shop has a current rent of $1,012,778 ($16.04 PSF). The rental amount will increase to $1,044,984 ($16.55 PSF) on January 1, 2022.

The following table presents a summary of certain information relating to the Stop & Shop Portfolio Properties.

Stop & Shop Portfolio Properties Summary (1)

Property Name	City	State	Year Built	Total GLA (SF)	% of Total GLA	Occ. %	Cut-off Date Allocated Loan Amount	% of ALA	Appraised Value	TTM 6/30/2019 NOI
Stop & Shop - Malden	Malden	MA	1992	79,229	29.1%	100.0%	$13,645,553	30.3%	$22,500,000	$1,516,830
Stop & Shop - Swampscott	Swampscott	MA	1992	65,268	23.9%	100.0%	$11,886,792	26.4%	$19,600,000	$1,315,867
Stop & Shop - Framingham	Framingham	MA	1973	64,917	23.8%	100.0%	$10,006,739	22.2%	$16,500,000	$1,111,865
Stop & Shop - Bristol	Bristol	RI	1998	63,128	23.2%	100.0%	$9,460,916	21.0%	$15,000,000	$1,010,294
Total/Wtd. Avg.:				272,542	100.0%	100.0%	$45,000,000	100.0%	$73,600,000	$4,954,856

(1)	Based on the underwritten rent roll dated February 1, 2020.

A-3-137

Retail – Single Tenant	Loan #14	Cut-off Date Balance:	$45,000,000
Property Address - Various	Stop & Shop Portfolio	Cut-off Date LTV:	61.1%
		U/W NCF DSCR:	2.87x
		U/W NOI Debt Yield:	10.3%

The following table presents certain information relating to the major tenants at the Stop & Shop Portfolio:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of Portfolio NRSF	Annual U/W Rent	% of Portfolio Annual U/W Rent	Annual U/W Rent PSF	Most Recent Sales			Term. Option	Renewal Options	Lease Expiration
							$	PSF	Occ. Cost %
Major Tenants
Stop & Shop - Malden	BBB+/Baa1/BBB	79,229	29.1%	$1,519,520	30.6%	$19.18	NAV	NAV	NAV	N	Various	12/31/2026
Stop & Shop - Swampscott	BBB+/Baa1/BBB	65,268	23.9%	$1,319,449	26.6%	$20.22	NAV	NAV	NAV	N	Various	12/31/2026
Stop & Shop - Framingham	BBB+/Baa1/BBB	64,917	23.8%	$1,115,332	22.5%	$17.18	NAV	NAV	NAV	N	Various	12/31/2026
Stop & Shop - Bristol	BBB+/Baa1/BBB	63,128	23.2%	$1,012,778	20.4%	$16.04	NAV	NAV	NAV	N	Various	12/31/2026
Subtotal/Wtd. Avg.		272,542	100.0%	$4,967,079	100.0%	$18.23

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		272,542	100.0%	$4,967,079	100.0%	$18.23

(1)	Information is based on the underwritten rent roll as of February 1, 2020.

(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

The following table presents certain information relating to the lease expiration schedule at the Stop & Shop Portfolio:

Lease Expiration Schedule(1)

Year	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0.0%	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0.0%	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0.0%	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0.0%	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0.0%	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0.0%	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0.0%	0.0%	$0	0.0%	$0.00
2026	4	272,542	100.0%	272,542	100.0%	$4,967,079	100.0%	$18.23
2027	0	0	0.0%	272,542	100.0%	$0	0.0%	$0.00
2028	0	0	0.0%	272,542	100.0%	$0	0.0%	$0.00
2029	0	0	0.0%	272,542	100.0%	$0	0.0%	$0.00
2030	0	0	0.0%	272,542	100.0%	$0	0.0%	$0.00
2031 & Beyond	0	0	0.0%	272,542	100.0%	$0	0.0%	$0.00
Vacant Space	0	0	0.0%	272,542	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	4	272,542	100.0%			$4,967,079	100.0%	$18.23

(1)	Information is based on the underwritten rent roll as of February 1, 2020.

A-3-138

Retail – Single Tenant	Loan #14	Cut-off Date Balance:	$45,000,000
Property Address - Various	Stop & Shop Portfolio	Cut-off Date LTV:	61.1%
		U/W NCF DSCR:	2.87x
		U/W NOI Debt Yield:	10.3%

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the operating history and underwritten net cash flow at the Stop & Shop Portfolio:

Cash Flow Analysis

	2016	2017	2018	TTM 6/30/2019	U/W	%(1)	U/W $ per SF
Gross Potential Rent	$4,832,664	$4,967,088	$4,967,088	$4,967,088	$4,967,079	70.9%	$18.23
Other Income	0	0	0	0	0	0.0%	0.00
Total Recoveries	0	0	0	0	2,037,125	29.1%	7.47
Net Rental Income	$4,832,664	$4,967,088	$4,967,088	$4,967,088	$7,004,204	100.0%	$25.70
Concessions	0	0	0	0	0	0.0%	0.00
(Vacancy & Credit Loss)	0	0	0	0	-350,210	-7.1%	(1.28)
Effective Gross Income	$4,832,664	$4,967,088	$4,967,088	$4,967,088	$6,653,994	95.0%	$24.41

Real Estate Taxes	0	0	0	0	1,120,296	16.8%	4.11
Insurance	6,456	6,354	6,570	6,887	95,390	1.4%	0.35
Management Fee	0	0	0	0	140,084	2.1%	0.51
Other Operating Expenses(2)	0	2,276	5,583	5,345	681,356	10.2%	2.50
Total Operating Expenses	$6,456	$8,630	$12,153	$12,232	$2,037,126	30.6%	$7.47

Net Operating Income	$4,826,208	$4,958,458	$4,954,935	$4,954,856	$4,616,868	69.4%	$16.94
Replacement Reserves	0	0	0	0	72,627	1.1%	0.27
TI/LC	0	0	0	0	35,188	0.5%	0.13
Net Cash Flow	$4,826,208	$4,958,458	$4,954,935	$4,954,856	$4,509,052	67.8%	$16.54

NOI DSCR	3.07x	3.15x	3.15x	3.15x	2.94x
NCF DSCR	3.07x	3.15x	3.15x	3.15x	2.87x
NOI Debt Yield	10.7%	11.0%	11.0%	11.0%	10.3%
NCF Debt Yield	10.7%	11.0%	11.0%	11.0%	10.0%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Historical Other Operating Expenses are comprised of general maintenance and UW Other Operating Expenses are comprised of repairs and maintenance.

Market Overview and Competition. The Stop & Shop Portfolio Properties are located in two different markets across two states. The greatest concentration of Stop & Shop Portfolio Properties is in Massachusetts (76.8% of total square feet) and one Stop & Shop Portfolio Property is located in Rhode Island (23.2% of total square feet). The Stop & Shop - Malden, Stop & Shop - Swampscott and Stop & Shop - Framingham Properties are located within the Boston retail market. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the Boston retail market was approximately 7.4%, with average asking rents of $24.28 PSF and inventory of approximately 37.6 million square feet. The Stop & Shop - Bristol Property is located within the Providence retail market. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the Providence retail market was approximately 10.9%, with average asking rents of $21.90 PSF and inventory of approximately 6.5 million square feet.

The Stop & Shop - Malden and Stop & Shop – Swampscott Properties are located within the North Shore/Route 128 North retail submarket. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the North Shore/Route 128 North retail submarket was approximately 8.6%, with average asking rents of $25.09 PSF and inventory of approximately 6.1 million square feet. According to the appraisal, the 2019 population within a one-, three- and five-mile radius of the Stop & Shop - Malden Property was 45,102, 244,971 and 643,271, respectively.  The 2019 average household income within the same one-, three- and five-mile radius was $93,867, $95,643 and $112,735, respectively. According to the appraisal, the 2019 population within a one-, three- and five-mile radius of the Stop & Shop – Swampscott Property was 15,150, 117,720 and 220,912, respectively. The 2019 average household income within the same one-, three- and five-mile radius was $139,026, $91,732 and $94,470, respectively.

The Stop & Shop - Framingham Property is located within the West retail submarket. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the West retail submarket was approximately 5.8%, with average asking rents of $25.62 PSF and inventory of approximately 4.3 million square feet. According to the appraisal, the 2019 population within a one-, three- and five-mile radius of the Stop & Shop - Malden, MA Property was 10,060, 76,688 and 137,140, respectively. The 2019 average household income within the same one-, three- and five-mile radius was $92,319, $115,042 and $138,179, respectively.

The Stop & Shop - Bristol Property is located within the Central Providence retail submarket. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the Central Providence retail submarket was approximately 14.7%, with average asking rents of $23.69 PSF and inventory of approximately 3.0 million square feet. According to the appraisal, the 2019 population within a one-, three- and five-mile radius of the Stop & Shop - Bristol Property was 26,870, 71,463 and 340,314, respectively. The 2019 average household income within the same one-, three- and five-mile radius was $95,064, $92,731 and $85,459, respectively.

A-3-139

Retail – Single Tenant	Loan #14	Cut-off Date Balance:	$45,000,000
Property Address - Various	Stop & Shop Portfolio	Cut-off Date LTV:	61.1%
		U/W NCF DSCR:	2.87x
		U/W NOI Debt Yield:	10.3%

The following table presents certain information relating to the appraiser’s market rent conclusion for tenants at the Stop & Shop Portfolio Properties:

Market Rent Summary

Building	Market Rent (PSF)	Lease Term (Years)	Rent Increase Projection
Stop & Shop - Malden	$19.00	10.0	10.0% Year 6
Stop & Shop - Swampscott	$19.00	10.0	10.0% Year 6
Stop & Shop - Framingham	$16.00	10.0	10.0% Year 6
Stop & Shop - Bristol	$17.50	10.0	10.0% Year 6

The following table presents certain information relating to eight comparable leases to those at the Stop & Shop Portfolio:

Comparable Leases(1)

Property Name/Address	Year Built	Total GLA (SF)	Tenant Name	Lease Size (SF)	Lease Date	Initial Rent/SF	Lease Type
Lincoln Mall 622 George Washington Highway Lincoln, RI	1975	578,790	Stop & Shop	56,040	9/1/2020	$18.00	Net
North Shore Crossing 140 Brimball Avenue Beverly, MA	2018	65,389	Whole Foods	35,000	6/1/2019	$18.75	Net
Newton Nexus 165 Needham Street Newton Highlands, MA	2018	131,000	Stop & Shop	20,950	1/1/2019	$33.00	Net
Milford Crossing 120 Medway Road Milford, MA	2017	158,627	Stop & Shop	68,483	11/1/2017	$12.81	Net
Lakeway Commons 195 Boston Turnpike Shrewsbury, MA	2017	100,000	Whole Foods	50,000	7/1/2017	$18.50	Net
Shrewsbury Commons 529 Boston Turnpike Shrewsbury, MA	1992	77,015	Stop & Shop	64,215	5/1/2017	$12.00	Net

(1)	Information obtained from the appraisal.

Release of Property. The borrowers have the right, at any time after the expiration of the prepayment lockout period, and provided no event of default under the Stop & Shop Portfolio Mortgage Loan documents exists, to obtain the release of any one or more individual Stop & Shop Portfolio Properties, provided certain conditions are satisfied, including (i) prepayment of a release price equal to 110% of the allocated loan amount of the related individual Stop & Shop Portfolio Property, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of (x) 1.00% of the principal amount prepaid and (y) a yield maintenance premium, (ii) the debt yield of the Stop & Shop Portfolio Mortgage Loan after giving effect to the release is greater than the greater of (x) the debt yield immediately prior to the release, and (y) 10.2%; provided, however, that if the then debt yield does not satisfy such requirement, the borrowers may prepay the Stop & Shop Portfolio Mortgage Loan in part, together with, if prior to the open prepayment date,  the above prepayment fee, in order to satisfy the requirement, and (iii) satisfaction of REMIC-related requirements.

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A-3-141

No. 15 – 3900 Camelback

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$37,450,000		Location:	Phoenix, AZ
	Cut-off Date Balance:	$37,450,000		Size:	177,520 SF
	% of Initial Pool Balance:	2.3%		Cut-off Date Balance Per SF:	$210.96
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$210.96
	Borrower Sponsors:	Paragon Outcomes Management; Wilshire Capital Partners		Year Built/Renovated:	2009/NAP
	Guarantors(1):	Scott Sorenson; R. Taylor Bennett		Title Vesting:	Fee
	Mortgage Rate:	3.4800%		Property Manager:	Ryan Companies US, Inc.
	Note Date:	November 15, 2019		Current Occupancy (As of):	91.0% (10/31/2019)
	Seasoning:	2 months		YE 2018 Occupancy:	94.5%
	Maturity Date:	December 1, 2029		YE 2017 Occupancy:	94.1%
	IO Period:	120 months		YE 2016 Occupancy:	92.4%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	58.8%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$55,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$309.82
	Call Protection:	L(26),D(89),O(5)		As-Is Appraisal Valuation Date:	October 18, 2019
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (9/30/2019):	$3,947,577
				YE 2018 NOI:	$3,737,040
				YE 2017 NOI:	$3,790,613
				YE 2016 NOI:	$2,934,512
				U/W Revenues:	$6,044,368
				U/W Expenses:	$2,061,632
Escrows and Reserves				U/W NOI:	$3,982,736
	Initial	Monthly	Cap	U/W NCF:	$3,553,432
Taxes	$0	$53,905	NAP	U/W DSCR based on NOI/NCF:	3.01x / 2.69x
Insurance	$6,638	$3,319	NAP	U/W Debt Yield based on NOI/NCF:	10.6% / 9.5%
Deferred Maintenance	$8,125	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF	10.6% / 9.5%
Replacement Reserve	$0	$2,959	$106,512	Cut-off Date LTV Ratio:	68.1%
TI/LC	$500,000	$18,492	$1,000,000	LTV Ratio at Maturity:	68.1%

Sources and Uses
Sources			Uses
Original loan amount	$37,450,000	65.6%	Purchase price	$54,500,000	95.5%
Cash equity contribution	19,629,149	34.4	Closing costs	2,064,386	3.6
			Upfront reserves	514,763	0.9
Total Sources	$57,079,149	100.0%	Total Uses	$57,079,149	100.0%

(1)

The mortgage loan documents permit certain transfers of interests in the borrower to Paragon Real Assets LLC (“Paragon”).  If such transfers occur such that Paragon obtains control over the borrower, Paragon will be permitted to act as replacement guarantor provided it meets certain net worth and liquidity requirements.

The Mortgage Loan. The mortgage loan (the “3900 Camelback Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in an office building located in Phoenix, Arizona (the “3900 Camelback Property”). The proceeds of the 3900 Camelback Mortgage Loan were used to acquire the 3900 Camelback Property, to fund reserves and to pay closing costs.

The Property. The 3900 Camelback Property consists of a three-story office building, totaling 177,520 square feet, on an approximately 4.6-acre site in Phoenix, Arizona. The 3900 Camelback Property was originally built in 2009. The 3900 Camelback Property also includes a subterranean parking garage with direct access to the office portion of the 3900 Camelback Property. The 3900 Camelback Property was 91.0% leased as of October 31, 2019 to 10 tenants.

Major Tenants.

Shamrock Foods Company (76,943 square feet, 43.3% of net rentable area, 49.0% of underwritten base rent, 5/31/2026 lease expiration). Shamrock Foods Company has been a tenant at the 3900 Camelback Property since 2010 and has expanded its space twice since then. Shamrock Foods Company extended its lease relating to two suites at the 3900 Camelback Property such that it will expire on May 31, 2026, and has two, five-year renewal options remaining. Shamrock Foods Company was founded in 1922 as a

A-3-142

Office - Suburban	Loan #15	Cut-off Date Balance:	$37,450,000
3900 East Camelback Road	3900 Camelback	Cut-off Date LTV:	68.1%
Phoenix, AZ 85018		U/W NCF DSCR:	2.69x
		U/W NOI Debt Yield:	10.6%

company specializing in the distribution of fresh and frozen foods, specialty items and gourmet foods to food service customers. The company is now the largest family owned dairy in the Southwest, with over 10,000 head of cattle and has a full line of organic and conventional dairy products. Shamrock Foods Company is an affiliate of the seller of the 3900 Camelback Property.

Ryan Companies US Inc. (17,485 square feet, 9.8% of net rentable area, 12.3% of underwritten base rent, 5/31/2026 lease expiration). Ryan Companies US Inc. has been in occupancy at the 3900 Camelback Property since 2010 and has amended its lease twice since then. Ryan Companies US Inc. has extended its lease relating to a suite at the 3900 Camelback Property such that it will expire on May 31, 2026, with two five-year renewal options remaining. Ryan Companies US Inc. was founded in the 1930s as Ryan Lumber and Coal and quickly grew into a full-service and multi-platform company with offices around the country engaging in construction, architecture and engineering, development, real estate management, and capital markets. Ryan Companies US Inc. is the property manager of the 3900 Camelback Property and an affiliate of the seller of the 3900 Camelback Property.

Nova Financial / Nova Home Loans (13,598 square feet, 7.7% of net rentable area, 7.2% of underwritten base rent, 5/31/2023 lease expiration). Nova Financial / Nova Home Loans has been a tenant at the 3900 Camelback Property since 2016 and has a lease expiration of May 31, 2023 with one, five-year renewal option remaining. Nova Financial / Nova Home Loans has served the needs of homeowners and homebuyers since 1980. The company has offices in Arizona, California, Colorado, and Nevada and is able to originate loans in 12 states.

Fidelity National Title / Grand Canyon (12,680 square feet, 7.1% of net rentable area, 7.1% of underwritten base rent, 1/31/2022 lease expiration). Fidelity National Title / Grand Canyon has been a tenant at the 3900 Camelback Property since 2016 and has a lease expiration of January 31, 2022, with two three-year renewal options remaining. Grand Canyon, a division of Fidelity National Title Agency (“FNTA”) began servicing the Arizona real estate market in 1982 and has grown into one of the largest title and escrow companies in Arizona. The parent company, FNTA, is a member of the Fidelity National Financial family of companies, the largest and most profitable title insurance company in the industry providing centralized and distributed title and settlement services through the United States, Canada, and many international locations.

The Pain Center of Arizona (11,924 square feet, 6.7% of net rentable area, 7.3% of underwritten base rent, various lease expirations). The Pain Center of Arizona has been a tenant at the 3900 Camelback Property since 2012 and has executed three lease amendments and one lease expansion since then. The Pain Center of Arizona extended its lease relating to two of its suites at the 3900 Camelback Property such that it will expire on June 30, 2023 and one of its suites such that it will expire on February 28, 2022; it has one five-year renewal option remaining. As of June 2019, The Pain Center of Arizona subleased 2,152 square feet in Suite 185 to ATI Holdings of Arizona, LLC until June 14, 2023 at the same rate as the lease. In addition, approximately 2,712 square feet is currently unoccupied.

The following table presents certain information relating to the tenancy at the 3900 Camelback Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
Shamrock Foods Company	NR/NR/NR	76,943	43.3%	$34.28	$2,637,492	49.0%	5/31/2026	2, 5-year	N
Ryan Companies US Inc	NR/NR/NR	17,485	9.8%	$37.79	$660,758	12.3%	5/31/2026	2, 5-year	N
Nova Financial / Nova Home Loans	NR/NR/NR	13,598	7.7%	$28.70	$390,263	7.2%	5/31/2023	1, 5-year	N
Fidelity National Title / Grand Canyon	NR/NR/NR	12,680	7.1%	$30.25	$383,570	7.1%	1/31/2022	2, 3-year	N
The Pain Center of Arizona(3)	NR/NR/NR	11,924	6.7%	$32.76	$390,592	7.3%	Various	1, 5-year	N
Total Major Tenants		132,630	74.7%	$33.65	$4,462,675	82.8%

Other Tenants		28,927	16.3%	$31.95	$924,233	17.2%

Occupied Collateral Total		161,557	91.0%	$33.34	$5,386,908	100.0%

Vacant Space		15,963	9.0%

Collateral Total		177,520	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)

The lease on one of The Pain Center of Arizona suites at the 3900 Camelback Property expires on June 30, 2023 (7,981 square feet) and the lease on its second suite expires on February 28, 2022 (3,943 square feet). As of June 2019, Pain Center of Arizona subleased 2,152 square feet in Suite 185 to ATI Holdings of Arizona, LLC until June 14, 2023 at the same rate as the lease. In addition, approximately 2,712 square feet is currently unoccupied.

A-3-143

Office - Suburban	Loan #15	Cut-off Date Balance:	$37,450,000
3900 East Camelback Road	3900 Camelback	Cut-off Date LTV:	68.1%
Phoenix, AZ 85018		U/W NCF DSCR:	2.69x
		U/W NOI Debt Yield:	10.6%

The following table presents certain information relating to the lease rollover schedule at the 3900 Camelback Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	2,677	1.5%	2,677	1.5%	$91,018	1.7%	$34.00
2020	1	4,456	2.5%	7,133	4.0%	$139,250	2.6%	$31.25
2021	1	3,517	2.0%	10,650	6.0%	$107,269	2.0%	$30.50
2022	3	25,174	14.2%	35,824	20.2%	$793,540	14.7%	$31.52
2023	2	21,579	12.2%	57,403	32.3%	$661,619	12.3%	$30.66
2024	1	9,726	5.5%	67,129	37.8%	$295,962	5.5%	$30.43
2025	0	0	0.0%	67,129	37.8%	$0	0.0%	$0.00
2026	2	94,428	53.2%	161,557	91.0%	$3,298,251	61.2%	$34.93
2027	0	0	0.0%	161,557	91.0%	$0	0.0%	$0.00
2028	0	0	0.0%	161,557	91.0%	$0	0.0%	$0.00
2029	0	0	0.0%	161,557	91.0%	$0	0.0%	$0.00
2030	0	0	0.0%	161,557	91.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	161,557	91.0%	$0	0.0%	$0.00
Vacant	0	15,963	9.0%	177,520	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	11	177,520	100.0%			$5,386,908	100.0%	$33.34

(1)	Information obtained from the underwritten rent roll.

(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes Vacant space.

The following table presents historical occupancy percentages at the 3900 Camelback Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	10/31/2019(2)
92.4%	94.1%	94.5%	91.0%

(1)	Information obtained from the borrower sponsor.

(2)	Information obtained from the underwritten rent roll.

A-3-144

Office - Suburban	Loan #15	Cut-off Date Balance:	$37,450,000
3900 East Camelback Road	3900 Camelback	Cut-off Date LTV:	68.1%
Phoenix, AZ 85018		U/W NCF DSCR:	2.69x
		U/W NOI Debt Yield:	10.6%

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the operating history and underwritten net cash flow at the 3900 Camelback Property:

Cash Flow Analysis

	2016	2017	2018	TTM 9/30/2019	U/W	%(1)	U/W $ per SF
Rents in Place	$4,323,704	$5,134,739	$5,112,162	$5,333,141	$5,370,197	80.9%	$30.25
Contractual Rent Steps	0	0	0	0	16,712	0.3	0.09
Grossed Up Vacant Space	0	0	0	0	542,742	8.2	3.06
Gross Potential Rent	$4,323,704	$5,134,739	$5,112,162	$5,333,141	$5,929,650	89.3%	$33.40
Other Income	303,476	412,911	398,421	400,263	444,187	6.7	2.50
Total Recoveries	24,369	153,545	273,537	270,871	263,496	4.0	1.48
Net Rental Income	$4,651,549	$5,701,195	$5,784,121	$6,004,275	$6,637,333	100.0%	$37.39
(Vacancy & Credit Loss)(2)	0	0	0	0	(592,965)	(10.0)	(3.34)
Effective Gross Income	$4,651,549	$5,701,195	$5,784,121	$6,004,275	$6,044,368	91.1%	$34.05

Real Estate Taxes	556,233	579,891	603,221	586,848	628,011	10.4	3.54
Insurance	27,224	29,397	21,232	22,553	37,933	0.6	0.21
Management Fee	179,156	229,122	233,572	232,940	181,331	3.0	1.02
Other Operating Expenses	954,424	1,072,171	1,189,056	1,214,357	1,214,357	20.1	6.84
Total Operating Expenses	$1,717,037	$1,910,581	$2,047,081	$2,056,699	$2,061,632	34.1%	$11.61

Net Operating Income	$2,934,512	$3,790,613	$3,737,040	$3,947,577	$3,982,736	65.9%	$22.44
Replacement Reserves	0	0	0	0	35,504	0.6	0.20
TI/LC	0	0	0	0	393,800	6.5	2.22
Net Cash Flow	$2,934,512	$3,790,613	$3,737,040	$3,947,577	$3,553,432	58.8%	$20.02

NOI DSCR	2.22x	2.87x	2.83x	2.99x	3.01x
NCF DSCR	2.22x	2.87x	2.83x	2.99x	2.69x
NOI Debt Yield	7.8%	10.1%	10.0%	10.5%	10.6%
NCF Debt Yield	7.8%	10.1%	10.0%	10.5%	9.5%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The underwritten economic vacancy is 10.0%. The 3900 Camelback Property is 91.0% leased as of October 31, 2019.

Market Overview and Competition. The 3900 Camelback Property is located in Phoenix, Arizona within Maricopa County, which is 5 miles northeast of the Phoenix Central Business District. Land uses immediately surrounding the 3900 Camelback Property are predominantly a mix of mid-level and executive housing, average- to high-quality apartments, retail centers, and office employment areas within the neighborhood. Primary access to the 3900 Camelback Property is provided by Piestewa Peak Parkway, which provides access to the southeastern portions of metropolitan Phoenix via connections with the Maricopa Freeway (Interstate 10), Red Mountain Freeway (State Route 202), and Pima Freeway (State Route 101). According to the appraisal, as of the second quarter of 2019, the Phoenix office market had an inventory of approximately 90.0 million square feet, overall vacancy in the market of approximately 14.9% and direct asking rent of $26.89 per square foot. The estimated 2019 population within a one-, three- and five- mile radius is 12,325, 96,898 and 291,199, respectively, according to the appraisal. The estimated 2019 median household income within a one-, three- and five- mile radius is $85,666, $61,340 and $56,179, respectively, according to the appraisal.

Submarket Information – According to the appraisal, as of the second quarter of 2019, the related Camelback Corridor office submarket had an inventory of approximately 7.0 million square feet, overall vacancy in the submarket of approximately 18.9% and direct asking rent of $33.22 per square foot.

A-3-145

Office - Suburban	Loan #15	Cut-off Date Balance:	$37,450,000
3900 East Camelback Road	3900 Camelback	Cut-off Date LTV:	68.1%
Phoenix, AZ 85018		U/W NCF DSCR:	2.69x
		U/W NOI Debt Yield:	10.6%

The following table presents certain information relating to the appraiser’s market rent conclusion for the 3900 Camelback Property:

Market Rent Summary(1)

	> 10,000 SF	3rd Floor	< 10,000 SF
Market Rent (PSF)	$33.00	$34.00	$33.00
Lease Term (Mos.)	84	84	60
Lease Type (Reimbursements)	Base Year Stop	Base Year Stop	Base Year Stop
Rent Increase Projection	$0.75 PSF per annum	$0.75 PSF per annum	$0.75 PSF per annum

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales for the 3900 Camelback Property identified by the appraiser:

Comparable Sales(1)

Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF
3900 Camelback Phoenix, AZ (subject)	Sep-2019	177,520(2)	91.0%(2)	$54,500,000	$307.01
24th at Camelback I Phoenix, AZ	Jun-2018	302,209	95.0%	$100,000,000	$330.90
The Quad Scottsdale, AZ	Jul-2018	166,606	98.0%	$51,000,000	$306.11
Liberty Center @ Rio Salado Tempe, AZ	Sep-2018	682,406	100.0%	$215,250,000	$315.43
Kierland Corporate Center II Scottsdale, AZ	Nov-2018	78,273	93.0%	$25,000,000	$319.39
Camelback Square Scottsdale, AZ	Jan-2019	175,268	84.0%	$53,200,000	$303.54
The Alameda Tempe, AZ	Feb-2019	236,188	100.0%	$71,500,000	$302.72
Camelback Esplanade III Phoenix, AZ	Jul-2019	218,387	50.0%	$60,250,000	$275.89

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

A-3-146

Office - Suburban	Loan #15	Cut-off Date Balance:	$37,450,000
3900 East Camelback Road	3900 Camelback	Cut-off Date LTV:	68.1%
Phoenix, AZ 85018		U/W NCF DSCR:	2.69x
		U/W NOI Debt Yield:	10.6%

The following table presents certain information relating to eight comparable leases to those at the 3900 Camelback Property:

Comparable Leases(1)

Property Name/Address	Year Built	Total GLA (SF)	Tenant Name	Lease Size (SF)	Lease Date	Initial Rent/SF	Reimbursements
The Camelback 3131 & 3133 E Camelback Rd Phoenix, AZ	1998	295,334	Teachers Insurance	8,636	2/1/2019	$35.00	Base Year Stop
The 5090 Building 5090 N 40th St Phoenix, AZ	1988	175,186	Arizona Advisors	1,969	3/1/2019	$32.00	Base Year Stop
Biltmore Commerce Center 3200 E Camelback Rd Phoenix, AZ	1985	259,730	Mutual of Omaha	5,939	3/1/2019	$33.00	Base Year Stop
Camelback Lakes 2710-2850 E Camelback Rd Phoenix, AZ	1982	201,134	BBVA	24,000	1/1/2020	$33.00	Base Year Stop
Camelback Collective 2801 E Camelback Rd Phoenix, AZ	2019	118,500	Camelback Services	12,090	10/1/2018	$41.50	Base Year Stop
Anchor Centre East & West 2201 & 2231 E Camelback Rd Phoenix, AZ	1984	337,538	World Wide Technology	13,115	1/1/2019	$32.50	Base Year Stop
Biltmore Center 2390, 2394 & 2398 E Camelback Rd Phoenix, AZ	1985	629,366	Dentons	5,752	4/1/2019	$40.00	Base Year Stop
24th at Camelback I 2375 E Camelback Rd Phoenix, AZ	2000	302,209	Davis RE	1,649	1/1/2019	$39.00	Base Year Stop

(1)	Information obtained from the appraisal.

A-3-147

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Master & Special Servicer	Special Servicer	Operating Advisor / Asset
Representations Reviewer
Wells Fargo Commercial Mortgage Securities, Inc. 375 Park Avenue 2nd Floor, J0127-023 New York, NY 10152 Contact: Anthony.Sfarra@wellsfargo.com	Wells Fargo Bank, National Association Three Wells Fargo, MAC D1050-084 401 S. Tryon Street, 8th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com	National Cooperative Bank, N.A. 2011 Crystal Drive Suite 800 Arlington, VA 22202 Contact: Kathleen Luzik Phone Number: (703) 647-3473	KeyBank National Association 11501 Outlook Street Suite 300 Overland Park, KS 66211 Contact: Andy Lindenman Phone Number: (913) 317-4372	Pentalpha Surveillance LLC 375 North French Road Suite 100 Amherst, NY 14228 Contact: Don Simon Phone Number: (203) 660-6100
This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees.

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A. and	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		National Cooperative Bank, N.A.
Interest Adjustments	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Deferred Interest	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
ARD Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
Default Interest and Late Payment Charges	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Shortfall	0.00		Asset Representations Reviewer Fee - Pentalpha	0.00
Net Prepayment Interest Excess	0.00		Surveillance LLC
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	BANK 2020-BNK25 Commercial Mortgage Pass-Through Certificates Series 2020-BNK25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	3/11/20
Frederick, MD 21701-4747

Supplemental Reporting

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date:  After the occurrence and during the continuance of a Control Termination Event, this report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of February 1, 2020 (the “Pooling and Servicing Agreement”).
Transaction:  BANK 2020-BNK25,
Commercial Mortgage Pass-Through Certificates,
Series 2020-BNK25
Operating Advisor:  Pentalpha Surveillance LLC
Special Servicer as of December 31, [____]:  [KeyBank National Association][National Cooperative Bank, N.A.]
Directing Certificateholder:  Ellington Management Group, LLC or an affiliate

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

1.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

2.

Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans.  This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued.  The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “platform level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.].

●	[LIST OF MATERIAL DEVIATION ITEMS]

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year.  The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.

Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans:  [List related mortgage loans]

2.

Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement.  The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit.  For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculation, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower.  In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.

During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

3.	Appraisal Reduction Amount calculations and net present value calculations:

4.

The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

1.

The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

2.

After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.

As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review, or legal conclusion.

2.

In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.

Except as may have been reflected in any Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan.  The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly.  As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.  The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.

The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement.  The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.

Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement.  As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.

There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans.  These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc.  The Operating Advisor does not participate in any discussions regarding such actions.  As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.

The Operating Advisor is not empowered to speak with any investors directly.  If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.

This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below.  The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus.  Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller, and in the case of the 55 Hudson Yards Mortgage Loan, will refer to the Mortgage Note of such Mortgage Loan sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.  The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision.  For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus.  None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.  Intentionally Omitted.

2.  Whole Loan; Ownership of Mortgage Loans.  Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.  At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement.  The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.  Loan Document Status.  Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan

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is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.  Mortgage Provisions.  The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.  Intentionally Omitted.

6.  Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan.  With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.  Lien; Valid Assignment.  Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the

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Mortgage Loan Seller, or its affiliate, as applicable.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications.  Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.  Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.  Except as contemplated by clause (f) of the second preceding sentence none of the Permitted

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Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder.  Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.  Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.  Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing.  The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage).  Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements.  Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment.  Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.  Notwithstanding anything herein to the contrary, no representation is made as to

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the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property.  The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date.  To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments.  As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation.  As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan.  To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits.  All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject

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to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements“ means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available

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under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured.  Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee).  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so,

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authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels.  Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments.  To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property:  (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either:  (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are

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integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws.  The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance.  To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property.  In the event of casualty or destruction,

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(a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.  The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits.  Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan.  The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations.  The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect):  (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect):  (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

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29. Mortgage Releases.  The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either:  (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls.  Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans

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secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is

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cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances.  The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance.  With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto)

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and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36. Ground Leases.  For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a) The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage.  No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b) The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c) The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d) The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e) Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its

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successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f) The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g) The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)  The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j) Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k) In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)  Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing.  The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

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38. Origination and Underwriting.  The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments.  To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its

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successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-“ (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date.  The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan.  Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller.  Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related

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Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan.  Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws.  The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties).  All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association	Wells Fargo Bank, National Association	National Cooperative Bank, N.A.
None	None	Kings Plaza (Loan No. 6) Chroma Apartments (Loan No. 29)	None

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE(1)

Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association	Wells Fargo Bank, National Association	National Cooperative Bank, N.A.

Bellagio Hotel and Casino
(Loan No. 3)

545 Washington Boulevard
(Loan No. 4)

Houston-Austin Multifamily Portfolio
(Loan No. 8)

Innocor Industrial Portfolio
(Loan No. 18)

One Executive Center
(Loan No. 39)

	Jackson Park (Loan No. 5) 560 Mission Street (Loan No. 12) TownePlace Suites – Whitefish (Loan No. 48)	1633 Broadway (Loan No. 2) Waterside Center 3110 (Loan No. 30)	None

(1)	In certain cases, either a mezzanine loan may be incurred or a preferred equity investment may be made.

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association	Wells Fargo Bank, National Association	National Cooperative Bank, N.A.
None	None	None	None

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association	Wells Fargo Bank, National Association	National Cooperative Bank, N.A.
None

(1) Springhill Suites - Charlotte Uptown (Loan No. 16)

and

(2) Springhill Suites – Ballantyne
(Loan No. 23)

(1) Mr. Stor All Self Storage - Sonora  (Loan No. 49)

and

(2) Shield Self Storage - North Las Vegas
(Loan No. 61)

		Fairfield Inn & Suites Ft Lauderdale (Loan No. 25) and Fairfield Inn & Suites Pembroke Pines (Loan No. 26)	None

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	55 Hudson Yards (Loan No. 1)

The mortgage lien (and the assignment of leases set forth in the Mortgage) is subject and subordinate to certain PILOT Mortgages in the aggregate principal amount of $501,000,000. The Mortgagor leased the Mortgaged Property to the New York City Industrial Development Agency (the “Agency”) (the “Company Lease”), and the Agency subleased the Mortgaged Property back to the Mortgagor (the “Agency Lease”) (the Company Lease and Agency Lease, collectively the “IDA Leases”). The Mortgagor pays installment payments in lieu of real estate taxes as the rent under the Agency Lease (the “PILOT Payments”). To assure that the PILOT Payments achieve the same priority as real estate tax payments, the Mortgagor (with the Agency as holder of the leasehold under the Company Lease) provided mortgages in favor of the Hudson Yards Infrastructure Corporation (the “HYIC”), a not-for-profit local development corporation, to secure the PILOT Payments (collectively, the “PILOT Mortgages”). The HYIC has issued revenue bonds, and the PILOT Payments are used to repay the bondholders. The term of the IDA Leases runs to June 30, 2044, with conditional provision for extensions thereafter. The PILOT Mortgages are superior to the Mortgage lien (and the assignment of leases set forth in the Mortgage).

7	545 Washington Boulevard (Loan No. 4)

JPMorgan Chase Bank, the second largest tenant at the Mortgaged Property, has a right of first refusal to purchase its space at the Mortgaged Property. The tenant has agreed that such right of first refusal will not apply in a judicial or non-judicial foreclosure, the delivery of a deed-in-lieu of judicial or non-judicial foreclosure, or any offer, notice, pleading, agreement, transaction or other event or condition of any kind arising out of or relating to any of the foregoing events. However, such right would apply to any subsequent transfers.

7	Stop & Shop Portfolio (Loan No. 14)

The sole tenant at each of the Stop & Shop Portfolio Mortgaged Properties has a right of first refusal to purchase the related individual Mortgaged Property leased by such tenant in case the related Mortgagor receives any acceptable bona fide offer to purchase such Mortgaged Property.  Such rights of first refusal does not apply to a foreclosure or deed in lieu thereof. However, such right would apply to subsequent transfers.

8	55 Hudson Yards (Loan No. 1)	See exception to Representation 7.
8	545 Washington Boulevard (Loan No. 4)	See exception to Representation 7.
8	Stop & Shop Portfolio (Loan No. 14)	See exception to Representation 7.
15	55 Hudson Yards (Loan No. 1)

The Mortgagor and Milbank, Tweed, Hadley & McCloy (the second largest tenant) have a pending dispute concerning damages related to landlord delays in delivering the tenant’s leased premises. The tenant is currently occupying its space,

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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
and its rent commencement date was April 1, 2019. The loan documents required an upfront reserve of $11 million with respect to such dispute.
18	All MSMCH Mortgage Loans (Loan Nos. 1, 3, 4, 7, 8, 14, 15, 17, 18, 32, 34, 39, 50, 54, 55, 56, 62 and 64)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

18	545 Washington Boulevard (Loan No. 4)

The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount up to $100,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurable value of the Mortgaged Property per loss.

18	Bellagio Hotel and Casino (Loan No. 3)

The deductible for the “all risk” property insurance is permitted to be up to and including $250,000; the deductible for terrorism insurance is permitted to be up to and including $500,000, and the deductible for windstorm and earthquake coverage is not more than 5% of the total insurable value of the Mortgaged Property; provided that, if the non-recourse carveout guarantor provides a guaranty acceptable to the lender and each rating agency rating securities that represent an interest in the related Whole Loan guaranteeing any failure by Mortgagor to pay its obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of the Mortgaged Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Mortgaged Property); provided, further, that (1) Mortgagor may utilize a $4,000,000 aggregate deductible subject to a $100,000 per occurrence deductible and a $100,000 maintenance deductible following the exhaustion of the aggregate and (2) the aggregate does not apply to any losses arising from named windstorm, earthquake or flood.  Such deductibles may be considered not to be customary.

So long as the master lease between the Mortgagor and Bellagio, LLC (the “Bellagio Tenant,” and such lease, the  “Bellagio Lease”) is in effect, Mortgagor shall not be required to maintain the coverages on the Mortgaged Property required in the Mortgage Loan documents or Representation 18 for so long as (A) the Bellagio Lease is in full force and effect, (B) no default by Bellagio Tenant beyond any applicable notice and cure period has occurred and is continuing under the Bellagio Lease and (C) Bellagio Tenant maintains insurance policies on the Mortgaged Property that satisfy the requirements set forth

D-2-2

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

in the Mortgage Loan documents (the “Bellagio Policies”), (except it is acknowledged and agreed that the Bellagio Policies are permitted to vary from the requirements of the Mortgage Loan documents with respect to (x) the named storm sublimit which shall be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which shall be no greater than $2,500,000). Such $700,000,000 limit is less than full replacement cost.  In addition, such deductibles may be considered not to be customary.

So long as the Bellagio Lease is in effect with terms and provisions reasonably equivalent to the terms and provisions regarding disbursement of insurance proceeds as the Bellagio Lease as in effect on the origination date, the provisions of the Bellagio Lease will govern the disbursement of insurance proceeds provided that (a) the Mortgagor will have demonstrated to the lender’s reasonable satisfaction that the Bellagio Tenant has committed to complete its restoration obligations pursuant to, and in accordance with, the terms and provisions of the Bellagio Lease within 4 years of the date the Bellagio Tenant can first reasonably access the Mortgaged Property for purposes of commencing restoration and (b) the Mortgagor or Bellagio Tenant has demonstrated to the lender’s reasonable satisfaction that the Bellagio Tenant has sufficient funds available to complete its restoration obligations under the Bellagio Lease in the event the amount of insurance proceeds is insufficient to complete the required restoration. The Bellagio Lease provides that in the event any fee mortgagee (which has entered into a fee mortgage that is in compliance with the Bellagio Lease) that is entitled to any insurance proceeds, under the terms of any fee mortgage, such proceeds (except business interruption not allocated to rent expenses, which will be payable to and retained by the Bellagio Tenant), will be applied, held and/or disbursed in accordance with the fee mortgage but in all events subject to Bellagio Tenant’s right to such insurance proceeds, and the Mortgagor is required to cause the fee mortgagee to make such proceeds available to the Bellagio Tenant for the reasonable costs of preservation, stabilization, emergency restoration, reconstruction and repair for the Mortgaged Property.

With respect to the ground leased portion of the Mortgaged Property, this representation is also subject to the exception to Representation 36(J).

18	Stop & Shop Portfolio (Loan. No. 14)

The Mortgage Loan agreement provides that to the extent that: (i) the leases to the sole tenant, The Stop and Shop Supermarket Company (“Stop & Shop”) are in full force and effect, (ii) there has been no material reduction in the credit rating of Stop & Shop or the lease guarantor, (iii) Stop & Shop is obligated per the terms of the Stop & Shop leases to rebuild and/or repair the Mortgaged Property and is entitled to no period of rent abatement, the tenant may provide the property damage coverages required under the loan agreement in lieu of Mortgagor providing the same, including but not limited to the flood coverage, provided such coverages are acceptable to the lender in its sole and absolute discretion.

In addition, the respective Stop & Shop leases for each Mortgaged Property provide that, so long as such tenant or any of its affiliates has an investment grade credit rating, insurance proceeds are held by the tenant, and not the related lender (or

D-2-3

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

a trustee appointed by such lender), and if tenant or a tenant affiliate is not rated investment grade, will be held by an escrow agent acceptable to landlord and tenant (and not by the lender or a trustee appointed by the lender). Pursuant to a subordination, non-disturbance and attornment agreement, the lender has agreed that all insurance proceeds paid or payable with respect to the leased premises and received or receivable by the lender will be applied and disbursed pursuant to the terms of the respective Stop & Shop leases.  In the event that Stop & Shop elects to terminate any of the leases at any of the Mortgaged Properties following a casualty (which it is entitled to do if the buildings and/or improvements are destroyed or damaged by fire or other casualty to the extent of at least 35%, 25% or 15% of the total cost of replacing them, during the third to last, second to last or last year, respectively, of the original lease term or any extension term), the leases permit the tenant to demolish the Mortgaged Property and to apply the insurance proceeds to pay the cost to demolish the buildings and/or improvements which were damaged or destroyed, rather than to restoration or to repay the Mortgage Loan.

18	Innocor Industrial Portfolio (Loan No. 18)

The Mortgage Loan documents provide that the provisions of the sole tenant’s lease will govern with regard to the application of insurance proceeds in the event of a conflict between the lease and the Mortgage Loan documents.  The lease permits the tenant to hold insurance proceeds that are less than the lesser of 3.00% of the acquisition cost of the leased premises and $500,000. The deductible for windstorm coverage is not more than 5% of the total insurable value of the Mortgaged Property; provided that, if the Mortgagor  provides a guaranty acceptable to the lender and each rating agency rating securities that represent an interest in the related Whole Loan guaranteeing any failure by Mortgagor to pay its obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of the Mortgaged Property, the deductible for windstorm may be up to 15% of the total insurable value of the Mortgaged Property, subject in each case to a $1,000,000 minimum.

18	Canoga Park (Loan No. 32)

With respect to the improvements on the land ground leased by the tenants McDonald’s and El Pollo Loco, the Mortgagor may rely on the insurance obtained by such tenants pursuant to their ground leases, which does not meet the requirements of Representation 18, including but not limited to the requirements with respect to amounts of coverage, coverage types and insurers.  In addition, the Mortgagor is not required to restore the Mortgaged Properties but instead is required to use commercially reasonable efforts to enforce the provisions of the related ground leases relating to restoration.  Such ground leases may permit the tenant, rather than the lender, to hold insurance proceeds.

18	Shops at St Tropez (Loan No. 56)

The Mortgagor does not currently maintain business interruption insurance. The Mortgage Loan documents permit the Mortgagor to not maintain business interruption insurance until the next renewal of their insurance policies, at which time (and thereafter) the Mortgagor will be obligated under the Mortgage Loan documents to obtain business interruption insurance.

The Mortgaged Property is subject to condominium documents, which require that if less than 75% of the Mortgaged Property

D-2-4

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

is destroyed, then insurance proceeds must be used for restoration. Pursuant to a condominium estoppel the lender received at origination, if a casualty occurs at the Mortgaged Property then an insurance trustee appointed by the condominium is required to hold and disburse the proceeds, rather than the lender or an insurance trustee chosen by the lender.  The insurance trustee must be an eligible institution rated at least “A” by S&P or “A2” by Moody’s (or an equivalent rating if the insurance trustee is not rated by either S&P or Moody’s).

20	Houston-Austin Multifamily Portfolio (Loan No. 8)

With respect to the Treehouse Apartments Mortgaged Property, a portion of one apartment building encroaches onto a City of Austin drainage easement, however, the existence of this encroachment was approved by the City when it granted site plan approval for the improvements.  Such encroachment is not covered by the title insurance policy.

27	Bellagio Hotel and Casino (Loan No. 3)

So long as the Mortgaged Property is subject to the Bellagio Lease, the Mortgagor’s  covenants with respect to any action (including any covenant described in this Representation 27)  are limited to (x) Mortgagor not directly taking such prohibited actions (or granting its consent under the Bellagio Lease to permit the Bellagio Tenant to take such a prohibited action to the extent such action is prohibited under the Bellagio Lease) and (y) Mortgagor using commercially reasonable efforts to exercise its rights under the Bellagio Lease to cause the Bellagio Tenant to satisfy its obligations under the Bellagio Lease).

27	1412 Broadway (Loan No. 7)

The Mortgaged Property has been operating under two temporary certificates of occupancy which expired on October 14, 2019, and November 10, 2019 (collectively, together with any renewal temporary certificate of occupancy for the Mortgaged Property, the “TCO”).  Accordingly, the use and operation of the Mortgaged Property are currently governed by the most recently issued permanent certificate of occupancy, which was issued on or about August 21, 1969 (The “Current PCO”).  The Mortgagor has represented that (i) the uses and operations of the Mortgaged Property that were permitted immediately prior to the expiration of the most recent TCO may continue pursuant to the Current PCO pending renewal of the TCO, subject only to payment of certain fines and/or penalties that are not currently anticipated to exceed $2,000.00 for every 75 days that no TCO (and/or New PCO (defined below)) is in effect, and (ii) failure of the Mortgaged Property to have a currently effective TCO is not reasonably anticipated to result in a Material Adverse Effect (as defined in the Mortgage Loan documents).  The Mortgagor has covenanted to  (a) cause each of the renewal requirements for the TCO, as specified in the Mortgage Loan documents (the “TCO Renewal Requirements”) to be satisfied in full, and the TCO to be renewed, in each case, within 60 days of the origination date (provided that, so long as no event of default has occurred and is continuing, such 60-day period shall be automatically extended for successive 30-day periods so long as (i) the Mortgagor is using commercially reasonable and diligent efforts to satisfy the TCO Renewal Requirements, and (ii) no Material Adverse Effect has occurred, and/or is reasonably likely to occur, as the result of the failure of the Mortgaged Property to have a TCO), (b) promptly pay any and all penalties, fines, and/or other charges payable in connection with any failure of the Mortgaged Property to have a

D-2-5

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

TCO in full force and effect, (c) upon and following the renewal of the TCO pursuant to the foregoing clause (a), maintain the TCO at all times until a new, valid, permanent certificate of occupancy is obtained for the Mortgaged Property (the “New PCO”), (d) exercise good faith and commercially reasonable efforts to complete (or cause to be completed) all requirements for the issuance of a New PCO, as specified in the Mortgage Loan documents, and to cause a New PCO to be obtained for the Mortgaged Property, and (e) cause a copy of the New PCO to be delivered to the lender upon issuance of the New PCO.  The Mortgagor further covenants throughout the Mortgage Loan term to continue to renew any then-applicable TCO prior to its expiration date and to deliver each such renewal TCO to the lender on or before the then-applicable expiration date.

28	All MSMCH Mortgage Loans (Loan Nos. 1, 3, 4, 7, 8, 14, 15, 17, 18, 32, 34, 39, 50, 54, 55, 56, 62 and 64)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties are required to first make a claim under such environmental insurance policy, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

28	55 Hudson Yards (Loan No. 1)	There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan.
28	545 Washington Boulevard (Loan No. 4)

The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for any losses incurred as a result of any involuntary transfer (other than a condemnation) or conveyance by the Mortgagor of any interest in the Mortgaged Property; provided, however, the Mortgage Loan documents are fully recourse for any voluntary transfer or conveyance by the Mortgagor of any interest in the Mortgaged Property or controlling interest in the Mortgagor in violation of the related Whole Loan documents.

28	Bellagio Hotel and Casino (Loan No. 3)

The non-recourse carveout guarantor’s liability for items (a) (i) and (ii) (i.e. bankruptcy-related recourse events) is capped at an amount equal to 10% of the outstanding principal balance of the related Whole Loan as of the date of the event.

The non-recourse carveout guarantor’s liability for item (a) (iii)

D-2-6

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(i.e. transfers in violation of the Mortgage Loan documents) is not full recourse, but is limited to losses only.

Only the related single purpose entity Mortgagor, and not the non-recourse carveout guarantor, is liable for item (b) (iv) (i.e. breaches of environmental covenants), and the single purpose entity Mortgagor is the only party liable under the environmental indemnity; provided, however, that if the Mortgagor fails to maintain an environmental insurance policy as required under the Mortgage Loan documents, the non-recourse carveout guarantor is liable for losses relating to breaches of environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy.

Recourse for waste is limited to willful misconduct by the Mortgagor, guarantor or certain of their affiliates that results in physical damage or waste to the Mortgaged Property.

28	Innocor Industrial Portfolio (Loan No. 18)	The related guarantors are severally liable for the non-recourse carveouts in accordance with their ownership interests and are not jointly liable.
29	Houston-Austin Multifamily Portfolio (Loan No. 8)	The Mortgage Loan documents permit the release of any individual Mortgaged Property upon prepayment of a release amount equal to 105% of its allocated loan amount.
31	All MSMCH Mortgage Loans (Loan Nos. 1, 3, 4, 7, 8, 14, 15, 17, 18, 32, 34, 39, 50, 54, 55, 56, 62 and 64)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000.

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 31.

31	55 Hudson Yards (Loan No. 1)

The loan documents provide that required terrorism insurance may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (i) TRIPRA shall be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer shall be reinsured with a cut-through endorsement by an insurance company rated by “A” by S&P or “A2” by Moody’s or better; (iv) all reinsurance agreements between the captive insurer and other reinsurance providers shall be reasonably acceptable to lender; (v) such captive insurer shall be licensed in the State of New York or other jurisdiction to the extent reasonably approved by lender and qualified to issue the terrorism policy in accordance with applicable legal requirements; and (vi) the related policy will

D-2-7

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

not contain a provision that terrorism coverage will expire or be excluded or limited in the event TRIPRA expires or is no longer in effect, so long as an insurance policy that does not contain such a provision is commercially available.

In addition, if TRIPRA or a similar statute is not in effect, the Mortgagor will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage).

31	Bellagio Hotel and Casino (Loan No. 3)

So long as the Mortgaged Property is subject to the Bellagio Lease, the Mortgagor is permitted to rely on terrorism insurance provided by the Bellagio Tenant. The permitted deductible for terrorism insurance for the Mortgagor under the Mortgage Loan documents is $500,000 and for the Bellagio Tenant under the Bellagio Lease is $2,500,000, which may be considered not to be customary deductibles.

Terrorism insurance may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (i) TRIPRA shall be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies  in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required;  (iii) except with respect to deductibles permitted under the Bellagio Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer shall be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the related Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers shall be subject to the reasonable approval of the lender; and (v) such captive insurer shall be licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by lender and qualified to issue the terrorism policy in accordance with applicable legal requirements.

If  (A) the  Terrorism  Risk  Insurance  Program Reauthorization Act of 2015 or a similar or subsequent statute (“TRIPRA”) is not in   effect,   (B)   TRIPRA   or   a   similar   or   subsequent   statute,   extension   or reauthorization  is  modified  which  results  in  a  material  increase  in  terrorism insurance  premiums,  or  (C) there  is  a  disruption  in  the  terrorism  insurance marketplace as the result of a terrorism event which results in a material increase in    terrorism    insurance    premiums,    provided that    terrorism    insurance    is commercially available, Mortgagor (or Bellagio Tenant) will be required to maintain terrorism insurance as required by the related Whole Loan documents; provided, however, that it will not be required to spend on terrorism  insurance  coverage  more  than  two  times  the  amount  of  the  insurance premium  that  is  payable  at  such  time  in  respect  of  the  property  and  business interruption/rental loss  insurance required under the Whole Loan documents (without giving effect to the cost  of  the  terrorism,  flood,  earthquake  and  windstorm  components  of  such casualty  and  business  interruption/rental  loss  insurance),  and  if  the  cost  of

D-2-8

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
terrorism insurance exceeds such amount, Mortgagor (or Bellagio Tenant) will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
31	Innocor Industrial Portfolio (Loan No. 18)

If  the  Terrorism  Risk  Insurance  Program Reauthorization Act of 2015 or a similar or subsequent statute (“TRIPRA”) is not in effect, the Mortgagor will be required to maintain terrorism insurance as required by the related Mortgage Loan Documents; provided, however, that it will not be required to spend on terrorism  insurance  coverage  more  than  two  times  the  amount  of  the  insurance premium  that  is  payable  at  such  time  in  respect  of  the  property  and  business interruption/rental loss  insurance required under the Whole Loan documents (without giving effect to the cost  of  the  terrorism,  flood,  earthquake  and  windstorm  components  of  such casualty  and  business  interruption/rental  loss  insurance),  and  if  the  cost  of terrorism insurance exceeds such amount, the Mortgagor will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31	Shops at St Tropez (Loan No. 56)

As of the origination date, the Mortgagor does not currently maintain terrorism insurance and the Mortgagor’s Comprehensive All Risk Policy does not currently contain a terrorism endorsement. The All Risk Policy expires on February 28, 2020. On such date, the Mortgagor is required to obtain terrorism insurance coverage.

32	Bellagio Hotel and Casino (Loan No. 3)

The related Whole Loan documents provide that no Restricted Pledge Party (as defined below), other than the Mortgagor or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan.  The assets of a Restricted Pledge Party may include direct or indirect equity interests in the Mortgagor. “Restricted Pledge Party” means, collectively, Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in Mortgagor up to, but not including, the first direct or indirect equity holder that has substantial assets other than its direct or indirect interest in the Mortgaged Property.

34	Bellagio Hotel and Casino (Loan No. 3)

The Mortgage Loan documents provide that the defeasance collateral must be “non-redeemable securities” but does not state that they are not permitted to be subject to prepayment, call or early redemption.

36	Bellagio Hotel and Casino (Loan No. 3)

An approximately 1 acre portion of the Mortgaged Property is ground leased by the Mortgagor under a Ground Lease. The following exceptions exist with respect to such Ground Lease:

(36)(B) The Ground Lease does not condition amendments, terminations or modifications on mortgagee consent.

(36)(C) The expiration of the Ground Lease, not including extension options, is April 27, 2033. The Ground Lease contains two successive extension options for 20 years each, provided that the Mortgagor/ground lessee provides one year prior written notice.  The Ground Lease does not provide that the

D-2-9

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

extension options are exercisable by a mortgagee.

(36)(E) The mortgagee is required to be an institutional lender or lenders such as banks, savings associations, insurance companies, pension funds or a group thereof.  The Ground Lease does not state whether or not the mortgagee can be such an entity acting as a trustee. The mortgagee is permitted to foreclose without the Ground Lessor’s consent only if the foreclosing entity either (i) is a Qualifying Leasehold Mortgagee (as defined below) or (ii) pays two fees to the ground lessor, to the extent not previously paid, namely (a) $1,000,000 as increased annually by a formula based on the CPI from the commencement of the Ground Lease (the “Restaurant Reconstruction Fee”), and (b) the cost to demolish the then existing improvements of the ground leased property, regrade and restore the ground leased property to a level building pad ready to receive new construction (the “Demolition Fee”).  In order to be a “Qualifying Leasehold Mortgagee,” the foreclosing entity is required to concurrently (i) pay any and all amounts which would at that time be due under the Ground Lease but for such foreclosure, and (ii) cure all other then existing defaults under the Ground Lease. “Qualifying Leasehold Mortgagee” means the leasehold mortgagee or a group of leasehold mortgagees if it or they then have a tangible net worth of at least $200,000,000 (as increased annually by a formula based on the CPI from the commencement of the Ground Lease) and if they concurrently cure all other then existing defaults under the Ground Lease.

Any assignment of the Ground Lease interest requires the consent of the ground lessor unless (i) it is to an affiliate of the existing ground lessee, (ii) subject to the following sentence, it is to a Qualified Tenant (as defined below) then operating the hotel on the Mortgaged Property or a Qualified Hotel Tenant (as defined below), (iii) it is to a Qualified Tenant not then operating the hotel on the Mortgaged Property, provided that the Mortgagor or such Qualified Tenant transferee concurrently pays to the ground lessor the required Restaurant Reconstruction Fee and concurrently deposits in escrow the then determined Demolition Fee, (iv) if the transferee is not a Qualified Tenant then operating the hotel, (A) the Mortgagor or such transferee concurrently pays to the ground lessor the required Restaurant Reconstruction Fee and concurrently deposits in escrow the then determined Demolition Fee, and (B) the transferor delivers to the ground lessor a written undertaking that if the transferee rejects the Ground Lease in a bankruptcy proceeding, the transferor shall waive any claim that the Ground Lease has thereby been terminated and shall remain liable for the Mortgagor’s obligations under the Ground Lease the same as if the transferee had simply breached the Ground Lease and no bankruptcy had been filed. If the transfer is to a successor Qualified Tenant, whether or not such ground lessee is then operating the hotel, the then ground lessee or such transferee shall be required to concurrently pay to ground lessor the Restaurant Reconstruction Fee and deposit in escrow the Demolition Fee.  In addition, all transfers require the transferee to assume all covenants and conditions to be performed by the ground lessee accruing from and after the date of transfer by execution of an instrument in form and substance reasonably satisfactory to ground lessor, no uncured event of default exists under the Ground Lease, and the ground lessor shall have been paid all reasonable costs and expenses

D-2-10

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

incurred by it in connection with the transfer.

“CPI” means the Consumer Price Index, All Urban Consumers All Items published by the U.S. Department of Labor, Bureau of Labor Statistics.

“Qualified Hotel Tenant” means a ground lessee unaffiliated in any way with Mirage Resorts, LLC (“Mirage”), who then owns and operates the hotel, who then has a tangible net worth equal to $200,000,000 (as such amount has increased based on a formula based on the CPI since the effective date of the Ground Lease), and for at least the five  consecutive years previous to any withdrawal of the Mirage Guarantee, has continuously had a tangible net worth equal to at least 50% of such amount.

“Qualified Tenant” means a ground lessee unaffiliated in any way with Mirage, who then has a tangible net worth equal to $200,000,000 (as such amount has increased based on a formula based on the CPI since the effective date of the Ground Lease), for at least the five consecutive years previous to any withdrawal of the Mirage Guarantee (as defined below).

“Mirage Guarantee” means a guaranty of the ground lessee’s obligations under the ground lease by Mirage Resorts, Incorporated.  On November 11, 2019, the ground lessor and ground lessee acknowledged that Mirage Resorts, Incorporated was withdrawn from the Mirage Guarantee.

(36)(G) Notices of default are effective against a mortgagee if mortgagee does not receive notice; however, the ground lessor is required to provide mortgagee simultaneously copies of all default notices.

(36)(H) Prior to the ground lessor exercising its remedies under the Ground Lease, including termination, a mortgagee shall have the right to remedy the default of the ground lessee under the Ground Lease or to cause such default to be remedied within the time period, if any, provided under the Ground Lease to the ground lessee, plus an additional ten days in the case of a monetary default or an additional 30 days in the case of a non-monetary default. A mortgagee’s cure periods under the Ground Lease are extended for any time that an automatic stay is in effect.  The mortgagee is not permitted further cure periods or sufficient time to gain possession of the interest of the lessee under the Ground Lease.  The ground lessor is not prohibited from terminating the Ground Lease in the event a mortgagee is proceeding to cure defaults to the extent that the cure periods granted under the Ground Lease have expired.

(36)(J) The Ground Lease provides that insurance proceeds (and condemnation proceeds allocable to the ground lessee’s interest, if the ground lease is not terminated due to condemnation) will be disbursed to the ground lessee; provided that if the ground lessee’s tangible net worth is less than $200,000,000 (as such amount has increased based on a formula based on the CPI since the effective date of the Ground Lease), or if the ground lessor has not theretofore been paid the Restaurant Reconstruction Fee and the Demolition Fee has not been deposited into escrow, such proceeds are required to be held by an “Insurance Trustee” on behalf of any leasehold

D-2-11

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

mortgagee, ground lessor and ground lessee. The Ground Lease does not provide a definition of the term “Insurance Trustee.”  To the extent such proceeds are paid to the Mortgagor, as Ground Lessee, they would be required to be disbursed to the Bellagio Tenant as described in the third paragraph of the exception to Representation 18.

 (36)(L) The new lease right is conditioned upon both (i) the leasehold mortgagee being a Qualifying Leasehold Mortgagee and (ii) payment by leasehold mortgagee of the Restaurant Reconstruction Fee and Demolition Fee.  In addition, upon execution of the new lease, the leasehold mortgagee is required to (i) pay any and all sums which would at the time of the execution thereof be due under the Ground Lease but for termination of the Ground Lease, (ii) cure any default then susceptible of being cured and (iii) pay all reasonable expenses, including reasonable counsel fees, court costs and other reasonable disbursements incurred by the ground lessor in connection with such defaults, termination, recovery of possession of the leased premises and the preparation, execution and delivery of such new lease. In addition, in connection with the rejection of the lease by the ground lessee, the Ground Lease provides the lender with the right to obtain a new lease only if the lender obtains the approval of the bankruptcy court having jurisdiction over the ground lessee prior to terminating the ground lease.

D-2-12

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	Park Tower at Transbay (Loan No. 11)

Facebook, the sole office tenant at the Mortgaged Property, has a right of first offer to purchase the Mortgaged Property if the landlord receives an offer to purchase the Mortgaged Property (or any portion thereof).  The sole tenant will not have any right of first offer with respect to a sale of the Mortgaged Property through a foreclosure by a trustee’s power of sale, judicially or by accepting a deed-in-lieu of foreclosure, or as a purchaser at a foreclosure sale.

The related lease also precludes the sale of the related Mortgaged Property to a “Tenant Competitor” (or affiliate thereof), which are specified as Alphabet Inc., Amazon.com, Inc., Apple Inc., Microsoft Corporation, salesforce.com, inc., Snap Inc. and Samsung Electronics (which list of competitors is subject to change by Facebook in accordance with its lease), except pursuant to an order from a bankruptcy court.

7	Powered Shell Portfolio - Sterling (Loan No. 13)

Pursuant to a ROFO Agreement between the related borrower and the sole tenant, Vadata, Inc., provided that none of the leases with Vadata, Inc. have been terminated due to an event of default, assigned to an unaffiliated third party or reduced to less than 75% of the rentable square feet occupied by Vadata, Inc., a transfer of the Mortgaged Properties (other than collateral security transfers in connection with any debt or equity financing, or transfers pursuant to a foreclosure or a deed in lieu of foreclosure) is subject to a right of first offer in favor of Vadata, Inc. If the subsequent transfer is not for at least 95% of the price of the offer to Vadata, Inc., Vadata, Inc. would be entitled to purchase the Mortgaged Properties at such lower sales price.

7	Springhill Suites - Charlotte Uptown (Loan No. 16) Springhill Suites - Ballantyne (Loan No. 23)

The franchisor, Marriott International, Inc., has a right of first refusal (the “ROFR”) to acquire the related Mortgaged Property if there is transfer of the hotel or a controlling direct or indirect interest in the related borrower to a competitor (generally, any person that owns or has an interest in a brand that is comprised of at least (i) twenty (20) full-service hotels; or (ii) fifty (50) limited-service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if the proposed transfer is to a competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has a right to purchase the hotel upon notice to the franchisee. In the related franchisor comfort letter, the franchisor agreed to subordinate its right of first refusal to the lender’s mortgage lien for so long as the lender is not a competitor or an affiliate of a competitor.

7	Marriott - Bakersfield (Loan No. 20) TownePlace Suites - Whitefish (Loan No. 48) Springhill Suites - Punta Gorda (Loan No. 51)

The franchisor, Marriott International, Inc., has a right of first refusal (the “ROFR”) to acquire the related Mortgaged Property if there is transfer of the hotel or a controlling direct or indirect interest in the related borrower to a competitor (generally, any person that owns or has an interest in a brand that is comprised of at least (i) ten (10) luxury hotels; (ii) twenty (20) full-service hotels; or (iii) fifty (50) limited-service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if the proposed transfer is to a competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has a right to purchase the hotel upon notice to the franchisee. In the related franchisor comfort letter, the franchisor agreed to subordinate its right of first refusal to the lender’s mortgage lien for so long as the lender is not a competitor or an affiliate of a competitor.

8	Park Tower at Transbay	See exception to Representation 7.

D-2-13

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(Loan No. 11)

Powered Shell Portfolio - Sterling
(Loan No. 13)

Springhill Suites - Charlotte Uptown
(Loan No. 16)

Marriott - Bakersfield
(Loan No. 20)

Springhill Suites - Ballantyne
(Loan No. 23)

TownePlace Suites – Whitefish
(Loan No. 48)

Springhill Suites - Punta Gorda
(Loan No. 51)

8	Jackson Park (Loan No. 5)

The related Mortgaged Property benefits from a 15-year, 421-a tax exemption through 2034, during which all residential units are subject to New York City rent stabilization guidelines which currently limits annual rental increases to 1.5% and 2.5% for one- and two-year leases, respectively. Taxes are fully abated for the first 10 years post-construction (through June 2029), then phased in 20% each year for the next five years.

15	Sacramento Office Portfolio (Loan No. 31)

One of the sponsors of the related borrowers and one of the two non-recourse carveout guarantors, Neil Kadisha, was the subject of an approximately $100,000,000 civil judgment in 2006 (Dafna Uzyel, et al. v. Neil Kadisha) in connection with, among other things, a breach of fiduciary duties of trust and loyalty as a trustee. The 2006 judgment included an award of $5,000,000 in punitive damages for, among other things, misappropriation of trust assets and his concealment of certain actions. The judgment was paid in full in 2011.

18	All Bank of America Mortgage Loans (Loan Nos. 5, 9, 11, 12, 13, 16, 20, 21, 23, 24, 28, 31, 35, 36, 37, 43, 44, 48, 49, 51, 52, 59 and 61)	All exceptions to Representation 31 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 18.
18	Jackson Park (Loan No. 5)

With respect to multi-layered policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (A) if four (4) or fewer insurance companies issue the insurance policies in the first layer of coverage, then at least 75% of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings by Moody’s and Fitch to the extent each such Rating Agency rates the insurance company and is rating the securities secured by the related Mortgage Loan), with no carrier below “BBB” or (B) if five (5) or more insurance companies issue the Policies in the first layer of coverage, then at least 60% of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings by Moody’s and Fitch to the extent each such

D-2-14

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Rating Agency rates the insurance company and is rating the securities secured by the related Mortgage Loan), with no carrier below “BBB”.
18	Park Tower at Transbay (Loan No. 11) Proguard Self Storage - Houston (Loan No. 44) Guardian Self Storage – Longmont (Loan No. 52)

With respect to multi-layered policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (A) if four (4) or fewer insurance companies issue the insurance policies in the first layer of coverage, then at least 75%  of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings for Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the securities secured by the related Mortgage Loan), with no carrier below “BBB” or (B) if five (5) or more insurance companies issue the insurance policies in the first layer of coverage, then at least 60% of the insured amount must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings for Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the securities secured by the related Mortgage Loan), with no carrier below “BBB”.

18	560 Mission Street (Loan No. 12)

With respect to multi-layered policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (A) if four (4) or less insurance companies issue the insurance policies, then at least 75% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s to the extent Moody’s rates the securities secured by the related Mortgage Loan and rates the insurance companies, with no carrier below “BBB” and “Baa2” or better by Moody’s to the extent Moody’s rates the securities secured by the related Mortgage Loan and rates the insurance companies or (B) if five (5) or more insurance companies issue the insurance policies, then at least 60% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s to the extent Moody’s rates the securities secured by the related Mortgage Loan and rates the insurance companies, with no carrier below “BBB” and “Baa2” or better by Moody’s to the extent Moody’s rates the securities secured by the related Mortgage Loan and rates the insurance companies, and (2) a rating of “A:VIII” or better in the current AM Best insurance reports (provided that, notwithstanding the foregoing, the Mortgagor will be permitted to maintain a portion of the coverage required hereunder with insurance companies which do not meet the foregoing requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (1) the Mortgagor must replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth hereinabove and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor must replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements of the related Mortgage Loan documents).

18	Powered Shell Portfolio – Sterling (Loan No. 13)

With respect to multi-layered policies, the related Mortgage Loan documents permit coverage through a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of

D-2-15

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the primary layers of coverage are from insurers rated at least “A” by S&P, “A” or better by Fitch, to the extent Fitch rates the securities secured by the related Mortgage Loan and rates the applicable carrier, and “A2” by Moody’s or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best), and all remaining insurers must have ratings of not less than “BBB+” by S&P, “BBB+” or better by Fitch, to the extent Fitch rates the securities secured by the related Mortgage Loan and rates the applicable carrier, and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best). The related Mortgage Loan documents permit coverage through Safety Specialty Insurance Company, rated “A+ XV” with AM Best, provided that (1) the rating of Safety Specialty Insurance Company is not withdrawn or downgraded and (2) at renewal of the current policy term, the Mortgagor must replace Safety Specialty Insurance Company with an insurance company meeting the rating requirements set forth in the related Mortgage Loan documents.

18	Upper Manhattan & Astoria Portfolio (Loan No. 36)

The related Mortgage Loan documents permit coverage through Clear Blue Insurance Company, which is rated “A-/VIII” by AM Best; provided, however, at the expiration date of current policy term in effect as of the date hereof, the coverage must be replaced and the insurance policies must be issued by financially sound and responsible insurance companies authorized and admitted to do business in the applicable state and having a financial strength rating of at least “A” and a financial size category of at least “VIII” from Alfred M. Best Company, Inc. or a claims paying ability and financial strength rating of at least “A-” or better by S&P (and the equivalent ratings for Moody’s, Fitch and DBRS to the extent each such Rating Agency rates the insurance company and is rating the securities secured by the related Mortgage Loan).

18	Springhill Suites - Charlotte Uptown (Loan No. 16)

The related Mortgagor’s obligation to provide insurance under the Mortgage Loan documents may be satisfied by the related condominium association maintaining insurance at such Mortgaged Property.  The related condominium association maintains insurance with respect to the common elements at such Mortgaged Property and would hold and disburse any casualty and condemnation proceeds with respect to the common elements.  However, the related Mortgagor is required to maintain, or cause to be maintained, insurance coverage in accordance with the Mortgage Loan documents. The condominium owners have not agreed that the related Mortgage Loan documents override the condominium documents, however, the related Mortgage Loan documents (A) require the Mortgagor to, or cause the condominium or condominium board to, promptly commence and diligently prosecute, the restoration of the Mortgaged Property affected by a casualty and (B) unless the resulting proceeds that that the Mortgagor is entitled to receive are sufficient to repay the related Mortgage Loan in full, prohibit the Mortgagor from voting not to repair, restore or rebuild the related improvements, including, without limitation the condominium common elements.

18	56 Hialeah Apartments (Loan No. 59)

The condominium association maintains insurance with respect to the common elements at such Mortgaged Property.  However, the related Mortgagee is required to maintain insurance coverage in accordance with the Mortgage Loan

D-2-16

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
documents.
18	Southern CVS Portfolio (Loan No. 37)

The related borrowers’ obligation to provide insurance under the Mortgage Loan documents may be satisfied by the sole tenant at each Mortgaged Property, CVS, providing the insurance required under its lease, so long as such insurance coverage meets the requirements set forth in the Mortgage Loan documents.

18	Jackson Park (Loan No. 5)

The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is 7.50% of the original principal balance of the related Mortgage Loan.

18	Park Tower at Transbay (Loan No. 11)

The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to $20,000,000.

18	Powered Shell Portfolio – Sterling (Loan No. 13)

The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is 10% of the original allocated loan amount of the affected Mortgaged Property.

18	Midland Self Storage & Portland Business Park Portfolio (Loan No. 28) Upper Manhattan & Astoria Portfolio (Loan No. 36)

The threshold for lender having the right to hold and disburse insurance proceeds is based on 5% of the allocated loan amount of the applicable individual property rather than 5% of the outstanding principal amount.

18	Sacramento Office Portfolio (Loan No. 31)

The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to $2,470,000.

28	All Bank of America Mortgage Loans (Loan Nos. 5, 9, 11, 12, 13, 16, 20, 21, 23, 24, 28, 31, 35, 36, 37, 43, 44, 48, 49, 51, 52, 59 and 61)

The related loan documents do not use the exact phrase “intentional material physical waste” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.

28	Jackson Park (Loan No. 5) Park Tower at Transbay (Loan No. 11)

There is no separate guarantor of recourse obligations.  The full recourse and losses carveouts in the related Mortgage Loan documents are recourse only to the borrower and the borrower is the only indemnitor under the environmental indemnity agreement.

28	Parklawn Building (Loan No. 9)	There is a separate carveout guarantor, however, it does not have any other asset besides its ownership interest in the borrower.
28	560 Mission Street (Loan No. 12)	There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan.
28	Powered Shell Portfolio - Sterling (Loan No. 13)

The related non-recourse carveout guarantor’s liability under the bankruptcy-related carveouts is limited to 20% of the then-current outstanding principal balance of the Mortgage Loan.  In addition, (A) the related guarantor has no liability for losses

D-2-17

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
provided the environmental insurance policy is in place and (B) the lender must pursue recovery under the environmental insurance policy before bringing claim against environmental indemnitors.
28	Piper Townhomes (Loan No. 43)

The related loss recourse carveout with respect to the related Mortgagor’s fraud or intentional material misrepresentation is limited to “false or intentionally misleading” representation or warranties of the such Mortgagor.

29	Parklawn Building (Loan No. 9)

The release amount upon a partial defeasance is equal to (1) $2,400,000.00, which is 100% of the allocated loan amount, if the transfer is made to an unaffiliated third-party or (2) an amount equal to the greater of (A) $2,400,000.00 or (B) 100% of the net sales proceeds received by borrower in connection with such release if the transfer is made to an affiliate of the borrower.

30	Parklawn Building (Loan No. 9)	The borrower is not required to deliver annual operating statements, but is required to deliver annual financial statements.
31	Jackson Park (Loan No. 5)

If TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of casualty and business interruption/rental loss insurance required under the Mortgage loan documents (without giving effect to the cost of terrorism and earthquake components of such insurance) and if the cost of terrorism insurance exceeds such amount, Mortgagor will be obligated to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31	Park Tower at Transbay (Loan No. 11)

If TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage loan documents (without giving effect to the cost of terrorism and earthquake components of such insurance at the time terrorism coverage is excluded from any insurance policy) (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

31	560 Mission Street (Loan No. 12)

If TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the casualty, commercial general liability insurance, rental loss and/or business income interruption and umbrella liability insurance (excluding terrorism components of such casualty and business interruption/rental loss insurance) (provided that if the insurance premiums payable with respect to such terrorism coverage exceeds such cap, the lender may, at its option (1) purchase a stand-alone terrorism insurance policy, with such Mortgagor paying such portion of the insurance premiums with respect thereto equal to the such cap or (2) modify the deductible amounts, rating requirements for the insurers, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism insurance policy to such cap).

D-2-18

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
31	Powered Shell Portfolio – Sterling (Loan No. 13)

If TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage loan documents (without giving effect to the cost of terrorism, flood, wind and earthquake components of such casualty and business interruption/rental loss insurance) (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

31	Sacramento Office Portfolio (Loan No. 31) Southern CVS Portfolio (Loan No. 37) TownePlace Suites - Whitefish (Loan No. 48)

The related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the annual insurance premium payable for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

31	Proguard Self Storage - Houston (Loan No. 44)

If TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage loan documents (without giving effect to the cost of terrorism, flood, and earthquake and windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy) (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

31	Campus Walk Chico Apartments (Loan No. 35) Mr. Stor All Self Storage – Sonora (Loan No. 49) Guardian Self Storage – Longmont (Loan No. 52) Shield Self Storage - North Las Vegas (Loan No. 61)

If TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property, business interruption/loss of rents and liability insurance required under the Mortgage loan documents (without giving effect to the cost of terrorism, flood, and earthquake and windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy) (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

32	560 Mission Street (Loan No. 12)	The Mortgage Loan documents for the related Mortgage Loan provide that no rating agency fees will be incurred in connection with permitted equity transfers.
33	Jackson Park (Loan No. 5) Park Tower at Transbay (Loan No. 11) 560 Mission Street

Each related borrower is a recycled single-purpose entity, however, the related borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.

D-2-19

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(Loan No. 12)

Powered Shell Portfolio – Sterling
(Loan No. 13)

Springhill Suites - Charlotte Uptown
(Loan No. 16)

Marriott – Bakersfield
(Loan No. 20)

Anza Hotel
(Loan No. 24)

Springhill Suites – Ballantyne
(Loan No. 23)

Midland Self Storage & Portland Business Park Portfolio
(Loan No. 28)

Sacramento Office Portfolio
(Loan No. 31)

Proguard Self Storage – Houston
(Loan No. 44)

Mr. Stor All Self Storage  - Sonora
(Loan No. 49)

Springhill Suites – Punta Gorda
(Loan No. 51)

Guardian Self Storage – Longmont
(Loan No. 52)

56 Hialeah Apartments
(Loan No. 59)

Shield Self Storage - North Las Vegas
(Loan No. 61)

34	Parklawn Building (Loan No. 9)

The release amount upon a partial defeasance is equal to (1) $2,400,000.00, which is 100% of the allocated loan amount, if the transfer is made to an unaffiliated third-party or (2) an amount equal to the greater of (A) $2,400,000.00 or (B) 100% of the net sales proceeds received by borrower in connection with such release if the transfer is made to an affiliate of the borrower.

D-2-20

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	55 Hudson Yards (Loan No. 1)

The mortgaged property is subject and subordinate to certain PILOT Mortgages in the aggregate principal amount of $501,000,000. The borrower leased the mortgaged property to the New York City Industrial Development Agency (the “Agency”) (the “Company Lease”), and the Agency subleased the mortgaged property back to the borrower (the “Agency Lease”) (the Company Lease and Agency Lease, collectively the “IDA Leases”). This structure results in a mortgage recording tax exemption and real property tax abatements. The borrower paid $34,860,000 at loan origination in lieu of mortgage recording taxes imposed by the City of New York and State of New York. The borrower pays installment payments in lieu of real estate taxes as the rent under the Agency Lease (the “PILOT Payments”). To assure that the PILOT Payments achieve the same priority as real estate tax payments, the borrower (with the Agency as holder of the leasehold under the Company Lease) provided mortgages in favor of the Hudson Yards Infrastructure Corporation, a not-for-profit local development corporation (“HYIC”) to secure the PILOT Payments (collectively, the “PILOT Mortgages”). The HYIC has issued revenue bonds, and the PILOT Payments are used to repay the bondholders. The term of the IDA Leases runs to June 30, 2044, with conditional provision for extensions thereafter. The PILOT Mortgages are superior to the mortgage lien (and the assignment of leases set forth in the related mortgage) in the same way that a lien for real estate taxes would be superior. The lender has obtained various customary lender protections from the Agency related to leasing operations and the enforcement of Agency remedies in the event of non-payment of PILOT payments.

8	55 Hudson Yards (Loan No. 1)	See exception to Representation 7.
8	Kings Plaza (Loan No. 6)

A portion of the mortgaged property (primarily an access road) is a former brownfields site. The Phase I environmental site assessment identified a controlled recognized environmental condition and an historic recognized environmental condition related to groundwater contamination from its prior use as a plastics facility and leaking USTs located on that portion of the property. Identified contaminants affecting the mortgaged property include volatile organic compounds and chlorinated VOCs including tetrachloroethylene. The mortgaged property was enrolled in the Voluntary Clean-Up Program in 2001 and transferred to the Brownfields Clean Up Program on January 22, 2018. Following remediation, a Certificate of Completion was issued on December 28, 2018, subject to affected portions of the mortgaged property’s being limited to commercial uses.

8	Carson Town Center (Loan No. 19)

Phase I environmental site assessment identified recognized environmental conditions related to portions of the mortgaged property’s being used in connection with historic oil refinery and landfill operations. The identified contaminants affect the property involatile organic compounds, metals and methane. The current responsible party is Eni Oil and Gas, Inc. (NYSE: E; S&P “A-”; Moody’s “Baa1”; Fitch “A-”), which acquired the original responsible party (LASMO Oil and Gas). The CA Department of Toxic Substances Control (“DTSC”), CA Los Angeles Regional Water Quality Control Board, and Los Angeles County Health Department have regulatory oversight responsibility. In July 1995, an “Agreement to Restrict Use of Property” was filed regarding the mortgaged property that

D-2-21

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

prohibited future residential, school, daycare and medical land use, and obligated owners from granting property access to DTSC for monitoring and remedial actions. Based on responsible party information, the Phase I consultant concluded that no further action was necessary other than compliance with ongoing monitoring and land use restrictions. The loan documents include borrower covenants to that effect.

8	Fairfield Inn & Suites Ft Lauderdale (Loan No. 25)

Marriott International, Inc., as franchisor, has a conditional Right of First Refusal (“ROFR”) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 20 full service hotels or 50 limited service hotels).  ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

8	Fairfield Inn & Suites Pembroke Pines (Loan No. 26)

Marriott International, Inc., as franchisor, has a conditional Right of First Refusal (“ROFR”) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 20 full service hotels or 50 limited service hotels).  ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

10	55 Hudson Yards (Loan No. 1)	See exception to Representation 7.
15	55 Hudson Yards (Loan No. 1)

The borrower and Milbank LLP (the second largest tenant) have a pending dispute concerning damages related to landlord delays in delivering the tenant’s leased premises. The tenant is currently fully occupying its space, and its rent commencement date was April 1, 2019.  The loan documents required an upfront reserve of $11,000,000, which is based on the upper range estimate of settlement outcomes that the parties had discussed at the time of loan origination.

15	Carson Town Center (Loan No. 19)

The guarantor, Shaoul Levy, is named a defendant in a civil action (James F. Horn Trust v. Levy) filed in 2014 by a co-owner with the defendant of five commercial real estate properties that have been managed by the defendant, alleging

D-2-22

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

that the defendant borrowed funds without authorization and seeking damages and a constructive trust over certain of the defendant’s assets. The defendant’s position is that the loans were authorized in connection with negotiations for a sale of the defendant’s ownership interest, and it has filed a cross-complaint seeking a return of that interest. In the event of an adverse judgment against the defendant, the equity in interests co-owned with the plaintiff would be available to satisfy any judgment. Settlement discussions between the parties are ongoing.

18	1633 Broadway (Loan No. 2)

The mortgaged property is security for various pari passu notes aggregating $1,250,000,000. The loan documents permit a property insurance deductible up to $250,000. The in-place property insurance deductible is $25,000.

18	Kings Plaza (Loan No. 6)

The mortgaged property is security for various senior pari passu notes aggregating $487,000,000. (i) Property Insurance Deductible. The loan documents permit a property insurance deductible up to $500,000 (and in no event more than 5% of the total insurable value).  The in-place property insurance deductible is $50,000. (ii) Insurer Ratings/Multi-Layered Blanket Policies. The loan documents require that insurers must have (A) “A” by S&P and “A2” by Moody’s  or better rating (if Moody’s rates securities and rates the insurer) and “A” by Fitch  (if Fitch rates securities and rates the insurer); however, for multi-layered blanket policies, insurers with “BBB” by S&P and “Baa2” by Moody’s or better rating (if Moody’s rates securities and rates the insurer) may provide up to 20% of such coverage; provided that 100% of primary layer must have carriers rated “A” by S&P (and the Moody’s/ Fitch equivalents to extent such rating agencies are rating the securities and rating the applicable insurers) and (B) AM Best rating of “A-:VIII” or better. However, Homeland Insurance Company of New York (rated Best’s “A+:XV” at loan origination) is approved provided that its rating is not withdrawn or downgraded and that it is replaced at renewal of the current policy term with an insurance company meeting the specified requirements.

18	Hilton Denver Dual Brand Hotel (Loan No. 10)	The loan documents permit a property insurance deductible up to $100,000. The in-place property insurance deductible is $25,000.
19	Kings Plaza (Loan No. 6)

Portions of the mortgaged property are included within tax lots owned by non-borrower parties, including (i) an area included within the adjacent Macy’s parcel; and (ii) a portion of the marina/parking garage leasehold leased from the City of New York. With respect to the shared tax lot with the Macy’s parcel, pursuant to the Construction, Operation and Reciprocal Easement Agreement with Macy’s, the borrower is required to pay taxes with respect to the entire tax lot and receive reimbursement from Macy’s for its share of tax payments. The loan documents include the borrower’s affirmative covenant to cooperate with lender (including the irrevocable appointment of lender as limited attorney-in-fact for such purpose) in effecting a tax lot split of the parcel shared with Macy’s in connection with lender’s enforcement of remedies thereunder. With respect to the shared tax parcel on the marina/parking garage leasehold, the affected area is an insubstantial portion of such leasehold and shared with the municipality (which is exempt from taxes), was not deemed material.

D-2-23

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	All Wells Fargo Bank Mortgage Loans (Loan Nos. 1, 2, 6, 10, 19, 22, 25, 26, 27, 29, 30, 33 and 40)

With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower,  related to the borrower’s inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.

28	55 Hudson Yards (Loan No. 1)	The loan is fully recourse to the SPE borrower. The loan documents do not require a separate guarantor.
28	1633 Broadway (Loan No. 2)

Only the SPE borrower is liable for the related losses carve-out and springing recourse events; however, with respect to transfers of the mortgaged property or controlling equity interests in the borrower that violate the loan documents, the loan documents provide for a losses carve-out (not springing recourse). The loan documents do not require a separate guarantor.

31	All Wells Fargo Bank Mortgage Loans (Loan Nos. 1, 2, 6, 10, 19, 22, 25, 26, 27, 29, 30, 33 and 40)

To the extent exceptions have been taken to Representation 18 for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to this Representation 31.

31	55 Hudson Yards (Loan No. 1)

The loan documents provide that required terrorism insurance may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (i) TRIPRA shall be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies  in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required;  (iii) covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer shall be reinsured with a cut-through endorsement by an insurance company rated S&P “A”/ Moody’s “A2” or better; (iv) all reinsurance agreements between the captive insurer and other reinsurance providers shall be reasonably acceptable to lender; and (v) such captive insurer shall be licensed in the State of New York or other jurisdiction to the extent reasonably approved by lender and qualified to issue the terrorism policy in accordance with applicable legal requirements; and (vi) the related policy will not contain a provision that terrorism coverage will expire or be excluded or limited in the event TRIPRA expires or is no longer in effect, so long as an insurance policy that does not contain such a provision is commercially available. In-place terrorism insurance is provided by a rated insurer.

36	Kings Plaza	The mortgaged property is comprised of the fee interest in an 811,797 square foot retail mall (excluding a Macy’s outparcel of 339,0000 square foot) and parking garage, a leasehold interest

D-2-24

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(Loan No. 6)

in the parking garage ingress/egress and an adjacent marina, and various other ancillary leasehold interests for building overhangs, and certain economic and other rights related to an ancillary power plant.  The latest expiration of the parking garage ingress/egress and marina ground lease is May 28, 2067 (loan matures on January 1, 2030).  The mortgage loan seller does not view the various leasehold interests as being material to the mortgaged property’s use, operation or value, or to loan underwriting.  Variations: (A) – (L). The related ground leases are not assumed to contain the lender protection provisions contemplated by the related ground lease representations.

D-2-25

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9

440 East 79th Street Owners Corp.
(Loan No. 38)

Crest Manor Housing Corporation
(Loan No. 42)

Cameo House Owners, Inc.
(Loan No. 45)

Berkley Owners Corp.
(Loan No. 47)

Chateau Villa Corp.
(Loan No. 53)

1100 Concourse Tenants Corp.
(Loan No. 58)

Hillcrest Point Apartments Owners, Corp.
(Loan No. 60)

270 North Broadway Tenants Corp.
(Loan No. 65)

Bronxville Gardens Co-Operative Apartments Corp.
(Loan No. 66)

Picasso Way Owners, Inc. (Loan No. 69)

555 Owners Corp.
(Loan No. 70)

120 W. 70 Owners Corp.
(Loan No. 71)

2 Grove Street Apartment Corporation
(Loan No. 72)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

9	Rocky Point Owners, Inc. (Loan No. 46)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $400,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

9	245 West 104th Street Housing Corporation (Loan No. 57)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

9	52 Warren Street Owners Inc. (Loan No. 67) 79 Barrow Street Owners Corp.

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

D-2-26

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(Loan No. 74) 340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp. (Loan No. 75)
9	The Casino Mansions Company (Loan No. 68)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

9	Littlepark House Corp. (Loan No. 73)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

18	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 38, 41, 42, 45, 46, 47, 53, 57, 58, 60, 63, 65, 66, 67, 68, 69, 70, 71, 72, 73, 74, 75, 76 and 77)

The Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program.

28	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 38, 41, 42, 45, 46, 47, 53, 57, 58, 60, 63, 65, 66, 67, 68, 69, 70, 71, 72, 73, 74, 75, 76 and 77)

All of the Mortgage Loans secured by residential cooperative properties are fully recourse to the related Mortgagors.  There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties.

30	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 38, 41, 42, 45, 46, 47, 53, 57, 58, 60, 63, 65, 66, 67, 68, 69, 70, 71, 72, 73, 74, 75, 76 and 77)

The Mortgage Loans secured by residential cooperative properties do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements or quarterly rent rolls.

31	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 38, 41, 42, 45, 46, 47, 53, 57, 58, 60, 63, 65, 66, 67, 68, 69, 70, 71, 72, 73, 74, 75, 76 and 77)

The related Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

D-2-27

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
32	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 38, 41, 42, 45, 46, 47, 53, 57, 58, 60, 63, 65, 66, 67, 68, 69, 70, 71, 72, 73, 74, 75, 76 and 77)

All of the Mortgage Loans secured by residential cooperative properties permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.

33	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 38, 41, 42, 45, 46, 47, 53, 57, 58, 60, 63, 65, 66, 67, 68, 69, 70, 71, 72, 73, 74, 75, 76 and 77)	The Mortgagors under the Mortgage Loans secured by residential cooperative properties are not Single-Purpose Entities.
45

1100 Concourse Tenants Corp.
(Loan No. 58)

245 West 104th Street Housing Corporation
(Loan No. 57)

440 East 79th Street Owners Corp.
(Loan No. 38)

Picasso Way Owners, Inc.
(Loan No. 69)

Berkley Owners Corp.
(Loan No. 47)

310/312 East 23rd Apartment Corp.
(Loan No. 41)

Hillcrest Point Apartments Owners, Corp.
(Loan No. 60)

340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp.
(Loan No. 75)

Bronxville Gardens Co-Operative Apartments Corp.
( Loan No. 66)

6035 Broadway Owners Corp.
(Loan No. 76)

The appraisals for the referenced Mortgaged Properties are not signed by an appraiser that is a Member of the Appraisal Institute.
45	32 Downing Owners Corp. (Loan No. 77) 340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp.	The appraisals for the referenced Mortgaged Properties are dated more than 6 months prior to the origination date of the Mortgage Loan.

D-2-28

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(Loan No. 75)
45	340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp. (Loan No. 75)	The appraisal for the referenced Mortgaged Property is dated more than 12 months prior to the Cut-off Date.
47

440 East 79th Street Owners Corp.
(Loan No. 38)

Crest Manor Housing Corporation
(Loan No. 42)

Cameo House Owners, Inc. (Loan No. 45)

Berkley Owners Corp.
(Loan No. 47)

Chateau Villa Corp.
(Loan No. 53)

1100 Concourse Tenants Corp.
(Loan No. 58)

Hillcrest Point Apartments Owners, Corp.
(Loan No. 60)

270 North Broadway Tenants Corp.
(Loan No. 65)

Bronxville Gardens Co-Operative Apartments Corp.
( Loan No. 66)

Picasso Way Owners, Inc.
(Loan No. 69)

555 Owners Corp.
(Loan No. 70)

120 W. 70 Owners Corp.
(Loan No. 71)

2 Grove Street Apartment Corporation
(Loan No. 72)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

47	Rocky Point Owners, Inc. (Loan No. 46)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $400,000.00 that is cross-defaulted with the referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

D-2-29

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
47	245 West 104th Street Housing Corporation (Loan No. 57)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00 that is cross-defaulted with the referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

47	52 Warren Street Owners Inc. (Loan No. 67) 79 Barrow Street Owners Corp. (Loan No. 74) 340 E. 83rd St. Apartment Corp. a/k/a 340 East 83rd Street Apartment Corp. (Loan No. 75)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00 that is cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

47	The Casino Mansions Company (Loan No. 68)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00 that is cross-defaulted with the referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

47	Littlepark House Corp. (Loan No. 73)

The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00 that is cross-defaulted with the referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

D-2-30

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
March 2020	22,612,000.00
April 2020	22,612,000.00
May 2020	22,612,000.00
June 2020	22,612,000.00
July 2020	22,612,000.00
August 2020	22,612,000.00
September 2020	22,612,000.00
October 2020	22,612,000.00
November 2020	22,612,000.00
December 2020	22,612,000.00
January 2021	22,612,000.00
February 2021	22,612,000.00
March 2021	22,612,000.00
April 2021	22,612,000.00
May 2021	22,612,000.00
June 2021	22,612,000.00
July 2021	22,612,000.00
August 2021	22,612,000.00
September 2021	22,612,000.00
October 2021	22,612,000.00
November 2021	22,612,000.00
December 2021	22,612,000.00
January 2022	22,612,000.00
February 2022	22,612,000.00
March 2022	22,612,000.00
April 2022	22,612,000.00
May 2022	22,612,000.00
June 2022	22,612,000.00
July 2022	22,612,000.00
August 2022	22,612,000.00
September 2022	22,612,000.00
October 2022	22,612,000.00
November 2022	22,612,000.00
December 2022	22,612,000.00
January 2023	22,612,000.00
February 2023	22,612,000.00
March 2023	22,612,000.00
April 2023	22,612,000.00
May 2023	22,612,000.00
June 2023	22,612,000.00
July 2023	22,612,000.00
August 2023	22,612,000.00
September 2023	22,612,000.00
October 2023	22,612,000.00
November 2023	22,612,000.00
December 2023	22,612,000.00
January 2024	22,612,000.00
February 2024	22,612,000.00
March 2024	22,612,000.00
April 2024	22,612,000.00
May 2024	22,612,000.00
June 2024	22,612,000.00
July 2024	22,612,000.00
August 2024	22,612,000.00
September 2024	22,612,000.00
October 2024	22,612,000.00
November 2024	22,612,000.00
December 2024	22,612,000.00
Distribution Date	Class A-SB Planned Principal Balance ($)
January 2025	22,611,494.01
February 2025	22,229,279.66
March 2025	21,777,562.95
April 2025	21,392,749.67
May 2025	20,984,051.71
June 2025	20,596,767.23
July 2025	20,185,670.30
August 2025	19,795,899.35
September 2025	19,404,914.96
October 2025	18,990,226.24
November 2025	18,596,732.51
December 2025	18,179,607.80
January 2026	17,783,589.25
February 2026	17,386,337.66
March 2026	16,920,996.35
April 2026	16,521,055.97
May 2026	16,097,672.98
June 2026	15,695,167.91
July 2026	15,269,295.19
August 2026	14,864,209.60
September 2026	14,457,862.53
October 2026	14,028,260.08
November 2026	13,619,308.74
December 2026	13,187,678.12
January 2027	12,775,893.11
February 2027	12,381,015.97
March 2027	11,922,659.11
April 2027	11,525,134.56
May 2027	11,105,711.57
June 2027	10,705,653.83
July 2027	10,283,771.71
August 2027	9,881,165.20
September 2027	9,477,310.64
October 2027	9,051,742.71
November 2027	8,645,316.03
December 2027	8,217,251.17
January 2028	7,808,236.53
February 2028	7,397,953.85
March 2028	6,945,892.31
April 2028	6,532,934.26
May 2028	6,098,529.00
June 2028	5,682,942.82
July 2028	5,245,986.26
August 2028	4,827,755.78
September 2028	4,408,228.47
October 2028	3,967,446.02
November 2028	3,545,250.16
December 2028	3,101,877.18
January 2029	2,676,996.35
February 2029	2,250,797.95
March 2029	1,764,062.59
April 2029	1,335,030.42
May 2029	885,020.97
June 2029	453,261.75
July 2029	604.98
August 2029 and thereafter	0.00

E-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus.  You must not rely on any unauthorized information or representations.  This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	26
Risk Factors	64
Description of the Mortgage Pool	168
Transaction Parties	294
Credit Risk Retention	367
Description of the Certificates	370
Description of the Mortgage Loan Purchase Agreements	414
Pooling and Servicing Agreement	425
Certain Legal Aspects of Mortgage Loans	555
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	573
Pending Legal Proceedings Involving Transaction Parties	576
Use of Proceeds	576
Yield and Maturity Considerations	577
Material Federal Income Tax Considerations	589
Certain State and Local Tax Considerations	603
Method of Distribution (Conflicts of Interest)	604
Incorporation of Certain Information by Reference	607
Where You Can Find More Information	607
Financial Information	607
Certain ERISA Considerations	608
Legal Investment	612
Legal Matters	613
Ratings	614
Index of Defined Terms	617

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions.  In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$1,401,183,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.
Depositor

BANK 2020-BNK25
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2020-BNK25

Class A-1	$15,250,000
Class A-2	$8,461,000
Class A-3	$61,183,000
Class A-SB	$22,612,000
Class A-4	$100,000,000
– 480,000,000
Class A-5	$499,284,000
– 879,284,000
Class X-A	$1,086,790,000
Class X-B	$314,393,000
Class A-S	$194,070,000
Class B	$62,102,000
Class C	$58,221,000

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

BofA Securities
Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc.

Co-Manager

Drexel Hamilton

Co-Manager

January [_], 2020